Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-175842

INFORMATION STATEMENT/PROSPECTUS

ANGELES INCOME PROPERTIES, LTD. 6

Angeles Income Properties, Ltd. 6, or AIP, has entered into an amended and restated agreement and plan of merger, or merger agreement, with AIMCO Properties, L.P., or Aimco OP, and two wholly-owned subsidiaries of Aimco OP. Under the merger agreement:

(i) First, AIP will be merged with and into Angeles Income Properties 6, LP, a Delaware limited partnership, or New AIP, with New AIP as the surviving entity. New AIP was formed for the purpose of effecting this merger and does not have any assets or operations. In the first merger, each unit of limited partnership interest in AIP, or AIP Unit, will be converted into an identical unit of limited partnership interest in New AIP, also referred to herein as an AIP Unit, and the general partnership interest in AIP now held by AIP’s general partner will be converted into a general partnership interest in New AIP. All interests in New AIP outstanding immediately prior to the merger will be cancelled in the first merger; and

(ii) Second, Aimco OP’s subsidiary, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company, or the Aimco Subsidiary, will be merged with and into New AIP, with New AIP as the surviving entity. Aimco Subsidiary was formed for the purpose of effecting this merger and does not have any assets or operations. In the second merger, each AIP Unit will be converted into the right to receive, at the election of the holder of such unit, either:

•	$268.04 in cash, or

•	$268.04 in partnership common units of Aimco OP, or OP Units.

The merger consideration of $268.04 per AIP Unit was based on an independent third party appraisal of AIP’s property by KTR Real Estate Advisors LLC, or KTR, an independent valuation firm.

The number of OP Units offered for each AIP Unit in the second merger will be calculated by dividing $268.04 by the average closing price of common stock of Apartment Investment and Management Company, or Aimco, as reported on the New York Stock Exchange, or the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger. For example, as of November 10, 2011, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $23.79, which would have resulted in 11.27 OP Units offered for each AIP Unit. However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will not be entitled to elect OP Units, and will receive cash.

The OP Units are not listed on any securities exchange nor do they trade in an active secondary market. However, after a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.”

In the second merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into limited partnership interests in New AIP. As a result, after the second merger, Aimco OP will be the sole limited partner of New AIP.

Within ten days after the effective time of the second merger, Aimco OP will prepare and mail to former holders of AIP Units an election form pursuant to which former holders of AIP Units can elect to receive cash or OP Units. Former holders of AIP Units may elect the form of consideration they wish to receive by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a former holder of AIP Units before 5:00 p.m., New York time, on the 30th day after the mailing of the election form, such former holder will be deemed to have elected to receive cash. Former holders of AIP Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their AIP Units, determined through an arbitration proceeding.

AIP’s general partner, Angeles Realty Corporation II, or the General Partner, has determined that the merger transactions are advisable, fair to, and in the best interests of AIP and its limited partners and has approved the merger transactions. As of November 18, 2011, there were 47,311 issued and outstanding AIP Units, and Aimco OP and its affiliates owned 27,739 of those units, or approximately 58.63% of the number of units outstanding. The General Partner’s affiliates have indicated that they will vote all of their AIP Units in favor of the merger transactions, enabling them to approve the merger transactions without the consent or approval of any unaffiliated limited partners.

Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger transactions on or about January 23, 2012. As a result, approval of the merger transactions is assured, and your consent to the merger transactions is not required.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement/prospectus contains information about the merger agreement and the transactions contemplated thereby and the securities offered hereby, and the reasons that the General Partner has decided that the merger transactions are in the best interests of AIP and its limited partners. The General Partner has conflicts of interest with respect to the transactions that are described in greater detail herein. Please read this information statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 19. It provides you with detailed information about the merger agreement and the transactions contemplated thereby and the securities offered hereby. The merger agreement is attached to this information statement/prospectus as Annex A.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transactions described herein, determined if this information statement/prospectus is truthful or complete, approved or disapproved of the transactions, passed upon the merits or fairness of the transactions or passed upon the adequacy or accuracy of the disclosure in this information statement/prospectus. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated, November 21, 2011, and is first being mailed to limited partners on or about November 23, 2011.

WE ARE CURRENTLY SEEKING QUALIFICATION TO ALLOW ALL HOLDERS OF AIP UNITS THE ABILITY TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER TRANSACTIONS DESCRIBED HEREIN. HOWEVER, AT THE PRESENT TIME, IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE NOT PERMITTED TO ELECT TO RECEIVE OP UNITS IN CONNECTION WITH THE MERGER TRANSACTIONS DESCRIBED HEREIN:

CALIFORNIA
MASSACHUSETTS

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about Aimco from documents that it has filed with the Securities and Exchange Commission, or the SEC, but that have not been included in or delivered with this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 94 of this information statement/prospectus.

Aimco will provide you with copies of such documents relating to Aimco (excluding all exhibits unless Aimco has specifically incorporated by reference an exhibit in this information statement/prospectus), without charge, upon written or oral request to:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

If you have any questions or require any assistance, please contact our information agent, Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608.

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the SEC by Aimco and Aimco OP, constitutes a prospectus of Aimco OP under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the OP Units that may be issued to holders of AIP Units in connection with the transactions described herein, and a prospectus of Aimco under Section 5 of the Securities Act with respect to shares of Aimco common stock that may be issued in exchange for such OP Units tendered for redemption. This document also constitutes an information statement under Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the action to be taken by written consent to approve the merger agreement and the transactions contemplated thereby.

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SUMMARY TERM SHEET

This summary term sheet highlights the material information with respect to the merger agreement, the mergers and the other matters described herein. It may not contain all of the information that is important to you. You are urged to carefully read the entire information statement/prospectus and the other documents referred to in this information statement/prospectus, including the merger agreement. Aimco, Aimco OP, the General Partner and Aimco’s subsidiaries that may be deemed to directly or indirectly beneficially own AIP Units are referred to herein, collectively, as the “Aimco Entities.”

•	The Merger Transactions: AIP entered into a merger agreement with Aimco OP, New AIP and Aimco Subsidiary. The merger agreement contemplates two merger transactions. First, AIP will be merged with and into New AIP with New AIP as the surviving entity. In this merger, each AIP Unit will be converted into an identical unit of limited partnership in New AIP and the general partnership interest in AIP now held by the general partner will be converted into a general partnership interest in New AIP. All interests in New AIP outstanding immediately prior to the merger will be cancelled in the first merger. AIP’s partnership agreement in effect immediately prior to the first merger will be adopted as the partnership agreement of New AIP, with the following changes: (i) references therein to the California Uniform Limited Partnership Act, as amended, or the California Act, will be amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended, or the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “Angeles Income Properties 6, LP.” Second, the Aimco Subsidiary will be merged with and into New AIP, with New AIP as the surviving entity. The Aimco Subsidiary was formed for the purpose of effecting this merger and does not have any assets or operations. In this second merger, each AIP Unit will be converted into the right to receive the merger consideration described below. A copy of the merger agreement is attached as Annex A to this information statement/prospectus. You are encouraged to read the merger agreement carefully in its entirety because it is the legal agreement that governs the mergers.

•	Merger Consideration: In the second merger, each AIP Unit will be converted into the right to receive, at the election of the holder of such AIP Unit, either $268.04 in cash or equivalent value in OP Units, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). The number of OP Units issuable with respect to each AIP Unit will be calculated by dividing the $268.04 per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger. For a full description of the determination of the merger consideration, see “The Transactions — Determination of Merger Consideration” beginning on page 39.

•	Fairness of Merger Consideration: Although the Aimco Entities have interests that may conflict with those of AIP’s unaffiliated limited partners, each of the Aimco Entities believes that the mergers are fair to the unaffiliated limited partners of AIP. See “Special Factors — Fairness of the Merger Transactions” beginning on page 7. The merger consideration of $268.04 per AIP Unit was based on an independent third party appraisal of AIP’s underlying property by KTR, an independent appraisal firm.

•	Opinion of Financial Advisor: In connection with the transactions, Duff & Phelps, LLC, or Duff & Phelps has delivered its written opinion to the boards of directors of Aimco and the general partners of Aimco OP and AIP to the effect that, as of November 15, 2011, the cash consideration offered in the second merger is fair, from a financial point of view, to the unaffiliated limited partners of AIP. The full text of Duff & Phelps written opinion, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, is attached to this information statement/prospectus as Annex B. You are encouraged to read Duff & Phelps’ opinion, and the section entitled “Special Factors — Opinion of Financial Advisor” beginning on page 13, carefully and in their entirety. Duff & Phelps’ opinion was directed to the boards of directors of Aimco and the general partners of Aimco OP and AIP, and addresses only the fairness to the unaffiliated limited partners of AIP, from a financial point of view, of the cash consideration offered to them in the second merger as of the date of the opinion. Duff & Phelps’ opinion did not address any other aspect of the transactions and was not intended to and does not constitute a recommendation as to how any party should vote or act with respect to the transactions or any matter relating thereto.

•	Effects of the Transactions: After the merger transactions, Aimco OP will be the sole limited partner in New AIP, and will own all of the outstanding limited partnership interests of New AIP. As a result, after the merger transactions, you will cease to have any rights in New AIP as a limited partner. See “Special Factors — Effects of the Transactions,” beginning on page 6.

•	Appraisal Rights: Pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law, and which will enable a limited partner to obtain an appraisal of the value of the limited partner’s AIP Units in connection with the transactions. See “The Transactions — Appraisal Rights,” beginning on page 41. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex C.

•	List of Investors: Under AIP’s partnership agreement and applicable law, upon written request and at the cost of the limited partner, a limited partner who holds AIP Units has the right to receive by mail a list of the names and addresses of the partners of AIP and the number of units of partnership interest held by each of them. This list may be obtained by making written request to the Angeles Realty Corporation II, c/o Eagle Rock Proxy Advisors, LLC, 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349.

•	Parties Involved:

•	Angeles Income Properties, Ltd. 6, or AIP, is a California limited partnership organized on June 29, 1984 for the purpose of acquiring, managing, and ultimately selling income-producing real property. AIP presently owns and operates, through a limited partnership of which it owns 99% of the limited partnership interests, one investment property, Lazy Hollow Apartments, a 178 unit apartment project located in Columbia, Maryland. See “Information About Angeles Income Properties, Ltd. 6”, beginning on page 32. AIP’s principal address is 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

•	Apartment Investment and Management Company, or Aimco, is a Maryland corporation that is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s principal financial objective is to provide predictable and attractive returns to its stockholders. Aimco’s common stock is listed and traded on the NYSE under the symbol “AIV.” See “Information about the Aimco Entities,” beginning on page 32. Aimco’s principal address is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

•	AIMCO Properties, L.P., or Aimco OP, is a Delaware limited partnership which, through its operating divisions and subsidiaries, holds substantially all of Aimco’s assets and manages the daily operations of Aimco’s business and assets. See “Information about the Aimco Entities,” beginning on page 30. Aimco OP’s principal address is 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237, and its telephone number is (303) 757-8101.

•	Angeles Income Properties 6, LP, or New AIP, is a Delaware limited partnership formed on July 26, 2011, for the purpose of consummating the first merger with AIP. New AIP’s general partner is Angeles Realty Corporation II, and its sole limited partner is Aimco OP. See “Information about the Aimco Entities,” beginning on page 30.

•	AIMCO AIP 6 Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on July 26, 2011, for the purpose of consummating the second merger with New AIP. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. See “Information about the Aimco Entities,” beginning on page 30.

•	Reasons for the Transactions: Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the one owned by AIP, and have decided to proceed with the transactions as a means of acquiring the property currently owned by AIP in a manner that they believe

(i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves AIP of the expenses associated with a sale of the property, including marketing and other transaction costs. The Aimco Entities decided to proceed with the transactions at this time for the following reasons:

•	In the absence of a transaction, AIP limited partners have only limited options to liquidate their investment in AIP. The AIP Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by AIP is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, AIP incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $89,000 per year.

See “Special Factors — Purposes, Alternatives and Reasons for the Transactions,” beginning on page 5.

•	Conflicts of Interest: The General Partner is indirectly wholly-owned by Aimco. Therefore, the General Partner has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to AIMCO/IPT, Inc., the General Partner’s sole stockholder and an affiliate of Aimco, on the one hand, and to AIP and its limited partners, on the other hand. The duties of the General Partner to AIP and its limited partners conflict with the duties of the General Partner to AIMCO/IPT, Inc., which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. See “The Transactions — Conflicts of Interest,” beginning on page 40.

•	Risk Factors: In evaluating the merger agreement and the transactions contemplated thereby, AIP limited partners should carefully read this information statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors,” beginning on page 19. Some of the risk factors associated with the transactions are summarized below:

•	Aimco owns the General Partner. As a result, the General Partner has a conflict of interest in the merger transactions. A transaction with a third party in the absence of this conflict could result in better terms or greater consideration to AIP limited partners.

•	AIP limited partners who receive cash may recognize taxable gain in the merger transactions and that gain could exceed the merger consideration.

•	There are a number of significant differences between AIP Units and OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For more information regarding those differences, see “Comparison of AIP Units and Aimco OP Units,” beginning on page 62.

•	AIP limited partners may elect to receive OP Units as merger consideration in the second merger, and there are risks related to an investment in OP Units, including the fact that there are restrictions on transferability of OP Units; there is no public market for OP Units; and there is no assurance as to the value that might be realized upon a future redemption of OP Units. See “Comparison of AIP Units and Aimco OP Units,” beginning on page 62.

•	Material United States Federal Income Tax Consequences of the Transactions: The merger between AIP and New AIP will generally be treated as a partnership merger for U.S. Federal income tax purposes. In general, AIP will not recognize gain as a result of contribution of its assets to New AIP, and the merger between AIP and New AIP will not result in any tax consequences to the limited partners of AIP. The merger between AIP and the Aimco Subsidiary will generally be treated as a partnership merger for U.S. Federal income tax purposes. In general, any payment of cash for AIP Units will be treated as a sale of such AIP Units by the holder thereof. Any exchange of AIP Units for OP Units under the terms of the merger agreement will be treated as a tax-free transaction, except to the extent described in “Material United States

Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Transactions,” beginning on page 68.

The foregoing is a general discussion of the material U.S. Federal income tax consequences of the transactions. This summary does not discuss all aspects of U.S. Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the U.S. Federal income tax laws. The particular tax consequences of the transactions to you will depend on a number of factors related to your tax situation. You should review “Material United States Federal Income Tax Considerations,” herein and consult your tax advisors for a full understanding of the tax consequences to you of the transactions.

SPECIAL FACTORS

Purposes, Alternatives and Reasons for the Transactions

Aimco and Aimco OP are in the business of acquiring, owning and managing apartment properties such as the one owned by AIP, and have decided to proceed with the transactions as a means of acquiring the property currently owned by AIP in a manner they believe (i) provides fair value to limited partners, (ii) offers limited partners an opportunity to receive immediate liquidity, or defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly), and (iii) relieves AIP of the expenses associated with a sale of the property, including marketing and other transaction costs.

The Aimco Entities determined to proceed with the transactions at this time for the following reasons:

•	In the absence of a transaction, AIP limited partners have only limited options to liquidate their investment in AIP. The AIP Units are not traded on an exchange or other reporting system, and transactions in the securities are limited and sporadic.

•	The value of the single property owned by AIP is not sufficient to justify its continued operation as a public company. As a public company with a significant number of unaffiliated limited partners, AIP incurs costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these costs to be approximately $89,000 per year.

Before deciding to proceed with the transactions, the General Partner and the other Aimco Entities considered the alternatives described below:

Continuation of AIP as a Public Company Operating the Property.  The General Partner and the other Aimco Entities did not consider the continuation of AIP as a public company operating the property to be a viable alternative primarily because of the costs associated with preparing financial statements, tax returns, periodic SEC reports and other expenses. If AIP is unable to generate sufficient funds to cover operating expenses, advances from Aimco OP may not be available in the future as Aimco OP is not obligated to provide such advances.

Liquidation of AIP.  The General Partner and the other Aimco Entities considered a liquidation of AIP in which AIP’s property would be marketed and sold to a third party for cash, with any net proceeds remaining, after payment of all liabilities, distributed to AIP’s limited partners. The primary advantage of such a transaction would be that the sale price would reflect arm’s-length negotiations and might therefore be higher than the appraised value which has been used to determine the merger consideration. The General Partner and the other Aimco Entities rejected this alternative because of: (i) the risk that a third party purchaser might not be found that would offer a satisfactory price; (ii) the costs that AIP would incur in connection with marketing and selling the property; (iii) the fact that limited partners would recognize taxable gain on the sale without the option of deferring that gain; and (iv) the prepayment penalties that AIP would incur in repaying its mortgage debt upon a sale of the property.

Contribution of the Property to Aimco OP.  The Aimco Entities considered a transaction in which AIP’s property would be contributed to Aimco OP in exchange for OP Units. The primary advantage of such a transaction would be that AIP limited partners would not recognize taxable gain. The Aimco Entities rejected this alternative because it would not offer an opportunity for immediate liquidity to the limited partners that desire such an alternative.

Effects of the Transactions

The Aimco Entities believe that the transactions will have the following benefits and detriments to unaffiliated limited partners, AIP and the Aimco Entities:

Benefits to Unaffiliated Limited Partners.  The transactions are expected to have the following principal benefits to unaffiliated limited partners:

Liquidity.  Limited partners are given a choice of merger consideration and may elect to receive either cash or OP Units in the second merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly). Limited partners who receive cash consideration will receive immediate liquidity with respect to their investment.

Option to Defer Taxable Gain.  Limited partners who receive OP Units in the merger may defer recognition of taxable gain (except where the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction, or where registration or qualification would be prohibitively costly).

Diversification.  Limited partners who receive OP Units in the second merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than AIP.

Benefits to AIP.  The transactions are expected to have the following principal benefits to AIP:

Elimination of Costs Associated with SEC Reporting Requirements and Multiple Limited Partners.  After the transactions, the Aimco Entities will own all of the interests in AIP, and AIP will terminate its registration and cease filing periodic reports with the SEC. As a result, AIP will no longer incur costs associated with preparing audited annual financial statements, unaudited quarterly financial statements, tax returns and partner Schedule K-1s, periodic SEC reports and other expenses. The Aimco Entities estimate these expenses to be approximately $89,000 per year.

Benefits to the Aimco Entities.  The transactions are expected to have the following principal benefits to the Aimco Entities:

Increased Interest in AIP.  Upon completion of the merger transactions, Aimco OP will be the sole limited partner of New AIP. As a result, the Aimco Entities will receive all of the benefit from any future appreciation in value of the property after the merger transactions and any future income from such property.

Detriments to Unaffiliated Limited Partners.  The transactions are expected to have the following principal detriments to unaffiliated limited partners:

Taxable Gain.  Limited partners who receive cash consideration may recognize taxable gain in the second merger and that gain could exceed the merger consideration. In addition, limited partners who receive OP Units in the second merger could recognize taxable gain if Aimco subsequently sells AIP’s property.

Risks Related to OP Units.  Limited partners who receive OP Units in the second merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

Conflicts of Interest; No Separate Representation of Unaffiliated Limited Partners.  The General Partner is indirectly wholly-owned by Aimco. Therefore, the General Partner has a conflict of interest with respect to the merger transactions. The General Partner has fiduciary duties to AIMCO/IPT, Inc., the General Partner’s sole stockholder and an affiliate of Aimco, on the one hand, and to AIP and its limited partners, on the other hand. The duties of the General Partner to AIP and its limited partners conflict with the duties of the General Partner to AIMCO/IPT, Inc., which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The General Partner’s desire to seek the best possible terms for AIP’s limited partners conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP. In negotiating the merger agreement, no one separately represented the interests of the unaffiliated limited partners. If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for AIP’s unaffiliated limited partners.

Detriments to AIP.  The transactions are not expected to have any detriments to AIP.

Detriments to the Aimco Entities.  The transactions are expected to have the following principal detriments to the Aimco Entities:

Increased Interest in AIP.  Upon completion of the merger transactions, the Aimco Entities’ interest in the net book value of AIP will increase from 59.44% to 100%, or from a deficit of $5,871,000 to a deficit of $9,877,000 as of December 31, 2010. Upon completion of the merger transactions, Aimco OP will be the sole limited partner of New AIP. As a result, Aimco OP will bear the burden of all future operating or other losses of AIP, as well as any decline in the value of AIP’s property.

Burden of Capital Expenditures.  Upon completion of the transactions, the Aimco Entities will have sole responsibility for providing any funds necessary to pay for capital expenditures at the property.

Material United States Federal Income Tax Consequences of the Transactions

For a discussion of the material U.S. Federal income tax consequences of the transactions, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Transactions,” beginning on page 68.

Fairness of the Merger Transactions

Factors in Favor of Fairness Determination.  The Aimco Entities (including the General Partner) believe that the transactions are advisable, fair to and in the best interests of AIP and its unaffiliated limited partners. In support of such determination, the Aimco Entities considered the following factors:

•	The merger consideration of $268.04 per AIP Unit was based on an independent third party appraisal of AIP’s property by KTR, an independent valuation firm.

•	Duff & Phelps has delivered its written opinion to the boards of directors of Aimco and the general partners of Aimco OP and AIP to the effect that, as of November 15, 2011, and based on and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration of $268.04 per AIP Unit offered in the second merger is fair, from a financial point of view, to the unaffiliated limited partners of AIP.

•	The merger consideration is greater than the Aimco Entities’ estimate of liquidation value because there was no deduction for certain amounts that would be payable upon an immediate sale of the property, such as prepayment penalties on the mortgage debt, currently estimated to be approximately $4,210,400.

•	The merger consideration is equal to the Aimco Entities’ estimate of going concern value, calculated as the appraised value of AIP’s property, plus the amount of its other assets, less the amount of AIP’s liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon).

•	The mark-to market adjustment to the mortgage debt encumbering AIP’s property is less than the prepayment penalties that would be payable upon an immediate sale of the property.

•	The merger consideration exceeds the net book value per unit (a deficit of $197.40 per AIP Unit at September 30, 2011).

•	Limited partners may defer recognition of taxable gain by electing to receive OP Units in the second merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly).

•	The number of OP Units issuable to limited partners in the second merger will be determined based on the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger.

•	Limited partners who receive cash consideration will achieve immediate liquidity with respect to their investment.

•	Limited partners who receive OP Units in the merger will have the opportunity to participate in Aimco OP, which has a more diversified property portfolio than AIP.

•	Although limited partners are not entitled to dissenters’ appraisal rights under applicable law, the merger agreement provides them with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights that are available to stockholders in a corporate merger under Delaware law.

•	Although the merger agreement may be terminated by either side at any time, Aimco OP and the Aimco Subsidiary are very likely to complete the merger transactions on a timely basis.

•	Unlike a typical property sale agreement, the merger agreement contains no indemnification provisions, so there is no risk of subsequent reduction of the proceeds.

•	In contrast to a sale of the property to a third party, which would involve marketing and other transaction costs, Aimco OP has agreed to pay all expenses associated with the merger transactions.

•	The merger consideration is greater than the prices at which AIP Units have recently sold in the secondary market ($10.00 to $160.00 per AIP Unit for transactions reported between January 1, 2010 and November 4, 2011).

•	The merger consideration is greater than the prices at which AIP Units have historically sold in the secondary market ($150.00 to $225.00 per AIP Unit for transactions reported between January 1, 2009 and December 31, 2009).

Factors Not in Favor of Fairness Determination.  In addition to the foregoing factors, the Aimco Entities also considered the following countervailing factors:

•	The General Partner has substantial conflicts of interest with respect to the transactions as a result of (i) the fiduciary duties it owes to unaffiliated limited partners, who have an interest in receiving the highest possible consideration, and (ii) the fiduciary duties it owes to its sole stockholder, a subsidiary of Aimco, which has an interest in obtaining the AIP property for the lowest possible consideration.

•	The terms of the merger agreement were not approved by any independent directors.

•	An unaffiliated representative was not retained to act solely on behalf of the unaffiliated limited partners for purposes of negotiating the merger agreement on an independent, arm’s-length basis, which might have resulted in better terms for the unaffiliated limited partners.

•	The transactions do not require the approval of any unaffiliated limited partners.

•	In calculating the merger consideration, the market value of the mortgage debt encumbering AIP’s property was deducted, which resulted in less merger consideration than would have been the case if the aggregate amount outstanding was deducted.

•	Limited partners who receive cash consideration in the second merger may recognize taxable gain and that gain could exceed the merger consideration.

•	Limited partners who receive OP Units in the second merger could recognize taxable gain if Aimco subsequently sells AIP’s property.

•	Limited partners who receive OP Units in the second merger will be subject to the risks related to an investment in OP Units, as described in greater detail under the heading “Risk Factors — Risks Related to an Investment in OP Units.”

•	KTR, the valuation firm that appraised the AIP property, has performed work for Aimco OP and its affiliates in the past and this pre-existing relationship could negatively impact KTR’s independence.

The Aimco Entities did not assign relative weights to the above factors in reaching their decision that the transactions are fair to AIP and its unaffiliated limited partners. However, in determining that the benefits of the proposed transactions outweigh the costs and risks, they relied primarily on the following factors: (i) the merger consideration of $268.04 per AIP Unit is based on an independent third party appraisal of AIP’s property, (ii) the

Duff & Phelps opinion that, as of November 15, 2011, based on and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration of $268.04 per AIP Unit offered in the second merger is fair, from a financial point of view, to the unaffiliated limited partners of AIP, (iii) limited partners may defer recognition of taxable gain by electing to receive OP Units in the second merger (except in certain jurisdictions) and (iv) limited partners are entitled to contractual dissenters’ appraisal rights. The Aimco Entities were aware of, but did not place much emphasis on, information regarding prices at which AIP Units may have sold in the secondary market because they do not view that information as a reliable measure of value. The AIP Units are not traded on an exchange or other reporting system, and transactions in the secondary market are very limited and sporadic. In addition, some of the historical prices are not comparable to current value because of intervening events, including a property sale, increased borrowings through a second mortgage on AIP’s property and the distribution of proceeds from such events.

Procedural Fairness.  The Aimco Entities determined that the transactions are fair from a procedural standpoint despite the absence of any customary procedural safeguards, such as the engagement of an unaffiliated representative, the approval of independent directors or approval by a majority of unaffiliated limited partners. In making this determination, the Aimco Entities relied primarily on the dissenters’ appraisal rights provided to unaffiliated limited partners under the merger agreement that are similar to the dissenters’ appraisal rights available to stockholders in a corporate merger under Delaware law.

The Appraisal

Selection and Qualifications of Independent Appraiser.  The General Partner retained the services of KTR to appraise the market value of AIP’s sole property, the Lazy Hollow Apartments. KTR is an experienced independent valuation consulting firm that has performed appraisal services for Aimco OP and its affiliates in the past. Aimco OP believes that its relationship with KTR had no negative impact on its independence in conducting the appraisal related to the merger.

Factors Considered.  KTR performed a complete appraisal of the Lazy Hollow Apartments. KTR has represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. AIP furnished KTR with all of the necessary information requested by KTR in connection with the appraisal. The appraisal was not prepared in conjunction with a request for a specific value or a value within a given range. In preparing its valuation of the property, KTR, among other things:

•	Inspected the property and its environs;

•	Reviewed demographic and other socioeconomic trends pertaining to the city and region where the property is located;

•	Examined regional apartment market conditions, with special emphasis on the property’s apartment submarket;

•	Investigated lease and sale transactions involving comparable properties in the influencing market;

•	Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, KTR reviewed the property’s recent operating history and those of competing properties;

•	Utilized appropriate appraisal methodology to derive estimates of value; and

•	Reconciled the estimates of value into a single value conclusion.

Summary of Approaches and Methodologies Employed.  The following summary describes the approaches and analyses employed by KTR in preparing the appraisal. KTR principally relied on two approaches to valuation: (i) the income capitalization approach and (ii) the sales comparison approach.

The income capitalization approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property. This can be accomplished through either a direct capitalization of a single year’s income by an overall capitalization rate or using a discounted cash flow in which the annual cash flows and reversionary value are discounted to a present value for the remainder of the property’s productive life or over a reasonable ownership period. KTR reported that the property has an adequate operations history to determine its income-producing capabilities over the near future. In addition, performance levels of competitive properties served as an adequate check as to the reasonableness of the property’s actual performance. As such, the income capitalization approach was utilized in the appraisal of the property.

As part of the income capitalization approach, KTR used the direct capitalization method to estimate a value for the Lazy Hollow Apartments. According to KTR’s report, the basic steps in the direct capitalization analysis to valuing the property are as follows: (i) calculate potential gross income from all sources that a competent owner could legally generate; (ii) estimate and deduct an appropriate vacancy, collection, administrative use, concession and below-market rental rate loss factor to arrive at effective gross income; (iii) estimate and deduct operating expenses that would be expected during a stabilized year to arrive at a probable net operating income; (iv) develop an appropriate overall capitalization rate to apply to the net operating income; and (v) estimate value by dividing the net operating income by the overall capitalization rate. In addition, any adjustments to account for differences between the current conditions and stabilized conditions are also considered. The assumptions utilized by KTR with respect to the property are set forth below. The property-specific assumptions were determined by KTR to be reasonable based on its review of historical operating and financial data for the property and comparison of said data to the operating statistics of similar properties in the influencing market areas. The capitalization rate for the property was determined to be reasonable by KTR based on its review of applicable data ascertained within the market in which the property is located.

The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in and central to this approach is the principle of substitution. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value. The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences, and the absence of atypical conditions affecting the individual sales prices. KTR reported that, although the volume of sales activity is down as a result of market conditions, its research revealed adequate sales activity to form a reasonable estimation of the subject property’s market value pursuant to the sales comparison approach.

For the appraisal, KTR conducted research in the market in an attempt to locate sales of properties similar to the appraised property. In the appraisal, numerous sales were uncovered and the specific sales included in the appraisal report were deemed representative of the most comparable data available at the time the appraisal was prepared. Important criteria utilized in selecting the most comparable data included: conditions under which the sale occurred (i.e., seller and buyer were typically motivated); date of sale — every attempt was made to utilize recent sales transactions; sales were selected based on their physical similarity to the appraised property; transactions were selected based on the similarity of location between the comparable and appraised property; and, similarity of economic characteristics between the comparable and appraised property. Sales data that may have been uncovered during the course of research that was not included in the appraisal did not meet the described criteria and/or could not be adequately confirmed.

According to KTR’s report, the basic steps in processing the sales comparison approach are outlined as follows: (i) research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property; (ii) select a relevant unit of comparison and develop a comparative analysis; (iii) compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property; and (iv) reconcile the various value indications produced by the analysis of the comparables.

The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. KTR reviewed each approach in order to determine its appropriateness relative to the property. The accuracy of the data available and the quantity of evidence were weighted in each approach. For the appraisal of the Lazy Hollow

Apartments, KTR relied equally on the income capitalization and sales comparison approaches to valuation. Within the income capitalization approach, KTR relied on the direct capitalization method. KTR reported that the value conclusion derived pursuant to the sales comparison approach was directly supportive of the conclusion derived pursuant to the income capitalization approach.

Summary of Independent Appraisal of the Lazy Hollow Apartments.  KTR performed a complete appraisal of the Lazy Hollow Apartments. The appraisal report of Lazy Hollow Apartments is dated October 20, 2011. The appraisal report provides an estimate of the property’s market value as of October 1, 2011. The summary set forth below describes the material conclusions reached by KTR based on the value determined under the valuation approaches and subject to the assumptions and limitations described below. According to KTR’s appraisal report, the estimated market value of the Lazy Hollow Apartments was $27,000,000 as of October 1, 2011. Two previous appraisal reports by KTR of the Lazy Hollow Apartments, dated March 11, 2011 and June 3, 2011, respectively, indicated that the estimated market value of the Lazy Hollow Apartments was $26,000,000 as of March 4, 2011 and June 1, 2011, respectively. An increase of $1,000,000 was noted by KTR in the estimated market value of the Lazy Hollow Apartments as of October 1, 2011. The following is a summary of the appraisal report dated October 20, 2011. There is no present intention to further update the appraisal report dated October 20, 2011. The Aimco Entities are not aware of any events that have occurred or conditions that have changed since the October 1, 2011 appraisal that may have caused a material change in the value of the Lazy Hollow Apartments since such date.

Extraordinary Assumption.  In connection with the preparation of its March 11, 2011 appraisal report of the Lazy Hollow Apartments, KTR inspected the property on March 4, 2011. KTR noted that the scope of work of the June 3, 2011 and October 20, 2011 appraisal reports of the Lazy Hollow Apartments did not include a physical inspection of the Lazy Hollow Apartments, and that the values derived in the report are based on the extraordinary assumption that the physical condition of the Lazy Hollow Apartments has not materially changed since March 4, 2011.

Valuation Under Income Capitalization Approach.  Using the income capitalization approach, KTR performed a direct capitalization analysis to derive a value for the Lazy Hollow Apartments. The direct capitalization analysis resulted in a valuation conclusion for the Lazy Hollow Apartments of approximately $27,200,000.

The assumptions employed by KTR to determine the value of the Lazy Hollow Apartments under the income capitalization approach using the direct capitalization method included:

•	potential gross income from apartment unit rentals of $239,915 per month or $2,878,980 for the appraised year;

•	a loss to lease allowance of 3.0% of the gross rent potential;

•	rent concessions of 1.1% of the gross rent potential;

•	a combined vacancy and credit loss allowance of 5.0%;

•	an administrative unit deduction of $16,200 for the appraised year;

•	estimated other income of $1,350 per unit for the appraised year;

•	projected total expenses (including reserves) of $1,206,880 for the appraised year; and

•	capitalization rate of 6.0%.

Using the direct capitalization method, KTR calculated the value of the Lazy Hollow Apartments by dividing the stabilized net operating income (including an allowance for reserves) of $1,634,213 by the concluded capitalization rate of 6.0%. KTR calculated the value conclusion of the Lazy Hollow Apartments under the income capitalization approach of approximately $27,200,000 as of October 1, 2011.

Valuation Under Sales Comparison Approach.  KTR estimated the property value of the Lazy Hollow Apartments under the sales comparison approach by analyzing sales from the influencing market that were most similar to the Lazy Hollow Apartments in terms of age, size, tenant profile and location. KTR reported that adequate sales existed to formulate a defensible value for the Lazy Hollow Apartments under the sales comparison approach.

The sales comparison approach resulted in a valuation conclusion for the Lazy Hollow Apartments of approximately $26,900,000 as of October 1, 2011.

In reaching a valuation conclusion for the Lazy Hollow Apartments, KTR examined and analyzed comparable sales of three properties in the influencing market. The sales reflected unadjusted sales prices ranging from $120,047 to $151,479 per unit. After adjustment, the comparable sales illustrated a value range of $146,250 to $154,071 per unit. KTR reported that one of the comparable sales required the least adjustment and was accorded most significance in the analysis, and that the adjusted indicators exhibited by this sale was $151,101 per unit. Further, KTR reported that this comparable sale was the only property also located in Columbia and was accorded the greatest weight in the analysis. KTR estimated a value of $151,000 per unit for the Lazy Hollow Apartments. Applied to the Lazy Hollow Apartments’ 178 units, this resulted in KTR’s total value estimate for the Lazy Hollow Apartments of approximately $26,900,000.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Lazy Hollow Apartments, KTR relied equally on the income capitalization and the sales comparison approaches to valuation. Within the income capitalization approach, KTR relied on the direct capitalization method. KTR reported that the value conclusion derived pursuant to the sales comparison approach is directly supportive of the conclusion derived pursuant to the income capitalization approach. The income capitalization approach using a direct capitalization method resulted in a value of $27,200,000, and the sales comparison approach resulted in a value of $26,900,000. KTR concluded that the market value of the Lazy Hollow Apartments as of October 1, 2011 was $27,000,000.

Assumptions, Limitations and Qualifications of KTR’s Valuations.  In preparing the appraisal, KTR relied, without independent verification, on the information furnished by others. KTR’s appraisal report was subject to the following assumptions and limiting conditions: no responsibility was assumed for the legal description or for matters including legal or title considerations, and title to the property was assumed to be good and marketable unless otherwise stated; the property was appraised free and clear of any or all liens or encumbrances unless otherwise stated; responsible ownership and competent property management were assumed; the information furnished by others was believed to be reliable, and no warranty was given by KTR for the accuracy of such information; all engineering was assumed to be correct, and any plot plans or illustrative material in the appraisal report are provided only to assist the reader in visualizing the property; there were no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity had been stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in the appraisal report was based; the utilization of the land and improvements is within the boundaries or property lines of the property described and there is no encroachment or trespass unless noted in the appraisal report; the distribution, if any, of the total valuation in the appraisal report between land and improvements applies only under the stated program of utilization; unless otherwise stated in the appraisal report, the existence of hazardous substances, including without limitation, asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection, and the appraiser had no knowledge of the existence of such materials on or in the property unless otherwise stated; the appraiser has not made a specific compliance survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act; and former personal property items such as kitchen and bathroom appliances were, at the time of the appraisal report, either permanently affixed to the real estate or were implicitly part of the real estate in that tenants expected the use of such items in exchange for rent and never gained any of the rights of ownership, and the intention of the owners was not to remove the articles which are required under the implied or express warranty of habitability.

Compensation of Appraiser.  KTR’s fee for the appraisal was approximately $15,900. Aimco OP paid for the costs of the appraisal. KTR’s fee for the appraisal was not contingent on the approval or completion of the merger transactions. Aimco OP also has agreed to indemnify KTR for certain liabilities that may arise out of the rendering of the appraisals. In addition to the appraisal performed in connection with the transactions, during the prior two years, KTR has been paid approximately $288,700 for appraisal services by Aimco OP and its affiliates which includes, but is not limited to, approximately $160,200 in fees paid to KTR for appraisal services rendered in connection with certain other merger transactions that are being effected concurrently with this transaction. Except as set forth above, during the prior two years, no material relationship has existed between KTR and AIP or Aimco OP or any of their affiliates. Aimco OP believes that its relationship with KTR had no negative impact on its independence in conducting the appraisal.

Availability of the Appraisal Report.  You may obtain a full copy of KTR’s appraisal upon request, without charge, by contacting Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey 07016; by fax at (908) 497-2349; or by telephone at (800) 217-9608. In addition, the appraisal report has been filed with the SEC. For more information about how to obtain a copy of the appraisal report see “Where You Can Find Additional Information.”

For additional information about the appraisal, see the table, “Summary of Appraisal” attached as Annex J.

Opinion of Financial Advisor

Aimco OP retained Duff & Phelps to act as financial advisor to the boards of directors of Aimco, the general partner of Aimco OP, and the general partner of AIP in connection with their evaluation of the proposed terms of the second merger.

On November 15, 2011, Duff & Phelps rendered its written opinion to the boards of directors of Aimco, the general partner of Aimco OP, and the general partner of AIP, to the effect that, as of November 15, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken, the cash consideration of $268.04 per AIP Unit offered in the second merger is fair from a financial point of view to the unaffiliated limited partners of AIP.

The full text of the written opinion of Duff & Phelps, dated November 15, 2011, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with the opinion, is attached as Annex B to this information statement/prospectus. You are encouraged to read the opinion carefully and in its entirety. The summary of Duff & Phelps’ opinion in this information statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

Duff & Phelps’ opinion was directed to the boards of directors of Aimco, the general partner of Aimco OP, and the general partner of AIP, and addressed only the fairness from a financial point of view of the cash consideration offered in the second merger, as of the date of the opinion. Duff & Phelps provided its opinion for the information and assistance of the boards of directors of Aimco, the general partner of Aimco OP, and the general partner of AIP in connection with their evaluation of the second merger. Neither Duff & Phelps’ opinion nor the summary of the opinion and the related analyses set forth in this information statement/prospectus are intended to be, and do not constitute, advice or a recommendation as to how any person should act with respect to any matters relating to the second merger, or whether to proceed with the second merger or any related transaction.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

1. Reviewed the following documents:

a. Reviewed AIP’s property level internal unaudited financial statements for the nine months ended September 30, 2011 and AIP’s property level unaudited annual financial statements for each of the three fiscal years ended December 31, 2010;

b. Reviewed other internal documents relating to the history, current operations, and probable future outlook of AIP, including financial projections, provided to Duff & Phelps by the management of Aimco OP; and

c. Reviewed documents related to the merger transactions, including certain portions of a draft of this information statement/prospectus, including a draft of the amended and restated agreement and plan of merger agreement dated as of November 15, 2011, and certain other documents related to the merger transactions;

2. Reviewed the following information and/or documents related to the real estate holdings of AIP:

a. Reviewed previously completed appraisal reports associated with the property owned by AIP prepared by KTR as of October 1, 2011 and provided to Duff & Phelps by management of Aimco OP (and as described under the heading “Special Factors — The Appraisal” and Annex J — Summary of Appraisal Table);

b. Reviewed facts and circumstances related to AIP’s property to understand factors relevant to the appraisal; and

c. Reviewed market data for the subject market and assessed current supply and demand trends;

3. Reviewed the following information and/or documents related to AIP’s property:

a. Reviewed operating statements and balance sheets for the twelve month periods ending December 31, 2008, 2009, and 2010;

b. Reviewed the year-to-date operating statement and balance sheet for the nine month period ending September 30, 2011;

c. Reviewed budgeted financial statements for the twelve month period ending December 31, 2011;

d. Reviewed rent rolls prepared as of September 2011; and

e. Discussed the information referred to above and the background and other elements of the merger transactions with the management of Aimco OP; and

4. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the second merger, Duff & Phelps made certain assumptions, qualifications and limiting conditions, which included, but were not limited to, the items summarized below:

a. Relied upon the accuracy, completeness, reliability, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources regarding or otherwise relating to the property owned by AIP, AIP, the merger transactions and/or otherwise received by it in connection with the opinion, including information obtained from Aimco OP management, and did not independently verify such information;

b. Assumed that any estimates, evaluations, forecasts or projections furnished to Duff & Phelps by management of Aimco OP were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

c. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

d. Assumed that there has been no material change in the assets, financial condition, business, or prospects of AIP or its owned property since the date of the appraisal report, the most recent financial statements and the other information made available to Duff & Phelps;

e. Assumed that title to the property owned by AIP is good and marketable, that all material licenses and related regulatory approvals that are required or advisable to be obtained with respect to the property owned by AIP have been obtained and are current, and that, except as expressly disclosed in the appraisal report, the property owned by AIP is in compliance with applicable material zoning, use, occupancy, environmental, and similar laws and regulations;

f. Assumed responsible ownership and competent property management of the property owned by AIP, that, except as expressly disclosed in the appraisal report, there are no unapparent conditions with respect to the property owned by AIP that could affect the value of such property, and that, except as expressly disclosed in the appraisal report, there are no hazardous substances on or near the property owned by AIP that could affect the value of such property;

g. Assumed that all of the conditions required to implement the merger transactions will be satisfied and that the merger transactions will be completed in accordance with the merger agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

h. Assumed that each of the unaffiliated limited partners elects to receive the cash consideration offered, and therefore, Duff & Phelps made no determination as to the fair value of, or fairness with respect to the OP Unit consideration.

Duff & Phelps did not evaluate AIP’s solvency or conduct an independent appraisal or physical inspection of any specific liabilities (contingent or otherwise). Duff & Phelps did not evaluate the tax consequences the merger transactions may have on any person, including any unaffiliated limited partner, and did not take any such consequences into account in rendering the opinion. Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger transactions, the assets, businesses or operations of AIP, or any alternatives to the merger transactions, (ii) negotiate the terms of the merger transactions, or (iii) advise Aimco OP or any other party with respect to alternatives to the merger transactions.

Duff & Phelps did not express any opinion as to the market price or value of AIP’s or Aimco OP’s equity (or anything else) after the announcement or the consummation of the merger transactions. Without limiting the generality of the foregoing, Duff & Phelps did not express any opinion as to the liquidity of, rights and/or risks associated with owning, or any other feature or characteristic of, the OP Units. The opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of AIP’s or Aimco OP’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter (including with respect to title to or any encumbrances relating to the property owned by AIP).

Duff & Phelps did not investigate any of the physical conditions of the property owned by AIP and has not made, and assumed no responsibility to make, any representation, or render any opinion, as to the physical condition of the property owned by AIP. No independent survey of the property owned by AIP was conducted by Duff & Phelps. Duff & Phelps did not arrange for any engineering studies that may be required to discover any unapparent condition in the property. Duff & Phelps did not arrange for or conduct any soil analysis or geological studies or any investigation of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions or arrange for or conduct any other environmental analysis, including with respect to any hazardous materials, which may or may not be present on, in or near the property owned by AIP.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of Aimco OP’s and/or Aimco’s respective officers, directors, or employees, or any class of such persons, relative to the consideration offered to the unaffiliated limited partners in the second merger, or with respect to the fairness of any such compensation.

The opinion (i) does not address the merits of the underlying business decision to enter into the merger transactions versus any alternative strategy or transaction, (ii) does not address any transaction related to the merger transactions, (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to the second merger or any related transaction, or whether to proceed with the second merger or any related transaction, and (iv) does not indicate that the consideration offered is the best possibly attainable under any circumstances; instead, the opinion merely states whether the cash consideration offered in the second merger is within a range suggested by certain financial analyses. The decision as to whether to proceed with the second merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion was based.

Duff & Phelps prepared its opinion effective as of November 15, 2011. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to the attention of Duff & Phelps after such date.

The following is a summary of the material financial analyses performed by Duff & Phelps in connection with providing its opinion. The summary of Duff & Phelps’ valuation analyses is not a complete description of the analyses underlying Duff & Phelps’ opinion. The preparation of an opinion regarding fairness is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither an opinion regarding fairness nor its underlying analyses is readily susceptible to partial analysis or summary description. Duff & Phelps arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Valuation Analysis

Duff & Phelps estimated the value attributable to the interests of the unaffiliated limited partners as follows:

•	Duff & Phelps reviewed the valuation conclusions for the property owned by AIP reached in the third party appraisal that was provided by the management of Aimco OP and as described in greater detail under the heading “Special Factors — The Appraisal” and Annex J — Summary of Appraisal Table;

•	Duff & Phelps’ review of the third party appraisal included a review of the key assumptions used in and the conclusions reached by the appraisal and a comparison of such assumptions and conclusions to appropriate sources of real estate market data including, but not limited to: market surveys, selected comparable real estate transaction data, and discussions with opinions of professionals in the market place. Duff & Phelps also reviewed the valuation methodology employed by the third party appraiser and determined it to be appropriate;

•	Duff & Phelps estimated the range of value attributable to the interests of the unaffiliated limited partners by adding to the range of the appraised value of the property owned by AIP the amount of AIP’s other non-real estate assets that were not included in the appraisal, and subtracting the amount of AIP’s liabilities, including the market value of mortgage debt (but without deducting any prepayment penalties thereon) and the amount of liabilities estimated by management of Aimco OP for expenses attributable to the property that would be incurred prior to the transactions but payable after the transactions; and

•	Duff & Phelps reviewed Aimco OP management’s estimate of the fair value of the mortgage debt associated with the property owned by AIP, as described in greater detail under the heading “The Transactions — Determination of Merger Consideration,” by reviewing the valuation methodology and the determination of the appropriate current market yield on mortgage debt of similar type, leverage and duration.

Estimated Value of Limited Partnership Units

The table below provides a summary of (i) the estimated range of value for the property owned by AIP by applying a capitalization rate range that was 25 basis points above and below the capitalization rate used by the third party appraiser to the appropriate measure of income from the property owned by AIP used by the third party appraiser, (ii) a summary of the estimated fair market value of mortgage debt associated with the property owned by

AIP, and (iii) the proposed merger consideration (which was determined by the Aimco Entities) and Duff & Phelps’ range of value for the AIP Units.

	Low Value	Proposed Value	High Value	% of Total

Property Value
Lazy Hollow Apartments	$26,100,000	$27,000,000	$28,400,000
Total
Debt Summary
Book Value of Debt(1)	$13,833,072	$13,833,072	$13,833,072
Fair Value of Debt(1)	$15,104,298	$15,104,298	$15,104,298
Fair Value as a % of Book	109%	109%	109%
LP Interest Summary
Proceeds Distributable to LPs	$11,791,247	$12,681,356	$14,065,970
Affiliated LP Units	27,739	27,739	27,739	59%
Unaffiliated LP Units	19,572	19,572	19,572	41%

Total LP Units	47,311	47,311	47,311
Value Per LP Unit	$249.23	$268.04	$297.31

(1)	Includes accrued interest.

Based on an range of value for the property owned by AIP of $26.1 million to $28.4 million, Duff & Phelps estimated the range of value per AIP Unit to be approximately $249.23 to $297.31, compared to the merger consideration of $268.04 per AIP Unit.

Other Matters

By letter agreement dated June 10, 2011 between Duff & Phelps and Aimco OP, Duff & Phelps was engaged to opine, as to the fairness, from a financial point of view, to the unaffiliated limited partners of each of certain limited partnerships (including AIP) of the cash consideration offered in the proposed merger relating to that limited partnership. Duff & Phelps was engaged based on its experience as a leading global independent provider of financial advisory and investment banking services. Duff & Phelps delivers advice principally in the areas of valuation, transactions, financial restructuring, dispute and taxation. Since 2005, Duff & Phelps has completed hundreds of valuations in the real estate investment trust and real estate operating company industry and rendered over 308 fairness opinions in transactions aggregating over $103 billion. Duff & Phelps has also rendered over 222 solvency opinions in transactions aggregating over $1.02 trillion.

Duff & Phelps has received a fee in the aggregate amount of $450,000 for its services with respect to all of the partnerships pursuant to this engagement (which includes a retainer in the amount of $200,000 allocated among eleven partnerships, including AIP and a partnership that ultimately did not pursue a merger transaction, and $50,000 for a bring-down of the initial fairness opinions dated July 28, 2011) as well as reimbursement for its expenses in the amount of approximately $50,000. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this (or any other) opinion or whether or not this (or any other) merger is successfully consummated. Aimco OP also has agreed to indemnify Duff & Phelps for certain liabilities that may arise out of the rendering of this opinion and any related to Duff & Phelps’ engagement. Other than this engagement, during the two years preceding the date of this opinion, Duff & Phelps has been paid approximately $199,400 for property tax consulting services by Aimco OP and its affiliates for which Duff & Phelps received customary fees and indemnification. Except as set forth above, during the two years preceding the date of this opinion, Duff & Phelps had not had any material relationship with any party to the merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Estimated Operating Budget for the Property

At the end of each calendar year, Aimco OP’s management prepares an estimated operating budget for the next calendar year for the property owned by AIP. Aimco OP’s management provided the 2011 estimated operating budget for the property to Duff & Phelps for use in connection with the preparation of its fairness opinion, and to KTR in connection with the preparation of the appraisal.

In preparing the 2011 estimated operating budget, Aimco OP’s management made a number of assumptions and estimates, including the following:

•	income was projected to grow in accordance with estimated rent growth projections provided by Reis, Inc. for the market;

•	expense reductions were assumed to be 6.0% for budget year 2011;

•	occupancy rates were budgeted to remain at or above 96%; and

•	turnover was budgeted in accordance with historic experience.

Aimco OP’s management believed these assumptions and estimates were reasonable at the time the budgets were prepared, but these assumptions and estimates may not be realized and are inherently subject to significant uncertainties and contingencies, including, among others, the risks and uncertainties described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in AlP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is included as Annex F to this information statement/prospectus. All of these uncertainties and contingencies are difficult to predict and many are beyond the control of Aimco, Aimco OP and AIP.

The 2011 estimated operating budget has been prepared by, and is the responsibility of, Aimco OP’s management. The 2011 estimated operating budget was prepared solely for internal use and not with a view toward public disclosure and, accordingly, does not comply with generally accepted accounting principles, the published guidelines of the SEC regarding projections, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Aimco’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the 2011 estimated operating budget, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the 2011 estimated operating budget. Furthermore, the 2011 estimated operating budget does not take into account any circumstances or events occurring after the date they were prepared.

The inclusion of the 2011 estimated operating budget in this information statement/prospectus should not be regarded as an indication that any of Aimco, Aimco OP or their respective affiliates advisors or representatives consider the 2011 estimated operating budget to be predictive of actual future results, and it should not be relied upon as such. There can be no assurance that the underlying assumptions will prove to be accurate or that the estimated results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the 2011 estimated operating budget. None of Aimco, Aimco OP or their respective affiliates, advisors, officers, directors or representatives undertakes any obligation to update or otherwise revise the 2011 estimated operating budget to reflect circumstances existing after the date they were prepared, or to reflect the occurrence of future events, even if any or all of the assumptions underlying the 2011 estimated operating budget are no longer appropriate, except as required by law.

In light of the foregoing factors and the uncertainties inherent in the 2011 estimated operating budget, holders of AIP Units are cautioned not to place undue, if any, reliance on them.

The following table summarizes the 2011 estimated operating budget for the property owned by AIP:

Lazy Hollow
Apartments

Effective Gross Income	$2,780,245
Total Operating Expenses	1,194,970

Net Operating Income	$1,585,275

AIP’s limited partners are urged to review AlP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is included as Annex F to this information statement/prospectus, for information regarding AlP’s results of operations during the nine months ended September 30, 2011, including “Management’s Discussion and Analysis of Financial .Condition and Results of operations.”

RISK FACTORS

Risks Related to the Transactions

Conflicts of Interest.  The General Partner is indirectly wholly-owned by Aimco. Therefore, the General Partner has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to its sole stockholder, which is wholly-owned by Aimco, on the one hand, and to AIP and its limited partners, on the other hand. The duties of the General Partner to AIP and its limited partners conflict with its duties to its sole stockholder, which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The General Partner, in its capacity as general partner of AIP, seeks the best possible terms for AIP’s limited partners. This conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

No independent representative was engaged to represent the unaffiliated limited partners in negotiating the terms of the transactions.  If an independent advisor had been engaged, it is possible that such advisor could have negotiated better terms for AIP’s unaffiliated limited partners.

The terms of the transactions have not been determined in arm’s-length negotiations.  The terms of the transactions, including the merger consideration, were determined through discussions between officers and directors of the General Partner, on the one hand, and officers of Aimco, on the other. All of the officers and directors of the General Partner are also officers of Aimco. There are no independent directors of the General Partner. If the terms of the transactions had been determined through arm’s-length negotiations, the terms might be more favorable to AIP and its limited partners.

The merger agreement does not require approval by a majority of the unaffiliated limited partners.  Under the provisions of the AIP partnership agreement and applicable law, the merger agreement and the transactions contemplated thereby must be approved by a majority in interest of the AIP Units. As of November 18, 2011, there were 47,311 issued and outstanding AIP Units, and Aimco OP and its affiliates owned 27,739 of those units, or approximately 58.63% of the number of units outstanding. The General Partner’s affiliates have indicated that they will vote all of their AIP Units in favor of the merger transactions, enabling them to approve the merger transactions without the consent or approval of any unaffiliated limited partners.

In connection with previous partnership merger transactions, lawsuits have been filed alleging that Aimco and certain of its affiliates breached their fiduciary duties to the unaffiliated limited partners.  In February 2011, Aimco and Aimco OP completed six partnership mergers. In each merger, the limited partners who were not affiliated with Aimco received cash or OP Units with a value calculated based on the estimated proceeds that would be available for distribution to limited partners if the partnership’s properties were sold at prices equal to their appraised values. In March 2011, counsel representing a putative class consisting of former limited partners in each of those partnerships contacted Aimco alleging that the merger transactions were unfair to the unaffiliated limited partners because the appraisals used were not of a recent date and no fairness opinions were obtained, among other reasons. Aimco denied the purported class allegations, but agreed to mediate plaintiffs’ claims in June 2011, and agreed to settle this dispute by paying the unaffiliated limited partners additional consideration of $7.5 million. The merger contemplated hereby may also be subject to claims that the merger consideration is unfair and a result of self-dealing.

The merger consideration was determined based on the appraised value of the property as of the date of the appraisal, and there can be no assurance that the value of the property will not increase as of the date of the consummation of the merger transactions.  KTR appraised AIP’s property as of October 1, 2011, and the General Partner calculated the amount of the merger consideration based on the appraised value of the property as of such date. The General Partner has not made any other attempt to assess or account for any changes in the value of the property since the date of KTR’s appraisal in its determination of the merger consideration.

Alternative valuations of AIP’s property might exceed the appraised value relied on to determine the merger consideration.  Aimco determined the merger consideration in reliance on the appraised value of AIP’s property. See, “Special Factors — The Appraisal,” beginning on page 9, for more information about the appraisal. Although an independent appraiser was engaged to perform a complete appraisal of the property, valuation is not an exact science. There are a number of other methods available to value real estate, each of which may result in different valuations of the property. Also, others using the same valuation methodology could make different assumptions and judgments, and obtain different results. For example, in connection with the refinancing of the mortgages encumbering the property during 2010, the lender appraised the value of the property at $21,500,000, an amount that is less than the property’s current appraised value.

The actual sales price of AIP’s property could exceed the appraised value that Aimco relied on to determine the merger consideration.  Except as described below, no recent attempt has been made to market the Lazy Hollow Apartments to unaffiliated third parties. There can be no assurance that the Lazy Hollow Apartments could not be sold for a value higher than the appraised value used to determine the merger consideration if it was marketed to third-party buyers interested in a property of this type. In September 2009, the limited partnership in which AIP owns a 99% limited partnership interest, together with certain other affiliates of Aimco, entered into a purchase and sale contract with a third party to sell the Lazy Hollow Apartments and certain other apartment complexes. This purchase and sale contract was terminated by the parties in the fourth quarter of 2009. The amount of the overall purchase price to be allocated to the Lazy Hollow Apartments under the terminated purchase and sale contract was $17,510,000, which is less than the property’s current appraised value.

The merger consideration may not represent the price limited partners could obtain for their AIP Units in an open market.  There is no established or regular trading market for AIP Units, nor is there another reliable standard for determining the fair market value of the AIP Units. The merger consideration does not necessarily reflect the price that AIP limited partners would receive in an open market for their AIP Units. Such prices could be higher than the aggregate value of the merger consideration.

Limited partners may recognize taxable gain in the transactions, and that gain could exceed the merger consideration.  Limited partners who elect to receive cash in the merger transactions will recognize gain or loss equal to the difference between their “amount realized” and their adjusted tax basis in the AIP Units sold. The resulting tax liability could exceed the value of the cash received in the merger transactions.

Limited partners in certain jurisdictions will not be able to elect OP Units.  In those states or jurisdictions where the offering of the OP Units hereby is not permitted (or the registration or qualification of OP Units in that state or jurisdiction would be prohibitively costly), residents of those states will receive only the cash consideration in the merger transactions.

Risks Related to an Investment in Aimco or Aimco OP

For a description of risks related to an investment in Aimco and Aimco OP, please see the information set forth under “Part I — Item 1A. Risk Factors” in the Annual Reports on Form 10-K for the year ended December 31, 2010 of each of Aimco and Aimco OP. Aimco’s Annual Report is incorporated herein by reference and is available electronically through the SEC’s website, www.sec.gov, or by request to Aimco. Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding the report of the independent registered public accounting firm, the financial statements and notes thereto) is included as Annex G to this information statement/prospectus.

Risks Related to an Investment in OP Units

There are restrictions on the ability to transfer OP Units, and there is no public market for OP Units.  The Aimco OP partnership agreement restricts the transferability of OP Units. Until the expiration of a one-year holding period, subject to certain exceptions, investors may not transfer OP Units without the consent of Aimco OP’s general partner. Thereafter, investors may transfer such OP Units subject to the satisfaction of certain conditions, including the general partner’s right of first refusal. There is no public market for the OP Units. Aimco OP has no plans to list any OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop. If a market for the OP Units develops and the OP Units are considered “readily tradable” on a “secondary market (or the substantial equivalent thereof),” Aimco OP would be classified as a publicly traded partnership for U.S. Federal income tax purposes, which could have a material adverse effect on Aimco OP.

Cash distributions by Aimco OP are not guaranteed and may fluctuate with partnership performance.  Aimco OP makes quarterly distributions to holders of OP Units (on a per unit basis) that generally are equal to dividends paid on the Aimco common stock (on a per share basis). However, such distributions will not necessarily continue to be equal to such dividends. Although Aimco OP makes quarterly distributions on its OP Units, there can be no assurance regarding the amounts of available cash that Aimco OP will generate or the portion that its general partner will choose to distribute. The actual amounts of available cash will depend upon numerous factors, including profitability of operations, required principal and interest payments on our debt, the cost of acquisitions (including related debt service payments), its issuance of debt and equity securities, fluctuations in working capital, capital expenditures, adjustments in reserves, prevailing economic conditions and financial, business and other factors, some of which may be beyond Aimco OP’s control. Cash distributions depend primarily on cash flow, including from reserves, and not on profitability, which is affected by non-cash items. Therefore, cash distributions may be made during periods when Aimco OP records losses and may not be made during periods when it records profits. The Aimco OP partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of the partnership’s business that will affect the amount of available cash. Aimco is required to make reserves for the future payment of principal and interest under its credit facilities and other indebtedness. In addition, Aimco OP’s credit facility limits its ability to distribute cash to holders of OP Units. As a result of these and other factors, there can be no assurance regarding actual levels of cash distributions on OP Units, and Aimco OP’s ability to distribute cash may be limited during the existence of any events of default under any of its debt instruments.

Holders of OP Units are limited in their ability to effect a change of control.  The limited partners of Aimco OP are unable to remove the general partner of Aimco OP or to vote in the election of Aimco’s directors unless they own shares of Aimco. In order to comply with specific REIT tax requirements, Aimco’s charter has restrictions on the ownership of its equity securities. As a result, Aimco OP limited partners and Aimco stockholders are limited in their ability to effect a change of control of Aimco OP and Aimco, respectively.

Holders of OP Units have limited voting rights.  Aimco OP is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting Aimco OP’s business. Such matters relate to certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, or to remove the general partner. As a result, holders of OP Units have limited influence on matters affecting the operation of Aimco OP, and third parties may find it difficult to attempt to gain control over, or influence the activities of, Aimco OP.

Holders of OP Units are subject to dilution.  Aimco OP may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as it may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

Holders of OP Units may not have limited liability in specific circumstances.  The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that Aimco OP had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the “control” of Aimco OP’s business, then a holder of OP Units could be held liable under specific circumstances for Aimco OP’s obligations to the same extent as the general partner.

Aimco may have conflicts of interest with holders of OP Units.  Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner of Aimco OP and its affiliates (including Aimco), on the one hand, and Aimco OP or any partner thereof, on the other. The directors and officers of the general partner have fiduciary duties to manage the general partner in a manner beneficial to Aimco, as the sole stockholder of the general partner. At the same time, as the general partner of Aimco OP, it has fiduciary duties to manage Aimco OP in a manner beneficial to Aimco OP and its limited partners. The duties of the general partner of Aimco OP to Aimco

OP and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, Aimco. Such conflicts of interest might arise in the following situations, among others:

•	Decisions of the general partner with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

•	Under the terms of the Aimco OP partnership agreement, Aimco OP will reimburse the general partner and its affiliates for costs incurred in managing and operating Aimco OP, including compensation of officers and employees.

•	Whenever possible, the general partner seeks to limit Aimco OP’s liability under contractual arrangements to all or particular assets of Aimco OP, with the other party thereto having no recourse against the general partner or its assets.

•	Any agreements between Aimco OP and the general partner and its affiliates will not grant to the OP Unitholders, separate and apart from Aimco OP, the right to enforce the obligations of the general partner and such affiliates in favor of Aimco OP. Therefore, the general partner, in its capacity as the general partner of Aimco OP, will be primarily responsible for enforcing such obligations.

•	Under the terms of the Aimco OP partnership agreement, the general partner is not restricted from causing Aimco OP to pay the general partner or its affiliates for any services rendered on terms that are fair and reasonable to Aimco OP or entering into additional contractual arrangements with any of such entities on behalf of Aimco OP. Neither the Aimco OP partnership agreement nor any of the other agreements, contracts and arrangements between Aimco OP, on the one hand, and the general partner of Aimco OP and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Provisions in the Aimco OP partnership agreement may limit the ability of a holder of OP Units to challenge actions taken by the general partner.  Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The latitude given in the Aimco OP partnership agreement to the general partner in resolving conflicts of interest may significantly limit the ability of a holder of OP Units to challenge what might otherwise be a breach of fiduciary duty. The general partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of Aimco OP without undue risk of liability.

The Aimco OP partnership agreement limits the liability of the general partner for actions taken in good faith. Aimco OP’s partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith. In addition, Aimco OP is required to indemnify the general partner, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by the general partner or such other persons, provided that Aimco OP will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement. The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and the general partner has not obtained an opinion of counsel covering the provisions set forth in the Aimco OP partnership agreement that purport to waive or restrict the fiduciary duties of the general partner that would be in effect under common law were it not for the partnership agreement.

Certain United States Tax Risks Associated with an Investment in the OP Units

The following are among the U.S. Federal income tax considerations to be taken into account in connection with an investment in OP Units. For a general discussion of material U.S. Federal income tax consequences resulting from acquiring, holding, exchanging, and otherwise disposing of OP Units, see “Material United States Federal Income Tax Considerations — Taxation of Aimco OP and OP Unitholders.”

Aimco OP may be treated as a “publicly traded partnership” taxable as a corporation.  If Aimco OP were treated as a “publicly traded partnership” taxed as a corporation for U.S. Federal income tax purposes, material adverse consequences to the partners would result. Moreover in such case, a holder of AIP Units receiving OP Units in the merger would be required to recognize gain or loss on the transaction. In addition, Aimco would not qualify as a REIT for U.S. Federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. Aimco believes and intends to take the position that Aimco OP should not be treated as a “publicly traded partnership” taxable as a corporation. No assurances can be given that the Internal Revenue Service, or the IRS, would not assert, or that a court would not sustain a contrary position. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of Aimco OP as a “partnership” for U.S. Federal income tax purposes.

The limited partners may recognize gain on the transaction.  If an AIP limited partner receives or is deemed to receive cash or consideration other than OP Units in connection with the merger transactions, the receipt of such cash or other consideration may be taxable to the limited partner. Subject to certain exceptions, including exceptions applicable to periodic distributions of operating cash flow, any transfer or deemed transfer of cash by Aimco OP to the limited partner (or its owners) (including AIP’s distribution of funds from the June 30, 2010 second mortgage AIP obtained on the Lazy Hollow Apartments) within two years before or after the merger, including cash paid at closing, will generally be treated as part of a “disguised sale.” The application of the “disguised sale” rules is complex and depends, in part, upon the facts and circumstances applicable to the limited partner, which Aimco has not undertaken to review. Accordingly, limited partners are particularly urged to consult with their tax advisors concerning the extent to which the “disguised sale” rules would apply.

A contribution of appreciated or depreciated property may result in special allocations to the contributing partner.  If property is contributed to Aimco OP, and the adjusted tax basis of the property differs from its fair market value, then Aimco OP tax items must be specially allocated for U.S. Federal income tax purposes, in a manner chosen by Aimco OP, such that the contributing partner is charged with and recognizes the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. As a result of such special allocations, the amount of net taxable income allocated to a contributing partner may exceed the amount of cash distributions, if any, to which such contributing partner is entitled.

The Aimco OP general partner could take actions that would impose tax liability on a contributing partner.  There are a variety of transactions that Aimco OP may in its sole discretion undertake following a property contribution that could cause the transferor (or its partners) to incur a tax liability without a corresponding receipt of cash. Such transactions include, but are not limited to, the sale or distribution of a particular property and a reduction in nonrecourse debt, or the making of certain tax elections by Aimco OP. In addition, future economic, market, legal, tax or other considerations may cause Aimco OP to dispose of the contributed property or to reduce its debt. As permitted by the Aimco OP partnership agreement, the general partner intends to make decisions in its capacity as general partner of Aimco OP so as to maximize the profitability of Aimco OP as a whole, independent of the tax effects on individual holders of OP Units.

An investor’s tax liability from OP Units could exceed the cash distributions received on such OP Units.  A holder of OP Units will be required to pay U.S. Federal income tax on such holder’s allocable share of Aimco OP’s income, even if such holder receives no cash distributions from Aimco OP. No assurance can be given that a holder of OP Units will receive cash distributions equal to such holder’s allocable share of taxable income from Aimco OP or equal to the tax liability to such holder resulting from that income. Further, upon the sale, exchange or redemption of any OP Units, a reduction in nonrecourse debt, or upon the special allocation at the liquidation of Aimco OP, an investor may incur a tax liability in excess of the amount of cash received.

OP Unitholders may be subject to state, local or foreign taxation.  OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which Aimco OP transacts business and owns property. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and an OP Unitholder may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of OP Unitholders may not conform to the U.S. federal income tax consequences of an investment in OP Units, as described in “Material United States Federal Income Tax Considerations” beginning on page 67.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

The following table sets forth Aimco’s selected summary historical financial data as of the dates and for the periods indicated. Aimco’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2010 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2010, are derived from information included in Aimco’s Current Report on Form 8-K filed with the SEC on November 15, 2011. Aimco’s unaudited historical consolidated statements of operations data set forth below for each of the nine months ended September 30, 2011 and 2010, and the unaudited historical consolidated balance sheet data as of September 30, 2011, are derived from information included in Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on October 28, 2011.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco’s Current Report on Form 8-K filed with the SEC on November 15, 2011, and Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on October 28, 2011, which are incorporated by reference in this information statement/prospectus. See “Where You Can Find Additional Information” in this information statement/prospectus.

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,
	2011	2010	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(unaudited)
	(dollar amounts in thousands, except per share data)

Consolidated Statements of Operations:
Total revenues	$834,521	$812,265	$1,092,606	$1,082,231	$1,128,099	$1,063,962	$978,692
Total operating expenses(2)	(702,240)	(720,017)	(967,144)	(995,469)	(1,096,498)	(901,629)	(825,485)
Operating income(2)	132,281	92,248	125,462	86,762	31,601	162,333	153,207
Loss from continuing operations(2)	(100,550)	(121,293)	(161,725)	(199,680)	(117,743)	(47,827)	(44,129)
Income from discontinued operations, net(3)	50,959	65,881	72,101	154,880	744,745	173,333	331,151
Net (loss) income	(49,591)	(55,412)	(89,624)	(44,800)	627,002	125,506	287,022
Net loss (income) attributable to noncontrolling interests	5,438	5,147	17,896	(19,474)	(214,995)	(95,595)	(110,234)
Net (income) attributable to Aimco’s preferred stockholders	(35,429)	(36,626)	(53,590)	(50,566)	(53,708)	(66,016)	(81,132)
Net (loss) income attributable to Aimco’s common stockholders	(79,751)	(86,891)	(125,318)	(114,840)	351,314	(40,586)	93,710
Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco’s common stockholders	$(0.92)	$(1.10)	$(1.45)	$(1.77)	$(2.09)	$(1.39)	$(1.49)
Net (loss) income attributable to Aimco’s common stockholders	$(0.67)	$(0.75)	$(1.08)	$(1.00)	$3.96	$(0.43)	$0.98
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,179,415	—	$6,297,557	$6,474,700	$6,633,790	$6,405,002	$5,946,219
Total assets	7,042,702	—	7,378,566	7,906,468	9,441,870	10,617,681	10,292,587
Total indebtedness	5,259,725	—	5,338,630	5,316,303	5,679,544	5,303,531	4,647,864
Total equity	1,201,114	—	1,306,772	1,534,703	1,646,749	2,048,546	2,650,182
Other Information:
Dividends declared per common share(4)	$0.36	$0.20	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	359	419	399	426	514	657	703
Total consolidated apartment units (end of period)	83,304	93,008	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	47	59	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,517	6,933	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the September 30, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of September 30, 2011 as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco’s Current Report on Form 8-K filed with the SEC on November 15, 2011, which are incorporated by reference in this information statement/prospectus).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, which is incorporated by reference in this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco’s Current Report on Form 8-K filed with the SEC on November 15, 2011, which is incorporated by reference in this information statement/prospectus.

(4)	Dividends declared per common share during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per share dividends that were paid through the issuance of shares of Aimco Class A Common Stock (see Note 11 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco’s Current Report on Form 8-K filed with the SEC on November 15, 2011, which is incorporated by reference in this information statement/prospectus).

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF AIMCO PROPERTIES, L.P.

The following table sets forth Aimco OP’s selected summary historical financial data as of the dates and for the periods indicated. Aimco OP’s historical consolidated statements of operations data set forth below for each of the five fiscal years in the period ended December 31, 2010 and the historical consolidated balance sheet data for each of the five fiscal year-ends in the period ended December 31, 2010, are derived from information included in Aimco OP’s Current Report on Form 8-K, filed with the SEC on November 15, 2011, and included as Annex I to this information statement/prospectus. Aimco OP’s unaudited historical consolidated statements of operations data set forth below for each of the nine months ended September 30, 2011 and 2010, and the unaudited historical consolidated balance sheet data as of September 30, 2011, are derived from information included in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 included as Annex H to this information statement/prospectus.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes to the consolidated financial statements included in Aimco OP’s Current Report on Form 8-K filed with the SEC on November 15, 2011, and Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on October 28, 2011, which are included as Annex I and Annex H, respectively, to this information statement/prospectus.

	For the Nine Months
	Ended September 30,		For The Years Ended December 31,
	2011	2010	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(unaudited)
	(dollar amounts in thousands, except per unit data)

Consolidated Statements of Operations:
Total revenues	$834,521	$812,265	$1,092,606	$1,082,231	$1,128,099	$1,063,962	$978,692
Total operating expenses(2)	(702,240)	(720,017)	(967,144)	(995,469)	(1,096,498)	(901,629)	(825,485)
Operating income(2)	132,281	92,248	125,462	86,762	31,601	162,333	153,207
Loss from continuing operations(2)	(99,290)	(120,651)	(160,866)	(198,860)	(116,957)	(47,078)	(41,169)
Income from discontinued operations, net(3)	50,959	65,881	72,101	154,880	744,745	173,333	331,151
Net (loss) income	(48,331)	(54,770)	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	4,612	1,795	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net (income) attributable to Aimco OP’s preferred unitholders	(40,441)	(39,918)	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to Aimco OP’s common unitholders	(84,329)	(92,893)	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to Aimco OP’s common unitholders	$(0.91)	$(1.10)	$(1.44)	$(1.76)	$(1.94)	$(1.38)	$(1.47)
Net (loss) income attributable to Aimco OP’s common unitholders	$(0.66)	$(0.75)	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
Consolidated Balance Sheets:
Real estate, net of accumulated depreciation	$6,179,920	—	$6,298,062	$6,475,205	$6,634,295	$6,405,507	$5,946,724
Total assets	7,060,492	—	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,259,725	—	5,338,630	5,316,303	5,679,544	5,303,531	4,647,864
Total partners’ capital	1,218,904	—	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
Other Information:
Distributions declared per common unit(4)	$0.36	$0.20	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	359	419	399	426	514	657	703
Total consolidated apartment units (end of period)	83,304	93,008	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	47	59	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,517	6,933	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the September 30, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of

September 30, 2011 as discontinued operations (see Note 3 to the condensed consolidated financial statements in “Item 1 — Financial Statements” in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, included as Annex H to this information statement/prospectus and Note 13 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on November 15, 2011, and included as Annex I to this information statement/prospectus).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010, and included as Annex G to this information statement/prospectus.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aimco OP’s Current Report on Form 8-K filed with the SEC on November 15, 2011, and included as Annex I to this information statement/prospectus.

(4)	Distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of OP Units (see Note 11 to the consolidated financial statements in “Item 8 — Financial Statements and Supplementary Data” in Aimco OP’s Current Report on Form 8-K, filed with the SEC on November 15, 2011, and included as Annex I to this information statement/prospectus).

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF
ANGELES INCOME PROPERTIES, LTD. 6

The following table sets forth AIP’s selected summary historical financial data as of the dates and for the periods indicated. AIP’s historical statements of operations and cash flow data set forth below for each of the two fiscal years in the period ended December 31, 2010 and the historical balance sheet data as of December 31, 2010 and 2009, are derived from AIP’s financial statements included in AIP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. AIP’s unaudited historical statements of operations data set forth below for each of the nine months ended September 30, 2011 and 2010, and the unaudited historical balance sheet data as of September 30, 2011, are derived from information included in AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the financial statements and notes to the financial statements included in AIP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 25, 2011, and AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 9, 2011, which are included as Annex E and Annex F, respectively, to this information statement/prospectus.

	For the Nine Months
	Ended September 30,		For The Years Ended December 31,
	2011	2010	2010	2009
	(unaudited)
	(dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$2,091	$2,062	$2,760	$2,726
Income from continuing operations	275	249	405	605
Net income	350	3,081	3,272	717
Net income from continuing operations per limited partnership unit	5.75	5.20	8.46	12.66
Net income per limited partnership unit	7.27	62.04	66.94	15.01
Distributions per limited partnership unit	—	178.36	181.90	14.01
Ratio of earnings to fixed charges	143%	154%	155%	222%
BALANCE SHEET DATA:
Cash and cash equivalents	$219	$109	$289	$219
Real estate, net of accumulated depreciation	3,605	3,639	3,615	3,787
Assets held for sale	—	—	—	2,968
Total assets	4,458	4,393	4,568	7,484
Mortgage notes payable	13,757	13,939	13,896	7,867
Due to affiliates	8	—	—	270
Liabilities related to assets held for sale	—	—	—	3,446
General partners’ deficit	(188)	(305)	(194)	(303)
Limited partners’ deficit	(9,339)	(9,651)	(9,683)	(4,148)
Total partners’ deficit	(9,527)	(9,956)	(9,877)	(4,451)
Total distributions	—	8,586	8,698	679
Book value per limited partnership unit	(197.40)	(203.99)	(204.67)	(87.68)
CASH FLOW DATA:
Net (decrease) increase in cash and cash equivalents	$(70)	$(110)	$70	$(34)
Net cash provided by operating activities	449	94	338	1,443

COMPARATIVE PER SHARE DATA

Aimco common stock trades on the NYSE under the symbol “AIV.” The OP Units are not listed on any securities exchange and do not trade in an active secondary market. However, as described below, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. After a one-year holding period, OP Units are redeemable for shares of Aimco common stock (on a one-for-one basis) or cash equal to the value of such shares, as Aimco elects. As a result, the trading price of Aimco common stock is considered a reasonable estimate of the fair market value of an OP Unit. The number of OP Units offered in the merger with respect to each AIP Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger. The closing price of Aimco common stock as reported on the NYSE on November 10, 2011, was $22.82.

The AIP Units are not listed on any securities exchange nor do they trade in an active secondary market. The per unit cash merger consideration payable to each holder of AIP Units is greater than the General Partner’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of AIP) if its property was sold at a price equal to its appraised value, given that the General Partner did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s property, such as prepayment penalties on the mortgage debt of such property.

The following tables summarize the historical per share/unit information for Aimco, Aimco OP and AIP for the periods indicated:

	Nine Months Ended
	September 30,	Fiscal Year Ended December 31,
	2011	2010	2009	2008

Cash dividends declared per share/unit
Aimco Common Stock	$0.36	$0.30	$0.40	$2.40
Aimco OP Units	0.36	0.30	0.40	2.40
AIP Units	—	181.90	14.01	6.59
(Loss) income per common share/unit from continuing operations
Aimco Common Stock	$(0.92)	$(1.45)	$(1.77)	$(2.09)
Aimco OP Units	(0.91)	(1.44)	(1.76)	(1.94)
AIP Units	5.75	8.46	12.66	13.57

	September 30, 2011	December 31, 2010

Book value per share/unit
Aimco Common Stock(1)	$7.87	$8.89
Aimco OP Units(2)	7.26	8.18
AIP Units(3)	(197.40)	(204.67)

(1)	Based on 120.9 million and 117.6 million shares of Aimco common stock outstanding at September 30, 2011 and December 31, 2010, respectively.

(2)	Based on 129.2 million and 126.1 million Aimco OP Units and equivalents outstanding at September 30, 2011 and December 31, 2010, respectively.

(3)	Based on 47,311 limited partner units outstanding at September 30, 2011 and December 31, 2010.

INFORMATION ABOUT THE AIMCO ENTITIES

Aimco is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. Aimco’s principal financial objective is to provide predictable and attractive returns to its stockholders. Aimco’s business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve its portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in its portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of September 30, 2011, Aimco:

•	owned an equity interest in 205 conventional real estate properties with 64,781 units;

•	owned an equity interest in 201 affordable real estate properties with 24,040 units; and

•	provided services for or managed 11,233 units in 159 properties, primarily pursuant to long-term asset management agreements. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, Aimco consolidated 199 conventional properties with 63,335 units and 160 affordable properties with 19,969 units.

For conventional assets, Aimco focuses on the ownership of primarily B/B+ assets. Aimco measures conventional property asset quality based on average rents of its units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco classifies as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, Aimco’s rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

Through its wholly-owned subsidiaries, AIMCO-GP, Inc., the general partner of Aimco OP, and AIMCO-LP Trust, Aimco owns a majority of the ownership interests in Aimco OP. As of September 30, 2011, Aimco held approximately 94% of the OP Units and equivalents. Aimco conducts substantially all of its business and owns substantially all of its assets through Aimco OP. Interests in Aimco OP that are held by limited partners other than Aimco include OP Units, high performance partnership units, or HPUs, and partnership preferred units. The holders of the OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco common stock. Holders of OP Units may redeem such units for cash or, at Aimco OP’s option, Aimco common stock. Partnership preferred units entitle the holders thereof to a preference with respect to distributions or upon liquidation. At September 30, 2011, after elimination of shares held by consolidated subsidiaries, 120,916,144 shares of Aimco common stock were outstanding and Aimco OP had 8,289,841 OP Units and equivalents outstanding for a combined total of 129,205,985 shares of Aimco common stock, OP Units and equivalents outstanding.

Through its wholly-owned subsidiary, AIMCO/IPT, Inc., a Delaware corporation, Aimco owns all of the outstanding common stock of the General Partner.

AIMCO/IPT, Inc. holds a 70% interest in AIMCO IPLP, L.P. as its general partner. AIMCO/IPT, Inc. and AIMCO IPLP, L.P. share voting and dispositive power over 5,462 AIP Units, or approximately 11.54% of the outstanding AIP Units. Aimco OP holds a 30% interest in AIMCO IPLP, L.P. as its limited partner.

Angeles Income Properties 6, LP, or New AIP, is a Delaware limited partnership formed on July 26, 2011, for the purpose of consummating the merger with AIP. New AIP has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. New AIP’s general partner is Angeles Realty Corporation II, and its sole limited partner is Aimco OP.

AIMCO AIP 6 Merger Sub LLC, or the Aimco Subsidiary, is a Delaware limited liability company formed on July 26, 2011, for the purpose of consummating the merger with AIP. The Aimco Subsidiary is a direct wholly-owned subsidiary of Aimco OP. The Aimco Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

The names, positions and business addresses of the directors and executive officers of Aimco, Aimco OP, AIMCO-GP, Inc., AIMCO/IPT, Inc., AIMCO IPLP, L.P., Cooper River Properties, LLC, the General Partner and the Aimco Subsidiary, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth in Annex D attached hereto and are incorporated in this information statement/prospectus by reference. During the last five years, none of Aimco, AIMCO-GP, AIMCO/IPT, Inc., AIMCO IPLP, L.P., Aimco OP, Cooper River Properties, LLC, AIP or the General Partner nor, to the best of their knowledge, any of the persons listed in Annex D of this information statement/prospectus (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of or prohibiting activities subject to federal or state securities laws or finding any violation with respect to such laws. Additional information about Aimco is included in documents incorporated by reference into this information statement/prospectus. Additional information about Aimco OP is included in Annex G, Annex H, and Annex I to this information statement/prospectus. See “Where You Can Find Additional Information.”

The following chart represents the organizational structure of the Aimco Entities:

INFORMATION ABOUT ANGELES INCOME PROPERTIES, LTD. 6

Angeles Income Properties, Ltd. 6 is a California limited partnership organized in June 1984. During its initial offering period through September 30, 1988, AIP sold a total of 47,384 units of the limited partnership for $1,000 each, for an aggregate capital contribution of $47,384,000. In addition, the general partner contributed a total of $1,000 to AIP for a 1% interest. Since its initial offering, AIP has not received, nor are limited partners required to make, additional capital contributions. AIP’s partnership agreement provides that the partnership is to terminate on December 31, 2037 unless terminated prior to such date. The General Partner is a wholly-owned subsidiary of Aimco.

AIP was organized for the purpose of acquiring fee and other forms of equity interests in various types of real estate property. On May 20, 2010, AIP sold Homestead Apartments, a 168 unit apartment complex in East Lansing, Michigan, to a third party for a gross sales price of $7,000,000. The net proceeds realized by AIP were approximately $6,802,000 after payment of closing costs of approximately $198,000. AIP used approximately $3,295,000 to repay the mortgage encumbering the property. AIP realized a gain on sale of discontinued operations of approximately $3,820,000 as a result of the sale. In addition, AIP recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. While AIP is not subject to federal income tax, it is subject to tax related to its Michigan activities. During the year ended December 31, 2010, as a result of the sale of Homestead Apartments, AIP recognized current tax expense of approximately $118,000, with a corresponding liability at December 31, 2010.

At September 30, 2011, AIP, through a limited partnership in which AIP owns a 99% interest, owned and operated one property, the Lazy Hollow Apartments, a 178 unit apartment project located in Columbia, Maryland.

The average annual rental rates for each of the five years ended December 31, 2010 for the property are as follows:

	Average Annual Rental Rates
Property	2010	2009	2008	2007	2006

Lazy Hollow Apartments	$14,691/unit	$14,598/unit	$14,465/unit	$13,999/unit	$13,614/unit

The average occupancy for each of the five years ended December 31, 2010 and for the nine months ended September 30, 2011 and 2010 for the property is as follows:

	Average Occupancy
	For the Nine
	Months Ended
	September 30,		For The Years Ended December 31,
Property	2011	2010	2010	2009	2008	2007	2006

Lazy Hollow Apartments	97%	97%	97%	96%	95%	97%	95%

The real estate industry is highly competitive. AIP’s property is subject to competition from other residential apartment complexes in the area. The General Partner believes that the property is adequately insured. The property is an apartment complex which leases units for terms of one year or less. No tenant leases 10% or more of the available rental space.

In June 2008, Lazy Hollow Apartments suffered damage to several of its apartment units as a result of high winds and falling trees. AIP incurred approximately $67,000 to repair the damaged units during 2008, including approximately $17,000 for clean-up costs. During the year ended December 31, 2009, AIP received approximately $64,000 in insurance proceeds, including approximately $14,000 for emergency expenses. AIP recognized a casualty gain of approximately $36,000 during the year ended December 31, 2009 as a result of the write-off of undepreciated damaged assets of approximately $14,000.

During the year ended December 31, 2010, AIP completed approximately $119,000 of capital improvements at Lazy Hollow Apartments consisting primarily of water heater, appliance and floor covering replacements. These improvements were funded from operating cash flow. During the nine months ended September 30, 2011, AIP completed approximately $211,000 of capital improvements at Lazy Hollow Apartments, consisting primarily of water heater and floor covering replacements, exterior painting and parking lot improvements. These improvements were funded from operating cash flow. AIP regularly evaluates the capital improvement needs of the property. AIP has received notice that lender on the first and second mortgage on AIP’s property will require AIP to complete certain parking lot and common area repairs during 2011, which repairs cost approximately $109,800. As discussed above, all of these capital improvements were completed during the nine months ended September 30, 2011. Except for these repairs, AIP has no material commitments for property improvements and replacements, however, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Additional capital expenditures will be incurred only if cash is available from operations or from AIP reserves. To the extent that such capital improvements are completed, AIP’s distributable cash flow, if any, may be adversely affected at least in the short term.

The following table sets forth certain information relating to the mortgages encumbering the Lazy Hollow Apartments at September 30, 2011:

	Principal,				Principal
	Balance at				Balance
	September 30,	Interest	Period	Maturity	Due at
	2011	Rate(1)	Amortized	Date	Maturity(2)
	(In thousands)				(In thousands)

1st mortgage	$7,520	6.04%	360 months	07/2020	$6,412
2nd mortgage	6,237	5.88%	360 months	07/2020	5,292

	$13,757				$11,704

(1)	Fixed rate mortgages.

(2)	See “Note C — Mortgage Notes Payable” to the financial statements included in “Item 8. Financial Statements and Supplementary Data” in AIP’s Annual Report on Form 10-K for the year ended December 31, 2010 attached hereto as Annex E for information with respect to AIP’s ability to prepay these mortgages and other specific details about the mortgages.

The mortgage notes payable are fixed rate mortgages that are non-recourse and are secured by pledges of AIP’s rental property and by pledges of revenues from the rental property. The mortgage notes payable include prepayment penalties if repaid prior to maturity. Further, the property may not be sold subject to existing indebtedness.

On June 30, 2010, AIP obtained a second mortgage loan in the principal amount of $6,330,000 on the Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, from August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. AIP may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required Aimco OP to guarantee certain non-recourse carve-out obligations of AIP with respect to the new mortgage financing. In connection with the new loan, AIP incurred loan costs of approximately $189,000, which were capitalized during the year ended December 31, 2010. Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the year ended December 31, 2010.

In connection with the second mortgage loan, AIP also agreed to certain modifications on the existing mortgage loan encumbering the Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, from August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. AIP may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $15,000. As a condition of the loan, the lender required Aimco OP to guarantee certain non-recourse carve-out obligations of AIP with respect to the modified loan.

Distributions to Limited Partners

The AIP Units are entitled to allocations of profit and loss, and distributions, relating to AIP’s interest in the Lazy Hollow Apartments. As of November 18, 2011, there were 47,311 AIP Units outstanding, and Aimco OP and its affiliates owned 27,739 of those units, or approximately 58.63% of those units.

AIP distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands except per unit data):

	Year Ended December 31, 2010		Year Ended December 31, 2009
		Per Limited		Per Limited
		Partnership		Partnership
	Aggregate	Unit	Aggregate	Unit

Sale(1)	$2,276	$47.64	$—	$—
Financing(2)	6,205	129.86	—	—
Operations(3)	211	4.40	670	14.01

Total	$8,692	$181.90	$670	$14.01

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on the Lazy Hollow Apartments.

(3)	Includes an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) which was declared by AIP on December 31, 2010. This amount is included in distribution payable for the year ended December 31, 2010 and was paid to the partners in March 2011.

AIP distributed the following amounts during the nine months ended September 30, 2011 and 2010 (in thousands, except per unit data):

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
		Per Limited		Per Limited
		Partnership		Partnership
	Aggregate	Unit	Aggregate	Unit

Sale(1)	$—	$—	$2,276	$47.64
Financing(2)	—	—	6,147	128.63
Operations	—	—	100	2.09

Total	$—	$—	$8,523	$178.36

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

At December 31, 2010, approximately $41,000 of the distribution payable represents the estimated Michigan withholding taxes to be paid by AIP on behalf of certain limited partners in connection with the sale of Homestead Apartments.

In conjunction with the transfer of funds from a majority owned sub-tier limited partnership to AIP, approximately $6,000 and $9,000 was distributed to the general partner of the majority owned sub-tier limited partnership during the years ended December 31, 2010 and 2009, respectively. In the fourth quarter, the general partner of the majority owned sub-tier limited partnership returned $57,000 of distributions previously received. During the nine months ended September 30, 2011, AIP paid an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) and approximately $41,000 to the applicable limited partners associated with the sale of Homestead Apartments, which was previously withheld for Michigan withholding taxes, both of which were included in distribution payable at December 31, 2010. No other distributions were made or declared during the nine months ended September 30, 2011.

Future cash distributions will depend on the level of cash generated from operations, the timing of debt maturity, refinancings, and/or property sale. AIP’s cash available for distribution is reviewed on a monthly basis.

There can be no assurance, however, that AIP will generate sufficient funds from operations after required capital expenditures to permit any distributions to its partners during the remainder of 2011 or subsequent periods.

Certain Relationships and Related Transactions

AIP has no employees and depends on the General Partner and its affiliates for the management and administration of all partnership activities. The AIP partnership agreement provides that the General Partner and its affiliates receive certain payments for services and reimbursement of certain expenses incurred on behalf of AIP.

The AIP partnership agreement also provides that the General Partner and its affiliates receive 5% of gross receipts from AIP’s properties as compensation for providing property management services. AIP paid to such affiliates approximately $166,000 and $207,000 for the years ended December 31, 2010 and 2009, respectively, and approximately $103,000 and $133,000 for each of the nine months ended September 30, 2011 and 2010, respectively.

Affiliates of the General Partner charged AIP for reimbursement of accountable administrative expenses amounting to approximately $54,000 and $81,000 for the years ended December 31, 2010 and 2009, respectively. A portion of these reimbursements for these periods are for construction management services provided by an affiliate of the General Partner of approximately $3,000 and $25,000 for the years ended December 31, 2010 and 2009, respectively.

Affiliates of the General Partner charged AIP for reimbursement of accountable administrative expenses amounting to approximately $43,000 and $45,000 for the nine months ended September 30, 2011 and 2010, respectively. A portion of these reimbursements for these periods are for construction management services provided by an affiliate of the General Partner of approximately $17,000 and $1,000 for the nine months ended September 30, 2011 and 2010, respectively.

In connection with the second mortgage obtained on Lazy Hollow Apartments during the nine months ended September 30, 2010, an affiliate of the General Partner was paid a financing fee of approximately $56,000 in accordance with the Partnership Agreement. The fee was capitalized by AIP.

Pursuant to AIP’s partnership agreement, the General Partner is entitled to receive a distribution equal to 3% of the aggregate disposition price of sold properties. Pursuant to this provision, AIP paid total distributions to the General Partner of approximately $731,000 in prior years related to property sales as follows: 1997 sale of LaSalle Warehouse, 1998 sale of Whispering Pines, 1999 sale of Mesa Dunes Mobile Home Park, 2000 sale of Wakonda Shopping Center and Town and Country Shopping Center and the 2001 sale of Casa Granada Apartments. These distributions are subordinate to the limited partners receiving a preferred return, as specified in AIP’s partnership agreement. If the limited partners have not received their preferred return when AIP terminates, the General Partner will be required to return this amount to AIP. AIP did not pay a distribution to the General Partner under this provision during the year December 31, 2010 related to the sale of Homestead Apartments as the limited partners have not received their preferred return as of September 30, 2011 or December 31, 2010.

Pursuant to AIP’s partnership agreement for managing the affairs of AIP, the General Partner is entitled to receive a Partnership Management Fee equal to 10% of AIP’s net cash from operations. During the nine months ended September 30, 2011 and 2010, the amount accrued for the allowable fee was approximately $8,000 and $0, respectively. The total amount due at September 30, 2011 was approximately $8,000. During the years ended December 31, 2010 and 2009, the amount accrued for the allowable fee was zero and approximately $55,000, respectively. The total amount due at December 31, 2009 was approximately $270,000. Payment of the Partnership Management Fee is restricted to distributable net proceeds as defined in AIP’s partnership agreement. The cumulative unpaid Partnership Management Fees earned for the years 2003 through 2009 of approximately $270,000 were paid during the year ended December 31, 2010 with distributable net proceeds from the sale of Homestead Apartments.

In accordance with AIP’s partnership agreement, during the year ended December 31, 2009, Aimco OP advanced to AIP approximately $70,000 to fund property taxes at the Lazy Hollow Apartments. Interest on the advances was charged at a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Interest expense was approximately $1,000 for the year ended December 31, 2009. There were no such advances or interest expense during the year ended December 31, 2010 or the nine months ended September 30, 2011 and 2010. Total advances and interest of approximately $71,000 were repaid during the year ended December 31, 2009. There were no advances or accrued interest owed to affiliates at December 31, 2010 or September 30, 2011. AIP may receive additional advances of funds from Aimco OP although Aimco OP is not obligated to provide such advances.

AIP insures its property up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. AIP insures its property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the General Partner. During the years ended December 31, 2010 and 2009, AIP was charged by Aimco and its affiliates approximately $44,000 and $47,000, respectively, for insurance coverage and fees associated with policy claims administration. During the nine months ended September 30, 2011, AIP was charged by Aimco and its affiliates approximately $13,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by AIP during 2011 as other insurance policies renew later in the year.

In addition to its indirect ownership of the general partner interests in AIP, Aimco and its affiliates owned 27,739 AIP Units representing approximately 58.63% of the number of AIP Units outstanding, at November 18, 2011. Pursuant to the AIP partnership agreement, limited partners holding a majority of the units are entitled to take action with respect to a variety of matters that include voting on certain amendments to the AIP partnership agreement and voting to remove the General Partner. As a result of its ownership of 58.63% of the outstanding AIP Units, Aimco and its affiliates are in a position to control all such voting decisions with respect to AIP. Although the General Partner owes fiduciary duties to AIP’s limited partners, it also owes fiduciary duties to its sole stockholder, which is wholly-owned by Aimco. As a result, the duties of the General Partner to AIP and its limited partners may come into conflict with the duties of the General Partner its sole stockholder.

Directors, Executive Officers and Corporate Governance

AIP has no directors or executive officers of its own. The names and ages of, as well as the positions and offices held by, the present directors and officers of the General Partner as of September 30, 2011 are set forth in Annex D to this information statement/prospectus. One or more of those persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. Further, one or more of those persons are also officers of Aimco and the general partner of Aimco OP, entities that have a class of securities registered pursuant to Section 12(g) of the Exchange Act, or are subject to the reporting requirements of Section 15(d) of the Exchange Act. There are no family relationships between or among any officers or directors. No remuneration was paid to AIP nor its directors or officers during the year ended December 31, 2010 or the nine months ended September 30, 2011.

The board of directors of the General Partner does not have a separate audit committee. As such, the board of directors of the General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert.”

The directors and officers of the General Partner with authority over AIP are all employees of subsidiaries of Aimco. Aimco has adopted a code of ethics that applies to such directors and officers that is posted on Aimco’s website (www.aimco.com). Aimco’s website is not incorporated by reference to this filing.

Security Ownership of Certain Beneficial Owners and Management

The General Partner owns all of the outstanding general partner interests in AIP, which constitute 1% of the total interests in the partnership. AIP has no directors or executive officers of its own. The General Partner is a California corporation, which is indirectly wholly-owned by Aimco. None of the General Partner or any of its directors or executive officers owns any of the AIP Units. The following table sets forth certain information as of

November 18, 2011 with respect to the ownership by any person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the AIP Units.

	Approximate		Approximate
	Number of		Percent of
Entity Name and Address	Units		Class

Apartment Investment and Management Company(1)	27,739	(2)	58.63%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO-GP, Inc.(1)	27,739	(2)	58.63%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO Properties, L.P.(1)	27,739	(2)	58.63%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO IPLP, L.P.(3)	5,462	(4)	11.54%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
AIMCO/IPT, Inc.(3)	5,462	(4)	11.54%
4582 South Ulster Street, Suite 1100 Denver, CO 80237
Cooper River Properties, LLC(5)	3,506		7.41%
4582 South Ulster Street, Suite 1100 Denver, CO 80237

(1)	AIMCO-GP, Inc., a Delaware corporation, is the sole general partner of AIMCO Properties, L.P., and owns approximately a 1% general partner interest in AIMCO Properties, L.P. AIMCO-GP, Inc. is wholly-owned by Apartment Investment and Management Company. As of November 10, 2011, AIMCO-LP Trust, a Delaware trust wholly-owned by Apartment Investment and Management Company, owns approximately a 93% interest in the OP Units and equivalents of AIMCO Properties, L.P.

(2)	AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company share voting and dispositive power over 27,739 AIP Units, representing approximately 58.63% of such units. AIMCO-GP, Inc. holds its AIP Units, directly or indirectly, as nominee for AIMCO Properties, L.P. and so AIMCO Properties, L.P. may be deemed the beneficial owner of the AIP Units held by AIMCO-GP, Inc. Apartment Investment and Management Company may be deemed the beneficial owner of the AIP Units held by AIMCO Properties, L.P. and AIMCO-GP, Inc. by virtue of its indirect ownership or control of these entities.

(3)	AIMCO/IPT, Inc., is wholly-owned by Aimco and holds a 70.0% interest in AIMCO IPLP, L.P. as its general partner. AIMCO Properties, L.P. holds a 30% interest in AIMCO IPLP, L.P. as the limited partner.

(4)	AIMCO IPLP, L.P. and AIMCO/IPT, Inc. share voting and dispositive power over 5,462 AIP Units, representing approximately 11.54% of the class, including the 3,506 AIP Units held by Cooper River Properties, LLC.

(5)	Cooper River Properties, LLC is a wholly-owned subsidiary of AIMCO IPLP, L.P.

Additional Information

For additional information about AIP and its property and operating data related to this property, see AIP’s Annual Report on Form 10-K for the year ended December 31, 2010, attached hereto as Annex E, and AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, attached hereto as Annex F.

THE TRANSACTIONS

Background of the Transactions

The General Partner regularly evaluates AIP’s properties by considering various factors, such as AIP’s financial position and real estate and capital markets conditions. The General Partner monitors the properties’ specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the properties and continuously evaluates the physical improvement requirements. In addition, the financing structure for the properties (including any prepayment penalties), tax implications to limited partners, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold AIP’s properties.

After taking into account the foregoing considerations, during 2009, the General Partner began to consider strategic alternatives for AIP and its two properties, the Homestead Apartments and the Lazy Hollow Apartments. In September 2009, the General Partner, together with certain other affiliates of Aimco, entered into a purchase and sale contract with a third party to sell the Lazy Hollow Apartments and certain other apartment complexes owned by Aimco’s affiliates. This purchase and sale contract was terminated by the parties in the fourth quarter of 2009. The amount of the overall purchase price to be allocated to the Lazy Hollow Apartments under the terminated purchase and sale contract was $17,510,000. On May 20, 2010, the General Partner sold the Homestead Apartments to a third party for a gross sales price of $7,000,000.

During January 2011, officers of the General Partner, who are also officers of Aimco, met several times to discuss strategic alternatives for AIP and its sole remaining property, the Lazy Hollow Apartments. During these meetings, they considered the costs of maintaining AIP’s current ownership structure, including audit, tax and SEC reporting costs, given Aimco OP’s ownership of 58.63% of the AIP Units.

After considering all of these factors, the General Partner agreed to explore the possibility of Aimco OP acquiring the Lazy Hollow Apartments through a transaction that would provide the unaffiliated limited partners with the opportunity to defer taxable gain through an exchange of AIP Units for OP Units.

During January and February of 2011, the General Partner’s management sought advice from outside counsel to determine whether a transaction would be feasible that would result in Aimco OP’s ownership of the Lazy Hollow Apartments while also providing potential tax deferral to limited partners who are unaffiliated with Aimco OP. At the same time, they spoke with appraisers regarding the possibility of appraising the property for purposes of evaluating a potential transaction with Aimco OP. The General Partner engaged KTR on February 11, 2011 to appraise the Lazy Hollow Apartments. KTR delivered the appraisal for the Lazy Hollow Apartments on March 11, 2011. Pursuant to this appraisal, KTR valued the property at $26,000,000 as of March 4, 2011.

Over the following weeks, the General Partner’s management reviewed the appraisal report and discussed both KTR’s assumptions and its valuation of the property and determined that KTR’s assumptions were reasonable and the valuation appropriate. As part of their review, they considered the fiduciary duties owed by the General Partner to unaffiliated limited partners, as well as the property’s appraised value, and the amount of indebtedness secured by the property, which at March 31, 2011 was approximately $13.9 million.

In April and May 2011, the General Partner’s management further discussed with outside counsel the possibility of pursuing a transaction that would result in Aimco’s ownership of the Lazy Hollow Apartments. In connection with these discussions, Aimco OP and the General Partner agreed that, if they were to pursue such a transaction, they should consider retaining an independent financial advisor to opine as to the fairness of such transaction to the unaffiliated limited partners of AIP.

In May 2011, the General Partner’s management, together with outside counsel, conducted interviews with representatives of Duff & Phelps and two other financial advisory firms. On June 10, 2011, Aimco OP engaged Duff & Phelps to provide a fairness opinion, and, if requested, an updated fairness opinion with respect to the merger transactions and the other possible merger transactions. In the following weeks, Duff & Phelps had due diligence calls with the General Partner’s management and received due diligence materials in response to its diligence requests.

On June 3, 2011, at the request of Aimco OP and the General Partner, KTR delivered an updated appraisal for the Lazy Hollow Apartments, pursuant to which it valued the property at $26,000,000, as of June 1, 2011. The General Partner’s management reviewed and discussed the updated appraisal report and calculated the merger consideration based on this updated appraisal.

On July 28, 2011, Duff & Phelps delivered its written opinion to the boards of directors of Aimco and the general partners of Aimco OP and AIP to the effect that, as of July 28, 2011, and based on and subject to the various assumptions made, procedure followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration in the second merger is fair, from a financial point of view, to the unaffiliated limited partners of AIP.

On July 28, 2011, the General Partner considered the merger transactions and decided to approve the merger agreement. Before doing so, the General Partner and the Aimco Entities considered a number of possible alternatives to the proposed transactions, as described in greater detail in this information statement/prospectus. However, the General Partner and the Aimco Entities ultimately determined that the proposed mergers are in the best interests of AIP and its unaffiliated limited partners that hold AIP Units. On July 28, 2011, AIP, New AIP, Aimco OP and the Aimco Subsidiary entered into the agreement and plan of merger.

Also on July 28, 2011, Aimco and Aimco OP filed with the SEC a registration statement relating to the merger. In addition, the Aimco Entities made certain other filings required in connection with the merger. From August through November 15, 2011, Aimco and Aimco OP responded to SEC comments and revised the registration statement.

On September 20, 2011, the General Partner’s management met to discuss the merger transactions and the valuation of AIP’s property. On October 4, 2011, the General Partner’s management met again to discuss the timing of the merger transactions and considered updating the valuations of AIP’s property. On October 5, 2011, the General Partner engaged KTR to update the appraisal and Duff & Phelps to provide an updated fairness opinion with respect to the equity value resulting from such updated appraisal.

On October 20, 2011, KTR delivered an updated appraisal for the Lazy Hollow Apartments, pursuant to which it valued the property at $27,000,000 as of October 1, 2011. Aimco OP and the General Partner reviewed and discussed the updated appraisal report and calculated the equity value of the AIP Units based on the updated appraisal, AIP’s updated financial position and the updated mark-to-market adjustment of the mortgage debt encumbering AIP’s property. This calculation, together with the updated financial information of AIP, resulted in an increase of the equity value of the AIP Units from $252.40 per AIP Unit to $268.04 per AIP Unit.

On November 15, 2011, Duff & Phelps delivered its updated written opinion to the boards of directors of Aimco, and the general partners of Aimco OP and AIP, to the effect that, as of November 15, 2011, based upon and subject to the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Duff & Phelps in connection with its opinion, the cash consideration of $268.04 per AIP Unit is fair, from a financial point of view, to the unaffiliated limited partners of AIP.

On November 15, 2011, the General Partner and the general partner of Aimco OP approved an amendment and restatement of the merger agreement that provides for consideration of $268.04 per AIP Unit, payable in cash or OP Units. On November 15, 2011, AIP, New AIP, Aimco OP and the Aimco Subsidiary entered into the amended and restated agreement and plan of merger.

Determination of Merger Consideration

In the second merger, each AIP Unit outstanding immediately prior to consummation of the second merger will be converted into the right to receive, at the election of the holder of such AIP Unit, either $268.04 in cash or equivalent value in OP Units, except in those jurisdictions where the law prohibits the offer of OP Units in this transaction (or registration or qualification would be prohibitively costly). Because Aimco indirectly owns the General Partner, the merger consideration has not been determined in an arm’s-length negotiation. In order to arrive at a fair consideration, KTR, an independent real estate appraisal firm, was engaged to perform a complete appraisal of AIP’s sole property, the Lazy Hollow Apartments. For more detailed information about the independent appraiser’s determination of the estimated value of the property, see “Special Factors — The Appraisal.” The per unit cash merger consideration payable to each holder of AIP Units is greater than the General Partner’s estimate of the proceeds that would be available for distribution to limited partners (following the repayment of debt and other liabilities of AIP) if the property was sold at a price equal to its appraised value. The General Partner did not deduct certain amounts that would be payable upon an immediate sale of the partnership’s property, such as prepayment penalties on the mortgage debt of the property. The estimated prepayment penalty would have been approximately $4,210,400 as of September 30, 2011. The General Partner calculated the equity of the partnership by (i) adding to the appraised value the value of any other non-real estate assets of AIP that would not be included in the appraisal; and (ii) deducting all liabilities, including the market value of mortgage debt, debt owed to the General Partner or its affiliates, accounts payable and accrued expenses and certain other costs. The amount of liabilities deducted includes an estimate of $71,200 for expenses attributable to the property that would be incurred prior to the transactions but payable after the transactions. This calculation, which is summarized below, resulted in per unit cash merger consideration of $268.04.

Appraised value of the Lazy Hollow Apartments	$27,000,000
Plus: Cash and cash equivalents	257,981
Plus: Other assets	300,841
Plus: Return of special allocation to General Partner from prior property sales	731,000
Less: Mortgage debt, including accrued interest	(13,833,072)
Less: Mark-to-market adjustment(1)	(1,271,226)
Less: Accounts payable and accrued expenses owed to third parties	(213,370)
Less: Other liabilities	(79,460)
Less: Allocation to general partner of lower tier partnership	(12,044)
Less: Estimated trailing payables	(71,200)

Net partnership equity	$12,809,450
Percentage of net partnership equity allocable to limited partners	99.00%

Net partnership equity allocable to limited partners	$12,681,356
Total number of Units	47,311

Cash consideration per unit	$268.04

(1)	The mark-to-market adjustment reflects the difference between the outstanding amount of the mortgage debt and its market value as of September 30, 2011. The market value was calculated as the present value of the remaining required payments under the loan through maturity, discounted at 4.61%, which we believe is an appropriate market rate based on our analysis of interest rates for selected loans of a similar type, leverage and duration.

The number of OP Units offered per AIP Unit was calculated by dividing the per unit cash merger consideration by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger. Although there is no public market for OP Units, after a one-year holding period, each OP Unit is generally redeemable for cash in an amount equal to the value of one share of Aimco common stock at the time, subject to Aimco’s right to acquire each OP Unit in exchange for one share of Aimco common stock (subject to antidilution adjustments). Therefore, the General Partner considers the trading price of Aimco common stock to be a reasonable estimate of the fair market value of an OP Unit. As of November 10, 2011, the average closing price of Aimco common stock over the preceding ten consecutive trading days was $23.79, which would have resulted in OP Unit consideration of 11.27 OP Units per AIP Unit.

Conflicts of Interest

The General Partner is indirectly wholly-owned by Aimco. Therefore, it has a conflict of interest with respect to the transactions. The General Partner has fiduciary duties to its sole stockholder, which is wholly-owned by Aimco, on the one hand, and to AIP and its limited partners, on the other hand. The duties of the General Partner to AIP and its limited partners conflict with its duties to its sole stockholder, which could result in the General Partner approving a transaction that is more favorable to Aimco than might be the case absent such conflict of interest. The General Partner’s desire to seek the best possible terms for AIP’s limited partners conflicts with Aimco’s interest in obtaining the best possible terms for Aimco OP.

Future Plans for the Property

After the transactions, Aimco OP will be the sole limited partner in New AIP, and will own all of the outstanding limited partnership interests of New AIP. The General Partner will continue to be the General Partner of New AIP after the transactions, and AIP’s partnership agreement in effect immediately prior to the merger transactions will be adopted as the partnership agreement of New AIP, with the following changes: (i) references therein to the California Act will be amended to refer to the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “Angeles Income Properties 6, LP”. Aimco OP intends to retain the limited partnership interests of New AIP after the transactions. After the merger transactions, Aimco will evaluate the capital improvement needs of the Lazy Hollow Apartments, and anticipates making certain routine capital expenditures with respect to the property during 2011, including certain parking lot and common area repairs, which cost approximately $109,800, that are required by AIP’s lender. As discussed above, all of these capital improvements were completed during the nine months ended September 30, 2011.

Material United States Federal Income Tax Consequences of the Transactions

For a discussion of the material U.S. Federal income tax consequences of the transactions, see “Material United States Federal Income Tax Considerations — United States Federal Income Tax Consequences Relating to the Transactions.”

Regulatory Matters

No material federal or state regulatory requirements must be satisfied or approvals obtained in connection with the transactions, except (1) filing a registration statement that includes this information statement/prospectus with the SEC and obtaining the SEC’s declaration that the registration statement is effective under the Securities Act, (2) registration or qualification of the issuance of OP Units under state securities laws, and (3) filing certificates of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

Accounting Treatment of the Transactions

Aimco and Aimco OP will treat the transactions as a purchase of noncontrolling interests for financial accounting purposes. This means that Aimco and Aimco OP will recognize any difference between the purchase price for these noncontrolling interests and the carrying amount of such noncontrolling interests in Aimco and Aimco OP’s consolidated financial statements as an adjustment to the amounts of consolidated equity and partners’ capital attributed to Aimco and Aimco OP, respectively.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or AIP’s partnership agreement in connection with the mergers. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s AIP Units in connection with the mergers. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex C.

List of Investors

Under AIP’s partnership agreement and applicable Law, upon written request and at the cost of the limited partner, a limited partner who holds AIP Units has the right to receive by mail a list of the names and addresses of the partners of AIP and the number of units of partnership interest held by each of them. This list may be obtained by making written request to the Angeles Realty Corporation II, c/o Eagle Rock Proxy Advisors, LLC, 12 Commerce Drive, Cranford, New Jersey 07016, or by fax at (908) 497-2349.

Expenses and Fees and Source of Funds

The costs of planning and implementing the transactions, including the cash merger consideration and the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the transactions are effectuated. The estimated amount of these costs is approximately $5,684,400 (assuming all limited partners elect to receive the cash merger consideration). Aimco OP is paying for the costs of the transactions with funds on hand or from drawings under its revolving credit facility. The revolving credit facility is pursuant to Aimco OP’s Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, with Bank of America, N.A. as administrative agent, swing line lender and L/C issuer. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at Aimco OP’s option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for one additional year, subject to certain conditions Aimco OP’s obligations under the Amended and Restated Senior Secured Credit Agreement are secured by its equity interests in its subsidiaries.

Approvals Required

Under applicable law, the transactions contemplated by the merger agreement must be approved by the General Partner and a majority of the limited partnership units. The General Partner has determined that the transactions contemplated by the merger agreement are advisable and in the best interests of AIP and its limited partners and has approved the merger transactions. Each AIP Unit is entitled to one vote. As of November 18, 2011, there were issued and outstanding 47,311 AIP Units, and Aimco OP and its affiliates owned 27,739 of those units, or approximately 58.63% of the outstanding AIP Units. The General Partner’s affiliates have indicated that they will vote all of their AIP Units in favor of the merger transactions, enabling them to approve the merger transactions without the consent or approval of any unaffiliated limited partners. Aimco OP and its affiliates have indicated that they intend to take action by written consent, as permitted under the partnership agreement, to approve the merger transactions on or about January 23, 2012. As a result, approval of the merger agreement and the transactions contemplated thereby is assured and your consent is not required.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and is qualified in its entirety by reference to the merger agreement, which is attached to this information statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety as it is the legal document that governs these merger transactions.

The Mergers

AIP has entered into an agreement and plan of merger with New AIP, the Aimco Subsidiary and Aimco OP. The merger agreement amends and restates a prior merger agreement to reflect an increase in the merger consideration from $252.40 per AIP Unit to $268.04 per AIP Unit. The merger agreement contemplates the following transactions:

Merger of AIP with and into New AIP.  First, AIP will be merged with and into New AIP with New AIP as the surviving entity. In this merger, each AIP Unit will be converted into an identical unit of limited partnership in New AIP and the general partnership interest in AIP now held by the General Partner will be converted into a general partnership interest in New AIP. All interests in New AIP outstanding immediately prior to the first merger will be cancelled in the first merger. AIP’s partnership agreement in effect immediately prior to the first merger will be adopted as the partnership agreement of New AIP, with the following changes: (i) references therein to the California Uniform Limited Partnership Act, as amended, or the California Act, will be amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended, or the Delaware Act; (ii) a description of the merger will be added; and (iii) the name of the partnership will be “Angeles Income Properties 6, LP”.

Merger of the Aimco Subsidiary with and into New AIP.  Second, the Aimco Subsidiary will be merged with and into New AIP, with New AIP as the surviving entity. In the second merger, each AIP Unit outstanding immediately prior to consummation of the second merger will be converted into the right to receive, at the election of the holder of such AIP Unit, either $268.04 in cash or equivalent value in OP Units (calculated by dividing $268.04 by the average closing price of Aimco common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the consummation of the second merger); provided, however, that if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of OP Units in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive $268.04 in cash for each AIP Unit. Each holder of AIP Units must make the same election (cash or OP Units) for all of his or her AIP Units.

In this second merger, Aimco OP’s interest in the Aimco Subsidiary will be converted into limited partnership interest of New AIP. After the merger, Aimco OP will be the sole limited partner of New AIP, and will own all of the limited partnership interests of New AIP. The General Partner will continue to serve as the general partner of the surviving entity. The agreement of limited partnership of New AIP, as in effect immediately prior to the consummation of the merger, will be the agreement of limited partnership of the surviving entity after the merger, until thereafter amended in accordance with the provisions thereof and applicable law.

Conditions to Obligations to Complete the Mergers

None of the parties to the merger agreement will be required to consummate the mergers if any third party consent, authorization or approval that any of the parties deems necessary or desirable in connection with the merger agreement, and the consummation of the transactions contemplated thereby, has not been obtained or received.

Termination of the Merger Agreement

The merger agreement may be terminated, and the mergers may be abandoned, at any time prior to consummation of the mergers, without liability to any party to the merger agreement, by AIP, Aimco OP or the Aimco Subsidiary, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding the approval of the merger agreement by any of the partners of AIP or the member of the Aimco Subsidiary.

Amendment

Subject to applicable law, the merger agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the consummation of the mergers with respect to any of the terms contained therein.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Appraisal Rights

Limited partners are not entitled to dissenters’ appraisal rights under applicable law or AIP’s partnership agreement in connection with the mergers. However, pursuant to the terms of the merger agreement, Aimco OP will provide each limited partner with contractual dissenters’ appraisal rights that are similar to the dissenters’ appraisal rights available to a stockholder of a constituent corporation in a merger under Delaware law. These contractual appraisal rights will enable a limited partner to obtain an appraisal of the value of the limited partner’s AIP Units in connection with the mergers. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and the consideration paid to a limited partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such limited partner. A description of the appraisal rights being provided, and the procedures that a limited partner must follow to seek such rights, is attached to this information statement/prospectus as Annex C.

Election Forms

Within ten days after the effective time of the merger transactions, Aimco OP will prepare and mail to the former holders of AIP Units an election form pursuant to which they can elect to receive cash or OP Units. Each holder of AIP Units must make the same election (cash or OP Units) for all of his on her AIP Units. Former holders of AIP Units may elect their form of consideration by completing and returning the election form in accordance with its instructions. If the information agent does not receive a properly completed election form from a holder before 5:00 p.m., New York time, on the 30th day after the mailing of the election form, the holder will be deemed to have elected to receive the cash consideration. Former holders of AIP Units may also use the election form to elect to receive, in lieu of the merger consideration, the appraised value of their AIP Units, determined through an arbitration proceeding.

DESCRIPTION OF AIMCO OP UNITS; SUMMARY OF AIMCO OP PARTNERSHIP AGREEMENT

The following description sets forth some general terms and provisions of the Aimco OP partnership agreement. The following description of the Aimco OP partnership agreement is qualified in its entirety by the terms of the agreement.

General

Aimco OP is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor to such statute, or the Delaware Act, and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and wholly-owned subsidiary of Aimco, is the sole general partner of Aimco OP. Another wholly-owned subsidiary of Aimco, AIMCO-LP Trust, a Delaware trust, or the special limited partner, is a limited partner in Aimco OP. The term of Aimco OP commenced on May 16, 1994, and will continue in perpetuity, unless Aimco OP is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

Purpose and Business

The purpose and nature of Aimco OP is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) conducting the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) entering into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) conducting the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) doing anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit Aimco, in the sole and absolute discretion of the general partner, at all times to be classified as a REIT.

Management by the General Partner

Except as otherwise expressly provided in the Aimco OP partnership agreement, all management powers over the business and affairs of Aimco OP are exclusively vested in the general partner. No limited partner of Aimco OP or any other person to whom one or more OP Units have been transferred (each, an “assignee”) may take part in the operations, management or control (within the meaning of the Delaware Act) of Aimco OP’s business, transact any business in Aimco OP’s name or have the power to sign documents for or otherwise bind Aimco OP. The general partner may not be removed by the limited partners with or without cause, except with the consent of the general partner. In addition to the powers granted to a general partner of a limited partnership under applicable law or that are granted to the general partner under any other provision of the Aimco OP partnership agreement, the general partner, subject to the other provisions of the Aimco OP partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of Aimco OP, to exercise all powers of Aimco OP and to effectuate the purposes of Aimco OP. Aimco OP may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as the general partner determines to be appropriate. The general partner is authorized to execute, deliver and perform specific agreements and transactions on behalf of Aimco OP without any further act, approval or vote of the limited partners.

Restrictions on General Partner’s Authority.  The general partner may not take any action in contravention of the Aimco OP partnership agreement. The general partner may not, without the prior consent of the limited partners, undertake, on behalf of Aimco OP, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of Aimco OP; (iii) institute any proceeding for bankruptcy on behalf of Aimco OP; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of the Aimco OP general partner interest, or admit into Aimco OP any additional or successor general partners.

Additional Limited Partners.  The general partner is authorized to admit additional limited partners to Aimco OP from time to time, on terms and conditions and for such capital contributions as may be established by the general partner in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause Aimco OP to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by Aimco OP, (ii) for less than fair market value, so long as the general partner concludes in good faith that such issuance is in the best interests of the general partner and Aimco OP, and (iii) in connection with any merger of any other entity into Aimco OP if the applicable merger agreement provides that persons are to receive interests in Aimco OP in exchange for their interests in the entity merging into Aimco OP. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the general partner, in its sole and absolute discretion without the approval of any limited partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, the general partner has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of Aimco OP; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional limited partner without the consent of the general partner, which consent may be given or withheld in the general partner’s sole and absolute discretion.

Indemnification.  As a part of conducting the merger transactions described herein, the general partner has agreed not to seek indemnification from, or to be held harmless by, Aimco OP, or its affiliates, for any liability or loss suffered by the general partner related to the merger transactions, unless (i) the general partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of Aimco OP, (ii) the general partner was acting on behalf of or performing services for Aimco OP, (iii) such liability or loss was not the result of negligence or misconduct by the general partner and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of Aimco OP and not from the limited partners of Aimco OP. In addition, the general partner, and any of its affiliates that are performing services on behalf of Aimco OP, have agreed that they will not seek indemnification for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and, as relates to (iii), the court of law considering the request for indemnification has been advised of the position of the SEC and the position of any state securities regulatory authority in which securities of Aimco OP were offered or sold as to indemnification for violations of securities laws. Aimco OP shall not incur the cost of that portion of liability insurance, if any, which insures the general partner for any liability as to which the general partner is prohibited from being indemnified as described in this paragraph. Finally, the general partner has agreed that the provision of advancement from Aimco OP funds to the general partner or any of its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of Aimco OP; (ii) the legal action is initiated by a third party who is not a limited partner of Aimco OP, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the general partner or its affiliates undertake to repay the advanced funds to Aimco OP in cases in which such person is not entitled to indemnification under this paragraph.

Outstanding Classes of Units

As of October 31, 2011, Aimco OP had issued and outstanding the following partnership interests:

		Quarterly	Liquidation
	Units	Distribution	Preference
Class	Outstanding	per Unit	per Unit

Partnership Common Units (OP Units)	120,916,144	$—	N/A
Class T Partnership Preferred Units	6,000,000	$0.50	$25.00
Class U Partnership Preferred Units	12,000,000	$0.485	$25.00
Class V Partnership Preferred Units	2,587,500	$0.50	$25.00
Class Y Partnership Preferred Units	3,450,000	$0.4925	$25.00
Class Z Partnership Preferred Units	823,817	$0.4375	$25.00
Series A Community Reinvestment Act Perpetual Partnership Preferred Units(1)	94	$1,875.00	$500,000.00
Class One Partnership Preferred Units(2)	90,000	$2.00	$91.43
Class Two Partnership Preferred Units(2)	19,289	$0.12	$25.00
Class Three Partnership Preferred Units(2)	1,365,284	$0.4925	$25.00
Class Four Partnership Preferred Units(2)	755,999	$0.50	$25.00
Class Six Partnership Preferred Units(2)	796,668	$0.5325	$25.00
Class Seven Partnership Preferred Units(2)	27,960	$0.595	$25.00
Class Eight Partnership Preferred Units(3)	6,250	$—	N/A
Class I High Performance Partnership Units (HPUs)(3)	2,339,950	$—	N/A

(1)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at September 30, 2011 was 1.50%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Units rank prior to Common OP Units and on the same level as Aimco OP’s other Preferred OP Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units were not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid distributions, if any, to the redemption date.

(2)	The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. Aimco OP, at its sole discretion, may settle such redemption requests in cash or shares of Aimco common stock in a value equal to the redemption preference. In the event Aimco OP requires Aimco to issue shares to settle a redemption request, it would issue to Aimco a corresponding number of OP Units. Aimco OP has a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions.

(3)	The holders of Class Eight preferred OP Units and HPUs receive the same amount of distributions that are paid to holders of an equivalent number of Aimco OP’s outstanding OP Units.

Distributions

Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner, the other holders of OP Units and holders of HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units issued in the future may have priority over the general partner, the special limited partner, holders of OP Units and holders of HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

Distributions payable with respect to any interest in Aimco OP that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The general partner in its sole and absolute discretion may distribute to the limited partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements, or the REIT Requirements, for qualifying as a REIT under the Internal Revenue Code and the applicable regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, and (ii) avoid any U.S. Federal income or excise tax liability of Aimco.

While some of the debt instruments to which Aimco OP is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow Aimco OP to distribute sufficient amounts to enable the general partner and special limited partner to transfer funds to Aimco which are then used to pay stockholder dividends, thereby allowing Aimco to meet the requirements for qualifications as a REIT under the Internal Revenue Code.

Distributions in Kind.  No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The general partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the Aimco OP partnership agreement.

Distributions Upon Liquidation.  Subject to the rights of holders of any outstanding partnership preferred units, net proceeds from the sale or other disposition of all or substantially all of its assets in a transaction that will lead to a liquidation of Aimco OP or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of Aimco OP, or a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of Aimco OP, will be distributed to the OP Unitholders in accordance with the Aimco OP partnership agreement.

Restricted Distributions.  The Aimco OP partnership agreement prohibits Aimco OP and the general partner, on behalf of Aimco OP, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

Allocations of Net Income and Net Loss

OP Units and HPUs.  Net Income (as defined in the Aimco OP partnership agreement) and Net Loss (as defined in the Aimco OP partnership agreement) of Aimco OP will be determined and allocated with respect to each fiscal year of Aimco OP as of the end of each such year. Except as otherwise provided in the Aimco OP partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, Net Income and Net Loss will be allocated to the holders of OP Units and holders of HPUs in accordance with their respective interests at the end of each fiscal year. The Aimco OP partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, for U.S. Federal income tax purposes under the Internal Revenue Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated under the Aimco OP partnership agreement.

Partnership Preferred Units.  Net income will be allocated to the holders of partnership preferred units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of partnership preferred units receive a distribution on any partnership preferred units (other than an amount included in any redemption of partnership preferred units). If any partnership preferred units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the redemption amounts paid or payable with respect to the partnership preferred units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed and (ii) deductions and losses (in such relative proportions as the general partner in its discretion will determine) will be allocated to the holders of partnership preferred units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by Aimco OP) per partnership preferred units allocable to the partnership preferred units so redeemed exceeds the redemption amount paid or payable with respect to the partnership preferred units so redeemed.

Withholding

Aimco OP is authorized to withhold from or pay on behalf of or with respect to each limited partner any amount of Federal, state, local or foreign taxes that the general partner determines that Aimco OP is required to withhold or pay with respect to any amount distributable or allocable to such limited partner under the Aimco OP partnership agreement. The Aimco OP partnership agreement also provides that any withholding tax amount paid on behalf of or with respect to a limited partner constitutes a loan by Aimco OP to such limited partner. This loan is required to be repaid within 15 days after notice to the limited partner from the general partner, and each limited partner grants a security interest in its partnership interest to secure its obligation to pay any partnership withholding tax amounts paid on its behalf or with respect to such limited partner. In addition, under the Aimco OP partnership agreement, the partnership may redeem the partnership interest of any limited partner who fails to pay partnership withholding tax amounts paid on behalf of or with respect to such limited partner. Also, the general partner has authority to withhold, from any amounts otherwise distributable, allocable or payable to a limited partner, the general partner’s estimate of further taxes required to be paid by such limited partner.

Return of Capital

No partner is entitled to interest on its capital contribution or on such partner’s capital account. Except (i) under the rights of redemption set forth in the Aimco OP partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding partnership preferred units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from Aimco OP, except to the extent of distributions made under the Aimco OP partnership agreement or upon termination of Aimco OP. Except to the extent otherwise expressly provided in the Aimco OP partnership agreement and subject to the terms of any outstanding partnership preferred units, no limited partner or assignee will have priority over any other limited partner or assignee either as to the return of capital contributions or as to profits, losses or distributions.

Redemption Rights of Qualifying Parties

After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some assignees have the right, subject to the terms and conditions set forth in the Aimco OP partnership agreement, to require Aimco OP to redeem all or a portion of the OP Units held by such party in exchange for shares of Aimco common stock or a cash amount equal to the value of such shares, as Aimco OP may determine. On or before the close of business on the fifth business day after a holder of OP Units gives the general partner a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of Aimco stock imposed under Aimco’s charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units from the tendering party in exchange for Aimco common stock, based on an exchange ratio of one share of Aimco common stock for each OP Unit, subject to adjustment as provided in the Aimco OP partnership agreement. The Aimco OP partnership agreement does not obligate Aimco or the general partner to register, qualify or list any Aimco common stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Aimco common stock issued in exchange for OP Units under the Aimco OP partnership agreement will contain legends regarding restrictions under the Securities Act and applicable state securities laws as Aimco in good faith determines to be necessary or advisable in order to ensure compliance with securities laws. In the event of a change of control of Aimco, holders of HPUs will have redemption rights similar to those of holders of OP Units.

Partnership Right to Call Limited Partner Interests

Notwithstanding any other provision of the Aimco OP partnership agreement, on and after the date on which the aggregate percentage interests of the limited partners, other than the special limited partner, are less than one percent (1%), Aimco OP will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding limited partner interests (other than the special limited partner’s interest) by treating any limited partner as if such limited partner had tendered for redemption under the Aimco OP partnership agreement the amount of OP Units specified by the general partner, in its sole and absolute discretion, by notice to the limited partner.

Transfers and Withdrawals

Restrictions on Transfer.  The Aimco OP partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the Aimco OP partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the Aimco OP partnership agreement, including the general partner’s right of first refusal.

It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the Aimco OP partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor partner are assumed by a successor corporation by operation of law) will relieve the transferor partner of its obligations under the Aimco OP partnership agreement without the approval of the general partner, in its sole and absolute discretion.

In connection with any transfer of OP Units, the general partner will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to Aimco OP or the OP Units transferred.

No transfer by a limited partner of its OP Units (including any redemption or any acquisition of OP Units by the general partner or by Aimco OP) may be made to any person if (i) in the opinion of legal counsel for Aimco OP, it would result in Aimco OP being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of section 7704 of the Internal Revenue Code.

HPUs.  HPUs are subject to different restrictions on transfer. Individuals may not transfer HPUs except to a family member (or a family-owned entity) or in the event of their death.

Substituted Limited Partners.  No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion. If the general partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the Aimco OP partnership agreement. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from Aimco OP and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of Aimco OP attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the Aimco OP partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the Aimco OP partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the limited partners for approval (such right to consent or vote, to the extent provided in the Aimco OP partnership agreement or under the Delaware Act, fully remaining with the transferor limited partner).

Withdrawals.  No limited partner may withdraw from Aimco OP other than as a result of a permitted transfer of all of such limited partner’s OP Units in accordance with the Aimco OP partnership agreement, with respect to which the transferee becomes a substituted limited partner, or under a redemption (or acquisition by Aimco) of all of such limited partner’s OP Units.

Restrictions on the general partner.  The general partner may not transfer any of its general partner interest or withdraw from Aimco OP unless (i) the limited partners consent or (ii) immediately after a merger of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in Aimco OP held by the general partner, are contributed to Aimco OP as a capital contribution in exchange for OP Units.

Amendment of the Partnership Agreement

By the General Partner Without the Consent of the Limited Partners.  The general partner has the power, without the consent of the limited partners, to amend the Aimco OP partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of Aimco OP in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (5) to reflect such changes as are reasonably necessary for Aimco to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of “Capital Account” in the Aimco OP partnership agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).

With the Consent of the Limited Partners.  Amendments to the Aimco OP partnership agreement may be proposed by the general partner or by holders of a majority of the outstanding OP Units and other classes of units that have the same voting rights as holders of OP Units, excluding the special limited partner. Following such proposal, the general partner will submit any proposed amendment to the limited partners. The general partner will seek the written consent of a majority in interest of the limited partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that the general partner may deem appropriate.

Procedures for Actions and Consents of Partners

Meetings of the partners may be called by the general partner and will be called upon the receipt by the general partner of a written request by a majority in interest of the limited partners. Notice of any such meeting will be given to all partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as the general partner may appoint under such rules for the conduct of the meeting as the general partner or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the Aimco OP partnership agreement for the action in question).

Records and Accounting; Fiscal Year

The Aimco OP partnership agreement requires the general partner to keep or cause to be kept at the principal office of Aimco OP those records and documents required to be maintained by the Delaware Act and other books and records deemed by the general partner to be appropriate with respect to Aimco OP’s business. The books of Aimco OP will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the general partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, Aimco OP, the general partner and Aimco may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of Aimco OP is the calendar year.

Reports

As soon as practicable, but in no event later than one hundred and five (105) days after the close of each calendar quarter and each fiscal year, the general partner will make available to limited partners (which may be done by filing a report with the SEC) a report containing financial statements of Aimco OP, or of Aimco if such statements are prepared solely on a consolidated basis with Aimco, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as the general partner determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by the general partner.

Tax Matters Partner

The general partner is the “tax matters partner” of Aimco OP for U.S. Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of Aimco OP with respect to tax matters. In addition, the general partner will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of Aimco OP for U.S. Federal and state income tax purposes and will use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by limited partners for U.S. Federal and state income tax reporting purposes. The limited partners will promptly provide the general partner with such information as may be reasonably requested by the general partner from time to time.

Dissolution and Winding Up

Dissolution.  Aimco OP will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a “liquidating event”): (i) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole general partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment, effective as of the date of withdrawal, of a successor general partner; (ii) an election to dissolve Aimco OP made by the general partner in its sole and absolute discretion, with or without the consent of the limited partners; (iii) entry of a decree of judicial dissolution of Aimco OP under the provisions of the Delaware Act; (iv) the occurrence of a Terminating Capital Transaction; or (v) the redemption (or acquisition by Aimco, the general partner and/or the special limited partner) of all OP Units other than OP Units held by the general partner or the special limited partner.

Winding Up.  Upon the occurrence of a liquidating event, Aimco OP will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The general partner (or, in the event that there is no remaining general partner or the general partner has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the limited partners) will be responsible for overseeing the winding up and dissolution of Aimco OP and will take full account of Aimco OP’s liabilities and property, and Aimco OP property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the general partner, include Aimco stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of Aimco OP’s debts and liabilities to creditors other than the partners and their assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all Aimco OP’s debts and liabilities to the general partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (iii) third, to the satisfaction of all of Aimco OP’s debts and liabilities to the other partners and any assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Partnership Preferred Units, if any; and (v) the balance, if any, to the general partner, the limited partners and any assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods. In the event of a liquidation, holders of HPUs will be specially allocated items of income and gain in an amount sufficient to cause the capital account of such holder to be equal to that of a holder of an equal number of OP Units.

DESCRIPTION OF AIMCO COMMON STOCK

General

Aimco’s charter authorizes the issuance of up to 510,587,500 shares of capital stock consisting of 480,887,260 shares currently classified as common stock with a par value of $0.01 per share and 29,700,240 shares of preferred stock with a par value of $0.01 per share. As of October 31, 2011, 120,916,144 shares were issued and outstanding. Aimco common stock is traded on the NYSE under the symbol “AIV.” Computershare Limited serves as transfer agent and registrar of Aimco common stock. On November 10, 2011, the closing price of the Aimco common stock on the NYSE was $22.82. The following table shows the high and low reported sales prices and dividends paid per share of Aimco’s common stock in the periods indicated.

Quarter Ended	High	Low	Dividends

December 31, 2011 (through November 10, 2011)	$27.26	$20.08	$—
September 30, 2011	28.12	21.92	0.12
June 30, 2011	27.67	24.50	0.12
March 31, 2011	26.33	23.38	0.12
December 31, 2010	$26.24	$21.22	$0.10
September 30, 2010	22.82	18.12	0.10
June 30, 2010	24.21	18.14	0.10
March 31, 2010	19.17	15.01	0.00
December 31, 2009	$17.09	$11.80	$0.20
September 30, 2009	15.91	7.36	0.10
June 30, 2009	11.10	5.18	0.10
March 31, 2009	12.89	4.57	0.00

Aimco has a Stock Award and Incentive Plan to attract and retain officers, key employees and independent directors. Aimco’s plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under Aimco’s plan.

Holders of Aimco common stock are entitled to receive dividends, when and as declared by the Board of Directors of Aimco, out of funds legally available therefor. The holders of shares of common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and the liquidation preferences of preferred stock. The shares of common stock possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of common stock do not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by Aimco at a subsequent date.

Outstanding Classes of Preferred Stock

Aimco is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the Aimco Board of Directors may determine by resolution. As of October 31, 2011, Aimco had issued and outstanding the following classes of preferred stock:

			Quarterly	Liquidation
	Shares	Shares	Dividend	Preference	Conversion
Class	Authorized	Outstanding	per Share	per Share	Price

Class T Cumulative Preferred Stock	6,000,000	6,000,000	$0.50	$25.00	N/A
Class U Cumulative Preferred Stock	12,000,000	12,000,000	$0.485	$25.00	N/A
Class V Cumulative Preferred Stock	3,450,000	2,587,500	$0.50	$25.00	N/A
Class Y Cumulative Preferred Stock	3,450,000	3,450,000	$0.4925	$25.00	N/A
Class Z Cumulative Preferred Stock	4,800,000	823,817	$0.4375	$25.00	N/A
Series A Community Reinvestment Act Perpetual Preferred Stock(1)	240	94	$1,875.00	$500,000.00	N/A

(1)	For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at September 30, 2011 was 1.5%. Upon liquidation, holders of the CRA Preferred Stock are entitled to a preference of $500,000 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The CRA Preferred Stock ranks prior to the Aimco common stock and on the same level as Aimco’s outstanding shares of preferred stock with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Stock was not redeemable prior to June 30, 2011, except in limited circumstances related to REIT qualification. On and after June 30, 2011, the CRA Preferred Stock is redeemable for cash, in whole or from time to time in part, at Aimco’s option, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

Ranking.  Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, (a) prior or senior to the common stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of that class of preferred stock (“Senior Stock”).

Dividends.  Holders of each authorized class of preferred stock are entitled to receive, when and as declared by the Aimco Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, “Quarterly Dividend Per Share.” The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods Aimco declares any dividends or has funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by Aimco and no other distribution of cash or other property may be declared or made, directly or indirectly, by Aimco with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by Aimco (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, Aimco is not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain Aimco’s qualification as a REIT.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before it makes or sets apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth in the table above under the heading, “Liquidation Preference Per Share,” plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not formed or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, its assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include its consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of its assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption.  Except as described below and in certain limited circumstances, including circumstances relating to maintaining Aimco’s ability to qualify as a REIT, Aimco may not redeem the shares of preferred stock. On or after the dates set forth in the table below, Aimco may, at its option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, “Price,” plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of equity securities by Aimco or Aimco OP (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, “capital shares” means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by Aimco or Aimco OP.

Class	Date	Price

Class T Cumulative Preferred Stock	July 31, 2008	100%
Class U Cumulative Preferred Stock	March 24, 2009	100%
Class V Cumulative Preferred Stock	September 29, 2009	100%
Class Y Cumulative Preferred Stock	December 21, 2009	100%
Class Z Cumulative Preferred Stock	July 29, 2016	100%
Series A Community Reinvestment Act Perpetual Preferred Stock	June 30, 2011	100%

Except as otherwise described in this information statement/prospectus, none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking fund or mandatory redemption provisions.

Conversion.  The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of Aimco common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of Aimco common stock or scrip representing fractions of a share of Aimco common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of Aimco common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the Aimco common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of Aimco common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the Aimco common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the Aimco common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

Each conversion price is subject to adjustment upon the occurrence of certain events, including: (i) if Aimco (A) pays a dividend or makes a distribution on its capital stock in shares of Aimco common stock, (B) subdivides its outstanding common stock into a greater number of shares, (C) combines its outstanding common stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its outstanding common stock; (ii) if Aimco issues rights, options or warrants to holders of common stock entitling them to subscribe for or purchase common stock at a price per share less than the fair market value thereof; and (iii) if Aimco makes a distribution on its common stock other than in cash or shares of common stock.

Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco’s charter.

Voting Rights.  Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of any class of preferred stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the

Aimco Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting the Aimco Board of Directors shall be reduced accordingly.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, Aimco’s charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock; provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to Aimco’s charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Transfer.  For Aimco to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year and the shares of Aimco common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Aimco Board of Directors believes that it is essential for Aimco to meet the REIT Requirements, the Aimco Board of Directors has adopted, and the stockholders have approved, provisions of Aimco’s charter restricting the acquisition of shares of Aimco common stock.

Subject to specific exceptions specified in Aimco’s charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940, as amended, and Mr. Considine) of the outstanding shares of Aimco common stock (the “Ownership Limit”). The Aimco Board of Directors may waive the Ownership Limit if evidence satisfactory to the Aimco Board of Directors and Aimco’s tax counsel is presented that such ownership will not then or in the future jeopardize Aimco’s status as a REIT. However, in no event may such holder’s direct or indirect ownership of Aimco common stock exceed 12.0% of the total outstanding shares of Aimco common stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. The foregoing restrictions on transferability and ownership will not apply if the Aimco Board of Directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to quality as a REIT and a resolution terminating Aimco’s status as a REIT and amending Aimco’s charter to remove the foregoing restrictions is duly adopted by the Aimco Board of Directors and a majority of Aimco’s stockholders. If shares of Aimco common stock in excess of the Ownership Limit, or shares of Aimco common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in Aimco being “closely held,” within the meaning of section 856(h) of the Internal Revenue Code, or which would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Aimco common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90 day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90 day period commences on the date of the violative transfer or the date that the Aimco Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Aimco common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Aimco common stock must file an affidavit with Aimco containing the information specified in Aimco’s charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by specific parties unless the Aimco Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

COMPARISON OF AIMCO OP UNITS AND AIMCO COMMON STOCK

Set forth below is a comparison of the OP Units to the Aimco common stock.

OP Units	Common Stock

Nature of Investment
The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the Aimco OP partnership agreement) to the partners of Aimco OP, a Delaware limited partnership.	The Aimco common stock constitutes equity interests in Aimco, a Maryland corporation.

Voting Rights
Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.	Each outstanding share of Aimco common stock entitles the holder thereof to one vote on all matters submitted to stockholders for a vote, including the election of directors. Holders of Aimco common stock have the right to vote on, among other things, a merger of Aimco, amendments to the Aimco charter and the dissolution of Aimco. Certain amendments to the Aimco charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. The Aimco charter permits the Aimco Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of the common stock.
Under Maryland law, a consolidation, merger, share exchange or transfer of all or substantially all of the assets of Aimco requires the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter. With respect to each of these transactions, only the holders of common stock are entitled to vote on the matters. No approval of the stockholders is required for the sale of less than all or substantially all of Aimco’s assets.
Maryland law provides that the Aimco Board of Directors must obtain the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter in order to dissolve Aimco. Only the holders of common stock are entitled to vote on Aimco’s dissolution.

Distributions/Dividends
Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the Special Limited Partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any Partnership Preferred Units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash,	Holders of Aimco common stock are entitled to receive dividends when and as declared by the Aimco Board of Directors, out of funds legally available therefor. Under the REIT rules, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of Aimco’s “REIT taxable income” (computed without regard to the dividends paid deduction and Aimco’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. See “Material United States Federal Income Tax Considerations.”

OP Units	Common Stock

distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. Federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is no public market for the OP Units and the OP Units are not listed on any securities exchange.	The Aimco common stock is transferable subject to the Ownership Limit set forth in the Aimco charter. The Aimco common stock is listed on the NYSE.
Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.

COMPARISON OF AIP UNITS AND AIMCO OP UNITS

The rights of AIP limited partners are currently governed by the California Act and the AIP partnership agreement. The rights of the limited partners of Aimco OP are currently governed by the Delaware Act and the Aimco OP partnership agreement.

The information below highlights a number of the significant differences between AIP Units and OP Units. These comparisons are intended to assist AIP limited partners in understanding how their investment will be changed after completion of the transactions, if they elect to receive OP Units in lieu of cash with respect to the merger.

AIP Units	OP Units

Nature of Investment
The AIP Units constitute equity interests entitling each partner to his or her pro rata share of distributions to be made to the partners of AIP.	The OP Units constitute equity interests entitling each holder to his or her pro rata share of cash distributions made from Available Cash (as such term is defined in the partnership agreement) to the partners of Aimco OP.

Voting Rights
With limited exceptions, under the AIP partnership agreement, upon the vote of a majority in units of all limited partners, the limited partners may make amendments to AIP’s partnership agreement, which vote may be taken by written consent. The limited partners holding a majority of units may remove the general partner and elect a successor general partner. If the general partner withdraws or is otherwise removed, the general partner elected in place thereof may elect to carry on the business of AIP. An affiliate of the general partner of AIP currently owns a majority of AIP’s limited partnership units.	Under the Aimco OP partnership agreement, limited partners have voting rights only with respect to certain limited matters such as certain amendments of the partnership agreement and certain transactions such as the institution of bankruptcy proceedings, an assignment for the benefit of creditors and certain transfers by the general partner of its interest in Aimco OP or the admission of a successor general partner.

Under the Aimco OP partnership agreement, the general partner has the power to effect the acquisition, sale, transfer, exchange or other disposition of any assets of Aimco OP (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by Aimco OP) or the merger, consolidation, reorganization or other combination of Aimco OP with or into another entity, all without the consent of the OP Unitholders.

The general partner may cause the dissolution of Aimco OP by an “event of withdrawal,” as defined in the Delaware Act (including, without limitation, bankruptcy), unless, within 90 days after the withdrawal, holders of a “majority in interest,” as defined in the Delaware Act, agree in writing, in their sole and absolute discretion, to continue the business of Aimco OP and to the appointment of a successor general partner. The general partner may elect to dissolve Aimco OP in its sole and absolute discretion, with or without the consent of the OP Unitholders. OP Unitholders cannot remove the general partner of Aimco OP with or without cause.

Distributions
Upon disposition, sale, financing, or refinancing, the Net Proceeds (as defined in the AIP partnership agreement) of the disposition will be distributed to each partner unless the general partner determines (i) the proceeds are needed to support the partnership, (ii) after	Subject to the rights of holders of any outstanding partnership preferred units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion as the general partner may in its sole and absolute discretion

AIP Units	OP Units

accounting for partners’ tax obligations, the proceeds should be reinvested, or (iii) the proceeds are in a form that cannot reasonably be distributed. In addition to distributions on dispositions, quarterly distributions of Net Cash from Operations (as defined in the AIP partnership agreement) may be made at the discretion of the general partner. Any additional distributions may also be made at the discretion of the general partner. The distributions payable to the partners are not fixed in amount and depend upon the operating results and net sales or refinancing proceeds available from the disposition of AIP’s assets.
determine, of Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. Holders of any partnership preferred units currently issued and which may be issued in the future may have priority over the general partner, the special limited partner and holders of OP Units and HPUs with respect to distributions of Available Cash, distributions upon liquidation or other distributions. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.” The general partner in its sole and absolute discretion may distribute to the holders of OP Units and HPUs Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code, and the Treasury Regulations and (ii) avoid any U.S. Federal income or excise tax liability of Aimco. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Distributions.”

Liquidity and Transferability/Redemption
There is a limited market for the AIP Units and the AIP Units are not listed on any securities exchange.	There is no public market for the OP Units and the OP Units are not listed on any securities exchange.
Under the AIP partnership agreement, holders of AIP Units have the right, subject to certain exceptions, to assign three or more AIP Units by means of a written instrument, the terms of which are not in contravention of any of the provisions of the AIP partnership agreement and which instrument has been duly executed by the assignor and assignee of such AIP Units and delivered to the general partner in form and substance satisfying the general partner. Any assignment of AIP Units must be made in compliance with the then applicable rules of any applicable governmental authority. Notwithstanding the above, no partner may make an assignment of any AIP Units if the AIP Units sought to be assigned, when added to the total of all other AIP Units assigned within the period of 12 consecutive months prior to the proposed date of assignment, would result in the termination of the partnership under the Internal Revenue Code, violate any “Blue Sky” law, or result in the partnership being treated as a corporation for tax purposes. No assignee of a limited partner’s interest may become a substituted	Under the Aimco OP partnership agreement, until the expiration of one year from the date on which a holder acquired OP Units, subject to certain exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion. After the expiration of one year, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of certain conditions specified in the partnership agreement, including the general partner’s right of first refusal. See “Description of Aimco OP Units; Summary of Aimco OP Partnership Agreement — Transfers and Withdrawals.” After the first anniversary of becoming a holder of OP Units, a holder has the right, subject to the terms and conditions of the partnership agreement, to require Aimco OP to redeem all or a portion of such holder’s OP Units in exchange for shares of common stock or a cash amount equal to the value of such shares, as Aimco OP may elect. See “Description of Aimco OP Units; Summary of

AIP Units	OP Units

limited partner unless (a) a duly executed and acknowledged written instrument of assignment covering no less than three AIP Units (subject to certain exceptions) has been filed with AIP, (b) the assignor and assignee execute and acknowledge such other instruments as the general partner deems necessary or desirable to effect the substitution, including the written acceptance and adoption by the assignee of the provisions of the AIP partnership agreement and delivery to the general partner of a special power of attorney, (c) the consent of the general partner to the substitution is obtained, which consent may be granted or denied in the general partner’s absolute discretion, (d) a transfer fee has been paid to AIP to cover all reasonable expenses connected with the substitution, and (e) the assignment provisions of the AIP partnership agreement have been complied with. Unauthorized assignments and transfers are null and void. The AIP partnership agreement contains no redemption rights.
Aimco OP Partnership Agreement — Redemption Rights of Qualifying Parties.” Upon receipt of a notice of redemption, Aimco OP may, in its sole and absolute discretion but subject to the restrictions on the ownership of common stock imposed under the Aimco charter and the transfer restrictions and other limitations thereof, elect to cause Aimco to acquire some or all of the tendered OP Units in exchange for common stock, based on an exchange ratio of one share of common stock for each OP Unit, subject to adjustment as provided in the partnership agreement.
The general partner and its affiliates may freely transfer partnership units between or among themselves and any partner may freely transfer units to the general partner or to the partnership (subject to the approval of the general partner).

Fiduciary Duty
California law provides that a general partner’s duty of loyalty to the limited partnership and the other partners is limited to (i) accounting to the limited partnership and holding as trustee for it any property, profit, or benefit derived by the general partner in the conduct and winding up of the limited partnership’s activities or derived from a use by the general partner of limited partnership property, including the appropriation of a limited partnership opportunity; (ii) refraining from dealing with the limited partnership in the conduct or winding up of the limited partnership’s activities as or on behalf of a party having an interest adverse to the limited partnership; and (iii) refraining from competing with the limited partnership in the conduct or winding up of the limited partnership’s activities. Under California law, a general partner’s duty of care to the limited partnership and the other partners in the conduct and winding up of the limited partnership’s activities is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. Additionally, California law requires that a general partner discharge its duties to the partnership and the other partners consistently with the obligation of good faith and fair dealing. The AIP limited partnership agreement does not limit or enhance the fiduciary duties provided by California law.
Delaware law provides that, except as provided in a partnership agreement, a general partner owes the fiduciary duties of loyalty and care to the partnership and its limited partners. The Aimco OP partnership agreement expressly authorizes the general partner to enter into, on behalf of Aimco OP, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of Aimco OP and the general partner, on such terms as the general partner, in its sole and absolute discretion, believes are advisable. The Aimco OP partnership agreement expressly limits the liability of the general partner by providing that the general partner, and its officers and directors, will not be liable or accountable in damages to Aimco OP, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if the general partner or such director or officer acted in good faith.
The AIP partnership agreement provides that the general partners shall not employ or permit another to employ

AIP Units	OP Units

the partnership funds or assets in any manner except for the benefit of the partnership.

Investment Policy
AIP was organized for the purpose of operating income- producing residential real estate. In general, the General Partner regularly evaluates AIP’s property by considering various factors, such as the partnership’s financial position and real estate and capital markets conditions. The General Partner monitors the property’s specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the property and evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold the property.	Aimco OP was formed to engage in the acquisition, ownership, management and redevelopment of apartment properties. Although it holds all of its properties for investment, Aimco OP may sell properties when they do not meet its investment criteria or are located in areas that it believes do not justify a continued investment when compared to alternative uses for capital. Its portfolio management strategy includes property acquisitions and dispositions to concentrate its portfolio in its target markets. It may market for sale certain properties that are inconsistent with this long-term investment strategy. Additionally, from time to time, Aimco OP may market certain properties that are consistent with this strategy but offer attractive returns. Aimco OP may use its share of the net proceeds from such dispositions to, among other things, reduce debt, fund capital expenditures on existing assets, fund acquisitions, and for other operating needs and corporate purposes.

Compensation and Distributions

AIP.  AIP has no employees and depends on the General Partner and its affiliates for the management and administration of all partnership activities. The AIP partnership agreement provides that the General Partner and its affiliates receive no more than 5% of gross receipts from all of AIP’s properties as compensation for providing property management services, and also provides that the General Partner and its affiliates receive certain payments for other services and reimbursement of certain expenses incurred on behalf of AIP.

In addition, under the AIP partnership agreement, (i) Net Cash From Operations (as defined in the AIP partnership agreement) is distributed to the partners in proportion to their interests in the partnership, and (ii) Distributable Net Proceeds of any Disposition (each as defined in the AIP partnership agreement) is distributed in the following order of priority: (v) first, to the partners according to their interests in the partnership, until the limited partners have received an amount equal to their unrecovered Capital Contributions (as defined in the AIP partnership agreement); (w) second, to the partners according to their interests in the partnership, until the limited partners have received distributions from all sources equal to the 6% Cumulative Distribution (as defined in the AIP partnership agreement), (x) third, to the general partner until it has received cumulative distributions in an amount equal to 3% of the aggregate Disposition Prices (as defined in the AIP partnership agreement) of all properties or other investments, (y) fourth, to the partners according to their interests in the partnership, until the limited partners have received distributions from all sources equal to the 8% Cumulative Distribution (as defined in the AIP partnership agreement), plus additional priority returns of 4.5%, 3%, and 1.5% to the purchasers of the first 10,000, second 10,000, and third 10,000 partnership units (subject to date of purchase limitations), respectively, and (z) with respect to the remainder, 86% to the partners according to their interests in the partnership, and 14% to the general partner. Notwithstanding the foregoing, distributions may be restricted or suspended in circumstances when the General Partner determines, in its absolute discretion, that such action is in the best interests of AIP.

A description of the compensation paid to the General Partner and its affiliates during the years ended December 31, 2010 and 2009 and the nine months ended September 30, 2011 and 2010 can be found under the heading “Information About Angeles Income Properties, Ltd. 6 — Certain Relationships and Related Transactions” in this information statement/prospectus. In addition, for more information, see “Note C — Transactions with Affiliated Parties” in the notes to the financial statements appearing in AIP’s Annual Report on Form 10-K for the year ended December 31, 2010, which is included as Annex E to this information statement/prospectus and “Note B — Transactions with Affiliated Parties” in the notes to the financial statements appearing in AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is included as Annex F to this information statement/prospectus.

Aimco OP.  The Aimco OP partnership agreement provides that Aimco OP’s general partner shall not be compensated for its services as a general partner, other than the compensation it receives with respect to distributions and allocations in accordance with the partnership agreement. Subject to certain provisions of the partnership agreement, Aimco OP will reimburse the general partner for all sums expended in connection with the partnership’s business.

In addition, subject to the rights of holders of any outstanding preferred OP Units, the Aimco OP partnership agreement requires the general partner to cause Aimco OP to distribute quarterly all, or such portion of, as the general partner may in its sole and absolute discretion determine, Available Cash (as such term is defined in the partnership agreement) generated by Aimco OP during such quarter to the general partner, the special limited partner and the holders of common OP Units and HPUs on the record date established by the general partner with respect to such quarter, in accordance with their respective interests in Aimco OP on such record date. The partnership agreement requires the general partner to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the REIT Requirements, to cause Aimco OP to distribute sufficient amounts to enable the general partner to transfer funds to Aimco and enable Aimco to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Internal Revenue Code and the Treasury Regulations and (ii) avoid any U.S. Federal income or excise tax liability of Aimco.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. Federal income tax consequences of the transactions, and the material U.S. Federal income tax considerations related to an investment in OP Units and Aimco stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumption that the operation of Aimco, Aimco OP and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of U.S. Federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, regulated investment companies, holders that receive Aimco stock through the exercise of stock options or otherwise as compensation, insurance companies, persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Holders as determined for U.S Federal income tax purposes). This summary assumes that investors will hold their OP Units and Aimco stock as capital assets (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

As used herein, a “U.S. Holder” means a person who, or that, is:

1)	a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Internal Revenue Code;

2)	a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

3)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

4)	a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

As used herein, a “Non-U.S. Holder” means a person who, or that, is not a U.S Holder.

THE U.S. FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS, OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OP UNITS AND AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR U.S. FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

Summary of Federal Income Tax Opinion

Hogan Lovells US LLP has acted as Aimco’s counsel in connection with the transactions, and has issued a tax opinion to the effect that for U.S. federal income tax purposes, and subject to the exceptions and qualifications set forth in the opinion: (i) the merger of AIP into New AIP will not result in the recognition of taxable gain to holders of AIP Units who are U.S. Holders; (ii) the holders of AIP Units who are U.S. holders that receive solely cash in the merger of the Aimco Subsidiary with and into New AIP will recognize taxable gain or loss upon the receipt of such cash; and (iii) the holders of AIP Units who are U.S. Holders that receive solely OP Units in the merger of Aimco Subsidiary with and into New AIP will generally not recognize taxable gain or loss upon the receipt of such OP Units.

United States Federal Income Tax Consequences Relating to the Transactions

Tax Consequences of the Merger between AIP and New AIP (the “Redomestication”)

The merger of an existing partnership into another partnership is considered a continuation of the existing partnership if its partners, who own more than 50% of the profits and capital in the existing partnership, obtain more than 50% of the profits and capital in the resulting partnership. Because the partners of AIP will receive the same number of units of limited partnership interest in the Delaware partnership, New AIP, as they had in the California partnership, AIP, the Delaware partnership will be considered a continuation of the California partnership for tax purposes. AIP will not recognize gain as a result of contributing its assets to New AIP. New AIP will have the same federal identification number as that of AIP and will have the same tax basis, holding period, and depreciation method for each of its assets as that of AIP. The partners of AIP will not recognize any gain from the merger of AIP with and into New AIP. The bases of the partners in New AIP will be equal to their bases in the terminated partnership, AIP, and their holding periods in their units in New AIP will be the same as their holding periods in the AIP units. Aimco believes that completion of the Redomestication will not result in any tax consequences to the limited partners of AIP.

Tax Consequences of the Merger between New AIP and the Aimco Subsidiary

When the assets or operations of two partnerships such as New AIP and Aimco OP are combined in a transaction pursuant to which one of the partnerships ceases to exist as a partnership (the “terminated partnership”) for U.S. Federal income tax purposes, and the members of the terminated partnership become members of the surviving partnership (the “resulting partnership”), that combined transaction is generally treated as a partnership merger.

In general, New AIP would be treated as contributing all of its assets, and assigning all of its liabilities, to Aimco OP in exchange for interests in Aimco OP and any other consideration issued by Aimco OP in connection with the transaction, including cash or an assumption of liability, which may result in gain recognition under the rules described below. Immediately thereafter, New AIP is treated as distributing all of its assets to its partners in complete liquidation.

Tax Consequences of the Merger between New AIP and the Aimco Subsidiary to Aimco and the Aimco Entities

Aimco and the Aimco Entities (other than Aimco OP, which is discussed separately, above) are not expected to recognize any gain or loss on the transaction.

Tax Consequences of the Transaction to New AIP, Aimco OP, and Aimco

When the assets or operations of two partnerships such as New AIP and Aimco OP are combined in a transaction pursuant to which one of the partnerships (New AIP) ceases to exist as a partnership (the “terminated partnership”) for U.S. federal income tax purposes, and the members of the terminated partnership become members of the surviving partnership (i.e., Aimco OP), that combined transaction is generally treated as a partnership merger.

In general, New AIP would be treated as contributing all of its assets, and assigning all of its liabilities, to Aimco OP in exchange for interests in Aimco OP and any other consideration issued by Aimco OP in connection with the transaction, including cash or an assumption of liability, which may result in gain recognition under the rules described below. Immediately thereafter, New AIP is treated as distributing all of its assets to its partners in complete liquidation.

Aimco is not expected to recognize any gain or loss on the transaction.

Tax Consequences of Exchanging AIP Units Solely for Cash

For U.S. Federal income tax purposes, any payment of cash for AIP Units will be treated as a sale of such AIP Units by such holder. Each such holder of AIP Units who accepts cash must explicitly agree and consent to treat the payment of cash for AIP Units as a sale of such units to Aimco OP, in accordance with the terms of the merger agreement.

If a holder of AIP Units sells such units for cash, such holder will recognize gain or loss on the sale of his units equal to the difference between (i) such holder’s “amount realized” on the sale and (ii) such holder’s adjusted tax basis in the AIP Units sold. The “amount realized” with respect to a AIP Unit will be equal to the sum of the amount of cash such holder receives for his units plus the amount of liabilities of New AIP allocable to such AIP Units as determined under section 752 of the Internal Revenue Code.

Tax Consequences of Exchanging AIP Units Solely for OP Units

For U.S. federal income tax purposes, a holder of AIP Units receiving OP Units in the merger will be treated as receiving the OP Units pursuant to a distribution in complete liquidation of such holder’s interest in New AIP.

The merger will not result in the recognition of taxable gain or loss at the time of the merger to a holder of AIP Units who receives only OP Units in exchange for its AIP Units and:

1. who is a U.S. Holder.

2. who does not exercise its redemption right with respect to OP Units during the two-year period beginning on the day after the merger becomes effective;

3. who does not receive a cash distribution in connection with the partnership merger, or a deemed cash distribution resulting from relief from liabilities or a deemed relief from liabilities, including as a result of the prepayment of indebtedness of New AIP in connection with or following the merger, in excess of such holder’s adjusted tax basis in its AIP Units at the time of the merger, and for purposes of this rule, a reduction in a holder of an AIP Unit’s share of partnership liabilities in connection with the merger could be treated as a transfer of money or property from Aimco OP to the holder that gives rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the holder’s basis in its AIP Units;

4. who is not required to recognize gain by reason of the application of Section 707(a) of the Internal Revenue Code and the Treasury Regulations thereunder to the merger, because the merger is treated as part of a disguised sale, whether by reason of any transactions undertaken by New AIP prior to or in connection with the partnership merger, any debt of New AIP that is assumed or repaid in connection with the partnership merger, any cash or other consideration paid, or deemed paid, to a former holder of AIP Units in connection with or subsequent to the partnership merger, or otherwise; and

5. whose “at risk” amount does not fall below zero as a result of the merger.

Information Reporting Requirements and Backup Withholding

United States Holders

In general, backup withholding and information reporting will apply to all payments made to a U.S. Holder pursuant to the merger. A U.S. Holder will generally be subject to backup withholding at the rate of 28% with respect to payments made pursuant to the merger unless such holder, among other conditions, provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules, or otherwise establishes a basis for exemption from backup withholding. Exempt U.S. Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A holder who does not provide Aimco OP with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability.

Non-United States Holders

Information reporting may apply to payments made to a Non-U.S. Holder pursuant to the merger. Copies of information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is resident under the provision of an applicable income tax treaty or other agreement. Non-U.S. Holders that receive OP Units as merger consideration should see “— Taxation of Aimco OP and OP Unitholders — Taxation of Foreign OP Unitholders,” below.

In general, backup withholding will not apply to payments made a Non-U.S. Holder pursuant to the merger, if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither Aimco OP nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied. In order to claim an exemption from or reduction of withholding tax, the Non-U.S. Holder must deliver a properly executed copy of the applicable IRS Form, claiming such exemption or reduction. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such Non-U.S. Holder’s U.S. Federal income tax liability if the Non-U.S. Holder follows the required procedures.

Taxation of Aimco OP and OP Unitholders

Partnership Status

Aimco believes that Aimco OP is classified as a partnership, and not as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes. If Aimco OP were treated as an association or a “publicly traded partnership” taxed as a corporation for U.S. Federal income tax purposes, material adverse consequences to the partners would result. Moreover, in such case, a holder of AIP Units receiving OP Units in the merger would be required to recognize gain or loss on the transaction. In addition, classification of Aimco OP as an association or publicly traded partnership taxable as a corporation would also result in the termination of Aimco’s status as a REIT for U.S. Federal income tax purposes, which would have a material adverse impact on Aimco and its shareholders. See “— Taxation of Aimco and Aimco Stockholders — Tax Aspects of Aimco’s Investments in Partnerships.” This discussion assumes that Aimco OP is, and will continue to be, classified and taxed as a partnership (and not as a publicly traded partnership) for U.S. Federal income tax purposes.

Taxation of OP Unitholders

In general, a partnership is treated as a “pass-through” entity for U.S. Federal income tax purposes and is not itself subject to U.S. Federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses (“Partnership Tax Items”) for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the partnership agreement. An OP unitholder’s allocable share of Aimco OP’s taxable income may exceed the cash distributions to the OP unitholder for any year if Aimco OP retains its profits rather than distributing them.

Allocations of Aimco OP Profits and Losses

For U.S. Federal income tax purposes, an OP unitholder’s allocable share of Aimco OP’s Partnership Tax Items will be determined by Aimco OP’s partnership agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the OP unitholder’s interests in Aimco OP. If the allocations provided by Aimco OP’s partnership agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular OP unitholder for U.S. Federal income tax purposes may be less favorable than the allocation set forth in Aimco OP’s partnership agreement.

Tax Basis of a Partnership Interest

A partner’s adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP unitholder’s interest in Aimco OP is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP unitholder to Aimco OP in exchange for an interest in Aimco OP and the amount of cash, if any, contributed by the OP unitholder to Aimco OP, (B) reduced, but not below zero, by the OP unitholder’s allocable share of Aimco OP partnership distributions, deductions, and losses, (C) increased by the OP unitholder’s allocable share of Aimco OP partnership income and gains, and (D) increased by the OP unitholder’s allocable share of Aimco OP partnership liabilities and decreased by the OP unitholder’s liabilities assumed by Aimco OP.

Cash Distributions

Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for U.S. Federal income tax purposes. Thus, an OP unitholder’s U.S. Federal income tax liability in respect of his allocable share of Aimco OP taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP unitholder from Aimco OP during such year.

If cash distributions, including a “deemed” cash distribution as discussed below, received by an OP unitholder in any taxable year exceed his allocable share of Aimco OP taxable income for the year, the excess will generally constitute, for U.S. Federal income tax purposes, a return of capital to the extent of such OP unitholder’s adjusted tax basis in his Aimco OP interest. Such return of capital will not be includible in the taxable income of the OP unitholder, for U.S. Federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of Aimco OP interests held by the OP unitholder. If an OP unitholder’s tax basis in his Aimco OP interest is reduced to zero, a subsequent cash distribution received by the OP unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP unitholder’s Aimco OP interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP unitholder’s allocable share of Aimco OP liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for U.S. Federal income tax purposes, as a deemed cash distribution. A decrease in an OP unitholder’s percentage interest in Aimco OP because of the issuance by Aimco OP of additional OP Units or otherwise, may decrease an OP unitholder’s share of nonrecourse liabilities of Aimco OP and thus, may result in a corresponding deemed distribution of cash. A deemed distribution of cash resulting from the payment, settlement, or other reduction or reallocation of Aimco OP liabilities formerly allocated to an OP unitholder will result in taxable gain to such OP unitholder to the extent such deemed distribution of cash exceeds the OP unitholder’s basis in his OP Units.

A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP unitholder, regardless of such OP unitholder’s tax basis in his OP Units, if the distribution reduces such OP unitholder’s share of Aimco OP’s “Section 751 Assets.” “Section 751 Assets” are defined by the Internal Revenue Code to include “unrealized receivables” or “inventory items.” Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP unitholder’s share of Section 751 Assets occurs, Aimco OP will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP unitholder followed by a deemed exchange of such assets with Aimco OP in return for the non-pro rata portion of the actual distribution made to such OP unitholder. This deemed exchange will generally result in the realization of ordinary income by the OP unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP unitholder’s tax basis in such OP unitholder’s share of such Section 751 Assets deemed relinquished in the exchange.

Tax Consequences Relating to Contributed Assets

If an investor contributes property to Aimco OP in exchange for OP Units, and the adjusted tax basis of such property differs from its fair market value, Partnership Tax Items must be allocated in a manner such that the contributing partner, over the life of Aimco OP, is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. This may result in a tax liability without a corresponding receipt of cash. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. For example, these rules may apply to a contribution by Aimco to Aimco OP of cash proceeds received by Aimco from the offering of its stock. Such allocations are solely for U.S. Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and contributing partners in the same tax position that they would have been in had the contributing partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide Aimco OP with several alternative methods and allow Aimco OP to adopt any other reasonable method to make allocations to reduce or eliminate these “book-tax differences.” The general partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating Partnership Tax Items for purposes of eliminating such disparities. The method selected by Aimco OP in its sole discretion could cause those AIP limited partners that receive OP Units in connection with the merger to incur a tax liability without a corresponding receipt of cash. Each prospective investor is urged to consult his tax advisor regarding the tax consequences of any special allocations of Partnership Tax Items resulting from the contribution of property to Aimco OP.

Disguised Sales Rules

Generally, section 721 of the Internal Revenue Code provides that neither the contributing partner nor Aimco OP will recognize a gain or loss, for U.S. federal income tax purposes, upon a contribution of property to Aimco OP solely in exchange for OP Units. If, however, in connection with such a contribution of property, the investor receives, or is deemed to receive, cash or other consideration in addition to OP Units, the receipt or deemed receipt of such cash or other consideration may be treated as part of a “disguised sale.” In that case, the investor would be treated as having sold, in a taxable transaction, a portion of the contributed property to Aimco OP in exchange for such cash or other consideration; the balance of the contributed property would, however, remain subject to the tax free contribution treatment described above.

The disguised sale rules further provide that, unless certain exceptions apply (including exceptions that apply to distributions of operating cash flow), transfers of money or other property between a partnership and a partner that are made within two years of each other (including AIP’s distribution of funds from the June 30, 2010 second mortgage AIP obtained on the Lazy Hollow Apartments) must be reported to the IRS and are presumed to be a “disguised sale” unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The “disguised sale” rules may also apply, and give rise to taxable income without a corresponding receipt of cash where, for example, a partner contributes property to Aimco OP subject to one or more liabilities or where liabilities are assumed or paid by Aimco OP. If the “disguised sale” rules apply, all or a portion of the liabilities associated with the contributed property may be treated as consideration received by the contributing partner in a sale of the property to Aimco OP. The “disguised sale” rules also may apply if, for example, the issuance of OP Units to AIP limited partners in connection with the merger is integrated with any other acquisition between Aimco and any OP unitholder or any related party. For example, the IRS may assert that any redemption or exchange for several years following the merger transactions between Aimco OP and any OP unitholder who receives OP Units in the current transaction constitutes an “integrated disguised sale” that may result in taxation (without receipt of cash) for such OP unitholders. No assurances can be given that the IRS would not be successful in such an assertion.

For purposes of the disguised sale rules, either an assumption of liabilities by a partnership or a transfer of properties subject to liabilities is treated as a transfer of money or other property from a partnership to a partner which may give rise to a disguised sale, even if that transaction would not otherwise result in a taxable deemed cash distribution in excess of the partner’s basis. For purposes of this rule, a reduction in a holder of an OP Unit’s share of partnership liabilities could be treated as a transfer of money or property from Aimco OP to the holder that gives rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the holder’s basis in its OP Units. The method of computing the amount of any such reduction under the disguised sale rules is different from, and generally more onerous than, the method applied for purposes of the rules discussed above for purposes of Section 752 of the Internal Revenue Code.

However, in connection with a contribution to a partnership that is not otherwise treated as part of a disguised sale, neither the assumption of “qualified liabilities” by a partnership nor the acquisition by a partnership of properties subject to “qualified liabilities” is treated as part of a disguised sale. Under the disguised sale regulations, a qualified liability includes:

•	any liability incurred more than two years prior to the earlier of the transfer of the property or the date a partner agrees in writing to the transfer, as long as the liability has encumbered the transferred property throughout the two-year period;

•	a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by a partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to the partnership and that has encumbered the transferred property since it was incurred;

•	a liability that is traceable under applicable Treasury Regulations to capital expenditures with respect to the property; and

•	a liability that was incurred in the ordinary course of the trade or business in which property transferred to a partnership was used or held, but only if all the assets related to that trade or business are transferred, other than assets that are not material to a continuation of the trade or business.

A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, to the extent that a contributing partner incurs a refinancing liability and the proceeds thereof are allocable under the Treasury Regulations to payments discharging all or part of any other liability of that partner or of the partnership, the refinancing debt is considered the same as the other liability for purposes of the disguised sale regulations. Finally, if a partner treats a liability incurred within two years of the transfer as a qualified liability because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the Internal Revenue Service in the manner set forth in the Treasury Regulations addressing the disguised sale rules.

Aimco believes that all liabilities of New AIP should be considered qualified liabilities and, thus, should not result in recognition of gain under the disguised sale rules to those holders of AIP Units who have held their AIP Units for at least two years at the time of the merger of New AIP and Aimco OP. There can be no assurance, however, that the Internal Revenue Service would not contend otherwise. Each prospective investor is urged to consult its tax advisor regarding the application of the “disguised sale” rules.

Limitations on Deductibility of Losses

Basis Limitation.  To the extent that an OP unitholder’s allocable share of Aimco OP partnership deductions and losses exceeds his adjusted tax basis in his Aimco OP interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for U.S. Federal income tax purposes, by the OP unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the Aimco OP interest held by such OP unitholder, but only to the extent permitted under the “at risk” and “passive activity loss” rules discussed below.

“At Risk” Limitation.  Under the “at risk” rules of section 465 of the Internal Revenue Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for U.S. Federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has “at risk” in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has “at risk” is increased. Provided certain requirements are met, a taxpayer is considered “at risk” for the taxpayer’s share of any nonrecourse financing secured by real property where the real property is used in the taxpayer’s activity of “holding real property”; the holding of an OP Unit generally would constitute such an activity.

“Passive Activity Loss” Limitation.  The passive activity loss rules of section 469 of the Internal Revenue Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from Aimco OP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP unitholder’s entire interest in Aimco OP, regardless of whether such OP unitholder has received any passive activity income during the year of disposition.

If Aimco OP were characterized as a publicly traded partnership, each OP unitholder would be required to treat any loss derived from Aimco OP separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to Aimco OP which are carried forward may only be offset against future income of Aimco OP. Moreover, unlike other passive activity losses, suspended losses attributable to Aimco OP would only be allowed upon the complete disposition of the OP unitholder’s “entire interest” in Aimco OP.

Section 754 Election

Aimco OP has made the election permitted by section 754 of the Internal Revenue Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as Aimco when it acquires OP Units from OP unitholders, to adjust its share of the basis in Aimco OP’s properties pursuant to section 743(b) of the Internal Revenue Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in Aimco OP’s assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of Aimco OP’s assets associated with all of the OP unitholders in Aimco OP.

Depreciation

Section 168(i)(7) of the Internal Revenue Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of any properties contributed to Aimco OP in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see “Section 754 Election,” above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

Sale, Redemption, Exchange or Abandonment of OP Units

An OP unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of common stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of Aimco OP liabilities allocable to the OP Unit at such time) and (ii) the OP unitholder’s tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP unitholder’s allocable share of Aimco OP’s income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received. If Aimco redeems less than all of an OP unitholder’s OP Units, the OP unitholder would recognize taxable gain only to the extent that the cash plus the amount of Aimco OP liabilities allocable to the redeemed OP Units, exceeded the OP unitholder’s adjusted tax basis in all of such OP unitholder’s OP Units immediately before the redemption.

Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit will be subject to taxation at long-term capital gains rates if the OP Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the OP Unit is held for 12 months or less. Generally, gain or loss recognized by an OP unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an

OP Unit attributable to an OP unitholder’s share of “unrealized receivables” of Aimco OP exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, “unrealized receivables” include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum U.S. Federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as Aimco OP) held for more than 12 months is currently 25% (rather than 15%) to the extent of previously claimed depreciation deductions that would not be treated as “unrealized receivables.” See also “Disguised Sales Rules” above for sales integrated with the contribution of property for OP Units.

The law is currently uncertain regarding the treatment of an abandoned interest in a partnership, and whether an abandonment gives rise to a deductible loss is a question of fact. Prospective investors are urged to consult their tax advisors regarding the application, effect and method of abandoning an interest in an OP Unit.

Alternative Minimum Tax

The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax exceeds the regular income tax otherwise payable. In general, alternative minimum taxable income (“AMTI”) consists of the taxpayer’s taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Internal Revenue Code which Aimco OP will use in computing its income for regular U.S. Federal income tax purposes. Accordingly, an OP unitholder’s AMTI derived from Aimco OP may be higher than such OP unitholder’s share of Aimco OP’s net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

Information Returns and Audit Procedures

Aimco OP will use all reasonable efforts to furnish to each OP unitholder as soon as possible after the close of each taxable year of Aimco OP, certain tax information, including a Schedule K-l, which sets forth each OP unitholder’s allocable share of Aimco OP’s Partnership Tax Items. In preparing this information the general partner will use various accounting and reporting conventions to determine the respective OP unitholder’s allocable share of Partnership Tax Items. The general partner cannot assure a current or prospective OP unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

No assurance can be given that Aimco OP will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in Aimco OP’s tax returns will lead to adjustments in OP unitholders’ tax returns and may lead to audits of their returns and adjustments of items unrelated to Aimco OP. Each OP unitholder would bear the cost of any expenses incurred in connection with an examination of such OP unitholder’s personal tax return.

The tax treatment of Partnership Tax Items generally is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of Aimco OP and the OP unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP unitholders with respect to Aimco OP Partnership Tax Items. The Tax Matters Partner may bind an OP unitholder with less than a 1% profits interest in Aimco OP to a settlement with the IRS, unless such OP unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP unitholders are bound) of a final partnership administrative adjustment; if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP unitholder having at least a 1% interest in the profits of Aimco OP or by OP unitholders having in the aggregate at least a 5% profits interest.

However, only one action for judicial review will go forward, and each OP unitholder with an interest in the outcome may participate.

Taxation of Foreign OP Unitholders

A Non-U.S. OP unitholder (see the definition of “Non-U.S. Holder” above under the introductory paragraph) will generally be considered to be engaged in a U.S. trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. OP unitholder will be required to file U.S. Federal income tax returns with respect to its allocable share of Aimco OP’s income. A Non-U.S. OP unitholder that is a corporation may also be subject to U.S. branch profit tax at a rate of 30%, in addition to regular U.S. Federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the U.S. and the country with respect to which the Non-U.S. OP unitholder is resident for tax purposes. Non-U.S. OP unitholders are advised to consult their tax advisors regarding the effects an investment in Aimco OP may have on information return requirements and other U.S. and non-U.S. tax matters, including the tax consequences of an investment in Aimco OP for the country or other jurisdiction of which such Non-U.S. OP unitholder is a citizen or in which such Non-U.S. OP unitholder resides or is otherwise located.

Taxation of Aimco and Aimco Stockholders

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the U.S. Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See ‘” — Taxation of REITs in General — Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. Federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for this rate, and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of Stockholders — Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Aimco and Aimco Stockholders — Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to U.S. Federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•	If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. We do not anticipate receiving any income from foreclosure property.

•	If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco’s gross income.

•	Similarly, if Aimco should fail to satisfy the asset test or other requirements applicable to REITs, as described below, yet nonetheless maintain its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•	If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco will be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Tax Aspects of Aimco’s Investments in Partnership — General.”

•	If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to U.S. Federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules); and

7. that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets, liabilities and items of income of Aimco OP and the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in ‘‘ — Tax Aspects of Aimco’s Investments in Partnerships.”

Disregarded Subsidiaries.  Aimco’s indirect interests in Aimco OP and other Subsidiary Partnerships are held through wholly-owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. Federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. Federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for U.S. Federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Subsidiaries.  A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. Federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular U.S. Federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management, risk management, etc.) are conducted through its TRSs. Because Aimco is not required to include the assets and income of such TRSs in determining Aimco’s compliance with the REIT requirements, Aimco uses its TRSs to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s TRSs were deemed to operate or manage a health care or lodging facility, such TRSs would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its TRSs operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that an Aimco’s TRS operates or manages a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of Federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS, if the IRS were to successfully assert that the economic arrangements between Aimco and the taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s TRSs to Aimco OP, and interest paid by the TRSs on certain notes held by Aimco OP. In general, TRSs pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that Aimco’s TRSs are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•	First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through Aimco OP or the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover the REIT generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages apartment properties for third parties and affiliates through its TRSs. These TRSs receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the TRSs that are classified as dividend income to the extent of the earnings and profits of the TRSs. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividend Aimco receives from a REIT, however, will be qualifying income in Aimco’s hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through Aimco OP or the Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income tests, provided that specified requirements are met. Such requirements include that the instrument hedge risks associated with indebtedness issued by Aimco, Aimco OP or the Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and Aimco attaches a schedule of the sources of its income to its tax return. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•	First, at least 75% of the value of the total assets of Aimco must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and, subject to certain exceptions, Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of TRSs.

•	Fourth, the aggregate value of all securities of TRSs held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its TRSs will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its TRSs qualify under the asset tests set forth above.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset satisfying the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Aimco that is issued by another REIT may not so qualify.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco OP’s total assets and the value of Aimco OP’s interest in the TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in its future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset tests to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of

(a) 90% of Aimco’s “REIT taxable income”, computed without regard to the deduction for dividends paid and net capital gain of Aimco, and

(b) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be

“preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Stockholders— Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

•	any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco OP) and (ii) the inclusion of certain items in income by Aimco for U.S. Federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by Aimco will be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and such TRS are not comparable to similar transactions between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Tax Aspects of Aimco’s Investments in Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco OP. In general, partnerships are “pass-through” entities that are not subject to U.S. Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by Aimco OP and the Subsidiary Partnerships. See ‘‘ — Taxation of REITs in General — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of Aimco OP or any of the Subsidiary Partnerships as a partnership for U.S. Federal income tax purposes. If any of these entities were treated as an association for U.S. Federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Taxation of REITs in General — Asset Tests” and “— Taxation of REITs in General — Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “— Taxation of REITs in General — Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations with Respect to the Properties

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for U.S. Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco OP was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to Aimco OP of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco OP or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco OP or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See “— Taxation of REITs in General — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale of the Properties

Aimco’s share of any gain realized by Aimco OP or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See ‘‘— Taxation of REITs in General — Prohibited Transactions.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Aimco OP and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco’s investment objectives.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions.  Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum Federal rates of 15% through 2012 in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. Federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Aimco may elect to retain and pay taxes on some or all of its net long term capital gain, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, Aimco’s undistributed capital gain as well as a corresponding credit or refund, as the case may be, for taxes that Aimco paid on such undistributed capital gain. See “— Taxation of REITs in General — Annual Distribution Requirements.”

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of REITs in General — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock.  A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to a taxation at long term capital gains rates if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are currently subject to U.S. Federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock or equity stock) will be treated under section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only the preferred stock is redeemed, since it generally does not have voting rights), (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations

Taxation of Foreign Stockholders

The following is a summary of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of Aimco stock applicable to Non-U.S. Holders of securities. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by Non-U.S. Holders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Aimco stock. In cases where the dividend income from a Non-U.S. Holder’s investment in Aimco stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions.  Unless Aimco stock constitutes a U.S. real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution made by Aimco to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of the distribution to the extent such distribution constitutes USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI Capital Gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. Holder from a REIT that are attributable to dispositions by that REIT of assets other then USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI Capital Gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient non-U.S. Holder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock.  Unless Aimco stock constitutes a USRPI, a sale of Aimco stock by a Non-U.S. Holder generally will not be subject to U.S. taxation. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to U.S. taxation. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. Holder’s sale of stock nonetheless generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. Holder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the U.S. to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the U.S. at the time of death will be includible in the individual’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. Federal estate tax on the property includible in the estate for U.S. Federal estate tax purposes.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of Aimco’s stock generally should prevent a tax exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The present U.S. Federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. Federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of Aimco common stock.

Recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2014, gross proceeds from the sale of, Aimco common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which Aimco common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Aimco common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to Aimco that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which Aimco will in turn provide to the Secretary of the Treasury. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in Aimco common stock.

State, Local and Foreign Taxes

Aimco, Aimco OP, Aimco stockholders and OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco OP owns properties located in a number of states and local jurisdictions, and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco, Aimco OP, Aimco stockholders and OP unitholders may not conform to the U.S. Federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in Aimco.

FEES AND EXPENSES

The costs of planning and implementing the proposed transactions, including the preparation of this information statement/prospectus, will be borne by Aimco OP without regard to whether the transactions are effectuated. Except as set forth in this information statement/prospectus, Aimco OP will not pay any fees or commissions to any broker, dealer or other person in connection with the transactions. The General Partner has retained Eagle Rock Proxy Advisors, LLC, or the Information Agent, to act as the information agent in connection with the merger transactions. The Information Agent may contact holders of AIP Units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the transactions to the beneficial owners of AIP Units. Aimco OP will pay the Information Agent reasonable and customary compensation for its services in connection with the merger transactions, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the United States Federal securities laws. Aimco OP will also pay all costs and expenses of filing, printing and mailing the information statement/prospectus as well as any related legal fees and expenses.

Below is an itemized list of the estimated expenses incurred and to be incurred in connection with preparing and delivering this information statement/prospectus:

Information Agent Fees	$7,500
Printing Fees	132,800
Postage Fees	12,400
Tax and Accounting Fees	50,000
Financial Advisor Fees	49,420
Appraisal Fees	15,900
Legal Fees	170,280

Total	$438,300

LEGAL MATTERS

The validity of the Aimco Class A Common Stock issuable upon redemption of the OP Units will be passed upon by DLA Piper LLP (US). The validity of the OP Units offered by this information statement/prospectus will be passed upon by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Aimco for the year ended December 31, 2010 appearing in Aimco’s Current Report on Form 8-K dated November 15, 2011 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting appearing in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Aimco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Aimco OP for the year ended December 31, 2010 appearing in Aimco OP’s Current Report on Form 8-K dated November 15, 2011 (including the schedule appearing therein), and the effectiveness of Aimco OP’s internal control over financial reporting appearing in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and included in Annex I and Annex G to this information statement/prospectus. Such consolidated financial statements and Aimco OP management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AIP appearing in AIP’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and included in Annex E of this information statement/prospectus. Such consolidated financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Information Incorporated by Reference

Aimco, Aimco OP and AIP are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the SEC. You may read and copy any document so filed at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aimco, Aimco OP and AIP filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The information that Aimco files with the SEC is incorporated by reference, which means that important information is being disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus. The documents listed below are incorporated by reference along with all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this information statement/prospectus is a part, and prior to effectiveness of the registration statement, and (ii) after the date of this information statement/prospectus and prior to the completion of the offering of securities described in this information statement/prospectus.

•	Proxy Statement for the 2011 Annual Meeting of Stockholders of Aimco (filed March 14, 2011);

•	Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010 (filed February 25, 2011);

•	Aimco’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 (filed April 29, 2011), June 30, 2011 (filed August 1, 2011) and September 30, 2011 (filed October 28, 2011); and

•	Aimco’s Current Reports on Form 8-K, dated January 10, 2011 (filed January 11, 2011), April 14, 2011 (filed April 14, 2011), July 26, 2011 (filed July 27, 2011), July 28, 2011 (filed July 28, 2011), August 24, 2011 (filed August 24, 2011), September 2, 2011 (filed September 2, 2011) and November 15, 2011 (filed November 15, 2011).

You may request a copy of these filings, at no cost, by writing or calling Aimco at the following address and telephone number:

ISTC Corporation
P.O. Box 2347
Greenville, South Carolina 29602
(864) 239-1029

You should rely only on the information included or incorporated by reference in this information statement/prospectus. No person is authorized to provide you with different information. You should not assume that the information in this information statement/prospectus is accurate as of any date other than the date on the front of the document.

Information Included in the Annexes to this Information Statement/Prospectus

Important information is also included in the Annexes attached hereto, including the following:

•	Annex A — Amended and Restated Agreement and Plan of Merger;

•	Annex B — Opinion of Duff & Phelps, LLC;

•	Annex C — Appraisal Rights of Limited Partners;

•	Annex D — Officers and Directors;

•	Annex E — AIP’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Annex F — AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011;

•	Annex G — Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding the report of the independent registered public accounting firm, the financial statements and the notes thereto);

•	Annex H — Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011;

•	Annex I — Aimco OP’s Current Report on Form 8-K, filed with the SEC on November 15, 2011, which includes Aimco OP’s Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data from its Annual Report on Form 10-K for the year ended December 31, 2010, revised to reflect additional discontinued operations through September 30, 2011; and

•	Annex J — Summary of Appraisal Table.

References to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 are included in AIP’s Annual Report on Form 10-K for the year ended December 31, 2010, which is included as Annex E to this information statement/prospectus; in AIP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is included as Annex F to this information statement/prospectus; in Aimco OP’s Annual Report on Form 10-K for the year ended December 31, 2010, which is included as Annex G to this information statement/prospectus; in Aimco OP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is included as Annex H to this information statement/prospectus and in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which are incorporated by reference in this information statement/prospectus. However, because the second merger is a “going private” transaction, those safe-harbor provisions do not apply to any forward-looking statements AIP, Aimco OP or Aimco make in connection with the merger transactions.

ANNEX A

Amended and Restated Agreement and Plan of Merger

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 15, 2011, by and among Angeles Income Properties, Ltd. 6, a California limited partnership (“AIP”), AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), Angeles Income Properties 6, LP (“New AIP”), and Aimco Properties, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, on July 28, 2011, AIP, the Aimco Subsidiary, New AIP and Aimco OP entered into that certain Agreement and Plan of Merger (the “Prior Agreement”), and each desire to amend and restate the Prior Agreement as a result of a change in the consideration to be provided in the Second Merger (as defined herein),

WHEREAS, Angeles Realty Corporation II, the managing general partner of AIP and New AIP (“ARC”), has determined that the merger of AIP into New AIP, a Delaware limited partnership, and the subsequent merger of the Aimco Subsidiary with and into New AIP, with New AIP as the surviving entity, in each case, on the terms set forth herein, are advisable, fair to and in the best interests of AIP and New AIP and their respective partners; and

WHEREAS, Aimco OP is the sole member of the Aimco Subsidiary and the sole limited partner of New AIP; and

WHEREAS, the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the merger of AIP into New AIP, and the subsequent merger of the Aimco Subsidiary with and into New AIP, with New AIP as the surviving entity, in each case, on the terms as set forth herein, are advisable, fair to and in the best interests of Aimco OP and its partners, and the Aimco Subsidiary; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Mergers (as defined below) will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.  The First Merger.  Subject to the terms and conditions set forth herein, AIP shall be merged with and into New AIP (the “First Merger”), with New AIP as the surviving entity (the “First Surviving Entity”). As soon as practicable after all of the conditions to the First Merger set forth herein have been satisfied, AIP and New AIP shall (i) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of California and (ii) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of Delaware. The First Merger shall become effective upon the filing of such certificates (the “First Effective Time”). At the First Effective Time, the First Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership.  The certificate of limited partnership of New AIP in effect immediately prior to the First Effective Time shall be the certificate of limited partnership of the First Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement.  The limited partnership agreement of AIP in effect immediately prior to the First Effective Time, as amended as set forth on Exhibit A hereto, shall be the partnership agreement of the First Surviving Entity unless and until subsequently amended. The general partners and each limited partner of the First Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, such partnership agreement.

(c) General Partner.  ARC shall be the managing general partner of the First Surviving Entity.

(d) Conversion of Equity Interests.

(i) Interests in AIP.  Each general partnership interest of AIP outstanding immediately prior to the First Effective Time and held by a general partner shall be converted into an equivalent general partnership interest in the First Surviving Entity (each new general partnership interest, a “New AIP

GP Interest”). Each unit of limited partnership interest of AIP outstanding immediately prior to the First Effective Time shall be converted into an equivalent unit of limited partnership interest in the First Surviving Entity (a “New AIP Unit”).

(ii) Interests in New AIP.  The interest of each partner in New AIP immediately prior to the First Effective Time shall be cancelled.

Section 2.  The Second Merger.  Subject to the terms and conditions set forth herein, immediately following the First Effective Time, the Aimco Subsidiary shall be merged with and into New AIP (the “Second Merger” and, together with the First Merger, the “Mergers”), with New AIP as the surviving entity (the “Second Surviving Entity”). As soon as practicable after all of the conditions to the Second Merger set forth herein have been satisfied, New AIP shall cause to be filed a certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware. The Second Merger shall become effective upon the filing of such certificate (the “Second Effective Time”). At the Second Effective Time, the Second Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership.  The certificate of limited partnership of New AIP in effect immediately prior to the Second Effective Time shall be the certificate of limited partnership of the Second Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement.  The limited partnership agreement of New AIP in effect immediately prior to the Second Effective Time shall be the partnership agreement of the Second Surviving Entity (the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Second Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement.

(c) General Partners.  ARC shall be the managing general partner of the Second Surviving Entity.

(d) Treatment of Limited Partners Interests in New AIP.

(i) In connection with the Second Merger and in accordance with the procedures set forth in Section 2(d)(iii) hereto, each New AIP Unit outstanding immediately prior to the Second Effective Time, except New AIP Units held by limited partners who have perfected their appraisal rights pursuant to Exhibit B hereto, shall be converted into the right to receive, at the election of the holder thereof, either (x) $268.04 in cash (the “Cash Consideration”) or (y) a number of partnership common units (“OP Units”) of Aimco OP calculated by dividing $268.04 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the date of the Second Effective Time (the “OP Unit Consideration,” and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 2(d)(i), if Aimco OP determines that the law of the state or other jurisdiction in which a holder of New AIP Units resides would prohibit the issuance of OP Units in that state or jurisdiction, or that the registration or qualification in that state or other jurisdiction would be prohibitively costly (each such state or jurisdiction, a “Specified Jurisdiction”), then such holder will only be entitled to receive the Cash Consideration for each New AIP Unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Second Merger, pursuant to which each holder of New AIP Units will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 2(d)(ii)). Each limited partner of AIP must make the same election with respect to his or her New AIP Units. Aimco OP shall mail or cause to be mailed an Election Form to each holder of New AIP Units, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Second Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., New York Time, on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a holder of New AIP Units fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each holder of New AIP Units that resides in a Specified Jurisdiction will be deemed to have elected the Cash Consideration. AIP, New AIP, the Aimco Subsidiary and Aimco OP agree that holders of New AIP Units shall have the right to revoke any election made in connection with the Second Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and ARC, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(e) Treatment of General Partners’ Interests.  Each New AIP GP Interest outstanding immediately prior to consummation of the Second Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

(f) Treatment of Interests in the Aimco Subsidiary.  The entire membership interest in the Aimco Subsidiary immediately prior to the Second Effective Time shall be converted into one hundred (100) New AIP Units of the Second Surviving Entity.

Section 3.  Appraisal Rights.  In connection with the First Merger, none of the partners in AIP or New AIP will have any dissenters’ appraisal rights. In connection with the Second Merger, the holders of New AIP Units immediately prior to the Merger shall have the appraisal rights set forth in Exhibit B hereto.

Section 4.  Covenants.  Aimco OP agrees to pay for, or reimburse AIP and New AIP for, all expenses incurred by AIP and New AIP in connection with the Mergers and the transactions contemplated hereby. Aimco OP agrees to pay cash or issue and deliver OP Units to the former holders of New AIP Units, in accordance with Section 2(d) of this Agreement.

Section 5.  Conditions to the Mergers.

(a) Neither the first merger or the second merger should occur unless and until such merger has been approved or consented to by a majority in interest of the limited partnership interests of AIP.

(b) Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

Section 6.  Tax Treatment.

(a) First Merger.  The parties hereto acknowledge and agree that for federal income tax purposes, the First Merger will be treated as follows:

(i) The First Merger shall not be treated as a realization event, and in accordance therewith, the First Surviving Entity shall be treated as the continuation of AIP for federal income tax purposes; and

(ii) In accordance with the foregoing, the tax bases of the general partners and limited partners of the First Surviving Entity in their First Surviving Entity interests and the respective initial capital account balances of the general partners and limited partners of the First Surviving Entity immediately following the First Effective Time shall be the same as those of the general partners and the limited partners of AIP immediately prior to the First Effective Time.

(b) Second Merger.  The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for New AIP Units shall be treated as a sale of such New AIP Units by such holder and a purchase of such New AIP Units by Aimco OP for the cash so paid under the terms of this Agreement in accordance with Treas. Reg. Section 1.708-1(c), and (ii) each such holder of New AIP Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (x) any holder of New AIP Units receiving partnership common units of Aimco OP under the terms of this Agreement shall be treated as receiving the partnership common units of Aimco OP pursuant to a distribution in complete liquidation of such holder’s interest in New AIP, and (y) each such holder of New AIP Units who accepts OP Units explicitly agrees and consents to such treatment. Any cash and/or OP Units to which a holder of New AIP Units is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or OP Units shall be treated as described in this Section 6(b).

Section 7.  Further Assurances.

(a) From time to time, as and when required by the First Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of AIP such deeds and other instruments, and there shall be taken or caused to be taken by AIP all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the First Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AIP, and otherwise to carry out the purposes of this Agreement, and the officers and directors of ARC are fully authorized in the name and on behalf AIP or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(b) From time to time, as and when required by the Second Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Second Surviving Entity title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of ARC are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 8.  Amendment.  Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Mergers with respect to any of the terms contained herein.

Section 9.  Abandonment.  At any time prior to consummation of the Mergers, this Agreement may be terminated and the Mergers may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP, AIP or New AIP, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of AIP or the general partner of Aimco OP.

Section 10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Section 11.  No Third-Party Beneficiaries.  No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of New AIP Units pursuant to Section 3.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ANGELES INCOME PROPERTIES, LTD. 6

By:	Angeles Realty Corporation II,
Its Managing General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and Assistant General Counsel

AIMCO AIP 6 MERGER SUB LLC

By:	Aimco Properties, L.P., Its Sole Member

By:	AIMCO-GP, Inc. Its General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and Assistant General Counsel

ANGELES INCOME PROPERTIES 6, LP

By:	Angeles Realty Corporation II,
Its Managing General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and Assistant General Counsel

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
Its General Partner

By:	/s/ Trent A. Johnson
Name:     Trent A. Johnson

Title:	Vice President and Assistant General Counsel

[Signature Page — Merger Agreement]

EXHIBIT A

FORM OF AMENDMENT
TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
ANGELES INCOME PROPERTIES, LTD. 6

This AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF ANGELES INCOME PROPERTIES, LTD. 6 (this “Amendment”) is entered into as of          , 2011 by and among Angeles Realty Corporation II, a California corporation, in its capacity as managing general partner (the “Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Angeles Income Properties, Ltd. 6, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Agreement of Limited Partnership, dated June 1, 1987, and as further amended to date (the “Partnership Agreement”);

WHEREAS, the Partnership and Angeles Income Properties 6, LP, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Partnership Agreement, as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and

WHEREAS, the merger will be effected upon the approval or consent of (i) the managing general partner of each of the Partnership and the Delaware Partnership, and (ii) a majority in interest of the limited partners of each of the Partnership and the Delaware Partnership.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Amendments to the Partnership Agreement.  At the effective time of the merger, the Partnership Agreement shall be amended as follows:

(a) All occurrences of the phrase “Angeles Income Properties, Ltd. 6” in the Partnership Agreement shall be replaced with the phrase “Angeles Income Properties 6, LP.”

(b) All references in the Partnership Agreement to any law, statute or regulation of the state of California shall be deemed to refer to the corresponding laws, statutes and regulations of the state of Delaware.

(c) All occurrences of the phrase “the State of California” in the Partnership Agreement shall be replaced with the phrase “the State of Delaware.”

(d) Article 1 Section 1.4 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.4 “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such Act.”

(e) Article 2 Section 2.2 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.2 Name.  The name of the Partnership shall continue to be Angeles Income Properties 6, LP, a Delaware Limited Partnership. The Partnership may use such name with or without the words “a

Delaware Limited Partnership,” as state law may require. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.”

(f) Article 4 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE 4
PRINCIPAL PLACE OF BUSINESS

The Principal place of business of the Partnership shall be 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, or such other place or places as the General Partner may hereafter determine.”

(g) Article 5 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE 5
TERM

Angeles Income Properties, Ltd. 6 was originally formed as a limited partnership (the “California Partnership”) pursuant to the provisions of the California Uniform Limited Partnership Act, upon the terms and conditions set forth in an agreement made as of June 1, 1987. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated November 15, 2011, by and between the California Partnership and Angeles Income Properties 6, LP, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Exhibit A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”); (c) Angeles Realty Corporation II, a California corporation, remained as sole Managing General Partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) each general partnership interest of the California Partnership immediately prior to the Effective Time was converted into an equivalent general partnership interest in the Surviving Entity; (e) each unit of limited partnership interest of the California Partnership immediately prior to the Effective Time was converted into an equivalent unit of limited partnership interest in the Surviving Entity; and (f) the interests of each partner of the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the California Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time. The Partnership shall continue in existence until the close of Partnership business on December 31, 2037, unless the Partnership has been sooner terminated as herein provided or as provided by law.”

2. Miscellaneous.

(a) Effect of Amendment.  In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b) Ratification.  Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c) Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

EXHIBIT B
Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”), by and among Angeles Income Properties, Ltd. 6, a California limited partnership, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company, Angeles Income Properties 6, LP, and Aimco Properties, L.P., a Delaware limited partnership. In connection with the Merger, limited partners of New AIP shall have the following appraisal rights:

(a) Any limited partner who holds New AIP Units on the effective date of the Merger who has not consented to the Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New AIP Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all New AIP Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New AIP Units pursuant to paragraph (a) hereof. Any limited partner who holds New AIP Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New AIP Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New AIP Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New AIP Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New AIP Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New AIP Units and with whom agreements as to the value of their New AIP Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the New AIP Units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the New AIP Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the New AIP Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New AIP Units shall be treated as a sale of the New AIP Units by the owner and a purchase of such New AIP Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her New AIP Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her New AIP Units whether under the Merger Agreement or otherwise and whether against AIP, New AIP, ARC, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New AIP Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

ANNEX B

Confidential	November 15, 2011

Board of Directors
AIMCO-GP, Inc.

Board of Directors
Apartment Investment and Management Company

Board of Directors
Angeles Realty Corporation II

c/o AIMCO Properties, L.P.
4582 South Ulster Street, Suite 1100
Denver, CO 80237

Ladies and Gentlemen:

AIMCO Properties, L.P. (“AIMCO OP”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to AIMCO-GP, Inc., the general partner (the “General Partner”) of AIMCO OP (solely in its capacity as such), the board of directors of the General Partner (the “GP Board”), the board of directors of Apartment Investment and Management Company (“AIMCO”), the parent of the General Partner, (the “AIMCO Board”), and the board of directors of the general partner of Angeles Income Properties, Ltd. 6 (the “Partnership” and the general partner of the Partnership being referred to herein as the “LP GP” and the board of directors of the LP GP being referred to herein as the “LP GP Board”), to provide an opinion (this “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the limited partners of the Partnership not affiliated with AIMCO OP (the “Unaffiliated Limited Partners”) of the consideration to be offered to them in the Proposed Transaction (defined below) (without giving effect to any impact of the Proposed Transaction on any particular Unaffiliated Limited Partner other than in its capacity as an Unaffiliated Limited Partner).

Description of the Proposed Transaction

The proposed transaction (the “Proposed Transaction”) generally involves the following two steps: (1) the merger of the Partnership into Angeles Income Properties 6, LP, a Delaware limited partnership (the “New Partnership”), with the New Partnership as the surviving entity, in which each Unaffiliated Limited Partner will receive the same number of units of limited partnership interest in the New Partnership as it had in the Partnership; and (2) a merger of a wholly owned subsidiary of AIMCO OP into the New Partnership in which each unit of limited partnership interest in the New Partnership held by each Unaffiliated Limited Partner will be converted into the right to receive, at the election of such Unaffiliated Limited Partner, either (a) cash in the amount of $268.04 (the “Cash Consideration”) or (b) a number of partnership common units of AIMCO OP (“OP Units”) equal to $268.04, divided by the average closing price of common stock of AIMCO over the ten consecutive days ending on the second trading day immediately prior to the consummation of the merger, except in those jurisdictions where the law prohibits the offer of OP Units (or registration or qualification would be prohibitively costly) (such cash and OP Units being the “Transaction Consideration”).

Duff & Phelps, LLC 311 South Wacker Drive Suite 4200 Chicago, IL 60606	T +1 312 697 4600 F +1 312 697 0112	www.duffandphelps.com

AIMCO Properties, L.P.

November 15, 2011

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1. Reviewed the following documents:

a. Reviewed the Partnership’s property level internal unaudited financial statements for the nine months ended September 30, 2011 and the Partnership’s property level unaudited annual financial statements for each of the three fiscal years ended December 31, 2010;

b. Reviewed other internal documents relating to the history, current operations, and probable future outlook of the Partnership, including financial projections, provided to Duff & Phelps by management of AIMCO OP; and

c. Reviewed documents related to the Proposed Transaction, including certain portions of a draft of the Information Statement/Prospectus relating to the Proposed Transaction and certain portions of the exhibits and annexes thereto (collectively, the “Prospectus”), and a draft of the Amended and Restated Agreement and Plan of Conversion and Merger relating to the Proposed Transaction (such draft, the “Agreement”), and certain other documents related to the Proposed Transaction.

2. Reviewed the following information and/or documents related to the real estate holdings of the Partnership:

a. Reviewed previously completed appraisal reports associated with the property owned by the Partnership (such property referred to herein as the “Property”) prepared by KTR Real Estate Advisors LLC as of October 1, 2011 (the “Appraisal”) and provided to Duff & Phelps by management of AIMCO OP;

b. Reviewed facts and circumstances related the Property to understand factors relevant to the Appraisal; and

c. Reviewed market data for each of the subject markets and assessed current supply and demand trends.

3. Reviewed the following information and/or documents related to the Property:

a. Reviewed operating statements and balance sheets for the twelve month periods ending December 31, 2008, 2009, and 2010;

b. Reviewed the year-to-date operating statement and balance sheet for the nine month period ending September 30, 2011;

c. Reviewed budgeted financial statements for the twelve month period ending December 31, 2011;

d. Reviewed rent rolls prepared as of September 2011; and

e. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of AIMCO OP.

4. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

AIMCO Properties, L.P.

November 15, 2011

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with your consent:

1. Relied upon, and did not independently verify, the accuracy, completeness, reliability and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources regarding or otherwise relating to the Property, the Partnership, the Proposed Transaction and/or otherwise received by it in connection with this Opinion (collectively, the “Background Information”), including that Background Information obtained from management of AIMCO OP, and does not make any representation and warranty with respect to or otherwise relating to such Background Information;

2. Relied upon the fact that AIMCO OP, the General Partner, the GP Board, the AIMCO Board, the Partnership, the LP GP and the LP GP Board have been advised by counsel as to all legal matters with respect to or otherwise relating to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3. Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

4. Assumed that the representations and warranties made in the Agreement are substantially accurate;

5. Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6. Assumed that there has been no material change in the assets, financial condition, business, or prospects of any Property or the Partnership since the respective dates of the Appraisal, the most recent financial statements and the other information made available to Duff & Phelps;

7. Assumed that title to the Property is good and marketable, that the Property is free and clear of any material liens, with the exception of any liens related to mortgage debt as disclosed in the Prospectus, easements, encroachments or other encumbrances and that all improvements lie within property boundaries, except as disclosed in the Appraisal;

8. Assumed that all material licenses, certificates of occupancy, consents, and other legislative or administrative authority that are required or advisable to be obtained from any local, state, or national government or private entity or organization have been obtained and are current;

9. Assumed full compliance with all material federal, state and local zoning, use, occupancy, environmental, and similar laws and regulations, except as expressly disclosed in the Appraisal;

10. Assumed responsible ownership and competent property management of the Property;

11. Assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures or otherwise with respect to any Property that could affect the value of such Property (“Unapparent Property Conditions”), except as expressly disclosed in the Appraisal;

12. Without limiting the generality of the foregoing, assumed that there are no potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, industrial wastes, etc. (“Hazardous Materials”) on, in or near the Property that could affect the value of such Property, except as expressly disclosed in the Appraisal;

AIMCO Properties, L.P.

November 15, 2011

13. Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

14. Assumed that all governmental, regulatory and other consents and approvals necessary or advisable for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Partnership, the New Partnership or any Property; and

15. Assumed that for the purposes of its analysis, that all of the Unaffiliated Limited Partners elect to receive the Cash Consideration. Duff & Phelps is making no determination as to the fair value of, or fairness with respect to any OP Unit consideration.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Partnership’s solvency or conduct an independent appraisal or physical inspection of any specific liabilities (contingent or otherwise). Duff & Phelps did not evaluate the tax consequences the Proposed Transaction may have on any person, including any Unaffiliated Limited Partner, and did not take any such consequences into account in rendering this Opinion. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Partnership, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, or (iii) advise AIMCO OP or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Partnership’s, the New Partnership’s or AIMCO OP’s equity (or anything else) after the announcement or the consummation of the Proposed Transaction. Without limiting the generality of the foregoing, Duff & Phelps is not expressing any opinion as to the liquidity of, rights and/or risks associated with owning, or any other feature or characteristic of, the OP Units. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Partnership’s, the New Partnership’s or AIMCO OP’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter (including with respect to title to or any encumbrances relating to any Property).

Duff & Phelps did not investigate any of the physical conditions of any Property and has not made, and assumes no responsibility to make, any representation, or render any opinion, as to the physical condition of any Property. No independent surveys of the Property was conducted. Duff & Phelps did not arrange for any engineering studies that may be required to discover any Unapparent Property Condition. Duff & Phelps did not arrange for or conduct any soil analysis or geological studies or any investigation of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions or arrange for or conduct any other environmental analysis, including with respect to any Hazardous Materials, which may or may not be present on, in or near the Property.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of AIMCO OP’s and/or AIMCO’s respective officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Unaffiliated Limited Partners in the Proposed Transaction, or with respect to the fairness of any such compensation.

AIMCO Properties, L.P.

November 15, 2011

This Opinion is furnished solely for the use and benefit of each of the General Partner, the GP Board, the AIMCO Board, and the LP GP Board in connection with and for purposes of its evaluation of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how any party should vote or act with respect to any matters relating to the Proposed Transaction or any related transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and AIMCO OP dated June 10, 2011 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the General Partner, the GP Board, the AIMCO Board, and the LP GP Board and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to AIMCO OP that it is prepared to deliver its Opinion. Other than this engagement, which includes the rendering of a fairness opinion with respect to the Proposed Transaction dated July 28, 2011 and additional fairness opinions rendered in respect of similar transactions involving other affiliates of AIMCO OP, and property tax consulting services for which Duff & Phelps received customary fees and indemnification, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the consideration offered to the Unaffiliated Limited Partners in the Proposed Transaction is fair from a financial point of view to the Unaffiliated Limited Partners (without giving effect to any impact of the Proposed Transaction on any particular Unaffiliated Limited Partner other than in its capacity as an Unaffiliated Limited Partner).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC

ANNEX C

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”), by and among Angeles Income Properties, Ltd. 6, a California limited partnership, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company, Angeles Income Properties 6, LP, and Aimco Properties, L.P., a Delaware limited partnership. In connection with the Merger, limited partners of New AIP shall have the following appraisal rights:

(a) Any limited partner who holds New AIP Units on the effective date of the Merger who has not consented to the Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New AIP Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all New AIP Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New AIP Units pursuant to paragraph (a) hereof. Any limited partner who holds New AIP Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New AIP Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New AIP Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New AIP Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New AIP Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New AIP Units and with whom agreements as to the value of their New AIP Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

C-1

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the New AIP Units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the New AIP Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the New AIP Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New AIP Units shall be treated as a sale of the New AIP Units by the owner and a purchase of such New AIP Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her New AIP Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her New AIP Units whether under the Merger Agreement or otherwise and whether against AIP, New AIP, ARC, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New AIP Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.

C-2

ANNEX D

OFFICERS AND DIRECTORS

AIP, New AIP, Aimco OP and the Aimco Subsidiary do not have directors, officers or significant employees of their own. The names and positions of the executive officers and directors of Aimco, AIMCO-GP and Angeles Realty Corporation II, the general partner of AIP, or ARC, are set forth below. The business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

Name (Age)	Position

Terry Considine(64)	Chairman of the Board of Directors, Chief Executive Officer and President of Aimco; Director and President of AIMCO-GP; President of ARC.
Lisa R. Cohn(42)	Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP and ARC.
Miles Cortez(67)	Executive Vice President and Chief Administrative Officer of Aimco, AIMCO-GP and ARC. Director of AIMCO-GP.
Ernest M. Freedman(40)	Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP and ARC.
John Bezzant(48)	Executive Vice President of Aimco and AIMCO-GP; Executive Vice President and Director of ARC.
Keith M. Kimmel(40)	Executive Vice President of Aimco, AIMCO-GP and ARC.
Daniel S. Matula(45)	Executive Vice President of Aimco, AIMCO-GP and ARC.
Steven D. Cordes(40)	Senior Vice President of Aimco, AIMCO-GP and ARC; Director of ARC.
Patti K. Fielding	Executive Vice President-Securities and Debt; Treasurer of Aimco, AIMCO-GP, AIMCO/IPT and ARC.
Paul Beldin(37)	Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP and ARC.
Stephen B. Waters(50)	Senior Director of Partnership Accounting of Aimco, AIMCO-GP and ARC.
James N. Bailey(64)	Director of Aimco
Richard S. Ellwood(79)	Director of Aimco
Thomas L. Keltner(64)	Director of Aimco
J. Landis Martin(65)	Director of Aimco
Robert A. Miller(65)	Director of Aimco
Kathleen M. Nelson(65)	Director of Aimco
Michael A. Stein(61)	Director of Aimco

Name	Biographical Summary of Current Directors and Officers

Terry Considine	Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of Aimco and AIMCO-GP since July 1994. Mr. Considine was elected President of Aimco, AIMCO-GP and ARC in January 2011. Mr. Considine also serves on the board of directors of Intrepid Potash, Inc. a publicly held producer of potash, and, until its acquisition in early 2009, Mr. Considine served as Chairman of the Board and Chief Executive Officer of American Land Lease, Inc. Mr. Considine has over 40 years of experience in real estate and other industries. Among other real estate ventures, in 1975, Mr. Considine founded and managed the predecessor companies that became Aimco at its initial public offering in 1994.
Lisa R. Cohn	Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco, AIMCO-GP and ARC in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP.
Miles Cortez	Mr. Cortez was appointed Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications and special projects. Mr. Cortez was appointed Director of AIMCO-GP in September 2009. Mr. Cortez joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver, Colorado law firm, from December 1997 through September 2001. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.
Ernest M. Freedman	Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of Aimco, AIMCO-GP and ARC in November 2009. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining Aimco, from 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts.

Name	Biographical Summary of Current Directors and Officers

John Bezzant	John Bezzant was appointed as a Director of ARC effective December 16, 2009. Mr. Bezzant was appointed Executive Vice President of Aimco, AIMCO-GP and ARC in January 2011 and prior to that time was a Senior Vice President of Aimco, AIMCO-GP and ARC since joining Aimco in June 2006. Prior to joining Aimco, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing and operations. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.
Keith M. Kimmel	Mr. Kimmel was appointed Executive Vice President of Property Operations of Aimco, AIMCO-GP and ARC in January 2011. From September 2008 to January 2011, Mr. Kimmel served as the Area Vice President of property operations for the western region. Prior to that, from March 2006 to September 2008, he served as the Regional Vice President of property operations for California. He joined Aimco in March of 2002 as a Regional Property Manager. Prior to joining Aimco, Mr. Kimmel was with Casden Properties from 1998 through 2002, and was responsible for the operation of the new construction and high-end product line. Mr. Kimmel began his career in the multi-family real estate business in 1992 as a leasing consultant and on-site manager.
Daniel S. Matula	Mr. Matula was appointed Executive Vice President of Redevelopment and Construction of Aimco, AIMCO-GP and ARC in January 2011. He joined Aimco as Senior Vice President of Redevelopment in January 2006. Mr. Matula oversees redevelopment, construction services, capital management, energy, service and quality and procurement. Prior to joining Aimco, from 2005 to 2006, Mr. Matula served as Senior Vice President of Development for Triad Partners, a private medical office development company headquartered in Irvine, CA. From 2000 to 2005, Mr. Matula served as Senior Vice President of Construction Services for Catellus Development Corporation.

Name	Biographical Summary of Current Directors and Officers

Steven D. Cordes	Steven D. Cordes was appointed as a Director of ARC effective March 2, 2009. Mr. Cordes has been a Senior Vice President of Aimco, AIMCO-GP and ARC since May 2004. Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco’s joint ventures and equity capital markets activity. Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of AIP. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.
Patti K. Fielding	Ms. Fielding was appointed Executive Vice President — Securities and Debt of ARC in February 2004 and of Aimco, AIMCO-GP and AIMCO/IPT in February 2003. Ms. Fielding was appointed Treasurer of Aimco, AIMCO-GP, AIMCO/IPT and ARC in January 2005. Ms. Fielding is responsible for debt financing and the treasury department. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President — Securities and Debt of Aimco. Ms. Fielding joined Aimco as a Vice President in February 1997.
Paul Beldin	Paul Beldin joined Aimco in May 2008 and has served as Senior Vice President and Chief Accounting Officer of Aimco, AIMCO-GP and ARC since that time. Prior to joining Aimco, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.
Stephen B. Waters	Stephen B. Waters was appointed Senior Director of Partnership Accounting of Aimco and ARC in June 2009. Mr. Waters has responsibility for partnership accounting with Aimco and serves as the principal financial officer of ARC. Mr. Waters joined Aimco as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of ARC and Aimco in April 2004. Prior to joining Aimco, Mr. Waters was a senior manager at Ernst & Young LLP.

Name	Biographical Summary of Current Directors and Officers

James N. Bailey	Mr. Bailey was first elected as a director of Aimco in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey co-founded Cambridge Associates, LLC, an investment consulting firm, in 1973 and currently serves as its Senior Managing Director and Treasurer. He is also a co-founder, director and treasurer of The Plymouth Rock Company, and a director of SRB Corporation, Inc. and Homeowners Direct Company, all three of which are insurance companies and insurance company affiliates. He also serves as an Overseer for the New England Aquarium, and is on its audit and investment committees. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations. Mr. Bailey, a long-time entrepreneur, brings particular expertise to the board in the areas of investment and financial planning, capital markets, evaluation of institutional real estate markets and managers of all property types.
Richard S. Ellwood	Mr. Ellwood was first elected as a director of Aimco in July 1994. Mr. Ellwood is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Ellwood was the founder and President of R.S. Ellwood & Co., Incorporated, which he operated as a real estate investment banking firm through 2004. Prior to forming his firm, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood served as a director of Felcor Lodging Trust, Incorporated, a publicly held company, from 1994 to 2009. He is as a trustee of the Diocesan Investment Trust of the Episcopal Diocese of New Jersey and is chairman of the diocesan audit committee. As one of the first real estate investment bankers, Mr. Ellwood brings particular expertise in real estate finance through corporate securities in both public and private markets as well as in direct property financings through mortgage placements, limited partnerships and joint ventures.

Name	Biographical Summary of Current Directors and Officers

Thomas L. Keltner	Mr. Keltner was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Keltner served as Executive Vice President and Chief Executive Officer — Americas and Global Brands for Hilton Hotels Corporation from March 2007 through March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group. Mr. Keltner joined Hilton Hotels Corporation in 1999 and served in various roles. Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising and management. Prior to joining Hilton Hotels Corporation, from 1993 to 1999, Mr. Keltner served in several positions with Promus Hotel Corporation, including President, Brand Performance and Development. Before joining Promus Hotel Corporation, he served in various capacities with Holiday Inn Worldwide, Holiday Inns International and Holiday Inns, Inc. In addition, Mr. Keltner was President of Saudi Marriott Company, a division of Marriott Corporation, and was a management consultant with Cresap, McCormick and Paget, Inc. Mr. Keltner brings particular expertise to the board in the areas of property operations, marketing, branding, development and customer service.
J. Landis Martin	Mr. Martin was first elected as a director of Aimco in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is also a member of the Audit and Nominating and Corporate Governance Committees and serves as the Lead Independent Director of Aimco’s Board. Mr. Martin is the Founder and Managing Director of Platte River Ventures LLC, a private equity firm. In November 2005, Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held manufacturer of titanium dioxide chemicals, from 1987 to 2003. Mr. Martin is also a director of Crown Castle International Corporation, a publicly held wireless communications company, Halliburton Company, a publicly held provider of products and services to the energy industry, and Intrepid Potash, Inc., a publicly held producer of potash. As a former chief executive of four NYSE-listed companies, Mr. Martin brings particular expertise to the board in the areas of operations, finance and governance.

Name	Biographical Summary of Current Directors and Officers

Robert A. Miller	Mr. Miller was first elected as a director of Aimco in April 2007 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Miller has served as the President of Marriott Leisure since 1997. Prior to joining Marriott Leisure, from 1984 to 1988, Mr. Miller served as Executive Vice President & General Manager of Marriott Vacation Club International and then as its President from 1988 to 1997. In 1984, Mr. Miller and a partner sold their company, American Resorts, Inc., to Marriott. Mr. Miller co-founded American Resorts, Inc. in 1978, and it was the first business model to encompass all aspects of timeshare resort development, sales, management and operations. Prior to founding American Resorts, Inc., from 1972 to 1978, Mr. Miller was Chief Financial Officer of Fleetwing Corporation, a regional retail and wholesale petroleum company. Prior to joining Fleetwing, Mr. Miller served for five years as a staff accountant for Arthur Young & Company. Mr. Miller is past Chairman and currently a director of the American Resort Development Association (“ARDA”) and currently serves as Chairman and director of the ARDA International Foundation. As a successful real estate entrepreneur, Mr. Miller brings particular expertise to the board in the areas of operations, management, marketing, sales, and development, as well as finance and accounting.

Name	Biographical Summary of Current Directors and Officers

Kathleen M. Nelson	Ms. Nelson was first elected as a director of Aimco in April 2010, and currently serves on the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Ms. Nelson has an extensive background in commercial real estate and financial services with over 40 years of experience including 36 years at TIAA-CREF. She held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s mortgage and real estate division. Ms. Nelson developed and staffed TIAA’s real estate research department. She retired from this position in December 2004 and founded and serves as president of KMN Associates LLC, a commercial real estate investment advisory and consulting firm. In 2009, Ms. Nelson co-founded and serves as Managing Principal of Bay Hollow Associates, LLC, a commercial real estate consulting firm, which provides counsel to institutional investors. Ms. Nelson served as the International Council of Shopping Centers’ chairman for the 2003-04 term and has been an ICSC Trustee since 1991. She also is the chairman of the ICSC Audit Committee and is a member of various other committees. Ms. Nelson serves on the Board of Directors of CBL & Associates Properties, Inc., which is a publicly held REIT that develops and manages retail shopping properties. She is a member of Castagna Realty Company Advisory Board and has served as an advisor to the Rand Institute Center for Terrorism Risk Management Policy and on the board of the Greater Jamaica Development Corporation. Ms. Nelson serves on the Advisory Board of the Beverly Willis Architectural Foundation and is a member of the Anglo American Real Property Institute. Ms. Nelson brings to the board particular expertise in the areas of real estate finance and investment.

Name	Biographical Summary of Current Directors and Officers

Michael A. Stein	Mr. Stein was first elected as a director of Aimco in October 2004 and is currently the Chairman of the Audit Committee. Mr. Stein is also a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. From January 2001 until its acquisition by Eli Lilly in January 2007, Mr. Stein served as Senior Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company based in Bothell, Washington. From October 1998 to September 2000, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc. From 1989 to September 1998, Mr. Stein served in various capacities with Marriott International, Inc., including Executive Vice President and Chief Financial Officer from 1993 to 1998. Mr. Stein serves on the Board of Directors of Nautilus, Inc., which is a publicly held fitness company, and the Board of Directors of Providence Health & Services, a not-for-profit health system operating hospitals and other health care facilities across Alaska, Washington, Montana, Oregon and California. As the former chief financial officer of two NYSE-listed companies and a former partner at Arthur Andersen, Mr. Stein brings particular expertise to the board in the areas of corporate and real estate finance, and accounting and auditing for large and complex business operations.

ANNEX E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-16210
ANGELES INCOME PROPERTIES, LTD. 6
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-4106139 (I.R.S. Employer Identification No.)

55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 239-1000
Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

State the aggregate market value of the voting and non-voting partnership interests held by non-affiliates computed by reference to the price at which the partnership interests were last sold, or the average bid and asked price of such partnership interests as of the last business day of the registrant’s most recently completed second fiscal quarter. No market exists for the limited partnership interests of the Registrant, and, therefore, no aggregate market value can be determined.

DOCUMENTS INCORPORATED BY REFERENCE
None

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the Partnership’s ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the Partnership’s control, including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions, including the pace of job growth and the level of unemployment; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s consolidated financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

Angeles Income Properties, Ltd. 6 (the “Partnership” or “Registrant”) is a publicly held limited partnership organized under the California Uniform Limited Partnership Act on June 29, 1984, as amended. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2037, unless terminated prior to such date.

The Partnership’s general partner is Angeles Realty Corporation II, a California corporation (the “General Partner” or “ARC II”), a wholly-owned subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust.

The Partnership, through its public offering of Limited Partnership Units, sold 47,384 units aggregating $47,384,000. The General Partner contributed capital in the amount of $1,000 for a 1% interest in the Partnership. Since its initial offering, the Partnership has not received, nor are limited partners required to make, additional capital contributions. The Partnership was formed for the purpose of acquiring fee and other forms of equity interests in various types of real estate property. The Partnership sold one of its residential properties during 2010. As a result, at December 31, 2010, the Partnership owned and operated one residential property (see “Item 2. Property”).

The Partnership has no employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. These services were provided by affiliates of the General Partner for the years ended December 31, 2010 and 2009. A further description of the Partnership’s business is included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-K.

Item 2.	Property

The following table sets forth the Partnership’s investment in property:

Date of
Property	Purchase	Type of Ownership	Use

Lazy Hollow Apartments Columbia, MD	07/01/89	Fee ownership subject to a first and second mortgage(1)	Apartment 178 units

(1)	Property is held by a limited partnership in which the Partnership owns a 99% interest.

On May 20, 2010, the Partnership sold Homestead Apartments to a third party for a gross sales price of $7,000,000. The net proceeds realized by the Partnership were approximately $6,802,000 after payment of closing costs of approximately $198,000. The Partnership used approximately $3,295,000 to repay the mortgage encumbering the property. The Partnership realized a gain on sale of discontinued operations of approximately $3,820,000 as a result of the sale. In addition, the Partnership recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. The loss on extinguishment of debt is included in loss from discontinued operations. While the Partnership is not subject to Federal income tax, it is subject to tax related to its Michigan activities. During the year ended December 31, 2010, as a result of the sale of Homestead Apartments, the Partnership recognized current tax expense of approximately $118,000, which is reflected as a reduction of gain on sale of discontinued operations. The corresponding liability is included in other liabilities on the consolidated balance sheet at December 31, 2010.

Schedule of Property

Set forth below for the Partnership’s property is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation and Federal tax basis.

Gross
	Carrying	Accumulated	Depreciable	Method of	Federal
Property	Value	Depreciation	Life	Depreciation	Tax Basis
	(In thousands)				(In thousands)

Lazy Hollow Apartments	$9,629	$6,014	5-40 yrs	S/L	$5,810

See “Item 8. Financial Statements and Supplementary Data — Note A” for a description of the Partnership’s capitalization and depreciation policies.

Schedule of Property Indebtedness

The following table sets forth certain information relating to the fixed rate loans encumbering the Partnership’s property.

	Principal				Principal
	Balance At				Balance
	December 31,	Interest	Period	Maturity	Due At
Property	2010	Rate(2)	Amortized	Date	Maturity(1)
	(In thousands)				(In thousands)

Lazy Hollow Apartments
1st mortgage	$7,599	6.04%	30 yrs	7/2020	$6,412
2nd mortgage	6,297	5.88%	30 yrs	7/2020	5,292

	$13,896				$11,704

(1)	See “Item 8. Financial Statements and Supplementary Data — Note B” for information with respect to the Partnership’s ability to prepay these fixed rate loans and other specific details about the loans.

(2)	Fixed rate.

On June 30, 2010, the Partnership obtained a second mortgage loan in the principal amount of $6,330,000 on Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, beginning August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the new mortgage financing. In connection with the new loan, the Partnership incurred loan costs of approximately $189,000, which were capitalized during the year ended December 31, 2010 and are included in other assets on the consolidated balance sheet at December 31, 2010. Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the year ended December 31, 2010.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, commencing August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $15,000, which are included in general and administrative expenses. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the modified loan.

Rental Rates and Occupancy

Average annual rental rates and occupancy for 2010 and 2009 for the property were as follows:

	Average Annual
	Rental Rates		Average
	(per Unit)		Occupancy
Property	2010	2009	2010	2009

Lazy Hollow Apartments	$14,691	$14,598	97%	96%

The real estate industry is highly competitive. The property is subject to competition from other residential apartment complexes in the area. The General Partner believes that the property is adequately insured. The property is an apartment complex which leases units for lease terms of one year or less. No residential tenant leases 10% or more of the available rental space. The property is in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

Real Estate Taxes and Rate

Real estate taxes and rate in 2010 for the property are as follows:

	2010	2010
Property	Billing	Rate
	(In thousands)

Lazy Hollow Apartments(1)	$215	1.61%

(1)	Tax bill is for the fiscal year of the taxing authority which differs from that of the Partnership.

Capital Improvements

Lazy Hollow Apartments

During the year ended December 31, 2010, the Partnership completed approximately $119,000 of capital improvements at Lazy Hollow Apartments consisting primarily of water heater, appliance and floor covering replacements. These improvements were funded from operating cash flow. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Homestead Apartments

During the year ended December 31, 2010, the Partnership completed approximately $25,000 of capital improvements at Homestead Apartments consisting primarily of floor covering replacements and office computers.

These improvements were funded from operating cash flow. The Partnership sold Homestead Apartments to a third party on May 20, 2010.

Additional capital expenditures will be incurred only if cash is available from operations or from Partnership reserves. To the extent that such capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

Item 3.	Legal Proceedings

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88 remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts were dismissed. During the fourth quarter of 2008, the Partnership paid approximately $1,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment properties. During January 2011, the parties reached an agreement to settle the remaining “on-call claims” and the plaintiffs’ attorneys’ fees. The Partnership will not be required to pay any additional settlement amounts or plaintiffs’ attorneys’ fees as a result of this agreement. These settlements resolve the case in its entirety.

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Security Holder Matters and Issuer Purchases of Equity Securities

The Partnership, a publicly-held limited partnership sold 47,384 Limited Partnership Units during its offering period through September 30, 1988, and as of December 31, 2010, had 47,311 Limited Partnership Units outstanding held by 1,646 Limited Partners of record. Affiliates of the General Partner owned 27,739 units or 58.63% at December 31, 2010. No public trading market has developed for the Units, and it is not anticipated that such a market will develop in the future.

The Partnership distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands except per unit data):

		Per Limited		Per Limited
	Year Ended	Partnership	Year Ended	Partnership
	December 31, 2010	Unit	December 31, 2009	Unit

Sale(1)	$2,276	$47.64	$—	$—
Financing(2)	6,205	129.86	—	—
Operations(3)	211	4.40	670	14.01

	$8,692	$181.90	$670	$14.01

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

(3)	Includes an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) which was declared by the Partnership on December 31, 2010. This amount is included in distribution payable for the year ended December 31, 2010 and was paid to the partners in March 2011.

For 2010, approximately $41,000 of the distribution payable represents the estimated Michigan withholding taxes to be paid by the Partnership on behalf of certain limited partners in connection with the sale of Homestead Apartments.

In conjunction with the transfer of funds from the certain majority owned sub-tier limited partnership to the Partnership, approximately $6,000 and $9,000 was distributed to the general partner of the majority owned sub-tier limited partnership during the years ended December 31, 2010 and 2009, respectively. In the fourth quarter, the general partner of the majority owned sub-tier limited partnership returned $57,000 of distributions previously received.

Future cash distributions will depend on the level of cash generated from operations, the timing of debt maturity, refinancings, and/or property sale. The Partnership’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that the Partnership will generate sufficient funds from operations after required capital expenditures to permit any distributions to its partners during 2011 or subsequent periods. See “Item 2. Property — Capital Improvements” for information relating to anticipated capital expenditures at the property.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 27,739 limited partnership units (the “Units”) in the Partnership representing 58.63% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 58.63% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the General Partner, as general partner, to the Partnership and its limited partners may come into conflict with the duties of the General Partner to AIMCO as its sole stockholder.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This item should be read in conjunction with “Item 8. Financial Statements and Supplementary Data” and other items contained elsewhere in this report.

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the General Partner may use rental concessions and rental rate reductions to offset the softening market conditions, accordingly, there is no guarantee that the General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results of Operations

The Partnership’s net income for the years ended December 31, 2010 and 2009 was approximately $3,272,000 and $717,000, respectively. The consolidated statements of operations included in “Item 8. Financial Statements and Supplementary Data” have been restated as of January 1, 2009 to reflect the operations of Homestead Apartments as income from discontinued operations and the consolidated balance sheet as of December 31, 2009 has been restated to reflect the respective assets and liabilities of Homestead Apartments as held for sale due to its sale on May 20, 2010.

The following table presents summarized results of operations related to the Partnership’s discontinued operations for the years ended December 31, 2010 and 2009 (in thousands):

	Year Ended
	December 31, 2010	December 31, 2009
	Homestead	Homestead
	Apartments	Apartments

Revenues	$590	$1,534
Expenses	(575)	(1,422)
Loss on extinguishment of debt	(968)	—

(Loss) income from discontinued operations	$(953)	$112

On May 20, 2010, the Partnership sold Homestead Apartments to a third party for a gross sales price of $7,000,000. The net proceeds realized by the Partnership were approximately $6,802,000 after payment of closing costs of approximately $198,000. The Partnership used approximately $3,295,000 to repay the mortgage encumbering the property. The Partnership realized a gain on sale of discontinued operations of approximately $3,820,000 as a result of the sale. In addition, the Partnership recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. The loss on extinguishment of debt is included in loss from discontinued operations. While the Partnership is not subject to Federal income tax, it is subject to tax related to its Michigan activities. During the year ended December 31, 2010, as a result of the sale of Homestead Apartments, the Partnership recognized current tax expense of approximately $118,000, which is reflected as a reduction of gain on sale of discontinued operations. The corresponding liability is included in other liabilities on the consolidated balance sheet at December 31, 2010.

The Partnership’s income from continuing operations for the years ended December 31, 2010 and 2009 was approximately $405,000 and $605,000, respectively. The decrease in income from continuing operations is due to an increase in total expenses and the recognition of a casualty gain in 2009, partially offset by an increase in total revenues. Total revenues increased primarily due to an increase in rental income. Other income remained relatively constant for the year ended December 31, 2010. Rental income increased primarily due to increases in occupancy and the average rental rate at Lazy Hollow Apartments, partially offset by an increase in bad debt expense.

Total expenses increased due to increases in operating and interest expenses, partially offset by decreases in general and administrative and depreciation expenses. Property tax expense remained relatively constant for the year ended December 31, 2010. Operating expense increased due to an increase in snow removal costs at the property due to a severe snow storm during February 2010, and the receipt of insurance proceeds during the year ended December 31, 2009 related to clean up costs incurred during 2008 at Lazy Hollow Apartments, as discussed below, partially offset by decreases in salaries and related benefits as a result of a decrease in personnel at the property. Interest expense increased primarily due to a higher debt balance as a result of a second mortgage obtained on the Partnership’s remaining investment property in June 2010, partially offset by scheduled principal payments made on the mortgages encumbering Lazy Hollow Apartments, which reduced the carrying balance of the loans. Depreciation expense decreased due to property improvements and replacements placed into service in previous years becoming fully depreciated during 2009, partially offset by depreciation on assets placed into service over the previous twelve months.

General and administrative expenses decreased due to a decrease in the Partnership management fee which is based on the Partnership’s net cash from operations, partially offset by costs incurred with the modification of the first mortgage at Lazy Hollow Apartments during 2010 and an increase in costs associated with the Partnership’s annual audit. Also included in general and administrative expenses for the years ended December 31, 2010 and 2009 are management reimbursements to the General Partner as allowed under the Partnership Agreement, costs associated with communication with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

In June 2008, Lazy Hollow Apartments suffered damage to several of its apartment units as a result of high winds and falling trees. The Partnership incurred approximately $67,000 to repair the damaged units during 2008, including approximately $17,000 for clean-up costs, which were incurred during 2008 and were included in operating expense. During the year ended December 31, 2009, the Partnership received approximately $64,000 in insurance proceeds, including approximately $14,000 for emergency expenses. The Partnership recognized a casualty gain of approximately $36,000 during the year ended December 31, 2009 as a result of the write-off of undepreciated damaged assets of approximately $14,000. The insurance proceeds related to clean-up costs are included as a reduction of operating expenses for the year ended December 31, 2009.

Capital Resources and Liquidity

At December 31, 2010, the Partnership had cash and cash equivalents of approximately $289,000, compared to approximately $219,000 at December 31, 2009. Cash and cash equivalents increased approximately $70,000 from December 31, 2009 due to approximately $6,680,000 and $338,000 of cash provided by investing and operating activities, respectively, partially offset by approximately $6,948,000 of cash used in financing activities. Cash provided by investing activities consisted of net proceeds from the sale of Homestead Apartments, partially offset by property improvements and replacements. Cash used in financing activities consisted of distributions to partners, principal payments made on the mortgages encumbering the Partnership’s investment properties, repayment of the debt encumbering Homestead Apartments, payment of a prepayment penalty and payment of loan costs, partially offset by proceeds received from the second mortgage note payable obtained on Lazy Hollow Apartments.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the investment property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The General Partner monitors developments in the area of legal and regulatory compliance. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property. Capital expenditures will be incurred only if cash is available from operations or from Partnership reserves. To the extent that capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

On June 30, 2010, the Partnership obtained a second mortgage loan in the principal amount of $6,330,000 on Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, from August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the new mortgage financing. In connection with the new loan, the Partnership incurred loan costs of approximately $189,000, which were capitalized during the year ended December 31, 2010 and are included in other assets on the consolidated balance sheet included in “Item 8. Financial Statements and Supplementary Data”. Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the year ended December 31, 2010.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, from August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $15,000, which are included in general and administrative expenses. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the modified loan.

The Partnership’s assets are thought to be sufficient for any near-term needs (exclusive of capital improvements) of the Partnership. The mortgage indebtedness encumbering the Partnership’s investment property of approximately $13,896,000 is amortized over 30 years with balloon payments of approximately $11,704,000 due in 2020. The General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity dates. If the property cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such property through foreclosure.

The Partnership distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands except per unit data):

		Per Limited		Per Limited
	Year Ended	Partnership	Year Ended	Partnership
	December 31, 2010	Unit	December 31, 2009	Unit

Sale(1)	$2,276	$47.64	$—	$—
Financing(2)	6,205	129.86	—	—
Operations(3)	211	4.40	670	14.01

	$8,692	$181.90	$670	$14.01

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

(3)	Includes an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) which was declared by the Partnership on December 31, 2010. This amount is included in distribution payable for the year ended December 31, 2010 and was paid to the partners in March 2011.

For 2010, approximately $41,000 of the distribution payable represents the estimated Michigan withholding taxes to be paid by the Partnership on behalf of certain limited partners in connection with the sale of Homestead Apartments.

In conjunction with the transfer of funds from the certain majority owned sub-tier limited partnership to the Partnership, approximately $6,000 and $9,000 was distributed to the general partner of the majority owned sub-tier limited partnership during the years ended December 31, 2010 and 2009, respectively. In the fourth quarter, the general partner of the majority owned sub-tier limited partnership returned $57,000 of distributions previously received.

Future cash distributions will depend on the level of cash generated from operations, the timing of debt maturity, refinancings, and/or property sale. The Partnership’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that the Partnership will generate sufficient funds from operations after required capital expenditures to permit any distributions to its partners during 2011 or subsequent periods.

Critical Accounting Policies and Estimates

A summary of the Partnership’s significant accounting policies is included in “Note A — Organization and Summary of Significant Accounting Policies” which is included in the consolidated financial statements in “Item 8. Financial Statements and Supplementary Data”. The General Partner believes that the consistent application of these policies enables the Partnership to provide readers of the consolidated financial statements with useful and reliable information about the Partnership’s operating results and financial condition. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Partnership to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Judgments and assessments of uncertainties are required in applying the Partnership’s accounting policies in many areas. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s asset.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 8.	Financial Statements and Supplementary Data

ANGELES INCOME PROPERTIES, LTD. 6

LIST OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners
Angeles Income Properties, Ltd. 6

We have audited the accompanying consolidated balance sheets of Angeles Income Properties, Ltd. 6 as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in partners’ deficit, and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Angeles Income Properties, Ltd. 6 at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/  ERNST & YOUNG LLP

Greenville, South Carolina
March 25, 2011

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(in thousands, except unit data)

ASSETS
Cash and cash equivalents	$289	$219
Receivables and deposits	176	174
Other assets	488	336
Investment property (Notes B and E):
Land	840	840
Buildings and related personal property	8,789	8,670

	9,629	9,510
Less accumulated depreciation	(6,014)	(5,723)

	3,615	3,787
Assets held for sale (Notes A and G)	—	2,968

	$4,568	$7,484

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$80	$71
Tenant security deposit liabilities	56	58
Other liabilities	261	223
Distribution payable (Note H)	152	—
Due to affiliates (Note C)	—	270
Mortgage notes payable (Note B)	13,896	7,867
Liabilities related to assets held for sale (Notes A and G)	—	3,446

	14,445	11,935

Partners’ Deficit
General partner	(194)	(303)
Limited partners	(9,683)	(4,148)

	(9,877)	(4,451)

	$4,568	$7,484

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
	2010	2009
	(In thousands, except per unit data)

Revenues:
Rental income	$2,500	$2,474
Other income	260	252

Total revenues	2,760	2,726

Expenses:
Operating	1,016	970
General and administrative	162	183
Depreciation	292	311
Interest	672	491
Property tax	213	202

Total expenses	2,355	2,157

Casualty gain (Note F)	—	36

Income from continuing operations	405	605
(Loss) income from discontinued operations (Notes A and G)	(953)	112
Gain on sale of discontinued operations (Note G)	3,820	—

Net income	$3,272	$717

Net income allocated to general partner	$105	$7
Net income allocated to limited partners	3,167	710

	$3,272	$717

Per limited partnership unit:
Income from continuing operations	$8.46	$12.66
(Loss) income from discontinued operations	(19.01)	2.35
Gain on sale of discontinued operations	77.49	—

Net income per limited partnership unit	$66.94	$15.01

Distributions per limited partnership unit	$181.90	$14.01

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

	Limited
	Partnership	General	Limited
	Units	Partner	Partners	Total
	(In thousands, except unit data)

Original capital contributions	47,384	$1	$47,384	$47,385

Partners’ deficit at December 31, 2008	47,311	$(294)	$(4,195)	$(4,489)
Distribution to partners	—	(16)	(663)	(679)
Net income for the year ended December 31, 2009	—	7	710	717

Partners’ deficit at December 31, 2009	47,311	(303)	(4,148)	(4,451)
Distributions returned from (paid to) partners	—	4	(8,702)	(8,698)
Net income for the year ended December 31, 2010	—	105	3,167	3,272

Partners’ deficit at December 31, 2010	47,311	$(194)	$(9,683)	$(9,877)

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2010	2009
	(in thousands)

Cash flows from operating activities:
Net income	$3,272	$717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	351	546
Amortization of loan costs	28	22
Casualty gain	—	(36)
Gain on sale of discontinued operations	(3,820)	—
Loss on extinguishment of debt	968	—
Change in accounts:
Receivables and deposits	(2)	(38)
Other assets	12	6
Accounts payable	(37)	46
Tenant security deposit liabilities	(35)	2
Accrued property taxes	(21)	1
Other liabilities	(108)	122
Due to affiliates	(270)	55

Net cash provided by operating activities	338	1,443

Cash flows from investing activities:
Property improvements and replacements	(122)	(340)
Proceeds from sale of discontinued operations	6,802	—
Insurance proceeds received	—	50

Net cash provided by (used in) investing activities	6,680	(290)

Cash flows from financing activities:
Payments on mortgage notes payable	(378)	(508)
Proceeds from mortgage note payable	6,330	—
Repayment of mortgage note payable	(3,295)	—
Advances from affiliate	—	70
Repayment of advances from affiliate	—	(70)
Loan costs paid	(189)	—
Prepayment penalty paid	(870)	—
Distributions to partners	(8,546)	(679)

Net cash used in financing activities	(6,948)	(1,187)

Net increase (decrease) in cash and cash equivalents	70	(34)
Cash and cash equivalents at beginning of year	219	253

Cash and cash equivalents at end of year	$289	$219

Supplemental disclosure of cash flow information:
Cash paid for interest	$727	$663

Supplemental disclosure of non-cash flow activity:
Property improvements and replacements in accounts payable	$27	$5

Distribution payable to partners	$152	$—

At December 31, 2008, approximately $4,000 of property improvements and replacements were included in accounts payable and are included in property improvements and replacements for the year ended December 31, 2009.

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Note A —	Organization and Summary of Significant Accounting Policies

Organization:  Angeles Income Properties, Ltd. 6 (the “Partnership”) is a publicly-held limited partnership organized under the California Uniform Limited Partnership Act pursuant to the Agreement of Limited Partnership dated June 29, 1984, as amended. The Partnership’s general partner, Angeles Realty Corporation II, a California corporation (the “General Partner” or “ARC II”) is a wholly-owned subsidiary of Apartment Investment and Management Company (“AIMCO”), a publicly traded real estate investment trust. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2037, unless terminated prior to such date. As of December 31, 2010, the Partnership operates one residential property in Maryland.

Basis of Presentation:  The consolidated statements of operations for the year ended December 31, 2009 have been restated as of January 1, 2009 to reflect the operations of Homestead Apartments as income from discontinued operations and the consolidated balance sheet as of December 31, 2009 has been restated to reflect the respective assets and liabilities of Homestead Apartments as held for sale due to its sale on May 20, 2010.

The following table presents summarized results of operations related to the Partnership’s discontinued operations for the years ended December 31, 2010 and 2009 (in thousands):

	Year Ended
	December 31, 2010	December 31, 2009
	Homestead	Homestead
	Apartments	Apartments

Revenues	$590	$1,534
Expenses	(575)	(1,422)
Loss on extinguishment of debt	(968)	—

(Loss) income from discontinued operations	$(953)	$112

Certain reclassifications have been made to the 2009 balances to conform to the 2010 presentation.

Subsequent Events:  The Partnership’s management evaluated subsequent events through the time this Annual Report on Form 10-K was filed.

Principles of Consolidation:  The consolidated financial statements of the Partnership include its 99% limited partnership interest in Lazy Hollow Partners, Ltd. (the “Lazy Hollow Partnership”). The Partnership may remove the general partner of Lazy Hollow Partnership; therefore, the Lazy Hollow Partnership is controlled and consolidated by the Partnership. All significant inter-partnership balances have been eliminated.

Allocations of Profits, Gains, Losses and Distributions to Partners:  In accordance with the Partnership’s Agreement of Limited Partnership (the “Partnership Agreement”), any gain from the sale or other disposition of Partnership assets will be allocated first to the General Partner to the extent of the amount of any incentive interest to which the General Partner is entitled. Any gain remaining after said allocation will be allocated to the General Partner and Limited Partners in proportion to their interests in the Partnership; provided, that the gain shall first be allocated to Partners with negative account balances, in proportion to such balances, in an amount equal to the sum of such negative capital account balances.

The Partnership will allocate other profits and losses 1% to the General Partner and 99% to the Limited Partners.

Except as discussed below, the Partnership will allocate distributions 1% to the General Partner and 99% to the Limited Partners.

Upon the sale or other disposition, or refinancing of any asset of the Partnership, the Distributable Net Proceeds shall be distributed as follows: (i) First, to the General Partner, on account of the current and accrued

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Management Fee payable, deferred as contemplated therein (ii) Second, to the Partners in proportion to their interests until the Limited Partners have received proceeds equal to their unrecovered Capital Contributions (iii) Third, to the Partners until the Limited Partners have received distributions equal to their 6% (not compounded) Cumulative Distribution; (iv) Fourth, to the General Partner until it has received an amount equal to 3% of the aggregate Disposition Prices of all properties or investments sold (Initial Incentive Interest); (v) Fifth, to the Partners until the Limited Partners have received distributions equal to their 8% (not compounded) Cumulative Distribution, with certain limited partners receiving additional priority distributions ranging from 1.5% to 4.5% per annum (not compounded); and (vi) Sixth, thereafter, 86% to the Limited Partners in proportion to their interests and 14% (Final Incentive Interest) to the General Partner.

Investment Property:  Investment property consists of one apartment complex stated at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. The Partnership capitalizes costs incurred in connection with capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. The Partnership capitalizes interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. The Partnership did not capitalize any costs related to interest, property taxes or insurance during the years ended December 31, 2010 and 2009. Capitalized costs are depreciated over the estimated useful life of the asset. The Partnership charges to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance and resident turnover costs.

If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. No adjustments for impairment of value were necessary for the years ending December 31, 2010 and 2009.

Fair Value of Financial Instruments:  Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. At December 31, 2010, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate approximated their carrying value.

Depreciation:  Depreciation is calculated by the straight-line method over the estimated lives of the investment property and related personal property. For Federal income tax purposes, the modified accelerated cost recovery method is used for depreciation of (1) real property additions over 27 1/2 years and (2) personal property additions over 5 years.

Use of Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand and in banks. At certain times, the amount of cash deposited at a bank may exceed the limit on insured deposits. Cash balances include

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately $259,000 and $137,000 at December 31, 2010 and 2009, respectively, that are maintained by an affiliated management company on behalf of affiliated entities in cash concentration accounts.

Tenant Security Deposits:  The Partnership requires security deposits from lessees for the duration of the lease and such deposits are included in receivables and deposits. Deposits are refunded when the tenant vacates, provided the tenant has not damaged the space and is current on rental payments.

Deferred Costs:  At December 31, 2010 and 2009, loan costs of approximately $464,000 and $274,000, respectively, less accumulated amortization of approximately $117,000 and $91,000 for the years ended December 31, 2010 and 2009, respectively, are included in other assets. Loan costs of approximately $161,000, less accumulated amortization of approximately $67,000 are included in assets held for sale at December 31, 2009. The loan costs are amortized over the terms of the related loan agreements. Amortization expense was approximately $28,000 and $22,000 for the years ended December 31, 2010 and 2009, respectively, and is included in interest expense and (loss) income from discontinued operations. Amortization expense is expected to be approximately $37,000 for each of the years 2011 through 2015.

Leasing commissions and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases. Amortization of these costs is included in operating expenses.

Advertising:  The Partnership expenses the cost of advertising as incurred. Advertising costs of approximately $60,000 and $87,000 for the years ended December 31, 2010 and 2009, respectively, were charged to operating expenses and (loss) income from discontinued operations.

Leases:  The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Segment Reporting:  ASC Topic 280-10, “Segment Reporting”, established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC Topic 280-10 also established standards for related disclosures about products and services, geographic areas, and major customers. As defined in ASC Topic 280-10, the Partnership has only one reportable segment.

Note B —	Mortgage Notes Payable

The terms of mortgage notes payable are as follows:

	Principal		Monthly			Principal
	Balance At		Payment	Stated		Balance
	December 31,		Including	Interest	Maturity	Due At
Property	2010	2009	Interest	Rate(1)	Date	Maturity
	(In thousands)		(In thousands)			(In thousands)

Lazy Hollow
Apartments
1st mortgage	$7,599	$7,867	$46	6.04%	07/2020	$6,412
2nd mortgage	6,297	—	37	5.88%	07/2020	5,292

	$13,896	$7,867	$83			$11,704

(1)	Fixed rate mortgages.

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The mortgage notes payable are fixed rate mortgages that are non-recourse and are secured by a pledge of the Partnership’s rental property and by a pledge of revenues from the respective rental property. The mortgage notes payable include a prepayment penalty if repaid prior to maturity. Further, the property may not be sold subject to existing indebtedness.

On June 30, 2010, the Partnership obtained a second mortgage loan in the principal amount of $6,330,000 on Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, beginning August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the new mortgage financing. In connection with the new loan, the Partnership incurred loan costs of approximately $189,000, which were capitalized during the year ended December 31, 2010 and are included in other assets on the consolidated balance sheet at December 31, 2010. Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the year ended December 31, 2010.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, commencing August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $15,000, which are included in general and administrative expenses. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the modified loan.

Scheduled principal payments of the mortgage notes payable subsequent to December 31, 2010 are as follows (in thousands):

2011	$177
2012	188
2013	199
2014	212
2015	224
Thereafter	12,896

$13,896

Note C —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the General Partner receive 5% of gross receipts from both of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $166,000 and $207,000 for the years ended December 31, 2010 and 2009, respectively, which is included in operating expenses and (loss) income from discontinued operations.

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $54,000 and $81,000 for the years ended December 31, 2010 and 2009, respectively, which is included in general and administrative expenses, investment property, assets held for sale and gain on sale of discontinued operations. The portion of these reimbursements included in investment property, assets held for sale and gain on sale of discontinued operations for the years ended December 31, 2010 and 2009 are construction management services provided by an affiliate of the General Partner of approximately $3,000 and $25,000, respectively.

Pursuant to the Partnership Agreement, the General Partner is entitled to receive a distribution equal to 3% of the aggregate disposition price of sold properties. Pursuant to this provision, the Partnership paid total distributions to the General Partner of approximately $731,000 in prior years related to property sales as follows: 1997 sale of LaSalle Warehouse, 1998 sale of Whispering Pines, 1999 sale of Mesa Dunes Mobile Home Park, 2000 sale of Wakonda Shopping Center and Town and Country Shopping Center and the 2001 sale of Casa Granada Apartments. These distributions are subordinate to the limited partners receiving a preferred return, as specified in the Partnership Agreement. If the limited partners have not received their preferred return when the Partnership terminates, the General Partner will be required to return this amount to the Partnership. The Partnership did not pay a distribution to the General Partner under this provision during the year December 31, 2010 related to the sale of Homestead Apartments as the limited partners have not received their preferred return as of December 31, 2010.

Pursuant to the Partnership Agreement for managing the affairs of the Partnership, the General Partner is entitled to receive a Partnership Management Fee equal to 10% of the Partnership’s net cash from operations. During the years ended December 31, 2010 and 2009, the amount accrued for the allowable fee was zero and approximately $55,000, respectively. The total amount due at December 31, 2009 was approximately $270,000 and was included in due to affiliates on the consolidated balance sheet. Payment of the Partnership Management Fee is restricted to distributable net proceeds as defined in the Partnership Agreement. The cumulative unpaid Partnership Management Fees earned for the years 2003 through 2009 of approximately $270,000 were paid during the year ended December 31, 2010 with distributable net proceeds from the sale of Homestead Apartments.

In accordance with the Partnership Agreement, during the year ended December 31, 2009, AIMCO Properties, L.P., an affiliate of the General Partner, advanced to the Partnership approximately $70,000 to fund property taxes at Lazy Hollow Apartments. Interest on the advances was charged at a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Interest expense was approximately $1,000 for the year ended December 31, 2009. There were no such advances or interest expense during the year ended December 31, 2010. Total advances and interest of approximately $71,000 were repaid during the year ended December 31, 2009. There were no advances or accrued interest owed to affiliates at December 31, 2010 or 2009. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the years ended December 31, 2010 and 2009, the Partnership was charged by AIMCO and its affiliates approximately $44,000 and $47,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 27,739 limited partnership units (the “Units”) in the Partnership representing 58.63% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 58.63% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the General Partner, as general partner, to the Partnership and its limited partners may come into conflict with the duties of the General Partner to AIMCO as its sole stockholder.

Note D —	Income Taxes

The Partnership is classified as a partnership for Federal income tax purposes. Accordingly, no provision for income taxes is made in the consolidated financial statements of the Partnership. Taxable income or loss of the Partnership is reported in the income tax returns of its partners.

The following is a reconciliation of reported net income and Federal taxable income (in thousands, except per unit data):

	2010	2009

Net income as reported	$3,272	$717
Add (deduct):
Depreciation differences	(113)	(95)
Gain on sale	(936)	—
Other	(114)	36

Federal taxable income	$2,109	$658

Federal taxable income per limited partnership unit	$42.23	$13.77

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net assets and liabilities (in thousands):

	2010	2009

Net liabilities as reported	$(9,877)	$(4,451)
Land and buildings	3,949	5,505
Accumulated depreciation	(1,754)	(2,254)
Syndication	6,802	6,802
Other	145	143

Net assets — tax basis	$(735)	$5,745

Note E —	Investment Property and Accumulated Depreciation

Initial Cost To Partnership
Buildings
			and Related	Net Cost Removed
			Personal	Subsequent to
Description	Encumbrances	Land	Property	Acquisition
	(In thousands)	(In thousands)		(In thousands)

Lazy Hollow Apartments	$13,896	$998	$8,988	$(357)

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Gross Amount At Which Carried
At December 31, 2010
(In thousands)

		Buildings
		And Related
		Personal		Accumulated	Date	Depreciable
Description	Land	Property	Total	Depreciation	Acquired	Life-Years
				(In thousands)

Lazy Hollow Apartments	$840	$8,789	$9,629	$6,014	07/01/89	5-40

Reconciliation of “Investment Property and Accumulated Depreciation”:

	Years Ended December 31,
	2010	2009
	(In thousands)

Investment Property
Balance at beginning of year	$9,510	$16,118
Property improvements and replacements	144	341
Assets held for sale	(25)	(6,921)
Property dispositions	—	(28)

Balance at end of year	$9,629	$9,510

Accumulated Depreciation
Balance at beginning of year	$5,723	$9,238
Additions charged to expense	351	546
Assets held for sale	(60)	(4,047)
Property dispositions	—	(14)

Balance at end of year	$6,014	$5,723

The aggregate cost of the real estate for Federal income tax purposes at December 31, 2010 and 2009, is approximately $13,578,000 and $21,936,000, respectively. The accumulated depreciation taken for Federal income tax purposes at December 31, 2010 and 2009, is approximately $7,768,000 and $12,024,000, respectively.

Note F —	Casualty Gain

In June 2008, Lazy Hollow Apartments suffered damage to several of its apartment units as a result of high winds and falling trees. The Partnership incurred approximately $67,000 to repair the damaged units during 2008, including approximately $17,000 for clean-up costs, which were incurred during 2008 and were included in operating expense. During the year ended December 31, 2009, the Partnership received approximately $64,000 in insurance proceeds, including approximately $14,000 for emergency expenses. The Partnership recognized a casualty gain of approximately $36,000 during the year ended December 31, 2009 as a result of the write-off of undepreciated damaged assets of approximately $14,000. The insurance proceeds related to clean-up costs are included as a reduction of operating expenses for the year ended December 31, 2009.

Note G —	Disposition of Investment Property

On May 20, 2010, the Partnership sold Homestead Apartments to a third party for a gross sales price of $7,000,000. The net proceeds realized by the Partnership were approximately $6,802,000 after payment of closing costs of approximately $198,000. The Partnership used approximately $3,295,000 to repay the mortgage

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

encumbering the property. The Partnership realized a gain on sale of discontinued operations of approximately $3,820,000 during the year ended December 31, 2010 as a result of the sale. In addition, the Partnership recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. The loss on extinguishment of debt is included in loss from discontinued operations. While the Partnership is not subject to Federal income tax, it is subject to tax related to its Michigan activities. During the year ended December 31, 2010, as a result of the sale of Homestead Apartments, the Partnership recognized current tax expense of approximately $118,000, which is reflected as a reduction of gain on sale of discontinued operations. The corresponding liability is included in other liabilities on the consolidated balance sheet at December 31, 2010.

Note H —	Distributions

The Partnership distributed the following amounts during the years ended December 31, 2010 and 2009 (in thousands, except per unit data):

		Per Limited		Per Limited
	Year Ended	Partnership	Year Ended	Partnership
	December 31, 2010	Unit	December 31, 2009	Unit

Sale(1)	$2,276	$47.64	$—	$—
Financing(2)	6,205	129.86	—	—
Operations(3)	211	4.40	670	14.01

	$8,692	$181.90	$670	$14.01

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

(3)	Includes an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) which was declared by the Partnership on December 31, 2010. This amount is included in distribution payable for the year ended December 31, 2010 and was paid to the partners in March 2011.

For 2010, approximately $41,000 of the distribution payable represents the estimated Michigan withholding taxes to be paid by the Partnership on behalf of certain limited partners in connection with the sale of Homestead Apartments.

In conjunction with the transfer of funds from the certain majority owned sub-tier limited partnership to the Partnership, approximately $6,000 and $9,000 was distributed to the general partner of the majority owned sub-tier limited partnership during the years ended December 31, 2010 and 2009, respectively. In the fourth quarter, the general partner of the majority owned sub-tier limited partnership returned $57,000 of distributions previously received.

Note I —	Contingencies

As previously disclosed, AIMCO Properties, L.P. and NHP Management Company, both affiliates of the General Partner, were defendants in a lawsuit, filed as a collective action in August 2003 in the United States District Court for the District of Columbia, alleging that they willfully violated the Fair Labor Standards Act (“FLSA”) by failing to pay maintenance workers overtime for time worked in excess of 40 hours per week (“overtime claims”). The plaintiffs also contended that AIMCO Properties, L.P. and NHP Management Company (“the Defendants”) failed to compensate maintenance workers for time that they were required to be “on-call” (“on-call claims”). In March 2007, the court in the District of Columbia decertified the collective action. In July 2007, plaintiffs’ counsel filed individual cases in Federal court in 22 jurisdictions. In the second quarter 2008, AIMCO Properties, L.P. settled the overtime cases involving 652 plaintiffs and established a framework for resolving the 88

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining “on-call” claims and the attorneys’ fees claimed by plaintiffs’ counsel. As a result, the lawsuits asserted in the 22 Federal courts were dismissed. During the fourth quarter of 2008, the Partnership paid approximately $1,000 for settlement amounts for alleged unpaid overtime to employees who had worked at the Partnership’s investment properties. During January 2011, the parties reached an agreement to settle the remaining “on-call claims” and the plaintiffs’ attorneys’ fees. The Partnership will not be required to pay any additional settlement amounts or plaintiffs’ attorneys’ fees as a result of this agreement. These settlements resolve the case in its entirety.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment property that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be responsible for environmental liabilities or costs associated with its property.

ITEM 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

(a)	Disclosure Controls and Procedures

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

The Partnership’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the principal executive and principal financial officers of the General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, and effected by the Partnership’s management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Partnership’s management; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Partnership’s management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2010. In making this assessment, the Partnership’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on their assessment, the Partnership’s management concluded that, as of December 31, 2010, the Partnership’s internal control over financial reporting is effective.

This annual report does not include an attestation report of the Partnership’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Partnership’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Partnership to provide only management’s report in this annual report.

(b)	Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2010 that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Angeles Income Properties, Ltd. 6 (the “Partnership” or the “Registrant”) has no officers or directors. Angeles Realty Corporation II (“ARC II” or the “General Partner”), manages and controls substantially all of the Partnership’s affairs and has general responsibility in all matters affecting its business.

The names and ages of, as well as the positions and offices held by, the present directors and officers of the General Partner are set forth below. There are no family relationships between or among any officers or directors.

Name	Age	Position

Steven D. Cordes	39	Director and Senior Vice President
John Bezzant	48	Director and Executive Vice President
Ernest M. Freedman	40	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	42	Executive Vice President, General Counsel and Secretary
Paul Beldin	37	Senior Vice President and Chief Accounting Officer
Stephen B. Waters	49	Senior Director of Partnership Accounting

Steven D. Cordes was appointed as a Director of the General Partner effective March 2, 2009. Mr. Cordes has been a Senior Vice President of the General Partner and AIMCO since May 2007. Mr. Cordes joined AIMCO in 2001 as a Vice President of Capital Markets with responsibility for AIMCO’s joint ventures and equity capital markets activity. Prior to joining AIMCO, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers. Effective March 2009, Mr. Cordes was appointed to serve as the equivalent of the chief executive officer of the Partnership. Mr. Cordes brings particular expertise to the Board in the areas of asset management as well as finance and accounting.

John Bezzant was appointed as a Director of the General Partner effective December 16, 2009. Mr. Bezzant was appointed Executive Vice President of the General Partner and AIMCO in January 2011 and prior to that time was a Senior Vice President of the General Partner and AIMCO since joining AIMCO in June 2006. Prior to joining AIMCO, Mr. Bezzant spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing and operations. Mr. Bezzant brings particular expertise to the Board in the areas of real estate finance, property operations, sales and development.

Ernest M. Freedman was appointed Executive Vice President and Chief Financial Officer of the General Partner and AIMCO in November 2009. Mr. Freedman joined AIMCO in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas. Prior to joining AIMCO, from 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts.

Lisa R. Cohn was appointed Executive Vice President, General Counsel and Secretary of the General Partner and AIMCO in December 2007. From January 2004 to December 2007, Ms. Cohn served as Senior Vice President and Assistant General Counsel of AIMCO. Ms. Cohn joined AIMCO in July 2002 as Vice President and Assistant

General Counsel. Prior to joining AIMCO, Ms. Cohn was in private practice with the law firm of Hogan and Hartson LLP.

Paul Beldin joined AIMCO in May 2008 and has served as Senior Vice President and Chief Accounting Officer of AIMCO and the General Partner since that time. Prior to joining AIMCO, Mr. Beldin served as controller and then as chief financial officer of America First Apartment Investors, Inc., a publicly traded multifamily real estate investment trust, from May 2005 to September 2007 when the company was acquired by Sentinel Real Estate Corporation. Prior to joining America First Apartment Investors, Inc., Mr. Beldin was a senior manager at Deloitte and Touche LLP, where he was employed from August 1996 to May 2005, including two years as an audit manager in SEC services at Deloitte’s national office.

Stephen B. Waters was appointed Senior Director of Partnership Accounting of AIMCO and the General Partner in June 2009. Mr. Waters has responsibility for partnership accounting with AIMCO and serves as the principal financial officer of the General Partner. Mr. Waters joined AIMCO as a Director of Real Estate Accounting in September 1999 and was appointed Vice President of the General Partner and AIMCO in April 2004. Prior to joining AIMCO, Mr. Waters was a senior manager at Ernst & Young LLP.

The Registrant is not aware of the involvement in any legal proceedings with respect to the directors and executive officers listed in this Item 10.

One or more of the above persons are also directors and/or officers of a general partner (or general partner of a general partner) of limited partnerships which either have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15(d) of such Act. Further, one or more of the above persons are also officers of Apartment Investment and Management Company and the general partner of AIMCO Properties, L.P., entities that have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, or are subject to the reporting requirements of Section 15 (d) of such Act.

The board of directors of the General Partner does not have a separate audit committee. As such, the board of directors of the General Partner fulfills the functions of an audit committee. The board of directors has determined that Steven D. Cordes meets the requirement of an “audit committee financial expert”.

The directors and officers of the General Partner with authority over the Partnership are all employees of subsidiaries of AIMCO. AIMCO has adopted a code of ethics that applies to such directors and officers that is posted on AIMCO’s website (www.AIMCO.com). AIMCO’s website is not incorporated by reference to this filing.

Item 11.	Executive Compensation

Neither the directors nor officers received any remuneration from the General Partner during the year ended December 31, 2010.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as noted below, no person or entity was known by the Partnership to be the beneficial owner of more than 5% of the Limited Partnership Units of the Partnership as of December 31, 2010.

Entity	Number of Units	Percentage

AIMCO Properties, L.P.	22,277	47.09%
(an affiliate of AIMCO)
Cooper River Properties, LLC	3,506	7.41%
(an affiliate of AIMCO)
AIMCO IPLP, L.P.	1,956	4.13%
(an affiliate of AIMCO)

Cooper River Properties, LLC and AIMCO IPLP, L.P. are indirectly ultimately owned by AIMCO. Their business address is 55 Beattie Place, Greenville, SC 29601.

AIMCO Properties, LP is indirectly ultimately controlled by AIMCO. Its business address is 4582 S. Ulster St. Parkway, Suite 1100, Denver, Colorado 80237.

No director or officer of the General Partner owns any units. The General Partner owns 100 Units as required by the terms of the partnership agreement governing the Partnership.

The Partnership knows of no contractual arrangements, the operation of the terms of which may at a subsequent date result in a change in control of the Partnership, except for: Article 12.1 of the Partnership Agreement, which provides that upon a vote of the limited partners holding more than 50% of the then outstanding limited partnership units the general partner may be expelled from the Partnership upon 90 days written notice. In the event that a successor general partner has been elected by limited partners holding more than 50% of the then outstanding limited partnership units and if said limited partners elect to continue the business of the Partnership, the Partnership is required to pay in cash to the expelled general partner an amount equal to the accrued and unpaid management fee, described in Article 10 of the Partnership Agreement and to purchase the general partner’s interest in the Partnership on the effective date of the expulsion, which shall be an amount equal to the difference between the balance of the general partner’s capital account and the fair market value of the share of distributable net proceeds to which the general partner would be entitled. Such determination of the fair market value of the share of distributable net proceeds is defined in Article 12.2(b) of the Partnership Agreement.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the General Partner receive 5% of gross receipts from both of the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $166,000 and $207,000 for the years ended December 31, 2010 and 2009, respectively, which is included in operating expenses and (loss) income from discontinued operations.

Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $54,000 and $81,000 for the years ended December 31, 2010 and 2009, respectively, which is included in general and administrative expenses, investment property, assets held for sale and gain on sale of discontinued operations. The portion of these reimbursements included in investment property, assets held for sale and gain on sale of discontinued operations for the years ended December 31, 2010 and 2009 are construction management services provided by an affiliate of the General Partner of approximately $3,000 and $25,000, respectively.

Pursuant to the Partnership Agreement, the General Partner is entitled to receive a distribution equal to 3% of the aggregate disposition price of sold properties. Pursuant to this provision, the Partnership paid total distributions to the General Partner of approximately $731,000 in prior years related to property sales as follows: 1997 sale of LaSalle Warehouse, 1998 sale of Whispering Pines, 1999 sale of Mesa Dunes Mobile Home Park, 2000 sale of Wakonda Shopping Center and Town and Country Shopping Center and the 2001 sale of Casa Granada Apartments. These distributions are subordinate to the limited partners receiving a preferred return, as specified in the Partnership Agreement. If the limited partners have not received their preferred return when the Partnership terminates, the General Partner will be required to return this amount to the Partnership. The Partnership did not pay a distribution to the General Partner under this provision during the year December 31, 2010 related to the sale of Homestead Apartments as the limited partners have not received their preferred return as of December 31, 2010.

Pursuant to the Partnership Agreement for managing the affairs of the Partnership, the General Partner is entitled to receive a Partnership Management Fee equal to 10% of the Partnership’s net cash from operations. During the years ended December 31, 2010 and 2009, the amount accrued for the allowable fee was zero and approximately $55,000, respectively. The total amount due at December 31, 2009 was approximately $270,000 and was included in due to affiliates on the consolidated balance sheet. Payment of the Partnership Management Fee is restricted to distributable net proceeds as defined in the Partnership Agreement. The cumulative unpaid Partnership

Management Fees earned for the years 2003 through 2009 of approximately $270,000 were paid during the year ended December 31, 2010 with distributable net proceeds from the sale of Homestead Apartments.

In accordance with the Partnership Agreement, during the year ended December 31, 2009, AIMCO Properties, L.P., an affiliate of the General Partner, advanced to the Partnership approximately $70,000 to fund property taxes at Lazy Hollow Apartments. Interest on the advances was charged at a variable rate based on the prime rate plus a market rate adjustment for similar type loans. Interest expense was approximately $1,000 for the year ended December 31, 2009. There were no such advances or interest expense during the year ended December 31, 2010. Total advances and interest of approximately $71,000 were repaid during the year ended December 31, 2009. There were no advances or accrued interest owed to affiliates at December 31, 2010 or 2009. The Partnership may receive additional advances of funds from AIMCO Properties, L.P. although AIMCO Properties, L.P. is not obligated to provide such advances. For more information on AIMCO Properties, L.P., including copies of its audited balance sheet, please see its reports filed with the Securities and Exchange Commission.

The Partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the years ended December 31, 2010 and 2009, the Partnership was charged by AIMCO and its affiliates approximately $44,000 and $47,000, respectively, for insurance coverage and fees associated with policy claims administration.

In addition to its indirect ownership of the general partner interest in the Partnership, AIMCO and its affiliates owned 27,739 limited partnership units (the “Units”) in the Partnership representing 58.63% of the outstanding Units at December 31, 2010. A number of these Units were acquired pursuant to tender offers made by AIMCO or its affiliates. It is possible that AIMCO or its affiliates will acquire additional Units in exchange for cash or a combination of cash and units in AIMCO Properties, L.P., the operating partnership of AIMCO, either through private purchases or tender offers. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 58.63% of the outstanding Units, AIMCO and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the General Partner also owes fiduciary duties to AIMCO as its sole stockholder. As a result, the duties of the General Partner, as general partner, to the Partnership and its limited partners may come into conflict with the duties of the General Partner to AIMCO as its sole stockholder.

Neither of the General Partner’s directors is independent under the independence standards established for New York Stock Exchange listed companies as both directors are employed by the parent of the General Partner.

Item 14.	Principal Accounting Fees and Services

The General Partner has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Partnership for 2011. The aggregate fees billed for services rendered by Ernst & Young LLP for 2010 and 2009 are described below.

Audit Fees.  Fees for audit services totaled approximately $51,000 and $44,000 for 2010 and 2009, respectively. Fees for audit services also include fees for the reviews of the Partnership’s Quarterly Reports on Form 10-Q.

Tax Fees.  Fees for tax services totaled approximately $17,000 and $13,000 for 2010 and 2009, respectively.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) The following consolidated financial statements of the Partnership are included in Item 8:

Schedules are omitted for the reason that they are inapplicable or equivalent information has been included elsewhere herein.

b) Exhibits:

See Exhibit index.

The agreements included as exhibits to this Form 10-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

By:	Angeles Realty Corporation II
General Partner

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership
Accounting

Date: March 25, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Steven D. Cordes Steven D. Cordes	Director and Senior Vice President	Date: March 25, 2011

/s/ John Bezzant John Bezzant	Director and Executive Vice President	Date: March 25, 2011

/s/ Stephen B. Waters Stephen B. Waters	Senior Director of Partnership Accounting	Date: March 25, 2011

ANGELES INCOME PROPERTIES, LTD. 6

EXHIBIT INDEX

Exhibit

3.1	Amended Certificate and Agreement of the Limited Partnership filed in the Partnership’s Prospectus dated June 11, 1987 which is incorporated herein by reference.
3.2	Second Amended and Restated Bylaws of IPT, dated October 2, 1998 incorporated by reference to Registrant’s Current Report on Form 8-K, dated October 1, 1998.
10.9	Agreement of Purchase and Sale of Real Property and Exhibits -- Lazy Hollow Apartments filed in the Registrant’s Current Report on Form 8-K dated December 1989, which is incorporated herein by reference.
10.12	Stock Purchase Agreement dated November 24, 1992 showing the purchase of 100% of the outstanding stock of Angeles Realty Corporation II by IAP GP Corporation, a subsidiary of MAE GP Corporation, filed in the Registrant’s Current Report on Form 8-K dated December 31, 1992, which is incorporated herein by reference.
10.40	Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated October 26, 2009. (Incorporated by reference to the Partnership’s current Report on Form 8-K dated October 26, 2009.)
10.42	Reinstatement and First Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated February 3, 2010. (Incorporated by reference to the Partnership’s current Report on Form 8-K dated February 3, 2010.)
10.43	Second Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated March 29, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated March 29, 2010).
10.44	Third Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated April 20, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated April 20, 2010).
10.45	Fourth Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated May 14, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated May 14, 2010).
10.46	Multifamily Note, dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.47	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.48	Guaranty, dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.49	Amended and Restated Multifamily Note (Recast Transaction), dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.50	Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction), dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.51	Amended and Restated Guaranty (Recast Transaction), dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).

Exhibit

31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this annual report on Form 10-K of Angeles Income Properties, Ltd. 6;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of Angeles Realty Corporation II,
equivalent of the chief executive officer of the
Partnership

Date: March 25, 2011

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this annual report on Form 10-K of Angeles Income Properties, Ltd. 6;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of Angeles
Realty Corporation II, equivalent of the chief financial
officer of the Partnership

Date: March 25, 2011

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Angeles Income Properties, Ltd. 6 (the “Partnership”), for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Steven D. Cordes

Date: March 25, 2011

/s/  Stephen B. Waters
Stephen B. Waters

Date: March 25, 2011

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX F

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2011
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-16210

ANGELES INCOME PROPERTIES, LTD. 6
(Exact name of registrant as specified in its charter)

California	95-4106139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
                         (Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

ASSETS
Cash and cash equivalents	$219	$289
Receivables and deposits	119	176
Other assets	515	488
Investment property:
Land	840	840
Buildings and related personal property	6,645	8,789

Total investment property	7,485	9,629
Less accumulated depreciation	(3,880)	(6,014)

Investment property, net	3,605	3,615

Total assets	$4,458	$4,568

LIABILITIES AND PARTNERS’ DEFICIT
Liabilities
Accounts payable	$16	$80
Tenant security deposit liabilities	57	56
Other liabilities	147	261
Distribution payable	—	152
Due to affiliates	8	—
Mortgage notes payable	13,757	13,896

Total liabilities	13,985	14,445

Partners’ Deficit
General partner	(188)	(194)
Limited partners	(9,339)	(9,683)

Total partners’ deficit	(9,527)	(9,877)

Total liabilities and partners’ deficit	$4,458	$4,568

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)
	(In thousands, except per unit data)

Revenues:
Rental income	$658	$623	$1,926	$1,874
Other income	51	45	165	188

Total revenues	709	668	2,091	2,062

Expenses:
Operating	215	211	686	791
General and administrative	14	28	94	183
Depreciation	75	74	221	221
Interest	215	221	646	459
Property tax	62	58	169	159

Total expenses	581	592	1,816	1,813

Income from continuing operations	128	76	275	249
Loss from discontinued operations	—	—	—	(967)
Gain on sale of discontinued operations	75	—	75	3,799

Net income	$203	$76	$350	$3,081

Net income allocated to general partner	$5	$1	$6	$146

Net income allocated to limited partners	$198	$75	$344	$2,935

Per limited partnership unit:
Income from continuing operations	$2.67	$1.59	$5.75	$5.20
Loss from discontinued operations	—	—	—	(20.23)
Gain on sale of discontinued operations	1.52	—	1.52	77.07

Net income per limited partnership unit	$4.19	$1.59	$7.27	$62.04

Distributions per limited partnership unit	$—	$5.86	$—	$178.36

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ DEFICIT

	General	Limited
	Partner	Partners	Total
	(Unaudited)
	(In thousands)

Partners’ deficit at December 31, 2010	$(194)	$(9,683)	$(9,877)
Net income for the nine months ended September 30, 2011	6	344	350

Partners’ deficit at September 30, 2011	$(188)	$(9,339)	$(9,527)

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2011	2010
	(Unaudited)
	(In thousands)

Cash flows from operating activities:
Net income	$350	$3,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	221	280
Amortization of loan costs	27	24
Gain on sale of discontinued operations	(75)	(3,799)
Loss on extinguishment of debt	—	968
Change in accounts:
Receivables and deposits	57	77
Other assets	(54)	(44)
Accounts payable	(47)	(62)
Tenant security deposit liabilities	1	(34)
Accrued property taxes	—	(21)
Other liabilities	(39)	(106)
Due to affiliates	8	(270)

Net cash provided by operating activities	449	94

Cash flows from investing activities:
Property improvements and replacements	(228)	(102)
Proceeds from sale of discontinued operations	—	6,802

Net cash provided by (used in) financing activities	(228)	6,700

Cash flows from financing activities:
Payments on mortgage notes payable	(139)	(335)
Proceeds from mortgage note payable	—	6,330
Repayment of mortgage note payable	—	(3,295)
Loan costs paid	—	(189)
Prepayment penalty paid	—	(870)
Distributions to partners	(152)	(8,545)

Net cash used in financing activities	(291)	(6,904)

Net decrease in cash and cash equivalents	(70)	(110)
Cash and cash equivalents at beginning of period	289	219

Cash and cash equivalents at end of period	$219	$109

Supplemental disclosure of cash flow information:
Cash paid for interest	$657	$519

Supplemental disclosure of non-cash flow activity:
Property improvements and replacements in accounts payable	$10	$—

Distribution payable to partners	$—	$41

See Accompanying Notes to Consolidated Financial Statements

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note A —	Basis of Presentation

The accompanying unaudited consolidated financial statements of Angeles Income Properties, Ltd. 6 (the “Partnership” or “Registrant”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The Partnership’s general partner is Angeles Realty Corporation II (“ARC II” or the “General Partner”). In the opinion of the General Partner, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2011. The consolidated balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The General Partner is an affiliate of Apartment Investment and Management Company (“Aimco”), a publicly traded real estate investment trust.

The Partnership’s management evaluated subsequent events through the time this Quarterly Report on Form 10-Q was filed.

Organization:

On July 28, 2011, the Partnership entered into an agreement and plan of merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company of which AIMCO Properties, L.P. is the sole member (the “Merger Subsidiary”), and Angeles Income Properties 6, LP, a Delaware limited partnership (“New AIP 6”), pursuant to which the Partnership will be merged with and into New AIP 6, with New AIP 6 as the surviving entity, following which the Merger Subsidiary will be merged with and into New AIP 6, with New AIP 6 as the surviving entity.

In the merger transactions, each unit of limited partnership interest (each, a “Unit”) of the Partnership outstanding immediately prior to the consummation of the merger transactions will be converted into an identical unit of limited partnership interest in New AIP 6 (also known as a “Unit”), following which each Unit (other than Units held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement) will be converted into the right to receive, at the election of the limited partner, either (i) $252.40 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO Properties, L.P. calculated by dividing $252.40 by the average closing price of Aimco stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger transactions (the “OP Unit Consideration”). However, if AIMCO Properties, L.P. determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO Properties, L.P. in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.

In the second merger, AIMCO Properties, L.P.’s membership interest in the Merger Subsidiary will be converted into Units of New AIP 6. As a result, after the merger, AIMCO Properties, L.P. will be the sole limited partner of New AIP 6, holding all outstanding Units. ARC II will continue to be the general partner of New AIP 6 after the merger transactions, and the Partnership’s partnership agreement in effect immediately prior to the merger transactions will be amended to reflect the merger transactions.

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Completion of the merger transactions is subject to certain conditions, including approval by a majority in interest of the limited partners holding Units. In addition, the terms of the mergers may be modified before the mergers are completed. As of September 30, 2011 and December 31, 2010, the Partnership had issued and outstanding 47,311 Units, and AIMCO Properties, L.P. and its affiliates owned 27,739 of those Units, or approximately 58.63% of the number of outstanding Units. AIMCO Properties, L.P. and its affiliates have indicated that they intend to take action by written consent to approve the merger.

Discontinued Operations:

The accompanying consolidated statement of operations for the nine months ended September 30, 2010 reflects the operations of Homestead Apartments as loss from discontinued operations due to its sale on May 20, 2010.

The following table presents summarized results of operations related to the Partnership’s discontinued operations (in thousands):

Nine Months Ended
September 30, 2010

Revenues	$577
Expenses	(576)
Loss on extinguishment of debt	(968)

Loss from discontinued operations	$(967)

Note B —	Transactions with Affiliated Parties

The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for certain payments to affiliates for services and as reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

Affiliates of the General Partner receive 5% of gross receipts from the Partnership’s properties as compensation for providing property management services. The Partnership paid to such affiliates approximately $103,000 and $133,000 for the nine months ended September 30, 2011 and 2010, respectively, which is included in operating expenses and loss from discontinued operations.

Affiliates of the General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $43,000 and $45,000 for the nine months ended September 30, 2011 and 2010, respectively, which is included in general and administrative expenses and investment property. The portion of these reimbursements included in investment property for the nine months ended September 30, 2011 and 2010 are construction management services provided by an affiliate of the General Partner of approximately $17,000 and $1,000, respectively.

In connection with the second mortgage obtained on Lazy Hollow Apartments during the nine months ended September 30, 2010, an affiliate of the General Partner was paid a financing fee of approximately $56,000 in accordance with the Partnership Agreement. The fee was capitalized and is included in other assets.

Pursuant to the Partnership Agreement, the General Partner is entitled to receive a distribution equal to 3% of the aggregate disposition price of sold properties. Pursuant to this provision, the Partnership paid total distributions to the General Partner of approximately $731,000 in prior years related to property sales as follows: 1997 sale of LaSalle Warehouse, 1998 sale of Whispering Pines, 1999 sale of Mesa Dunes Mobile Home Park, 2000 sale of Wakonda Shopping Center and Town and Country Shopping Center and the 2001 sale of Casa Granada Apartments. These distributions are subordinate to the limited partners receiving a preferred return, as specified in the Partnership Agreement. If the limited partners have not received their preferred return when the Partnership

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

terminates, the General Partner will be required to return this amount to the Partnership. In connection with the Merger Agreement, the return of this amount was included in the calculation of the Cash Consideration. The Partnership did not pay a distribution to the General Partner under this provision during the year ended December 31, 2010 related to the sale of Homestead Apartments as the limited partners have not received their preferred return as of September 30, 2011 or December 31, 2010.

Pursuant to the Partnership Agreement for managing the affairs of the Partnership, the General Partner is entitled to receive a Partnership Management Fee equal to 10% of the Partnership’s net cash from operations as defined in the Partnership Agreement. During the nine months ended September 30, 2011 and 2010, the amount accrued for the allowable fee was approximately $8,000 and zero, respectively. The total amount due at September 30, 2011 is approximately $8,000 and is included in due to affiliates on the consolidated balance sheet. Payment of the Partnership Management Fee is restricted to distributable net proceeds as defined in the Partnership Agreement. The cumulative unpaid partnership management fees earned for the years 2003 through 2009 of approximately $270,000 were paid during the year ended December 31, 2010 with distributable net proceeds from the sale of Homestead Apartments.

The Partnership insures its property up to certain limits through coverage provided by Aimco which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty, general liability and vehicle liability. The Partnership insures its property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2011, the Partnership was charged by Aimco and its affiliates approximately $13,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2011 as other insurance policies renew later in the year. The Partnership was charged by Aimco and its affiliates approximately $44,000 for insurance coverage and fees associated with policy claims administration during the year ended December 31, 2010.

Note C —	Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification Topic 825, “Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes that the carrying amount of its financial instruments (except for mortgage notes payable) approximates their fair value due to the short-term maturity of these instruments. The Partnership estimates the fair value of its mortgage notes payable by discounting future cash flows using a discount rate commensurate with that currently believed to be available to the Partnership for similar term, mortgage notes payable. At September 30, 2011, the fair value of the Partnership’s mortgage notes payable at the Partnership’s incremental borrowing rate was approximately $15,036,000.

Note D —	Mortgage Financing

On June 30, 2010, the Partnership obtained a second mortgage loan in the principal amount of $6,330,000 on Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, from August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the new mortgage financing. In connection with the new loan, the Partnership incurred loan costs of approximately $189,000, which were incurred during the nine months ended September 30, 2010 and are included in other assets.

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the nine months ended September 30, 2010.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, from August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $65,000, which were included in general and administrative expenses for the nine months ended September 30, 2010. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the modified loan. During the first quarter of 2011, the Partnership received a refund of approximately $50,000 of the loan costs associated with the mortgage loan modification. The Partnership recorded a receivable for the refund at December 31, 2010.

Note E —	Disposition of Investment Property

On May 20, 2010, the Partnership sold Homestead Apartments to a third party for a gross sales price of $7,000,000. The net proceeds realized by the Partnership were approximately $6,802,000 after payment of closing costs of approximately $198,000. The Partnership used approximately $3,295,000 to repay the mortgage encumbering the property. The Partnership realized a gain on sale of discontinued operations of approximately $3,799,000 during the nine months ended September 30, 2010 as a result of the sale. In addition, the Partnership recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. The loss on extinguishment of debt is included in loss from discontinued operations. During the three and nine months ended September 30, 2011, the Partnership recognized a gain on sale of discontinued operations of approximately $75,000 due to a reduction in the tax liability owed in relation to the sale of Homestead Apartments. While the Partnership is not subject to federal income tax, it is subject to tax related to its Michigan activities. During the nine months ended September 30, 2010, as a result of the sale of Homestead Apartments, the Partnership recognized current tax expense of approximately $140,000, which is reflected as a reduction of gain on sale of discontinued operations. During the nine months ended September 30, 2011, the actual tax liability owed was reduced by approximately $75,000. The corresponding liability will be paid during the fourth quarter of 2011 and is included in other liabilities on the consolidated balance sheets at September 30, 2011 and December 31, 2010.

Note F —	Distributions

The Partnership distributed the following amounts during the nine months ended September 30, 2011 and 2010 (in thousands, except per unit data):

		Per Limited		Per Limited
	Nine Months Ended	Partnership	Nine Months Ended	Partnership
	September 30, 2011	Unit	September 30, 2010	Unit

Sale(1)	$—	$—	$2,276	$47.64
Financing(2)	—	—	6,147	128.63
Operations	—	—	100	2.09

	$—	$—	$8,523	$178.36

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

ANGELES INCOME PROPERTIES, LTD. 6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the nine months ended September 30, 2011, the Partnership paid an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) and approximately $41,000 to the applicable limited partners associated with the sale of Homestead Apartments, which was previously withheld for Michigan withholding taxes, both of which were included in distribution payable at December 31, 2010. No other distributions were made or declared during the nine months ended September 30, 2011.

Note G —	Investment Property

During the nine months ended September 30, 2011, the Partnership retired and wrote off personal property no longer being used that had a cost basis of approximately $2,355,000 and accumulated depreciation of approximately $2,355,000.

Note H —	Contingencies

The Partnership is unaware of any pending or outstanding litigation matters involving it or its remaining investment property that are not of a routine nature arising in the ordinary course of business.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of its property, the Partnership could potentially be responsible for environmental liabilities or costs associated with its property.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Quarterly Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding the Partnership’s ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the Partnership’s control, including, without limitation: financing risks, including the availability and cost of financing and the risk that the Partnership’s cash flows from operations may be insufficient to meet required payments of principal and interest; natural disasters and severe weather such as hurricanes; national and local economic conditions, including the pace of job growth and the level of unemployment; energy costs; the terms of governmental regulations that affect the Partnership’s property and interpretations of those regulations; the competitive environment in which the Partnership operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for residents in such markets; insurance risk, including the cost of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Partnership. Readers should carefully review the Partnership’s consolidated financial statements and the notes thereto, as well as the other documents the Partnership files from time to time with the Securities and Exchange Commission.

The Partnership’s investment property consists of one apartment complex. The following table sets forth the average occupancy of the property for the nine months ended September 30, 2011 and 2010:

	Average Occupancy
Property	2011	2010

Lazy Hollow Apartments Columbia, Maryland	97%	97%

The Partnership’s financial results depend upon a number of factors including the ability to attract and maintain tenants at the investment property, interest rates on mortgage loans, costs incurred to operate the investment property, general economic conditions and weather. As part of the ongoing business plan of the Partnership, the General Partner monitors the rental market environment of its investment property to assess the feasibility of increasing rents, maintaining or increasing occupancy levels and protecting the Partnership from increases in expenses. As part of this plan, the General Partner attempts to protect the Partnership from the burden of inflation-related increases in expenses by increasing rents and maintaining a high overall occupancy level. However, the General Partner may use rental concessions and rental rate reductions to offset the softening market conditions, accordingly, there is no guarantee that the General Partner will be able to sustain such a plan. Further, a number of factors that are outside the control of the Partnership such as the local economic climate and weather can adversely or positively affect the Partnership’s financial results.

Results from Operations

The Partnership’s net income for the three and nine months ended September 30, 2011 was approximately $203,000 and $350,000, respectively, compared to net income of approximately $76,000 and $3,081,000 for the three and nine months ended September 30, 2010, respectively. The consolidated statement of operations for the nine months ended September 30, 2010 reflects the operations of Homestead Apartments as loss from discontinued operations due to its sale on May 20, 2010.

The following table presents summarized results of operations related to the Partnership’s discontinued operations (in thousands):

Nine Months Ended
September 30, 2010

Revenues	$577
Expenses	(576)
Loss on extinguishment of debt	(968)

Loss from discontinued operations	$(967)

On May 20, 2010, the Partnership sold Homestead Apartments to a third party for a gross sales price of $7,000,000. The net proceeds realized by the Partnership were approximately $6,802,000 after payment of closing costs of approximately $198,000. The Partnership used approximately $3,295,000 to repay the mortgage encumbering the property. The Partnership realized a gain on sale of discontinued operations of approximately $3,799,000 during the nine months ended September 30, 2010 as a result of the sale. In addition, the Partnership recorded a loss on extinguishment of debt of approximately $968,000 due to the write-off of unamortized loan costs and the payment of a prepayment penalty associated with the payment of the mortgage of approximately $870,000. The loss on extinguishment of debt is included in loss from discontinued operations. During the three and nine months ended September 30, 2011, the Partnership recognized a gain on sale of discontinued operations of approximately $75,000 due to a reduction in the tax liability owed in relation to the sale of Homestead Apartments. While the Partnership is not subject to federal income tax, it is subject to tax related to its Michigan activities. During the nine months ended September 30, 2010, as a result of the sale of Homestead Apartments, the Partnership recognized current tax expense of approximately $140,000, which is reflected as a reduction of gain on sale of discontinued operations. During the nine months ended September 30, 2011, the actual tax liability owed was reduced by approximately $75,000. The corresponding liability will be paid during the fourth quarter of 2011 and is included in other liabilities on the consolidated balance sheets at September 30, 2011 and December 31, 2010.

The Partnership’s income from continuing operations for the three and nine months ended September 30, 2011 was approximately $128,000 and $275,000, respectively. The Partnership’s income from continuing operations for the three and nine months ended September 30, 2010 was approximately $76,000 and $249,000, respectively. The increase in income from continuing operations for the three months ended September 30, 2011 is due to an increase in total revenues and a decrease in total expenses. The increase in income from continuing operations for the nine months ended September 30, 2011 is primarily due to an increase in total revenues as total expenses remained relatively constant for the period.

Total revenues increased at Lazy Hollow Apartments for the three months ended September 30, 2011 due to increases in both rental and other income. Total revenues increased at Lazy Hollow Apartments for the nine months ended September 30, 2011 due to an increase in rental income, partially offset by a decrease in other income. Rental income increased for both periods primarily due to a slight increase in the average rental rate and a decrease in bad debt expense at Lazy Hollow Apartments. Other income increased for the three months ended September 30, 2011 primarily due to an increase in parking income at Lazy Hollow Apartments. Other income decreased for the nine months ended September 30, 2011 due to a decrease in resident utility reimbursements as a result of lower utility rates, partially offset by an increase in parking income at the Partnership’s investment property.

Total expenses decreased for the three months ended September 30, 2011 due to a decrease in general and administrative expense. Operating, depreciation, interest and property tax expenses remained relatively constant for the three months ended September 30, 2011. Total expenses remained relatively constant for the nine months ended September 30, 2011 as decreases in operating and general and administrative expenses were substantially offset by an increase in interest expense. Depreciation and property tax expenses remained relatively constant for the nine months ended September 30, 2011. Operating expense decreased for the nine months ended September 30, 2011 due to decreases in utility costs as a result of a decrease in rates and snow removal costs due to severe snow storms during February 2010. Interest expense increased for the nine months ended September 30, 2011 due to a higher average debt balance as a result of the second mortgage obtained on Lazy Hollow Apartments in June 2010, partially offset by principal payments made on the mortgages encumbering Lazy Hollow Apartments.

General and administrative expense decreased for the three months ended September 30, 2011 due to a decrease in the Partnership management fee, which is based on the Partnership’s net cash from operations. General and administrative expenses decreased for the nine months ended September 30, 2011 primarily due to costs incurred with the modification of the first mortgage encumbering Lazy Hollow Apartments during June 2010 and management reimbursements paid to the General Partner as allowed under the Partnership Agreement, partially offset by an increase in the Partnership management fee which is based on the Partnership’s net cash from operations. Also included in general and administrative expense for the three and nine months ended September 30, 2011 and 2010 are costs associated with communication with investors and regulatory agencies and the annual audit required by the Partnership Agreement.

Liquidity and Capital Resources

At September 30, 2011, the Partnership had cash and cash equivalents of approximately $219,000, compared to approximately $289,000 at December 31, 2010. Cash and cash equivalents decreased approximately $70,000 from December 31, 2010 due to approximately $291,000 and $228,000 of cash used in financing and investing activities, respectively, partially offset by approximately $449,000 of cash provided by operating activities. Cash used in financing activities consisted of distributions to partners (as discussed below) and principal payments made on the mortgages encumbering the Partnership’s investment property. Cash used in investing activities consisted of property improvements and replacements.

The sufficiency of existing liquid assets to meet future liquidity and capital expenditure requirements is directly related to the level of capital expenditures required at the property to adequately maintain the physical assets and other operating needs of the Partnership and to comply with Federal, state, and local legal and regulatory requirements. The General Partner monitors developments in the area of legal and regulatory compliance. Capital improvements planned for the Partnership’s property are detailed below.

During the nine months ended September 30, 2011, the Partnership completed approximately $211,000 of capital improvements at Lazy Hollow Apartments consisting primarily of water heater and floor covering replacements, exterior painting and parking lot improvements. These improvements were funded from operating cash flow. The Partnership regularly evaluates the capital improvement needs of the property. While the Partnership has no material commitments for property improvements and replacements, certain routine capital expenditures are anticipated during the remainder of 2011. Such capital expenditures will depend on the physical condition of the property as well as anticipated cash flow generated by the property.

Additional capital expenditures will be incurred only if cash is available from operations or from Partnership reserves. To the extent that such capital improvements are completed, the Partnership’s distributable cash flow, if any, may be adversely affected at least in the short term.

The Partnership’s assets are thought to be sufficient for any near-term needs (exclusive of capital improvements) of the Partnership. The mortgage indebtedness encumbering the Partnership’s investment property of approximately $13,757,000 is amortized over 30 years with balloon payments of approximately $11,704,000 due in 2020.

On June 30, 2010, the Partnership obtained a second mortgage loan in the principal amount of $6,330,000 on Lazy Hollow Apartments. The second mortgage bears interest at a fixed rate of 5.88% per annum and requires monthly payments of principal and interest of approximately $37,000, from August 1, 2010 through the July 1, 2020 maturity date. The second mortgage has a balloon payment of approximately $5,292,000 due at maturity. The Partnership may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the new mortgage financing. Total capitalized loan costs in connection with the new mortgage were approximately $189,000, which were incurred during the nine months ended September 30, 2010, and are included in other assets. Included in the capitalized loan costs is a refinance fee of approximately $56,000 which was paid to an affiliate of the General Partner during the nine months ended September 30, 2010.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lazy Hollow Apartments. The modification includes a fixed interest rate of 6.04% per annum and monthly payments of principal and interest of approximately $46,000, from August 1, 2010 through the maturity date of July 1, 2020, at which time a balloon payment of approximately $6,412,000 is due. The previous terms provided for a fixed interest rate of 5.94% per annum and monthly payments of principal and interest of approximately $71,000 through the April 30, 2023 maturity date, at which date the mortgage was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan at any time subject to a prepayment penalty. Total costs associated with the modification of the existing mortgage were approximately $65,000, which were included in general and administrative expenses during the nine months ended September 30, 2010. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse carve-out obligations of the Partnership with respect to the modified loan. During the first quarter of 2011, the Partnership received a refund of approximately $50,000 of the loan costs associated with the mortgage loan modification. The Partnership recorded a receivable for the refund at December 31, 2010.

The General Partner will attempt to refinance such indebtedness and/or sell the property prior to such maturity date. If the property cannot be refinanced or sold for a sufficient amount, the Partnership will risk losing such property through foreclosure.

The Partnership distributed the following amounts during the nine months ended September 30, 2011 and 2010 (in thousands, except per unit data):

		Per Limited		Per Limited
	Nine Months Ended	Partnership	Nine Months Ended	Partnership
	September 30, 2011	Unit	September 30, 2010	Unit

Sale(1)	$—	$—	$2,276	$47.64
Financing(2)	—	—	6,147	128.63
Operations	—	—	100	2.09

	$—	$—	$8,523	$178.36

(1)	Proceeds from the May 2010 sale of Homestead Apartments.

(2)	Proceeds from the June 2010 second mortgage obtained on Lazy Hollow Apartments.

During the nine months ended September 30, 2011, the Partnership paid an operating distribution of approximately $111,000 (approximately $110,000 to the limited partners or $2.32 per limited partnership unit) and approximately $41,000 to the applicable limited partners associated with the sale of Homestead Apartments, which was previously withheld for Michigan withholding taxes, both of which were included in distribution payable at December 31, 2010. No other distributions were made or declared during the nine months ended September 30, 2011.

If the merger transaction (as discussed below) is not consummated, future cash distributions will depend on the level of net cash generated from operations, the timing of debt maturity, refinancings, and/or property sale. The Partnership’s cash available for distribution is reviewed on a monthly basis. There can be no assurance, however, that the Partnership will generate sufficient funds from operations after capital expenditures to permit distributions to its partners in 2011 or subsequent periods.

Other

In addition to its indirect ownership of the general partner interest in the Partnership, Aimco and its affiliates owned 27,739 limited partnership units (the “Units”) in the Partnership representing 58.63% of the outstanding Units at September 30, 2011. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. Pursuant to the Partnership Agreement, unitholders holding a majority of the Units are entitled to take action with respect to a variety of matters that include, but are not limited to, voting on certain amendments to the Partnership Agreement and voting to remove the General Partner. As a result of its ownership of 58.63% of the outstanding Units, Aimco and its affiliates are in a position to control all such voting decisions with respect to the Partnership. Although the General Partner owes fiduciary duties to the limited partners of the Partnership, the

General Partner also owes fiduciary duties to Aimco as its sole stockholder. As a result, the duties of the General Partner, as general partner, to the Partnership and its limited partners may come into conflict with the duties of the General Partner to Aimco as its sole stockholder.

On July 28, 2011, the Partnership entered into an agreement and plan of merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company of which AIMCO Properties, L.P. is the sole member (the “Merger Subsidiary”), and Angeles Income Properties 6, LP, a Delaware limited partnership (“New AIP 6”), pursuant to which the Partnership will be merged with and into New AIP 6, with New AIP 6 as the surviving entity, following which the Merger Subsidiary will be merged with and into New AIP 6, with New AIP 6 as the surviving entity.

In the merger transactions, each unit of limited partnership interest (each, a “Unit”) of the Partnership outstanding immediately prior to the consummation of the merger transactions will be converted into an identical unit of limited partnership interest in New AIP 6 (also known as a “Unit”), following which each Unit (other than Units held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement) will be converted into the right to receive, at the election of the limited partner, either (i) $252.40 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of AIMCO Properties, L.P. calculated by dividing $252.40 by the average closing price of Aimco stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger transactions (the “OP Unit Consideration”). However, if AIMCO Properties, L.P. determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of AIMCO Properties, L.P. in that state or other jurisdiction (or that registration or qualification in that state or jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each Unit. Those limited partners who do not make an election will be deemed to have elected to receive the Cash Consideration.

In the second merger, AIMCO Properties, L.P.’s membership interest in the Merger Subsidiary will be converted into Units of New AIP 6. As a result, after the merger, AIMCO Properties, L.P. will be the sole limited partner of New AIP 6, holding all outstanding Units. ARC II will continue to be the general partner of New AIP 6 after the merger transactions, and the Partnership’s partnership agreement in effect immediately prior to the merger transactions will be amended to reflect the merger transactions.

Completion of the merger transactions is subject to certain conditions, including approval by a majority in interest of the limited partners holding Units. In addition, the terms of the mergers may be modified before the mergers are completed. As of September 30, 2011 and December 31, 2010, the Partnership had issued and outstanding 47,311 Units, and AIMCO Properties, L.P. and its affiliates owned 27,739 of those Units, or approximately 58.63% of the number of outstanding Units. AIMCO Properties, L.P. and its affiliates have indicated that they intend to take action by written consent to approve the merger.

Critical Accounting Policies and Estimates

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the Partnership to make estimates and assumptions. The Partnership believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity.

Impairment of Long-Lived Asset

Investment property is recorded at cost, less accumulated depreciation, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of the property may not be recoverable, the Partnership will make an assessment of its recoverability by comparing the carrying amount to the Partnership’s estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, the Partnership would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

Real property investment is subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of the Partnership’s investment property. These factors include, but are not limited to, general economic climate; competition from other apartment communities and other housing options; local conditions, such as loss of jobs or an increase in the supply of apartments that might adversely affect apartment occupancy or rental rates; changes in governmental regulations and the related cost of compliance; increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents; changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multi-family housing; and changes in interest rates and the availability of financing. Any adverse changes in these and other factors could cause an impairment of the Partnership’s asset.

Revenue Recognition

The Partnership generally leases apartment units for twelve-month terms or less. The Partnership will offer rental concessions during particularly slow months or in response to heavy competition from other similar complexes in the area. Rental income attributable to leases, net of any concessions, is recognized on a straight-line basis over the term of the lease. The Partnership evaluates all accounts receivable from residents and establishes an allowance, after the application of security deposits, for accounts greater than 30 days past due on current tenants and all receivables due from former tenants.

Item 4.	CONTROLS AND PROCEDURES

(a) Disclosure Controls and Procedures.

The Partnership’s management, with the participation of the principal executive officer and principal financial officer of the General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the principal executive officer and principal financial officer of the General Partner, who are the equivalent of the Partnership’s principal executive officer and principal financial officer, respectively, have concluded that, as of the end of such period, the Partnership’s disclosure controls and procedures are effective.

(b) Changes in Internal Control Over Financial Reporting.

There has been no change in the Partnership’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 6.  EXHIBITS

See Exhibit Index.

The agreements included as exhibits to this Form 10-Q contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 10-Q not misleading. Additional information about the Partnership may be found elsewhere in this Form 10-Q and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

By:	Angeles Realty Corporation II
General Partner

Date: November 9, 2011

By:	/s/ Steven D. Cordes
Steven D. Cordes
Senior Vice President

Date: November 9, 2011

By:	/s/ Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

ANGELES INCOME PROPERTIES, LTD. 6

EXHIBIT INDEX

Exhibit

3.1	Amended Certificate and Agreement of the Limited Partnership filed in the Partnership’s Prospectus dated June 11, 1987 which is incorporated herein by reference.
3.2	Second Amended and Restated Bylaws of IPT, dated October 2, 1998 incorporated by reference to Registrant’s Current Report on Form 8-K, dated October 1, 1998.
10.1	Agreement and Plan of Merger, dated July 28, 2011, by and among Angeles Income Properties, Ltd. 6, AIMCO Properties, L.P. AIMCO AIP 6 Merger Sub LLC, and Angeles Income Properties 6, LP. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated July 28, 2011).
10.9	Agreement of Purchase and Sale of Real Property and Exhibits — Lazy Hollow Apartments filed in the Registrant’s Current Report on Form 8-K dated December 1989, which is incorporated herein by reference.
10.12	Stock Purchase Agreement dated November 24, 1992 showing the purchase of 100% of the outstanding stock of Angeles Realty Corporation II by IAP GP Corporation, a subsidiary of MAE GP Corporation, filed in the Registrant’s Current Report on Form 8-K dated December 31, 1992, which is incorporated herein by reference.
10.40	Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated October 26, 2009. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated October 26, 2009.)
10.42	Reinstatement and First Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated February 3, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated February 3, 2010.)
10.43	Second Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated March 29, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated March 29, 2010)
10.44	Third Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated April 20, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated April 20, 2010)
10.45	Fourth Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. 6, a California limited partnership, and Homestead on Lake Lansing, LLC, a Michigan limited liability company, dated May 14, 2010. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated May 14, 2010).
10.46	Multifamily Note, dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.47	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.48	Guaranty, dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.49	Amended and Restated Multifamily Note (Recast Transaction), dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).

10.50	Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Recast Transaction), dated June 30, 2010, between Lazy Hollow Partners, a California general partnership and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
10.51	Amended and Restated Guaranty (Recast Transaction), dated June 30, 2010, between AIMCO Properties, L.P., a Delaware limited partnership, and Federal Home Loan Mortgage Corporation. (Incorporated by reference to the Partnership’s Current Report on Form 8-K dated June 30, 2010).
31.1	Certification of equivalent of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of equivalent of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of the equivalent of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101	XBRL (Extensible Business Reporting Language). The following materials from Angeles Income Properties, Ltd 6’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, formatted in XBRL: (i) consolidated balance sheets, (ii) consolidated statements of operations, (iii) consolidated statement of changes in partners’ deficit, (iv) consolidated statements of cash flows, and (v) notes to consolidated financial statements(1)
(1)	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

Exhibit 31.1

CERTIFICATION

I, Steven D. Cordes, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Angeles Income Properties, Ltd. 6;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Steven D. Cordes
Steven D. Cordes
Senior Vice President of Angeles Realty Corporation II,
equivalent of the chief executive officer of the Partnership

Date: November 9, 2011

Exhibit 31.2

CERTIFICATION

I, Stephen B. Waters, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Angeles Income Properties, Ltd. 6;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting of Angeles
Realty Corporation II, equivalent of the chief financial
officer of the Partnership

Date: November 9, 2011

Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Angeles Income Properties, Ltd. 6 (the “Partnership”), for the quarterly period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Steven D. Cordes
Steven D. Cordes

Date: November 9, 2011

/s/  Stephen B. Waters
Stephen B. Waters

Date: November 9, 2011

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ANNEX G
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497
AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	84-1275621 (I.R.S. Employer Identification No.) 80237 (Zip Code)
Registrant’s telephone number, including area code:
(303) 757-8101
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Not applicable	Not applicable
Securities Registered Pursuant to Section 12(g) of the Act:
Partnership Common Units

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined by Rule 405 of the Securities Act.  Yes ☑     No ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

As of February 22, 2011, there were 124,241,054 Partnership Common Units outstanding.

Documents Incorporated by Reference

Portions of Apartment Investment and Management Company’s definitive proxy statement to be issued in conjunction with Apartment Investment and Management Company’s annual meeting of stockholders to be held April 26, 2011, are incorporated by reference into Part III of this Annual Report.

AIMCO PROPERTIES, L.P.

ANNUAL REPORT ON FORM 10-K
For the Fiscal Year Ended December 31, 2010

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Annual Report contains or may contain information that is forward-looking within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of acquisitions and redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of this Annual Report and the other documents we file from time to time with the Securities and Exchange Commission.

PART I

Item 1.	Business

The Partnership

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries, was formed on May 16, 1994, to engage in the acquisition, ownership, management and redevelopment of apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as OP Units. Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred stock issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Since Aimco’s initial public offering in July 1994, we have completed numerous transactions, including purchases of properties and interests in entities that own or manage properties, expanding our portfolio of owned or managed properties from 132 properties with 29,343 apartment units to a peak of over 2,100 properties with 379,000 apartment units. As of December 31, 2010, our portfolio of owned and/or managed properties consists of 768 properties with 122,694 apartment units.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units (see Note 11 to the consolidated financial statements in Item 8). At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively. As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a limited partner in a limited partnership or a member in a limited liability company.

Business Overview

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our business is organized around two core activities: Property Operations and Portfolio Management. We continue to simplify our business, including de-emphasizing transactional based activity fees and a corresponding reduction in personnel involved in those activities. Our core activities, along with our financial strategy, are described in more detail below.

Property Operations

Our owned real estate portfolio is comprised of two business components: conventional and affordable property operations, which also comprise our reportable segments. Our conventional property operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable property operations consist of apartments with rents that are generally paid, in whole or part, by a government agency and consisted of 228 properties with 26,540 units as of December 31, 2010. Affordable properties tend to have relatively more stable rents and higher occupancy due to government rent payments and thus are much less affected by market fluctuations. Our conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Item 7) during the year ended December 31, 2010. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased about 1% from average rents of $1,042 for the three months ended December 31, 2009.

Our property operations currently are organized into five geographic areas. To manage our nationwide portfolio more efficiently and to increase the benefits from our local management expertise, we have given direct responsibility for operations within each area to an area operations leader with regular senior management reviews. To enable the area operations leaders to focus on sales and service, as well as to improve financial control and budgeting, we have dedicated an area financial officer to support each area operations leader, and with the exception of routine maintenance, our specialized Construction Services group manages all on-site capital spending, thus reducing the need for the area operations leaders to spend time on oversight of construction projects.

We seek to improve our oversight of property operations by: upgrading systems; standardizing business processes, operational measurements and internal reporting; and enhancing financial controls over field operations. Our objectives are to focus on the areas discussed below:

•	Customer Service. Our operating culture is focused on our residents. Our goal is to provide our residents with consistent service in clean, safe and attractive communities. We evaluate our performance through a customer satisfaction tracking system. In addition, we emphasize the quality of our on-site employees through recruiting, training and retention programs, which we believe contributes to improved customer service and leads to increased occupancy rates and enhanced operational performance.

•	Resident Selection and Retention. In apartment properties, neighbors are a meaningful part of the product, together with the location of the property and the physical quality of the apartment units. Part of our property operations strategy is to focus on resident acquisition and retention — attracting and retaining credit-worthy residents who are good neighbors. We have structured goals and coaching for all of our sales personnel, a tracking system for inquiries and a standardized renewal communication program. We have standardized residential financial stability requirements and have policies and monitoring practices to maintain our resident quality.

•	Revenue Management. For our conventional properties, we have a centralized revenue management system that leverages people, processes and technology to work in partnership with our area operational management teams to develop rental rate pricing. We seek to increase revenue and net operating income by optimizing the balance between rental and occupancy rates, as well as taking into consideration the cost of preparing an apartment unit for a new tenant. We are also focused on careful measurements of on-site operations, as we believe that timely and accurate collection of property performance and resident profile data will enable us to maximize revenue through better property management and leasing decisions, as well as the automation of certain aspects of on-site operations, to enable our on-site employees to focus more of their time on customer service. We have standardized policies for new and renewal pricing with timely data and analyses by floor-plan, thereby enabling us to respond quickly to changing supply and demand for our product and maximize rental revenue.

•	Controlling Expenses. Cost controls are accomplished by local focus at the area level; taking advantage of economies of scale at the corporate level; and through electronic procurement.

•	Ancillary Services. We believe that our ownership and management of properties provide us with unique access to a customer base that allows us to provide additional services and thereby increase occupancy and rents, while also generating incremental revenue. We currently provide cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

•	Maintaining and Improving Property Quality. We believe that the physical condition and amenities of our apartment properties are important factors in our ability to maintain and increase rental rates. In 2010, for properties included in continuing operations, we invested $74.7 million, or $848 per owned apartment unit, in Capital Replacements, which represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. Additionally, for properties included in continuing operations, we invested $45.4 million, or $515 per owned apartment unit, in Capital Improvements, which are non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.

Portfolio Management

Portfolio Management involves the ongoing allocation of investment capital to meet our geographic and product type goals. We target geographic balance in Aimco’s diversified portfolio in order to optimize risk-adjusted returns and to avoid the risk of undue concentration in any particular market. We also seek to balance the portfolio by product type, with both high quality properties in excellent locations and also high land value properties that support redevelopment activities.

Our geographic allocation strategy focuses on the 20 largest markets in the United States (as measured by total apartment value) to reduce volatility in and our dependence on particular areas of the country. We believe these markets are deep, relatively liquid and possess desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis. We expect that increased geographic focus will also add to our investment knowledge and increase operating efficiencies based on local economies of scale.

Our portfolio strategy also focuses on asset type and quality. Our target allocation of capital to conventional and affordable properties is 90% and 10%, respectively, of our Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred equity. For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average.

Portfolio management involves strategic portfolio and capital allocation decisions such as transactions to buy or sell properties, or modify our ownership interest in properties, including the use of partnerships and joint ventures, or to increase our investment in existing properties through redevelopment. We generally seek to sell assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio. The purpose of these transactions is to adjust our investments to reflect decisions regarding target allocations to geographic markets and between conventional and affordable properties.

We believe redevelopment of certain properties in superior locations provides advantages over ground-up development, enabling us to generate rents comparable to new properties with lower financial risk, in less time and with reduced delays associated with governmental permits and authorizations. We believe redevelopment also provides superior risk adjusted returns with lower volatility compared to ground-up development. Redevelopment work may also include seeking entitlements from local governments, which enhance the value of our existing portfolio by increasing density, that is, the right to add residential units to a site. We have historically undertaken a range of redevelopment projects: from those in which a substantial number of all available units are vacated for significant renovations to the property, to those in which there is significant renovation, such as exteriors, common areas or unit improvements, typically done upon lease expirations without the need to vacate units on any wholesale or substantial basis. We have a specialized Redevelopment and Construction Services group to oversee these projects.

During 2010, we increased our allocation of capital to our target markets by disposing of 24 conventional properties located primarily outside of our target markets or in less desirable locations within our target markets and by investing $26.4 million in redevelopment of conventional properties included in continuing operations. As of December 31, 2010, our conventional portfolio included 219 properties with 68,972 units in 38 markets. As of December 31, 2010, conventional properties comprised 88% of our Net Asset Value and conventional properties in our target markets comprised 88% of the Net Asset Value attributable to our conventional properties. Our top five markets by net operating income contribution include the metropolitan areas of Washington, D.C.; Los Angeles, California; Chicago, Illinois; Boston, Massachusetts; and Philadelphia, Pennsylvania.

During 2010, we invested $3.1 million in redevelopment of affordable properties included in continuing operations, funded primarily by proceeds from the sale of tax credits to institutional partners. As with conventional properties, we also seek to dispose of affordable properties that are inconsistent with our long-term investment and operating strategies. During 2010, we sold 27 properties from our affordable portfolio. As of December 31, 2010, our affordable portfolio included 228 properties with 26,540 units and our affordable properties comprised 12% of our Net Asset Value.

Financial Strategy

Our leverage strategy seeks to balance increasing financial returns with the risks inherent with leverage. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

Competition

In attracting and retaining residents to occupy our properties we compete with numerous other housing alternatives. Our properties compete directly with other rental apartments as well as condominiums and single-family homes that are available for rent or purchase in the markets in which our properties are located. Principal factors of competition include rent or price charged, attractiveness of the location and property and quality and breadth of services. The number of competitive properties relative to demand in a particular area has a material effect on our ability to lease apartment units at our properties and on the rents we charge. In certain markets there exists an oversupply of single family homes and condominiums and a reduction of households, both of which affect the pricing and occupancy of our rental apartments.

We also compete with other real estate investors, including other apartment REITs, pension and investment funds, partnerships and investment companies in acquiring, redeveloping, managing, obtaining financing for and disposing of apartment properties. This competition affects our ability to: acquire properties we want to add to our portfolio and the price that we pay in such acquisitions; finance or refinance properties in our portfolio and the cost of such financing; and dispose of properties we no longer desire to retain in our portfolio and the timing and price for which we dispose of such properties.

Taxation

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Regulation

General

Apartment properties and their owners are subject to various laws, ordinances and regulations, including those related to real estate broker licensing and regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which would adversely affect our net income and cash flows from operating activities. In addition, future enactment of rent control or rent stabilization laws, such as legislation that has been considered in New York, or other laws regulating multifamily housing may reduce rental revenue or increase operating costs in particular markets.

Dodd-Frank Wall Street Reform and Consumer Protection Act

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act, was signed into federal law. The provisions of the Act include new regulations for over-the-counter derivatives and substantially increased regulation and risk of liability for credit rating agencies, all of which could increase our cost of capital. The Act also includes provisions concerning corporate governance and executive compensation which, among other things, require additional executive compensation disclosures and enhanced independence requirements for board compensation committees and related advisors, as well as provide explicit authority for the Securities and Exchange Commission to adopt proxy access, all of which could result in additional expenses in order to maintain compliance. The Act is wide-ranging, and the provisions are broad with significant discretion given to the many and varied agencies tasked with adopting and implementing the Act. The majority of the provisions of the Act do not go into effect immediately and may be adopted and implemented over many months or years. As such, we cannot predict the full impact of the Act on our financial condition or results of operations.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property. These materials may include lead-based paint, asbestos, polychlorinated biphenyls, and petroleum-based fuels, among other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future. These and other risks related to environmental matters are described in more detail in Item 1A, “Risk Factors.”

Insurance

Our primary lines of insurance coverage are property, general liability, and workers’ compensation. We believe that our insurance coverages adequately insure our properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Employees

At December 31, 2010, we had approximately 3,100 employees, of which approximately 2,400 were at the property level, performing various on-site functions, with the balance managing corporate and area operations, including investment and debt transactions, legal, financial reporting, accounting, information systems, human resources and other support functions. As of December 31, 2010, unions represented 103 of our employees. We have never experienced a work stoppage and believe we maintain satisfactory relations with our employees.

Available Information

We do not maintain a website; however, Aimco does, and it makes all of its filings with the Securities and Exchange Commission, or SEC, available free of charge as soon as reasonably practicable through its website at www.aimco.com. The information contained on Aimco’s website is not incorporated into this Annual Report. We will furnish copies of the Partnership’s filings free of charge upon written request to Aimco’s corporate secretary.

Any materials we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Item 1A.	Risk Factors

The risk factors noted in this section and other factors noted throughout this Annual Report, describe certain risks and uncertainties that could cause our actual results to differ materially from those contained in any forward-looking statement.

Our existing and future debt financing could render us unable to operate, result in foreclosure on our properties, prevent us from making distributions on our equity or otherwise adversely affect our liquidity.

We are subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on secured debt, our lenders could foreclose on the properties and other collateral securing such debt, which would result in loss of income and asset value to us. As of December 31, 2010, substantially all of the properties that we owned or controlled were encumbered by debt. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain Aimco’s qualification as a REIT.

Disruptions in the financial markets could affect our ability to obtain financing and the cost of available financing and could adversely affect our liquidity.

Our ability to obtain financing and the cost of such financing depends on the overall condition of the United States credit markets and, to an important extent, on the level of involvement of certain government sponsored entities, specifically, Federal Home Loan Mortgage Corporation, or Freddie Mac, and Federal National Mortgage Association, or Fannie Mae, in secondary credit markets. In recent years, the United States credit markets (outside of multi-family) experienced significant liquidity disruptions, which caused the spreads on debt financings to widen considerably and made obtaining financing, both non-recourse property debt and corporate borrowings, such as our term loan or revolving credit facility, more difficult.

During 2008, the Federal Housing Finance Agency, or FHFA, placed Freddie Mac and Fannie Mae into, and they currently remain under, conservatorship. In February 2011, the Obama Administration presented Congress with a set of proposals regarding the Federal government’s future role in the housing finance market, each of which included the winding down of Freddie Mac and Fannie Mae. Freddie Mac’s and Fannie Mae’s future relationship with the Federal government and their future role in the financial markets is uncertain. Any significant reduction in Freddie Mac’s or Fannie Mae’s level of involvement in the secondary credit markets may adversely affect our ability to obtain non-recourse property debt financing. Additionally, further or prolonged disruptions in the credit markets may also affect our ability to renew our credit facility with similar commitments or the cost of financing when it matures in May 2014 (inclusive of a one year extension option).

If our ability to obtain financing is adversely affected, we may be unable to satisfy scheduled maturities on existing financing through other sources of liquidity, which could result in lender foreclosure on the properties securing such debt and loss of income and asset value, each of which would adversely affect our liquidity.

Increases in interest rates would increase our interest expense and reduce our profitability.

As of December 31, 2010, on a consolidated basis, we had approximately $470.3 million of variable-rate indebtedness outstanding and $57.0 million of variable rate preferred OP Units outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $374.4 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association

Municipal Swap Index, or SIFMA, rate, which since 1989 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $3.9 million and $4.2 million, respectively, on an annual basis.

At December 31, 2010, we had approximately $450.4 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

Failure to generate sufficient net operating income may adversely affect our liquidity, limit our ability to fund necessary capital expenditures or adversely affect our ability to pay distributions.

Our ability to fund necessary capital expenditures on our properties depends on, among other things, our ability to generate net operating income in excess of required debt payments. If we are unable to fund capital expenditures on our properties, we may not be able to preserve the competitiveness of our properties, which could adversely affect our net operating income.

Our ability to make payments to our investors depends on our ability to generate net operating income in excess of required debt payments and capital expenditure requirements. Our net operating income and liquidity may be adversely affected by events or conditions beyond our control, including:

•	the general economic climate;

•	an inflationary environment in which the costs to operate and maintain our properties increase at a rate greater than our ability to increase rents which we can only do upon renewal of existing leases or at the inception of new leases;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs, unemployment rates or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Covenant restrictions may limit our ability to make payments to our investors.

Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our credit facility provides, among other things, that we may make distributions to our investors during any four consecutive fiscal quarters in an aggregate amount that does not exceed the greater of 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. Our outstanding classes of preferred OP Units prohibit the payment of distributions on our common OP Units if we fail to pay the distributions to which the holders of the preferred OP Units are entitled.

Because real estate investments are relatively illiquid, we may not be able to sell properties when appropriate.

Real estate investments are relatively illiquid and cannot always be sold quickly. REIT tax rules applicable to Aimco also restrict our ability to sell properties. Thus, we may not be able to change our portfolio promptly in response to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions, including the cost and availability of financing. This could have a material adverse effect on our financial condition or results of operations.

Competition could limit our ability to lease apartments or increase or maintain rents.

Our apartment properties compete for residents with other housing alternatives, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartments and to increase or maintain rental rates. Recent challenges in the credit and housing markets have increased housing inventory that competes with our apartment properties.

Our subsidiaries may be prohibited from making distributions and other payments to us.

All of our properties are owned, and all of our operations are conducted, by our subsidiaries. As a result, we depend on distributions and other payments from these subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to make such distributions and other payments depends on their earnings and cash flows and may be subject to statutory or contractual limitations. As an equity investor in our subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims may still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to our claims.

Redevelopment and construction risks could affect our profitability.

We intend to continue to redevelop certain of our properties. These activities are subject to the following risks:

•	we may be unable to obtain, or experience delays in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities;

•	we may incur costs that exceed our original estimates due to increased material, labor or other costs, such as litigation;

•	we may be unable to complete construction and lease up of a property on schedule, resulting in increased construction and financing costs and a decrease in expected rental revenues;

•	occupancy rates and rents at a property may fail to meet our expectations for a number of reasons, including changes in market and economic conditions beyond our control and the development by competitors of competing communities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a property, which may cause us to delay or abandon an opportunity;

•	we may abandon opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions or increases in construction or financing costs, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

•	we may incur liabilities to third parties during the redevelopment process, for example, in connection with resident lease terminations, or managing existing improvements on the site prior to resident lease terminations; and

•	loss of a key member of a project team could adversely affect our ability to deliver redevelopment projects on time and within our budget.

We are insured for certain risks, and the cost of insurance, increased claims activity or losses resulting from casualty events may affect our operating results and financial condition.

We are insured for a portion of our consolidated properties’ exposure to casualty losses resulting from fire, earthquake, hurricane, tornado, flood and other perils, which insurance is subject to deductibles and self-insurance retention. We recognize casualty losses or gains based on the net book value of the affected property and the amount of any related insurance proceeds. In many instances, the actual cost to repair or replace the property may exceed its net book value and any insurance proceeds. We also insure certain unconsolidated properties for a portion of their exposure to such losses. With respect to our consolidated properties, we recognize the uninsured portion of losses as part of casualty losses in the periods in which they are incurred. In addition, we are self-insured for a portion of our exposure to third-party claims related to our employee health insurance plans, workers’ compensation coverage and general liability exposure. With respect to our insurance obligations to unconsolidated properties and our exposure to claims of third parties, we establish reserves at levels that reflect our known and estimated losses. The ultimate cost of losses and the impact of unforeseen events may vary materially from recorded reserves, and variances may adversely affect our operating results and financial condition. We purchase insurance to reduce our exposure to losses and limit our financial losses on large individual risks. The availability and cost of insurance are determined by market conditions outside our control. No assurance can be made that we will be able to obtain and maintain insurance at the same levels and on the same terms as we do today. If we are not able to obtain or maintain insurance in amounts we consider appropriate for our business, or if the cost of obtaining such insurance increases materially, we may have to retain a larger portion of the potential loss associated with our exposures to risks.

Natural disasters and severe weather may affect our operating results and financial condition.

Natural disasters and severe weather such as hurricanes may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake) or destructive weather event (such as a hurricane) affecting a region may have a significant negative effect on our financial condition and results of operations. We cannot accurately predict natural disasters or severe weather, or the number and type of such events that will affect us. As a result, our operating and financial results may vary significantly from one period to the next. Although we anticipate and plan for losses, there can be no assurance that our financial results will not be adversely affected by our exposure to losses arising from natural disasters or severe weather in the future that exceed our previous experience and assumptions.

We depend on our senior management.

Our success depends upon the retention of our senior management, including Terry Considine, Aimco’s chief executive officer. We have a succession planning and talent development process that is designed to identify potential replacements and develop our team members to provide depth in the organization and a bench of talent on which to draw. However, there are no assurances that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man life insurance for any of our employees.

If we are not successful in our acquisition of properties, our results of operations could be adversely affected.

The selective acquisition of properties is a component of our strategy. However, we may not be able to complete transactions successfully in the future. Although we seek to acquire properties when such acquisitions increase our property net operating income, Funds From Operations or Net Asset Value, such transactions may fail to perform in accordance with our expectations. In particular, following acquisition, the value and operational performance of a property may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the property.

We may be subject to litigation associated with partnership transactions that could increase our expenses and prevent completion of beneficial transactions.

We have engaged in, and intend to continue to engage in, the selective acquisition of interests in partnerships controlled by us that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners’ interests in the partnership. In these transactions, we may be subject to litigation based on claims that we, as the general partner, have breached our fiduciary duty to our limited partners or that the transaction violates the relevant partnership agreement or state law. Although we intend to comply with our fiduciary obligations and the relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our financial condition or results of operations.

Government housing regulations may limit the opportunities at some of our properties and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies. Additionally, the government may cease to operate government housing programs which would result in a loss of benefits.

We own consolidated and unconsolidated equity interests in certain properties and manage other properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide one or more of the following: mortgage insurance; favorable financing terms; tax-credit equity; or rental assistance payments to the property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and limit our choice of residents to those with incomes at or below certain levels. Failure to comply with these requirements may result in financial penalties or loss of benefits. We are usually required to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property. We may not always receive such approval.

Additionally, there is no guarantee that the government will continue to operate these programs. Any cessation of these government housing programs may result in our loss of the benefits we receive under these programs, including rental subsidies. During 2010, 2009 and 2008, for continuing operations, our rental revenues include $131.4 million, $126.9 million and $119.5 million, respectively, of subsidies from government agencies. Of the 2010 subsidy amounts, approximately 10.7% related to properties subject to housing assistance contracts that expire in 2011, which we anticipate renewing, and the remainder related to properties subject to housing assistance contracts that expire after 2011 and have a weighted average term of 10.8 years. Any loss of these benefits may adversely affect our liquidity and results of operations.

Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For those projects receiving Federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. These and other Federal, state and local laws may require modifications to our properties, or affect renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA, the FHAA and the Rehabilitation Act of 1973 in connection with the ongoing operation or redevelopment of our properties.

Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

Moisture infiltration and resulting mold remediation may be costly.

Although we are proactively engaged in managing moisture intrusion and preventing the presence of mold at our properties, it is not unusual for mold to be present at some units within the portfolio. We have implemented policies, procedures, third-party audits and training, and include a detailed moisture intrusion and mold assessment during acquisition due diligence. We believe these measures will manage mold exposure at our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. We have only limited insurance coverage for property damage claims arising from the presence of mold and for personal injury claims related to mold exposure. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition or results of operations.

Aimco’s failure to qualify as a REIT would place us in default under our primary credit facilities.

Aimco believes it operates, and has always operated, in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes. However, Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. These requirements are complex and accordingly there can be no assurances that the Internal Revenue Service will not contend that Aimco has violated provisions of the Code and fails to qualify as a REIT. If Aimco fails to qualify as a REIT, we would then be in default under our primary credit facilities.

REIT distribution requirements limit our available cash.

As a REIT, Aimco is subject to annual distribution requirements. As Aimco’s operating partnership, we pay distributions intended to enable Aimco to satisfy these distribution requirements. This limits the amount of cash we have available for other business purposes, including amounts to fund our growth.

Aimco’s charter and Maryland law may limit the ability of a third party to acquire control of Aimco and, therefore, us.

A third party is not likely to make an offer to acquire us unless that third party is also acquiring control of Aimco. Aimco’s charter limits ownership of its Class A Common Stock by any single stockholder (applying certain “beneficial ownership” rules under the Federal securities laws) to 8.7% (or up to 9.8% upon a waiver from Aimco’s board of directors) of its outstanding shares of Class A Common Stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. Aimco’s charter also limits ownership of its Class A Common Stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding Class A Common Stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The ownership limit in Aimco’s charter may have the effect of delaying or precluding acquisition of control of Aimco by a third party without the consent of Aimco’s board of directors. Aimco’s charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. As of December 31, 2010, 422,157,736 shares were classified as Class A Common Stock, of which 117,642,872 were outstanding, and 88,429,764 shares were classified as preferred stock, of which 24,900,114 were outstanding. Under Aimco’s charter, its board of directors has the authority to classify and reclassify any of Aimco’s unissued shares of capital stock into shares of capital stock with such preferences, conversion or other rights, voting power restrictions, limitation as to dividends, qualifications or terms or conditions of redemptions as Aimco’s board of directors may determine. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of Aimco, even if a change in control was in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners.

The Maryland General Corporation Law may limit the ability of a third party to acquire control of Aimco and us.

As noted above, a third party is not likely to make an offer to acquire the Partnership unless that third party is also acquiring control of Aimco. As a Maryland corporation, Aimco is subject to various Maryland laws that may have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offers, even if an acquisition would be in the best interests of Aimco’s stockholders or the Partnership’s Limited Partners. The Maryland General Corporation Law, specifically the Maryland Business Combination Act, restricts mergers and other business combination transactions between Aimco and any person who acquires, directly or indirectly, beneficial ownership of shares of Aimco’s stock representing 10% or more of the voting power without prior approval of Aimco’s board of directors. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66 2/3% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. The Maryland General Corporation Law, specifically the Maryland Control Share Acquisition Act, provides generally that a person who acquires shares of Aimco’s capital stock representing 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, the Maryland General Corporation Law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. To date, Aimco has not adopted a shareholders’ rights plan. In addition, the Maryland General Corporation Law provides that corporations that:

•	have at least three directors who are not officers or employees of the entity or related to an acquiring person; and

•	has a class of equity securities registered under the Securities Exchange Act of 1934, as amended,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle that provides that:

•	the corporation will have a staggered board of directors;

•	any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•	vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•	the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, Aimco has not made any of the elections described above.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our portfolio includes garden style, mid-rise and high-rise properties located in 43 states, the District of Columbia and Puerto Rico. Our geographic allocation strategy focuses on the 20 largest markets in the United States, which are grouped according to the five geographic areas into which our property operations team is organized. The following table sets forth information on all of our properties as of December 31, 2010:

	Number of	Number	Average
	Properties	of Units	Ownership

Conventional:
Chicago	15	4,633	94%
Houston	7	2,835	82%
Dallas — Fort Worth	2	569	100%

Central	24	8,037	90%
Manhattan	22	957	100%

New York City	22	957	100%
Washington — Northern Virginia — Maryland	17	8,015	88%
Boston	11	4,129	100%
Philadelphia	7	3,888	91%
Suburban New York — New Jersey	4	1,162	81%

Northeast	39	17,194	91%
Miami	5	2,471	95%
Palm Beach — Fort Lauderdale	4	1,265	93%
Orlando	9	2,836	92%
Tampa	6	1,755	92%
Jacksonville	4	1,643	85%
Atlanta	5	1,295	80%

South	33	11,265	91%
Los Angeles	14	4,645	86%
Orange County	4	1,213	94%
San Diego	6	2,143	97%
East Bay	2	413	85%
San Jose	1	224	100%
San Francisco	6	1,083	100%
Seattle	3	413	75%
Denver	9	2,553	78%
Phoenix	17	4,420	89%

West	62	17,107	88%

Total target markets	180	54,560	90%
Opportunistic and other markets	39	14,412	93%

Total conventional owned and managed	219	68,972	91%

Affordable owned and managed	228	26,540
Property management	20	2,373
Asset management	301	24,809

Total	768	122,694

At December 31, 2010, we owned an equity interest in and consolidated 399 properties containing 89,875 apartment units, which we refer to as “consolidated properties.” These consolidated properties contain, on average, 225 apartment units, with the largest property containing 2,113 apartment units. These properties offer residents a range of amenities, including swimming pools, clubhouses, spas, fitness centers, dog parks and open spaces. Many of the apartment units offer features such as vaulted ceilings, fireplaces, washer and dryer connections, cable television, balconies and patios. Additional information on our consolidated properties is contained in “Schedule III — Real Estate and Accumulated Depreciation” in this Annual Report on Form 10-K. At December 31, 2010, we held an equity interest in and did not consolidate 48 properties containing 5,637 apartment units, which we refer to as “unconsolidated properties.” In addition, we provided property management services for 20 properties containing 2,373 apartment units, and asset management services for 301 properties containing 24,809 apartment units. In certain cases, we may indirectly own generally less than one percent of the economic interest in such properties through a partnership syndication or other fund.

Substantially all of our consolidated properties are encumbered by property debt. At December 31, 2010, our consolidated properties were encumbered by aggregate property debt totaling $5,457.8 million having an aggregate weighted average interest rate of 5.52%. Such property debt was collateralized by 388 properties with a combined net book value of $6,444.4 million. Included in the 388 properties, we had a total of 16 property loans on 13 properties, with an aggregate principal balance outstanding of $294.8 million, that were each collateralized by property and cross-collateralized with certain (but not all) other property loans within this group of property loans (see Note 6 of the consolidated financial statements in Item 8 for additional information about our property debt).

Item 3.	Legal Proceedings

None.

Item 4.	(Removed and Reserved)

PART II

Item 5.	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

There is no public market for our OP Units, and we do not intend to list our OP Units on any securities exchange. In addition, the Partnership Agreement restricts the transferability of OP Units. The following table sets forth the distributions declared per common OP Unit in each quarterly period during the two years ended December 31, 2010 and 2009:

Quarter Ended	2010	2009

December 31	$0.10	$0.20
September 30	0.10	0.10
June 30	0.10	0.10
March 31	0.00	0.00

Aimco’s board of directors determines and declares Aimco’s dividends. In making a dividend determination, Aimco’s board of directors considers a variety of factors, including: REIT distribution requirements; current market conditions; liquidity needs and other uses of cash, such as for deleveraging and accretive investment activities. In February 2011, Aimco’s board of directors declared a cash dividend of $0.12 per share on its Class A Common Stock for the quarter ended December 31, 2010. Aimco’s board of directors anticipates similar per share quarterly dividends for the remainder of 2011. However, Aimco’s board of directors may adjust the dividend amount or the frequency with which the dividend is paid based on then prevailing facts and circumstances. We intend for our distributions to be consistent with Aimco’s dividends.

On February 22, 2011, there were 124,241,054 common OP Units outstanding, held by 2,351 unitholders of record.

Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for shares of Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments).

No common OP Units or preferred OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010. The following table summarizes repurchases of our equity securities for the three months ended December 31, 2010:

			Total Number of	Maximum Number
			Units Purchased	of Units that
			as Part of	May Yet Be
	Total Number	Average	Publicly	Purchased Under
	of Units	Price Paid	Announced Plans	Plans or Programs
Fiscal Period	Purchased	per Unit	or Programs(1)	(2)

October 1 — October 31, 2010	65,329	$21.76	N/A	N/A
November 1 — November 30, 2010	2,844	23.38	N/A	N/A
December 1 — December 31, 2010	16,820	24.37	N/A	N/A

Total	84,993	$22.33

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases its Class A Common Stock, it is expected that Aimco will fund the repurchase with a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for the Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of its Class A Common Stock. There were no repurchases of Aimco’s equity securities during the year ended December 31, 2010. As of December 31, 2010, Aimco was authorized to repurchase approximately 19.3 million shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments

Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our Funds From Operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary for Aimco to maintain its REIT status.

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2010	2009(1)	2008(1)	2007(1)	2006(1)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,144,934	$1,131,103	$1,178,878	$1,111,656	$1,024,592
Total operating expenses(2)	(1,014,425)	(1,035,408)	(1,136,563)	(940,067)	(862,141)
Operating income(2)	130,509	95,695	42,315	171,589	162,451
Loss from continuing operations(2)	(165,030)	(200,821)	(117,140)	(46,454)	(40,040)
Income from discontinued operations, net(3)	76,265	156,841	744,928	172,709	330,021
Net (loss) income	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net income attributable to preferred unitholders	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to the Partnership’s common unitholders	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)	$(1.37)	$(1.46)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,533,758	$6,711,832	$6,871,045	$6,639,160	$6,172,110
Total assets	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,504,801	5,479,476	5,853,544	5,464,521	4,784,107
Total partners’ capital	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
OTHER INFORMATION:
Distributions declared per common unit(4)	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	399	426	514	657	703
Total consolidated apartment units (end of period)	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the current financial statement presentation, including retroactive adjustments to reflect additional properties sold during 2010 as discontinued operations (see Note 13 to the consolidated financial statements in Item 8).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	As further discussed in Note 11 to the consolidated financial statements in Item 8, distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of common OP Units.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our owned real estate portfolio includes 219 conventional properties with 68,972 units and 228 affordable properties with 26,540 units. Our conventional and affordable properties comprise 88% and 12%, respectively, of our total property Net Asset Value. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased from $1,042 for the three months ended December 31, 2009. Notwithstanding the economic challenges of the last several years, our diversified portfolio of conventional and affordable properties generated improved property operating results from 2007 to 2010. From 2007 to 2010, the net operating income of our same store properties and total real estate operations increased by 1.2% and 5.8%, respectively.

We continue to work toward simplifying our business, including de-emphasizing transaction-based activity fees and, as a result, reducing the cost of personnel involved in those activities. Revenues from transactional activities decreased from $68.2 million during 2008 to $7.9 million during 2010, and during 2010 transactional activities generated approximately 3.0% of our Pro forma Funds From Operations (defined below). Additionally, we have reduced our offsite costs by $16.8 million. Our 2010, 2009 and 2008 results are discussed in the Results of Operations section below.

We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility.

Our leverage strategy focuses on increasing financial returns while minimizing risk. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-

pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the year ended December 31, 2010, are summarized below:

•	Average daily occupancy for our Conventional Same Store properties increased 200 basis points, from 94.1% in 2009 to 96.1% in 2010.

•	Conventional Same Store revenues and expenses for 2010, decreased by 0.2% and 1.0%, respectively, as compared to 2009, resulting in a 0.2% increase in net operating income.

•	Total Same Store revenues and expenses for 2010 increased by 0.2% and decreased by 0.8%, respectively, as compared to 2009, resulting in a 0.8% increase in net operating income.

•	Net operating income for our real estate portfolio (continuing operations) increased 2.3% for the year ended December 31, 2010 as compared to 2009.

•	Property sales declined in 2010 as compared to 2009, as property sales completed through July 2010 allowed us to fully repay the remainder of our term debt.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2010 compared to 2009

We reported net loss attributable to the Partnership of $75.5 million and net loss attributable to the Partnership’s common unitholders of $134.0 million for the year ended December 31, 2010, compared to net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, increases of $9.1 million and $10.7 million, respectively. These increases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2010 as compared to 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to decreased amortization of deferred tax credit income and a de-emphasis on transaction-based fees.

The effects of these items on our operating results were partially offset by:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	a decrease in provisions for losses on notes receivable, primarily due to the impairment during 2009 of our interest in Casden Properties; and

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties as discussed above.

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases in net income were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2009 as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 or 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009;

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009; and

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 219 properties with 68,972 units. Our affordable real estate portfolio consists of 228 properties with 26,540 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of proportionate property net operating income amounts during the year ended December 31, 2010.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We do not include property management revenues and expenses or casualty related amounts in our assessment of segment performance. Accordingly, these items are not allocated to our segment results discussed below. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interest in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the years ended December 31, 2010, 2009 and 2008 (in thousands). The tables and discussions below exclude the results of operations for properties included in discontinued operations as of December 31, 2010. Refer to Note 17 in the consolidated financial statements in Item 8 for further discussion regarding our reporting segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Conventional same store	$641,282	$642,784	$(1,502)	(0.2)%
Conventional redevelopment	113,273	107,461	5,812	5.4%
Other Conventional	71,414	70,065	1,349	1.9%

Total	825,969	820,310	5,659	0.7%

Property operating expenses:
Conventional same store	247,658	250,062	(2,404)	(1.0)%
Conventional redevelopment	40,915	42,206	(1,291)	(3.1)%
Other Conventional	34,689	33,990	699	2.1%

Total	323,262	326,258	(2,996)	(0.9)%

Property net operating income:
Conventional same store	393,624	392,722	902	0.2%
Conventional redevelopment	72,358	65,255	7,103	10.9%
Other Conventional	36,725	36,075	650	1.8%

Total	$502,707	$494,052	$8,655	1.8%

For the year ended December 31, 2010, as compared to 2009, our conventional segment’s proportionate property net operating income increased $8.7 million, or 1.8%.

Conventional same store net operating income increased by $0.9 million. This increase was attributable to a $2.4 million decrease in expense primarily due to a reduction during 2010 of previously estimated real estate tax obligations resulting from successful appeals settled during the period, and decreases in marketing expenses and unit turn costs, partially offset by increases in contract services, insurance and administrative costs. This decrease in expense was partially offset by a $1.5 million decrease in revenue, primarily due to lower average rent (approximately $34 per unit). The decrease in average rent was partially offset by a 200 basis point increase in average physical occupancy and higher utility reimbursement and miscellaneous income. Rental rates on new leases transacted during the year ended December 31, 2010, were 2.3% lower than expiring lease rates and renewal rates were 1.5% higher than expiring lease rates.

The net operating income of our conventional redevelopment properties increased by $7.1 million, primarily due to a $5.8 million increase in revenue resulting from higher average physical occupancy and an increase in utility reimbursement and miscellaneous income, and a $1.3 million reduction in expense primarily related to marketing expenses, partially offset by higher insurance.

Our other conventional net operating income increased by $0.7 million, primarily due to increases in both revenue and expense of approximately 2.0%.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Conventional same store	$585,501	$600,907	$(15,406)	(2.6)%
Conventional redevelopment	165,480	153,983	11,497	7.5%
Other Conventional	69,329	68,126	1,203	1.8%

Total	820,310	823,016	(2,706)	(0.3)%

Property operating expenses:
Conventional same store	226,572	225,694	878	0.4%
Conventional redevelopment	65,996	65,111	885	1.4%
Other Conventional	33,690	31,527	2,163	6.9%

Total	326,258	322,332	3,926	1.2%

Property net operating income:
Conventional same store	358,929	375,213	(16,284)	(4.3)%
Conventional redevelopment	99,484	88,872	10,612	11.9%
Other Conventional	35,639	36,599	(960)	(2.6)%

Total	$494,052	$500,684	$(6,632)	(1.3)%

For the year ended December 31, 2009, as compared to 2008, our conventional segment’s proportionate property net operating income decreased $6.6 million, or 1.3%.

Our conventional same store net operating income decreased $16.3 million, or 4.3%. This decrease was primarily attributable to a $15.4 million decrease in revenue, primarily due to a 2.5% decline in rental rates and a 90 basis point decrease in occupancy, partially offset by an increase in utility reimbursements and miscellaneous income. The decrease was also attributable to a $0.9 million increase in expense, primarily due to higher insurance and personnel costs, partially offset by lower administrative costs.

Conventional redevelopment net operating income increased by $10.6 million, primarily due to an $11.5 million increase in revenue. Revenue increased due to more units in service at these properties during 2009 and an increase in utility reimbursements and miscellaneous income. This increase in revenue was partially offset by a $0.9 million increase in expense, primarily related to higher real estate taxes, partially offset by lower administrative costs.

Our other conventional net operating income decreased by $0.9 million, primarily due to a 6.9% increase in expenses partially offset by a 1.8% increase in revenues.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other (primarily redevelopment properties). Our criteria for classifying affordable properties as same store or redevelopment are consistent with those for our conventional properties described above. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Affordable same store	$116,852	$113,853	$2,999	2.6%
Other Affordable	13,710	12,695	1,015	8.0%

Total	130,562	126,548	4,014	3.2%

Property operating expenses:
Affordable same store	53,121	53,057	64	0.1%
Other Affordable	5,519	5,998	(479)	(8.0)%

Total	58,640	59,055	(415)	(0.7)%

Property net operating income:
Affordable same store	63,731	60,796	2,935	4.8%
Other Affordable	8,191	6,697	1,494	22.3%

Total	$71,922	$67,493	$4,429	6.6%

The proportionate property net operating income of our affordable segment increased $4.4 million, or 6.6%, during the year ended December 31, 2010, as compared to 2009. Affordable same store net operating income increased by $2.9 million, primarily due to a $3.0 million increase in revenue due to higher average rent ($7 per unit) and higher average physical occupancy (18 basis points). The net operating income of our other affordable properties increased by $1.5 million, primarily due to an increase in revenue driven by higher average rent ($23 per unit) and higher average occupancy.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Affordable same store	$113,853	$109,483	$4,370	4.0%
Other Affordable	12,695	12,209	486	4.0%

Total	126,548	121,692	4,856	4.0%

Property operating expenses:
Affordable same store	53,057	52,975	82	0.2%
Other Affordable	5,998	6,048	(50)	(0.8)%

Total	59,055	59,023	32	0.1%

Property net operating income:
Affordable same store	60,796	56,508	4,288	7.6%
Other Affordable	6,697	6,161	536	8.7%

Total	$67,493	$62,669	$4,824	7.7%

Our affordable segment proportionate property net operating income increased $4.8 million, or 7.7%, during the year ended December 31, 2009, as compared to 2008. Affordable same store net operating income increased $4.3 million, primarily due to increased revenue. Affordable same store revenue increased by $4.4 million, primarily due to higher average rent ($29 per unit), partially offset by lower average physical occupancy (56 basis points). The net operating income of our other affordable properties increased by $0.5 million, primarily due to an increase in revenues due to higher average rent ($43 per unit), partially offset by lower average occupancy. The increase in revenues was partially offset by an increase in expenses.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 17 to the consolidated financial statements in Item 8).

For the year ended December 31, 2010, as compared to 2009, property management revenues decreased by $2.2 million, from $5.1 million to $2.9 million, primarily due to the elimination of revenues related to properties consolidated during 2010 in connection with our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8). For the year ended December 31, 2010, as compared to 2009, expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, decreased by $3.2 million. Property management expenses decreased by $3.0 million, from $51.2 million to $48.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities and casualty losses decreased by $0.2 million, from $9.8 million to $9.6 million.

For the year ended December 31, 2009, as compared to 2008, property management revenues decreased by $1.3 million, from $6.4 million to $5.1 million, primarily due to a decrease in the number of managed properties due to asset sales. For the year ended December 31, 2009, as compared to 2008, expenses not allocated to our conventional or affordable segments decreased by $16.5 million. Property management expenses decreased by $16.6 million, from $67.8 million to $51.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities, and casualty losses increased by $0.1 million.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, asset management and tax credit revenues decreased $14.3 million. This decrease is attributable to an $8.7 million decrease in income related to our affordable housing tax credit syndication business. Approximately $3.8 million of this decrease is due to the delivery of historic credits during 2009 for which no comparable credits were delivered during 2010, and the remainder of the decrease is primarily due to a reduction in amortization of deferred tax credit income. Asset management and tax credit revenues also decreased due to a $2.0 million decrease in current asset management fees due to the elimination of fees on newly consolidated properties, for which the benefit of these fees is now included in noncontrolling interests in consolidated real estate partnerships, a $1.9 million decrease in disposition and other fees we earn in connection with transactional activities, and a $1.7 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, asset management and tax credit revenues decreased $49.0 million. This decrease is primarily attributable to a $42.8 million decrease in promote income due to fewer sales of joint venture assets in 2009, a $7.6 million decrease in other general partner transactional fees, and a $2.2 million decrease in asset management fees, partially offset by a $3.6 million increase in revenues related to our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel that perform asset management and tax credit activities. For the year ended December 31, 2010, compared to the year ended December 31, 2009, investment management expenses decreased $1.3 million. This decrease is primarily due to a $4.3 million reduction in personnel and related costs from our organizational restructurings, partially offset by a $3.0 million net increase in expenses, primarily related to our write off of previously deferred costs related to tax credit projects we recently abandoned.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, investment management expenses decreased $9.0 million, primarily due to reductions in personnel and related costs from our organizational restructurings (see Note 4 to the consolidated financial statements in Item 8) and a reduction in transaction costs, which in 2008 include the retrospective application of SFAS 141(R).

Depreciation and Amortization

For the year ended December 31, 2010, compared to the year ended December 31, 2009, depreciation and amortization decreased $1.6 million, or 0.4%. This decrease was primarily due to depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties. This decrease was partially offset by an increase in depreciation primarily related to properties we consolidated during 2010 based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8) and completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $51.2 million, or 13.6%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects placed in service in the latter part of 2009.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of operations for the year ended December 31, 2008 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2010 or 2009.

General and Administrative Expenses

For the year ended December 31, 2010, compared to the year ended December 31, 2009, general and administrative expenses decreased $3.3 million, or 5.8%. This decrease is primarily attributable to net reductions in personnel and related expenses, partially offset by an increase in information technology outsourcing costs.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $23.7 million, or 29.5%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

As a result of our restructuring activities, our general and administrative expense as a percentage of total revenues has decreased from 6.8% in 2008, to 5.0% in 2009 and 4.7% in 2010.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, other expenses, net decreased by $5.0 million. During 2009, we settled certain litigation matters resulting in a net expense in our operations, and in 2010 we settled certain litigation matters that resulted in a net gain in our operations. The effect of the expense in 2009 and gain in 2010 resulted in a $14.8 million decrease in other expenses, net from 2009 to 2010. This decrease was partially offset by an increase in the cost of our insurance (net of a reduction in the number of properties insured from 2009 to 2010).

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $6.8 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.8 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. For the year ended December 31, 2010, we recognized no similar restructuring costs.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest income increased $2.1 million, or 21.0%. Interest income increased during 2010 primarily due to an increase of accretion income related to a change in timing and amount of collection for certain of our discounted notes, including several notes that were repaid in advance of their maturity dates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.4 million, or 51.2%. Interest income decreased by $8.8 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

Provision for Losses on Notes Receivable

During the years ended December 31, 2010, 2009 and 2008, we recognized net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As further discussed in Note 5 to the consolidated financial statements in Item 8, we have an investment in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California.

Based upon the profit allocation agreement, we account for this investment as a note receivable. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.9 million, $0.8 million and $1.3 million during the years ended December 31, 2010, 2009 and 2008, respectively.

Interest Expense

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest expense, which includes the amortization of deferred financing costs, increased by less than $0.1 million. Property related interest expense increased by $7.6 million, due to a $3.3 million increase related to properties newly consolidated in 2010 (see Note 2 to our consolidated financial statements in Item 8 for further discussion of our adoption of ASU 2009-17) and an increase related to properties refinanced with higher average outstanding balances, partially offset by lower average rates. The increase in property related interest expense was substantially offset by a $7.6 million decrease in corporate interest expense, primarily due to a decrease in the average outstanding balance on our term loan, which we repaid during July 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest expense increased $1.1 million, or 0.3%. Property related interest expense increased by $20.5 million, primarily due to a $14.2 million decrease in capitalized interest due to a reduction in redevelopment during 2009, and an increase of $5.1 million related to properties refinanced with higher average rates, partially offset by lower average outstanding balances during 2009. The increase in property related interest expense was offset by a $19.4 million decrease in corporate interest expense, primarily due to lower average outstanding balances and lower average rates during 2009.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, equity in losses of unconsolidated real estate partnerships increased $11.7 million. During the three months ended December 31, 2010, certain of our consolidated investment partnerships, including those we consolidated in 2010 in connection with our adoption of ASU 2009-17, reduced by $9.8 million their investment balances related to unconsolidated low income housing tax credit partnerships based on a reduction in the remaining tax credits to be delivered. This increase in equity in losses was in addition to an increase in equity in losses from real estate operations due to an increase in the number of unconsolidated partnerships, resulting from our consolidation during 2010 of additional investment partnerships that hold investments in unconsolidated real estate partnerships. These losses had an insignificant effect on net loss attributable to Aimco during 2010 as substantially all of the results of these consolidated investment partnerships are attributed to the noncontrolling interests in these entities.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, equity in losses of unconsolidated real estate partnerships increased $6.7 million. The increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, gain on dispositions of unconsolidated real estate and other decreased $10.9 million. This decrease is primarily attributable to $8.6 million of additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership and a $4.0 million gain from the disposition of our interest in a group purchasing organization during 2009.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $75.8 million. This decrease is primarily attributable to a net gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in several unconsolidated real estate partnerships.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, income tax benefit increased by $0.9 million, from $17.5 million to $18.4 million. This increase in income tax benefit was primarily due to increased losses of our taxable subsidiaries, and was substantially offset by the $8.1 million tax benefit we recognized in 2009 related to the impairment of our investment in Casden Properties, LLC, for which no similar benefit was recognized in 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $39.1 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC. The decrease in tax benefit from 2008 to 2009 related to these impairment losses was in addition to a decrease in tax benefit primarily due to larger losses by our taxable subsidiaries during 2008 as compared to 2009, including restructuring costs incurred in 2008 and a reduction in personnel and other costs in 2009 as a result of the organizational restructurings.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2010 and 2009, income from discontinued operations totaled $76.3 million and $156.8 million, respectively. The $80.5 million decrease in income from discontinued operations was principally due to a $129.9 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2010 as compared to 2009, partially offset by a $21.0 million decrease in operating loss (inclusive of a $41.9 million decrease in real estate impairment losses) and a $34.9 million decrease in interest expense.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $156.8 million and $744.9 million, respectively. The $588.1 million decrease in income from discontinued operations was principally due to a $541.1 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $112.8 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $59.8 million decrease in interest expense and a $44.9 million increase in income tax benefit for 2009.

During the year ended December 31, 2010, we sold 51 consolidated properties for gross proceeds of $401.4 million and net proceeds of $118.4 million, resulting in a net gain on sale of approximately $86.1 million (which is net of $8.8 million of related income taxes). During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.1 million (which is net of $43.1 million of related income taxes).

For the years ended December 31, 2010, 2009 and 2008, income from discontinued operations includes the operating results of the properties sold during the year ended December 31, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2010, we allocated net losses of $13.3 million to noncontrolling interests in consolidated real estate partnerships as compared to net income of $22.5 million allocated to these noncontrolling interests during the year ended December 31, 2009, a variance of $35.8 million. This change was substantially attributed to a decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate from 2009 to 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interest partners’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During 2011, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during 2011, the reduction in the estimated holding period for these assets may result in additional impairment losses.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use. During the years ended December 31, 2010, 2009 and 2008, we recognized impairment losses of $12.7 million, $54.5 million and $27.4 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2010, 2009 and 2008 we recorded net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively. The reductions from 2008 to 2010 are primarily due to a reduced level of redevelopment activities.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market, and the CMBS market is showing signs of recovery. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred OP Units. At December 31, 2010, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income

(or increase our net loss) attributable to the Partnership’s common unitholders by approximately $4.2 million on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2010, we had total rate of return swap positions with two financial institutions with notional amounts totaling $277.3 million. Swaps with notional amounts of $248.1 million and $29.2 million had maturity dates in May 2012 and October 2012, respectively. During the year ended December 31, 2010, we received net cash receipts of $20.9 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in 2011. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.6% at December 31, 2010. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps during 2011, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2010, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional information regarding these arrangements, including the current swap maturity dates and disclosures regarding fair value measurements.

As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our $300.0 million revolving credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

At December 31, 2010, we had $111.3 million in cash and cash equivalents, an increase of $30.1 million from December 31, 2009. At December 31, 2010, we had $201.4 million of restricted cash, a decrease of $17.3 million from December 31, 2009. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2010, our net cash provided by operating activities of $257.5 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities increased $23.7 million compared with the year ended December 31, 2009, primarily due to decreases in interest paid and other working capital expenditures, including payments related to our restructuring accruals, in 2010 as compared to 2009, partially offset by a decrease in property net operating income, primarily due to property sales during 2009 and 2010.

Investing Activities

For the year ended December 31, 2010, our net cash provided by investing activities of $86.6 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2010, we sold 51 consolidated properties. These properties were sold for an aggregate sales price of $402.5 million, generating proceeds totaling $387.9 million after the payment of transaction costs and debt prepayment penalties. The $387.9 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay or pay down property debt and for other corporate purposes.

Capital expenditures totaled $178.9 million during the year ended December 31, 2010, and consisted primarily of Capital Improvements and Capital Replacements, and to a lesser extent included spending for redevelopment projects and casualties. In 2011, we expect to increase our redevelopment spending on conventional properties from approximately $30.0 million in 2010 to approximately $50.0 million to $75.0 million. We generally fund capital additions with cash provided by operating activities, working capital and property sales.

Financing Activities

For the year ended December 31, 2010, net cash used in financing activities of $314.0 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders, distributions to noncontrolling interests and our redemption and repurchase of preferred OP Units. Proceeds from property loans and our issuance of preferred stock partially offset the cash outflows.

Property Debt

At December 31, 2010 and 2009, we had $5.5 billion and $5.6 billion, respectively, in consolidated property debt outstanding, which included $240.0 million at December 31, 2009, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2010, we refinanced or closed property loans on 23 properties generating $449.4 million of proceeds from borrowings with a weighted average interest rate of 5.42%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $138.9 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. During 2010, we amended the Credit Agreement to, among other things, increase the revolving commitments from $180.0 million to $300.0 million, extend the maturity from May 2012 to May 2014 (both inclusive of a one year extension option) and reduce the LIBOR floor on the facility’s base interest rate from 2.00% to 1.50%. During 2010, we also repaid in full the remaining $90.0 million term loan that was outstanding as of December 31, 2009.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

At December 31, 2010, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2010, was $260.3 million (after giving effect to $39.7 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended December 31, 2010, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.57:1 and a ratio of earnings to fixed charges of 1.33:1. We expect to remain in compliance with these covenants during 2011. In the first quarter of 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the year ended December 31, 2010, we paid cash distributions totaling $60.2 million and $50.3 million to preferred unitholders and common unitholders, respectively.

During the year ended December 31, 2010, Aimco sold 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock for net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses of $3.3 million), and Aimco sold 600,000 shares of its Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds from these offerings to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units and 600,000 common OP Units. We used the proceeds from the common OP unit issuance primarily to fund the acquisition of noncontrolling limited partnership interests for certain consolidated real estate partnerships.

During the year ended December 31, 2010, Aimco repurchased 20 shares, or $10.0 million in liquidation preference, of its CRA Preferred Stock for $7.0 million, and primarily using the proceeds from its issuance of preferred stock discussed above, Aimco redeemed the 4,040,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock for $101.0 million plus accrued and unpaid dividends of $2.2 million. Concurrent with Aimco’s repurchase and redemption, we repurchased from Aimco an equivalent number of our CRA Preferred Units and redeemed from Aimco all of the outstanding Class G Cumulative Preferred Units.

Pursuant to the ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

During the year ended December 31, 2010, we paid cash distributions of $44.5 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2010 and late 2009.

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2010 (amounts in thousands):

		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Long-term debt(1)	$5,504,801	$288,990	$986,396	$941,339	$3,288,076
Interest related to long-term debt(2)	2,223,580	308,220	550,958	447,195	917,207
Leases for space(3)	14,400	6,334	5,780	1,436	850
Other obligations(4)	3,750	3,750	—	—	—

Total	$7,746,531	$607,294	$1,543,134	$1,389,970	$4,206,133

(1)	Includes scheduled principal amortization and maturity payments related to our long-term debt.

(2)	Includes interest related to both fixed rate and variable rate debt. Interest related to variable rate debt is estimated based on the rate effective at December 31, 2010. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008.

(4)	Represents a commitment to fund $3.8 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2010, we had $679.5 million (liquidation value) of perpetual preferred units held by Aimco outstanding with annual dividend yields ranging from 1.5% (variable) to 8.0%, and $82.6 million (liquidation value) of redeemable preferred units outstanding with annual distribution yields ranging from 1.8% to 8.8%, or equal to the dividends paid on common OP Units based on the conversion terms. As further discussed in Note 11 to the consolidated financial statements in Item 8, Aimco has a potential obligation to repurchase $20.0 million in liquidation preference its Series A Community Reinvestment Act Preferred Stock over the next two years for $14.0 million. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our Series A Community Reinvestment Act Preferred Units.

As discussed in Note 5 to the consolidated financial statements in Item 8, we have notes receivable collateralized by second mortgages on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The obligor’s right to exercise the put is dependent upon the achievement of specified operating performance thresholds.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes or accounts receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of-return swaps to obtain the benefit of variable rates on certain of our fixed rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

As of December 31, 2010, on a consolidated basis, we had approximately $470.3 million of variable-rate indebtedness outstanding and $57.0 million of variable rate preferred OP Units outstanding. Of the total debt subject to variable interest rates, floating rate tax-exempt bond financing was approximately $374.4 million. Floating rate tax-exempt bond financing is benchmarked against the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate, which since 1989 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $3.9 million and $4.2 million, respectively on an annual basis.

At December 31, 2010, we had approximately $450.4 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates indexed to LIBOR-based rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred stock discussed above.

We estimate the fair value for our debt instruments using present value techniques that include income and market valuation approaches with market rates for debt with the same or similar terms. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively. The combined carrying value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.5 billion and $5.7 billion at December 31, 2010 and 2009, respectively. See Note 6 and Note 7 to the consolidated financial statements in Item 8 for further details on our consolidated debt. Refer to Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments. If market rates for our fixed-rate debt were higher by 100 basis points with constant credit risk spreads, the estimated fair value of our debt discussed above would have decreased from $5.6 billion to $5.3 billion. If market rates for our debt discussed above were lower by 100 basis points with constant credit risk spreads, the estimated fair value of our fixed-rate debt would have increased from $5.6 billion to $6.0 billion.

Item 8.	Financial Statements and Supplementary Data

The independent registered public accounting firm’s report, consolidated financial statements and schedule listed in the accompanying index are filed as part of this report and incorporated herein by this reference. See “Index to Financial Statements” on page F-1 of this Annual Report.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Management’s Report on Internal Control Over Financial Reporting

Management of the Partnership is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act as a process designed by, or under the supervision of, the General Partner’s principal executive and principal financial officers, or persons performing similar functions, and effected by the General Partner’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of the General Partner’s management and directors of the Partnership; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on the assessment, management concluded that, as of December 31, 2010, the Partnership’s internal control over financial reporting is effective.

The Partnership’s independent registered public accounting firm has issued an attestation report on the Partnership’s internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

The Partners
AIMCO Properties, L.P.

We have audited AIMCO Properties, L.P.’s (the “Partnership”) internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Partnership’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2010, and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

The board of directors of the General Partner consists of Terry Considine and Miles Cortez. The officers of Aimco are also the officers of the General Partner and hold the same titles. Additional information required by this item is presented under the captions “Board of Directors and Executive Officers” and “Corporate Governance Matters — Code of Ethics” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the General Partner’s executive officers and directors, and persons who own more than ten percent of a registered class of OP Units, to file reports (Forms 3, 4 and 5) of unit ownership and changes in unit ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of OP Units are required by SEC regulations to furnish us with copies of all such forms that they file. Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the year ended December 31, 2010, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the period ended December 31, 2010, all filing requirements were complied with by the General Partner’s executive officers and directors and beneficial owners of more than ten percent of OP Units.

Audit Committee and Nominating and Corporate Governance Committee. The board of directors of the General Partner does not have a separate audit committee or nominating and corporate governance committee. Based on the structure of the Partnership and its relationship to Aimco, which has a separate audit committee and nominating and corporate governance committee, committees are not warranted for the Partnership. The audit committee of Aimco’s board of directors makes determinations concerning the engagement of the independent registered public accounting firm for Aimco and its subsidiaries, including the Partnership. In addition, the Aimco audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal control over financial reporting. The Aimco audit committee currently consists of James N. Bailey, Richard S. Ellwood, Thomas L. Keltner, J. Landis Martin, Robert A. Miller, Kathleen M. Nelson and Michael A. Stein. Aimco’s board of directors has determined that Michael A. Stein is an “audit committee financial expert.” Aimco’s board of directors has also determined that each member of the audit committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

Item 11.	Executive Compensation

The information required by this item is presented under the captions “Compensation Discussion & Analysis,” “Compensation and Human Resources Committee Report to Stockholders,” “Summary Compensation Table,” “Grants of Plan-Based Awards in 2010,” “Outstanding Equity Awards at Fiscal Year End 2010,” “Option Exercises and Stock Vested in 2010,” and “Potential Payments Upon Termination or Change in Control” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner do not receive additional compensation for serving as directors.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The board of directors of the General Partner consists of Messrs. Considine and Cortez. Additional information required by this item is presented under the captions “Security Ownership of Certain Beneficial Owners and Management” and “Securities Authorized for Issuance Under Equity Compensation Plans” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. As of February 22, 2011, AIMCO-LP Trust held approximately 93% of the common partnership units outstanding.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Information required by this item is presented under the caption “Certain Relationships and Related Transactions” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference. The directors of the General Partner are not independent.

Item 14.	Principal Accountant Fees and Services

The information required by this item is presented under the caption “Principal Accountant Fees and Services” in the proxy statement for Aimco’s 2011 annual meeting of stockholders and is incorporated herein by reference.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)(1)	The financial statements listed in the Index to Financial Statements on Page F-1 of this report are filed as part of this report and incorporated herein by reference.
(a)(2)	The financial statement schedule listed in the Index to Financial Statements on Page F-1 of this report is filed as part of this report and incorporated herein by reference.
(a)(3)	The Exhibit Index is incorporated herein by reference.

INDEX TO EXHIBITS(1)(2)

Exhibit
No.	Description

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.4	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
10.5	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.6	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.7	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)

Exhibit
No.	Description

10.8	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.9	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.10	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.11	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)
10.12	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.13	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.14	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.15	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.16	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.17	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)

Exhibit
No.		Description

10.18		Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.19		Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by this reference)*
10.20		Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.21		Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.22		2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.23		Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.24		Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.25		2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1		List of Subsidiaries
23.1		Consent of Independent Registered Public Accounting Firm
31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement re: disclosure of long-term debt instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

By:	/s/ TERRY CONSIDINE Terry Considine Chairman of the Board and Chief Executive Officer

Date: February 24, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Chairman of the Board and Chief Executive Officer of the registrant’s general partner (principal executive officer)	February 24, 2011

/s/ MILES CORTEZ Miles Cortez	Director, Executive Vice President and Chief Administrative Officer of the registrant’s general partner	February 24 2011

/s/ ERNEST M. FREEDMAN Ernest M. Freedman	Executive Vice President and Chief Financial Officer of the registrant’s general partner (principal financial officer)	February 24, 2011

/s/ PAUL BELDIN Paul Beldin	Senior Vice President and Chief Accounting Officer of the registrant’s general partner (principal accounting officer)	February 24, 2011

AIMCO PROPERTIES, L.P.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, during 2010 the Company adopted the provisions of Financial Accounting Standards Board, or FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, and during 2009 adopted FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (codified in FASB Accounting Standards Codification Topic 810).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands)

ASSETS
Real estate:
Buildings and improvements	$7,328,734	$7,130,309
Land	2,139,431	2,121,044

Total real estate	9,468,165	9,251,353
Less accumulated depreciation	(2,934,407)	(2,539,521)

Net real estate ($867,053 and $850,398 related to VIEs)	6,533,758	6,711,832
Cash and cash equivalents ($34,808 and $23,366 related to VIEs)	111,325	81,260
Restricted cash ($55,186 and $56,179 related to VIEs)	201,406	218,660
Accounts receivable, net ($13,582 and $20,766 related to VIEs)	49,855	59,822
Accounts receivable from affiliates, net	8,392	23,744
Deferred financing costs, net	48,032	50,282
Notes receivable from unconsolidated real estate partnerships, net	10,896	14,295
Notes receivable from non-affiliates, net	126,726	125,269
Notes receivable from Aimco	17,230	16,371
Investment in unconsolidated real estate partnerships ($54,374 and $99,460 related to VIEs)	58,151	104,193
Other assets	170,589	185,816
Deferred income tax assets, net	58,736	42,015
Assets held for sale	—	288,580

Total assets	$7,395,096	$7,922,139

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($212,245 and $211,691 related to VIEs)	$514,506	$574,926
Non-recourse property loans payable ($442,055 and $385,453 related to VIEs)	4,943,277	4,761,493
Term loan	—	90,000
Other borrowings ($15,486 and $15,665 related to VIEs)	47,018	53,057

Total indebtedness	5,504,801	5,479,476

Accounts payable	27,322	29,819
Accrued liabilities and other ($79,170 and $62,503 related to VIEs)	250,106	286,328
Deferred income	150,815	178,878
Security deposits	35,322	34,052
Liabilities related to assets held for sale	—	246,556

Total liabilities	5,968,366	6,255,109

Redeemable preferred units (Note 11)	103,428	116,656
Commitments and contingencies (Note 8)	—	—
Partners’ capital:
Preferred units	657,601	660,500
General Partner and Special Limited Partner	264,182	521,692
Limited Partners	158,401	95,990
High Performance Units	(44,892)	(40,313)
Investment in Aimco Class A Common Stock	(4,397)	(4,621)

Partners’ capital attributable to the Partnership	1,030,895	1,233,248

Noncontrolling interests in consolidated real estate partnerships	292,407	317,126

Total partners’ capital	1,323,302	1,550,374

Total liabilities and partners’ capital	$7,395,096	$7,922,139

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands, except per unit data)

REVENUES:
Rental and other property revenues	$1,109,381	$1,081,250	$1,080,048
Asset management and tax credit revenues	35,553	49,853	98,830

Total revenues	1,144,934	1,131,103	1,178,878

OPERATING EXPENSES:
Property operating expenses	510,179	506,803	519,241
Investment management expenses	14,487	15,779	24,784
Depreciation and amortization	426,060	427,666	376,473
Provision for operating real estate impairment losses	352	2,329	—
Provision for impairment losses on real estate development assets	—	—	91,138
General and administrative expenses	53,365	56,640	80,376
Other expenses, net	9,982	14,950	21,749
Restructuring costs	—	11,241	22,802

Total operating expenses	1,014,425	1,035,408	1,136,563

Operating income	130,509	95,695	42,315
Interest income	11,990	9,911	20,329
Provision for losses on notes receivable, net	(949)	(21,549)	(17,577)
Interest expense	(312,576)	(312,534)	(311,448)
Equity in losses of unconsolidated real estate partnerships	(23,112)	(11,401)	(4,736)
Gain on dispositions of unconsolidated real estate and other, net	10,675	21,570	97,403

Loss before income taxes and discontinued operations	(183,463)	(218,308)	(173,714)
Income tax benefit	18,433	17,487	56,574

Loss from continuing operations	(165,030)	(200,821)	(117,140)
Income from discontinued operations, net	76,265	156,841	744,928

Net (loss) income	(88,765)	(43,980)	627,788
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	13,301	(22,442)	(155,749)

Net (loss) income attributable to the Partnership	(75,464)	(66,422)	472,039
Net income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Net income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.41	0.77	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Weighted average common units outstanding — basic and diluted	124,747	123,180	98,249

Distributions declared per common unit	$0.30	$0.40	$7.48

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARNERS’ CAPITAL
For the Years Ended December 31, 2010, 2009 and 2008

		General				Partners’
		Partner			Investment	Capital
		and Special		High	In Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	Controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Balances at December 31, 2007	$815,053	664,283	253,652	(28,740)	(6,151)	1,698,097	454,229	2,152,326
Redemption of preferred units held by Aimco	(27,000)	2,160	—	—	—	(24,840)	—	(24,840)
Common units redeemed by Limited Partners to Special Limited Partner	—	4,182	(4,182)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,671	—	—	—	1,671	—	1,671
Contribution from Aimco related to stock option exercises	—	481	—	—	—	481	—	481
Amortization of Aimco stock-based compensation	—	17,573	—	—	—	17,573	—	17,573
Contributions from noncontrolling interests	—	—	—	—	—	—	6,854	6,854
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	14,969	14,969
Redemption of partnership units held by non-Aimco partners	(976)	—	(2,046)	(1,146)	—	(4,168)	—	(4,168)
Repurchase of common units related to Aimco common stock repurchases	—	(473,532)	—	—	—	(473,532)	—	(473,532)
Other, net	(1,083)	(488)	(8)	388	—	(1,191)	(572)	(1,763)
Net income	61,354	370,729	30,059	9,897	—	472,039	155,749	627,788
Common units issued to Aimco pursuant to Special Distributions	—	487,477	—	—	—	487,477	—	487,477
Distributions to noncontrolling interests	—	—	—	—	—	—	(249,456)	(249,456)
Distributions to common unitholders	—	(675,416)	(50,896)	(17,662)	1,042	(742,932)	—	(742,932)
Distributions to preferred unitholders	(62,700)	—	—	—	—	(62,700)		(62,700)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(88,148)	—	—	—	—	(88,148)	—	(88,148)
Adjustment to reflect Limited Partners’ capital at redemption value	—	144,118	(144,118)	—	—	—	—	—

Balances at December 31, 2008	696,500	543,238	82,461	(37,263)	(5,109)	1,279,827	381,773	1,661,600
Redemption of preferred units held by Aimco	(6,000)	1,800	—	—	—	(4,200)	—	(4,200)
Common units redeemed by Limited Partners to Special Limited Partner	—	7,085	(7,085)	—	—	—	—	—
Amortization of Aimco stock-based compensation	—	8,007	—	—	—	8,007	—	8,007
Contributions from noncontrolling interests	—	—	—	—	—	—	5,535	5,535
Redemption of partnership units held by non-Aimco partners	—	—	(980)	—	—	(980)	—	(980)
Other, net	—	4,164	—	—	—	4,164	(720)	3,444
Net income (loss)	50,566	(114,390)	(6,539)	(2,347)	—	(72,710)	22,442	(50,268)
Common units issued to Aimco pursuant to Special Distributions	—	148,746	—	—	—	148,746	—	148,746
Distributions to noncontrolling interests	—	—	—	—	—	—	(91,904)	(91,904)
Distributions to common unitholders	—	(46,880)	(1,945)	(703)	488	(49,040)	—	(49,040)
Distributions to preferred unitholders	(50,566)	—	—	—	—	(50,566)	—	(50,566)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(30,000)	—	—	—	—	(30,000)	—	(30,000)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(30,078)	30,078	—	—	—	—	—

Balances at December 31, 2009	660,500	521,692	95,990	(40,313)	(4,621)	1,233,248	317,126	1,550,374
Issuance of preferred units to Aimco	98,101	(3,346)	—	—	—	94,755	—	94,755
Redemption of preferred units held by Aimco	(102,511)	4,511	—	—	—	(98,000)	—	(98,000)
Common units issued to Aimco	—	14,046	—	—	—	14,046	—	14,046
Common units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	6,854	—	—	6,854	—	6,854
Redemption of partnership units held by non-Aimco partners	—	—	(3,495)	(76)	—	(3,571)	—	(3,571)
Repayments on Aimco officer notes	—	577	—	—	—	577	—	577
Contribution from Aimco related to employee stock purchases, net	—	2,176	—	—	—	2,176	—	2,176
Amortization of Aimco stock-based compensation	—	8,182	—	—	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances (Note 2)	—	—	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities (Note 3)	—	(25,586)	(1,291)	(514)	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle (Note 2)	—	(25,759)	(1,340)	(521)	—	(27,620)	50,775	23,155
Change in accumulated other comprehensive loss	—	(875)	(45)	(18)	—	(938)	(167)	(1,105)
Other, net	—	(472)	—	—	—	(472)	1,876	1,404
Net income (loss)	53,590	(125,018)	(6,486)	(2,514)	—	(80,428)	(13,301)	(93,729)
Distributions to noncontrolling interests	—	—	—	—	—	—	(44,463)	(44,463)
Distributions to common unitholders	—	(35,304)	(2,428)	(936)	224	(38,444)	—	(38,444)
Distributions to preferred unitholders	(52,079)	—	—	—	—	(52,079)	—	(52,079)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(70,642)	70,642	—	—	—	—	—

Balances at December 31, 2010	$657,601	$264,182	$158,401	$(44,892)	$(4,397)	$1,030,895	$292,407	$1,323,302

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(88,765)	$(43,980)	$627,788

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	426,060	427,666	376,473
Provision for impairment losses on real estate development assets	—	—	91,138
Provision for operating real estate impairment losses	352	2,329	—
Equity in losses of unconsolidated real estate partnerships	23,112	11,401	4,736
Gain on dispositions of unconsolidated real estate and other	(10,675)	(21,570)	(97,403)
Income tax benefit	(18,433)	(17,487)	(56,574)
Stock-based compensation expense	7,331	6,666	13,833
Amortization of deferred loan costs and other	9,742	10,399	9,432
Distributions of earnings from unconsolidated entities	1,231	4,893	14,619
Discontinued operations:
Depreciation and amortization	10,773	67,902	139,075
Gain on disposition of real estate	(94,901)	(221,770)	(800,270)
Other adjustments to income from discontinued operations	20,210	52,531	70,585
Changes in operating assets and operating liabilities:
Accounts receivable	25,561	27,067	4,848
Other assets	15,708	18,134	74,425
Accounts payable, accrued liabilities and other	(69,806)	(90,369)	(32,337)

Total adjustments	346,265	277,792	(187,420)

Net cash provided by operating activities	257,500	233,812	440,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	—	(112,655)
Capital expenditures	(178,929)	(300,344)	(665,233)
Proceeds from dispositions of real estate	218,571	875,931	2,060,344
Proceeds from sale of interests and distributions from real estate partnerships	19,707	25,067	94,277
Purchases of partnership interests and other assets	(9,399)	(6,842)	(28,121)
Originations of notes receivable	(1,190)	(5,778)	(6,911)
Proceeds from repayment of notes receivable	5,699	5,264	8,929
Net increase in cash from consolidation and deconsolidation of entities	13,128	98	241
Distributions received from Aimco	224	488	1,042
Other investing activities	18,788	36,858	(6,002)

Net cash provided by investing activities	86,599	630,742	1,345,911

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	449,384	772,443	949,549
Principal repayments on property loans	(426,662)	(1,076,318)	(1,291,543)
Proceeds from tax-exempt bond financing	—	15,727	50,100
Principal repayments on tax-exempt bond financing	(66,466)	(157,862)	(217,361)
Payments on term loans	(90,000)	(310,000)	(75,000)
(Payments on) proceeds from other borrowings	(13,469)	(40,085)	21,367
Proceeds from issuance of preferred units to Aimco	96,110	—	—
Proceeds from issuance of common units to Aimco	14,350	—	—
Repurchases and redemptions of preferred units from Aimco	(108,000)	(4,200)	(24,840)
Repurchase of common units from Aimco	—	—	(502,296)
Proceeds from Aimco Class A Common Stock option exercises	1,806	—	481
Payment of distributions to preferred units	(60,165)	(59,172)	(62,733)
Payment of distributions to General Partner and Special Limited Partner	(46,953)	(95,823)	(213,328)
Payment of distributions to Limited Partners	(2,428)	(15,403)	(55,770)
Payment of distributions to High Performance Units	(936)	(5,580)	(18,757)
Payment of distributions to noncontrolling interests	(44,463)	(92,421)	(248,537)
Other financing activities	(16,142)	(14,276)	(8,396)

Net cash used in financing activities	(314,034)	(1,082,970)	(1,697,064)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,065	(218,416)	89,215
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	81,260	299,676	210,461

CASH AND CASH EQUIVALENTS AT END OF YEAR	$111,325	$81,260	$299,676

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$311,432	$348,341	$434,645
Cash paid for income taxes	1,899	4,560	13,780
Non-cash transactions associated with the disposition of real estate:
Secured debt assumed in connection with the disposition of real estate	157,629	314,265	157,394
Issuance of notes receivable in connection with the disposition of real estate	4,544	3,605	10,372
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	80,629	6,058	25,830
Investments in and notes receivable primarily from affiliated entities	41,903	4,326	4,497
Restricted cash and other assets	3,290	(1,682)	5,483
Non-recourse debt	61,211	2,031	22,036
Noncontrolling interests in consolidated real estate partnerships	57,099	2,225	11,896
Accounts payable, accrued and other liabilities	20,640	4,544	2,124
Other non-cash transactions:
Redemption of common OP Units for Aimco Class A Common Stock	—	7,085	4,182
Cancellation of notes receivable from officers of Aimco	(251)	(1,452)	(385)
Common OP Units issued to Aimco pursuant to special distributions (Note 11)	—	(148,746)	(487,477)
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships (Note 3)	6,854	—	—

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of December 31, 2010, we:

•	owned an equity interest in 219 conventional real estate properties with 68,972 units;

•	owned an equity interest in 228 affordable real estate properties with 26,540 units; and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	provided services for or managed 27,182 units in 321 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 217 conventional properties with 67,668 units and 182 affordable properties with 22,207 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 17) during the year ended December 31, 2010. Any reference to the number of properties or units is unaudited.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units. At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries.

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests held in consolidated real estate partnerships by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Effective January 1, 2010, we adopted the provisions of FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, on a prospective basis. ASU 2009-17, which modified the guidance in FASB ASC Topic 810, introduced a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIEs economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As a result of our adoption of ASU 2009-17, we concluded we are the primary beneficiary of, and therefore consolidated, 49 previously unconsolidated partnerships. Those partnerships own, or control other entities that own, 31 apartment properties. Our direct and indirect interests in the profits and losses of those partnerships range from less than 1% to 35%, and average approximately 7%. We applied the practicability exception for initial measurement of consolidated VIEs to partnerships that own 13 properties and accordingly recognized the consolidated assets, liabilities and noncontrolling interests at fair value effective January 1, 2010 (refer to the Fair Value Measurements section for further information regarding certain of the fair value amounts recognized upon consolidation). We deconsolidated partnerships that own ten apartment properties in which we hold an average interest of approximately 55%. The initial consolidation and deconsolidation of these partnerships resulted in increases (decreases), net of intercompany eliminations, in amounts included in our consolidated balance sheet as of January 1, 2010, as follows (in thousands):

	Consolidation	Deconsolidation

Real estate, net	$143,986	$(86,151)
Cash and cash equivalents and restricted cash	25,056	(7,425)
Accounts and notes receivable	(12,249)	6,002
Investment in unconsolidated real estate partnerships	31,579	11,302
Other assets	3,870	(1,084)

Total assets	$192,242	$(77,356)

Total indebtedness	$129,164	$(56,938)
Accrued and other liabilities	34,426	(14,921)

Total liabilities	163,590	(71,859)

Cumulative effect of a change in accounting principle:
Noncontrolling interests	59,276	(8,501)
The Partnership	(30,624)	3,004

Total partners’ capital	28,652	(5,497)

Total liabilities and partners’ capital	$192,242	$(77,356)

In periods prior to 2009, when consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge to earnings equal to the amount of such excess distribution, even though there was no economic effect or cost. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carrying amount of the noncontrolling interest. Consolidation of a partnership does not ordinarily result in a change to the net amount of partnership income or loss that is recognized using the equity method. However, prior to 2009, when a partnership had a deficit in equity, accounting principles generally accepted in the United States of America, or GAAP, may have required the controlling partner that consolidates the partnership to recognize any losses that would otherwise be allocated to noncontrolling partners, in addition to the controlling partner’s share of losses. Certain of the partnerships that we consolidated in accordance with ASU 2009-17 had deficits in equity that resulted from losses or deficit distributions during prior periods when we accounted for our investment using the equity method. We would have been required to recognize the noncontrolling partners’ share of those losses had we consolidated those partnerships in those periods prior to 2009. In accordance with our prospective transition method for the adoption of ASU 2009-17 related to our consolidation of previously unconsolidated partnerships, we recorded a $30.6 million charge to our partners’ capital, the majority of which was attributed to the cumulative amount of additional losses that we would have recognized had we applied ASU 2009-17 in periods prior to 2009. Substantially all of those losses were attributable to real estate depreciation expense.

Our consolidated statements of operations for the year ended December 31, 2010, include the following amounts for the entities and related real estate properties consolidated as of January 1, 2010, in accordance with ASU 2009-17 (in thousands):

2010

Rental and other property revenues	$32,216
Property operating expenses	(19,192)
Depreciation and amortization	(10,624)
Other expenses	(2,038)

Operating income	362
Interest income	33
Interest expense	(8,370)
Equity in losses of unconsolidated real estate partnerships	(17,895)
Gain on disposition of unconsolidated real estate and other	7,360

Net loss	(18,510)
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	19,328

Net income attributable to the Partnership	$818

Our equity in the results of operations of the partnerships and related properties we deconsolidated in connection with our adoption of ASU 2009-17 is included in equity in earnings or losses of unconsolidated real estate partnerships in our consolidated statements of operations for the year ended December 31, 2010. The amounts related to these entities are not significant.

As of December 31, 2010, we were the primary beneficiary of, and therefore consolidated, approximately 137 VIEs, which owned 96 apartment properties with 14,054 units. Real estate with a carrying value of $867.1 million collateralized $654.3 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of December 31, 2010, we also held variable interests in 276 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 329 apartment properties with 20,570 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $48.9 million at December 31, 2010, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $5.5 million at December 31, 2010, is held through consolidated investment partnerships that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $5.5 million recorded investment in such entities.

In addition to our investments in unconsolidated VIEs discussed above, at December 31, 2010, we had in aggregate $101.7 million of receivables from unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.8 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We adopted the provisions of FASB Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No. 141, or SFAS 141(R), which are codified in FASB ASC Topic 805, effective January 1, 2009. These provisions apply to all transactions or events in which an entity obtains control of one or more businesses, including those effected without the transfer of consideration, for example, by contract or through a lapse of minority veto rights. These provisions require the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establish the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and require expensing of most transaction and restructuring costs.

We believe most operating real estate assets meet SFAS 141(R)’s revised definition of a business. Accordingly, in connection with our 2009 adoption of SFAS 141(R), we retroactively adjusted our results of operations for the year ended December 31, 2008, to expense $3.5 million of transaction costs incurred prior to December 31, 2008. This retroactive adjustment is reflected in investment management expenses in our accompanying consolidated statements of operations and reduced basic and diluted earnings per unit amounts by $0.04 for the year ended December 31, 2008.

Effective January 1, 2009, we recognize at fair value the acquisition of properties or interests in partnerships that own properties if the transaction results in consolidation and we expense as incurred most related transaction costs. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1. The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2. The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to acquire the in-place leases.

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3. The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases. Other intangible assets related to in-place leases are amortized to depreciation and amortization over the expected remaining terms of the associated leases. Amortization is adjusted, as necessary, to reflect any early lease terminations that were not anticipated in determining amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a composite life of 14 to 52 years, based on the age, condition and other physical characteristics of the property. As discussed under Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2010 and 2009, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $27.9 million and $31.8 million, respectively, which are net of accumulated amortization of $24.9 million and $21.0 million, respectively. During the years ended December 31, 2010, 2009 and 2008, we included amortization of below-market leases of $3.9 million, $4.4 million and $4.4 million, respectively, in rental and other property revenues in our consolidated statements of operations. At December 31, 2010, our below-market leases had a weighted average amortization period of 7.0 years and estimated aggregate amortization for each of the five succeeding years as follows (in millions):

	2011	2012	2013	2014	2015

Estimated amortization	$3.6	$3.2	$2.8	$2.5	$2.3

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally five, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the declines in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded real estate impairment losses of $0.4 million and $2.3 million, respectively, related to properties classified as held for use. For the year ended December 31, 2008, we recorded no similar impairment losses related to properties classified as held for use.

We report impairment losses or recoveries related to properties sold or classified as held for sale in discontinued operations.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. These depreciation adjustments decreased net income available to the Partnership’s common unitholders by $0.2 million, $19.6 million and $11.8 million, and resulted in decreases in basic and diluted earnings per unit of less than $0.01, $0.16 and $0.12, for the years ended December 31, 2010, 2009 and 2008, respectively.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts and tax and insurance escrow accounts held by lenders.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents, amounts receivable from non-affiliated real estate partnerships for which we provide property management and other services and other miscellaneous receivables from non-affiliated entities. We evaluate collectibility of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

receivable from residents are stated net of allowances for doubtful accounts of approximately $2.1 million and $1.4 million as of December 31, 2010 and 2009, respectively.

We evaluate collectibility of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $1.0 million and $0.3 million as of December 31, 2010 and 2009, respectively.

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectibility of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates are stated net of allowances for doubtful accounts of approximately $1.5 million and $1.9 million as of December 31, 2010 and 2009, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable from Unconsolidated Real Estate Partnerships and Non-Affiliates and Related Interest Income and Provision for Losses

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 5 for further discussion of our notes receivable.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in partnerships that either directly, or through interests in other real estate partnerships, own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings (losses) from unconsolidated real estate partnerships, inclusive of our share of impairments and property disposition gains recognized by and related to such entities. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships. See Note 4 for further discussion of Investments in Unconsolidated Real Estate Partnerships.

Intangible Assets

At December 31, 2010 and 2009, other assets included goodwill associated with our reportable segments of $67.1 million and $71.8 million, respectively. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2010, 2009 or 2008.

During the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our reportable segments (conventional and affordable real estate operations) to the carrying amounts of the properties sold or classified as held for sale. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated. During 2008, we did not allocate any goodwill to properties sold or classified as held for sale as real estate properties were not considered businesses under then applicable GAAP.

Other assets also includes intangible assets for purchased management contracts with finite lives that we amortize on a straight-line basis over terms ranging from five to 20 years and intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. We write-off the costs of software development projects when it is no longer probable that the software will be completed and placed in service. For the years ended December 31, 2010, 2009 and 2008, we capitalized software development costs totaling $8.7 million, $5.6 million and $20.9 million, respectively. At December 31, 2010 and 2009, other assets included $28.1 million and $29.7 million of net capitalized software, respectively. During the years ended December 31, 2010, 2009 and 2008, we recognized amortization of capitalized software of $10.2 million, $11.5 million and $10.0 million, respectively, which is included in depreciation and amortization in our consolidated statements of operations.

During the year ended December 31, 2008, we reassessed our approach to communication technology needs at our properties, which resulted in the discontinuation of an infrastructure project and a $5.4 million write-off of related hardware and capitalized internal and consulting costs included in other assets. The write-off, which is net of sales proceeds, is included in other expenses, net. During the year ended December 31, 2008, we additionally recorded a $1.6 million write-off of certain software and hardware assets that are no longer consistent with our information technology strategy. This write-off is included in depreciation and amortization. There were no similar write-offs during the years ended December 31, 2010 or 2009.

Noncontrolling Interests

Effective January 1, 2009, we adopted the provisions of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, or SFAS 160, which are codified in FASB ASC Topic 810. These provisions clarified that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity, which should be reported as equity in the parent’s consolidated financial statements. These provisions require disclosure, on the face of the consolidated statements of operations, of the amounts of consolidated net income (loss) and other comprehensive income (loss) attributable to controlling and noncontrolling interests, eliminating the past practice of reporting amounts of income attributable to noncontrolling interests as an adjustment in arriving at consolidated net income. These provisions also require us to attribute to noncontrolling interests their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts, and in some instances, recognize a gain or loss in net income when a subsidiary is deconsolidated.

In connection with our retrospective application of these provisions, we reclassified into our consolidated equity accounts the historical balances related to noncontrolling interests in consolidated real estate partnerships. At December 31, 2008, the carrying amount of noncontrolling interests in consolidated real estate partnerships was $381.8 million.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships. Noncontrolling interests in consolidated real estate partnerships represent the noncontrolling partners’ share of the underlying net assets of our consolidated real estate partnerships. Prior to 2009, when these consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge equal to the amount of such excess distribution, even though there was no economic effect or cost. These charges are reported in the consolidated statements of operations for the year ended December 31, 2008, within noncontrolling interests in consolidated real estate partnerships. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. We generally recorded a charge when the noncontrolling partners’ share of partnership losses exceeds the carrying amount of the noncontrolling interest, even though there is no economic effect or cost. These charges are reported in the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

consolidated statements of operations within noncontrolling interests in consolidated real estate partnerships. We did not record charges for distributions or losses in certain limited instances where the noncontrolling partner had a legal obligation and financial capacity to contribute additional capital to the partnership. For the year ended December 31, 2008, we recorded charges for partnership losses resulting from depreciation of approximately $9.0 million that were not allocated to noncontrolling partners because the losses exceeded the carrying amount of the noncontrolling interest.

Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. The terms of the related partnership agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $292.4 million at December 31, 2010. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2010. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. The effect on partners’ capital of our purchase of additional interests in consolidated real estate partnerships during the year ended December 31, 2010 is shown in the consolidated statement of partners’ capital and further discussed in Note 3. Our purchase of additional interests in consolidated real estate partnerships had no significant effect on our partners’ capital during the years ended December 31, 2009 and 2008. The effect on our partners’ capital of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our partners’ capital is reflected as gains on disposition of real estate, less the amounts of such gains attributable to noncontrolling interests, within consolidated net (loss) income attributable to the Partnership’s common unitholders.

Revenue Recognition

Our properties have operating leases with apartment residents with terms averaging 12 months. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2010, 2009 and 2008, for both continuing and discontinued operations, total advertising expense was $14.2 million, $21.7 million and $31.8 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Stock-Based Compensation

We recognize all stock-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 12 for further discussion of our stock-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and for the U.S. Department of Housing and Urban Development, or HUD, subsidized rents under HUD’s Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (which we refer to as tax credit investors or investors) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services for the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

In summary, our accounting treatment recognizes the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors and our obligation is relieved. Syndication fees and related costs are recognized in income upon completion of the syndication effort. We recognize syndication fees in amounts determined based on a market rate analysis of fees for comparable services, which generally fell within a range of 10% to 15% of investor contributions during the periods presented. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the year ended December 31, 2010, we recognized a net $1.0 million reduction of syndication fees due to our determination that certain syndication fees receivable were uncollectible. We recognized no syndication fee income during the year ended December 31, 2009. During the year ended December 31, 2008, we recognized syndication fee income of $3.4 million. During the years ended December 31, 2010, 2009 and 2008 we recognized revenue associated with the delivery of tax benefits of $28.9 million, $36.6 million and $29.4 million, respectively. At December 31, 2010 and 2009, $114.7 million and $148.1 million, respectively, of investor contributions in excess of the recognized revenue were included in deferred income in our consolidated balance sheets.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 13 for additional information regarding discontinued operations.

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity, as appropriate. The interest rate caps are not material to our financial position or results of operations.

As of December 31, 2010 and 2009, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $2.7 million and $1.6 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2010, these interest rate swaps had a weighted average term of 10.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income (loss) within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are discussed in the foregoing Fair Value Measurements section.

If the forward rates at December 31, 2010 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from net cash payments due to us from our counterparty to the interest rate swaps.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. We evaluate the effectiveness of these fair value hedges at the end of each reporting period and recognize an adjustment of interest expense as a result of any ineffectiveness.

Borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $276.9 million and $352.7 million at December 31, 2010 and 2009, respectively, are reflected as variable rate borrowings in Note 6. Due to changes in the estimated fair values of these debt instruments and the corresponding total rate of return swaps, we increased the carrying amount of property loans payable by $4.8 million and $5.2 million for the years ended December 31, 2010 and 2009, respectively, and reduced the carrying amount of property loans payable by $20.1 million for the year ended December 31, 2008, with offsetting adjustments to the swap values in accrued liabilities, resulting in no net effect on net income. Refer to the foregoing Fair Value Measurements section for further discussion of fair value measurements related to these arrangements. During 2010, 2009 and 2008, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

At December 31, 2010, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay rate was 1.6%, based on the applicable SIFMA and 30-day LIBOR rates effective as of that date. Further information related to our total return swaps as of December 31, 2010 is as follows (dollars in millions):

					Weighted Average
		Weighted		Year of	Swap Variable
	Year of Debt	Average Debt	Swap Notional	Swap	Pay Rate at
Debt Principal	Maturity	Interest Rate	Amount	Maturity	December 31, 2010

$29.2	2012	7.5%	$29.2	2012	1.6%
24.0	2015	6.9%	24.0	2012	1.1%
93.0	2031	7.4%	93.0	2012	1.1%
106.1	2036	6.2%	106.5	2012	2.2%
12.1	2038	5.5%	12.1	2012	1.0%
12.5	2048	6.5%	12.5	2012	1.0%

$276.9			$277.3

Fair Value Measurements

Beginning in 2008, we applied the FASB’s revised accounting provisions related to fair value measurements, which are codified in FASB ASC Topic 820. These revised provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. We adopted the revised fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and liabilities effective January 1, 2008, and the provisions that apply to the remaining fair value measurements effective January 1, 2009, and at those times determined no transition adjustments were required.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and includes three levels defined as follows:

Level 1 — Unadjusted quoted prices for identical and unrestricted assets or liabilities in active markets

Level 2 — Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3 — Unobservable inputs that are significant to the fair value measurement

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Following are descriptions of the valuation methodologies used for our significant assets or liabilities measured at fair value on a recurring or nonrecurring basis. Although some of the valuation methodologies use observable market inputs in limited instances, the majority of inputs we use are unobservable and are therefore classified within Level 3 of the valuation hierarchy.

Real Estate

From time to time, we may be required to recognize an impairment loss to the extent the carrying amount of a property exceeds the estimated fair value, for properties classified as held for use, or the estimated fair value, less estimated selling costs, for properties classified as held for sale. Additionally, we are generally required to initially measure real estate recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations. For certain properties classified as held for sale, we may also recognize the impairment loss based on the contract sale price, which we believe is representative of fair value, less estimated selling costs.

Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the real estate, which represents the primary source of loan repayment. The fair value of real estate is estimated through income and market valuation approaches using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

Interest Rate Swaps

We recognized interest rate swaps at their estimated fair value. We estimate the fair value of interest rate swaps using an income approach with primarily observable inputs, including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total Rate of Return Swaps

Our total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. Upon termination, we are required to pay the counterparty the difference if the fair value is less than the purchased value, and the counterparty is required to pay us the difference if the fair value is greater than the purchased value. The underlying borrowings are generally callable, at our option, at face value prior to maturity and with no prepayment penalty. Due to our control of the call features in the underlying borrowings, we believe the inherent value of any differential between the fixed and variable cash payments due under the swaps would be significantly discounted by a market participant willing to purchase or assume any rights and obligations under these contracts.

The swaps are generally cross-collateralized with other swap contracts with the same counterparty and do not allow transfer or assignment, thus there is no alternate or secondary market for these instruments. Accordingly, our assumptions about the fair value that a willing market participant would assign in valuing these instruments are based on a hypothetical market in which the highest and best use of these contracts is in-use in combination with the related borrowings, similar to how we use the contracts. Based on these assumptions, we believe the termination value, or exit value, of the swaps approximates the fair value that would be assigned by a willing market participant. We calculate the termination value using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements. We compare our estimates of the fair value of the swaps and related borrowings to the valuations provided by the counterparties on a quarterly basis.

Non-recourse Property Debt

We recognize changes in the fair value of the non-recourse property debt subject to total rate of return swaps discussed above, which we have designated as fair value hedges. Additionally, we are generally required to initially measure non-recourse property debt recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 31, 2010, 2009 and 2008 (and the changes in fair value between such dates) for significant items measured in our consolidated balance sheets at fair value on a recurring basis (in thousands). Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources;

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

	Level 2	Level 3
			Changes in Fair
			Value of Debt
	Interest Rate	Total Rate of	Subject to Total Rate
	Swaps	Return Swaps	of Return Swaps	Total

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(1)(2)	(447)	5,188	(5,188)	(447)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	1,408	—	—	1,408

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(1)(2)	(45)	4,765	(4,765)	(45)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(1,105)	—	—	(1,105)

Fair value at December 31, 2010	$(2,746)	$(19,542)	$19,542	$(2,746)

(1)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(2)	Included in interest expense in the accompanying consolidated statements of operations.

The table below presents information regarding significant amounts measured at fair value in our consolidated financial statements on a nonrecurring basis during the years ended December 31, 2010 and 2009, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	2010		2009
	Fair Value		Fair Value
	Measurement	Gain (Loss)	Measurement	Gain (Loss)

Real estate (impairment losses)(1)	$62,111	$(12,043)	$425,345	$(48,542)
Real estate (newly consolidated)(2)	117,083	1,104	10,798	—
Property debt (newly consolidated)(2)	83,890	—	2,031	—
Investment in Casden Properties LLC (Note 5)	—	—	10,000	(20,740)

(1)	During the year ended December 31, 2010 and 2009, we reduced the aggregate carrying amounts of $74.2 million and $473.9 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the then anticipated holding period.

(2)	In connection with our adoption of ASU 2009-17 (see preceding discussion of Variable Interest Entities) and reconsideration events during the year ended December 31, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation, resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of ASU 2009-17. For the partnerships we consolidated at fair value due to reconsideration events during the year ended December 31, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2010. We recognized no similar gain as a result of our consolidation of partnerships during the year ended December 31, 2009.

Disclosures Regarding Fair Value of Financial Instruments

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying value at December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments as discussed in the preceding Fair Value Measurements section The estimated aggregate fair value of our notes receivable was approximately $126.0 million and $126.1 million at December 31, 2010 and 2009, respectively, as compared to carrying amounts of $137.6 million and $139.6 million, respectively. See Note 5 for further information on notes receivable. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively, as compared to the carrying amounts of $5.5 billion and $5.7 billion, respectively. See Note 6 and Note 7 for further details on our consolidated debt. Refer to Derivative Financial Instruments for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments.

Income Taxes

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, it may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arms length transactions between it and a taxable subsidiary (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aimco transacts business or Aimco’s stockholders reside. In addition, Aimco could also be subject to the alternative minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment. Any taxes imposed on Aimco reduce its and our operating cash flow and net income.

Certain of Aimco’s operations or a portion thereof, including property management, asset management and risk management, are conducted through taxable subsidiaries, which are subsidiaries of the Partnership. A taxable subsidiary is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. Aimco uses taxable subsidiaries to facilitate its ability to offer certain services and activities to its residents and investment partners that cannot be offered directly by a REIT. Aimco also uses taxable subsidiaries to hold investments in certain properties.

For Aimco’s taxable subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and taxable subsidiaries when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

In March 2008, we were notified by the Internal Revenue Service that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. The matter is currently pending administratively before IRS Appeals and the IRS has made no determination. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $89.3 million of our notes receivable, or 1.2% of the carrying amount of our total assets, at December 31, 2010, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At December 31, 2010, we had total rate of return swap positions with two financial institutions totaling $277.3 million. We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows.

Comprehensive Income or Loss

As discussed in the Derivative Financial Instruments section, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. For the years ended December 31, 2010 and 2009, before the effects of noncontrolling interests, our consolidated comprehensive loss totaled $89.9 million and $42.6 million, respectively, and for the year ended December 31, 2008, our consolidated comprehensive income totaled $625.6 million.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, common OP Unit equivalents, participating securities and other potentially dilutive securities outstanding during the period (see Note 14).

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Reclassifications and Adjustments

Certain items included in the 2009 and 2008 financial statements have been reclassified to conform to the current presentation, including adjustments for discontinued operations.

During the three months ended March 31, 2010, we reduced the investment and noncontrolling interest balances for certain of our consolidated partnerships by $38.7 million related to excess amounts allocated to the investments upon our consolidation of such partnerships.

NOTE 3 —	Real Estate and Partnership Acquisitions and Other Significant Transactions

Real Estate Acquisitions

During the years ended December 31, 2010 and 2009, we did not acquire any significant real estate properties.

During the year ended December 31, 2008, we acquired three conventional properties with a total of 470 units, located in San Jose, California, Brighton, Massachusetts and Seattle, Washington. The aggregate purchase price of $111.5 million, excluding transaction costs, was funded using $39.0 million in proceeds from property loans, $41.9 million in tax-free exchange proceeds (provided by 2008 real estate dispositions) and the remainder in cash.

Acquisitions of Noncontrolling Partnership Interests

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration. We also acquired for $1.8 million additional noncontrolling interests in a consolidated partnership for $1.2 million in cash and other consideration. We recognized the $27.4 million excess of the consideration paid over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the years ended December 31, 2009 and 2008, we did not acquire any significant noncontrolling limited partnership interests.

Disposition of Unconsolidated Real Estate and Other

During the year ended December 31, 2010, we recognized $10.7 million in net gains on disposition of unconsolidated real estate and other. These gains were primarily related to sales of investments held by partnerships we consolidated in accordance with our adoption of ASU 2009-17 (see Note 2) and in which we generally hold a nominal general partner interest. Accordingly, these gains were primarily attributed to the noncontrolling interests in these partnerships.

During the year ended December 31, 2009, we recognized $21.6 million in net gains on disposition of unconsolidated real estate and other. Gains recognized in 2009 primarily consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(discussed below), $4.0 million from the disposition of our interest in a group purchasing organization (discussed below), $5.5 million from our disposition of interests in unconsolidated real estate partnerships and $3.5 million of net gains related to various other transactions.

During the year ended December 31, 2008, we recognized $97.4 million in net gains on disposition of unconsolidated real estate and other, which primarily consisted of a $98.4 million gain recognized on the disposal of our interests in unconsolidated real estate partnerships that owned two properties with 671 units.

Sale of Interest in Group Purchasing Organization

During 2009, we sold our interest in an unconsolidated group purchasing organization to an unrelated entity for $5.9 million, resulting in the recognition of a gain on sale of $4.0 million, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2009. This gain was partially offset by a $1.0 million provision for income tax. We also had a note receivable from another principal in the group purchasing organization, which was collateralized by its equity interest in the entity. In connection with the sale of our interest, we reevaluated collectibility of the note receivable and reversed $1.4 million of previously recognized impairment losses, which is reflected in provision for losses on notes receivable, net in our consolidated statement of operations for the year ended December 31, 2009. During the year ended December 31, 2010, we received payment of the remaining outstanding $1.6 million balance on the note.

Casualty Loss Related to Tropical Storm Fay and Hurricane Ike

During 2008, Tropical Storm Fay and Hurricane Ike caused severe damage to certain of our properties located primarily in Florida and Texas, respectively. We incurred total losses of approximately $33.9 million, including property damage replacement costs and clean-up costs. After consideration of estimated third party insurance proceeds and the noncontrolling interest partners’ share of losses for consolidated real estate partnerships, the net effect of these casualties on net income available to the Partnership’s common unitholders was a loss of approximately $5.6 million.

Restructuring Costs

In connection with 2008 property sales and an expected reduction in redevelopment and transactional activities, during the three months ended December 31, 2008, we initiated an organizational restructuring program that included reductions in workforce and related costs, reductions in leased corporate facilities and abandonment of certain redevelopment projects and business pursuits. This restructuring effort resulted in a restructuring charge of $22.8 million, which consisted of: severance costs of $12.9 million; unrecoverable lease obligations of $6.4 million related to space that we will no longer use; and the write-off of deferred transaction costs totaling $3.5 million associated with certain acquisitions and redevelopment opportunities that we will no longer pursue. We completed the workforce reductions by March 31, 2009.

During 2009, in connection with continued repositioning of our portfolio, we completed additional organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects. Our 2009 restructuring activities resulted in a restructuring charge of $11.2 million, which consisted of severance costs and personnel related costs of $7.0 million; unrecoverable lease obligations of $2.6 million related to space that we will no longer use; the write-off of deferred costs totaling $0.9 million associated with certain redevelopment opportunities that we will no longer pursue; and $0.7 million in other costs.

As of December 31, 2010 and 2009, the remaining accruals associated with these restructuring activities were $4.7 million and $6.9 million, respectively, for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases, and at December 31, 2009, we had $4.7 million accrued for severance and personnel related costs, which were paid during the first quarter of 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships owning approximately 173, 77 and 85 properties at December 31, 2010, 2009 and 2008, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. Our total ownership interests in these unconsolidated real estate partnerships typically ranges from less than 1% to 50% and in some instances may exceed 50%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Real estate, net of accumulated depreciation	$624,913	$95,226	$122,788
Total assets	676,373	122,543	155,444
Secured and other notes payable	494,967	101,678	122,859
Total liabilities	726,480	145,637	175,681
Partners’ deficit	(50,107)	(23,094)	(20,237)
Rental and other property revenues	145,598	55,366	69,392
Property operating expenses	(93,521)	(34,497)	(42,863)
Depreciation expense	(36,650)	(10,302)	(12,640)
Interest expense	(40,433)	(11,103)	(17,182)
(Impairment losses)/Gain on sale, net	(29,316)	8,482	5,391
Net income (loss)	(58,274)	6,622	1,398

The increase in the number of partnerships we account for using the equity method and the related selected combined financial information for such partnerships is primarily attributed to our adoption of ASU 2009-17 (see Note 2), pursuant to which we consolidated 18 investment partnerships that hold investments in other unconsolidated real estate partnerships. Prior to our consolidation of these investment partnerships, we had no recognized basis in the investment partnerships’ investments in the unconsolidated real estate partnerships and accounted for our indirect interests in these partnerships using the cost method. We generally hold a nominal general partnership interest in these investment partnerships and substantially all of the assets and liabilities of these investment partnerships are attributed to the noncontrolling interests in such entities.

As a result of our acquisition of interests in unconsolidated real estate partnerships at a cost in excess of the historical carrying amount of the partnerships’ net assets and our consolidation of investment partnerships and their investments in unconsolidated real estate partnerships at fair values that may exceed the historical carrying amount of the unconsolidated partnerships’ net assets, our aggregate investment in unconsolidated partnerships at December 31, 2010 and 2009 of $58.2 million and $104.2 million, respectively, exceeds our share of the underlying historical partners’ deficit of the partnerships by approximately $61.8 million and $108.4 million, respectively.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Notes Receivable

The following table summarizes our notes receivable at December 31, 2010 and 2009 (in thousands):

	2010			2009
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$10,821	$17,899	$28,720	$11,353	$20,862	$32,215
Discounted notes	980	145,888	146,868	5,095	141,468	146,563
Allowance for loan losses	(905)	(37,061)	(37,966)	(2,153)	(37,061)	(39,214)

Total notes receivable	$10,896	$126,726	$137,622	$14,295	$125,269	$139,564

Face value of discounted notes	$31,755	$158,621	$190,376	$37,709	$155,848	$193,557

Included in notes receivable from unconsolidated real estate partnerships at December 31, 2010 and 2009, are $2.3 million and $2.4 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at an annual interest rate of 12.0%.

Included in the notes receivable from non-affiliates at December 31, 2010 and 2009, are $103.9 million and $102.2 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates ranging between 3.5% and 12.0% and averaging 4.1%.

Notes receivable from non-affiliates at December 31, 2010 and 2009, include notes receivable totaling $89.3 million and $87.4 million, respectively, from certain entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $3.8 million had not been funded as of December 31, 2010. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 84 buildings containing 1,596 residential units and 43 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 8). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $19.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of operations, totaled $0.9 million in 2010, $0.9 million in 2009 and $0.7 million in 2008. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable from a non-affiliate and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through the initial dissolution date of the entity. As a result of a declines in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized impairment losses of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009 and $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity in the allowance for loan losses related to our notes receivable from unconsolidated real estate partnerships and non-affiliates, in total for both par value notes and discounted notes, for the years ended December 31, 2010 and 2009, is as follows (in thousands):

	Unconsolidated
	Real Estate
	Partnerships	Non-Affiliates

Balance at December 31, 2008	$(4,863)	$(17,743)
Provisions for losses on notes receivable	(2,231)	—
Recoveries of losses on notes receivable	—	1,422
Provisions for impairment loss on investment in Casden Properties LLC	—	(20,740)
Write offs charged against allowance	4,367	—
Net reductions due to consolidation of real estate partnerships and property dispositions	574	—

Balance at December 31, 2009	$(2,153)	$(37,061)
Provisions for losses on notes receivable	(304)	(220)
Recoveries of losses on notes receivable	116	—
Write offs charged against allowance	639	220
Net reductions due to consolidation of real estate partnerships and property dispositions	797	—

Balance at December 31, 2010	$(905)	$(37,061)

In addition to the provisions shown above, during the year ended December 31, 2010, we wrote off $0.5 million of receivables that were not reserved through the allowance.

Additional information regarding our par value notes and discounted notes impaired during the years ended December 31, 2010 and 2009 is presented in the table below (in thousands):

	2010	2009

Par value notes:
Allowance for losses recognized	$(796)	$(1,158)
Carrying amounts of loans prior to impairments	1,115	3,819
Average recorded investment in impaired loans	1,255	7,589
Interest income recognized related to impaired loans	75	84
Discounted notes:
Allowance for losses recognized	$(110)	$(996)
Carrying amounts of loans prior to impairments	110	1,580
Average recorded investment in impaired loans	538	3,503
Interest income recognized related to impaired loans	—	—

The remaining $27.0 million of our par value notes receivable at December 31, 2010, is estimated to be collectible and, therefore, interest income on these par value notes is recognized as earned. Of our total par value notes outstanding at December 31, 2010, notes with balances of $17.5 million have stated maturity dates and the remainder have no stated maturity date and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At December 31, 2010, none of the par value notes with stated maturity dates were past due. The information in the table above regarding our discounted notes excludes the impairment related to our

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment in Casden Properties LLC. No interest income has been recognized on our investment in Casden Properties LLC following the initial impairment recognized during 2008.

In addition to the interest income recognized on impaired loans shown above, we recognized interest income, including accretion, of $7.7 million, $5.8 million and $9.2 million for the years ended December 31, 2010, 2009 and 2008, respectively, related to our remaining notes receivable.

NOTE 6 —	Non-Recourse Property Tax-Exempt Bond Financings, Non-Recourse Property Loans Payable and Other Borrowings

We finance our properties primarily using long-dated, fixed-rate debt that is collateralized by the underlying real estate properties and is non-recourse to us. The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property tax-exempt bonds payable	5.72%	$140,111	$140,995
Variable rate property tax-exempt bonds payable	1.29%	374,395	433,931

Total		$514,506	$574,926

Fixed rate property tax-exempt bonds payable mature at various dates through January 2050. Variable rate property tax-exempt bonds payable mature at various dates through July 2033. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property tax-exempt bonds at December 31, 2010, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2010, our property tax-exempt bond financings related to properties classified as held for use were secured by 38 properties with a combined net book value of $722.0 million. At December 31, 2010, property tax-exempt bonds payable with a weighted average fixed rate of 6.7% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012. These property tax-exempt bonds payable are presented above as variable rate debt at their carrying amounts, or fair value, of $229.1 million. See Note 2 for further discussion of our total rate of return swap arrangements.

The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property notes payable	5.90%	$4,855,871	$4,672,254
Variable rate property notes payable	2.86%	73,852	75,685
Secured notes credit facility	1.04%	13,554	13,554

Total		$4,943,277	$4,761,493

Fixed rate property notes payable mature at various dates through December 2049. Variable rate property notes payable mature at various dates through November 2030. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2010, our property notes payable related to properties classified as held for use were secured by 350 properties with a combined net book value of $5,722.4 million. In connection with our 2010 adoption of ASU 2009-17(see Note 2), we consolidated and deconsolidated various partnerships, which resulted in a net increase in property loans payable of approximately

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$61.2 million as compared to 2009. The remainder of the increase in property loans payable during the year is primarily due to refinancing activities. At December 31, 2010, property loans payable with a weighted average fixed rate of 7.5% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012, which is the same year the notes payable mature. These property loans payable are presented above as variable rate debt at their carrying amounts, or fair value, of $28.7 million. See Note 2 for further discussion of our total rate of return swap arrangements.

At December 31, 2009, we had a secured revolving credit facility with a major life company that provided for borrowings of up to $200.0 million. During 2010, the credit facility was modified to reduce allowed borrowings to the then outstanding borrowings and to remove the option for new loans under the facility. During 2010, we also exercised an option to extend the maturity date to October 2011 for a nominal fee. At December 31, 2010, outstanding borrowings of $13.6 million related to properties classified as held for use are included in 2012 maturities below based on a remaining one-year extension option for nominal cost.

Our consolidated debt instruments generally contain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. At December 31, 2010, we were in compliance with all financial covenants pertaining to our consolidated debt instruments.

Other borrowings totaled $47.0 million and $53.1 million at December 31, 2010 and 2009, respectively. We classify within other borrowings notes payable that do not have a collateral interest in real estate properties but for which real estate serves as the primary source of repayment. These borrowings are generally non-recourse to us. At December 31, 2010, other borrowings includes $38.5 million in fixed rate obligations with interest rates ranging from 4.5% to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%. The maturity dates for other borrowings range from 2011 to 2014, although certain amounts are due upon occurrence of specified events, such as property sales.

As of December 31, 2010, the scheduled principal amortization and maturity payments for our property tax-exempt bonds, property notes payable and other borrowings related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total

2011	$100,162	$188,828	$288,990
2012	101,864	454,229	556,093
2013	100,995	329,308	430,303
2014	87,292	375,505	462,797
2015	83,893	394,649	478,542
Thereafter			3,288,076

			$5,504,801

Amortization for 2011, 2012 and 2013 in the table above includes $6.5 million, $5.9 million and $9.6 million, respectively, and maturities for 2011, 2012 and thereafter includes $13.3 million, $11.1 million and $0.6 million, respectively, related to other borrowings at December 31, 2010.

NOTE 7 —	Credit Agreement and Term Loan

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. In addition to us, Aimco and an Aimco subsidiary are also borrowers under the Credit Agreement.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments (an increase of $120.0 million from the revolving commitments at December 31, 2009). As of December 31, 2009,

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Credit Agreement consisted of aggregate commitments of $270.0 million, consisting of the $90.0 million outstanding balance on our term loan and $180.0 million of revolving commitments. During 2010, we repaid in full the remaining balance on the term loan.

Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

The Credit Agreement includes customary financial covenants, including the maintenance of specified ratios with respect to total indebtedness to gross asset value, total secured indebtedness to gross asset value, aggregate recourse indebtedness to gross asset value, variable rate debt to total indebtedness, debt service coverage and fixed charge coverage; the maintenance of a minimum adjusted tangible net worth; and limitations regarding the amount of cross-collateralized debt. The Credit Agreement includes other customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our funds from operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. We were in compliance with all such covenants as of December 31, 2010.

The lenders under the Credit Agreement may accelerate any outstanding loans if, among other things: we fail to make payments when due (subject to applicable grace periods); material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments are entered against us; we fail to comply with certain covenants, such as the requirement to deliver financial information or the requirement to provide notices regarding material events (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

NOTE 8 —	Commitments and Contingencies

Commitments

We did not have any significant commitments related to our redevelopment activities at December 31, 2010. We enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 5, we have committed to fund an additional $3.8 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The ability to exercise the put is dependent upon the achievement of specified thresholds by the current owner of the properties.

As discussed in Note 11, we have a potential obligation to repurchase from Aimco $20.0 million in liquidation preference of our Series A Community Reinvestment Act Perpetual Partnership Preferred Units for $14.0 million.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships and our role as general partner in certain real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2010, are immaterial to our consolidated financial condition, results of operations and cash flows.

Operating Leases

We are obligated under non-cancelable operating leases for office space and equipment. In addition, we sublease certain of our office space to tenants under non-cancelable subleases. Approximate minimum annual

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rentals under operating leases and approximate minimum payments to be received under annual subleases are as follows (in thousands):

	Operating
	Lease	Sublease
	Obligations	Receivables

2011	$6,334	$785
2012	4,399	658
2013	1,381	205
2014	925	—
2015	511	—
Thereafter	850	—

Total	$14,400	$1,648

Substantially all of the office space subject to the operating leases described above is for the use of our corporate offices and area operations. Rent expense recognized totaled $6.6 million, $7.7 million and $10.2 million for the years ended December 31, 2010, 2009 and 2008, respectively. Sublease receipts that offset rent expense totaled approximately $1.6 million, $0.7 million and $0.7 million for the years ended December 31, 2010, 2009 and 2008, respectively.

As discussed in Note 3, during the years ended December 31, 2009 and 2008, we commenced restructuring activities pursuant to which we vacated certain leased office space for which we remain obligated. In connection with the restructurings, we accrued amounts representing the estimated fair value of certain lease obligations related to space we are no longer using, reduced by estimated sublease amounts. At December 31, 2010, approximately $4.7 million related to the above operating lease obligations was included in accrued liabilities related to these estimates.

Additionally, during January 2011, we provided notice of our intent to terminate one of the leases included in the table above effective March 31, 2012, and we paid the required lease termination payment of approximately $1.3 million. Obligations shown in the table above reflect our revised obligations following the lease buyout.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2010	2009

Deferred tax liabilities:
Partnership differences	$26,033	$32,565
Depreciation	1,212	2,474
Deferred revenue	11,975	14,862

Total deferred tax liabilities	$39,220	$49,901

Deferred tax assets:
Net operating, capital and other loss carryforwards	$41,511	$37,164
Provision for impairments on real estate assets	33,321	33,321
Receivables	8,752	3,094
Accrued liabilities	6,648	9,272
Accrued interest expense	2,220	—
Intangibles — management contracts	1,273	1,911
Tax credit carryforwards	7,181	6,949
Equity compensation	900	1,463
Other	159	929

Total deferred tax assets	101,965	94,103

Valuation allowance	(4,009)	(2,187)

Net deferred income tax assets	$58,736	$42,015

At December 31, 2010, we increased the valuation allowance for our deferred tax assets by $1.8 million for certain state net operating losses as well as certain low income housing credits based on a determination that it was more likely than not that such assets will not be realized prior to their expiration.

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below (in thousands):

	2010	2009	2008

Balance at January 1	$3,079	$3,080	$2,965
Additions based on tax positions related to prior years	992	—	115
Reductions based on tax positions related to prior years	—	(1)	—

Balance at December 31	$4,071	$3,079	$3,080

We do not anticipate any material changes in existing unrecognized tax benefits during the next 12 months. Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2007, and subsequent years and certain of our State income tax returns for the year ended December 31, 2005, and subsequent years are currently subject to examination by the Internal Revenue Service or other tax authorities. Approximately $3.3 million of the unrecognized tax benefit, if recognized, would affect the effective tax rate. As discussed in Note 2, the IRS has issued us summary reports including its proposed adjustments to the Aimco Operating Partnership’s 2007 and 2006 Federal tax returns. We do not expect the proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations. Our policy is to include interest and penalties related to income taxes in income taxes in our consolidated statements of operations.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by employees of our taxable subsidiaries and the vesting of restricted stock awards. During the years ended December 31, 2010 and 2009, we had no excess tax benefits from employee stock option exercises and vested restricted stock awards.

Significant components of the provision (benefit) for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Current:
Federal	$—	$(1,910)	$8,678
State	1,395	3,992	2,415

Total current	1,395	2,082	11,093

Deferred:
Federal	(10,912)	(17,320)	(22,115)
State	(1,380)	(3,988)	(2,386)

Total deferred	(12,292)	(21,308)	(24,501)

Total benefit	$(10,897)	$(19,226)	$(13,408)

Classification:
Continuing operations	$(18,433)	$(17,487)	$(56,574)
Discontinued operations	$7,536	$(1,739)	$43,166

Consolidated losses subject to tax, consisting of pretax income or loss of our taxable subsidiaries and gains or losses on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code, for the years ended December 31, 2010, 2009 and 2008 totaled $50.3 million, $40.6 million and $81.8 million, respectively. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax benefit is shown below (dollars in thousands):

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates on consolidated loss subject to tax	$(17,622)	35.0%	$(14,221)	35.0%	$(28,632)	35.0%
State income tax, net of Federal tax benefit	14	—	(2,183)	5.4%	29	—
Effect of permanent differences	(673)	1.3%	127	(0.3)%	215	(0.3)%
Tax effect of intercompany transfers of assets between the REIT and taxable subsidiaries(1)	5,694	(11.3)%	(4,759)	11.7%	15,059	(18.4)%
Write-off of excess tax basis	(132)	0.3%	(377)	0.9%	(79)	0.1%
Increase in valuation allowance	1,822	(3.6)%	2,187	(5.4)%	—	—

	$(10,897)	21.7%	$(19,226)	47.3%	$(13,408)	16.4%

(1)	Includes the effect of assets contributed by us to taxable subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable subsidiary.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income taxes paid totaled approximately $1.9 million, $4.6 million and $13.8 million in the years ended December 31, 2010, 2009 and 2008, respectively.

At December 31, 2010, we had net operating loss carryforwards, or NOLs, of approximately $73.7 million for income tax purposes that expire in years 2027 to 2030. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable subsidiaries. We generated approximately $9.8 million of NOLs during the year ended December 31, 2010, as a result of losses from our taxable subsidiaries. The deductibility of intercompany interest expense with our taxable subsidiaries is subject to certain intercompany limitations based upon taxable income as required under Section 163(j) of the Code. As of December 31, 2010, interest carryovers of approximately $23.7 million, limited by Section 163(j) of the Code, are available against U.S. Federal tax without expiration. The deferred tax asset related to these interest carryovers is approximately $9.2 million. Additionally, our low-income housing and rehabilitation tax credit carryforwards as of December 31, 2010, were approximately $7.7 million for income tax purposes that expire in years 2012 to 2029. The net deferred tax asset related to these credits is approximately $6.0 million.

NOTE 10 —	Notes Receivable from Aimco

In exchange for the sale of certain real estate assets to Aimco in December 2000, we received notes receivable, totaling $10.1 million. The notes bear interest at the rate of 5.7% per annum. Of the $10.1 million total, $7.6 million is due upon demand, and the remainder is due in scheduled semi-annual payments with all unpaid principal and interest due on December 31, 2010. As of the date of this filing, this note has not been repaid. At December 31, 2010 and 2009, the balance of the notes totaled $17.2 million and $16.4, respectively, which includes accrued and unpaid interest.

NOTE 11 —	Partners’ Capital and Redeemable Preferred Units

Preferred OP Units Owned by Aimco

At December 31, 2010 and 2009, we had the following classes of preferred OP Units owned by Aimco outstanding (stated at their redemption values, dollars in thousands):

		Annual
		Distribution
		Rate per Unit	Balance
	Redemption	(Paid	December 31,
Perpetual:	Date(1)	Quarterly)	2010	2009

Class G Partnership Preferred Units, $0.01 par value, 4,050,000 units authorized, zero and 4,050,000 units issued and outstanding, respectively(2)	07/15/2008	9.375%	$—	$101,000
Class T Partnership Preferred Units, $0.01 par value, 6,000,000 units authorized, 6,000,000 units issued and outstanding	07/31/2008	8.000%	150,000	150,000
Class U Partnership Preferred Units, $0.01 par value, 12,000,000 and 8,000,000 units authorized, 12,000,000 and 8,000,000 units issued and outstanding, respectively	03/24/2009	7.750%	298,101	200,000
Class V Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	09/29/2009	8.000%	86,250	86,250
Class Y Partnership Preferred Unit, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	12/21/2009	7.875%	86,250	86,250
Series A Community Reinvestment Act Perpetual Partnership Preferred Units, $0.01 par value per unit, 240 units authorized, 114 and 134 units issued and outstanding, respectively(3)	06/30/2011	(3)	57,000	67,000

Total			677,601	690,500
Less preferred units subject to repurchase agreement(4)			(20,000)	(30,000)

Total			$657,601	$660,500

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	All classes of preferred units are redeemable by the Partnership only in connection with a concurrent redemption by Aimco of the corresponding Aimco preferred stock held by unrelated parties. All classes of Aimco’s corresponding preferred stock are redeemable at Aimco’s option on and after the dates specified.

(2)	Outstanding units at December 31, 2009, included 10,000 units held by a consolidated subsidiary that were eliminated in consolidation.

(3)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2010 and 2009 was 1.54%. Upon liquidation, holders of the CRA Preferred Units are entitled to a preference of $500,000 per unit, plus an amount equal to accumulated, accrued and unpaid distributions, whether or not earned or declared. The CRA Preferred Units rank prior to our common OP Units and on the same level as our other OP preferred Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per unit equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(4)	In June 2009, Aimco entered into an agreement to repurchase $36.0 million in liquidation preference of its CRA Preferred Stock at a 30% discount to the liquidation preference. Pursuant to this agreement, in May 2010 and June 2009, Aimco repurchased 20 shares and 12 shares, or $10.0 million and $6.0 million in liquidation preference, respectively, of CRA Preferred Stock for $7.0 million and $4.2 million, respectively. Concurrent with Aimco’s repurchases, we repurchased from Aimco an equivalent number of our CRA Preferred Units. The holder of the CRA Preferred Stock may require Aimco to repurchase an additional 40 shares, or $20.0 million in liquidation preference, of CRA Preferred Stock over the next two years, for $14.0 million. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase shares of CRA Preferred Stock pursuant to this agreement and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, $20.0 million and $30.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified as part of redeemable preferred units within temporary capital in our consolidation balance sheets at December 31, 2010 and 2009, respectively.

On September 7, 2010, Aimco issued 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock, par value $0.01 per share, or the Class U Preferred Stock, in an underwritten public offering for a price per share of $24.09 (reflecting a price to the public of $24.86 per share, less an underwriting discount and commissions of $0.77 per share). The offering generated net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. We recorded issuance costs of $3.3 million, consisting primarily of underwriting commissions, as an adjustment of partners’ capital to the Partnership within our condensed consolidated balance sheet.

On October 7, 2010, using the net proceeds from the issuance of Class U Preferred Stock supplemented by corporate funds, Aimco redeemed all of the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, inclusive of 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

This redemption was for cash at a price equal to $25.00 per share, or $101.3 million in aggregate ($101.0 million net of eliminations), plus accumulated and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G Partnership Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidated subsidiary. In connection with the redemption, we reflected $4.3 million of issuance costs previously recorded as a reduction of partners’ capital attributable as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the year ended December 31, 2010.

In connection with our May 2010 and June 2009 CRA Preferred Units repurchase discussed above, we reflected the $3.0 million and $1.8 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the years ended December 31, 2010 and 2009, respectively.

During 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of its CRA Preferred Stock for cash totaling $24.8 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of outstanding CRA Preferred Units. We reflected the $2.2 million excess of the carrying value over the repurchase price, offset by $0.7 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to the Partnership’s preferred unitholders for the year ended December 31, 2008.

All classes of preferred OP Units are pari passu with each other and are senior to the common OP Units. None of the classes of preferred OP Units have any voting rights, except the right to approve certain changes to the Partnership Agreement that would adversely affect holders of such class of units. Distributions on all preferred OP Units are subject to being declared by the General Partner. All of the above outstanding classes of preferred units have a liquidation preference per unit of $25, with the exception of the CRA Preferred Units, which have a liquidation preference per unit of $500,000.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Redeemable Preferred OP Units

As of December 31, 2010 and 2009, the following classes of preferred OP Units (stated at their redemption values) owned by third parties were outstanding (in thousands, except unit data):

Redeemable Preferred OP Units:	2010	2009

Class One Partnership Preferred Units, 90,000 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.75% ($8.00 per annum per unit)	$8,229	$8,229
Class Two Partnership Preferred Units, 19,364 and 23,700 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 1.84% ($.46 per annum per unit)	484	593
Class Three Partnership Preferred Units, 1,366,771 and 1,371,451 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 7.88% ($1.97 per annum per unit)	34,169	34,286
Class Four Partnership Preferred Units, 755,999 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 8.0% ($2.00 per annum per unit)	18,900	18,900
Class Five Partnership Preferred Units, zero and 68,671 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)(2)	—	2,747
Class Six Partnership Preferred Units, 796,668 and 802,453 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.5% ($2.125 per annum per unit)	19,917	20,061
Class Seven Partnership Preferred Units, 27,960 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 7.87% ($1.968 per annum per unit)	699	699
Class Eight Partnership Preferred Units, 6,250 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	156	156

Subtotal	$82,554	$85,671

(1)	Holders of the Class Five and Class Eight Partnership Preferred Units received the per unit special distributions discussed below in addition to the regular distributions received by common OP unitholders during 2010 and 2009.

(2)	Purchased from the holder in exchange for cash and other consideration during 2010.

The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. We, at our sole discretion, may settle such redemption requests in cash or cause Aimco to issue shares of its Class A Common Stock in a value equal to the redemption preference. In the event we require Aimco to issue shares to settle a redemption request, we would issue to Aimco a corresponding number of common OP Units. During 2008, we established a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified as redeemable preferred units within temporary capital in our consolidated balance sheets at December 31, 2010 and 2009, based on the expectation that we will cash settle these units.

Subject to certain conditions, the Class Four, Class Six and Class Eight Partnership Preferred Units are convertible into common OP Units.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the years ended December 31, 2010 and 2009, approximately 14,800 and 68,200 preferred OP Units, respectively, were tendered for redemption in exchange for cash. During the years ended December 31, 2010 and 2009, no preferred OP Units were tendered for redemption in exchange for shares of Aimco Class A Common Stock.

The following table presents a reconciliation of redeemable preferred units (including the CRA Preferred Units subject to a repurchase agreement discussed above) classified within temporary capital for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008

Balance at January 1	$116,656	$88,148	$—
Net income attributable to redeemable preferred units	4,964	6,288	—
Distributions to preferred units	(6,730)	(6,806)	—
Purchases of preferred units	(11,462)	(1,725)	—
Reclassification of redeemable preferred units from partners’ capital	—	30,000	88,148
Other	—	751	—

Balance at December 31	$103,428	$116,656	$88,148

The distributions paid on each class of preferred OP Units classified as partners’ capital in the years ended December 31, 2010, 2009 and 2008, and, in the case of the redeemable preferred OP Units discussed above, classified in temporary capital as of December 31, 2010 and 2009, are as follows (in thousands, except per unit data):

	2010				2009			2008
	Amount		Total		Amount		Total	Amount		Total
	per		Amount		per		Amount	per		Amount
Class of Preferred OP Units	Unit(1)		Paid		Unit(1)		Paid	Unit(1)		Paid

Class G	$2.30		$9,334		$2.34		$9,492	$2.34		$9,492
Class T	2.00		12,000		2.00		12,000	2.00		12,000
Class U	1.94		17,438	(2)	1.94		15,500	1.94		15,500
Class V	2.00		6,900		2.00		6,900	2.00		6,900
Class Y	1.97		6,792		1.97		6,792	1.97		6,792
Series A CRA	8,169.00	(3)	971		10,841.00	(4)	1,531	24,381.00	(5)	4,531
Class One	8.00		720		8.00		720	8.00		720
Class Two	0.99		19		1.80		43	1.52		67
Class Three	1.97		2,693		1.99		2,733	2.01		2,856
Class Four	2.00		1,512		2.00		1,512	2.00		1,512
Class Five	0.30		21		2.38		163	7.91		543
Class Six	2.13		1,696		2.13		1,705	2.12		1,705
Class Seven	2.38		66		2.38		66	2.36		66
Class Eight	0.40		3		2.38		15	7.91		49

Total			$60,165				$59,172			$62,733

(1)	Amounts per unit are calculated based on the number of preferred units outstanding either at the end of each year or as of conversion or redemption date, as noted.

(2)	Amount paid includes $1.3 million related to the two months prior purchase of the 4,000,000 units sold in September 2010, which amount was prepaid by the purchaser in connection with the sale.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)	Amount per unit based on 114 units outstanding for the entire period. 20 units were repurchased in May 2010 and the holders of these units received $1,980 per unit in dividends through the date of purchase.

(4)	Amount per unit based on 134 units outstanding for the entire period. 12 units were repurchased in June 2009 and the holders of these units received $6,509 per unit in dividends through the date of purchase.

(5)	Amount per unit based on 146 units outstanding for the entire period. 54 units were repurchased in September 2008 and the holders of these units received $17,980 per unit in dividends through the date of purchase.

Common OP Units

Common OP Units are redeemable by common OP Unitholders (other than the General Partner and Special Limited Partner) at their option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Aimco Class A Common Stock or cash equal to the fair value of a share of Aimco Class A Common Stock at the time of redemption. We have the option to require Aimco to deliver shares of Aimco Class A Common Stock in exchange for all or any portion of the cash requested. When a Limited Partner redeems a common OP Unit for Aimco Class A Common Stock, Limited Partners’ Capital is reduced and Special Limited Partners’ capital is increased. Common OP Units held by Aimco are not redeemable.

The holders of the common OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco Class A Common Stock, and may redeem such units for cash or, at our option, shares of Aimco Class A Common Stock.

In December 2008, October 2008, July 2008, and December 2007, we declared special distributions payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of common OP Units and High Performance Units on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. The special distributions were paid on common OP Units and High Performance Units in the amounts listed below. We distributed to Aimco common OP Units equal to the number of shares we issued pursuant to Aimco’s corresponding special dividends in addition to approximately $0.60 per unit in cash. Holders of common OP Units other than Aimco and holders of High Performance Units received the distribution entirely in cash.

	January 2009	December 2008	August 2008	January 2008
Aimco Operating Partnership Special	Special	Special	Special	Special
Distributions	Distribution	Distribution	Distribution	Distribution

Distribution per unit	$2.08	$1.80	$3.00	$2.51
Total distribution	$230.1 million	$176.6 million	$285.5 million	$257.2 million
Common OP Units and High Performance Units outstanding on record date	110,654,142	98,136,520	95,151,333	102,478,510
Common OP Units held by Aimco	101,169,951	88,650,980	85,619,144	92,795,891
Total distribution on Aimco common OP Units	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Cash distribution to Aimco	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of distribution paid to Aimco through issuance of common OP Units	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Common OP Units issued to Aimco pursuant to distributions	15,627,330	12,572,267	5,731,310	4,594,074
Cash distributed to common OP Unit and High Performance Unit holders other than Aimco	$19.7 million	$17.0 million	$28.6 million	$24.3 million

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Also in December 2008, October 2008, July 2008 and December 2007, Aimco’s board of directors declared corresponding special dividends payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of its Common Stock on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. A portion of the special dividends in the amounts of $0.60 per share represents payment of the regular dividend for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and December 31, 2007, respectively, and the remaining amount per share represents an additional dividend associated with taxable gains from property dispositions. Portions of the special dividends were paid through the issuance of shares of Aimco Class A Common Stock. The table below summarizes information regarding these special dividends.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Special Dividends	Dividend	Dividend	Dividend	Dividend

Dividend per share	$2.08	$1.80	$3.00	$2.51
Outstanding shares of Common Stock on the record date	101,169,951	88,650,980	85,619,144	92,795,891
Total dividend	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Portion of dividend paid in cash	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of dividend paid through issuance of shares	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Shares issued pursuant to dividend	15,627,330	12,572,267	5,731,310	4,594,074
Average share price on determination date	$9.58	$8.46	$35.84	$38.71
Amounts after elimination of the effects of shares of Common Stock held by consolidated subsidiaries:
Outstanding shares of Common Stock on the record date	100,642,817	88,186,456	85,182,665	92,379,751
Total dividend	$209.3 million	$158.7 million	$255.5 million	$231.9 million
Portion of dividend paid in cash	$60.3 million	$52.9 million	$51.1 million	$54.8 million
Portion of dividend paid through issuance of shares	$149.0 million	$105.8 million	$204.4 million	$177.1 million
Shares issued pursuant to dividend	15,548,996	12,509,657	5,703,265	4,573,735

During the year ended December 31, 2010, Aimco sold 600,000 shares of Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units.

During the year ended December 31, 2010, we acquired the noncontrolling limited partnership interests in certain of our consolidated real estate partnerships in exchange for cash and the issuance of approximately 276,000 common OP Units. We completed no similar acquisitions of noncontrolling interests during 2009 or 2008.

During the years ended December 31, 2010 and 2009, approximately 168,300 and 64,000 common OP Units, respectively, were redeemed in exchange for cash, and approximately 519,000 common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2009. No common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010.

During 2008 and prior years, from time to time, Aimco issued shares of Class A Common Stock to certain non-executive officers who purchased the shares at market prices. In exchange for the shares purchased, the officers executed notes payable. These notes, which are 25% recourse to the borrowers, have a 10-year maturity and bear interest either at a fixed rate of 6% annually or a floating rate based on the 30-day LIBOR plus 3.85%, which is

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to an annual interest rate cap of typically 7.25%. The notes were contributed by Aimco to us in exchange for an equivalent number of common OP Units. Total payments in 2010 and 2009 on all notes from officers were $0.6 million and $0.8 million, respectively. In 2010 and 2009, Aimco reacquired approximately 9,000 and 94,000 shares of Class A Common Stock from officers in exchange for the cancellation of related notes totaling $0.3 million and $1.5 million, respectively. Concurrently, we reacquired from Aimco an equal number of common OP Units.

As further discussed in Note 12, during 2010, 2009 and 2008, Aimco issued shares of restricted Class A Common Stock to certain officers, employees and independent directors, and we concurrently issued a corresponding number of common OP Units to Aimco.

High Performance Units

At December 31, 2010 and 2009, we had outstanding 2,339,950 and 2,344,719, respectively, of High Performance Units. The holders of High Performance Units are generally restricted from transferring these units except upon a change of control in the Partnership. The holders of High Performance Units receive the same amount of distributions that are paid to holders of an equivalent number of our outstanding common OP Units.

Investment in Aimco

From 1998 through 2001, we completed various transactions with Aimco that resulted in our investment in 384,740 shares of Aimco Class A Common Stock. In connection with Aimco’s special dividends discussed above, Aimco paid a portion of these dividends to us through the issuance of 175,141 shares of Aimco Class A Common Stock, bringing our total investment in Aimco to 559,881 shares. Our investment in Aimco Class A Common Stock is presented in the accompanying financial statements as a reduction to partners’ capital.

Registration Statements

Pursuant to Aimco’s ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

NOTE 12 —	Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

Aimco has a stock award and incentive plan to attract and retain officers, key employees and independent directors. The plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the plan. Pursuant to the anti-dilution provisions of the plan, the number of shares reserved for issuance has been adjusted to reflect Aimco’s special dividends discussed in Note 11. At December 31, 2010 there were approximately 1.3 million shares available to be granted under the plan. The plan is administered by the Compensation and Human Resources Committee of Aimco’s board of directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Aimco Class A Common Stock at the date of grant. The term of the options is generally ten years from the date of grant. The options typically vest over a period of one to four or five years from the date of grant. Aimco generally issues new shares upon exercise of options. Restricted stock awards typically vest over a period of three to five years.

When Aimco issues restricted stock and stock options to its employees, we are required to issue common OP Units to Aimco for the same number of shares of Aimco Class A Common Stock that are issued to employees under these arrangements. Upon exercise of the stock options, Aimco must contribute to us the proceeds received in connection with the exercised options. Therefore, the following disclosures pertain to Aimco’s stock options. Our

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

obligations to issue common OP Units under Aimco’s share based compensation plans results in reciprocal accounting treatment in our financial statements.

Refer to Note 2 for discussion of our accounting policy related to stock-based compensation.

We estimated the fair value of our options using a Black-Scholes closed-form valuation model using the assumptions set forth in the table below. The expected term of the options was based on historical option exercises and post-vesting terminations. Expected volatility reflects the historical volatility of Aimco Class A Common Stock during the historical period commensurate with the expected term of the options that ended on the date of grant. The expected dividend yield reflects expectations regarding cash dividend amounts per share paid on Aimco Class A Common Stock during the expected term of the option and the risk-free interest rate reflects the annualized yield of a zero coupon U.S. Treasury security with a term equal to the expected term of the option. The weighted average fair value of options and our valuation assumptions for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008

Weighted average grant-date fair value	$9.27	$2.47	$4.34
Assumptions:
Risk-free interest rate	3.14%	2.26%	3.12%
Expected dividend yield	2.90%	8.00%	6.02%
Expected volatility	52.16%	45.64%	24.02%
Weighted average expected life of options	7.8 years	6.9 years	6.5 years

The following table summarizes activity for Aimco’s outstanding stock options for the years ended December 31, 2010, 2009 and 2008 (numbers of options in thousands):

	2010		2009(1)		2008(1)
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	8,873	$28.22	10,344	$31.01	8,555	$39.57
Granted	3	21.67	965	8.92	980	39.77
Exercised	(202)	8.92	—	—	(14)	37.45
Forfeited	(1,514)	28.73	(2,436)	32.03	(1,423)	38.75
Adjustment to outstanding options pursuant to special dividends	—	n/a	—	n/a	2,246	n/a

Outstanding at end of year	7,160	$28.65	8,873	$28.22	10,344	$31.01
Exercisable at end of year	5,869	$30.18	6,840	$29.65	7,221	$29.51

(1)	In connection with Aimco’s special dividends discussed in Note 11, effective on the record date of each dividend, the number of options and exercise prices of all outstanding awards were adjusted pursuant to the anti-dilution provisions of the applicable plans based on the market price of Aimco’s stock on the ex-dividend dates of the related special dividends. The adjustment to the number of outstanding options is reflected in the table separate from the other activity during the periods at the weighted average exercise price for those outstanding options. The exercise prices for options granted, exercised and forfeited in the table above reflect the actual exercise prices at the time of the related activity. The number and weighted average exercise price for options outstanding and exercisable at the end of year reflect the adjustments for the applicable special dividends. The adjustment of the awards pursuant to Aimco’s special dividends is considered a modification of the awards, but did not result in a change in the fair value of any awards and therefore did not result in a change in total compensation to be recognized over the remaining term of the awards.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2010, had an aggregate intrinsic value of $12.8 million and a weighted average remaining contractual term of 3.8 years. Options exercisable at December 31, 2010, had an aggregate intrinsic value of $2.4 million and a weighted average remaining contractual term of 3.1 years. The intrinsic value of stock options exercised during the years ended December 31, 2010 and 2008, was $2.9 million and less than $0.1 million, respectively. We may realize tax benefits in connection with the exercise of options by employees of Aimco’s taxable subsidiaries. During the year ended December 31, 2010, we did not recognize any significant tax benefits related to options exercised during the year, and during the year ended December 31, 2009, as no stock options were exercised we realized no related tax benefits.

The following table summarizes activity for Aimco’s restricted stock awards for the years ended December 31, 2010, 2009 and 2008 (numbers of shares in thousands):

	2010		2009		2008
		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Grant-Date	of	Grant-Date	of	Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Unvested at beginning of year	458	$26.73	893	$40.33	960	$46.08
Granted	381	16.72	378	8.92	248	39.85
Vested	(261)	27.56	(418)	32.83	(377)	43.45
Forfeited	(34)	26.11	(533)	27.66	(128)	46.85
Issued pursuant to special dividends(1)	—	—	138	9.58	190	22.51

Unvested at end of year	544	$19.36	458	$26.73	893	$40.33

(1)	This represents shares of restricted stock issued to holders of restricted stock pursuant to Aimco’s special dividends discussed in Note 11. The weighted average grant-date fair value for these shares represents the price of Aimco’s Class A Common Stock on the determination date for each dividend. The issuance of the additional shares of restricted stock resulted in no incremental compensation expense.

The aggregate fair value of shares that vested during the years ended December 31, 2010, 2009 and 2008 was $4.4 million, $3.1 million and $16.5 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $8.1 million, $8.0 million and $17.6 million for the years ended December 31, 2010, 2009 and 2008, respectively. Of these amounts, $0.8 million, $1.3 million and $3.8 million, respectively, were capitalized. At December 31, 2010, total unvested compensation cost not yet recognized was $7.8 million. We expect to recognize this compensation over a weighted average period of approximately 1.7 years.

Employee Stock Purchase Plan

Under the terms of Aimco’s employee stock purchase plan, eligible employees may authorize payroll deductions up to 15% of their base compensation to purchase shares of Common Stock at a five percent discount from its fair value on the last day of the calendar quarter during which payroll deductions are made. In 2010, 2009 and 2008, 5,662, 20,076 and 8,926 shares were purchased under this plan at an average price of $20.92, $8.82 and $23.86, respectively. No compensation cost is recognized in connection with this plan. Common OP Units we issue to Aimco in connection with shares of Aimco’s Class A Common Stock purchased under Aimco’s employee stock purchase plan are treated as issued and outstanding on the date of purchase and distributions paid on such units are recognized as a reduction of partners’ capital when such distributions are declared.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

401(k) Plan

We provide a 401(k) defined-contribution employee savings plan. Employees who have completed 30 days of service and are age 18 or older are eligible to participate. For the period from January 1, 2009 through January 29, 2009, and during the year ended December 31, 2008, our matching contributions were made in the following manner: (1) a 100% match on the first 3% of the participant’s compensation; and (2) a 50% match on the next 2% of the participant’s compensation. On December 31, 2008, we suspended employer matching contributions effective January 29, 2009. We may reinstate employer matching contributions at any time. We incurred costs in connection with this plan of less than $0.1 million in 2010, $0.6 million in 2009 and $5.2 million in 2008.

NOTE 13 —	Discontinued Operations and Assets Held for Sale

We report as discontinued operations real estate assets that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued operations, less applicable income taxes, in a separate component of income on the consolidated statements of operations under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of the 2009 and 2008 statements of operations and the 2009 balance sheet.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2010, we had no properties classified as held for sale and at December 31, 2009, after adjustments to classify as held for sale properties that were sold during 2010, we had 51 properties with an aggregate of 8,189 units classified as held for sale. Amounts classified as held for sale in the accompanying consolidated balance sheets as of December 31, 2009 are as follows (in thousands):

December 31,
2009

Real estate, net	$283,806
Other assets	4,774

Assets held for sale	$288,580

Property debt	$240,011
Other liabilities	6,545

Liabilities related to assets held for sale	$246,556

During the years ended December 31, 2010, 2009 and 2008, we sold 51, 89 and 151 consolidated properties with an aggregate 8,189, 22,503 and 37,202 units, respectively. For the years ended December 31, 2010, 2009 and 2008, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold or classified as held for sale as of December 31, 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Rental and other property revenues	$42,394	$217,472	$527,524
Property operating and other expenses	(22,988)	(120,109)	(273,298)
Depreciation and amortization	(10,773)	(67,902)	(139,075)
Provision for operating real estate impairment losses	(12,674)	(54,530)	(27,420)

Operating (loss) income	(4,041)	(25,069)	87,731
Interest income	271	362	2,118
Interest expense	(7,330)	(42,220)	(102,026)
Gain on extinguishment of debt	—	259	—

Loss before gain on dispositions of real estate and income taxes	(11,100)	(66,668)	(12,177)
Gain on dispositions of real estate	94,901	221,770	800,270
Income tax (expense) benefit	(7,536)	1,739	(43,165)

Income from discontinued operations, net	$76,265	$156,841	$744,928

Income from discontinued operation attributable to:
Noncontrolling interests in consolidated real estate partnerships	(25,843)	(61,650)	(150,366)

The Partnership	$50,422	$95,191	$594,562

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $4.5 million, $29.0 million and $64.9 million for the years ended December 31, 2010, 2009 and 2008, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale. As discussed in Note 2, during the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale during the applicable periods. Of these amounts, $4.1 million and $8.7 million, respectively, were reflected as a reduction of gain on dispositions of real estate and $0.6 million and $1.4 million, respectively, were reflected as an adjustment of impairment losses.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14 —	Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 2010, 2009 and 2008 (in thousands, except per unit data):

	2010	2009	2008

Numerator:
Loss from continuing operations	$(165,030)	$(200,821)	$(117,140)
Loss (income) from continuing operations attributable to noncontrolling interests	39,144	39,208	(5,383)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Loss from continuing operations attributable to the Partnership’s common unitholders	$(184,440)	$(218,467)	$(190,862)

Income from discontinued operations	$76,265	$156,841	$744,928
Income from discontinued operations attributable to noncontrolling interests	(25,843)	(61,650)	(150,366)

Income from discontinued operations attributable to the Partnership’s common unitholders	$50,422	$95,191	$594,562

Net (loss) income	$(88,765)	$(43,980)	$627,788
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding
Common OP Units	122,407	120,836	95,881
High Performance Units	2,340	2,344	2,368

Total common units	124,747	123,180	98,249
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	124,747	123,180	98,249

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.48)	$(1.77)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.41	0.77	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

As of December 31, 2010, 2009 and 2008, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 7.2 million, 8.9 million and 9.2 million, respectively. These securities,

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

representing stock options to purchase shares of Aimco Class A Common Stock, have been excluded from the earnings per unit computations for the years ended December 31, 2010, 2009 and 2008, because their effect would have been anti-dilutive.

Participating securities, consisting of unvested restricted shares of Aimco stock and shares of Aimco stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units totaled 0.6 million, 0.5 million and 1.0 million at December 31, 2010, 2009 and 2008, respectively. The effect of participating securities is reflected in basic and diluted earnings per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings. During the years ended December 31, 2010 and 2009, the adjustment to compensation expense recognized related to cumulative dividends on forfeited shares of restricted stock exceeded the amount of dividends declared related to participating securities. Accordingly, distributed earnings attributed to participating securities during 2010 and 2009 were reduced to zero for purposes of calculating earnings per unit using the two-class method.

As discussed in Note 11, we have various classes of preferred OP Units, which may be redeemed at the holders’ option. We may redeem these units for cash or at our option, shares of Aimco Class A Common Stock. During the periods presented, no common unit equivalents related to these preferred OP Units have been included in earnings per unit computations because their effect was antidilutive.

NOTE 15 —	Unaudited Summarized Consolidated Quarterly Information

Summarized unaudited consolidated quarterly information for 2010 and 2009 is provided below (in thousands, except per unit amounts).

	Quarter(1)
2010	First	Second	Third	Fourth

Total revenues	$279,872	$285,161	$286,433	$293,468
Total operating expenses	(255,739)	(249,690)	(249,464)	(259,532)
Operating income	24,133	35,471	36,969	33,936
Loss from continuing operations	(36,632)	(38,909)	(47,760)	(41,729)
Income from discontinued operations, net	20,084	28,953	19,494	7,734
Net loss	(16,548)	(9,956)	(28,266)	(33,995)
Loss attributable to the Partnership’s common unitholders	(43,297)	(19,093)	(30,547)	(41,125)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.43)	$(0.33)	$(0.36)	$(0.36)
Net loss attributable to the Partnership’s common unitholders	$(0.35)	$(0.15)	$(0.25)	$(0.32)
Weighted average common units outstanding — basic and diluted	124,400	124,663	124,739	125,183

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter(1)
2009	First	Second	Third	Fourth

Total revenues	$281,173	$282,974	$280,210	$286,746
Total operating expenses	(253,240)	(254,471)	(262,992)	(264,705)
Operating income	27,933	28,503	17,218	22,041
Loss from continuing operations	(35,084)	(47,214)	(55,254)	(63,269)
Income from discontinued operations, net	2,716	39,791	45,904	68,430
Net (loss) income	(32,368)	(7,423)	(9,351)	5,162
Loss attributable to the Partnership’s common unitholders	(40,320)	(32,336)	(43,510)	(7,110)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.32)	$(0.41)	$(0.46)	$(0.58)
Net loss attributable to the Partnership’s common unitholders	$(0.34)	$(0.26)	$(0.35)	$(0.05)
Weighted average common units outstanding — basic and diluted	119,661	124,333	124,376	124,351

(1)	Certain reclassifications have been made to 2010 and 2009 quarterly amounts to conform to the full year 2010 presentation, primarily related to treatment of discontinued operations.

NOTE 16 —	Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition (including promote income, which is income earned in connection with the disposition of properties owned by certain of our consolidated joint ventures). In addition, we are reimbursed for our costs in connection with the management of the unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2010, 2009 and 2008 totaled $10.6 million, $18.5 million and $72.5 million, respectively. The total accounts receivable due from affiliates was $8.4 million, net of allowance for doubtful accounts of $1.5 million, at December 31, 2010, and $23.7 million, net of allowance for doubtful accounts of $1.9 million, at December 31, 2009.

Additionally, we earn interest income on notes from real estate partnerships in which we are the general partner and hold either par value or discounted notes. During the years ended December 31, 2010, 2009 and 2008, we did not recognize a significant amount of interest income on par value notes from unconsolidated real estate partnerships. Accretion income recognized on discounted notes from affiliated real estate partnerships totaled $0.8 million, $0.1 million and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. See Note 5 for additional information on notes receivable from unconsolidated real estate partnerships.

NOTE 17 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable real estate operations consisted of 228 properties with 26,540 units as of December 31, 2010, with rents that are generally paid, in whole or part, by a government agency.

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our assets, net of liabilities and preferred equity; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

During the three months ended December 31, 2010, we revised certain of the reports our chief operating decision maker uses to assess the performance of our business to include additional information about proportionate operating results of our segments. Based on the change in our measure of segment performance, we have recast the presentation of our segment results for the years ended December 31, 2009 and 2008, to be consistent with the current presentation.

The following tables present the revenues, expenses, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the years ended December 31, 2010, 2009 and 2008 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2010:
Rental and other property revenues(2)	$825,969	$130,562	$149,991	$2,859	$1,109,381
Asset management and tax credit revenues	—	—	—	35,553	35,553

Total revenues	825,969	130,562	149,991	38,412	1,144,934

Property operating expenses(2)	323,262	58,640	70,397	57,880	510,179
Asset management and tax credit expenses	—	—	—	14,487	14,487
Depreciation and amortization(2)	—	—	—	426,060	426,060
Provision for operating real estate impairment losses(2)	—	—	—	352	352
General and administrative expenses	—	—	—	53,365	53,365
Other expenses, net	—	—	—	9,982	9,982

Total operating expenses	323,262	58,640	70,397	562,126	1,014,425

Net operating income (loss)	502,707	71,922	79,594	(523,714)	130,509
Other items included in continuing operations	—	—	—	(295,539)	(295,539)

Income (loss) from continuing operations	$502,707	$71,922	$79,594	$(819,253)	$(165,030)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2009:
Rental and other property revenues(2)	$820,310	$126,548	$129,310	$5,082	$1,081,250
Asset management and tax credit revenues	—	—	—	49,853	49,853

Total revenues	820,310	126,548	129,310	54,935	1,131,103

Property operating expenses(2)	326,258	59,055	60,439	61,051	506,803
Asset management and tax credit expenses	—	—	—	15,779	15,779
Depreciation and amortization(2)	—	—	—	427,666	427,666
Provision for operating real estate impairment losses(2)	—	—	—	2,329	2,329
General and administrative expenses	—	—	—	56,640	56,640
Other expenses, net	—	—	—	14,950	14,950
Restructuring costs	—	—	—	11,241	11,241

Total operating expenses	326,258	59,055	60,439	589,656	1,035,408

Net operating income (loss)	494,052	67,493	68,871	(534,721)	95,695
Other items included in continuing operations	—	—	—	(296,516)	(296,516)

Income (loss) from continuing operations	$494,052	$67,493	$68,871	$(831,237)	$(200,821)

Year Ended December 31, 2008:
Rental and other property revenues(2)	$823,016	$121,692	$128,995	$6,345	$1,080,048
Asset management and tax credit revenues	—	—	—	98,830	98,830

Total revenues	823,016	121,692	128,995	105,175	1,178,878

Property operating expenses(2)	322,332	59,023	60,299	77,587	519,241
Asset management and tax credit expenses	—	—	—	24,784	24,784
Depreciation and amortization(2)	—	—	—	376,473	376,473
Provision for impairment losses on real estate development assets	—	—	—	91,138	91,138
General and administrative expenses	—	—	—	80,376	80,376
Other expenses, net	—	—	—	21,749	21,749
Restructuring costs	—	—	—	22,802	22,802

Total operating expenses	322,332	59,023	60,299	694,909	1,136,563

Net operating income (loss)	500,684	62,669	68,696	(589,734)	42,315
Other items included in continuing operations	—	—	—	(159,455)	(159,455)

Income (loss) from continuing operations	$500,684	$62,669	$68,696	$(749,189)	$(117,140)

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using, among other measures, proportionate property net operating income, which excludes depreciation and amortization, provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues) and property management expenses and casualty gains and losses (which are included in property operating expenses). Accordingly, we do not allocate these amounts to our segments.

During the years ended December 31, 2010, 2009 and 2008, for continuing operations, our rental revenues include $131.4 million, $126.9 million and $119.5 million, respectively, of subsidies from government agencies, which exceeded 10% of the combined revenues of our conventional and affordable segments for each of the years presented.

The assets of our reportable segments on a proportionate basis, together with the proportionate adjustments to reconcile these amounts to the consolidated assets of our segments, and the consolidated assets not allocated to our segments are as follows (in thousands):

	2010	2009

Conventional	$5,492,942	$5,647,697
Affordable	886,874	966,703
Proportionate adjustments(1)	555,079	463,767
Corporate and other assets	460,201	843,972

Total consolidated assets	$7,395,096	$7,922,139

(1)	Proportionate adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the assets of our consolidated properties, which are excluded from our measurement of segment financial condition, and our share of the assets of our unconsolidated real estate partnerships, which are included in our measure of segment financial condition.

For the years ended December 31, 2010, 2009 and 2008, capital additions related to our conventional segment totaled $140.1 million, $208.0 million and $516.6 million, respectively, and capital additions related to our affordable segment totaled $35.2 million, $67.4 million and $148.6 million, respectively.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2010
(In Thousands Except Unit Data)

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Conventional Properties:
100 Forest Place	High Rise	Dec-97	Oak Park, IL	1987	234	$2,664	$18,815	$5,790	$2,664	$24,605	$27,269	$(9,484)	$17,785	$27,347
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,250	752	256	4,281	977	5,258	(308)	4,950	2,639
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	11,773	4,535	2,369	12,067	6,610	18,677	(1,598)	17,079	8,481
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	17,187	3,300	4,066	19,123	5,430	24,553	(1,266)	23,287	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	3,291	1,450	2,023	4,352	2,412	6,764	(441)	6,323	3,132
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	2,863	3,785	1,530	3,366	4,812	8,178	(743)	7,435	2,973
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	6,787	3,335	1,775	7,356	4,541	11,897	(848)	11,049	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	3,623	4,504	1,914	4,318	5,723	10,041	(1,027)	9,014	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	8,623	6,964	5,618	10,417	10,788	21,205	(2,073)	19,132	9,896
236 — 238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,751	2,914	1,353	8,820	4,198	13,018	(1,360)	11,658	6,736
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,430	1,866	775	8,494	2,577	11,071	(775)	10,296	5,165
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,006	12,140	4,131	68,109	16,168	84,277	(3,626)	80,651	29,668
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,384	1,726	497	2,601	2,006	4,607	(340)	4,267	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,015	17,518	613	19,071	18,075	37,146	(1,546)	35,600	20,400
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,659	1,006	168	2,681	1,152	3,833	(405)	3,428	1,885
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,635	1,609	552	5,678	2,118	7,796	(1,088)	6,708	2,703
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,319	2,224	729	6,372	2,900	9,272	(881)	8,391	3,627
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	55,223	65,506	73,569	57,240	137,058	194,298	(43,291)	151,007	118,280
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,966	608	285	1,982	877	2,859	(289)	2,570	1,567
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	23,677	7,101	4,367	25,552	9,593	35,145	(1,755)	33,390	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,137	1,002	287	3,163	1,263	4,426	(359)	4,067	2,579
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,230	2,168	569	6,282	2,685	8,967	(765)	8,202	4,553
656 St. Nicholas Avenue	Mid Rise	Jun-07	New York, NY	1920	31	2,731	1,636	2,823	3,576	3,614	7,190	(739)	6,451	2,375
707 Leahy	Garden	Apr-07	Redwood City, CA	1973	111	15,352	7,909	4,407	15,444	12,224	27,668	(2,269)	25,399	14,983
759 St. Nicholas Avenue	Mid Rise	Oct-07	New York, NY	1920	9	682	535	683	1,013	887	1,900	(138)	1,762	545
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,558	12,037	27,236	3,558	39,273	42,831	(15,414)	27,417	18,951
Arbors, The	Garden	Oct-97	Tempe, AZ	1967	200	1,092	6,208	3,378	1,092	9,586	10,678	(4,505)	6,173	6,655
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	7,326	3,217	19,349	22,566	(8,540)	14,026	10,059
Auburn Glen	Garden	Dec-06	Jacksonville, FL	1974	251	7,483	8,191	3,441	7,670	11,445	19,115	(2,767)	16,348	9,765
BaLaye	Garden	Apr-06	Tampa, FL	2002	324	10,329	28,800	1,261	10,608	29,782	40,390	(5,202)	35,188	22,658
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	1,786	3,525	10,831	14,356	(5,080)	9,276	7,138
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	4,346	22,680	46,193	68,873	(8,063)	60,810	45,835
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,352	40,713	7,031	3,262	47,834	51,096	(12,617)	38,479	40,337
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,915	35,945	11,382	18,916	47,326	66,242	(16,011)	50,231	34,820
Boston Lofts	High Rise	Apr-01	Denver, CO	1890	158	3,447	20,589	3,304	3,447	23,893	27,340	(10,686)	16,654	14,582
Boulder Creek	Garden	Jul-94	Boulder, CO	1973	221	755	7,730	17,237	755	24,967	25,722	(12,807)	12,915	11,311
Brandywine	Garden	Jul-94	St. Petersburg, FL	1972	477	1,437	12,725	9,193	1,437	21,918	23,355	(14,848)	8,507	20,838
Breakers, The	Garden	Oct-98	Daytona Beach, FL	1985	208	1,008	5,507	3,349	1,008	8,856	9,864	(4,261)	5,603	6,207
Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	27,603	41,244	29,464	29,407	68,904	98,311	(20,934)	77,377	55,875
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,178	9,693	7,996	17,689	(1,207)	16,482	10,476

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	4,216	4,867	27,833	32,700	(11,376)	21,324	31,607
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	47,028	11,708	120,362	132,070	(45,129)	86,941	48,548
Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1970	1,988	13,659	73,115	27,161	13,659	100,276	113,935	(50,369)	63,566	52,666
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,300	6,602	6,192	7,508	12,586	20,094	(4,449)	15,645	10,598
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	4,902	10,562	1,570	5,039	11,995	17,034	(2,302)	14,732	9,294
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,275	761	22,493	23,254	(12,073)	11,181	7,772
Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,648	582	7,838	8,420	(3,479)	4,941	14,644
Charleston Landing	Garden	Sep-00	Brandon, FL	1985	300	7,488	8,656	7,971	7,488	16,627	24,115	(7,051)	17,064	13,057
Chesapeake Landing I	Garden	Sep-00	Aurora, IL	1986	416	15,800	16,875	5,621	15,800	22,496	38,296	(8,693)	29,603	24,331
Chesapeake Landing II	Garden	Mar-01	Aurora, IL	1987	184	1,969	7,980	3,745	1,969	11,725	13,694	(5,276)	8,418	10,099
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,047	14,299	5,256	12,338	19,264	31,602	(5,490)	26,112	18,356
Chestnut Hill	Garden	Apr-00	Philadelphia, PA	1963	821	6,463	49,315	49,521	6,463	98,836	105,299	(43,941)	61,358	58,962
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,234	8,107	911	2,040	9,212	11,252	(2,702)	8,550	16,494
Colonnade Gardens	Garden	Oct-97	Phoenix, AZ	1973	196	766	4,346	3,011	766	7,357	8,123	(4,004)	4,119	1,464
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,798	14,392	2,403	33,190	35,593	(16,540)	19,053	24,128
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1880	59	35,472	9,450	3,763	35,527	13,158	48,685	(5,818)	42,867	25,324
Country Lakes I	Garden	Apr-01	Naperville, IL	1982	240	8,512	10,832	3,422	8,512	14,254	22,766	(5,882)	16,884	14,367
Country Lakes II	Garden	May-97	Naperville, IL	1986	400	5,165	29,430	6,072	5,165	35,502	40,667	(15,568)	25,099	24,539
Creekside	Garden	Jan-00	Denver, CO	1974	328	2,953	12,697	5,668	3,189	18,129	21,318	(8,709)	12,609	14,157
Creekside	Garden	Mar-02	Simi Valley, CA	1985	397	24,595	18,818	7,149	25,245	25,317	50,562	(9,342)	41,220	40,670
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1985	130	15,382	10,215	15,245	15,765	25,077	40,842	(11,723)	29,119	24,195
Douglaston Villas			Altamonte Springs,
and Townhomes	Garden	Aug-99	FL	1979	234	1,666	9,353	7,941	1,666	17,294	18,960	(7,378)	11,582	10,384
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1987	372	5,534	30,830	17,543	5,635	48,272	53,907	(21,197)	32,710	34,695
Evanston Place	High Rise	Dec-97	Evanston, IL	1990	189	3,232	25,546	4,453	3,232	29,999	33,231	(11,529)	21,702	21,417
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,317	11,763	24,491	36,254	(11,145)	25,109	17,349
Ferntree	Garden	Mar-01	Phoenix, AZ	1968	219	2,078	13,752	3,462	2,079	17,213	19,292	(7,186)	12,106	6,977
Fisherman’s Village	Garden	Jan-06	Indianapolis, IN	1982	328	2,156	9,936	3,023	2,156	12,959	15,115	(7,618)	7,497	6,350
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,584	5,757	1,257	13,341	14,598	(6,252)	8,346	6,852
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,127	32,191	38,399	220,608	32,239	258,959	291,198	(105,723)	185,475	117,541
Forestlake Apartments	Garden	Mar-07	Daytona Beach, FL	1982	120	3,691	4,320	610	3,860	4,761	8,621	(838)	7,783	4,658
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,383	17,199	16,848	2,379	34,051	36,430	(13,301)	23,129	10,974
Foxchase	Garden	Dec-97	Alexandria, VA	1940	2,113	15,419	96,062	34,962	15,496	130,947	146,443	(61,112)	85,331	218,590
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	2,216	12,351	15,384	27,735	(5,123)	22,612	12,070
Glen at Forestlake, The	Garden	Mar-07	Daytona Beach, FL	1982	26	897	862	209	933	1,035	1,968	(174)	1,794	1,022
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,058	881	4,577	4,939	9,516	(2,292)	7,224	4,040
Grand Pointe	Garden	Dec-99	Columbia, MD	1972	325	2,715	16,771	5,613	2,715	22,384	25,099	(9,121)	15,978	16,690
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,389	2,303	28,102	30,405	(14,494)	15,911	12,087
Greenspoint at Paradise Valley	Garden	Jan-00	Phoenix, AZ	1985	336	3,042	13,223	12,552	3,042	25,775	28,817	(13,733)	15,084	15,884
Hampden Heights	Garden	Jan-00	Denver, CO	1973	376	3,224	12,905	6,885	3,453	19,561	23,014	(9,518)	13,496	13,639
Harbour, The	Garden	Mar-01	Melbourne, FL	1987	162	4,108	3,563	6,360	4,108	9,923	14,031	(3,661)	10,370	—
Heritage Park at
Alta Loma	Garden	Jan-01	Alta Loma, CA	1986	232	1,200	6,428	3,621	1,200	10,049	11,249	(4,108)	7,141	7,264
Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,454	1,055	9,019	10,074	(4,474)	5,600	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,434	1,039	10,604	11,643	(5,029)	6,614	7,532

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Heritage Park Montclair	Garden	Mar-01	Montclair, CA	1985	144	690	4,149	1,279	690	5,428	6,118	(2,149)	3,969	4,620
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,821	1,832	10,362	12,194	(5,210)	6,984	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1983	334	3,043	17,615	7,524	3,043	25,139	28,182	(11,328)	16,854	30,561
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	117	12,730	6,530	5,614	12,849	12,025	24,874	(2,919)	21,955	11,420
Hidden Harbour	Garden	Oct-02	Melbourne, FL	1985	216	1,444	7,590	5,500	1,444	13,090	14,534	(4,211)	10,323	—
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,045	13,452	1,727	3,045	15,179	18,224	(6,713)	11,511	10,724
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	33,755	47,216	26,126	35,862	71,235	107,097	(25,749)	81,348	56,594
Hillmeade	Garden	Nov-94	Nashville, TN	1986	288	2,872	16,069	14,093	2,872	30,162	33,034	(18,098)	14,936	18,076
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,763	6,376	1,634	8,887	7,886	16,773	(1,548)	15,225	5,250
Hunt Club	Garden	Mar-01	Austin, TX	1987	384	10,342	11,920	8,707	10,342	20,627	30,969	(11,288)	19,681	17,143
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	4,272	17,859	17,421	35,280	(7,126)	28,154	31,787
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	3,534	7,935	11,449	19,384	(4,080)	15,304	16,169
Hunter’s Crossing	Garden	Apr-01	Leesburg, VA	1967	164	2,244	7,763	4,360	2,244	12,123	14,367	(7,363)	7,004	6,845
Hunters Glen IV	Garden	Oct-99	Plainsboro, NJ	1976	264	2,709	14,420	5,028	2,709	19,448	22,157	(10,380)	11,777	19,864
Hunters Glen V	Garden	Oct-99	Plainsboro, NJ	1976	304	3,283	17,337	5,410	3,283	22,747	26,030	(12,046)	13,984	23,864
Hunters Glen VI	Garden	Oct-99	Plainsboro, NJ	1976	328	2,787	15,501	6,279	2,787	21,780	24,567	(12,372)	12,195	24,838
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,683	14,928	2,901	4,731	17,781	22,512	(3,462)	19,050	13,842
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,293	24,586	21,221	10,156	45,944	56,100	(15,476)	40,624	27,372
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	23,927	15,801	4,086	24,523	19,291	43,814	(6,778)	37,036	32,716
Island Club	Garden	Oct-00	Daytona Beach, FL	1986	204	6,086	8,571	2,330	6,087	10,900	16,987	(4,927)	12,060	8,440
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	12,050	18,027	40,704	58,731	(18,241)	40,490	64,102
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	5,031	1,526	12,081	13,607	(5,674)	7,933	10,736
Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	28,990	5,840	56,927	62,767	(26,920)	35,847	29,050
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,109	11,863	15,288	2,109	27,151	29,260	(13,281)	15,979	9,297
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,160	34,151	15,829	6,160	49,980	56,140	(21,691)	34,449	26,670
Lamplighter Park	Garden	Apr-00	Bellevue, WA	1967	174	2,225	9,272	4,513	2,225	13,785	16,010	(7,046)	8,964	10,444
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,756	3,459	24,859	28,318	(12,479)	15,839	21,960
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,424	12,181	1,075	2,424	13,256	15,680	(5,985)	9,695	13,896
Lewis Park	Garden	Jan-06	Carbondale, IL	1972	269	1,407	12,193	3,403	1,404	15,599	17,003	(9,351)	7,652	3,739
Lincoln Place Garden	Garden	Oct-04	Venice, CA	1951	696	43,979	10,439	99,532	42,894	111,056	153,950	(1,943)	152,007	63,000
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,320	16,370	22,232	2,320	38,602	40,922	(18,613)	22,309	10,974
Los Arboles	Garden	Sep-97	Chandler, AZ	1986	232	1,662	9,504	3,522	1,662	13,026	14,688	(6,226)	8,462	7,996
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	66,257	53,438	35,821	69,834	85,682	155,516	(35,048)	120,468	96,233
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,598	16,141	30,168	2,598	46,309	48,907	(20,430)	28,477	32,994
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	7,555	—	74,416	74,416	(21,635)	52,781	4,915
Meadow Creek	Garden	Jul-94	Boulder, CO	1968	332	1,435	24,532	6,526	1,435	31,058	32,493	(14,418)	18,075	23,746
Merrill House	High Rise	Jan-00	Falls Church, VA	1964	159	1,836	10,831	6,423	1,836	17,254	19,090	(5,336)	13,754	15,600
Mesa Royale	Garden	Jul-94	Mesa, AZ	1985	153	832	4,569	9,675	832	14,244	15,076	(6,590)	8,486	5,093
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,175	21,939	2,424	34,325	24,213	58,538	(2,999)	55,539	34,826
Oak Park Village	Garden	Oct-00	Lansing, MI	1973	618	10,048	16,771	8,035	10,048	24,806	34,854	(14,010)	20,844	23,487
Ocean Oaks	Garden	May-98	Port Orange, FL	1987	296	2,132	12,855	3,424	2,132	16,279	18,411	(7,139)	11,272	10,295
One Lytle Place	High Rise	Jan-00	Cincinnati, OH	1980	231	2,662	21,800	12,916	2,662	34,716	37,378	(14,193)	23,185	15,450
Pacific Bay Vistas	Garden	Mar-01	San Bruno, CA	1987	308	3,703	62,460	25,945	22,994	69,114	92,108	(55,442)	36,666	—
Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,770	6,579	3,234	12,970	9,613	22,583	(2,801)	19,782	11,049
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	47,822	125,464	11,001	48,362	135,925	184,287	(35,703)	148,584	123,809

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	61,004	136,503	22,826	72,578	147,755	220,333	(33,073)	187,260	150,000
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	130	647	3,515	7,074	647	10,589	11,236	(6,439)	4,797	6,315
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,451	47,301	55,507	10,451	102,808	113,259	(29,724)	83,535	85,165
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,570	12,052	10,497	2,570	22,549	25,119	(8,886)	16,233	10,554
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	3,326	386	6,160	6,546	(3,583)	2,963	9,128
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	8,400	19,595	23,238	42,833	(4,555)	38,278	19,121
Peachtree Park	Garden	Jan-96	Atlanta, GA	1969	303	4,683	11,713	11,744	4,683	23,457	28,140	(10,572)	17,568	9,231
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,806	2,651	31,466	34,117	(15,234)	18,883	10,002
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,440	18,734	4,695	3,440	23,429	26,869	(16,129)	10,740	12,567
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	7,835	5,224	2,868	8,030	7,897	15,927	(3,151)	12,776	15,617
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	3,975	6,035	2,209	4,125	8,094	12,219	(2,929)	9,290	11,898
Pine Shadows	Garden	May-98	Tempe, AZ	1983	272	2,095	11,899	3,888	2,095	15,787	17,882	(8,163)	9,719	7,500
Pines, The	Garden	Oct-98	Palm Bay, FL	1984	216	603	3,318	2,830	603	6,148	6,751	(2,701)	4,050	1,896
Plantation Gardens	Garden	Oct-99	Plantation, FL	1971	372	3,773	19,443	9,324	3,773	28,767	32,540	(12,033)	20,507	23,798
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	4,321	1,883	11,033	12,916	(5,084)	7,832	5,961
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,704	8,607	61,082	3,863	8,661	64,891	73,552	(15,065)	58,487	34,388
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	3,018	3,455	20,175	23,630	(10,249)	13,381	20,172
Reflections	Garden	Oct-02	Casselberry, FL	1984	336	3,906	10,491	4,538	3,906	15,029	18,935	(5,493)	13,442	10,700
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	5,591	15,988	19,275	35,263	(8,531)	26,732	39,832
Reflections	Garden	Oct-00	West Palm Beach, FL	1986	300	5,504	9,984	4,677	5,504	14,661	20,165	(5,777)	14,388	9,101
Regency Oaks	Garden	Oct-99	Fern Park, FL	1961	343	1,832	9,905	10,415	1,832	20,320	22,152	(11,054)	11,098	10,978
Remington at Ponte			Ponte Vedra Beach,
Vedra Lakes	Garden	Dec-06	FL	1986	344	18,576	18,650	2,468	18,795	20,899	39,694	(4,581)	35,113	24,345
River Club	Garden	Apr-05	Edgewater, NJ	1998	266	30,578	30,638	2,155	30,579	32,792	63,371	(7,544)	55,827	37,920
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	7,378	17,728	25,715	43,443	(11,353)	32,090	23,354
Riverbend Village	Garden	Jul-01	Arlington, TX	1983	201	893	4,128	5,054	893	9,182	10,075	(4,704)	5,371	—
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	31,208	2,120	42,495	44,615	(16,738)	27,877	18,881
Riverside	High Rise	Apr-00	Alexandria, VA	1973	1,222	10,433	65,474	80,363	10,409	145,861	156,270	(72,434)	83,836	105,508
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,128	8,060	2,532	12,430	10,290	22,720	(3,749)	18,971	17,900
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,832	12,044	2,082	5,832	14,126	19,958	(6,329)	13,629	11,686
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	4,117	25,178	32,903	58,081	(15,197)	42,884	34,969
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,231	45,562	11,730	68,231	57,292	125,523	(28,323)	97,200	48,117
Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,808	10,653	51,292	47,461	98,753	(21,029)	77,724	59,507
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	5,605	22,433	29,700	52,133	(13,883)	38,250	37,433
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,934	16,052	8,111	5,934	24,163	30,097	(9,195)	20,902	21,521
Runaway Bay	Garden	Jul-02	Pinellas Park, FL	1986	192	1,884	7,045	3,843	1,884	10,888	12,772	(2,988)	9,784	8,848
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,731	4,369	13,960	25,100	39,060	(9,545)	29,515	22,015
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,474	17,756	8,864	49,474	26,620	76,094	(5,014)	71,080	48,982
Scottsdale Gateway I	Garden	Oct-97	Tempe, AZ	1965	124	591	3,359	8,042	591	11,401	11,992	(5,172)	6,820	5,800
Scottsdale Gateway II	Garden	Oct-97	Tempe, AZ	1972	487	2,458	13,927	23,595	2,458	37,522	39,980	(18,369)	21,611	16,699
Shadow Creek	Garden	May-98	Mesa, AZ	1984	266	2,016	11,886	4,017	2,016	15,903	17,919	(8,416)	9,503	—
Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,492	57,197	8,058	18,492	65,255	83,747	(30,696)	53,051	68,604
Signal Pointe	Garden	Oct-99	Winter Park, FL	1969	368	2,382	11,359	22,094	2,382	33,453	35,835	(13,652)	22,183	18,596
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,983	2,810	20,562	23,372	(7,452)	15,920	10,269
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	1,450	5,587	8,734	14,321	(2,349)	11,972	14,250
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,735	3,241	7,829	11,070	(3,595)	7,475	10,300

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Stafford	High Rise	Oct-02	Baltimore, MD	1889	96	706	4,032	3,454	562	7,630	8,192	(4,261)	3,931	4,255
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,755	3,675	19,866	23,541	(8,054)	15,487	23,326
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	7,183	7,056	17,693	24,749	(6,390)	18,359	16,575
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1961	537	8,871	55,364	21,600	8,871	76,964	85,835	(34,388)	51,447	76,778
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	3,381	13,593	12,728	26,321	(7,386)	18,935	24,611
Sun Lake	Garden	May-98	Lake Mary, FL	1986	600	4,551	25,543	32,151	4,551	57,694	62,245	(24,911)	37,334	35,128
Sun River Village	Garden	Oct-99	Tempe, AZ	1981	334	2,367	13,303	4,157	2,367	17,460	19,827	(9,273)	10,554	10,467
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	3,928	23,491	8,715	4,223	31,911	36,134	(17,565)	18,569	18,212
Tamarind Bay	Garden	Jan-00	St. Petersburg, FL	1980	200	1,091	6,310	5,193	1,091	11,503	12,594	(6,110)	6,484	6,838
Tatum Gardens	Garden	May-98	Phoenix, AZ	1985	128	1,323	7,155	2,035	1,323	9,190	10,513	(5,152)	5,361	7,334
Bluffs at Pacifica, The	Garden	Oct-06	Pacifica, CA	1963	64	7,975	4,131	10,549	8,108	14,547	22,655	(2,601)	20,054	6,323
Timbertree	Garden	Oct-97	Phoenix, AZ	1979	387	2,292	13,000	6,728	2,292	19,728	22,020	(10,752)	11,268	4,062
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	4,763	15,198	26,792	41,990	(5,219)	36,771	27,272
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,615	9,773	6,227	1,536	16,079	17,615	(7,771)	9,844	16,365
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	23,912	3,268	42,675	45,943	(19,292)	26,651	26,759
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,062	12,850	4,809	2,062	17,659	19,721	(8,622)	11,099	10,471
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,749	10,089	1,432	4,749	11,521	16,270	(3,847)	12,423	6,978
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,271	7,724	3,346	2,271	11,070	13,341	(3,268)	10,073	10,891
Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,158	610	17,184	17,794	(9,692)	8,102	13,577
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,294	4,861	2,666	7,476	7,345	14,821	(3,122)	11,699	13,386
Village Crossing	Garden	May-98	West Palm Beach, FL	1985	189	1,618	8,188	3,040	1,618	11,228	12,846	(5,947)	6,899	7,000
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,457	15,787	10,605	3,457	26,392	29,849	(14,251)	15,598	19,250
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,229	38,222	14,189	10,229	52,411	62,640	(24,021)	38,619	47,804
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,859	33,957	55,352	4,859	89,309	94,168	(47,875)	46,293	37,113
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,621	48,871	3,886	8,630	52,748	61,378	(14,930)	46,448	28,949
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,952	3,646	804	8,598	9,402	(3,740)	5,662	11,618
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	28,585	28,102	5,896	29,110	33,473	62,583	(17,747)	44,836	40,130
Waterways Village	Garden	Jun-97	Aventura, FL	1994	180	4,504	11,064	4,062	4,504	15,126	19,630	(7,089)	12,541	6,443
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,696	11,347	1,275	7,920	12,398	20,318	(1,302)	19,016	12,000
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,324	11,481	3,319	2,324	14,800	17,124	(5,545)	11,579	12,570
Westway Village	Garden	May-98	Houston, TX	1977	326	2,921	11,384	3,503	2,921	14,887	17,808	(7,395)	10,413	7,677
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	2,203	6,339	20,142	26,481	(8,167)	18,314	13,269
Willow Bend	Garden	May-98	Rolling Meadows, IL	1969	328	2,717	15,437	26,536	2,717	41,973	44,690	(18,148)	26,542	19,595
Willow Park on Lake			Altamonte Springs,
Adelaide	Garden	Oct-99	FL	1972	185	1,225	7,357	3,519	1,224	10,877	12,101	(6,063)	6,038	6,716
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	19,325	24,960	36,915	61,875	(18,841)	43,034	44,601
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,834	3,696	15,863	19,559	(6,451)	13,108	16,841
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	307	2,110	2,528	131	4,814	4,945	(2,358)	2,587	1,885
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	2,329	4,279	18,299	22,578	(7,179)	15,399	19,325
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,426	15,886	4,767	2,426	20,653	23,079	(11,433)	11,646	19,165
Woods of Burnsville	Garden	Nov-04	Burnsville, MN	1984	400	3,954	18,125	2,890	3,954	21,015	24,969	(8,248)	16,721	16,580
Woods of Inverness	Garden	Oct-99	Houston, TX	1983	272	2,146	10,978	4,115	2,146	15,093	17,239	(7,424)	9,815	5,878
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	1,102	798	4,759	5,557	(3,546)	2,011	1,090
Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,363	32,214	5,418	31,363	37,632	68,995	(7,188)	61,807	37,289
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1971	364	2,971	18,163	17,222	3,055	35,301	38,356	(13,149)	25,207	25,469

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Total Conventional Properties					67,668	1,946,419	3,767,197	2,245,548	2,002,838	5,956,326	7,959,164	(2,388,140)	5,571,024	4,695,494

Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,348	29,770	20,594	1,338	50,374	51,712	(18,274)	33,438	21,207
Alliance Towers	High Rise	Mar-02	Alliance, OH	1979	101	530	1,934	773	530	2,707	3,237	(838)	2,399	2,219
Antioch Towers	High Rise	Jan-10	Cleveland, OH	1976	171	720	8,802	88	720	8,890	9,610	(2,359)	7,251	5,717
Anton Square	Garden	Jan-10	Whistler, AL	1984	48	152	1,846	53	152	1,899	2,051	(393)	1,658	1,499
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	641	3,314	1,800	405	5,350	5,755	(1,520)	4,235	4,118
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	1,023	15,265	16,581	582	32,287	32,869	(12,021)	20,848	10,934
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,380	7,044	6,650	1,093	13,981	15,074	(4,080)	10,994	4,338
Bedford House	Mid Rise	Mar-02	Falmouth, KY	1979	48	230	919	335	230	1,254	1,484	(494)	990	1,079
Benjamin Banneker Plaza	Mid Rise	Jan-06	Chester, PA	1976	70	79	3,862	810	79	4,672	4,751	(3,118)	1,633	1,497
Berger Apartments	Mid Rise	Mar-02	New Haven, CT	1981	144	1,152	4,657	2,609	1,152	7,266	8,418	(2,332)	6,086	595
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,813	6,411	13,229	1,813	19,640	21,453	(10,325)	11,128	10,591
Birchwood	Garden	Jan-10	Dallas, TX	1963	276	975	5,525	—	975	5,525	6,500	(380)	6,120	4,240
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	316	882	402	316	1,284	1,600	(1,167)	433	676
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,450	6,569	806	1,429	7,396	8,825	(2,579)	6,246	2,223
Bridge Street	Garden	Jan-10	East Stroudsburg, PA	1999	52	398	2,255	47	398	2,302	2,700	(169)	2,531	2,016
Brittany Apartments	Garden	Jan-10	Raytown, MO	1971	144	465	2,635	—	465	2,635	3,100	(194)	2,906	2,138
Burchwood	Garden	Oct-07	Berea, KY	1999	24	147	247	494	147	741	888	(274)	614	949
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,785	505	7,402	7,907	(3,124)	4,783	—
California Square I	High Rise	Jan-06	Louisville, KY	1982	101	154	5,704	560	154	6,264	6,418	(3,813)	2,605	3,465
Calvert City	Garden	Jan-10	Calvert City, KY	1980	60	128	694	11	128	705	833	(663)	170	711
Canterbury Towers	High Rise	Jan-06	Worcester, MA	1976	156	567	4,557	1,012	567	5,569	6,136	(3,984)	2,152	3,005
Canyon Shadows	Garden	Jan-10	Riverside, CA	1971	120	488	2,763	—	488	2,763	3,251	(205)	3,046	2,547
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885	118	847	2,886	3,454	716	6,471	7,187	(1,951)	5,236	2,041
Castlewood	Garden	Mar-02	Davenport, IA	1980	96	585	2,351	1,544	585	3,895	4,480	(1,753)	2,727	3,486
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,329	500	9,343	9,843	(1,598)	8,245	4,786
Clisby Towers	Mid Rise	Jan-06	Macon, GA	1980	52	524	1,970	272	524	2,242	2,766	(1,736)	1,030	881
Club, The	Garden	Jan-06	Lexington, NC	1972	87	498	2,128	688	498	2,816	3,314	(2,142)	1,172	235
Cold Spring Homes	Garden	Oct-07	Cold Springs, KY	2000	30	118	(433)	1,129	118	696	814	(383)	431	719
Community Circle II	Garden	Jan-06	Cleveland, OH	1975	129	263	4,699	962	263	5,661	5,924	(3,517)	2,407	3,275
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	390	8,373	4,879	363	13,279	13,642	(9,980)	3,662	5,529
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	452	5,552	3,442	459	8,987	9,446	(3,917)	5,529	5,704
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,872	675	10,588	11,263	(4,294)	6,969	7,027
Country Commons	Garden	Jan-06	Bensalem, PA	1972	352	1,853	17,657	4,493	1,853	22,150	24,003	(11,635)	12,368	12,633
Courtyard	Mid Rise	Jan-06	Cincinnati, OH	1980	137	1,362	4,876	548	1,362	5,424	6,786	(3,324)	3,462	3,787
Courtyards at Kirnwood	Garden	Jan-10	DeSoto, TX	1997	198	861	4,881	—	861	4,881	5,742	(516)	5,226	4,397
Courtyards of Arlington	Garden	Jan-10	Arlington, TX	1996	140	758	4,293	—	758	4,293	5,051	(286)	4,765	2,943
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,849	247	355	5,096	5,451	(1,436)	4,015	3,197
Crockett Manor	Garden	Mar-04	Trenton, TN	1982	38	42	1,395	73	130	1,380	1,510	(115)	1,395	978
Cumberland Court	Garden	Jan-06	Harrisburg, PA	1975	108	379	4,040	863	379	4,903	5,282	(3,490)	1,792	1,228
Darby Townhouses	Town Home	Jan-10	Sharon Hill, PA	1970	172	1,298	11,115	218	1,298	11,333	12,631	(4,241)	8,390	5,504
Daugette Tower	High Rise	Mar-02	Gadsden, AL	1979	100	540	2,178	1,841	540	4,019	4,559	(1,462)	3,097	—
Day Meadows	Garden	Jan-10	Mountain Home, ID	1978	44	270	1,530	11	270	1,541	1,811	(81)	1,730	956
Delhaven Manor	Mid Rise	Mar-02	Jackson, MS	1983	104	575	2,304	2,046	575	4,350	4,925	(1,923)	3,002	3,625
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	146	394	1,725	2,119	(542)	1,577	1,111
Douglas Landing	Garden	Oct-07	Austin, TX	1999	96	750	4,250	95	750	4,345	5,095	(502)	4,593	3,902
Elmwood	Garden	Jan-06	Athens, AL	1981	80	346	2,643	426	346	3,069	3,415	(1,793)	1,622	1,860

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Fairburn and Gordon I	Garden	Jan-10	Atlanta, GA	1969	102	143	1,941	292	143	2,233	2,376	(1,509)	867	—
Fairburn and Gordon II	Garden	Jan-06	Atlanta, GA	1969	58	439	1,360	484	439	1,844	2,283	(1,568)	715	—
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	176	5,264	460	176	5,724	5,900	(3,729)	2,171	2,364
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	440	2,091	2,914	378	5,067	5,445	(751)	4,694	1,121
Fox Run	Garden	Mar-02	Orange, TX	1983	70	420	1,992	1,050	420	3,042	3,462	(1,166)	2,296	2,549
Foxfire	Garden	Jan-06	Jackson, MI	1975	160	856	6,853	2,505	856	9,358	10,214	(5,660)	4,554	1,611
Franklin Square School Apts	Mid Rise	Jan-06	Baltimore, MD	1888	65	566	3,581	259	566	3,840	4,406	(2,271)	2,135	3,898
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,825	1,873	550	18,698	19,248	(11,001)	8,247	14,095
Frio	Garden	Jan-06	Pearsall, TX	1980	63	327	2,207	419	327	2,626	2,953	(1,855)	1,098	1,109
Gates Manor	Garden	Mar-04	Clinton, TN	1981	80	266	2,225	927	264	3,154	3,418	(1,355)	2,063	2,381
Georgetown Woods	Garden	Jan-10	Indianapolis, IN	1993	90	375	2,125	—	375	2,125	2,500	(175)	2,325	2,118
Glens, The	Garden	Jan-06	Rock Hill, SC	1982	88	839	4,135	1,187	839	5,322	6,161	(3,939)	2,222	3,723
Gotham Apts	Garden	Jan-10	Kansas City, MO	1930	105	471	5,419	79	471	5,498	5,969	(3,334)	2,635	3,408
Greenbriar	Garden	Jan-06	Indianapolis, IN	1980	121	812	3,272	396	812	3,668	4,480	(2,583)	1,897	3,266
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,010	1,691	262	1,010	1,953	2,963	(754)	2,209	1,349
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	510	1,656	10,085	11,741	(6,567)	5,174	10,500
Harris Park Apartments	Garden	Dec-97	Rochester, NY	1968	114	475	2,786	1,321	475	4,107	4,582	(1,959)	2,623	42
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,875	515	202	3,390	3,592	(1,939)	1,653	1,358
Henna Townhomes	Garden	Oct-07	Round Rock, TX	1999	160	1,716	9,197	270	1,736	9,447	11,183	(1,132)	10,051	5,874
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	438	5,973	3,593	549	9,455	10,004	(1,808)	8,196	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	607	914	2,155	3,069	(732)	2,337	408
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	630	3,137	5,863	630	9,000	9,630	(2,228)	7,402	3,825
James Court	Garden	Jan-10	Meridian, ID	1978	50	345	1,955	9	345	1,964	2,309	(101)	2,208	1,925
JFK Towers	Mid Rise	Jan-06	Durham, NC	1983	177	750	7,970	872	750	8,842	9,592	(5,001)	4,591	5,736
Kephart Plaza	High Rise	Jan-06	Lock Haven, PA	1978	101	609	3,796	569	609	4,365	4,974	(3,131)	1,843	1,650
King Bell Apartments	Garden	Jan-06	Milwaukie, OR	1982	62	204	2,497	205	204	2,702	2,906	(1,535)	1,371	1,599
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,281	9,358	8,143	1,338	17,444	18,782	(3,162)	15,620	16,000
Kubasek Trinity Manor	High Rise	Jan-06	Yonkers, NY	1981	130	54	8,308	1,864	54	10,172	10,226	(5,341)	4,885	4,671
La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,841	19,568	17,382	1,866	36,925	38,791	(15,711)	23,080	16,093
La Vista	Garden	Jan-06	Concord, CA	1981	75	565	4,448	4,230	581	8,662	9,243	(1,438)	7,805	5,418
Lafayette Square	Garden	Jan-06	Camden, SC	1978	72	142	1,875	98	142	1,973	2,115	(1,664)	451	236
Lake Avenue Commons	Garden	Jan-10	Cleveland, OH	1982	79	488	2,763	—	488	2,763	3,251	(158)	3,093	3,070
Landau	Garden	Oct-05	Clinton, SC	1970	80	1,293	1,429	320	1,293	1,749	3,042	(1,770)	1,272	228
Laurelwood	Garden	Jan-06	Morristown, TN	1981	65	75	1,870	224	75	2,094	2,169	(1,350)	819	1,320
Lock Haven Gardens	Garden	Jan-06	Lock Haven, PA	1979	150	1,163	6,045	666	1,163	6,711	7,874	(4,894)	2,980	2,359
Locust House	High Rise	Mar-02	Westminster, MD	1979	99	650	2,604	851	650	3,455	4,105	(1,228)	2,877	2,084
Long Meadow	Garden	Jan-06	Cheraw, SC	1973	56	158	1,342	214	158	1,556	1,714	(1,232)	482	165
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	1,297	7,445	7,643	886	15,499	16,385	(4,787)	11,598	10,501
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	129	14,050	6,599	187	20,591	20,778	(4,763)	16,015	15,786
Madisonville	Garden	Jan-10	Madisonville, KY	1981	60	73	367	86	73	453	526	(498)	28	589
Maunakea Tower	High Rise	Jan-10	Honolulu, HI	1976	380	7,995	45,305	3,702	7,995	49,007	57,002	(2,074)	54,928	34,957
Michigan Beach	Garden	Oct-07	Chicago, IL	1958	239	2,225	10,797	978	2,225	11,775	14,000	(4,011)	9,989	5,576
Mill Pond	Mid Rise	Jan-06	Taunton, MA	1982	49	80	2,704	319	80	3,023	3,103	(1,768)	1,335	983
Mill Run	Garden	Jan-10	Mobile, AL	1983	50	293	2,569	42	293	2,611	2,904	(818)	2,086	1,466
Miramar Housing	High Rise	Jan-06	Ponce, PR	1983	96	367	5,085	425	367	5,510	5,877	(3,099)	2,778	2,769
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	391	3,859	1,010	391	4,869	5,260	(2,645)	2,615	3,252
Monticello Manor	Garden	Jan-10	San Antonio, TX	1998	154	647	3,665	—	647	3,665	4,312	(250)	4,062	3,935

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Moss Gardens	Mid Rise	Jan-06	Lafayette, LA	1980	114	524	3,818	824	524	4,642	5,166	(3,174)	1,992	1,946
New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	888	2,360	5,157	896	7,509	8,405	(1,905)	6,500	2,179
Newberry Park	Garden	Dec-97	Chicago, IL	1995	84	1,380	7,632	486	1,380	8,118	9,498	(2,972)	6,526	7,299
Nintey Five Vine Street	Garden	Jan-10	Hartford, CT	1800	31	188	1,062	626	188	1,688	1,876	(104)	1,772	1,055
Northlake Village	Garden	Oct-00	Lima, OH	1971	150	487	1,317	1,886	487	3,203	3,690	(1,987)	1,703	—
Northpoint	Garden	Jan-00	Chicago, IL	1921	305	2,280	14,334	16,706	2,510	30,810	33,320	(16,997)	16,323	19,101
Northwinds, The	Garden	Mar-02	Wytheville, VA	1978	144	500	2,012	575	500	2,587	3,087	(1,466)	1,621	1,466
Oakbrook	Garden	Jan-08	Topeka, KS	1979	170	550	2,915	885	550	3,800	4,350	(773)	3,577	2,636
Oakwood Manor	Garden	Mar-04	Milan, TN	1984	34	95	498	18	103	508	611	(140)	471	316
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	864	88	4,931	5,019	(3,452)	1,567	2,595
Oswego Village	Garden	Jan-10	Columbia, PA	1979	68	392	2,221	—	392	2,221	2,613	(140)	2,473	1,395
Overbrook Park	Garden	Jan-06	Chillicothe, OH	1981	50	136	2,282	311	136	2,593	2,729	(1,458)	1,271	1,432
Oxford House	Mid Rise	Mar-02	Deactur, IL	1979	156	993	4,164	928	993	5,092	6,085	(2,109)	3,976	2,627
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	621	5,520	884	619	6,406	7,025	(1,687)	5,338	2,255
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	521	592	1,963	2,555	(1,861)	694	359
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	497	596	3,462	4,058	(2,626)	1,432	361
Park — Joplin Apartments	Garden	Oct-07	Joplin, MO	1974	192	1,154	5,539	402	1,154	5,941	7,095	(924)	6,171	3,165
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	742	6,327	9,798	705	16,162	16,867	(10,003)	6,864	9,423
Park Vista	Garden	Oct-05	Anaheim, CA	1958	392	6,155	25,929	4,822	6,155	30,751	36,906	(7,763)	29,143	37,656
Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,684	23,257	18,115	3,427	41,629	45,056	(14,959)	30,097	21,209
Patman Switch	Garden	Jan-06	Hughes Springs, TX	1978	82	727	1,382	616	727	1,998	2,725	(1,589)	1,136	1,229
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,416	1,471	—	16,887	16,887	(4,984)	11,903	8,680
Peachwood Place	Garden	Oct-07	Waycross, GA	1999	72	390	748	82	390	830	1,220	(159)	1,061	737
Pinebluff Village	Mid Rise	Jan-06	Salisbury, MD	1980	151	1,112	7,177	758	1,112	7,935	9,047	(5,801)	3,246	1,893
Pinewood Place	Garden	Mar-02	Toledo, OH	1979	99	420	1,698	1,276	420	2,974	3,394	(1,408)	1,986	1,992
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,188	2,631	3,529	1,229	6,119	7,348	(2,237)	5,111	3,171
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	624	2,647	1,637	667	4,241	4,908	(1,968)	2,940	2,560
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	697	3,753	142	697	3,895	4,592	(431)	4,161	6,348
Post Street Apartments	High Rise	Jan-06	Yonkers, NY	1930	56	148	3,315	461	148	3,776	3,924	(2,407)	1,517	1,518
Pride Gardens	Garden	Dec-97	Flora, MS	1975	76	102	1,071	1,753	102	2,824	2,926	(1,586)	1,340	1,062
Rancho California	Garden	Jan-06	Temecula, CA	1984	55	488	5,462	307	488	5,769	6,257	(3,035)	3,222	4,480
Ridgewood Towers	High Rise	Mar-02	East Moline, IL	1977	140	698	2,803	818	698	3,621	4,319	(1,418)	2,901	1,418
River Village	High Rise	Jan-06	Flint, MI	1980	340	1,756	13,877	3,599	1,756	17,476	19,232	(11,075)	8,157	6,929
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	311	2,097	391	311	2,488	2,799	(1,731)	1,068	521
Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	590	4,932	3,475	598	8,399	8,997	(1,678)	7,319	4,702
Rosedale Court Apartments	Garden	Mar-04	Dawson Springs, KY	1981	40	194	1,177	222	194	1,399	1,593	(612)	981	858
Round Barn	Garden	Mar-02	Champaign, IL	1979	156	947	5,134	5,764	810	11,035	11,845	(2,565)	9,280	5,078
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	404	5,770	11,459	234	17,399	17,633	(4,471)	13,162	5,069
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	243	7,110	12,574	438	19,489	19,927	(5,060)	14,867	11,259
Sandy Hill Terrace	High Rise	Mar-02	Norristown, PA	1980	175	1,650	6,599	2,874	1,650	9,473	11,123	(3,341)	7,782	3,351
Sandy Springs	Garden	Mar-05	Macon, GA	1979	74	366	1,522	1,451	366	2,973	3,339	(1,876)	1,463	1,894
Santa Maria	Garden	Jan-10	San German, PR	1983	86	368	2,087	—	368	2,087	2,455	(390)	2,065	2,343
School Street	Mid Rise	Jan-06	Taunton, MA	1920	75	219	4,335	670	219	5,005	5,224	(2,890)	2,334	2,116
Sherman Hills	High Rise	Jan-06	Wilkes-Barre, PA	1976	344	2,039	15,549	1,560	2,037	17,111	19,148	(13,907)	5,241	2,686
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,498	19,071	18,772	1,476	37,865	39,341	(16,745)	22,596	17,391
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	663	2,770	4,383	1,352	6,464	7,816	(4,055)	3,761	3,018
Springfield Villas	Garden	Oct-07	Lockhart, TX	1999	32	—	1,153	86	—	1,239	1,239	(44)	1,195	828
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	147	86	1,172	1,258	(822)	436	483

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances

Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	255	3,610	353	255	3,963	4,218	(920)	3,298	1,931
Sumler Terrace	Garden	Jan-06	Norfolk, VA	1976	126	215	4,400	671	215	5,071	5,286	(3,836)	1,450	1,191
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	382	4,930	311	382	5,241	5,623	(1,513)	4,110	3,189
Suntree	Garden	Jan-06	St. Johns, MI	1980	121	403	6,488	2,012	403	8,500	8,903	(4,744)	4,159	530
Tabor Towers	Mid Rise	Jan-06	Lewisburg, WV	1979	84	163	3,360	384	163	3,744	3,907	(2,263)	1,644	1,906
Tamarac Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	140	2,775	3,650	363	6,202	6,565	(2,451)	4,114	4,117
Tamarac Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	142	3,195	4,064	266	7,135	7,401	(2,786)	4,615	4,460
Terraces	Mid Rise	Jan-06	Kettering, OH	1979	102	1,561	2,815	1,126	1,561	3,941	5,502	(2,652)	2,850	2,472
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,775	5,848	6,674	1,997	12,300	14,297	(5,810)	8,487	6,859
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	13,333	872	20,160	21,032	(4,632)	16,400	8,211
Trestletree Village	Garden	Mar-02	Atlanta, GA	1981	188	1,150	4,655	1,838	1,150	6,493	7,643	(2,355)	5,288	2,793
Underwood Elderly	High Rise	Jan-10	Hartford, CT	1982	136	2,274	7,238	580	2,274	7,818	10,092	(3,380)	6,712	6,203
Underwood Family	Town Home	Jan-10	Hartford, CT	1982	25	830	1,505	44	830	1,549	2,379	(729)	1,650	1,582
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	12,809	702	25,010	25,712	(9,800)	15,912	18,405
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	4,253	21,226	20,286	3,575	42,190	45,765	(7,748)	38,017	22,224
Verdes Del Oriente	Garden	Jan-10	San Pedro, CA	1976	113	1,100	7,044	105	1,100	7,149	8,249	(2,841)	5,408	5,471
Vicente Geigel Polanco	Garden	Jan-10	Isabela, PR	1983	80	361	2,044	—	361	2,044	2,405	(203)	2,202	2,277
Victory Square	Garden	Mar-02	Canton, OH	1975	81	215	889	719	215	1,608	1,823	(728)	1,095	833
Villa de Guadalupe	Garden	Jan-10	San Jose, CA	1982	101	1,770	8,456	31	1,770	8,487	10,257	(3,517)	6,740	6,980
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,895	2,127	7,083	9,210	(4,997)	4,213	4,252
Village of Kaufman	Garden	Mar-05	Kaufman, TX	1981	68	370	1,606	689	370	2,295	2,665	(846)	1,819	1,843
Villas of Mount Dora	Garden	Jan-10	Mt. Dora, FL	1979	70	323	1,828	—	323	1,828	2,151	(156)	1,995	1,704
Vintage Crossing	Town Home	Mar-04	Cuthbert, GA	1985	50	188	1,058	571	188	1,629	1,817	(1,051)	766	1,614
Vista Park Chino	Garden	Mar-02	Chino, CA	1983	40	380	1,521	440	380	1,961	2,341	(776)	1,565	3,120
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	8,690	553	—	9,243	9,243	(2,723)	6,520	8,613
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	888	5,608	5,176	826	10,846	11,672	(2,599)	9,073	5,600
Wasco Arms	Garden	Mar-02	Wasco, CA	1982	78	625	2,519	1,050	625	3,569	4,194	(1,564)	2,630	3,103
Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	555	11,169	6,078	582	17,220	17,802	(9,279)	8,523	3,824
Westwood Terrace	Mid Rise	Mar-02	Moline, IL	1976	97	720	3,242	664	720	3,906	4,626	(1,356)	3,270	1,488
White Cliff	Garden	Mar-02	Lincoln Heights, OH	1977	72	215	938	446	215	1,384	1,599	(639)	960	996
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	223	3,151	2,570	219	5,725	5,944	(2,387)	3,557	2,226
Wickford	Garden	Mar-04	Henderson, NC	1983	44	247	946	198	247	1,144	1,391	(493)	898	1,441
Wilderness Trail	High Rise	Mar-02	Pineville, KY	1983	124	1,010	4,048	739	1,010	4,787	5,797	(1,391)	4,406	4,379
Wilkes Towers	High Rise	Mar-02	North Wilkesboro, NC	1981	72	410	1,680	514	410	2,194	2,604	(845)	1,759	1,870
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	208	1,051	1,048	2,099	(350)	1,749	1,057
Winnsboro Arms	Garden	Jan-06	Winnsboro, SC	1978	60	272	1,697	298	272	1,995	2,267	(1,572)	695	112
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,489	300	7,561	7,861	(1,531)	6,330	3,732
Woodcrest	Garden	Dec-97	Odessa, TX	1972	80	41	229	718	41	947	988	(788)	200	430
Woodland	Garden	Jan-06	Spartanburg, SC	1972	100	182	663	1,438	182	2,101	2,283	(590)	1,693	—
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	541	3,875	4,275	321	8,370	8,691	(3,584)	5,107	3,589
Woodlands	Garden	Jan-10	Whistler, AL	1983	50	213	2,277	29	213	2,306	2,519	(765)	1,754	1,538

Total Affordable Properties					22,207	135,550	927,186	439,064	134,530	1,367,270	1,501,800	(543,342)	958,458	762,289

Other(5)					—	1,038	2,470	3,693	2,063	5,138	7,201	(2,925)	4,276	—

Total					89,875	$2,083,007	$4,696,853	$2,688,305	$2,139,431	$7,328,734	$9,468,165	$(2,934,407)	$6,533,758	$5,457,783

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	For 2008 and prior periods, costs to acquire the noncontrolling interest’s share of our consolidated real estate partnerships were capitalized as part of the initial cost.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	The aggregate cost of land and depreciable property for federal income tax purposes was approximately $3.8 billion at December 31, 2010.

(5)	Other includes land parcels, commercial properties and other related costs. We exclude such properties from our residential unit counts.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Real Estate
Balance at beginning of year	$9,718,978	$11,000,496	$12,420,200
Additions during the year:
Newly consolidated assets and acquisition of limited partnership interests(1)	69,410	19,683	31,447
Acquisitions	—	—	107,445
Capital additions	175,329	275,444	665,233
Deductions during the year:
Casualty and other write-offs(2)	(15,865)	(43,134)	(130,595)
Sales	(479,687)	(1,533,511)	(2,093,234)

Balance at end of year	$9,468,165	$9,718,978	$11,000,496

Accumulated Depreciation
Balance at beginning of year	$2,723,339	$2,814,992	$3,047,211
Additions during the year:
Depreciation	422,099	478,550	497,395
Newly consolidated assets and acquisition of limited partnership interests(1)	(12,348)	(2,763)	(22,256)
Deductions during the year:
Casualty and other write-offs	(4,831)	(5,200)	(1,838)
Sales	(193,852)	(562,240)	(705,520)

Balance at end of year	$2,934,407	$2,723,339	$2,814,992

(1)	Includes the effect of newly consolidated assets, acquisition of limited partnership interests and related activity.

(2)	Casualty and other write-offs in 2008 include impairments totaling $91.1 million related to our Lincoln Place and Pacific Bay Vistas properties.

ITEM 15.	Exhibits

INDEX TO EXHIBITS(1)(2)

Exhibit
No.	Description

10.1	Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and restated as of February 28, 2007 (Exhibit 10.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by this reference)
10.2	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of December 31, 2007 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 31, 2007, is incorporated herein by this reference)
10.3	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 30, 2009 (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, is incorporated herein by this reference)
10.4	Third Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of September 2, 2010 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 3, 2010, is incorporated herein by this reference)
10.5	Amended and Restated Secured Credit Agreement, dated as of November 2, 2004, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 4.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, is incorporated herein by this reference)
10.6	First Amendment to Amended and Restated Secured Credit Agreement, dated as of June 16, 2005, by and among Aimco, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., and NHP Management Company as the borrowers and Bank of America, N.A., Keybank National Association, and the Lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated June 16, 2005, is incorporated herein by this reference)
10.7	Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 22, 2006, by and among Aimco, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, and Bank of America, N.A., Keybank National Association, and the lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated March 22, 2006, is incorporated herein by this reference)
10.8	Third Amendment to Senior Secured Credit Agreement, dated as of August 31, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 31, 2007, is incorporated herein by this reference)
10.9	Fourth Amendment to Senior Secured Credit Agreement, dated as of September 14, 2007, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 14, 2007, is incorporated herein by this reference)
10.10	Fifth Amendment to Senior Secured Credit Agreement, dated as of September 9, 2008, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 11, 2008, is incorporated herein by this reference)
10.11	Sixth Amendment to Senior Secured Credit Agreement, dated as of May 1, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent and Bank of America, N.A., Keybank National Association and the other lenders listed therein (Exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, is incorporated herein by this reference)

Exhibit
No.	Description

10.12	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated August 6, 2009, is incorporated herein by this reference)
10.13	Eighth Amendment to Senior Secured Credit Agreement, dated as of February 3, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated February 5, 2010, is incorporated herein by this reference)
10.14	Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 14, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the borrowers, the guarantors and the pledgors named therein and the lenders party thereto (exhibit 10.1 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, is incorporated herein by this reference)
10.15	Tenth Amendment to Senior Secured Credit Agreement, dated as of September 29, 2010, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated September 29, 2010, is incorporated herein by this reference)
10.16	Master Indemnification Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., XYZ Holdings LLC, and the other parties signatory thereto (Exhibit 2.3 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.17	Tax Indemnification and Contest Agreement, dated December 3, 2001, by and among Apartment Investment and Management Company, National Partnership Investments, Corp., and XYZ Holdings LLC and the other parties signatory thereto (Exhibit 2.4 to Aimco’s Current Report on Form 8-K, dated December 6, 2001, is incorporated herein by this reference)
10.18	Employment Contract executed on December 29, 2008, by and between AIMCO Properties, L.P. and Terry Considine (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated December 29, 2008, is incorporated herein by this reference)*
10.19	Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (October 1999) (Exhibit 10.26 to Aimco’s Annual Report on Form 10-K for the year ended December 31,
1999, is incorporated herein by this reference)*
10.20	Form of Restricted Stock Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.11 to Aimco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, is incorporated herein by this reference)*
10.21	Form of Incentive Stock Option Agreement (1997 Stock Award and Incentive Plan) (Exhibit 10.42 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by this reference)*
10.22	2007 Stock Award and Incentive Plan (incorporated by reference to Appendix A to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
10.23	Form of Restricted Stock Agreement (Exhibit 10.2 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.24	Form of Non-Qualified Stock Option Agreement (Exhibit 10.3 to Aimco’s Current Report on Form 8-K, dated April 30, 2007, is incorporated herein by this reference)*
10.25	2007 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Aimco’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2007)*
21.1	List of Subsidiaries
23.1	Consent of Independent Registered Public Accounting Firm

Exhibit
No.		Description

31.1		Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2		Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2		Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1		Agreement re: disclosure of long-term debt instruments
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

(1)	Schedule and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	The file reference number for all exhibits is 001-13232, and all such exhibits remain available pursuant to the Records Control Schedule of the Securities and Exchange Commission.

*	Management contract or compensatory plan or arrangement

Exhibit 21.1

Entity Name	State Code

AIMCO PROPERTIES, L.P.	DE
107-145 WEST 135TH STREET ASSOCIATES LIMITED PARTNERSHIP	NY
1133 FIFTEENTH STREET ASSOCIATES	DC
ABBOTT ASSOCIATES LIMITED PARTNERSHIP	NY
ACQUISITION LIMITED PARTNERSHIP	MD
ACTC VI MANAGER, LLC	DE
AHP ACQUISITION COMPANY, LLC	ME
AIC REIT PROPERTIES LLC	DE
AIMCO 1582 FIRST AVENUE, LLC	DE
AIMCO 173 EAST 90TH STREET, LLC	DE
AIMCO 182-188 COLUMBUS AVENUE, LLC	DE
AIMCO 204-206 WEST 133, LLC	DE
AIMCO 2232-2240 ACP, LLC	DE
AIMCO 2247-2253 ACP, LLC	DE
AIMCO 2252-2258 ACP, LLC	DE
AIMCO 2300-2310 ACP, LLC	DE
AIMCO 237 NINTH AVENUE, LLC	DE
AIMCO 240 WEST 73RD STREET CO-OWNER, LLC	DE
AIMCO 240 WEST 73RD STREET, LLC	DE
AIMCO 2484 ACP, LLC	DE
AIMCO 306 EAST 89TH STREET, LLC	DE
AIMCO 311/313 EAST 73RD STREET, LLC	DE
AIMCO 322 EAST 61ST STREET, LLC	DE
AIMCO 452 EAST 78TH STREET PROPERTY, LLC	DE
AIMCO 464-466 AMSTERDAM 200-210 WEST 83RD STREET, LLC	DE
AIMCO 510 EAST 88TH STREET PROPERTY, LLC	DE
AIMCO 514 EAST 88TH STREET, LLC	DE
AIMCO 656 ST. NICHOLAS, LLC	DE
AIMCO 759 ST. NICHOLAS, LLC	DE
AIMCO 88TH STREET/SECOND AVENUE PROPERTIES, LLC	DE
AIMCO ALL HALLOWS, LLC	DE
AIMCO ANGELES GP, LLC	DE
AIMCO ANTIOCH, L.L.C.	DE
AIMCO ARBORS-GROVETREE, LLC	DE
AIMCO ARVADA HOUSE, LLC	DE
AIMCO ASSOCIATED PROPERTIES, LP	DE
AIMCO ASSURANCE LTD.	BD
AIMCO AUBURN GLEN APARTMENTS, LLC	DE
AIMCO BALAYE APARTMENTS I, LLC	DE
AIMCO BALAYE APARTMENTS II, LLC	DE
AIMCO BARCELONA, LLC	DE
AIMCO BAYVIEW, LLC	DE
AIMCO BEACON HILL PRESERVATION GP, LLC	DE

Entity Name	State Code

AIMCO BILTMORE, LLC	DE
AIMCO BOLTON NORTH, L.L.C.	DE
AIMCO BOSTON LOFTS, L.P.	DE
AIMCO BREAKERS, L.P.	DE
AIMCO BRIARWOOD, LLC	DE
AIMCO BUENA VISTA APARTMENTS GP, LLC	DE
AIMCO BUENA VISTA APARTMENTS, L.P.	DE
AIMCO BUTTERNUT CREEK PRESERVATION GP, LLC	DE
AIMCO CALHOUN CLUB, L.L.C.	DE
AIMCO CALHOUN, L.L.C.	DE
AIMCO CAMERON VILLAS, L.L.C.	DE
AIMCO CANYON TERRACE GP, LLC	DE
AIMCO CANYON TERRACE, L.P.	DE
AIMCO CAPITAL HOLDINGS FUND VI, LLC	DE
AIMCO CAPITAL HOLDINGS FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND I, LIMITED PARTNERSHIP	CA
AIMCO CAPITAL TAX CREDIT FUND II, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND III, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND IV, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND IX, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND V, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND VIII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND X, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XI, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XII, LLC	DE
AIMCO CAPITAL TAX CREDIT FUND XIII, LLC	DE
AIMCO CAPITAL TAX CREDIT I, INC.	CA
AIMCO CAPITAL TAX CREDIT MANAGEMENT II, LLC	DE
AIMCO CAPITAL TAX CREDIT MANAGEMENT III, LLC	DE
AIMCO CAPITAL, INC.	DE
AIMCO CARRIAGE HOUSE GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO CASA DE LAS HERMANITAS DEVCO, LLC	DE
AIMCO CHELSEA LAND, L.L.C.	DE
AIMCO CHESTNUT HALL GP, LLC	DE
AIMCO CHESTNUT HALL LIMITED PARTNERSHIP	DE
AIMCO CHESTNUT HILL GP, LLC	DE
AIMCO CK PROPERTIES, LLC	DE
AIMCO CLEARING ACCOUNT, LLC	DE
AIMCO COLUMBUS AVE., LLC	DE
AIMCO COMMUNITY CIRCLE II, LLC	DE
AIMCO CONSTRUCTION SERVICES, LLC	DE
AIMCO COPPERWOOD, LLC	DE
AIMCO COUNTRY CLUB HEIGHTS, LLC	DE
AIMCO COUNTRY LAKES, L.L.C.	DE
AIMCO CREVENNA OAKS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS GP, LLC	DE
AIMCO CROSSWOOD PARK APARTMENTS, L.P.	DE
AIMCO DEERBROOK, LLC	DE
AIMCO ELM CREEK, L.P.	DE
AIMCO ELM CREEK, LLC	DE
AIMCO EQUITY SERVICES, INC.	VA
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	DE
AIMCO FALL RIVER II, L.L.C.	DE
AIMCO FALL RIVER, L.L.C.	DE
AIMCO FISHERMAN’S WHARF, LLC	DE
AIMCO FLAMINGO HEALTH CLUB, LLC	DE
AIMCO FORESTLAKE APARTMENTS, LLC	DE
AIMCO FOUNTAIN PLACE PRESERVATION GP, LLC	DE
AIMCO FOX VALLEY-OXFORD, LLC	DE
AIMCO FOXCHASE GP, LLC	DE
AIMCO FOXCHASE, L.P.	DE
AIMCO FRAMINGHAM, LLC	DE
AIMCO GARDENS GP LLC	DE
AIMCO GLENS APARTMENTS, LLC	DE
AIMCO GP LA, L.P.	DE
AIMCO GRANADA, L.L.C.	DE
AIMCO GREENBRIAR PRESERVATION GP, LLC	DE
AIMCO GREENS OF NAPERVILLE, L.L.C.	DE
AIMCO GREENS, L.L.C.	DE
AIMCO GROUP, L.P.	DE
AIMCO GS SWAP, LLC	DE
AIMCO HANOVER SQUARE/DIP, L.L.C.	DE
AIMCO HARLEM FUNDING, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO HEMET DEVCO, LLC	DE
AIMCO HERITAGE PARK, L.P.	DE
AIMCO HILLMEADE, LLC	DE
AIMCO HOLDINGS, L.P.	DE
AIMCO HOPKINS VILLAGE PRESERVATION GP, LLC	DE
AIMCO HORIZONS WEST APARTMENTS, LLC	DE
AIMCO HP/SWAP, LLC	DE
AIMCO HUNTER’S CROSSING, L.P.	DE
AIMCO HYDE PARK TOWER, L.L.C.	DE
AIMCO INDEPENDENCE GREEN, L.L.C.	DE
AIMCO INDIO DEVCO, LLC	DE
AIMCO INGRAM SQUARE PRESERVATION GP, LLC	DE
AIMCO IPLP, L.P.	DE
AIMCO JACQUES-MILLER, L.P.	DE
AIMCO KEY TOWERS, L.P.	DE
AIMCO KIRKWOOD HOUSE PRESERVATION SLP, LLC	DE
AIMCO LA SALLE, LLC	DE
AIMCO LA VISTA, LLC	DE
AIMCO LEAHY SQUARE APARTMENTS, LLC	DE
AIMCO LOFTS HOLDINGS, L.P.	DE
AIMCO LORING TOWERS, LLC	DE
AIMCO LOS ARBOLES, L.P.	DE
AIMCO LP LA, LP	DE
AIMCO LT, L.P.	DE
AIMCO MALIBU CANYON, LLC	DE
AIMCO MAPLE BAY, L.L.C.	DE
AIMCO MERRILL HOUSE, L.L.C.	DE
AIMCO MICHIGAN MEADOWS HOLDINGS, L.L.C.	DE
AIMCO MONTEREY GROVE APARTMENTS TIC 2, LLC	DE
AIMCO MONTEREY GROVE APARTMENTS, LLC	DE
AIMCO N.P. LOFTS, L.P.	DE
AIMCO NAPLES, LLC	DE
AIMCO NET LESSEE (BAYBERRY HILL), LLC	DE
AIMCO NET LESSEE (GEORGETOWN), LLC	DE
AIMCO NET LESSEE (MARLBORO), LLC	DE
AIMCO NET LESSEE (WATERFORD VILLAGE), LLC	DE
AIMCO NEW BALTIMORE, LLC	DE
AIMCO NEWBERRY PARK PRESERVATION GP, LLC	DE
AIMCO NON-ECONOMIC MEMBER, LLC	DE
AIMCO NORTH ANDOVER, L.L.C.	DE
AIMCO NORTHPOINT, L.L.C.	DE
AIMCO OAK FOREST I, L.L.C.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO OAK FOREST II, L.L.C.	DE
AIMCO OCEAN OAKS, L.L.C.	DE
AIMCO OXFORD HOUSE PRESERVATION GP, LLC	DE
AIMCO PACIFICA PARK APARTMENTS, LLC	DE
AIMCO PALM SPRINGS DEVCO, LLC	DE
AIMCO PANORAMA PARK PRESERVATION GP, LLC	DE
AIMCO PARADISE PALMS, LLC	DE
AIMCO PARK LA BREA HOLDINGS, LLC	DE
AIMCO PARK LA BREA SERVICES, LLC	DE
AIMCO PARK PLACE, LLC	DE
AIMCO PARKVIEW DEVCO, LLC	DE
AIMCO PARKWAYS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS GP, LLC	DE
AIMCO PATHFINDER VILLAGE APARTMENTS, L.P.	DE
AIMCO PAVILION PRESERVATION GP, L.L.C.	DE
AIMCO PEPPERTREE, L.P.	DE
AIMCO PINE BLUFF VILLAGE PRESERVATION GP, LLC	DE
AIMCO PINE LAKE, L.P.	DE
AIMCO PINE SHADOWS, L.L.C.	DE
AIMCO PINES, L.P.	DE
AIMCO PLEASANT HILL, LLC	DE
AIMCO PLUMMER VILLAGE, LLC	DE
AIMCO PROPERTIES FINANCE PARTNERSHIP, L.P.	DE
AIMCO PROPERTIES, LLC	DE
AIMCO QRS GP, LLC	DE
AIMCO RAMBLEWOOD, L.L.C.	DE
AIMCO RAVENSWORTH GP, LLC	DE
AIMCO RAVENSWORTH, L.P.	DE
AIMCO REFLECTIONS, LLC	DE
AIMCO REMINGTON, LLC	DE
AIMCO RIDGEWOOD LA LOMA DEVCO, LLC	DE
AIMCO RIDGEWOOD TOWERS PRESERVATION GP, LLC	DE
AIMCO RIVER CLUB, LLC	DE
AIMCO RIVER VILLAGE PRESERVATION GP, LLC	DE
AIMCO RIVERSIDE PARK, L.L.C.	DE
AIMCO RIVERWOODS GP, LLC	DE
AIMCO ROSE GARDENS, LLC	DE
AIMCO ROUND BARN MANOR GP, LLC	DE
AIMCO ROYAL CREST — NASHUA, L.L.C.	DE
AIMCO ROYAL PALMS, LLC	DE
AIMCO RUSCOMBE GARDENS SLP, LLC	DE
AIMCO SALEM PRESERVATION GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO SAN BRUNO APARTMENT PARTNERS, L.P.	DE
AIMCO SAN JOSE, LLC	DE
AIMCO SAN JUAN DEL CENTRO GP, LLC	DE
AIMCO SCHAUMBURG-OXFORD, LLC	DE
AIMCO SCOTCHOLLOW APARTMENTS GP, LLC	DE
AIMCO SCOTCHOLLOW APARTMENTS, L.P.	DE
AIMCO SELECT PROPERTIES, L.P.	DE
AIMCO SHOREVIEW, LLC	DE
AIMCO SIGNATURE POINT, L.P.	DE
AIMCO SOMERSET LAKES, L.L.C.	DE
AIMCO SOUTH BAY VILLA, LLC	DE
AIMCO STAFFORD STUDENT APARTMENTS GP, LLC	DE
AIMCO STERLING VILLAGE DEVCO, LLC	DE
AIMCO SUMMIT OAKS GP, LLC	DE
AIMCO SUNSET ESCONDIDO, L.L.C.	DE
AIMCO TAMARAC PINES, LLC	DE
AIMCO TERRY MANOR, LLC	DE
AIMCO TOMPKINS TERRACE GP, LLC	DE
AIMCO TOR, L.L.C.	DE
AIMCO TOWNSHIP AT HIGHLANDS APARTMENTS, LLC	DE
AIMCO TREE CARE DIVISION, LLC	DE
AIMCO VAN NUYS PRESERVATION, LLC	DE
AIMCO VANTAGE POINTE, L.L.C.	DE
AIMCO VENEZIA, LLC	DE
AIMCO VERDES DEL ORIENTE, L.L.C.	DE
AIMCO VILLA DE GUADALUPE, L.L.C.	DE
AIMCO VILLA DEL SOL, L.P.	DE
AIMCO VILLAGE CROSSING, L.L.C.	DE
AIMCO WALNUT HILLS PRESERVATION GP, LLC	DE
AIMCO WARWICK, L.L.C.	DE
AIMCO WASHINGTON SQUARE WEST GP, LLC	DE
AIMCO WAVERLY APARTMENTS, LLC	DE
AIMCO WAVERLY, LLC	DE
AIMCO WESTCHESTER PARK, LLC	DE
AIMCO WESTMINSTER OAKS GP, LLC	DE
AIMCO WESTWAY VILLAGE, LLC	DE
AIMCO WESTWOOD PRESERVATION GP, LLC	DE
AIMCO WESTWOOD TERRACE GP, LLC	DE
AIMCO WEXFORD VILLAGE II, L.L.C.	DE
AIMCO WEXFORD VILLAGE, L.L.C.	DE
AIMCO WHITEFIELD PLACE, LLC	DE
AIMCO WINTER GARDEN, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO WOODLAND HILLS, LLC	DE
AIMCO WOODS OF BURNSVILLE, L.L.C.	DE
AIMCO YACHT CLUB AT BRICKELL, LLC	DE
AIMCO YORKTOWN, L.P.	DE
AIMCO/APOLLO, L.L.C.	DE
AIMCO/BETHESDA EMPLOYEE, L.L.C.	DE
AIMCO/BETHESDA GP, L.L.C.	DE
AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.	DE
AIMCO/BETHESDA HOLDINGS, INC.	DE
AIMCO/BETHESDA II, L.L.C.	DE
AIMCO/BLUFFS, L.L.C.	DE
AIMCO/BRANDERMILL, L.L.C.	DE
AIMCO/BRANDON, L.L.C.	DE
AIMCO/BRANDYWINE, L.P.	DE
AIMCO/CASSELBERRY, L.L.C.	DE
AIMCO/CHICKASAW, L.L.C.	DE
AIMCO/CHIMNEYTOP, L.L.C.	DE
AIMCO/COLONNADE, L.L.C.	DE
AIMCO/COLONNADE, L.P.	DE
AIMCO/DFW RESIDENTIAL INVESTORS GP, LLC	DE
AIMCO/FARMINGDALE, L.L.C.	DE
AIMCO/FOX VALLEY, L.L.C.	DE
AIMCO/FOXTREE, L.L.C.	DE
AIMCO/FOXTREE, L.P.	DE
AIMCO/HIL, L.L.C.	DE
AIMCO/HOLLIDAY ASSOCIATES GP, LLC	DE
AIMCO/KIRKMAN, L.L.C.	DE
AIMCO/LAKE RIDGE, L.L.C.	DE
AIMCO/LANTANA, L.L.C.	DE
AIMCO/LEXINGTON MERGER SUB, L.P.	DE
AIMCO/LEXINGTON, L.L.C.	DE
AIMCO/MINNEAPOLIS ASSOCIATES GP, LLC	DE
AIMCO/NASHUA, L.L.C.	DE
AIMCO/NHP PARTNERS, L.P.	DE
AIMCO/NHP PROPERTIES, INC.	DE
AIMCO/NORTH WOODS, L.L.C.	DE
AIMCO/ONE LINWOOD ASSOCIATES GP, LLC	DE
AIMCO/PALM BEACH, L.L.C.	DE
AIMCO/PARK TOWNE PLACE ASSOCIATES GP, LLC	DE
AIMCO/PINELLAS, L.L.C.	DE
AIMCO/RAVENSWORTH ASSOCIATES GP, LLC	DE
AIMCO/RIVERSIDE PARK ASSOCIATES GP, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

AIMCO/RIVERSIDE PARK MERGER SUB, L.P.	DE
AIMCO/SCHAUMBURG, L.L.C.	DE
AIMCO/SHADETREE, L.L.C.	DE
AIMCO/SHADETREE, L.P.	DE
AIMCO/SOUTHRIDGE, L.L.C.	DE
AIMCO/STANDPOINT VISTA GP, LLC	DE
AIMCO/STONEGATE, L.P.	DE
AIMCO/SWAP, L.L.C.	DE
AIMCO/TIDEWATER, L.L.C.	DE
AIMCO/TIMBERTREE, L.L.C.	DE
AIMCO/TIMBERTREE, L.P.	DE
AIMCO/TRAVIS ONE, L.P.	DE
AIMCO/WAI ASSOCIATES GP, LLC	DE
AIMCO/WAI ASSOCIATES LP, LLC	DE
AIMCO/WESTRIDGE, L.L.C.	DE
AIMCO/WINROCK-HOUSTON GP, LLC	DE
AJ ONE LIMITED PARTNERSHIP	DE
AJ TWO LIMITED PARTNERSHIP	DE
ALL HALLOWS ASSOCIATES, L.P.	CA
ALL HALLOWS PRESERVATION, L.P.	CA
ALLIANCE TOWERS LIMITED PARTNERSHIP	OH
AMBASSADOR APARTMENTS, L.P.	DE
AMBASSADOR CRM FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR FLORIDA PARTNERS LIMITED PARTNERSHIP	DE
AMBASSADOR I, L. P.	IL
AMBASSADOR III, L.P.	DE
AMBASSADOR IX, L.P.	DE
AMBASSADOR TEXAS PARTNERS, L.P.	DE
AMBASSADOR VII, L.P.	DE
AMBASSADOR VIII, L.P.	DE
AMBASSADOR X, L.P.	DE
ANGELES INCOME PROPERTIES, LTD. 6	CA
ANGELES INVESTMENT PROPERTIES, INC.	CA
ANGELES PARTNERS XII	CA
ANGELES PROPERTIES, INC.	CA
ANGELES REALTY CORPORATION	CA
ANGELES REALTY CORPORATION II	CA
ANTIOCH PRESERVATION, L.P.	DE
ANTON SQUARE, LTD.	AL
AP XII ASSOCIATES GP, L.L.C.	SC
AP XII TWIN LAKE TOWERS, L.P.	DE
AP XII TWIN LAKE TOWERS, LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

APARTMENT CCG 17, L.L.C.	SC
APARTMENT CCG 17, L.P.	CA
APARTMENT CREEK 17A LLC	CO
APARTMENT LODGE 17A LLC	CO
APOLLO-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
ARLINGTON SENIOR HOUSING, L.P.	TX
ARVADA HOUSE PRESERVATION LIMITED PARTNERSHIP	CO
ATLANTA ASSOCIATES LIMITED PARTNERSHIP	MA
ATLANTIC IX, L.L.C.	MI
BANGOR HOUSE PROPRIETARY LIMITED PARTNERSHIP	ME
BAY PARC PLAZA APARTMENTS, L.P.	DE
BAYBERRY HILL, L.L.C.	DE
BAYVIEW HUNTERS POINT APARTMENTS, L.P.	CA
BAYVIEW PRESERVATION, L.P.	CA
BEACON HILL PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BEDFORD HOUSE, LTD.	OH
BENJAMIN BANNEKER PLAZA ASSOCIATES	PA
BENT TREE II-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BENT TREE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
BEREA SINGLE FAMILY HOMES, LTD.	KY
BERKLEY LIMITED PARTNERSHIP	VA
BETHEL COLUMBUS CORPORATION	MD
BETHEL COLUMBUS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BETTER HOUSING ASSOCIATES, LIMITED PARTNERSHIP	CT
BEVILLE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
BILTMORE APARTMENTS, LTD.	OH
BLAKEWOOD PROPERTIES ASSOCIATES	GA
BLANCHARD APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	WA
BOLTON NORTH PRESERVATION LIMITED PARTNERSHIP	DE
BRANDERMILL-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRANDON-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
BRIARCLIFFE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
BRIGHTON MEADOWS ASSOCIATES, AN INDIANA LIMITED PARTNERSHIP	IN
BRIGHTWOOD MANOR ASSOCIATES	PA
BRINTON MANOR NO. 1 ASSOCIATES	PA
BRINTON TOWERS ASSOCIATES	PA
BRISTOL PARTNERS, L.P.	MO
BROAD RIVER PROPERTIES, L.L.C.	DE
BROADMOOR APARTMENTS ASSOCIATES LTD. PARTNERSHIP	SC
BROOK RUN ASSOCIATES, L.P.	IL
BROOKSIDE APARTMENTS ASSOCIATES	PA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

BROOKWOOD LIMITED PARTNERSHIP	IL
BUFFALO VILLAGE ASSOCIATES LIMITED PARTNERSHIP	NY
BURKSHIRE COMMONS APARTMENTS PARTNERS, L.P.	DE
BURNSVILLE APARTMENTS LIMITED PARTNERSHIP	MN
BUTTERNUT CREEK PRESERVATION LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
BW OPERATING COMPANY, L.L.C.	MA
CALHOUN BUILDERS, INC. D/B/A PATMAN SWITCH ASSOCIATES, A LOUISIANA PARTNERSHIP IN COMMENDAM	LA
CALIFORNIA SQUARE LIMITED PARTNERSHIP	KY
CALMARK HERITAGE PARK II LIMITED PARTNERSHIP	CA
CALMARK INVESTORS, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
CALVERT CITY, LTD.	OH
CAMARILLO-ROSEWOOD ASSOCIATES LIMITED PARTNERSHIP	CA
CAMBRIDGE HEIGHTS APARTMENTS LIMITED PARTNERSHIP	MS
CANTERBURY GARDENS ASSOCIATES LIMITED PARTNERSHIP	MI
CANTERBURY LIMITED PARTNERSHIP	IN
CANTERBURY SERVICES LLC	DE
CANYON SHADOWS, L.P.	CA
CARPENTER-OXFORD ASSOCIATES II LIMITED PARTNERSHIP	MD
CARPENTER-OXFORD, L.L.C.	MD
CARRIAGE APX, A MICHIGAN LIMITED PARTNERSHIP	MI
CARRIAGE APX, INC.	MI
CARRIAGE HOUSE PRESERVATION, L.P.	DE
CASSELBERRY INVESTORS, L.L.C.	MD
CASSELBERRY-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CASTLEWOOD ASSOCIATES, L.P.	IA
CCIP PLANTATION GARDENS, L.L.C.	DE
CCIP REGENCY OAKS, L.L.C.	DE
CCIP STERLING, L.L.C.	DE
CCIP STERLING, L.P.	PA
CCIP/2 HIGHCREST, L.L.C.	DE
CCIP/2 VILLAGE BROOKE, L.L.C.	DE
CCP IV ARBOURS OF HERMITAGE, LLC	DE
CCP IV ASSOCIATES, LTD.	TX
CCP IV KNOLLWOOD, LLC	DE
CCP/IV RESIDENTIAL GP, L.L.C.	SC
CDLH AFFORDABLE, L.P.	CA
CEDAR RIM APARTMENTS, LLC	DE
CENTER CITY ASSOCIATES	PA
CENTER SQUARE ASSOCIATES	PA
CENTRAL STROUD, LIMITED PARTNERSHIP	FL

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

CENTRAL WOODLAWN LIMITED PARTNERSHIP	IL
CENTRAL WOODLAWN REHABILITATION JOINT VENTURE	IL
CENTURY LAKESIDE PLACE, L.P.	TX
CENTURY PROPERTIES FUND XIV L.P.	CA
CENTURY PROPERTIES FUND XIX, LP	DE
CENTURY PROPERTIES FUND XV	CA
CENTURY PROPERTIES FUND XVI	CA
CENTURY PROPERTIES FUND XVII, LP	DE
CENTURY PROPERTIES GROWTH FUND XXII, LP	DE
CENTURY SUN RIVER, LIMITED PARTNERSHIP	AZ
CHANTILLY PARTNERS LIMITED PARTNERSHIP	VA
CHAPEL HOUSING LIMITED PARTNERSHIP	MD
CHATEAU FOGHORN LIMITED PARTNERSHIP	MD
CHESTNUT HILL ASSOCIATES LIMITED PARTNERSHIP	DE
CHESWICK-OXFORD ASSOCIATES, L.P.	IN
CHICKASAW-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CHIMNEYTOP-OXFORD ASSOCIATES L.P.	IN
CHURCH STREET ASSOCIATES LIMITED PARTNERSHIP	IL
CHURCHVIEW GARDENS LIMITED PARTNERSHIP	PA
CITY HEIGHTS DEVELOPMENT COMPANY	PA
CITY LINE ASSOCIATES LIMITED PARTNERSHIP	VA
CK ACQUISITIONS, L.P.	DE
CK SERVICES, INC.	DE
CK-GP II, INC.	DE
CK-LP II, INC.	DE
CLEAR LAKE LAND PARTNERS, LTD.	TX
CLOVERLANE III CORPORATION	MD
CLOVERLANE III-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
CLUB APARTMENT ASSOCIATES LIMITED PARTNERSHIP	NC
COLD SPRING SINGLE FAMILY HOMES, LTD.	KY
COLLEGE PARK APARTMENTS, A LIMITED PARTNERSHIP	PA
COMMUNITY CIRCLE II, LTD.	OH
COMMUNITY DEVELOPERS OF PRINCEVILLE LIMITED PARTNERSHIP	NC
CONCAP EQUITIES, INC.	DE
CONGRESS REALTY COMPANIES LIMITED PARTNERSHIP	MA
CONGRESS REALTY CORP.	MA
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP	DE
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP	DE
CONSOLIDATED CAPITAL PROPERTIES IV, LP	DE
CONTINENTAL PLAZA ASSOCIATES	IL
COOPER RIVER PROPERTIES, L.L.C.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

COPPERFIELD APARTMENTS JV, L.P.	TX
COPPERWOOD PRESERVATION, LP	TX
COUCH-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
COUCH-OXFORD, L.L.C.	MD
COURTYARD-OXFORD ASSOCIATES L.P.	IN
CPF 16 WOODS OF INVERNESS GP, L.L.C.	SC
CPF CREEKSIDE, LLC	DE
CPF XIV/SUN RIVER, INC.	AZ
CPF XV/LAKESIDE PLACE, INC.	TX
CPGF 22 WOOD CREEK GP, L.L.C.	SC
CRC CONGRESS REALTY CORP.	MA
CREEKVIEW ASSOCIATES	PA
CREVENNA OAKS PRESERVATION, L.P.	DE
CROCKETT MANOR APARTMENTS, A LIMITED PARTNERSHIP	TN
CUMBERLAND COURT ASSOCIATES	PA
DANBURY PARK MANAGEMENT CORP.	CA
DARBY TOWNHOUSES ASSOCIATES	PA
DARBY TOWNHOUSES LIMITED PARTNERSHIP	PA
DARBY TOWNHOUSES PRESERVATION GENERAL PARTNER, L.L.C.	DE
DARBY TOWNHOUSES PRESERVATION, LP	PA
DAVIDSON DIVERSIFIED PROPERTIES, INC.	TN
DAVIDSON PROPERTIES, INC.	TN
DAWSON SPRINGS, LTD.	OH
DBL PROPERTIES CORPORATION	NY
DELHAVEN MANOR, LTD.	MS
DELTA SQUARE-OXFORD LIMITED PARTNERSHIP	MD
DELTA SQUARE-OXFORD, L.L.C.	MD
DENNY PLACE LIMITED PARTNERSHIP	CA
DFW RESIDENTIAL INVESTORS LIMITED PARTNERSHIP	DE
DIVERSIFIED EQUITIES, LIMITED	TN
DORAL LIMITED PARTNERSHIP	PA
DOUGLAS STREET LANDINGS, LTD.	TX
DOYLE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP	NY
DUQUESNE ASSOCIATES NO. 1	PA
EAST HAVEN REAL ESTATE ASSOCIATES LIMITED PARTNERSHIP	MA
EASTRIDGE APARTMENTS A LIMITED PARTNERSHIP	PA
EASTRIDGE ASSOCIATES	PA
ELDERLY DEVELOPMENT WESTMINSTER, A CALIFORNIA LIMITED PARTNERSHIP	CA
ELKHART TOWN AND COUNTRY LIMITED PARTNERSHIP	IN
EUSTIS APARTMENTS, LTD.	FL
EVERGREEN CLUB LIMITED PARTNERSHIP	MA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

FAIRBURN AND GORDON ASSOCIATES II LIMITED PARTNERSHIP	GA
FAIRBURN AND GORDON ASSOCIATES LIMITED PARTNERSHIP	GA
FAIRWOOD ASSOCIATES	CA
FARMINGDALE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IL
FINLAY INTERESTS 2, LTD.	FL
FINLAY INTERESTS MT 2, LTD.	FL
FIRST ALEXANDRIA ASSOCIATES LIMITED PARTNERSHIP	VA
FIRST WINTHROP CORPORATION	DE
FISHERMAN’S VILLAGE-OXFORD ASSOCIATES, L.P.	IN
FISHERMAN’S WHARF PARTNERS, A TEXAS LIMITED PARTNERSHIP	TX
FISHWIND CORPORATION	MD
FMI LIMITED PARTNERSHIP	PA
FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP	GA
FOUNTAIN PLACE PRESERVATION, L.P.	DE
FOUR QUARTERS HABITAT APARTMENTS ASSOCIATES, LTD.	FL
FOX ASSOCIATES ‘84	CA
FOX CAPITAL MANAGEMENT CORPORATION	CA
FOX PARTNERS	CA
FOX PARTNERS II	CA
FOX PARTNERS III	CA
FOX PARTNERS IV	CA
FOX PARTNERS VIII	CA
FOX REALTY INVESTORS	CA
FOX RUN APARTMENTS, LTD.	TX
FOX STRATEGIC HOUSING INCOME PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP	CA
FOX VALLEY TWO-OXFORD LIMITED PARTNERSHIP	MD
FOX VALLEY-OXFORD LIMITED PARTNERSHIP	MD
FOXFIRE LIMITED DIVIDEND HOUSING ASSOCIATION	MI
FRANKLIN CHANDLER ASSOCIATES	PA
FRANKLIN EAGLE ROCK ASSOCIATES	PA
FRANKLIN NEW YORK AVENUE ASSOCIATES	PA
FRANKLIN PARK LIMITED PARTNERSHIP	PA
FRANKLIN PHEASANT RIDGE ASSOCIATES	PA
FRANKLIN SQUARE SCHOOL ASSOCIATES LIMITED PARTNERSHIP	MD
FRANKLIN WOODS ASSOCIATES	PA
FRIENDSET HOUSING COMPANY LIMITED PARTNERSHIP	NY
FRIO HOUSING, LTD.	TX
FRP LIMITED PARTNERSHIP	PA
GADSDEN TOWERS, LTD.	AL
GATE MANOR APARTMENTS, LTD., A TENNESSEE LIMITED PARTNERSHIP	TN
GC SOUTHEAST PARTNERS, L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

GEORGETOWN 20Y APARTMENTS, L.L.C.	DE
GEORGETOWN MANAGEMENT, INC.	CA
GEORGETOWN WOODS LAND DEVELOPMENT, LP	IN
GEORGETOWN WOODS SENIOR APARTMENTS, L.P.	IN
GLENBROOK LIMITED PARTNERSHIP	MA
GOTHAM APARTMENTS, LIMITED PARTNERSHIP	MO
GP REAL ESTATE SERVICES II INC.	DE
GP SERVICES II, INC.	SC
GP-OP PROPERTY MANAGEMENT, LLC	DE
GRAND PLAZA PRESERVATION GP, LLC	DE
GRAND PLAZA PRESERVATION, L.P.	CA
GRANDVIEW MANAGEMENT, INC.	CA
GREENBRIAR PRESERVATION, L.P.	DE
GREENBRIAR-OXFORD ASSOCIATES L.P.	IN
GREENTREE ASSOCIATES	IL
GROVE PARK VILLAS, LTD.	FL
GSSW-REO DALLAS, L.P.	TX
GSSW-REO PEBBLE CREEK, L.P.	TX
GSSW-REO TIMBERLINE LIMITED PARTNERSHIP	TX
GULF COAST HOLDINGS, LTD.	AL
GULF COAST PARTNERS, LTD.	CA
GWYNED PARTNERS LIMITED PARTNERSHIP	PA
HALLS MILL, LTD.	AL
HAMLIN ESTATES LIMITED PARTNERSHIP	CA
HARRIS PARK LIMITED PARTNERSHIP	NY
HATILLO HOUSING ASSOCIATES	MA
HC/OAC, L.L.C.	MD
HCW GENERAL PARTNER, LIMITED PARTNERSHIP	TX
HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP	MA
HENNA GP LLC	DE
HENNA TOWNHOMES, LTD.	TX
HENRIETTA-OXFORD ASSOCIATES LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP	MD
HERITAGE PARK II INC.	DE
HERITAGE PARK INVESTORS, INC.	CA
HHP L.P.	DE
HIGHLANDS VILLAGE II, LTD.	FL
HISTORIC PROPERTIES INC.	DE
HMI PROPERTY MANAGEMENT (ARIZONA), INC.	AZ
HOLLIDAYSBURG LIMITED PARTNERSHIP	PA
HOLLOWS ASSOCIATES LIMITED PARTNERSHIP	NY
HOMECORP INVESTMENTS, LTD.	AL

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

HOPKINS VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
HOUSING ASSISTANCE OF MT. DORA, LTD.	FL
HOUSING ASSISTANCE OF ORANGE CITY, LTD.	FL
HOUSING ASSISTANCE OF SEBRING, LTD.	FL
HOUSING ASSISTANCE OF VERO BEACH, LTD.	FL
HOUSING ASSOCIATES LIMITED	CA
HOUSING PROGRAMS CORPORATION II	DE
HOUSING PROGRAMS LIMITED, A CALIFORNIA LIMITED PARTNERSHIP	CA
HUDSON STREET APARTMENTS LIMITED PARTNERSHIP	CA
HUNT CLUB PARTNERS, L.L.C.	MD
HUNTER’S GLEN AP XII GP, LLC	DE
HUNTERS GLEN AP XII LIMITED PARTNERSHIP	SC
HUNTERS GLEN PHASE V GP, L.L.C.	SC
HURBELL IV LTD.	AL
IDA TOWER	PA
IH, INC.	DE
INGRAM SQUARE PRESERVATION, L.P.	TX
INTOWN WEST ASSOCIATES LIMITED PARTNERSHIP	CT
IPLP ACQUISITION I LLC	DE
IPT I LLC	DE
ISTC CORPORATION	DE
JACARANDA-OXFORD LIMITED PARTNERSHIP	MD
JACARANDA-OXFORD, L.L.C.	MD
JACQUES-MILLER ASSOCIATES	TN
JAMES COURT ASSOCIATES	ID
JAMES-OXFORD LIMITED PARTNERSHIP	MD
JAMESTOWN VILLAGE ASSOCIATES	PA
JFK ASSOCIATES LIMITED PARTNERSHIP	NC
JUPITER-I, L.P.	DE
JUPITER-II, L.P.	DE
KENDALL TOWNHOME INVESTORS, LTD.	FL
KING-BELL ASSOCIATES LIMITED PARTNERSHIP	OR
KINSEY-OXFORD ASSOCIATES, L.P.	OH
KIRKMAN-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
KIRKWOOD HOUSE PRESERVATION LIMITED PARTNERSHIP	DE
LA BROADCAST CENTER GP LLC	DE
LA CREEKSIDE GP LLC	DE
LA CREEKSIDE LP	DE
LA CRESCENT GARDENS GP LLC	DE
LA CRESCENT GARDENS LP	DE
LA HILLCRESTE APARTMENTS LLC	DE
LA HILLCRESTE GP LLC	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

LA HILLCRESTE LP	DE
LA HILLCRESTE MEZZANINE MEMBER LLC	DE
LA INDIAN OAKS GP LLC	DE
LA INDIAN OAKS LP	DE
LA LAKES GP LLC	DE
LA LAKES LP	DE
LA MALIBU CANYON GP LLC	DE
LA MALIBU CANYON LP	DE
LA MORADA ASSOCIATES LIMITED PARTNERSHIP	DC
LA PARK LA BREA A LLC	DE
LA PARK LA BREA B LLC	DE
LA PARK LA BREA C LLC	DE
LA PARK LA BREA LLC	DE
LA SALLE PRESERVATION, L.P.	CA
LA VISTA PRESERVATION, L.P.	CA
LAC PROPERTIES GP I LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP I LLC	DE
LAC PROPERTIES GP II LIMITED PARTNERSHIP	DE
LAC PROPERTIES GP III LIMITED PARTNERSHIP	DE
LAC PROPERTIES OPERATING PARTNERSHIP, L.P.	DE
LAC PROPERTIES SUB LLC	DE
LAFAYETTE MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LAFAYETTE SQUARE ASSOCIATES	TN
LAKE AVENUE ASSOCIATES L.P.	OH
LAKE FOREST APARTMENTS	PA
LAKE RIDGE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LAKE WALES VILLAS, LTD.	FL
LAKERIDGE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
LAKESIDE AT VININGS, LLC	DE
LAKESIDE NORTH, L.L.C.	MD
LAKEVIEW VILLAS, LTD.	FL
LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP	TX
LANCASTER HEIGHTS MANAGEMENT CORP.	CA
LANDAU APARTMENTS LIMITED PARTNERSHIP	SC
LANTANA-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
LARGO PARTNERS, L.L.C.	MD
LARGO/OAC, L.L.C.	MD
LASALLE APARTMENTS, L.P.	CA
LAZY HOLLOW PARTNERS	CA
LEE-HY MANOR ASSOCIATES LIMITED PARTNERSHIP	VA
LEWISBURG ASSOCIATES LIMITED PARTNERSHIP	WV
LEXINGTON-OXFORD ASSOCIATES L.P.	IN

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

LEYDEN LIMITED PARTNERSHIP	MA
LIMA-OXFORD ASSOCIATES, L.P.	IN
LINCOLN MARINERS ASSOCIATES LIMITED	CA
LINCOLN PROPERTY COMPANY NO. 409, LTD.	CA
LOCK HAVEN ELDERLY ASSOCIATES	PA
LOCK HAVEN GARDENS ASSOCIATES	PA
LOCUST HOUSE ASSOCIATES LIMITED PARTNERSHIP	MD
LONG MEADOW LIMITED PARTNERSHIP	SC
LORELEI ASSOCIATES LIMITED PARTNERSHIP	DC
LORING TOWERS PRESERVATION LIMITED PARTNERSHIP	DE
LORING TOWERS SALEM PRESERVATION LIMITED PARTNERSHIP	MA
M & P DEVELOPMENT COMPANY	PA
MADISON RIVER PROPERTIES, L.L.C.	DE
MADISONVILLE, LTD.	OH
MAE — SPI, L.P.	DE
MAE DELTA, INC.	DE
MAE INVESTMENTS, INC.	DE
MAE JMA, INC.	DE
MAERIL, INC.	DE
MAPLE HILL ASSOCIATES	PA
MARINA DEL REY LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
MARKET VENTURES, L.L.C.	DE
MASHPEE UNITED CHURCH VILLAGE PARTNERSHIP	MA
MAUNAKEA PALMS LIMITED PARTNERSHIP	HI
MAUNAKEA PALMS, INC.	HI
MAYER BEVERLY PARK LIMITED PARTNERSHIP	CA
MB APARTMENTS LIMITED PARTNERSHIP	IL
MCZ/CENTRUM FLAMINGO II, L.L.C.	DE
MCZ/CENTRUM FLAMINGO III, L.L.C.	DE
MELBOURNE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MELBOURNE-OXFORD CORPORATION	MD
METROPOLITAN PLAZA LP, LLC	DE
MIAMI ELDERLY ASSOCIATES LIMITED PARTNERSHIP	OH
MICHIGAN BEACH LIMITED PARTNERSHIP	IL
MINNEAPOLIS ASSOCIATES II LIMITED PARTNERSHIP	MA
MINNEAPOLIS ASSOCIATES LIMITED PARTNERSHIP	MD
MIRAMAR HOUSING ASSOCIATES LIMITED PARTNERSHIP	DC
MONROE CORPORATION	MD
MONROE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
MONTBLANC GARDEN APARTMENTS ASSOCIATES	MA
MONTICELLO MANAGEMENT I, L.L.C.	DE
MONTICELLO MANOR, LTD.	TX

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

MORTON TOWERS APARTMENTS, L.P.	DE
MORTON TOWERS HEALTH CLUB, LLC	DE
MOSS GARDENS LTD., A PARTNERSHIP IN COMMENDAM	LA
MRR LIMITED PARTNERSHIP	IL
MULBERRY ASSOCIATES	PA
NAPICO HOUSING CREDIT COMPANY-XI.A, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.B, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.C, LLC	DE
NAPICO HOUSING CREDIT COMPANY-XI.D, LLC	DE
NAPLES-OXFORD LIMITED PARTNERSHIP	MD
NAPLES-OXFORD, L.L.C.	MD
NASHUA-OXFORD-BAY ASSOCIATES LIMITED PARTNERSHIP	MD
NATIONAL BOSTON LOFTS ASSOCIATES, LLLP	CO
NATIONAL CORPORATE TAX CREDIT FUND II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND III, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IV, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND IX, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND V, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND VIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND X, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XI, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND XIII, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT FUND, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL CORPORATE TAX CREDIT, INC.	CA
NATIONAL CORPORATE TAX CREDIT, INC. II	CA
NATIONAL CORPORATE TAX CREDIT, INC. III	CA
NATIONAL CORPORATE TAX CREDIT, INC. IV	CA
NATIONAL CORPORATE TAX CREDIT, INC. IX	CA
NATIONAL CORPORATE TAX CREDIT, INC. OF PENNSYLVANIA	PA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

NATIONAL CORPORATE TAX CREDIT, INC. VI	CA
NATIONAL CORPORATE TAX CREDIT, INC. VII	CA
NATIONAL CORPORATE TAX CREDIT, INC. VIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. X	CA
NATIONAL CORPORATE TAX CREDIT, INC. XI	CA
NATIONAL CORPORATE TAX CREDIT, INC. XII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIII	CA
NATIONAL CORPORATE TAX CREDIT, INC. XIV	CA
NATIONAL HOUSING PARTNERSHIP REALTY FUND I, A MARYLAND LIMITED PARTNERSHIP	MD
NATIONAL HOUSING PARTNERSHIP RESI ASSOCIATES I LIMITED PARTNERSHIP	DC
NATIONAL PARTNERSHIP CREDIT FACILITY CORP.	CA
NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II	CA
NATIONAL PARTNERSHIP INVESTMENTS CORP.	CA
NATIONAL PARTNERSHIP MANAGEMENT CORP.	CA
NATIONAL PROPERTY INVESTORS 4	CA
NATIONAL PROPERTY INVESTORS 5	CA
NATIONAL PROPERTY INVESTORS 6	CA
NATIONAL PROPERTY INVESTORS III	CA
NATIONAL TAX CREDIT INVESTORS II, A CALIFORNIA LIMITED PARTNERSHIP	CA
NATIONAL TAX CREDIT MANAGEMENT CORP. I	CA
NATIONAL TAX CREDIT PARTNERS, L.P.	CA
NATIONAL TAX CREDIT, INC.	CA
NATIONAL TAX CREDIT, INC. II	CA
NCHP DEVELOPMENT CORP.	DC
NEW BALTIMORE SENIOR PRESERVATION LIMITED PARTNERSHIP	MI
NEW HAVEN ASSOCIATES LIMITED PARTNERSHIP	MA
NEWBERRY PARK PRESERVATION, L.P.	DE
NHP A&R SERVICES, INC.	VA
NHP ACQUISITION CORPORATION	DE
NHP AFFORDABLE HOUSING PARTNERS, L.P.	PA
NHP COUNTRY GARDENS LIMITED PARTNERSHIP	VA
NHP COUNTRY GARDENS, INC.	VA
NHP MID-ATLANTIC PARTNERS ONE L.P.	DE
NHP MID-ATLANTIC PARTNERS TWO L.P.	DE
NHP MULTI-FAMILY CAPITAL CORPORATION	DC
NHP PARKWAY ASSOCIATES L.P.	DE
NHP PARKWAY L.P.	DE
NHP PARTNERS TWO LIMITED PARTNERSHIP	DE
NHP PUERTO RICO MANAGEMENT COMPANY	DE
NHP WINDSOR CROSSING ASSOCIATES L.P.	DE
NHP WINDSOR CROSSING L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

NHP-HDV FOURTEEN, INC.	DE
NHP-HDV SEVENTEEN, INC.	DE
NHP-HDV TEN, INC.	DE
NHP-HDV TWELVE, INC.	DE
NHPMN MANAGEMENT, L.P.	DE
NHPMN MANAGEMENT, LLC	DE
NHPMN STATE MANAGEMENT, INC.	DE
NHPMN-GP, INC.	DE
NORTH GATE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	IN
NORTH WOODS-OXFORD ASSOCIATES, L.P.	IN
NORTHPOINT PRESERVATION LIMITED PARTNERSHIP	DE
NORTHWINDS APARTMENTS, L.P.	VA
NP BANK LOFTS ASSOCIATES, L.P.	CO
NPI EQUITY INVESTMENTS II, INC.	FL
NPI EQUITY INVESTMENTS, INC.	FL
NPIA III, A CALIFORNIA LIMITED PARTNERSHIP	CA
OAC L.L.C.	MD
OAC LIMITED PARTNERSHIP	MD
OAK FOREST ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST II ASSOCIATES LIMITED PARTNERSHIP	OH
OAK FOREST III ASSOCIATES	OH
OAK HOLLOW SOUTH ASSOCIATES	PA
OAK PARK-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MI
OAKBROOK ACQUISITION, L.P.	MO
OAKWOOD MANOR ASSOCIATES, LTD.	TN
OAMCO I, L.L.C.	DE
OAMCO II, L.L.C.	DE
OAMCO IV, L.L.C.	DE
OAMCO VII, L.L.C.	DE
OAMCO X, L.L.C.	DE
OAMCO XI, L.L.C.	DE
OAMCO XII, L.L.C.	DE
OAMCO XIX, L.L.C.	DE
OAMCO XIX, L.P.	DE
OAMCO XV, L.L.C.	DE
OAMCO XVI, L.L.C.	DE
OAMCO XX, L.L.C.	DE
OAMCO XX, L.P.	DE
OAMCO XXII, L.L.C.	DE
OAMCO XXIII, L.L.C.	DE
OHA ASSOCIATES	IL
ONE LINWOOD ASSOCIATES, LTD.	DC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

ONE LYTLE PLACE APARTMENTS PARTNERS, L.P.	DE
ONE WEST CONWAY ASSOCIATES LIMITED PARTNERSHIP	MD
OP PROPERTY MANAGEMENT, L.P.	DE
OP PROPERTY MANAGEMENT, LLC	DE
OPPORTUNITY ASSOCIATES 1994, L.P.	IN
ORANGE CITY VILLAS II, LTD.	FL
ORLEANS GARDENS, A LIMITED PARTNERSHIP	SC
ORP ACQUISITION PARTNERS LIMITED PARTNERSHIP	MD
ORP ACQUISITION, INC.	MD
ORP CORPORATION I	MD
ORP I ASSIGNOR CORPORATION	MD
OVERBROOK PARK, LTD.	OH
OXFORD ASSOCIATES ‘76 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘77 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘78 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘79 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘80 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘81 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘82 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘83 LIMITED PARTNERSHIP	IN
OXFORD ASSOCIATES ‘84 LIMITED PARTNERSHIP	MD
OXFORD ASSOCIATES ‘85 LIMITED PARTNERSHIP	MD
OXFORD BETHESDA I LIMITED PARTNERSHIP	MD
OXFORD CORPORATION	IN
OXFORD DEVELOPMENT CORPORATION	IN
OXFORD EQUITIES CORPORATION	IN
OXFORD EQUITIES CORPORATION II	DE
OXFORD FUND I LIMITED PARTNERSHIP	MD
OXFORD HOLDING CORPORATION	MD
OXFORD HOUSE PRESERVATION, L.P.	DE
OXFORD INVESTMENT CORPORATION	MD
OXFORD INVESTMENT II CORPORATION	MD
OXFORD MANAGERS I LIMITED PARTNERSHIP	MD
OXFORD NATIONAL PROPERTIES CORPORATION	MD
OXFORD PARTNERS I LIMITED PARTNERSHIP	IN
OXFORD PARTNERS V LIMITED PARTNERSHIP	MD
OXFORD PARTNERS X, L.L.C.	MD
OXFORD REALTY FINANCIAL GROUP, INC.	MD
OXFORD-COLUMBIA ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
OXPARC 1994, L.L.C.	MD
OXPARC 1995, L.L.C.	MD
OXPARC 1996, L.L.C.	MD

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

OXPARC 1997, L.L.C.	MD
OXPARC 1998, L.L.C.	MD
OXPARC 1999, L.L.C.	MD
OXPARC 2000, L.L.C.	MD
PALM AIRE-ISLAND CLUB APARTMENTS PARTNERS, L.P.	DE
PALM BEACH-OXFORD LIMITED PARTNERSHIP	MD
PALM SPRINGS SENIOR AFFORDABLE, L.P.	CA
PALMETTO APARTMENTS, A LIMITED PARTNERSHIP	SC
PANORAMA PARK APARTMENTS LIMITED PARTNERSHIP	CA
PANORAMA PARK PRESERVATION, L.P.	CA
PARC CHATEAU SECTION I ASSOCIATES L.P.	GA
PARC CHATEAU SECTION II ASSOCIATES (L.P.)	GA
PARK ASSOCIATES, L.P.	MO
PARK LA BREA ACQUISITION, LLC	DE
PARK NORTH-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PARK PLACE PRESERVATION, L.P.	MO
PARK TOWNE PLACE ASSOCIATES LIMITED PARTNERSHIP	DE
PARK VISTA MANAGEMENT, INC.	CA
PARK VISTA, LTD., A CALIFORNIA LIMITED PARTNERSHIP	CA
PARKVIEW AFFORDABLE, L.P.	CA
PARKVIEW APARTMENTS, A LIMITED PARTNERSHIP	SC
PARKVIEW ASSOCIATES LIMITED PARTNERSHIP	CA
PARKWAYS PRESERVATION, L.P.	DE
PARTNERSHIP FOR HOUSING LIMITED	CA
PAVILION ASSOCIATES	PA
PAVILION PRESERVATION, L.P.	DE
PEAK AT VININGS, LLC	DE
PEBBLESHIRE MANAGEMENT CORP.	CA
PENNSYLVANIA ASSOCIATES LIMITED PARTNERSHIP	MA
PEPPERMILL PLACE APARTMENTS JV, L.P.	TX
PEPPERTREE ASSOCIATES	CA
PEPPERTREE VILLAGE OF AVON PARK, LIMITED	FL
PINE BLUFF ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
PINE BLUFF VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
PINE LAKE TERRACE ASSOCIATES L.P.	CA
PINELLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
PINERIDGE ASSOCIATES, L.P.	MO
PINERIDGE MANAGEMENT, INC.	CA
PINEWOOD PARK APARTMENTS, A LIMITED PARTNERSHIP	SC
PINEWOOD PLACE APARTMENTS ASSOCIATES LIMITED PARTNERSHIP	OH
PLEASANT HILL PRESERVATION, LP	TX
PLUMMER VILLAGE PRESERVATION, L.P.	CA

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

PORTFOLIO PROPERTIES EIGHT ASSOCIATES LIMITED PARTNERSHIP	DC
PORTFOLIO PROPERTIES SEVEN ASSOCIATES LIMITED PARTNERSHIP	DC
PORTNER PLACE ASSOCIATES LIMITED PARTNERSHIP	DC
POST RIDGE ASSOCIATES, LTD., LIMITED PARTNERSHIP	TN
POST STREET ASSOCIATES LIMITED PARTNERSHIP	NY
PRIDE GARDENS LIMITED PARTNERSHIP	MS
PUERTO RICO MANAGEMENT, INC.	CA
QUEENSTOWN APARTMENTS LIMITED PARTNERSHIP	MD
QUINCY AFFORDABLE HOUSING L.P.	IL
RAMBLEWOOD LIMITED PARTNERSHIP	MI
RAMBLEWOOD RESIDENTIAL JV GP, LLC	DE
RAMBLEWOOD RESIDENTIAL JV, LLC	DE
RAMBLEWOOD SERVICES LLC	DE
RANCHO TOWNHOUSES ASSOCIATES	CA
RAVENSWORTH ASSOCIATES LIMITED PARTNERSHIP	MA
RAVENSWORTH ASSOCIATES LIMITED PARTNERSHIP	DE
RAVENSWORTH ASSOCIATES, LLC	DE
REAL ESTATE ASSOCIATES III	CA
REAL ESTATE ASSOCIATES IV	CA
REAL ESTATE ASSOCIATES LIMITED	CA
REAL ESTATE ASSOCIATES LIMITED II	CA
REAL ESTATE ASSOCIATES LIMITED III	CA
REAL ESTATE ASSOCIATES LIMITED IV	CA
REAL ESTATE ASSOCIATES LIMITED V	CA
REAL ESTATE ASSOCIATES LIMITED VI	CA
REAL ESTATE ASSOCIATES LIMITED VII	CA
REAL ESTATE EQUITY PARTNERS INC.	DE
REAL ESTATE EQUITY PARTNERS, L.P.	DE
REAL ESTATE PARTNERS LIMITED	CA
REEDY RIVER PROPERTIES, L.L.C.	DE
REGENCY PARTNERS LIMITED PARTNERSHIP	OH
REGENCY-NATIONAL CORPORATE TAX CREDIT, INC. II	OH
RI-15 GP, LLC	DE
RI-15 LIMITED PARTNERSHIP	DC
RICHLIEU ASSOCIATES	PA
RIDGEWOOD TOWERS ASSOCIATES	IL
RIDGEWOOD TOWERS PRESERVATION, L.P.	DE
RIVER LOFT APARTMENTS LIMITED PARTNERSHIP	PA
RIVER LOFT ASSOCIATES LIMITED PARTNERSHIP	MA
RIVER REACH COMMUNITY SERVICES ASSOCIATION, INC.	FL
RIVER VILLAGE PRESERVATION LIMITED PARTNERSHIP	DE
RIVERCREST APARTMENTS, L.P.	SC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

RIVER’S EDGE ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION LIMITED PARTNERSHIP	MI
RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP	DE
RIVERWOODS PRESERVATION, L.P.	DE
RL AFFORDABLE, L.P.	CA
ROOSEVELT GARDENS APARTMENTS II LIMITED PARTNERSHIP	SC
ROOSEVELT GARDENS LIMITED PARTNERSHIP	SC
ROSEWOOD APARTMENTS CORPORATION	CA
ROUND BARN MANOR PRESERVATION, L.P.	DE
ROYAL CREST ESTATES (MARLBORO), L.L.C.	DE
SAN JOSE PRESERVATION, L.P.	TX
SANDY SPRINGS ASSOCIATES, LIMITED	GA
SANTA MARIA LIMITED DIVIDEND PARTNERSHIP ASSOCIATES	MA
SCHAUMBURG-OXFORD LIMITED PARTNERSHIP	MD
SEASIDE POINT PARTNERS, LTD., A TEXAS LIMITED PARTNERSHIP	TX
SEAVIEW TOWERS ASSOCIATES	NY
SECURED INCOME L.P.	DE
SECURITY MANAGEMENT INC.	WA
SEMINOLE-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
SEMINOLE-OXFORD CORPORATION	MD
SENCIT F/G METROPOLITAN ASSOCIATES	NJ
SENCIT-LEBANON COMPANY	PA
SENCIT-SELINSGROVE ASSOCIATES	PA
SHARP-LEADENHALL ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
SHELTER IV GP LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES II LIMITED PARTNERSHIP	SC
SHELTER PROPERTIES IV LIMITED PARTNERSHIP	SC
SHELTER REALTY II CORPORATION	SC
SHELTER REALTY IV CORPORATION	SC
SHELTER REALTY V CORPORATION	SC
SHERMAN TERRACE ASSOCIATES	PA
SHOREVIEW APARTMENTS, L.P.	CA
SHOREVIEW PRESERVATION, L.P.	CA
SIGNATURE POINT JOINT VENTURE	TX
SIGNATURE POINT PARTNERS, LTD.	TX
SNI DEVELOPMENT COMPANY LIMITED PARTNERSHIP	NY
SOL 413 LIMITED DIVIDEND PARTNERSHIP	MA
SOUTH BAY VILLA PRESERVATION, L.P.	CA
SOUTH HIAWASSEE VILLAGE, LTD.	FL
SOUTH MILL ASSOCIATES	PA
SOUTH PARK APARTMENTS	OH
SOUTH PARK APARTMENTS LIMITED PARTNERSHIP	OH

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

SOUTHRIDGE-OXFORD LIMITED PARTNERSHIP	MD
SPRINGFIELD FACILITIES, LLC	MD
SPRINGFIELD VILLAS, LTD.	TX
ST. GEORGE VILLAS LIMITED PARTNERSHIP	SC
ST. MARY’S-OXFORD ASSOCIATES LIMITED PARTNERSHIP	MD
STAFFORD STUDENT APARTMENTS, L.P.	DE
STANDPOINT VISTA ASSOCIATES	SC
STANDPOINT VISTA LIMITED PARTNERSHIP	MD
STERLING VILLAGE AFFORDABLE, L.P.	CA
STRATFORD VILLAGE REALTY TRUST	MA
STRAWBRIDGE SQUARE ASSOCIATES LIMITED PARTNERSHIP	VA
SUBSIDIZED HOUSING PARTNERS	CA
SUGARBERRY APARTMENTS CORPORATION	CA
SUMMIT OAKS PRESERVATION, L.P.	DE
SUNBURY DOWNS APARTMENTS JV, L.P.	TX
SUNTREE-OXFORD ASSOCIATES LIMITED DIVIDEND HOUSING ASSOCIATION	MI
TAMARAC PINES PRESERVATION, LP	TX
TAMARAC VILLAGE, LLC	DE
TAUNTON GREEN ASSOCIATES LIMITED PARTNERSHIP	MA
TAUNTON II ASSOCIATES	MA
TERRY MANOR PRESERVATION, L.P.	CA
TEXAS BIRCHWOOD APARTMENTS, L.P.	TX
TEXAS KIRNWOOD APARTMENTS, L.P.	TX
THE GLENS, A LIMITED PARTNERSHIP	SC
THE NATIONAL HOUSING PARTNERSHIP	DC
THE NATIONAL HOUSING PARTNERSHIP II TRUST	NY
THE NATIONAL HOUSING PARTNERSHIP-II LIMITED PARTNERSHIP	DC
THE OAK PARK PARTNERSHIP LIMITED PARTNERSHIP	IL
THE TERRACES ASSOCIATES L.P.	IN
THE VILLAGE OF KAUFMAN, LTD.	TX
THE WOODLANDS LIMITED	MI
TIDEWATER-OXFORD LIMITED PARTNERSHIP	MD
TOMPKINS TERRACE ASSOCIATES LIMITED PARTNERSHIP	NY
TOMPKINS TERRACE PRESERVATION, L.P.	DE
TOMPKINS TERRACE, INC.	NY
TOWN VIEW TOWERS I LIMITED PARTNERSHIP	TN
TOWNSHIP AT HIGHLANDS LLC	DE
TRAVIS ONE-OXFORD LIMITED PARTNERSHIP	MD
TUJUNGA GARDENS LIMITED PARTNERSHIP	CA
U. S. REALTY I CORPORATION	SC
U. S. REALTY PARTNERS LIMITED PARTNERSHIP	DE
U.S. SHELTER LIMITED PARTNERSHIP	SC

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

UNDERWOOD ASSOCIATES LIMITED PARTNERSHIP	CT
UNDERWOOD-OXFORD ASSOCIATES LIMITED PARTNERSHIP ONE	CT
UNITED FRONT HOMES LIMITED PARTNERSHIP	MA
UNITED HOUSING PARTNERS — ELMWOOD, LTD.	AL
UNITED HOUSING PARTNERS CUTHBERT LIMITED PARTNERSHIP	GA
UNITED HOUSING PARTNERS MORRISTOWN LIMITED PARTNERSHIP	TN
UNITED INVESTORS REAL ESTATE, INC.	DE
UNIVERSITY PLAZA ASSOCIATES	PA
URBANIZACION MARIA LOPEZ HOUSING COMPANY LIMITED PARTNERSHIP	NY
UTOPIA ACQUISITION, L.P.	MO
VAN NUYS ASSOCIATES LIMITED PARTNERSHIP	MA
VAN NUYS PRESERVATION MT, L.P.	CA
VAN NUYS PRESERVATION, L.P.	CA
VERDES DEL ORIENTE PRESERVATION, L.P.	CA
VICTORY SQUARE APARTMENTS LIMITED PARTNERSHIP	OH
VILLA DE GUADALUPE PRESERVATION, L.P.	CA
VILLA DEL SOL ASSOCIATES LIMITED PARTNERSHIP	CA
VILLA NOVA, LIMITED PARTNERSHIP	TN
VILLAGE OAKS-OXFORD ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP	MD
VINEVILLE TOWERS ASSOCIATES LIMITED PARTNERSHIP	GA
VISTA DEL LAGOS JOINT VENTURE	AZ
VISTA PARK CHINO LIMITED PARTNERSHIP	CA
VISTULA HERITAGE VILLAGE LIMITED PARTNERSHIP	OH
WAI ASSOCIATES LIMITED PARTNERSHIP	TX
WALNUT HILLS PRESERVATION, L.P.	DE
WASCO ARMS	CA
WASHINGTON CHINATOWN ASSOCIATES LIMITED PARTNERSHIP	DC
WASHINGTON SQUARE WEST PRESERVATION, L.P.	DE
WASH-WEST PROPERTIES	PA
WATERFORD VILLAGE, L.L.C.	DE
WATERS LANDING PARTNERS, L.L.C.	MD
WAYCROSS, L.P.	GA
WEST LAKE ARMS LIMITED PARTNERSHIP	DE
WESTMINSTER OAKS PRESERVATION, L.P.	DE
WESTRIDGE-OXFORD LIMITED PARTNERSHIP	MD
WESTWOOD PRESERVATION, L.P.	DE
WESTWOOD TERRACE PRESERVATION, L.P.	DE
WESTWOOD TERRACE SECOND LIMITED PARTNERSHIP	IL
WF-AC TAX CREDIT FUND I, L.P.	DE
WF-AC TAX CREDIT FUND I, LLC	DE
WF-AC TAX CREDIT FUND II, L.P.	DE
WF-AC TAX CREDIT FUND III, L.P.	DE

AIMCO PROPERTIES, L.P.
2010 10-K SUBSIDIARY LIST

Entity Name	State Code

WHITE CLIFF APARTMENTS LIMITED PARTNERSHIP	OH
WHITEFIELD PLACE PRESERVATION, LP	TX
WICKFORD ASSOCIATES LIMITED PARTNERSHIP	NC
WILDERNESS TRAIL, LTD.	OH
WILKES TOWERS LIMITED PARTNERSHIP	NC
WILLIAMSBURG LIMITED PARTNERSHIP	IL
WILLOW WOOD LIMITED PARTNERSHIP	CA
WINNSBORO ARMS LIMITED PARTNERSHIP	SC
WINROCK-HOUSTON ASSOCIATES LIMITED PARTNERSHIP	DE
WINROCK-HOUSTON LIMITED PARTNERSHIP	DE
WINTER GARDEN PRESERVATION, L.P.	MO
WINTHROP TEXAS INVESTORS LIMITED PARTNERSHIP	MD
WL/OAC, L.L.C.	MD
WMOP PARTNERS, L.P.	DE
WOLF RIDGE, LTD.	AL
WOOD CREEK CPGF 22, L.P.	DE
WOODCREST APARTMENTS, LTD.	TX
WOODLAND APARTMENTS, A LIMITED PARTNERSHIP	SC
WOODLAND HILLS PRESERVATION LIMITED PARTNERSHIP	MI
WOODS OF INVERNESS CPF 16, L.P.	DE
WOODSIDE VILLAS OF ARCADIA, LTD.	FL
WORCESTER EPISCOPAL HOUSING COMPANY LIMITED PARTNERSHIP	MA
WRC-87A CORPORATION	DE
ZICKLER ASSOCIATES LIMITED PARTNERSHIP	IN
ZIMCO CORPORATION IV	MD
ZIMCO I LIMITED PARTNERSHIP	MD
ZIMCO II L.L.C.	MD
ZIMCO II LIMITED PARTNERSHIP	MD
ZIMCO IV LIMITED PARTNERSHIP	MD
ZIMCO IX L.L.C.	MD
ZIMCO V L.L.C.	MD
ZIMCO VIII L.L.C.	MD
ZIMCO XI L.L.C.	MD
ZIMCO XIII L.L.C.	MD
ZIMCO XIV L.L.C.	MD
ZIMCO XVI L.L.C.	MD
ZIMCO XVII L.L.C.	MD
ZIMCO XVIII L.L.C.	MD
ZIMCO XX L.L.C.	MD
ZIMCO XXVII L.L.C.	MD
ZIMCO XXXII LIMITED PARTNERSHIP	MD

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the amended Registration Statements (Forms S-3ASR No. 333-150341-01 and Forms S-4 No. 333-60355-01,333-136801-01, 333-169873-01, 333-169872-01, 333-169871-01, 333-169870-01, 333-169869-01 and 333-169353-01) of AIMCO Properties, L.P. and in the related Prospectuses of our reports dated February 24, 2011 with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P., and the effectiveness of internal control over financial reporting of AIMCO Properties, L.P., both included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

Date: February 24, 2011

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this annual report on Form 10-K of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and
Chief Financial Officer
(equivalent of the chief financial officer of
AIMCO Properties, L.P.)

Date: February 24, 2011

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of
AIMCO Properties, L.P.)

February 24, 2011

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer (equivalent of the chief financial officer of
AIMCO Properties, L.P.)

February 24, 2011

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Annual Report on Form 10-K for the period ended December 31, 2010, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By: AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman Ernest M. Freedman
Executive Vice President and Chief Financial Officer

February 24, 2011

ANNEX H

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2011
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-24497

AIMCO Properties, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1275621 (I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

(303) 757-8101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of Partnership Common Units outstanding as of October 26, 2011: 126,826,293

AIMCO PROPERTIES, L.P.

FORM 10-Q

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(In thousands)
	(Unaudited)

ASSETS
Buildings and improvements	$6,959,172	$6,979,467
Land	2,097,137	2,084,987

Total real estate	9,056,309	9,064,454
Less accumulated depreciation	(2,876,389)	(2,766,392)

Net real estate ($805,411 and $846,081 related to VIEs)	6,179,920	6,298,062
Cash and cash equivalents ($42,644 and $34,808 related to VIEs)	75,831	111,325
Restricted cash ($51,694 and $55,076 related to VIEs)	209,481	200,025
Accounts receivable, net	40,848	49,855
Deferred financing costs, net	46,670	46,454
Notes receivable, net	114,630	116,726
Notes receivable from Aimco	18,490	17,230
Investment in unconsolidated real estate partnerships ($39,043 and $54,374 related to VIEs)	62,811	58,151
Other assets	250,222	199,812
Deferred income tax assets, net	61,589	58,736
Assets held for sale	—	238,720

Total assets	$7,060,492	$7,395,096

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property debt ($641,847 and $637,967 related to VIEs)	$5,233,525	$5,291,612
Revolving credit facility borrowings	26,200	—

Total indebtedness	5,259,725	5,291,612

Accounts payable	24,999	27,322
Accrued liabilities and other ($81,901 and $94,656 related to VIEs)	278,606	297,121
Deferred income	150,357	150,453
Security deposits	34,516	33,829
Liabilities related to assets held for sale	—	168,029

Total liabilities	5,748,203	5,968,366

Redeemable preferred units	93,385	103,428
Commitments and contingencies (Note 8)	—	—
Partners’ Capital:
Preferred units	656,015	657,601
General Partner and Special Limited Partner	202,502	264,182
Limited Partners	131,612	158,401
High Performance Units	(47,976)	(44,892)
Investment in Aimco Class A Common Stock	(4,195)	(4,397)

Partners’ capital attributable to the Partnership	937,958	1,030,895
Noncontrolling interests in consolidated real estate partnerships	280,946	292,407

Total partners’ capital	1,218,904	1,323,302

Total liabilities and partners’ capital	$7,060,492	$7,395,096

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands, except per unit data)
	(Unaudited)

REVENUES:
Rental and other property revenues	$269,525	$263,481	$805,749	$788,057
Asset management and tax credit revenues	11,885	9,711	28,772	24,208

Total revenues	281,410	273,192	834,521	812,265

OPERATING EXPENSES:
Property operating expenses	119,903	116,786	356,634	362,784
Investment management expenses	2,386	2,609	7,604	10,979
Depreciation and amortization	97,321	101,704	287,739	305,066
Provision for operating real estate impairment losses	149	—	149	—
General and administrative expenses	12,664	12,096	36,162	39,015
Other expenses, net	4,870	4,416	13,952	2,173

Total operating expenses	237,293	237,611	702,240	720,017
Operating income	44,117	35,581	132,281	92,248
Interest income	4,097	2,578	9,031	8,079
Recovery of (provision for) losses on notes receivable, net	233	(6)	180	(284)
Interest expense	(73,152)	(74,544)	(243,169)	(225,305)
Equity in losses of unconsolidated real estate partnerships	(4,987)	(15,653)	(8,432)	(11,799)
Gain on dispositions of unconsolidated real estate and other	3,095	883	5,115	5,368

Loss before income taxes and discontinued operations	(26,597)	(51,161)	(104,994)	(131,693)
Income tax benefit	1,110	4,385	5,704	11,042

Loss from continuing operations	(25,487)	(46,776)	(99,290)	(120,651)
Income from discontinued operations, net	30,968	18,510	50,959	65,881

Net income (loss)	5,481	(28,266)	(48,331)	(54,770)
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(5,464)	11,213	4,612	1,795

Net income (loss) attributable to the Partnership	17	(17,053)	(43,719)	(52,975)
Net income attributable to the Partnership’s preferred unitholders	(14,971)	(13,492)	(40,441)	(39,918)
Net income attributable to participating securities	(58)	(2)	(169)	—

Net loss attributable to the Partnership’s common unitholders	$(15,012)	$(30,547)	$(84,329)	$(92,893)

Earnings (loss) per common unit — basic and diluted (Note 9):
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.26)	$(0.35)	$(0.91)	$(1.10)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.14	0.10	0.25	0.35

Net loss attributable to the Partnership’s common unitholders	$(0.12)	$(0.25)	$(0.66)	$(0.75)

Weighted average common units outstanding, basic and diluted	128,656	124,739	127,336	124,601

Distributions declared per common unit	$0.12	$0.10	$0.36	$0.20

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2011	2010
	(In thousands) (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,331)	$(54,770)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	287,739	305,066
Equity in losses of unconsolidated real estate partnerships	8,432	11,799
Gain on dispositions of unconsolidated real estate and other	(5,115)	(5,368)
Discontinued operations	(45,288)	(44,957)
Other adjustments	(2,986)	(553)
Net changes in operating assets and operating liabilities	(18,070)	(21,048)

Net cash provided by operating activities	176,381	190,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate and investments in unconsolidated real estate partnerships	(63,853)	—
Capital expenditures	(118,430)	(130,790)
Proceeds from dispositions of real estate	187,737	143,719
Purchases of corporate assets	(11,891)	(6,782)
Purchase of investments in debt securities (Note 4)	(51,534)	—
Originations of notes receivable from unconsolidated real estate partnerships	(641)	(968)
Proceeds from collection of notes receivable	9,995	1,691
Proceeds from sale of interests in and distributions from real estate partnerships	11,342	11,792
Net increase in cash from consolidation and deconsolidation of entities	—	13,118
Dividends received from Aimco	202	168
Other investing activities	19,031	9,745

Net cash (used in) provided by investing activities	(18,042)	41,693

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from non-recourse property debt	767,523	167,367
Principal repayments on non-recourse property debt	(905,791)	(213,295)
Payments on term loans	—	(90,000)
Net borrowings on revolving credit facility	26,200	—
Proceeds from issuance of preferred units to Aimco	19,028	96,110
Redemptions and repurchases of preferred units from Aimco	(28,567)	(7,000)
Proceeds from issuance of common OP Units to Aimco	72,012	—
Proceeds from Aimco Class A Common Stock option exercises	1,806	1,806
Payment of distributions to preferred units	(42,402)	(43,816)
Payment of distributions to General Partner and Special Limited Partner	(43,277)	(35,195)
Payment of distributions to Limited Partners	(2,181)	(1,808)
Payment of distributions to High Performance Units	(842)	(702)
Payment of distributions to noncontrolling interests	(32,974)	(37,635)
Other financing activities	(24,368)	(3,892)

Net cash used in financing activities	(193,833)	(168,060)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(35,494)	63,802
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	111,325	81,260

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$75,831	$145,062

See notes to condensed consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011
(Unaudited)

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership common units, or common OP Units, Partnership preferred units, or preferred OP Units, and high performance Partnership units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

At September 30, 2011, we had outstanding 126,866,035 common OP Units, 27,922,861 preferred OP Units and 2,339,950 High Performance Units. At September 30, 2011, Aimco owned 120,916,144 of the common OP Units and 24,861,411 of the preferred OP Units.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred units.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of September 30, 2011, we:

•	owned an equity interest in 205 conventional real estate properties with 64,781 units;

•	owned an equity interest in 201 affordable real estate properties with 24,040 units; and

•	provided services for, or managed, 11,233 units in 159 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 199 conventional properties with 63,335 units and 160 affordable properties with 19,969 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 11) during the nine months ended September 30, 2011. During the nine months ended September 30, 2011, as part of our ongoing effort to simplify our business, we resigned from our role providing asset or property management services for approximately 100 properties with approximately 11,400 units.

For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. We classify as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, have been condensed or omitted in accordance with such rules and regulations, although management believes the disclosures are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

The balance sheet at December 31, 2010, has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by GAAP for complete financial statements. For further information, refer to the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2010. Certain 2010 financial statement amounts have been reclassified to conform to the 2011 presentation, including adjustments for discontinued operations.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for no additional consideration. Pursuant to the Management and Contribution Agreement, Aimco has also granted us certain rights with respect to the assets of such subsidiaries. We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests in consolidated real estate partnerships held by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions. Refer to Note 5 for further discussion of our variable interest entities.

Partners’ Capital (including Noncontrolling Interests)

The following table presents a reconciliation of our consolidated temporary capital accounts from December 31, 2010 to September 30, 2011 (in thousands):

Redeemable
Preferred Units

Balance, December 31, 2010	$103,428
Preferred distributions	(5,012)
Redemption of preferred units	(43)
Repurchase of preferred units from Aimco	(10,000)
Net income	5,012

Balance, September 30, 2011	$93,385

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents a reconciliation of our consolidated permanent capital accounts from December 31, 2010 to September 30, 2011 (in thousands):

		Noncontrolling
	Partners’ Capital	Interests in
	Attributable to	Consolidated Real	Total Partners’
	the Partnership	Estate Partnerships	Capital

Balance, December 31, 2010	$1,030,895	$292,407	$1,323,302
Contributions	—	12,358	12,358
Issuance of common OP Units to Aimco	72,012	—	72,012
Issuance of preferred units to Aimco	19,028	—	19,028
Redemptions and repurchases of preferred units from Aimco	(18,567)	—	(18,567)
Preferred unit distributions	(37,390)	—	(37,390)
Common distributions	(46,096)	(32,974)	(79,070)
Repurchases of common units	(4,831)	—	(4,831)
Amortization of Aimco stock based compensation cost	4,725	—	4,725
Common OP Units issued to Aimco in connection with Aimco stock option exercises	1,806	—	1,806
Effect of changes in ownership for consolidated entities (Note 4)	(28,258)	14,124	(14,134)
Change in accumulated other comprehensive loss	(6,840)	(402)	(7,242)
Other	205	45	250
Net loss	(48,731)	(4,612)	(53,343)

Balance, September 30, 2011	$937,958	$280,946	$1,218,904

Comprehensive Income or Loss

As discussed in Note 4, we have investments classified as available for sale which are measured at fair value with unrealized gains or losses recognized as an adjustment of accumulated other comprehensive loss within partners’ capital. Additionally, as discussed in Note 6, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. Our consolidated comprehensive loss for the three months ended September 30, 2011 and 2010, totaled $2.5 million and $30.1 million, respectively, and for the nine months ended September 30, 2011 and 2010, totaled $55.6 million and $58.6 million, respectively, before the effects of noncontrolling interests.

In June 2011, the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income, or ASU 2011-05, which revises the manner in which companies present comprehensive income. Under ASU 2011-05, companies may present comprehensive income, which is net income adjusted for the components of other comprehensive income, either in a single, continuous statement of comprehensive income or by using two separate but consecutive statements. Regardless of the alternative chosen, companies must display adjustments for items reclassified from other comprehensive income into net income within the presentation of both net income and other comprehensive income. ASU 2011-05 is effective for interim and annual periods beginning after December 15, 2011. We are currently evaluating the effect ASU 2011-05 will have on our consolidated financial statements and have not yet determined which method of presentation we will elect.

Concentration of Credit Risk

At September 30, 2011, we had total rate of return swap positions with two financial institutions totaling $144.7 million. We periodically evaluate counterparty credit risk associated with these arrangements. In the event

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows. However, at the current time, we have concluded we do not have material exposure.

Income Taxes

In March 2008, we were notified by the Internal Revenue Service, or the IRS, that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. These matters are currently pending administratively before IRS Appeals and the IRS has made no determination. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

In October 2011, we were notified by the IRS that it intends to examine refund claims related to the carry back of our taxable REIT subsidiary’s 2009 net operating loss. We do not anticipate that this examination will result in any material effect on our unrecognized tax benefits, financial condition or results of operations.

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

NOTE 3 —	Real Estate Dispositions

Real Estate Dispositions (Discontinued Operations)

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold in the subsequent 12 months; thus, the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale at the particular balance sheet date. At September 30, 2011 we had no properties classified as held for sale. At December 31, 2010, we had 39 properties with an aggregate of 6,701 units classified as held for sale. Amounts classified as held for sale in the accompanying condensed consolidated balance sheets are as follows (in thousands):

December 31,
2010

Real estate, net	$235,674
Other assets	3,046

Assets held for sale	$238,720

Property debt	$166,171
Other liabilities	1,858

Liabilities related to assets held for sale	$168,029

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the nine months ended September 30, 2011 and 2010, we sold or disposed of 39 properties and 31 properties with an aggregate of 6,701 units and 5,048 units, respectively. During the year ended December 31, 2010, we disposed of 51 consolidated properties with an aggregate of 8,189 units. Discontinued operations for all periods presented includes the results of operations for the periods prior to the date of disposition for all properties disposed on or before September 30, 2011.

The following is a summary of the components of income from discontinued operations and the related amounts of income from discontinued operations attributable to the Partnership and to noncontrolling interests for the three and nine months ended September 30, 2011 and 2010 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Rental and other property revenues	$3,428	$21,202	$23,917	$77,596
Property operating expenses	(2,816)	(12,489)	(13,355)	(42,761)
Depreciation and amortization	(931)	(6,340)	(7,695)	(21,909)
Provision for operating real estate impairment losses	(5,522)	(1,429)	(11,829)	(9,550)

Operating (loss) income	(5,841)	944	(8,962)	3,376
Interest income	44	111	361	298
Interest expense	(862)	(4,082)	(5,252)	(14,209)

Loss before gain on dispositions of real estate and income tax	(6,659)	(3,027)	(13,853)	(10,535)
Gain on dispositions of real estate	37,467	21,084	64,901	74,406
Income tax benefit (expense)	160	453	(89)	2,010

Income from discontinued operations, net	$30,968	$18,510	$50,959	$65,881

Income from discontinued operations attributable to noncontrolling interests in consolidated real estate partnerships	$(12,734)	$(5,205)	$(18,689)	$(21,372)

Income from discontinued operations attributable to the Partnership	$18,234	$13,305	$32,270	$44,509

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $2.6 million and $7.6 million for the three and nine months ended September 30, 2011, respectively, and $0.6 million and $3.8 million for the three and nine months ended September 30, 2010, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale.

In connection with properties sold or classified as held for sale during the three and nine months ended September 30, 2011, we allocated $1.0 million and $2.7 million, respectively, of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $0.9 million and $2.2 million, respectively, were recognized as a reduction of gain on dispositions of real estate and $0.1 million and $0.5 million, respectively, were recognized as an adjustment of impairment losses during the three and nine months ended September 30, 2011. In connection with properties sold or classified as held for sale during the three and nine months ended September 30, 2010, we allocated $0.5 million and $3.3 million, respectively, of goodwill related to our conventional and affordable segments to the carrying amounts of the properties sold or classified as held for sale. Of these amounts, $0.3 million and $2.9 million, respectively, were treated as a reduction of gain on dispositions of real estate and $0.2 million and $0.4 million,

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

respectively, were treated as an adjustment of impairment losses during the three and nine months ended September 30, 2010. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill was allocated.

In connection with our real estate dispositions during the nine months ended September 30, 2011 and 2010, the purchasers assumed approximately $95.4 million and $120.9 million, respectively, of non-recourse property debt.

NOTE 4 —	Other Significant Transactions

Investments in Real Estate Properties

During the three months ended September 30, 2011, we acquired a vacant, 126-unit property located in San Francisco’s Marin County submarket. We intend to redevelop the property, increasing our total investment in the property to approximately $65.0 million upon completion. Additionally, during the nine months ended September 30, 2011, we acquired noncontrolling interests (approximately 50%) in entities that own four contiguous properties with 142 units located in La Jolla, California (near San Diego).

Property Loan Securitization Transactions

During the nine months ended September 30, 2011, we completed a series of related financing transactions that repaid $625.7 million of non-recourse property loans that were scheduled to mature between the years 2012 and 2016 with proceeds from new long-term, fixed-rate, non-recourse property loans, or the New Loans. The New Loans, which total $673.8 million, were closed in three parts; $218.6 million closed during the three months ended December 31, 2010, $120.6 million closed during the three months ended March 31, 2011, and $334.6 million closed during the three months ended June 30, 2011. All of the New Loans have ten year terms, with principal scheduled to amortize over 30 years. Subsequent to origination, the New Loans were sold to Federal Home Loan Mortgage Corp, or Freddie Mac, which then securitized the New Loans. The securitization trust holds only the New Loans referenced above and the trust securities trade under the label FREMF 2011K-AIV. In connection with the refinancings, during the nine months ended September 30, 2011, we recognized a loss on debt extinguishment of $23.0 million in interest expense, consisting of $20.7 million in prepayment penalties and a $2.3 million write off of previous deferred loan costs.

During the nine months ended September 30, 2011, as part of the securitization transaction, we purchased for $51.5 million the first loss and mezzanine positions in the securitization trust, which have a face value of $100.9 million and stated maturity dates corresponding to the terms of the loans held by the trust. We designated these investments as available for sale securities and they are included in other assets in our condensed consolidated balance sheet at September 30, 2011. These investments were initially recognized at their purchase price and the discount to the face value will be accreted into interest income over the expected term of the securities. Based on their classification as available for sale securities, we measure these investments at fair value with changes in their fair value, other than the changes attributed to the accretion described above, recognized as an adjustment of accumulated other comprehensive income or loss within partners’ capital.

Common and Preferred Unit Transactions with Aimco

During the three months ended September 30, 2011, Aimco issued approximately 823,800 shares of its 7.00% Class Z Cumulative Preferred Stock, par value $0.01 per share, in an underwritten public offering and subsequent offerings through an at-the-market, or ATM, offering program, for net proceeds per share of $23.11 (reflecting an average price to the public of $24.21 per share, less an underwriting discount, commissions and transaction costs of approximately $1.10 per share). The offerings generated net proceeds of $19.0 million. Aimco contributed the net proceeds from these issuances to us in exchange for a corresponding number of our 7.00% Class Z Cumulative Preferred Partnership Units.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Also during the three months ended September 30, 2011, primarily using the proceeds from its Class Z Cumulative Preferred Stock issuances, Aimco redeemed 862,500 shares (25% of the amount outstanding) of its Class V Cumulative Preferred Stock. This redemption was for cash at a price equal to $25.00 per share, or $21.6 million in aggregate, plus accumulated and unpaid dividends of approximately $0.2 million. Concurrent with this redemption, we redeemed a corresponding number of our Class V Cumulative Preferred Units held by Aimco. In connection with the redemption, $0.8 million of issuance costs previously recorded as a reduction of partners’ capital attributable to the Partnership were reflected as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the three and nine months ended September 30, 2011.

During the three and nine months ended September 30, 2011, Aimco sold 0.1 million and 2.9 million shares of Class A Common Stock under its common stock ATM offering program, generating $3.0 million and $73.6 million of gross proceeds, or $2.8 million and $72.0 million, respectively, net of commissions. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units. We used the net proceeds primarily to fund the prepayment penalties and investments discussed above.

Acquisitions of Noncontrolling Partnership Interests

During the nine months ended September 30, 2011, we acquired the remaining noncontrolling limited partnership interests in six consolidated real estate partnerships that own nine properties and in which our affiliates serve as general partner, for a total cost of $13.6 million. We recognized the excess of the cost over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the nine months ended September 30, 2010, there were no comparable acquisitions of noncontrolling limited partnership interests.

NOTE 5 —	Variable Interest Entities

As of September 30, 2011, we were the primary beneficiary of, and therefore consolidated, approximately 124 VIEs, which owned 84 apartment properties with 12,982 units. Real estate with a carrying value of $805.4 million collateralized $641.8 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of September 30, 2011, we also held variable interests in 215 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 268 apartment properties with 15,818 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $33.4 million at September 30, 2011, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $5.6 million at September 30, 2011, is held through consolidated tax credit funds that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $5.6 million recorded investment in such entities.

In addition to our investments in unconsolidated VIEs discussed above, at September 30, 2011, we had in aggregate $99.7 million of receivables from these unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.2 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As discussed in Note 8, noncompliance with applicable requirements related to our consolidated and unconsolidated tax credit partnerships, substantially all of which are VIEs, could result in projected tax credits not being realized and require a refund of investor contributions already received or a reduction of future investor contributions. We have not historically had, nor do we anticipate, any material refunds or reductions of investor capital contributions in connection with these arrangements.

NOTE 6 —	Derivative Financial Instruments

We have limited exposure to derivative financial instruments. We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap agreements, which moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or partners’ capital, as appropriate.

At September 30, 2011 and December 31, 2010, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $6.6 million and $2.7 million, respectively, reflected in accrued liabilities and other in our condensed consolidated balance sheets. At September 30, 2011, these interest rate swaps had a weighted average term of 9.4 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive loss within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are identified in the recurring fair value measurements table in Note 7.

If the forward rates at September 30, 2011 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from a lower effective rate than the underlying variable rates on this debt.

We have entered into total rate of return swaps on various fixed-rate property debt to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to one of several indices, plus a risk spread. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps mature in 2012. We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense.

As of September 30, 2011 and December 31, 2010, we had borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $144.3 million and $276.9 million, respectively. We reduced by $132.0 million the amount of debt subject to certain total rate of return swaps and terminated the associated swaps during the nine months ended September 30, 2011, in connection with our refinancing of the underlying debt. We repaid this debt at par and, accordingly, no payments were required upon termination of the swaps. The remaining reduction in the outstanding principal balance during the nine months ended September 30, 2011 was due to other principal amortization. At September 30, 2011, the weighted average fixed receive rate under the total return swaps was 6.3% and the weighted average variable pay rate was 1.8%, based on the applicable index rates effective as of that date. Information regarding the fair value of these instruments at September 30, 2011 and December 31, 2010, is included in the recurring fair value measurements table in Note 7.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	Fair Value Measurements

We measure certain assets and liabilities in our consolidated financial statements at fair value, both on a recurring and nonrecurring basis. Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy defined in FASB ASC Topic 820. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically also include observable components that can be validated to observable external sources; accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

The table below presents information regarding significant items measured in our condensed consolidated financial statements at fair value on a recurring basis, consisting of investments in securities classified as available for sale (AFS), interest rate swaps (IR swaps), total rate of return swaps (TRR swaps) and debt subject to TRR swaps (TRR debt) (in thousands):

	Level 2		Level 3
		IR	TRR	TRR
	AFS(1)	Swaps(2)	Swaps(3)	Debt(4)	Total

Fair value at December 31, 2009	$—	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(5)	—	(35)	5,771	(5,771)	(35)
Realized gains (losses) included in earnings	—	—	—	—	—
Unrealized gains (losses) included in partners’ capital	—	(3,806)	—	—	(3,806)

Fair value at September 30, 2010	$—	$(5,437)	$(18,536)	$18,536	$(5,437)

Fair value at December 31, 2010	$—	$(2,746)	$(19,542)	$19,542	$(2,746)
Purchases	51,534	—	—	—	51,534
Investment accretion (see Note 4)	939	—	—	—	939
Unrealized gains (losses) included in earnings(5)	—	(36)	11,772	(11,772)	(36)
Realized gains (losses) included in earnings	—	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(3,428)	(3,814)	—	—	(7,242)

Fair value at September 30, 2011	$49,045	$(6,596)	$(7,770)	$7,770	$42,449

(1)	The fair value of investments classified as available for sale is estimated using an income and market approach with primarily observable inputs, including yields and other information regarding similar types of investments, and adjusted for certain unobservable inputs specific to these investments. The discount to the face value of the investments is accreted into interest income over the expected term of the investments. The amortized cost of these investments was $52.5 million at September 30, 2011. Although the amortized cost exceeded the fair value of these investments at September 30, 2011, there are no requirements for us to sell these investments prior to their maturity dates and we believe we will fully recover the investments. Accordingly, we believe the impairment in the fair value of these investments is temporary and we have not recognized any of the loss in value in earnings. Refer to Note 4 for further discussion of these investments.

(2)	The fair value of interest rate swaps is estimated using an income approach with primarily observable inputs including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

(3)	Total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. We calculate the

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

termination value, which we believe is representative of the fair value, of total rate of return swaps using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements.

(4)	This represents changes in fair value of debt subject to total rate of return swaps. We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

(5)	Unrealized gains (losses) for the TRR swaps and TRR debt relate to periodic revaluations of fair value, including revaluations resulting from repayment of the debt at par, and have not resulted from the settlement of a swap position as we have not historically incurred any termination payments upon settlement. These unrealized gains (losses) are included in interest expense in the accompanying condensed consolidated statements of operations.

The table below presents information regarding amounts measured at fair value in our condensed consolidated financial statements on a nonrecurring basis during the nine months ended September 30, 2011 and 2010, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	Nine Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2010
	Fair Value	Total	Fair Value	Total
	Measurement	Gain (Loss)	Measurement	Gain (Loss)

Real estate (impairment losses)(1)(3)	$59,547	$(10,522)	$43,961	$(8,341)
Real estate (newly consolidated)(2)(3)	—	—	117,083	1,104
Property debt (newly consolidated)(2)(4)	—	—	83,890	—

(1)	During the nine months ended September 30, 2011 and 2010, we reduced the aggregate carrying amounts of $70.1 million and $52.3 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the anticipated expected holding period.

(2)	In connection with our adoption of revised accounting guidance regarding consolidation of VIEs and reconsideration events during the nine months ended September 30, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of the revised accounting guidance for VIEs. For the partnerships we consolidated at fair value due to reconsideration events during the nine months ended September 30, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our condensed consolidated statement of operations for the nine months ended September 30, 2010.

(3)	We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

(4)	Refer to the recurring fair value measurements table for an explanation of the valuation techniques we use to estimate the fair value of debt.

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term debt approximates their aggregate carrying amounts at September 30, 2011 and December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and long-term debt instruments using present value techniques that include income and market valuation approaches using observable inputs such as market rates for debt with the same or similar terms and unobservable inputs such as collateral quality and loan-to-value ratios on similarly encumbered assets. Because of the significance of unobservable inputs to these fair value measurements, we classify them within Level 3 of the fair value hierarchy. Present value calculations vary depending on the assumptions used, including the discount rate and estimates of future cash flows. In many cases, the fair value estimates may not be realizable in immediate settlement of the instruments. The estimated aggregate fair value of our notes receivable (including notes receivable from unconsolidated real estate partnerships, which we classify within other assets in our condensed consolidated balance sheets) was approximately $112.3 million and $116.0 million at September 30, 2011 and December 31, 2010, respectively, as compared to their carrying amounts of $124.2 million and $127.6 million, respectively. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.8 billion and $5.5 billion at September 30, 2011 and December 31, 2010, respectively, as compared to aggregate carrying amounts of $5.3 billion and $5.5 billion, respectively. The fair values of our derivative instruments at September 30, 2011 and December 31, 2010, are included in the recurring fair value measurements table above.

In May 2011, the FASB issued Accounting Standards Update 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, or ASU 2011-04. ASU 2011-04 amended ASC 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in GAAP and International Financial Reporting Standards. The amendments, which primarily require additional fair value disclosures, are to be applied prospectively for annual periods beginning after December 15, 2011. We are currently evaluating the effect ASU 2011-04 will have on our consolidated financial statements.

NOTE 8 —	Commitments and Contingencies

Commitments

In connection with our redevelopment and capital improvement activities, we have commitments of approximately $19.3 million related to construction projects, most of which we expect to incur during the remainder of 2011 and during 2012. Additionally, we enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

We have committed to fund an additional $3.2 million in loans on certain unconsolidated properties in West Harlem in New York City. Additionally, in certain circumstances, the obligor under these notes has the ability to put the properties to us, which would result in a cash payment of approximately $31.2 million and the assumption of $118.0 million in property debt. The obligor’s right to exercise the put depends upon the achievement of specified operating performance thresholds.

Aimco has an agreement that allows the holder of some of its Series A Community Reinvestment Act Preferred Stock, or the CRA Preferred Stock, to require Aimco to repurchase $10.0 million in liquidation preference of the CRA Preferred Stock at a 30% discount, during the three months ending June 30, 2012. If the holder requires Aimco to make this repurchase, we will repurchase from Aimco an equivalent amount of our Series A Community Reinvestment Act Preferred Units, or the CRA Preferred Units, held by Aimco. Based on the holder’s ability to

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

require Aimco to repurchase this amount and our obligation to purchase from Aimco a corresponding amount of CRA Preferred Units, the $10.0 million in liquidation preference of our CRA Preferred Units, or the maximum redemption value of such preferred units, is classified within temporary capital in our condensed consolidated balance sheet at September 30, 2011.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

During the three months ended June 30, 2011, we mediated the previously disclosed dispute with respect to mergers completed earlier in 2011 in which we acquired the remaining noncontrolling interests in six consolidated real estate partnerships. As a result of the mediation we agreed to pay the limited partners additional consideration of $7.5 million for their partnership units. During the three months ended September 30, 2011, claims and stipulations of settlement were filed in Colorado State Court, District of Denver and with the American Arbitration Association. The parties are currently seeking approval of the settlements in the respective venues.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of September 30, 2011, are immaterial to our consolidated financial condition, results of operations and cash flows.

NOTE 9 —	Earnings (Loss) per Unit

We calculate earnings (loss) per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The following table illustrates the calculation of basic and diluted earnings (loss) per unit for the three and nine months ended September 30, 2011 and 2010 (in thousands, except per unit data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Numerator:
Loss from continuing operations	$(25,487)	$(46,776)	$(99,290)	$(120,651)
Loss from continuing operations attributable to noncontrolling interests	7,270	16,418	23,301	23,167
Income attributable to the Partnership’s preferred unitholders	(14,971)	(13,492)	(40,441)	(39,918)
Income attributable to participating securities	(58)	(2)	(169)	—

Loss from continuing operations attributable to the Partnership’s common unitholders	$(33,246)	$(43,852)	$(116,599)	$(137,402)

Income from discontinued operations	$30,968	$18,510	$50,959	$65,881
Income from discontinued operations attributable to noncontrolling interests	(12,734)	(5,205)	(18,689)	(21,372)

Income from discontinued operations attributable to the Partnership’s common unitholders	$18,234	$13,305	$32,270	$44,509

Net income (loss)	$5,481	$(28,266)	$(48,331)	$(54,770)
(Income) loss attributable to noncontrolling interests	(5,464)	11,213	4,612	1,795
Income attributable to the Partnership’s preferred unitholders	(14,971)	(13,492)	(40,441)	(39,918)
Income attributable to participating securities	(58)	(2)	(169)	—

Net loss attributable to the Partnership’s common unitholders	$(15,012)	$(30,547)	$(84,329)	$(92,893)

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding
Common OP Units	126,316	122,399	124,996	122,261
High Performance Units	2,340	2,340	2,340	2,340

Total common units	128,656	124,739	127,336	124,601
Effect of dilutive securities:
Dilutive potential common units	—	—	—	—

Denominator for diluted earnings per unit	128,656	124,739	127,336	124,601

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.26)	$(0.35)	$(0.91)	$(1.10)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.14	0.10	0.25	0.35

Net loss attributable to the Partnership’s common unitholders	$(0.12)	$(0.25)	$(0.66)	$(0.75)

As of September 30, 2011 and 2010, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 6.3 million and 7.2 million, respectively. These securities represent options to purchase shares of Aimco Class A Common Stock, which, if exercised, would result in our issuance to Aimco of common OP Units corresponding to the number of shares purchased under the options. They have been excluded from the earnings (loss) per unit computations for the three and nine months ended September 30, 2011 and 2010, because their effect would have been anti-dilutive. Participating securities, consisting of unvested restricted shares of Aimco Class A Common Stock and shares of Aimco Class A Common Stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units and totaled 0.5 million and 0.6 million at September 30, 2011 and 2010, respectively. The effect of participating securities is included in basic and diluted earnings (loss) per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings.

Various classes of redeemable preferred OP Units are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash or, at our option, shares of Aimco Class A Common Stock, and are paid distributions varying from 1.8% to 8.8% per annum per unit, or equal to the dividends paid on Aimco Class A Common Stock based on the conversion terms. As of September 30, 2011, a total of 3.1 million preferred OP Units were outstanding with redemption values of $82.5 million and were potentially redeemable for approximately 3.7 million shares of Aimco Class A Common Stock (based on the period end market price), or cash at our option. We have a redemption policy that requires cash settlement of redemption requests for the preferred OP Units, subject to limited exceptions. The potential dilutive effect of these securities would have been antidilutive in the periods presented. Additionally, based on our cash redemption policy, they may also be excluded from future earnings (loss) per unit computations in periods during which their effect is dilutive.

NOTE 10 —	Notes Receivable

Our notes receivable have stated maturity dates and may require current payments of principal and interest. Repayment of our notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes”; and “discounted notes,” which includes loans extended by predecessors whose positions we generally acquired at a discount and loans extended by us that were discounted at origination.

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the notes, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize provisions for losses on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the provision to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the provision is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

The following table summarizes our notes receivable as of September 30, 2011 and December 31, 2010 (in thousands):

	September 30,	December 31,
	2011	2010

Par value notes	$19,657	$17,899
Discounted notes	94,973	98,827
Allowance for loan losses	—	—

Total notes receivable	$114,630	$116,726

Face value of discounted notes	$103,291	$108,621

Notes receivable have various annual interest rates ranging between 2.1% and 8.8% and averaging 4.1%. Included in the notes receivable at September 30, 2011 and December 31, 2010 are $97.5 million and $103.9 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships.

During the nine months ended September 30, 2011, there have been no significant changes in the carrying amounts, our average recorded investment in or unpaid principal balances for impaired loans. During the three and nine months ended September 30, 2011 and 2010, we did not recognize any significant amounts of interest income related to impaired or non-impaired notes receivable.

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We recognize interest income as earned on the $19.7 million of our par value notes receivable at September 30, 2011 that are estimated to be collectible and have not been impaired. Of our total par value notes outstanding at September 30, 2011, notes with balances of $19.0 million have stated maturity dates and the remainder have no stated maturity dates and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At September 30, 2011, none of the par value notes with stated maturity dates were past due.

Notes Receivable from Aimco

In addition to the notes receivable discussed above, as of September 30, 2011 we had notes receivable that we received in exchange for the sale of certain real estate assets to Aimco in December 2000. The notes bore interest at 5.7% per annum and had original principal amounts of $10.1 million. On October 14, 2011, Aimco repaid the then outstanding $18.5 million of outstanding principal and interest due on these notes, using its share of proceeds from a $19.7 million distribution we declared and paid to holders of common OP Units and High Performance Units on that date.

NOTE 11 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 205 properties with 64,781 units at September 30, 2011. Our affordable real estate operations consisted of 201 properties with 24,040 units at September 30, 2011, with rents that are generally paid, in whole or part, by a government agency.

Our chief executive officer, who is our chief operating decision maker, uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred units; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

The following tables present the revenues, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the three and nine months ended September 30, 2011 and 2010 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Three Months Ended September 30, 2011:
Rental and other property revenues(2)	$206,115	$32,715	$30,501	$194	$269,525
Asset management and tax credit revenues	—	—	—	11,885	11,885

Total revenues	206,115	32,715	30,501	12,079	281,410

Property operating expenses(2)	79,514	13,373	13,495	13,521	119,903
Investment management expenses	—	—	—	2,386	2,386

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Depreciation and amortization(2)	—	—	—	97,321	97,321
Provision for operating real estate impairment losses(2)	—	—	—	149	149
General and administrative expenses	—	—	—	12,664	12,664
Other expenses, net	—	—	—	4,870	4,870

Total operating expenses	79,514	13,373	13,495	130,911	237,293

Net operating income (loss)	126,601	19,342	17,006	(118,832)	44,117
Other items included in continuing operations	—	—	—	(69,604)	(69,604)

Income (loss) from continuing operations	$126,601	$19,342	$17,006	$(188,436)	$(25,487)

Three Months Ended September 30, 2010:
Rental and other property revenues(2)	$200,667	$31,573	$30,591	$650	$263,481
Asset management and tax credit revenues	—	—	—	9,711	9,711

Total revenues	200,667	31,573	30,591	10,361	273,192

Property operating expenses(2)	76,467	13,765	13,562	12,992	116,786
Investment management expenses	—	—	—	2,609	2,609
Depreciation and amortization(2)	—	—	—	101,704	101,704
General and administrative expenses	—	—	—	12,096	12,096
Other expenses, net	—	—	—	4,416	4,416

Total operating expenses	76,467	13,765	13,562	133,817	237,611

Net operating income (loss)	124,200	17,808	17,029	(123,456)	35,581
Other items included in continuing operations	—	—	—	(82,357)	(82,357)

Income (loss) from continuing operations	$124,200	$17,808	$17,029	$(205,813)	$(46,776)

Nine Months Ended September 30, 2011:
Rental and other property revenues(2)	$613,688	$97,947	$93,065	$1,049	$805,749
Asset management and tax credit revenues	—	—	—	28,772	28,772

Total revenues	613,688	97,947	93,065	29,821	834,521

Property operating expenses(2)	233,126	40,488	41,075	41,945	356,634
Investment management expenses	—	—	—	7,604	7,604
Depreciation and amortization(2)	—	—	—	287,739	287,739
Provision for operating real estate impairment losses(2)	—	—	—	149	149

AIMCO PROPERTIES, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

General and administrative expenses	—	—	—	36,162	36,162
Other expenses, net	—	—	—	13,952	13,952

Total operating expenses	233,126	40,488	41,075	387,551	702,240

Net operating income (loss)	380,562	57,459	51,990	(357,730)	132,281
Other items included in continuing operations	—	—	—	(231,571)	(231,571)

Income (loss) from continuing operations	$380,562	$57,459	$51,990	$(589,301)	$(99,290)

Nine Months Ended September 30, 2010:
Rental and other property revenues(2)	$600,640	$93,847	$91,530	$2,040	$788,057
Asset management and tax credit revenues	—	—	—	24,208	24,208

Total revenues	600,640	93,847	91,530	26,248	812,265

Property operating expenses(2)	235,612	42,331	41,820	43,021	362,784
Investment management expenses	—	—	—	10,979	10,979
Depreciation and amortization(2)	—	—	—	305,066	305,066
General and administrative expenses	—	—	—	39,015	39,015
Other expenses, net	—	—	—	2,173	2,173
Total operating expenses	235,612	42,331	41,820	400,254	720,017

Net operating income (loss)	365,028	51,516	49,710	(374,006)	92,248
Other items included in continuing operations	—	—	—	(212,899)	(212,899)

Income (loss) from continuing operations	$365,028	$51,516	$49,710	$(586,905)	$(120,651)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Proportionate property net operating income, our key measurement of segment profit or loss, excludes provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues), property management expenses and casualty gains and losses (which are included in property operating expenses) and depreciation and amortization. Accordingly, we do not allocate these amounts to our segments.

For the nine months ended September 30, 2011 and 2010, capital additions related to our conventional segment totaled $111.2 million and $104.9 million, respectively, and capital additions related to our affordable segment totaled $12.2 million and $24.0 million, respectively.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Report contains or may contain information that is forward-looking, within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to maintain current or meet projected occupancy, rental rates and property operating results and the effect of acquisitions and redevelopments. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents we file from time to time with the Securities and Exchange Commission. As used herein and except as the context otherwise requires, “we,” “our,” “us” and the “Partnership” refer to AIMCO Properties, L.P. and the Partnership’s consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (as defined in Note 1 to the condensed consolidated financial statements in Item 1) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred units.

Our owned real estate portfolio includes 205 conventional properties with 64,781 units and 201 affordable properties with 24,040 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 11 to the condensed consolidated financial statements in Item 1) during the nine months ended September 30, 2011. For the three months ended September 30, 2011, our conventional portfolio monthly rents averaged $1,112 and provided 61% operating margins. These average rents increased from $1,079 for the three months ended June 30, 2011. During the three months ended September 30, 2011, on average, conventional new lease rates were 6.1% higher than expiring lease rates, compared to rates that were 5.1% higher than expiring lease rates in the three months ended June 30, 2011. During the three months ended September 30, 2011, conventional renewal rates were 5.6% higher than expiring lease rates, compared to rates that were 3.6% higher than expiring lease rates in the three months ended June 30, 2011.

Our geographic allocation strategy focuses on the 20 largest markets in the United States to reduce volatility in and our dependence on particular areas of the country. We believe these markets are deep, relatively liquid and possess desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis.

Our portfolio strategy also focuses on asset type and quality. Our target allocation of capital to conventional and affordable properties is 90% and 10%, respectively, of our total property net asset value, which is the estimated fair value of our properties and related assets, net of liabilities. Our conventional and affordable properties comprised approximately 88% and 12%, respectively, of our total property net asset value, at September 30, 2011.

For conventional assets, we focus on the ownership of primarily B/B+ assets. Refer to Note 1 to the condensed consolidated financial statements in Item 1 for an explanation of our rating system for measuring asset quality. We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility. During the nine months ended September 30, 2011, we increased our allocation of capital to our target markets by:

•	disposing of seven conventional properties located outside of our target markets for $61.5 million;

•	investing $63.9 million to purchase interests in conventional properties located within our target markets;

•	investing $35.5 million in redevelopment of conventional properties included in continuing operations; and

•	increasing to 100% our ownership in nine conventional properties owned through consolidated real estate partnerships for a total cost of $13.6 million. The gross estimated fair value of the real estate corresponding to the interests we acquired totaled $84.9 million.

During the nine months ended September 30, 2011, we also disposed of eleven conventional properties located in less desirable locations within our target markets and 15 affordable properties.

Our leverage strategy focuses on increasing financial returns while minimizing risk. On a consolidated basis, at September 30, 2011, approximately 87% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred units, a combination which helps to limit our refunding and re-pricing risk. At September 30, 2011, we had $26.2 million of corporate level debt, consisting of borrowings on our revolving credit facility. Our leverage strategy limits refunding risk on our property-level debt. During the nine months ended September 30, 2011, exclusive of property debt reductions related to discontinued operations, we reduced our net leverage by approximately $130.4 million, inclusive of refinancing activity, regularly scheduled property debt amortization, loan pay-downs and our $51.5 million investment in the first loss and mezzanine positions in the securitization trust discussed in Note 4 to the condensed consolidated financial statements in Item 1. At September 30, 2011, the weighted average maturity of our property-level debt was 8.2 years, with 0.1% of our debt maturing during the remainder of 2011 and on average approximately 5.0% maturing in each of 2012, 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 94% of our property-level debt is fixed-rate. We continue to focus on refinancing our property debt maturing during the period from 2012 through 2015, to extend maturities and lock in current low interest rates.

As of September 30, 2011, we had the capacity to borrow $247.8 million pursuant to our $300.0 million credit facility (after giving effect to $26.2 million of outstanding borrowings and $26.0 million outstanding for undrawn letters of credit issued under the revolving credit facility). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred unit redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with accounting principles generally accepted in the United States of America, or GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the three months ended September 30, 2011, are summarized below:

•	Total Same Store revenues and expenses for the three months ended September 30, 2011, increased by 3.5% and 3.1%, respectively, as compared to the three months ended September 30, 2010, resulting in a 3.8% increase in net operating income;

•	Average daily occupancy for our Conventional Same Store properties remained high at 95.2% for the three months ended September 30, 2011; and

•	Conventional Same Store revenues and expenses for the three months ended September 30, 2011, increased by 3.5% and 4.3%, respectively, as compared to the three months ended September 30, 2010, resulting in a 3.0% increase in net operating income.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying condensed consolidated financial statements in Item 1.

Results of Operations

Overview

Three months ended September 30, 2011 compared to September 30, 2010

We reported net income attributable to the Partnership of less than $0.1 million and net loss attributable to the Partnership’s common unitholders of $15.0 million for the three months ended September 30, 2011, compared to net loss attributable to the Partnership of $17.1 million and net loss attributable to the Partnership’s common unitholders of $30.5 million for the three months ended September 30, 2010, decreases in losses of $17.1 million and $15.5 million, respectively.

These decreases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	an increase in income from discontinued operations (net of amounts allocated to noncontrolling interests), primarily related to an increase in gains on dispositions of real estate in 2011 as compared to 2010; and

•	a decrease in depreciation and amortization expense, primarily attributable to short-lived real estate assets that became fully depreciated in 2010 and adjustments of depreciation recognized during 2011 related to revisions of the estimated useful lives of certain real estate assets.

Nine months ended September 30, 2011 compared to September 30, 2010

For the nine months ended September 30, 2011, we reported net loss attributable to the Partnership of $43.7 million and net loss attributable to the Partnership’s common unitholders of $84.3 million, compared to net loss attributable to the Partnership of $53.0 million and net loss attributable to the Partnership’s common unitholders of $92.9 million for the nine months ended September 30, 2010, decreases in losses of $9.3 million and $8.6 million, respectively.

These decreases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations; and

•	a decrease in depreciation and amortization expense, primarily attributable to short-lived real estate assets that became fully depreciated in 2010 and adjustments of depreciation recognized during 2011 related to revisions of the estimated useful lives of certain real estate assets.

The effects of these items on our operating results were partially offset by:

•	an increase in interest expense, primarily due to prepayment penalties incurred in connection with a series of financing transactions completed in 2011 that extended maturities and reduced the effective interest rate on a group of non-recourse property loans; and

•	a decrease in income from discontinued operations (net of amounts allocated to noncontrolling interests), primarily due to decreases in gains on dispositions of real estate and decreases in the net operating income of properties classified within discontinued operations due to the timing of sales.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and include 205 properties with 64,781 units. Our affordable real estate operations consist of 201 properties with 24,040 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of proportionate property net operating income during the three and nine months ended September 30, 2011.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income, which reflects our share of the net operating income of our consolidated and unconsolidated properties, as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We exclude property management revenues and expenses and casualty related amounts from our definition of proportionate property operating income and therefore from our assessment of segment performance. Accordingly, these items are not included in the following discussion of our segment results. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interests in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the three and nine months ended September 30, 2011 and 2010 (in thousands). The tables and discussions below exclude the results of operations for properties sold or classified as held for sale through September 30, 2011. Refer to Note 11 in the condensed consolidated financial statements in Item 1 for further discussion regarding our reportable segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Total Same Store Portfolio

Our conventional and affordable segments each include properties we classify as same store. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy (greater than 90%) during the current and prior year comparable period. We consider total same store results as a meaningful measure of the performance of the results of operations of the properties we own and operate. For the three and nine months ended September 30, 2011, our total same store portfolio comprised 93% and 91%, respectively, of our total proportionate property net operating income.

For the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, our total same store portfolio’s proportionate property revenues and expenses increased by 3.5% and 3.1%, respectively, resulting in a 3.8% increase in net operating income, and our total same store operating margin increased by approximately ten basis points, from 61.8% during the three months ended September 30, 2010, to 61.9% during the three months ended September 30, 2011. For the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, our total same store portfolio’s proportionate property revenues and expenses increased by 2.7% and decreased by 2.0%, respectively, resulting in a 5.8% increase in net operating income, and our total same store operating margin increased by approximately 180 basis points, from 60.7% during the nine months ended September 30, 2010 to 62.5% during the nine months ended September 30, 2011.

The results of operations of our conventional and affordable same store properties are discussed further in the discussion of segment results below.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties that we classify as either same store, redevelopment or other conventional properties. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our definitions of same store and redevelopment properties may result in these portfolios for the three month periods differing from such portfolios for the nine month periods for the purpose of comparing 2011 to 2010 results.

During the three months ended September 30, 2011, our conventional same store portfolio and our other conventional portfolio consisted of 162 and 43 properties with 57,209 and 7,572 units, respectively. During the nine months ended September 30, 2011, our conventional same store portfolio decreased on a net basis by 16 properties and 4,188 units. These changes consisted of:

•	the removal of 17 properties, with 4,464 units that were sold or classified as held for sale through September 30, 2011 and for which the results have been reclassified into discontinued operations;

•	the inclusion of two properties with 551 units that were previously classified as redevelopment properties; and

•	the removal of three properties with 1,360 units that experienced significant casualty losses and were moved from the same store classification into the other conventional classification, partially offset by the reintroduction of two properties with 1,084 units into the same store classification.

	Three Months Ended September 30,
	2011	2010	$ Change	% Change

Rental and other property revenues:
Conventional same store	$186,710	$180,420	$6,290	3.5%
Other Conventional	19,405	20,247	(842)	(4.2)%

Total	206,115	200,667	5,448	2.7%

Property operating expenses:
Conventional same store	70,131	67,245	2,886	4.3%
Other Conventional	9,383	9,222	161	1.7%

Total	79,514	76,467	3,047	4.0%

Property net operating income:
Conventional same store	116,579	113,175	3,404	3.0%
Other Conventional	10,022	11,025	(1,003)	(9.1)%

Total	$126,601	$124,200	$2,401	1.9%

For the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, our conventional segment’s proportionate property net operating income increased $2.4 million, or 1.9%.

For the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, conventional same store net operating income increased by $3.4 million. This increase was partially attributable to a $6.3 million increase in revenue, primarily due to higher average rent (approximately $33 per unit) and increases in miscellaneous income and utilities reimbursements, partially offset by an 80 basis point decrease in average physical occupancy. Rental rates on new leases transacted during the three months ended September 30, 2011, were 6.1% higher than expiring lease rates and renewal rates were 5.6% higher than expiring lease rates. The increase in conventional same store net operating income was partially offset by a $2.9 million increase in expense, primarily due to an increase in real estate taxes (due to refunds received in 2010 that related to prior tax years) and higher utility, contract services, repair and maintenance, administrative and personnel expenses.

Our other conventional net operating income (which includes conventional redevelopment and newly acquired properties) decreased by $1.0 million, due to a decrease in revenue of approximately $0.8 million and an increase in expense of $0.2 million. The net decrease in revenue was primarily due to an increase in the number of vacant units resulting from our redevelopment activities during 2011, and was partially offset by a $0.4 million increase in revenues related to properties acquired in 2011. The increase in expenses of our other conventional properties was primarily due to the properties we acquired in 2011.

	Nine Months Ended September 30,
	2011	2010	$ Change	% Change

Rental and other property revenues:
Conventional same store	$547,984	$534,563	$13,421	2.5%
Other Conventional	65,704	66,077	(373)	(0.6)%

Total	613,688	600,640	13,048	2.2%

Property operating expenses:
Conventional same store	202,015	204,735	(2,720)	(1.3)%
Other Conventional	31,111	30,877	234	0.8%

Total	233,126	235,612	(2,486)	(1.1)%

Property net operating income:
Conventional same store	345,969	329,828	16,141	4.9%
Other Conventional	34,593	35,200	(607)	(1.7)%

Total	$380,562	$365,028	$15,534	4.3%

Our conventional same store and other conventional property populations for the nine month period were substantially consistent with the populations for the three month period. For the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, our conventional segment’s proportionate property net operating income increased $15.5 million, or 4.3%.

For the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, conventional same store net operating income increased by $16.1 million. This increase was attributable to a $13.4 million increase in revenue, primarily due to higher average rent (approximately $19 per unit) and increases in miscellaneous income and utilities reimbursements, partially offset by a seven basis point decrease in average physical occupancy. Rental rates on new leases transacted during the nine months ended September 30, 2011, were 4.7% higher than expiring lease rates and renewal rates were 4.4% higher than expiring lease rates. The increase in same store net operating income was also attributable to a $2.7 million decrease in expense, primarily due to reductions in contract services, marketing, insurance and personnel and related costs.

Our other conventional net operating income (which includes conventional redevelopment and newly acquired properties) decreased by $0.6 million, due to a $0.4 million decrease in revenue and a $0.2 million increase in expense. The net decrease in revenue was primarily due to an increase in the number of vacant units resulting from our redevelopment activities during 2011, and was partially offset by a $0.4 million increase in revenues related to properties acquired in 2011. The increase in expenses of our other conventional properties was primarily due to the properties we acquired in 2011.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other. Our criteria for classifying affordable properties as same store or other are consistent with those for our conventional properties described above. Our definitions of same store and other properties may result in these portfolios for the three month periods differing from such portfolios for the nine month periods for the purpose of comparing 2011 to 2010 results.

For the three months ended September 30, 2011, our affordable same store portfolio and other affordable portfolio consisted of 144 and 57 properties with 18,212 and 5,828 units, respectively. During the nine months ended September 30, 2011, our affordable same store portfolio decreased on a net basis by nine properties, consisting of:

•	the removal of 16 properties, with 1,541 units that were sold or classified as held for sale through September 30, 2011 and for which the results have been reclassified into discontinued operations; and

•	the inclusion of seven properties with 1,395 units that were previously classified as redevelopment properties.

We did not have a significant economic ownership in any of the properties classified as other affordable properties for the three months ended September 30, 2011 and 2010; accordingly this portfolio is excluded from the discussion of proportionate results for the three month periods shown below.

	Three Months Ended September 30,
	2011	2010	$ Change	% Change

Affordable same store:
Rental and other property revenues	$32,715	$31,573	$1,142	3.6%
Property operating expenses	13,373	13,765	(392)	(2.8)%

Property net operating income	$19,342	$17,808	$1,534	8.6%

For the three months ended September 30, 2011, as compared to the three months ended September 30, 2010, the proportionate property net operating income of our affordable same store properties increased $1.5 million, or 8.6%. This increase in net operating income consisted of a $1.1 million increase in revenue and a $0.4 million decrease in expense. Affordable same store revenue increased partially due to higher average rent ($28 per unit), partially offset by lower average physical occupancy (15 basis points). Affordable same store expenses decreased primarily due to reductions in insurance and real estate tax expenses.

The seven properties discussed above that were reclassified from other affordable (redevelopment) to affordable same store during 2011 did not meet the same store requirements for either of the full nine month periods ended September 30 and accordingly these properties are included in other affordable in the following comparison of the results of operations of our affordable segment for the nine months ended September 30, 2011 and 2010.

	Nine Months Ended September 30,
	2011	2010	$ Change	% Change

Rental and other property revenues:
Affordable same store	$87,130	$83,618	$3,512	4.2%
Other Affordable	10,817	10,229	588	5.7%

Total	97,947	93,847	4,100	4.4%

Property operating expenses:
Affordable same store	36,086	38,190	(2,104)	(5.7)%
Other Affordable	4,402	4,141	261	6.3%

Total	40,488	42,331	(1,843)	(4.4)%

Property net operating income:
Affordable same store	51,044	45,428	5,616	12.4%
Other Affordable	6,415	6,088	327	5.4%

Total	$57,459	$51,516	$5,943	11.5%

For the nine months ended September 30, 2011, as compared to the nine months ended September 30, 2010, the proportionate property net operating income of our affordable segment increased $5.9 million, or 11.5%. Affordable same store net operating income increased by $5.6 million, consisting of a $3.5 million increase in revenue and a $2.1 million decrease in expense. Affordable same store revenue increased primarily due to higher average rent ($31 per unit) and higher average physical occupancy (seven basis points) at our affordable same store properties. The increase in average rent was partially due to retroactive rent increases awarded in 2011 under government subsidy programs at certain of our affordable properties, $0.2 million of which relates to previous years. Affordable same store expenses decreased primarily due to reductions in personnel and related costs, insurance and real estate tax expenses, the majority of which relates to revaluations associated with 2010 and prior years. The increase in our affordable segment’s proportionate property net operating income was also due to higher net operating income of our other affordable properties of $0.3 million.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 11 to the condensed consolidated financial statements in Item 1).

For the three months ended September 30, 2011, as compared to 2010, property management revenues decreased by $0.5 million, from $0.7 million to $0.2 million, primarily due to a reduction in the number of properties managed for third parties. For the three months ended September 30, 2011, as compared to 2010, property operating expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, increased by $0.5 million. Casualty losses increased by $1.0 million, from $1.8 million to $2.8 million, primarily due to a higher volume of small claim losses during 2011 than in 2010 as well as an increase in larger dollar losses in 2011. Property management expenses decreased by $0.5 million, from $11.2 million to $10.7 million, due to a reduction in personnel and related expenses, which in part resulted from fewer properties managed for third parties.

For the nine months ended September 30, 2011, as compared to 2010, property management revenues decreased by $1.0 million, from $2.0 million to $1.0 million, due to a reduction in the number of properties managed for third parties. For the nine months ended September 30, 2011, as compared to 2010, property operating expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, decreased by $1.1 million. Property management expenses decreased by $3.6 million, from $35.4 million to $31.8 million, due to a reduction in personnel and related expenses resulting from a reduction in the number of properties managed for third parties. Casualty losses increased by $2.5 million, from $7.6 million to $10.1 million, primarily due to $4.6 million of losses in 2011 from severe snow storms in the Northeast that damaged several properties.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions and dispositions. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the three months ended September 30, 2011, compared to the three months ended September 30, 2010, asset management and tax credit revenues increased $2.2 million. This increase is attributable to a $3.4 million increase in general partner transactional fees and $1.0 million of income recognized in 2011 upon the syndication of a low-income housing tax credit partnership, partially offset by a decrease of $2.4 million of promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures, recognized on properties that were sold in 2010 for which no similar income was recognized in 2011.

For the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, asset management and tax credit revenues increased $4.6 million. This increase is primarily attributable to a $2.1 million increase in general partner transactional fees and $1.0 million of income recognized in 2011 upon the syndication of a low-income housing tax credit partnership. Asset management and tax credit revenues during the nine months ended September 30, 2011 also includes the recognition of $1.3 million of asset management fees in connection with a transaction with the principals of a portfolio of properties for which we provided asset management and other services. As part of our ongoing effort to simplify our business, we resigned from our role providing asset or property management services for approximately 100 properties and we agreed to receive a reduced payment on asset management and other fees owed to us, a portion of which was not previously recognized based on concerns regarding collectibility. We received cash and notes receivable that are guaranteed by a principal in the portfolio and that have a security interest in distributable proceeds from the sale of certain properties in the portfolio.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel who perform asset management and tax credit activities. For the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, investment management expenses decreased $0.2 million and $3.4 million, respectively. These decreases were primarily due to our write off during 2010 of previously deferred costs on tax credit projects we abandoned and a reduction in personnel and related costs.

Depreciation and Amortization

For the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, depreciation and amortization decreased $4.4 million, or 4.3%, and $17.3 million, or 5.7%, respectively. These decreases were primarily due to short-lived real estate assets that became fully depreciated in 2010 and adjustments of depreciation recognized during 2011 related to revisions of the estimated useful lives of certain real estate assets.

General and Administrative Expenses

For the three months ended September 30, 2011, compared to the three months ended September 30, 2010, general and administrative expenses increased $0.6 million, or 4.7%. For the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, general and administrative expenses decreased $2.9 million, or 7.3%, primarily due to net reductions in personnel and related expenses.

Other Expenses (Income), Net

Other expenses (income), net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items. For the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, other expenses, net increased by $0.5 million and by $11.8 million, respectively. The net increases during the nine months ended September 30, 2011, were primarily attributable to the favorable settlement of certain litigation matters during 2010, for which there was no comparable activity in 2011.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the three months ended September 30, 2011, compared to the three months ended September 30, 2010, interest income increased by $1.5 million, or 58.9%. This increase is primarily due to accretion of income on our investment during the three months ended September 30, 2011, in the first loss and mezzanine positions in a securitization trust that holds certain of our property loans payable and an increase in interest on our notes receivable from Aimco, which are discussed in Note 10 to the condensed consolidated financial statements in Item 1.

For the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, interest income increased by $1.0 million, or 11.8%. This increase is primarily due to the investment accretion discussed above and an increase in interest on our notes receivable from Aimco, partially offset by a decrease in accretion recognized on notes receivable.

Interest Expense

For the three months ended September 30, 2011, compared to the three months ended September 30, 2010, interest expense, which includes the amortization of deferred financing costs, decreased by $1.4 million, or 1.9%, primarily due to decreases in property level interest due to lower average balances outstanding during 2011.

For the nine months ended September 30, 2011, compared to the nine months ended September 30, 2010, interest expense increased by $17.9 million, or 7.9%. This increase was primarily attributable to our recognition of $20.7 million of prepayment penalties and the write off of $2.3 million of deferred loan costs in connection with the completion of a series of financing transactions that are discussed further in Note 4 to the condensed consolidated financial statements in Item 1. These increases were partially offset by decreases in property and corporate level interest due to lower average balances outstanding during 2011.

Equity in (Losses) Earnings of Unconsolidated Real Estate Partnerships

Equity in (losses) earnings of unconsolidated real estate partnerships includes our share of the net earnings or losses of our unconsolidated real estate partnerships, which may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense, which generally exceeds the net operating income recognized by such unconsolidated partnerships. We generally own a nominal economic interest in the consolidated investment partnerships that hold the majority of our investments in unconsolidated subsidiaries, accordingly the equity in earnings and losses recognized by these entities are attributed to noncontrolling interests and had no significant effect on the amounts of net loss attributable to Aimco.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, gain on dispositions of unconsolidated real estate and other increased $2.2 million and decreased $0.3 million, respectively. The increase in gains during the three months ended September 30, 2011 is primarily attributable to our disposition of interests in unconsolidated real estate partnerships during the three months ended September 30, 2011. The majority of these gains were attributed to the noncontrolling interests in the consolidated partnerships that held these investments and accordingly these gains had no significant effect on net loss attributed to Aimco.

Income Tax Benefit

Certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable REIT subsidiaries, each of which we refer to as a TRS. A TRS is a C-corporation that has not elected REIT status and, as such, is subject to United States Federal corporate income tax. We use TRS entities to facilitate our ability to offer certain services and activities to our residents and investment partners that cannot be offered directly by a REIT. We also use TRS entities to hold investments in certain properties. Income taxes related to the results of continuing operations of our TRS entities are included in income tax benefit in our consolidated statements of operations.

For the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, income tax benefit decreased by $3.3 million and $5.3 million, respectively, primarily due to decreases in losses of our TRS entities.

Income from Discontinued Operations, Net

The results of operations for consolidated properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the three months ended September 30, 2011 and 2010, income from discontinued operations totaled $31.0 million and $18.5 million, respectively. The $12.5 million increase in income from discontinued operations was principally due to a $16.4 million increase in gain on dispositions of real estate, net of income taxes, and a $3.2 million decrease in interest expense, partially offset by a $6.8 million decrease in operating income (inclusive of a $4.1 million increase in real estate impairment losses).

For the nine months ended September 30, 2011 and 2010, income from discontinued operations totaled $51.0 million and $65.9 million, respectively. The $14.9 million decrease in income from discontinued operations was principally due to a $10.7 million decrease in gain on dispositions of real estate, net of income taxes, and a $12.3 million decrease in operating income (inclusive of a $2.3 million increase in real estate impairment losses), partially offset by a $9.0 million decrease in interest expense.

During the three months ended September 30, 2011, we sold or disposed of 12 consolidated properties for gross proceeds of $154.5 million and net proceeds of $63.9 million, resulting in a net gain of approximately $37.5 million (which includes less than $0.1 million of related income taxes). During the three months ended September 30, 2010, we sold eight consolidated properties for gross proceeds of $98.7 million and net proceeds of $33.2 million, resulting in a net gain of approximately $21.1 million (which included less than $0.1 million of related income taxes).

During the nine months ended September 30, 2011, we sold or disposed of 39 consolidated properties for gross proceeds of $293.2 million and net proceeds of $105.6 million, resulting in a net gain of approximately $64.7 million (which is net of $0.2 million of related income taxes). During the nine months ended September 30, 2010, we sold 31 consolidated properties for gross proceeds of $283.5 million and net proceeds of $80.6 million, resulting in a net gain of approximately $75.3 million (which includes $0.9 million of related income taxes).

The weighted average net operating income capitalization rates for our conventional and affordable property sales, which are calculated using the trailing twelve month net operating income prior to sale, less a 3.5% management fee, divided by gross proceeds, were 7.2% and 8.4%, respectively, for sales during the nine months ended September 30, 2011, and 8.0% and 8.5%, respectively, for sales during the nine months ended September 30, 2010.

For the three and nine months ended September 30, 2011 and 2010, income from discontinued operations includes the operating results of the properties sold or classified as held for sale as of September 30, 2011.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 3 to the condensed consolidated financial statements in Item 1 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships.

For the three months ended September 30, 2011, we allocated net income of $5.5 million to noncontrolling interests in consolidated real estate partnerships, as compared to $11.2 million of net losses allocated to these noncontrolling interests during the nine months ended September 30, 2010, or a variance of $16.7 million. This change was primarily due to a $7.5 million increase in the noncontrolling interest partners’ share of income from discontinued operations and a $9.2 million increase in the noncontrolling interest partners’ share of income from continuing operations, which is primarily attributable to the noncontrolling interest partners’ share of equity in impairment losses recognized during 2010.

For the nine months ended September 30, 2011 and 2010, we allocated net losses of $4.6 million, and $1.8 million, respectively, to noncontrolling interests in consolidated real estate partnerships, or a variance of $2.8 million. This change was primarily due to a $2.7 million decrease in the noncontrolling interest partners’ share of income from discontinued operations.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During the next twelve months, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during the next twelve months, the reduction in the estimated holding period for these assets or the requirement to reduce the carrying amounts of properties that become held for sale by the estimated costs to sell the assets may result in additional impairment losses.

Based on periodic tests of recoverability of long-lived assets, for the three and nine months ended September 30, 2011, we recognized $0.1 million of impairment losses related to properties to be held and used. We recognized no similar impairment losses for properties to be held and used in 2010. During the three months ended September 30, 2011 and 2010, we recognized impairment losses of $5.5 million and $1.4 million, respectively, and during the nine months ended September 30, 2011 and 2010, we recognized impairment losses of $11.8 million and $9.6 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods or our reduction of the carrying amounts of assets that were classified as held for sale by the estimated costs to sell the assets.

Other assets in our condensed consolidated balance sheet in Item 1 include $64.4 million of goodwill related to our conventional and affordable reportable segments as of September 30, 2011. We annually evaluate impairment of intangible assets using an impairment test that compares the fair value of the reporting units with the carrying amounts, including goodwill. We performed our last annual impairment analysis during the three months ended September 30, 2011 and concluded no impairment was necessary. We will perform our next impairment analysis during the second half of 2012, and do not anticipate recognizing an impairment of goodwill in connection with this analysis. As further discussed in Note 3 to the condensed consolidated financial statements in Item 1, we allocate goodwill to real estate properties when they are sold or classified as held for sale, based on the relative fair values of these properties and the retained properties in each reportable segment.

Notes Receivable and Interest Income Recognition

Our notes receivable have stated maturity dates and may require current payments of principal and interest. Repayment of our notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes”; and “discounted notes,” which includes loans extended by predecessors whose positions we generally acquired at a discount and loans extended by us that were discounted at origination.

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the notes, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize provisions for losses on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the provision to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the provision is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the three months ended September 30, 2011, we recognized a net recovery of previously recognized provisions for losses on notes receivable of $0.2 million, as compared to less than $0.1 million of net provisions for losses on notes receivable during the three months ended September 30, 2010. During the nine months ended September 30, 2011, we recognized a net recovery of previously recognized provisions for losses on notes receivable of $0.2 million, as compared to $0.3 million of net provisions for losses on notes receivable during the nine months ended September 30, 2010. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

For the three months ended September 30, 2011 and 2010, for continuing and discontinued operations, we capitalized $3.5 million and $3.2 million of interest costs, respectively, and $6.0 million and $5.9 million of site payroll and indirect costs, respectively. For the nine months ended September 30, 2011 and 2010, for continuing and discontinued operations, we capitalized $9.9 million and $8.6 million of interest costs, respectively, and $18.7 million and $18.7 million of site payroll and indirect costs, respectively.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity needs, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity needs. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels and many lenders have reentered the market. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 3, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred units. At September 30, 2011, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income (or increase our net loss) attributable to the Partnership’s common unitholders by approximately $3.2 million, or $0.02 per common unit, on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 6 to our condensed consolidated financial statements in Item 1, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of September 30, 2011, we had total rate of return swap positions with two financial institutions with notional amounts totaling $144.7 million. Swaps with notional amounts of $130.5 million and $14.2 million have maturity dates in May 2012 and October 2012, respectively. During the three and nine months ended September 30, 2011, we received net cash receipts of $1.1 million and $8.8 million, respectively, under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2011 and 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in the remainder of 2011 and in early 2012 prior to the swap maturity dates. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.8% at September 30, 2011. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. As of September 30, 2011, these subsidiaries had provided $12.1 million of cash collateral pursuant to the swap agreements to satisfy the loan-to-value requirements.

As of September 30, 2011, the amount available under our revolving credit facility was $247.8 million (after giving effect to $26.2 million of outstanding borrowings and $26.0 million outstanding for undrawn letters of credit issued under the revolving credit facility).

At September 30, 2011, we had $75.8 million in cash and cash equivalents, a decrease of $35.5 million from December 31, 2010. At September 30, 2011, we had $209.5 million of restricted cash, an increase of $9.5 million from December 31, 2010. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our condensed consolidated statements of cash flows in Item 1.

Operating Activities

For the nine months ended September 30, 2011, our net cash provided by operating activities of $176.4 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities. Cash provided by operating activities for the nine months ended September 30, 2011 decreased by $13.8 million as compared to the nine months ended September 30, 2010, primarily due to the prepayment penalties incurred during 2011 in connection with a series of property financing transactions.

Investing Activities

For the nine months ended September 30, 2011, our net cash used in investing activities of $18.0 million consisted primarily of capital expenditures, purchases of real estate (including our acquisition of a redevelopment property and our investments in unconsolidated real estate partnerships), and our purchase of the first loss and mezzanine positions in a securitization trust that holds some of our property loans payable, substantially offset by proceeds from disposition of real estate and capital improvement escrows released in connection with refinancing of the related property debt.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the nine months ended September 30, 2011, we sold or disposed of 39 consolidated properties for an aggregate sales price of $293.2 million, generating proceeds totaling $273.9 million, after the payment of transaction costs and debt prepayment penalties. The $273.9 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay property debt and for other corporate purposes.

Capital expenditures totaled $118.4 million during the nine months ended September 30, 2011, and consisted primarily of Capital Replacements and Capital Improvements, and, to a lesser extent, spending for redevelopment projects and casualties. Capital Replacements represent the share of capital additions that are deemed to replace the consumed portion of acquired capital assets and Capital Improvements represent non-redevelopment capital additions that are made to enhance the value of capital assets.

Financing Activities

For the nine months ended September 30, 2011, net cash used in financing activities of $193.8 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders, distributions to noncontrolling interests and redemptions and repurchases of preferred units from Aimco. Proceeds from property loans and our issuance of common and preferred OP Units to Aimco partially offset the cash outflows.

Property Debt

At September 30, 2011 and December 31, 2010, we had $5.2 billion and $5.5 billion, respectively, in consolidated property debt outstanding. During the nine months ended September 30, 2011, we refinanced $761.9 million of property loans on 34 properties and closed two new loans on one property, generating $767.5 million of proceeds from borrowings with a weighted average interest rate of 4.85% (before the adjustment for the interest income to be received on our investments in the first loss and mezzanine positions in the securitization trust that holds certain of our property loans discussed below). After payment of transaction costs and distributions to limited partners, these refinancing resulted in an $13.9 million net use of cash, which we funded using proceeds from property sales and available cash. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

During the nine months ended September 30, 2011, we completed a series of financing transactions that repaid $625.7 million of non-recourse property loans that were scheduled to mature between the years 2012 and 2016 with $673.8 million of new non-recourse property loans. All of the new loans have a ten year term, with principal scheduled to amortize over 30 years, and the loans have a weighted average interest rate of 5.49%. Subsequent to origination, the new loans were sold to Federal Home Loan Mortgage Corp, or Freddie Mac, which then securitized the new loans. As part of the securitization transaction, we purchased for $51.5 million the first loss and mezzanine positions in the securitization trust, which have a face value of $100.9 million and stated maturity dates corresponding to the terms of the loans held by the trust. By acquiring the first loss and mezzanine positions, we will be receiving interest income generated from our own property debt obligations and we have, in effect, reduced our property loan balances by $100.9 million, furthering our goal to lower leverage and improve coverages. The net interest rate of the loans, which represents the weighted average interest rate of the new loans, less the interest income that will be earned from the first loss position and mezzanine positions from the securitization trust, is 5.19%.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement, which provides for $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (currently either LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for one year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

The amount available under the revolving credit facility at September 30, 2011, was $247.8 million (after giving effect to $26.2 million of outstanding borrowings and $26.0 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended September 30, 2011, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.60:1 and a ratio of earnings to fixed charges of 1.36:1. We expect to remain in compliance with these covenants during the next twelve months. In the three months ending March 31, 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the nine months ended September 30, 2011, we paid cash distributions totaling $42.4 million and $46.3 million to preferred unitholders and common unitholders, respectively.

During the nine months ended September 30, 2011, we paid cash distributions of $33.0 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2011 and late 2010.

During the three months ended September 30, 2011, Aimco issued approximately 823,800 shares of its 7.00% Class Z Cumulative Preferred Stock, par value $0.01 per share, in an underwritten public offering and subsequent offerings through an at-the-market, or ATM, offering program, for net proceeds per share of $23.11 (reflecting an average price to the public of $24.21 per share, less an underwriting discount, commissions and transaction costs of approximately $1.10 per share). The offerings generated net proceeds of $19.0 million. Aimco contributed the net proceeds from these issuances to us in exchange for a corresponding number of our 7.00% Class Z Cumulative Preferred Partnership Units.

Also during the three months ended September 30, 2011, primarily using the proceeds from its Class Z Cumulative Preferred Stock issuances, Aimco redeemed 862,500 shares (25% of the amount outstanding) of its Class V Cumulative Preferred Stock. This redemption was for cash at a price equal to $25.00 per share, or $21.6 million in aggregate, plus accumulated and unpaid dividends of approximately $0.2 million. Concurrent with this redemption, we redeemed a corresponding number of our Class V Cumulative Preferred Units held by Aimco.

During the three and nine months ended September 30, 2011, Aimco sold 0.1 million and 2.9 million shares of Class A Common Stock under its common stock ATM offering program, generating $3.0 million and $73.6 million of gross proceeds, or $2.8 million and $72.0 million, respectively, net of commissions. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units. We used the net proceeds primarily to fund the prepayment penalties and investments discussed in Note 4 to the condensed consolidated financial statements in Item 1.

Pursuant to Aimco’s ATM offering programs, Aimco may issue up to 3.5 million and 4.0 million additional shares of its Common Stock and Class Z Cumulative Preferred Stock, respectively. In the event of any such issuances by Aimco, we would issue to Aimco a corresponding number of common OP Units or Class Z Cumulative Preferred Units in exchange for the proceeds. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and equity securities by Aimco.

During the nine months ended September 30, 2011, we acquired the remaining noncontrolling limited partnership interests in six consolidated real estate partnerships that own nine properties and in which our affiliates serve as general partner, for a total cost of $13.6 million.

Future Capital Needs

We expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure relates to changes in base interest rates, credit risk spreads and availability of credit. We are not subject to any other material market rate or price risks. We use predominantly long-term, fixed-rate non-recourse property debt in order to avoid the refunding and repricing risks of short-term borrowings. We use short-term debt financing and working capital primarily to fund short-term uses and acquisitions and generally expect to refinance such borrowings with cash from operating activities, property sales proceeds, long-term debt or equity financings. We use total rate-of-return swaps to obtain the benefit of variable rates on certain of our fixed-rate debt instruments. We make limited use of other derivative financial instruments and we do not use them for trading or other speculative purposes.

We had $355.5 million of floating rate debt and $47.0 million of floating rate preferred OP Units outstanding at September 30, 2011. Of the total floating rate debt, the major components were floating rate tax-exempt bond financing ($268.0 million) and floating rate secured notes ($52.8 million). Floating rate tax-exempt bond financing is benchmarked against the SIFMA rate, which since 1991 has averaged 75% of the 30-day LIBOR rate. If this historical relationship continues, we estimate that an increase in 30-day LIBOR of 100 basis points (75 basis points for tax-exempt interest rates) with constant credit risk spreads would result in net income and net income attributable to the Partnership’s common unitholders being reduced (or the amounts of net loss and net loss attributable to the Partnership’s common unitholders being increased) by $2.9 million and $3.2 million, respectively, on an annual basis.

At September 30, 2011, we had approximately $400.0 million in cash and cash equivalents, restricted cash and notes receivable, a portion of which bear interest at variable rates, and which may mitigate the effect of an increase in variable rates on our variable-rate indebtedness and preferred units discussed above.

The estimated aggregate fair value and carrying amount of our consolidated debt (including amounts reported in liabilities related to assets held for sale was approximately $5.8 billion and $5.3 billion, respectively at September 30, 2011. If market rates for our fixed-rate debt were higher by 1.0% with constant credit risk spreads, the estimated fair value of our debt discussed above would decrease from $5.8 billion to $5.4 billion. If market rates for our debt discussed above were lower by 1.0% with constant credit risk spreads, the estimated fair value of our fixed-rate debt would increase from $5.8 billion to $6.2 billion.

ITEM 4.	Controls and Procedures

Disclosure Controls and Procedures

The Partnership’s management, with the participation of the chief executive officer and chief financial officer of the General Partner, who are the equivalent of the Partnership’s chief executive officer and chief financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the chief executive officer and chief financial officer of the General Partner have concluded that, as of the end of such period, our disclosure controls and procedures are effective.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the third quarter of 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1A.	Risk Factors

As of the date of this report, there have been no material changes from the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010.

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a) Unregistered Sales of Equity Securities.  During the three months ended September 30, 2011, we issued to Aimco 0.4 million common OP Units in exchange for net proceeds of $11.0 million in connection with Aimco’s sale of a corresponding number of registered shares of its Class A Common Stock under its ATM offering program. The issuance of the common OP Units to Aimco was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

(c) Repurchases of Equity Securities.  Our Partnership Agreement generally provides that after holding the common OP Units for one year, our Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to cause Aimco to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). During the three months ended September 30, 2011, no common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock. The following table summarizes repurchases of our equity securities for the three months ended September 30, 2011.

				Maximum
				Number
			Total Number of	of Units that
			Units Purchased	May Yet Be
	Total	Average	as Part of	Purchased
	Number	Price	Publicly	Under the
	of Units	Paid	Announced Plans	Plans or
Period	Purchased	per Unit	or Programs(1)	Programs(2)

July 1 — July 31, 2011	32,882	$26.12	N/A	N/A
August 1 — August 31, 2011	4,413	27.22	N/A	N/A
September 1 — September 30, 2011	19,667	25.48	N/A	N/A

Total	56,962	$25.98

(1)	The terms of our Partnership Agreement do not provide for a maximum number of units that may be repurchased, and other than the express terms of our Partnership Agreement, we have no publicly announced plans or programs of repurchase. However, whenever Aimco repurchases shares of its Class A Common Stock, it is expected that Aimco will fund the repurchase with proceeds from a concurrent repurchase by us of common OP Units held by Aimco at a price per unit that is equal to the price per share paid for its Class A Common Stock.

(2)	Aimco’s board of directors has, from time to time, authorized Aimco to repurchase shares of its Class A Common Stock. As of September 30, 2011, Aimco was authorized to repurchase approximately 19.3 million additional shares. This authorization has no expiration date. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

Distribution Payments.  Our Credit Agreement includes customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any 12-month period in an aggregate amount of up to 95% of our Funds From Operations, subject to certain non-cash adjustments, for such period or such amount as may be necessary for Aimco to maintain its REIT status.

ITEM 6.	Exhibits

The following exhibits are filed with this report:

Exhibit
No.(1)

31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a)/15d-14(a), as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Agreement Regarding Disclosure of Long-Term Debt Instruments
101	XBRL (Extensible Business Reporting Language). The following materials from AIMCO Properties L.P.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, formatted in XBRL: (i) condensed consolidated balance sheets, (ii) condensed consolidated statements of operations, (iii) condensed consolidated statements of cash flows, and (iv) notes to condensed consolidated financial statements tagged as bocks of text (2)

(1)	Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

(2)	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its general partner

By:	/s/ ERNEST M. FREEDMAN
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(duly authorized officer and principal financial officer)

By: /s/ PAUL BELDIN
Paul Beldin
Senior Vice President and Chief Accounting Officer

Date: October 28, 2011

Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Terry Considine, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

Date: October 28, 2011

Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ernest M. Freedman, certify that:

1. I have reviewed this quarterly report on Form 10-Q of AIMCO Properties, L.P.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

Date: October 28, 2011

Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry Considine, as Chief Executive Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Terry Considine
Terry Considine
Chairman and Chief Executive Officer
(equivalent of the chief executive officer of AIMCO Properties, L.P.)

October 28, 2011

Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AIMCO Properties, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest M. Freedman, as Chief Financial Officer of the Partnership hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer
(equivalent of the chief financial officer of AIMCO Properties, L.P.)

October 28, 2011

Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

AIMCO Properties, L.P.

By:	AIMCO-GP, Inc., its general partner

By:	/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

October 28, 2011

ANNEX I

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

AIMCO Properties, L.P. (“the Partnership”) is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, to reflect additional properties sold or classified as held for sale during the three months ended September 30, 2011 as discontinued operations in accordance with the requirements of FASB Accounting Standards Codification 205-20, Discontinued Operations. These reclassifications have no effect on the Partnership’s reported net income or loss available to common unitholders.

As a result of the changes discussed above, the Partnership is updating “Item 6 — Selected Financial Data,” “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 — Financial Statements and Supplementary Data.” All other information contained in the Annual Report on Form 10-K for the year ended December 31, 2010 has not been updated or modified. For more recent information regarding the Partnership, please see the Partnership’s Quarterly Report on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since February 25, 2011.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit
Number		Description

23.1		Consent of Independent Registered Public Accounting Firm
99.1	Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data
101	.INS	XBRL Instance Document
101	.SCH	XBRL Taxonomy Extension Schema Document
101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101	.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner

/s/  Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

/s/  Paul Beldin
Paul Beldin
Senior Vice President and Chief Accounting Officer

Dated: November 15, 2011

Exhibit 99.1

Item 6.	Selected Financial Data

The following selected financial data is based on our audited historical financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein or in previous filings with the Securities and Exchange Commission.

	For the Years Ended December 31,
	2010(1)	2009(1)	2008(1)	2007(1)	2006(1)
	(Dollar amounts in thousands, except per unit data)

OPERATING DATA:
Total revenues	$1,092,606	$1,082,231	$1,128,099	$1,063,962	$978,692
Total operating expenses(2)	(967,144)	(995,469)	(1,096,498)	(901,629)	(825,485)
Operating income(2)	125,462	86,762	31,601	162,333	153,207
Loss from continuing operations(2)	(160,866)	(198,860)	(116,957)	(47,078)	(41,169)
Income from discontinued operations, net(3)	72,101	154,880	744,745	173,333	331,151
Net (loss) income	(88,765)	(43,980)	627,788	126,255	289,982
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)	(92,138)	(92,917)
Net income attributable to preferred unitholders	(58,554)	(56,854)	(61,354)	(73,144)	(90,527)
Net (loss) income attributable to the Partnership’s common unitholders	(134,018)	(123,276)	403,700	(43,508)	104,592
Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.44)	$(1.76)	$(1.94)	$(1.38)	$(1.47)
Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11	$(0.42)	$0.99
BALANCE SHEET INFORMATION:
Real estate, net of accumulated depreciation	$6,298,062	$6,475,205	$6,634,295	$6,405,507	$5,946,724
Total assets	7,395,096	7,922,139	9,456,721	10,631,746	10,305,903
Total indebtedness	5,338,630	5,316,303	5,679,544	5,303,531	4,647,864
Total partners’ capital	1,323,302	1,550,374	1,661,600	2,152,326	2,753,617
OTHER INFORMATION:
Distributions declared per common unit(4)	$0.30	$0.40	$7.48	$4.31	$2.40
Total consolidated properties (end of period)	399	426	514	657	703
Total consolidated apartment units (end of period)	89,875	95,202	117,719	153,758	162,432
Total unconsolidated properties (end of period)	48	77	85	94	102
Total unconsolidated apartment units (end of period)	5,637	8,478	9,613	10,878	11,791

(1)	Certain reclassifications have been made to conform to the September 30, 2011 financial statement presentation, including retroactive adjustments to reflect additional properties sold or classified as held for sale as of September 30, 2011, as discontinued operations (see Note 13 to the consolidated financial statements in Item 8).

(2)	Total operating expenses, operating income and loss from continuing operations for the year ended December 31, 2008, include a $91.1 million pre-tax provision for impairment losses on real estate development assets, which is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(3)	Income from discontinued operations for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 includes $94.9 million, $221.8 million, $800.3 million, $116.1 million and $336.2 million in gains on disposition of real estate, respectively. Income from discontinued operations for 2010, 2009 and 2008 is discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

(4)	As further discussed in Note 11 to the consolidated financial statements in Item 8, distributions declared per common unit during the years ended December 31, 2008 and 2007, included $5.08 and $1.91, respectively, of per unit distributions that were paid to Aimco through the issuance of common OP Units.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Overview

We are the operating partnership for Aimco, which is a self-administered and self-managed real estate investment trust, or REIT. Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (as defined in Note 1 to the consolidated financial statements in Item 8) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

Our owned real estate portfolio includes 219 conventional properties with 68,972 units and 228 affordable properties with 26,540 units. Our conventional and affordable properties comprise 88% and 12%, respectively, of our total property Net Asset Value. For the three months ended December 31, 2010, our conventional portfolio monthly rents averaged $1,052 and provided 62% operating margins. These average rents increased from $1,042 for the three months ended December 31, 2009. For the year ended December 31, 2010, on average, conventional new lease rates were 2.3% lower than expiring lease rates, and conventional renewal rates were 1.5% higher than expiring lease rates. Notwithstanding the economic challenges of the last several years, our diversified portfolio of conventional and affordable properties generated improved property operating results from 2007 to 2010. From 2007 to 2010, the net operating income of our same store properties and total real estate operations increased by 1.2% and 5.8%, respectively.

We continue to work toward simplifying our business, including de-emphasizing transaction-based activity fees and, as a result, reducing the cost of personnel involved in those activities. Revenues from transactional activities decreased from $68.2 million during 2008 to $7.9 million during 2010, and during 2010 transactional activities generated approximately 3.0% of our Pro forma Funds From Operations (defined below). Additionally, we have reduced our offsite costs by $16.8 million. Our 2010, 2009 and 2008 results are discussed in the Results of Operations section below.

We upgrade the quality of our portfolio through the sale of assets with lower projected returns, which are often in markets less desirable than our target markets, and reinvest these proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, through increased ownership or redevelopment. We prefer the redevelopment of select properties in our existing portfolio to ground-up development, as we believe it provides superior risk adjusted returns with lower volatility.

Our leverage strategy focuses on increasing financial returns while minimizing risk. At December 31, 2010, approximately 86% of our leverage consisted of property-level, non-recourse, long-dated, fixed-rate, amortizing debt and 13% consisted of perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk. At December 31, 2010, we had no outstanding corporate level debt. Our leverage strategy limits refunding risk on our property-level debt. At December 31, 2010, the weighted average maturity of our property-level debt was 7.8 years, with 2% of our debt maturing in 2011, less than 9% maturing in 2012, and on average approximately 7% maturing in each of 2013, 2014 and 2015. Long duration, fixed-rate liabilities provide a hedge against increases in interest rates and inflation. Approximately 91% of our property-level debt is fixed-rate. Of the $104.9 million of property debt maturing during 2011, we completed the refinance of $79.4 million in February 2011, and we are focusing on refinancing our property debt maturing during 2012 through 2015 to extend maturities and lock in current low interest rates.

During 2010, we repaid the remaining $90.0 million on our term loan. We also expanded our credit facility from $180.0 million to $300.0 million, providing additional liquidity for short-term or unexpected cash requirements. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions.

The key financial indicators that we use in managing our business and in evaluating our financial condition and operating performance are: Net Asset Value; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Funds From Operations represents net income or loss, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The key macro-economic factors and non-financial indicators that affect our financial condition and operating performance are: household formations; rates of job growth; single-family and multifamily housing starts; interest rates; and availability and cost of financing.

Because our operating results depend primarily on income from our properties, the supply and demand for apartments influences our operating results. Additionally, the level of expenses required to operate and maintain our properties and the pace and price at which we redevelop, acquire and dispose of our apartment properties affect our operating results. Our cost of capital is affected by the conditions in the capital and credit markets and the terms that we negotiate for our equity and debt financings.

Highlights of our results of operations for the year ended December 31, 2010, are summarized below:

•	Average daily occupancy for our Conventional Same Store properties increased 187 basis points, from 94.3% in 2009 to 96.1% in 2010.

•	Conventional Same Store revenues and expenses for 2010, decreased by 0.2% and 1.3%, respectively, as compared to 2009, resulting in a 0.5% increase in net operating income.

•	Total Same Store revenues and expenses for 2010 increased by 0.2% and decreased by 1.0%, respectively, as compared to 2009, resulting in a 1.0% increase in net operating income.

•	Net operating income for our real estate portfolio (continuing operations) increased 2.5% for the year ended December 31, 2010 as compared to 2009.

•	Property sales declined in 2010 as compared to 2009, as property sales completed through July 2010 allowed us to fully repay the remainder of our term debt.

The following discussion and analysis of the results of our operations and financial condition should be read in conjunction with the accompanying consolidated financial statements in Item 8.

Results of Operations

Overview

2010 compared to 2009

We reported net loss attributable to the Partnership of $75.5 million and net loss attributable to the Partnership’s common unitholders of $134.0 million for the year ended December 31, 2010, compared to net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, increases of $9.1 million and $10.7 million, respectively. These increases in net loss were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2010 as compared to 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to decreased amortization of deferred tax credit income and a de-emphasis on transaction-based fees.

The effects of these items on our operating results were partially offset by:

•	an increase in net operating income of our properties included in continuing operations, reflecting improved operations;

•	a decrease in provisions for losses on notes receivable, primarily due to the impairment during 2009 of our interest in Casden Properties; and

•	a decrease in earnings allocated to noncontrolling interests in consolidated real estate partnerships, primarily due to their share of the decrease in gains on disposition of consolidated real estate properties as discussed above.

2009 compared to 2008

We reported net loss attributable to the Partnership of $66.4 million and net loss attributable to the Partnership’s common unitholders of $123.3 million for the year ended December 31, 2009, compared to net income attributable to the Partnership of $472.0 million and net income attributable to the Partnership’s common unitholders of $403.7 million for the year ended December 31, 2008, decreases of $538.4 million and $527.0 million, respectively. These decreases in net income were principally due to the following items, all of which are discussed in further detail below:

•	a decrease in income from discontinued operations, primarily related to a decrease in gains on dispositions of real estate due to fewer property sales in 2009 as compared to 2008;

•	a decrease in gain on dispositions of unconsolidated real estate and other, primarily due to a large gain on the sale of an interest in an unconsolidated real estate partnership in 2008;

•	an increase in depreciation and amortization expense, primarily related to completed redevelopments and capital additions placed in service for partial periods during 2008 or 2009; and

•	a decrease in asset management and tax credit revenues, primarily due to a reduction in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

The effects of these items on our operating results were partially offset by:

•	a decrease in general and administrative expenses, primarily related to reductions in personnel and related expenses from our organizational restructuring activities during 2008 and 2009;

•	impairment losses on real estate development assets in 2008, for which no similar impairments were recognized in 2009; and

•	a decrease in earnings allocable to noncontrolling interests, primarily due to a decrease in the noncontrolling interests’ share of the decrease in gains on sales discussed above.

The following paragraphs discuss these and other items affecting the results of our operations in more detail.

Real Estate Operations

Our real estate portfolio is comprised of two business components: conventional real estate operations and affordable real estate operations, which also represent our two reportable segments. Our conventional real estate portfolio consists of market-rate apartments with rents paid by the resident and includes 219 properties with 68,972 units. Our affordable real estate portfolio consists of 228 properties with 26,540 units, with rents that are generally paid, in whole or part, by a government agency. Our conventional and affordable properties contributed 87% and 13%, respectively, of proportionate property net operating income amounts during the year ended December 31, 2010.

In accordance with accounting principles generally accepted in the United States of America, or GAAP, we consolidate certain properties in which we hold an insignificant economic interest and in some cases we do not consolidate other properties in which we have a significant economic interest. Due to the diversity of our economic ownership interests in our properties, our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss. Accordingly, the results of operations of our conventional and affordable segments discussed below are presented on a proportionate basis.

We do not include property management revenues and expenses or casualty related amounts in our assessment of segment performance. Accordingly, these items are not allocated to our segment results discussed below. The effects of these items on our real estate operations results are discussed below on a consolidated basis, that is, before adjustments for noncontrolling interests or our interest in unconsolidated real estate partnerships.

The tables and discussions below reflect the proportionate results of our conventional and affordable segments and the consolidated results related to our real estate operations not allocated to segments for the years ended December 31, 2010, 2009 and 2008 (in thousands). The tables and discussions below exclude the results of operations for properties sold or classified as held for sale through September 30, 2011. Refer to Note 17 in the consolidated financial statements in Item 8 for further discussion regarding our reporting segments, including a reconciliation of these proportionate amounts to consolidated rental and other property revenues and property operating expenses.

Conventional Real Estate Operations

Our conventional segment consists of conventional properties we classify as same store, redevelopment and other conventional properties. Same store properties are properties we manage and that have reached and maintained a stabilized level of occupancy (greater than 90%) during the current and prior year comparable period. Redevelopment properties are those in which a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or for which other significant non-unit renovations are underway or have been complete for less than one year. Other conventional properties may include conventional properties that have significant rent control restrictions, acquisition properties, university housing properties and properties that are not multifamily, such as commercial properties or fitness centers. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

During the year ended December 31, 2010, our same store portfolio decreased on a net basis by 20 properties and 3,610 units. These changes consisted of:

•	the removal of 31 properties, with 7,302 units that were sold or classified as held for sale through September 30, 2011 and therefore have been reclassified into discontinued operations;

•	the inclusion of eight acquisition properties with 1,168 units that were reclassified from the other conventional classification upon meeting the requirements to be classified as same store;

•	the inclusion of six properties with 3,778 units that were previously classified as redevelopment properties; and

•	the removal of three properties with 1,254 units that experienced significant casualty losses and were moved from same store into the other conventional classification.

After these adjustments, during the years ended December 31, 2010 and 2009, our conventional same store portfolio consisted of 140 properties with 49,417 units.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Conventional same store	$610,012	$611,222	$(1,210)	(0.2)%
Conventional redevelopment	113,273	107,461	5,812	5.4%
Other Conventional	69,240	67,935	1,305	1.9%

Total	792,525	786,618	5,907	0.8%

Property operating expenses:
Conventional same store	231,880	234,954	(3,074)	(1.3)%
Conventional redevelopment	40,880	42,173	(1,293)	(3.1)%
Other Conventional	33,415	32,909	506	1.5%

Total	306,175	310,036	(3,861)	(1.2)%

Property net operating income:
Conventional same store	378,132	376,268	1,864	0.5%
Conventional redevelopment	72,393	65,288	7,105	10.9%
Other Conventional	35,825	35,026	799	2.3%

Total	$486,350	$476,582	$9,768	2.0%

For the year ended December 31, 2010, as compared to 2009, our conventional segment’s proportionate property net operating income increased $9.8 million, or 2.0%.

Conventional same store net operating income increased by $1.9 million. This increase was attributable to a $3.1 million decrease in expense primarily due to a reduction during 2010 of previously estimated real estate tax obligations resulting from successful appeals settled during the period, partially offset by an increase in insurance costs. This decrease in expense was partially offset by a $1.2 million decrease in revenue, primarily due to lower average rent (approximately $32 per unit). The decrease in average rent was partially offset by a 187 basis point increase in average physical occupancy and higher utility reimbursement and miscellaneous income. Rental rates on new leases transacted during the year ended December 31, 2010, were 2.3% lower than expiring lease rates and renewal rates were 1.5% higher than expiring lease rates.

The net operating income of our conventional redevelopment properties increased by $7.1 million, primarily due to a $5.8 million increase in revenue resulting from higher average physical occupancy and an increase in utility reimbursement and miscellaneous income, and a $1.3 million reduction in expense primarily related to marketing expenses, partially offset by higher insurance.

Our other conventional net operating income increased by $0.8 million, due to an increase in revenue of $1.3 million, offset by an increase in expense of $0.5 million.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Conventional same store	$553,949	$567,700	$(13,751)	(2.4)%
Conventional redevelopment	165,487	154,005	11,482	7.5%
Other Conventional	67,182	65,922	1,260	1.9%

Total	786,618	787,627	(1,009)	(0.1)%

Property operating expenses:
Conventional same store	211,430	211,506	(76)	—
Conventional redevelopment	66,008	65,072	936	1.4%
Other Conventional	32,598	30,406	2,192	7.2%

Total	310,036	306,984	3,052	1.0%

Property net operating income:
Conventional same store	342,519	356,194	(13,675)	(3.8)%
Conventional redevelopment	99,479	88,933	10,546	11.9%
Other Conventional	34,584	35,516	(932)	(2.6)%

Total	$476,582	$480,643	$(4,061)	(0.8)%

For the year ended December 31, 2009, as compared to 2008, our conventional segment’s proportionate property net operating income decreased $4.1 million, or 0.8%.

Our conventional same store net operating income decreased $13.7 million, or 3.8%. This decrease was primarily attributable to a $13.8 million decrease in revenue, primarily due to a 2.6% decline in rental rates and a 67 basis point decrease in occupancy, partially offset by increases in utility reimbursements and miscellaneous income.

Conventional redevelopment net operating income increased by $10.5 million, primarily due to an $11.4 million increase in revenue. Revenue increased due to more units in service at these properties during 2009 and an increase in utility reimbursements and miscellaneous income. This increase in revenue was partially offset by a $0.9 million increase in expense, primarily related to higher real estate taxes, partially offset by lower administrative costs.

Our other conventional net operating income decreased by $0.9 million, primarily due to a 7.2% increase in expenses partially offset by a 1.9% increase in revenues.

Affordable Real Estate Operations

Our affordable segment consists of properties we classify as same store or other (primarily redevelopment properties). Our criteria for classifying affordable properties as same store or redevelopment are consistent with those for our conventional properties described above. Our definitions of same store and redevelopment properties may result in these populations differing for the purpose of comparing 2010 to 2009 results and 2009 to 2008 results.

During the year ended December 31, 2010, 13 redevelopment properties with 1,579 units met the requirements to be classified as same store. This reclassification is in addition to properties that were sold or classified as held for sale and therefore reclassified into discontinued operations.

	Year Ended December 31,
	2010	2009	$ Change	% Change

Rental and other property revenues:
Affordable same store	$112,264	$109,662	$2,602	2.4%
Other Affordable	13,710	12,695	1,015	8.0%

Total	125,974	122,357	3,617	3.0%

Property operating expenses:
Affordable same store	50,698	50,459	239	0.5%
Other Affordable	5,509	5,989	(480)	(8.0)%

Total	56,207	56,448	(241)	(0.4)%

Property net operating income:
Affordable same store	61,566	59,203	2,363	4.0%
Other Affordable	8,201	6,706	1,495	22.3%

Total	$69,767	$65,909	$3,858	5.9%

The proportionate property net operating income of our affordable segment increased $3.9 million, or 5.9%, during the year ended December 31, 2010, as compared to 2009. Affordable same store net operating income increased by $2.4 million, primarily due to a $2.6 million increase in revenue due to higher average rent ($22 per unit) and higher average physical occupancy (12 basis points). The net operating income of our other affordable properties increased by $1.5 million, primarily due to an increase in revenue driven by higher average rent ($23 per unit) and higher average occupancy.

	Year Ended December 31,
	2009	2008	$ Change	% Change

Rental and other property revenues:
Affordable same store	$109,662	$105,302	$4,360	4.1%
Other Affordable	12,695	12,209	486	4.0%

Total	122,357	117,511	4,846	4.1%

Property operating expenses:
Affordable same store	50,459	50,310	149	0.3%
Other Affordable	5,989	6,040	(51)	(0.8)%

Total	56,448	56,350	98	0.2%

Property net operating income:
Affordable same store	59,203	54,992	4,211	7.7%
Other Affordable	6,706	6,169	537	8.7%

Total	$65,909	$61,161	$4,748	7.8%

Our affordable segment proportionate property net operating income increased $4.7 million, or 7.8%, during the year ended December 31, 2009, as compared to 2008. Affordable same store net operating income increased $4.2 million, primarily due to increased revenue. Affordable same store revenue increased by $4.4 million, primarily due to higher average rent ($38 per unit), partially offset by lower average physical occupancy (31 basis points). The net operating income of our other affordable properties increased by $0.5 million, primarily due to an increase in revenues due to higher average rent ($43 per unit), partially offset by lower average occupancy.

Non-Segment Real Estate Operations

Real estate operations net operating income amounts not attributed to our conventional or affordable segments include property management revenues and expenses and casualty losses, reported in consolidated amounts, which we do not allocate to our conventional or affordable segments for purposes of evaluating segment performance (see Note 17 to the consolidated financial statements in Item 8).

For the year ended December 31, 2010, as compared to 2009, property management revenues decreased by $2.2 million, from $5.1 million to $2.9 million, primarily due to the elimination of revenues related to properties consolidated during 2010 in connection with our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8). For the year ended December 31, 2010, as compared to 2009, expenses not allocated to our conventional or affordable segments, including property management expenses and casualty losses, decreased by $5.7 million. Property management expenses decreased by $3.0 million, from $51.2 million to $48.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities and casualty losses decreased by $2.7 million, from $11.0 million to $8.3 million.

For the year ended December 31, 2009, as compared to 2008, property management revenues decreased by $1.3 million, from $6.4 million to $5.1 million, primarily due to a decrease in the number of managed properties due to asset sales. For the year ended December 31, 2009, as compared to 2008, expenses not allocated to our conventional or affordable segments decreased by $15.2 million. Property management expenses decreased by $16.6 million, from $67.8 million to $51.2 million, primarily due to reductions in personnel and related costs attributed to our restructuring activities, and were offset by an increase in casualty losses of $1.4 million, from $9.6 million to $11.0 million.

Asset Management and Tax Credit Revenues

We perform activities and services for consolidated and unconsolidated real estate partnerships, including portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. These activities are conducted in part by our taxable subsidiaries, and the related net operating income may be subject to income taxes.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, asset management and tax credit revenues decreased $14.3 million. This decrease is attributable to an $8.7 million decrease in income related to our affordable housing tax credit syndication business. Approximately $3.8 million of this decrease is due to the delivery of historic credits during 2009 for which no comparable credits were delivered during 2010, and the remainder of the decrease is primarily due to a reduction in amortization of deferred tax credit income. Asset management and tax credit revenues also decreased due to a $2.0 million decrease in current asset management fees due to the elimination of fees on newly consolidated properties, for which the benefit of these fees is now included in noncontrolling interests in consolidated real estate partnerships, a $1.9 million decrease in disposition and other fees we earn in connection with transactional activities, and a $1.7 million decrease in promote income, which is income earned in connection with the disposition of properties owned by our consolidated joint ventures.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, asset management and tax credit revenues decreased $49.0 million. This decrease is primarily attributable to a $42.8 million decrease in promote income due to fewer sales of joint venture assets in 2009, a $7.6 million decrease in other general partner transactional fees, and a $2.2 million decrease in asset management fees, partially offset by a $3.6 million increase in revenues related to our affordable housing tax credit syndication business, including syndication fees and other revenue earned in connection with these arrangements.

Investment Management Expenses

Investment management expenses consist primarily of the costs of personnel that perform asset management and tax credit activities. For the year ended December 31, 2010, compared to the year ended December 31, 2009, investment management expenses decreased $1.3 million. This decrease is primarily due to a $4.3 million reduction in personnel and related costs from our organizational restructurings, partially offset by a $3.0 million net increase in expenses, primarily related to our write off of previously deferred costs related to tax credit projects we recently abandoned.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, investment management expenses decreased $9.0 million, primarily due to reductions in personnel and related costs from our organizational restructurings (see Note 4 to the consolidated financial statements in Item 8) and a reduction in transaction costs, which in 2008 include the retrospective application of SFAS 141(R).

Depreciation and Amortization

For the year ended December 31, 2010, compared to the year ended December 31, 2009, depreciation and amortization decreased $4.0 million, or 1.0%. This decrease was primarily due to depreciation adjustments recognized in 2009 to reduce the carrying amount of certain properties. This decrease was partially offset by an increase in depreciation primarily related to properties we consolidated during 2010 based on our adoption of revised accounting guidance regarding consolidation of variable interest entities (see Note 2 to our consolidated financial statements in Item 8) and completed redevelopments and other capital projects recently placed in service.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, depreciation and amortization increased $50.6 million, or 14.0%. This increase primarily consists of depreciation related to properties acquired during the latter part of 2008, completed redevelopments and other capital projects placed in service in the latter part of 2009.

Provision for Impairment Losses on Real Estate Development Assets

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the decline in land values in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

The impairments discussed above totaled $91.1 million and are included in provisions for impairment losses on real estate development assets in our consolidated statement of operations for the year ended December 31, 2008 included in Item 8. We recognized no similar impairments on real estate development assets during the years ended December 31, 2010 or 2009.

General and Administrative Expenses

For the year ended December 31, 2010, compared to the year ended December 31, 2009, general and administrative expenses decreased $3.3 million, or 5.8%. This decrease is primarily attributable to net reductions in personnel and related expenses, partially offset by an increase in information technology outsourcing costs.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, general and administrative expenses decreased $23.7 million, or 29.5%. This decrease is primarily attributable to reductions in personnel and related expenses associated with our organizational restructurings (see Note 3 to the consolidated financial statements in Item 8), pursuant to which we eliminated approximately 400, or 36%, of our offsite positions between December 31, 2008 and December 31, 2009.

As a result of our restructuring activities, our general and administrative expense as a percentage of total revenues has decreased from 7.1% in 2008, to 5.2% in 2009 and 4.9% in 2010.

Other Expenses, Net

Other expenses, net includes franchise taxes, risk management activities, partnership administration expenses and certain non-recurring items.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, other expenses, net decreased by $4.5 million. During 2009, we settled certain litigation matters resulting in a net expense in our operations, and in 2010 we settled certain litigation matters that resulted in a net gain in our operations. The effect of the expense in 2009 and gain in 2010 resulted in a $14.8 million decrease in other expenses, net from 2009 to 2010. This decrease was partially offset by an increase in the cost of our insurance (net of a reduction in the number of properties insured from 2009 to 2010).

For the year ended December 31, 2009, compared to the year ended December 31, 2008, other expenses, net decreased by $6.9 million. The decrease is primarily attributable to a $5.4 million write-off during 2008 of certain communications hardware and capitalized costs in 2008, and a $5.3 million reduction in expenses of our self insurance activities, including a decrease in casualty losses on less than wholly owned properties from 2008 to 2009. These decreases are partially offset by an increase of $4.8 million in costs related to certain litigation matters.

Restructuring Costs

For the year ended December 31, 2009, we recognized restructuring costs of $11.2 million, as compared to $22.8 million in the year ended December 31, 2008, related to our organizational restructurings, which are further discussed in Note 3 to the consolidated financial statements in Item 8. For the year ended December 31, 2010, we recognized no similar restructuring costs.

Interest Income

Interest income consists primarily of interest on notes receivable from non-affiliates and unconsolidated real estate partnerships, interest on cash and restricted cash accounts, and accretion of discounts on certain notes receivable from unconsolidated real estate partnerships. Transactions that result in accretion may occur infrequently and thus accretion income may vary from period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest income increased $2.0 million, or 20.6%. Interest income increased during 2010 primarily due to an increase of accretion income related to a change in timing and amount of collection for certain of our discounted notes, including several notes that were repaid in advance of their maturity dates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest income decreased $10.4 million, or 51.4%. Interest income decreased by $8.7 million due to lower interest rates on notes receivable, cash and restricted cash balances and lower average balances and by $4.1 million due to a decrease in accretion income related to our note receivable from Casden Properties LLC for which we ceased accretion following impairment of the note in 2008. These decreases were partially offset by a $2.3 million increase in accretion income related to other notes during the year ended December 31, 2008, resulting from a change in the timing and amount of collection.

Provision for Losses on Notes Receivable

During the years ended December 31, 2010, 2009 and 2008, we recognized net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. The provisions for losses on notes receivable for the years ended December 31, 2009 and 2008, primarily consist of impairments related to our investment in Casden Properties LLC, which are discussed further below.

As further discussed in Note 5 to the consolidated financial statements in Item 8, we have an investment in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable. In connection with the preparation of our 2008 annual financial statements and as a result of a decline in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008. In connection with the preparation of our 2009 annual financial statements and as a result of continued declines in land values in Southern California, we determined our then recorded investment amount was not fully recoverable, and accordingly recognized an impairment loss of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009.

In addition to the impairments related to Casden Properties LLC discussed above, we recognized provisions for losses on notes receivable totaling $0.9 million, $0.8 million and $1.3 million during the years ended December 31, 2010, 2009 and 2008, respectively.

Interest Expense

For the year ended December 31, 2010, compared to the year ended December 31, 2009, interest expense, which includes the amortization of deferred financing costs, decreased by $0.3 million. Corporate interest expense decreased $7.6 million, primarily due to a decrease in the average outstanding balance on our term loan, which we repaid during July 2010. This decrease in corporate interest expense was partially offset by a $7.3 million increase in property related interest expense, due to a $2.9 million net increase related to properties newly consolidated and deconsolidated in 2010 (see Note 2 to our consolidated financial statements in Item 8 for further discussion of our adoption of ASU 2009-17) and an increase related to properties refinanced with higher average outstanding balances, partially offset by lower average rates.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, interest expense increased $1.7 million, or 0.6%. Property related interest expense increased by $21.1 million, primarily due to a $14.2 million decrease in capitalized interest due to a reduction in redevelopment during 2009, and an increase of $5.8 million related to properties refinanced with higher average rates, partially offset by lower average outstanding balances during 2009. The increase in property related interest expense was offset by a $19.4 million decrease in corporate interest expense, primarily due to lower average outstanding balances and lower average rates during 2009.

Equity in Losses of Unconsolidated Real Estate Partnerships

Equity in losses of unconsolidated real estate partnerships includes our share of net losses of our unconsolidated real estate partnerships, and may include impairment losses, gains or losses on the disposition of real estate assets or depreciation expense which generally exceeds the net operating income recognized by such unconsolidated partnerships.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, equity in losses of unconsolidated real estate partnerships increased $11.7 million. During the three months ended December 31, 2010, certain of our consolidated investment partnerships, including those we consolidated in 2010 in connection with our adoption of ASU 2009-17, reduced by $9.8 million their investment balances related to unconsolidated low income housing tax credit partnerships based on a reduction in the remaining tax credits to be delivered. This increase in equity in losses was in addition to an increase in equity in losses from real estate operations due to an increase in the number of unconsolidated partnerships, resulting from our consolidation during 2010 of additional investment partnerships that hold investments in unconsolidated real estate partnerships. These losses had an insignificant effect on net loss attributable to Aimco during 2010 as substantially all of the results of these consolidated investment partnerships are attributed to the noncontrolling interests in these entities.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, equity in losses of unconsolidated real estate partnerships increased $6.7 million. The increase in our equity in losses from 2008 to 2009 was primarily due to our sale in late 2008 of an interest in an unconsolidated real estate partnership that generated $3.0 million of equity in earnings during the year ended December 31, 2008, and our sale during 2009 of our interest in an unconsolidated group purchasing organization which resulted in a decrease of equity in earnings of approximately $1.2 million.

Gain on Dispositions of Unconsolidated Real Estate and Other

Gain on dispositions of unconsolidated real estate and other includes gains on disposition of interests in unconsolidated real estate partnerships, gains on dispositions of land and other non-depreciable assets and certain costs related to asset disposal activities. Changes in the level of gains recognized from period to period reflect the changing level of disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, gain on dispositions of unconsolidated real estate and other decreased $10.9 million. This decrease is primarily attributable to $8.6 million of additional proceeds received in 2009 related to our disposition during 2008 of an interest in an unconsolidated real estate partnership and a $4.0 million gain from the disposition of our interest in a group purchasing organization during 2009.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, gain on dispositions of unconsolidated real estate and other decreased $75.8 million. This decrease is primarily attributable to a net gain of $98.4 million on our disposition in 2008 of interests in two unconsolidated real estate partnerships. This decrease was partially offset by $18.7 million of gains on the disposition of interests in unconsolidated partnerships during 2009. Gains recognized in 2009 consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests discussed above (see Note 3 to the consolidated financials statements in Item 8), $4.0 million from the disposition of our interest in a group purchasing organization (see Note 3 to the consolidated financial statements in Item 8), and $6.1 million from our disposition in 2009 of interests in several unconsolidated real estate partnerships.

Income Tax Benefit

In conjunction with Aimco’s UPREIT structure, certain of our operations or a portion thereof, including property management, asset management and risk management are conducted through taxable subsidiaries. Income taxes related to the results of continuing operations of our taxable subsidiaries are included in income tax benefit in our consolidated statements of operations.

For the year ended December 31, 2010, compared to the year ended December 31, 2009, income tax benefit decreased by $1.0 million, from $18.5 million to $17.5 million. This decrease in income tax benefit was primarily due to the $8.1 million tax benefit we recognized in 2009 related to the impairment of our investment in Casden Properties, LLC, for which no similar benefit was recognized in 2010, substantially offset by increased losses of our TRS entities from 2009 to 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, income tax benefit decreased by $38.5 million. This decrease was primarily attributed to $36.1 million of income tax benefit recognized in 2008 related to the impairments of our Lincoln Place property and our investment in Casden Properties LLC, both of which are owned through taxable subsidiaries, partially offset by $8.1 million of income tax benefit recognized in 2009 related to the impairment of our investment in Casden Properties LLC. The decrease in tax benefit from 2008 to 2009 related to these impairment losses was in addition to a decrease in tax benefit primarily due to larger losses by our taxable subsidiaries during 2008 as compared to 2009, including restructuring costs incurred in 2008 and a reduction in personnel and other costs in 2009 as a result of the organizational restructurings.

Income from Discontinued Operations, Net

The results of operations for properties sold during the period or designated as held for sale at the end of the period are generally required to be classified as discontinued operations for all periods presented. The components of net earnings that are classified as discontinued operations include all property-related revenues and operating expenses, depreciation expense recognized prior to the classification as held for sale, property-specific interest expense and debt extinguishment gains and losses to the extent there is secured debt on the property. In addition, any impairment losses on assets held for sale and the net gain or loss on the eventual disposal of properties held for sale are reported in discontinued operations.

For the years ended December 31, 2010 and 2009, income from discontinued operations totaled $72.1 million and $154.9 million, respectively. The $82.8 million decrease in income from discontinued operations was principally due to a $129.9 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2010 as compared to 2009, partially offset by a $17.2 million decrease in operating loss (inclusive of a $41.6 million decrease in real estate impairment losses) and a $34.6 million decrease in interest expense.

For the years ended December 31, 2009 and 2008, income from discontinued operations totaled $154.9 million and $744.7 million, respectively. The $589.8 million decrease in income from discontinued operations was principally due to a $541.1 million decrease in gain on dispositions of real estate, net of income taxes, primarily attributable to fewer properties sold in 2009 as compared to 2008, and a $114.6 million decrease in operating income (inclusive of a $27.1 million increase in real estate impairment losses), partially offset by a $60.4 million decrease in interest expense and a $44.3 million increase in income tax benefit for 2009.

During the year ended December 31, 2010, we sold 51 consolidated properties for gross proceeds of $401.4 million and net proceeds of $118.4 million, resulting in a net gain on sale of approximately $86.1 million (which is net of $8.8 million of related income taxes). During the year ended December 31, 2009, we sold 89 consolidated properties for gross proceeds of $1.3 billion and net proceeds of $432.7 million, resulting in a net gain on sale of approximately $216.0 million (which is net of $5.8 million of related income taxes). During the year ended December 31, 2008, we sold 151 consolidated properties for gross proceeds of $2.4 billion and net proceeds of $1.1 billion, resulting in a net gain on sale of approximately $757.1 million (which is net of $43.1 million of related income taxes).

For the years ended December 31, 2010, 2009 and 2008, income from discontinued operations includes the operating results of the properties sold during the year ended December 31, 2010.

Changes in the level of gains recognized from period to period reflect the changing level of our disposition activity from period to period. Additionally, gains on properties sold are determined on an individual property basis or in the aggregate for a group of properties that are sold in a single transaction, and are not comparable period to period (see Note 13 of the consolidated financial statements in Item 8 for additional information on discontinued operations).

Noncontrolling Interests in Consolidated Real Estate Partnerships

Noncontrolling interests in consolidated real estate partnerships reflects the non-Aimco partners’, or noncontrolling partners’, share of operating results of consolidated real estate partnerships, as well as the noncontrolling partners’ share of property management fees, interest on notes and other amounts that we charge to such partnerships. As discussed in Note 2 to the consolidated financial statements in Item 8, we adopted the provisions of SFAS 160, which are now codified in the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 810, effective January 1, 2009. Prior to our adoption of SFAS 160, we generally did not recognize a benefit for the noncontrolling interest partners’ share of partnership losses for partnerships that have deficit noncontrolling interest balances and we generally recognized a charge to our earnings for distributions paid to noncontrolling partners for partnerships that had deficit noncontrolling interest balances. Under the updated provisions of FASB ASC Topic 810, we are required to attribute losses to noncontrolling interests even if such attribution would result in a deficit noncontrolling interest balance and we are no longer required to recognize a charge to our earnings for distributions paid to noncontrolling partners for partnerships that have deficit noncontrolling interest balances.

For the year ended December 31, 2010, we allocated net losses of $13.3 million to noncontrolling interests in consolidated real estate partnerships as compared to net income of $22.5 million allocated to these noncontrolling interests during the year ended December 31, 2009, a variance of $35.8 million. This change was substantially attributed to a decrease in the noncontrolling interest partners’ share of income from discontinued operations, which decreased primarily due to a reduction in gains on the dispositions of real estate from 2009 to 2010.

For the year ended December 31, 2009, compared to the year ended December 31, 2008, net earnings attributed to noncontrolling interests in consolidated real estate partnerships decreased by $133.3 million. This decrease is primarily attributable to a reduction of $108.7 million related to the noncontrolling interest partners’ share of gains on dispositions of real estate, due primarily to fewer sales in 2009 as compared to 2008, $5.5 million of losses allocated to noncontrolling interests in 2009 that we would not have allocated to the noncontrolling interest partners in 2008 because to do so would have resulted in deficits in their noncontrolling interest balances, and approximately $3.8 million related to deficit distribution charges recognized as a reduction to our earnings in 2008, for which we did not recognize similar charges in 2009 based on the change in accounting discussed above. These decreases are in addition to the noncontrolling interest partners’ share of increased losses of our consolidated real estate partnerships in 2009 as compared to 2008.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP, which requires us to make estimates and assumptions. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the estimated aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

From time to time, we have non-revenue producing properties that we hold for future redevelopment. We assess the recoverability of the carrying amount of these redevelopment properties by comparing our estimate of undiscounted future cash flows based on the expected service potential of the redevelopment property upon completion to the carrying amount. In certain instances, we use a probability-weighted approach to determine our estimate of undiscounted future cash flows when alternative courses of action are under consideration. As discussed in Provision for Impairment Losses on Real Estate Development Assets within the preceding discussion of our Results of Operations, during 2008 we recognized impairment losses on our Lincoln Place and Pacific Bay Vistas properties of $85.4 million ($55.6 million net of tax) and $5.7 million, respectively.

Real estate investments are subject to varying degrees of risk. Several factors may adversely affect the economic performance and value of our real estate investments. These factors include:

•	the general economic climate;

•	competition from other apartment communities and other housing options;

•	local conditions, such as loss of jobs or an increase in the supply of apartments, that might adversely affect apartment occupancy or rental rates;

•	changes in governmental regulations and the related cost of compliance;

•	increases in operating costs (including real estate taxes) due to inflation and other factors, which may not be offset by increased rents;

•	changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing; and

•	changes in interest rates and the availability of financing.

Any adverse changes in these and other factors could cause an impairment of our long-lived assets, including real estate and investments in unconsolidated real estate partnerships. During 2011, we expect to market for sale certain real estate properties that are inconsistent with our long-term investment strategy. For any properties that are sold or meet the criteria to be classified as held for sale during 2011, the reduction in the estimated holding period for these assets may result in additional impairment losses.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas discussed above, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded impairment losses of $0.1 million and $2.3 million, respectively, related to properties classified as held for use, and during the year ended December 31, 2008, we recorded no additional impairments related to properties held for use. During the years ended December 31, 2010, 2009 and 2008, we recognized impairment losses of $13.0 million, $54.5 million and $27.4 million, respectively, for properties included in discontinued operations, primarily due to reductions in the estimated holding periods for assets sold during these periods.

Notes Receivable and Interest Income Recognition

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

Provision for Losses on Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate.

During the years ended December 31, 2010, 2009 and 2008 we recorded net provisions for losses on notes receivable of $0.9 million, $21.5 million and $17.6 million, respectively. As discussed in Provision for Losses on Notes Receivable within the preceding discussion of our Results of Operations, provisions for losses on notes receivable in 2009 and 2008 include impairment losses of $20.7 million ($12.4 million net of tax) and $16.3 million ($10.0 million net of tax), respectively, on our investment in Casden Properties LLC, which we account for as a note receivable. We will continue to evaluate the collectibility of these notes, and we will adjust related allowances in the future due to changes in market conditions and other factors.

Capitalized Costs

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital additions activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses (see Capital Additions and Related Depreciation in Note 2 to the consolidated financial statements in Item 8).

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively. The reductions from 2008 to 2010 are primarily due to a reduced level of redevelopment activities.

Liquidity and Capital Resources

Liquidity is the ability to meet present and future financial obligations. Our primary source of liquidity is cash flow from our operations. Additional sources are proceeds from property sales, proceeds from refinancings of existing property loans, borrowings under new property loans and borrowings under our revolving credit facility.

Our principal uses for liquidity include normal operating activities, payments of principal and interest on outstanding property debt, capital expenditures, distributions paid to unitholders and distributions paid to noncontrolling interest partners and acquisitions of, and investments in, properties. We use our cash and cash equivalents and our cash provided by operating activities to meet short-term liquidity needs. In the event that our cash and cash equivalents and cash provided by operating activities are not sufficient to cover our short-term liquidity demands, we have additional means, such as short-term borrowing availability and proceeds from property sales and refinancings, to help us meet our short-term liquidity demands. We may use our revolving credit facility for general corporate purposes and to fund investments on an interim basis. We expect to meet our long-term liquidity requirements, such as debt maturities and property acquisitions, through long-term borrowings, primarily secured, the issuance of equity securities (including OP Units), the sale of properties and cash generated from operations.

The availability of credit and its related effect on the overall economy may affect our liquidity and future financing activities, both through changes in interest rates and access to financing. Currently, interest rates are low compared to historical levels, many lenders have reentered the market, and the CMBS market is showing signs of recovery. However, any adverse changes in the lending environment could negatively affect our liquidity. We believe we mitigate this exposure through our continued focus on reducing our short and intermediate term maturity risk, by refinancing such loans with long-dated, fixed-rate property loans. If property financing options become unavailable for our debt needs, we may consider alternative sources of liquidity, such as reductions in certain capital spending or proceeds from asset dispositions.

As further discussed in Item 7A, Quantitative and Qualitative Disclosures About Market Risk, we are subject to interest rate risk associated with certain variable rate liabilities and preferred OP Units. At December 31, 2010, we estimate that a 1.0% increase in 30-day LIBOR with constant credit risk spreads would reduce our net income

(or increase our net loss) attributable to the Partnership’s common unitholders by approximately $4.2 million on an annual basis. The effect of an increase in 30-day LIBOR may be mitigated by the effect of our variable rate assets.

As further discussed in Note 2 to our consolidated financial statements in Item 8, we use total rate of return swaps as a financing product to lower our cost of borrowing through conversion of fixed-rate debt to variable-rates. The cost of financing through these arrangements is generally lower than the fixed rate on the debt. As of December 31, 2010, we had total rate of return swap positions with two financial institutions with notional amounts totaling $277.3 million. Swaps with notional amounts of $248.1 million and $29.2 million had maturity dates in May 2012 and October 2012, respectively. During the year ended December 31, 2010, we received net cash receipts of $20.9 million under the total return swaps, which positively affected our liquidity. To the extent interest rates increase above the fixed rates on the underlying borrowings, our obligations under the total return swaps will negatively affect our liquidity.

During 2010, we refinanced certain of the underlying borrowings subject to total rate of return swaps with long-dated, fixed-rate property debt, and we expect to do the same with certain of the underlying borrowings in 2011. The average effective interest rate associated with our borrowings subject to the total rate of return swaps was 1.6% at December 31, 2010. To the extent we are successful in refinancing additional of the borrowings subject to the total rate of return swaps during 2011, we anticipate the interest cost associated with these borrowings will increase, which would negatively affect our liquidity.

We periodically evaluate counterparty credit risk associated with these arrangements. In the event a counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely affect our liquidity. However, at the current time, we have concluded we do not have material exposure.

The total rate of return swaps require specified loan-to-value ratios. In the event the values of the real estate properties serving as collateral under these agreements decline or if we sell properties in the collateral pool with low loan-to-value ratios, certain of our consolidated subsidiaries have an obligation to pay down the debt or provide additional collateral pursuant to the swap agreements, which may adversely affect our cash flows. The obligation to provide collateral is limited to these subsidiaries and is non-recourse to us. At December 31, 2010, these subsidiaries were not required to provide cash collateral based on the loan-to-value ratios of the real estate properties serving as collateral under these agreements.

See Derivative Financial Instruments in Note 2 to the consolidated financial statements in Item 8 for additional information regarding these arrangements, including the current swap maturity dates and disclosures regarding fair value measurements.

As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our $300.0 million revolving credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

At December 31, 2010, we had $111.3 million in cash and cash equivalents, an increase of $30.1 million from December 31, 2009. At December 31, 2010, we had $200.0 million of restricted cash, a decrease of $17.4 million from December 31, 2009. Restricted cash primarily consists of reserves and escrows held by lenders for bond sinking funds, capital additions, property taxes and insurance. In addition, cash, cash equivalents and restricted cash are held by partnerships that are not presented on a consolidated basis. The following discussion relates to changes in cash due to operating, investing and financing activities, which are presented in our consolidated statements of cash flows in Item 8.

Operating Activities

For the year ended December 31, 2010, our net cash provided by operating activities of $257.5 million was primarily related to operating income from our consolidated properties, which is affected primarily by rental rates, occupancy levels and operating expenses related to our portfolio of properties, in excess of payments of operating accounts payable and accrued liabilities, including amounts related to our organizational restructuring. Cash provided by operating activities increased $23.7 million compared with the year ended December 31, 2009, primarily due to decreases in interest paid and other working capital expenditures, including payments related to our restructuring accruals, in 2010 as compared to 2009, partially offset by a decrease in property net operating income, primarily due to property sales during 2009 and 2010.

Investing Activities

For the year ended December 31, 2010, our net cash provided by investing activities of $86.6 million consisted primarily of proceeds from disposition of real estate and partnership interests, partially offset by capital expenditures.

Although we hold all of our properties for investment, we sell properties when they do not meet our investment criteria or are located in areas that we believe do not justify our continued investment when compared to alternative uses for our capital. During the year ended December 31, 2010, we sold 51 consolidated properties. These properties were sold for an aggregate sales price of $402.5 million, generating proceeds totaling $387.9 million after the payment of transaction costs and debt prepayment penalties. The $387.9 million is inclusive of debt assumed by buyers. Net cash proceeds from property sales were used primarily to repay or pay down property debt and for other corporate purposes.

Capital expenditures totaled $178.9 million during the year ended December 31, 2010, and consisted primarily of Capital Improvements and Capital Replacements, and to a lesser extent included spending for redevelopment projects and casualties. In 2011, we expect to increase our redevelopment spending on conventional properties from approximately $30.0 million in 2010 to approximately $50.0 million to $75.0 million. We generally fund capital additions with cash provided by operating activities, working capital and property sales.

Financing Activities

For the year ended December 31, 2010, net cash used in financing activities of $314.0 million was primarily attributed to debt principal payments, distributions paid to common and preferred unitholders, distributions to noncontrolling interests and our redemption and repurchase of preferred OP Units. Proceeds from property loans and our issuance of preferred stock partially offset the cash outflows.

Property Debt

At December 31, 2010 and 2009, we had $5.5 billion and $5.6 billion, respectively, in consolidated property debt outstanding, which included $166.2 million and $403.2 million at December 31, 2010 and 2009, respectively, of property debt classified within liabilities related to assets held for sale. During the year ended December 31, 2010, we refinanced or closed property loans on 23 properties generating $449.4 million of proceeds from borrowings with a weighted average interest rate of 5.42%. Our share of the net proceeds after repayment of existing debt, payment of transaction costs and distributions to limited partners, was $138.9 million. We used these total net proceeds for capital expenditures and other corporate purposes. We intend to continue to refinance property debt primarily as a means of extending current and near term maturities and to finance certain capital projects.

Credit Facility

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. During 2010, we amended the Credit Agreement to, among other things, increase the revolving commitments from $180.0 million to $300.0 million, extend the maturity from May 2012 to May 2014 (both inclusive of a one year extension option) and reduce the LIBOR floor on the facility’s base interest rate from 2.00% to 1.50%. During 2010, we also repaid in full the remaining $90.0 million term loan that was outstanding as of December 31, 2009.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments. Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments.

At December 31, 2010, we had no outstanding borrowings under the revolving credit facility. The amount available under the revolving credit facility at December 31, 2010, was $260.3 million (after giving effect to $39.7 million outstanding for undrawn letters of credit issued under the revolving credit facility). The proceeds of revolving loans are generally used to fund working capital and for other corporate purposes.

Our Credit Agreement requires us to satisfy covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges of 1.40:1 and 1.20:1, respectively. For the twelve months ended December 31, 2010, as calculated based on the provisions in our Credit Agreement, we had a ratio of earnings before interest, taxes and depreciation and amortization to debt service of 1.57:1 and a ratio of earnings to fixed charges of 1.33:1. We expect to remain in compliance with these covenants during 2011. In the first quarter of 2012, the covenant ratios of earnings before interest, taxes and depreciation and amortization to debt service and earnings to fixed charges required by our Credit Agreement will increase to 1.50:1 and 1.30:1, respectively.

Partners’ Capital Transactions

During the year ended December 31, 2010, we paid cash distributions totaling $60.2 million and $50.3 million to preferred unitholders and common unitholders, respectively.

During the year ended December 31, 2010, Aimco sold 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock for net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses of $3.3 million), and Aimco sold 600,000 shares of its Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds from these offerings to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units and 600,000 common OP Units. We used the proceeds from the common OP Unit issuance primarily to fund the acquisition of noncontrolling limited partnership interests for certain consolidated real estate partnerships.

During the year ended December 31, 2010, Aimco repurchased 20 shares, or $10.0 million in liquidation preference, of its CRA Preferred Stock for $7.0 million, and primarily using the proceeds from its issuance of preferred stock discussed above, Aimco redeemed the 4,040,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock for $101.0 million plus accrued and unpaid dividends of $2.2 million. Concurrent with Aimco’s repurchase and redemption, we repurchased from Aimco an equivalent number of our CRA Preferred Units and redeemed from Aimco all of the outstanding Class G Cumulative Preferred Units.

Pursuant to the ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

During the year ended December 31, 2010, we paid cash distributions of $44.5 million to noncontrolling interests in consolidated real estate partnerships, primarily related to property sales during 2010 and late 2009.

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration.

Contractual Obligations

This table summarizes information contained elsewhere in this Annual Report regarding payments due under contractual obligations and commitments as of December 31, 2010 (amounts in thousands) :

		Less Than			More Than
	Total	One Year	1-3 Years	3-5 Years	5 Years

Long-term debt(1)	$5,338,630	$285,652	$958,297	$896,665	$3,198,016
Interest related to long-term debt(2)	2,168,361	299,922	536,937	434,924	896,578
Long-term debt on assets held for sale(1)	166,171	3,338	28,099	44,674	90,060
Interest related to long-term debt on assets held for sale(2)	55,219	8,298	14,021	12,271	20,629
Leases for space(3)	14,400	6,334	5,780	1,436	850
Other obligations(4)	3,750	3,750	—	—	—

Total	$7,746,531	$607,294	$1,543,134	$1,389,970	$4,206,133

(1)	Includes scheduled principal amortization and maturity payments related to our long-term debt.

(2)	Includes interest related to both fixed rate and variable rate debt. Interest related to variable rate debt is estimated based on the rate effective at December 31, 2010. Refer to Note 6 in the consolidated financial statements in Item 8 for a description of average interest rates associated with our debt.

(3)	Inclusive of leased space that has been abandoned as part of our organizational restructuring in 2008.

(4)	Represents a commitment to fund $3.8 million in second mortgage loans on certain properties in West Harlem, New York City.

In addition to the amounts presented in the table above, at December 31, 2010, we had $679.5 million (liquidation value) of perpetual preferred units held by Aimco outstanding with annual dividend yields ranging from 1.5% (variable) to 8.0%, and $82.6 million (liquidation value) of redeemable preferred units outstanding with annual distribution yields ranging from 1.8% to 8.8%, or equal to the dividends paid on common OP Units based on the conversion terms. As further discussed in Note 11 to the consolidated financial statements in Item 8, Aimco has a potential obligation to repurchase $20.0 million in liquidation preference its Series A Community Reinvestment Act Preferred Stock over the next two years for $14.0 million. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our Series A Community Reinvestment Act Preferred Units.

As discussed in Note 5 to the consolidated financial statements in Item 8, we have notes receivable collateralized by second mortgages on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The obligor’s right to exercise the put is dependent upon the achievement of specified operating performance thresholds.

Additionally, we may enter into commitments to purchase goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

Future Capital Needs

In addition to the items set forth in “Contractual Obligations” above, we expect to fund any future acquisitions, redevelopment projects, Capital Improvements and Capital Replacements principally with proceeds from property sales (including tax-free exchange proceeds), short-term borrowings, debt and equity financing (including tax credit equity) and operating cash flows.

Off-Balance Sheet Arrangements

We own general and limited partner interests in unconsolidated real estate partnerships, in which our total ownership interests typically range from less than 1% to 50% and in some instances may exceed 50%. There are no lines of credit, side agreements, or any other derivative financial instruments related to or between our unconsolidated real estate partnerships and us and no material exposure to financial guarantees. Accordingly, our maximum risk of loss related to these unconsolidated real estate partnerships is limited to the aggregate carrying amount of our investment in the unconsolidated real estate partnerships and any outstanding notes or accounts receivable as reported in our consolidated financial statements (see Note 4 of the consolidated financial statements in Item 8 for additional information about our investments in unconsolidated real estate partnerships).

Item 8.	Financial Statements and Supplementary Data

AIMCO PROPERTIES, L.P.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
AIMCO Properties, L.P.

We have audited the accompanying consolidated balance sheets of AIMCO Properties, L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, partners’ capital and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the accompanying Index to Financial Statements. These financial statements and schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with United States generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, during 2010 the Company adopted the provisions of Financial Accounting Standards Board, or FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, and during 2009 adopted FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (codified in FASB Accounting Standards Codification Topic 810). Further, as discussed in Note 13, the company retrospectively adjusted the consolidated financial statements to reflect real estate assets that meet the definition of a component and have been sold or meet the criteria to be classified as held for sale at December 31, 2010, pursuant to FASB Accounting Standards Codification Topic 360, through September 30, 2011.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2011 expressed an unqualified opinion thereon.

/s/  ERNST & YOUNG LLP

Denver, Colorado
February 24, 2011, except for Note 13, as to which the date is November 15, 2011

AIMCO PROPERTIES, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands)

ASSETS
Real estate:
Buildings and improvements	$6,979,741	$6,792,834
Land	2,084,713	2,068,555

Total real estate	9,064,454	8,861,389
Less accumulated depreciation	(2,766,392)	(2,386,184)

Net real estate ($846,081 and $835,769 related to VIEs)	6,298,062	6,475,205
Cash and cash equivalents ($34,808 and $23,366 related to VIEs)	111,325	81,260
Restricted cash ($55,076 and $56,116 related to VIEs)	200,025	217,376
Accounts receivable, net ($3,744 and $11,900 related to VIEs)	49,855	59,822
Accounts receivable from affiliates, net	8,392	23,744
Deferred financing costs, net	46,454	48,545
Notes receivable from unconsolidated real estate partnerships, net	10,896	14,295
Notes receivable from non-affiliates, net	126,726	125,269
Notes receivable from Aimco	17,230	16,371
Investment in unconsolidated real estate partnerships ($54,374 and $99,460 related to VIEs)	58,151	104,193
Other assets	170,524	185,816
Deferred income tax assets, net	58,736	42,015
Assets held for sale	238,720	528,228

Total assets	$7,395,096	$7,922,139

LIABILITIES AND PARTNERS’ CAPITAL
Non-recourse property tax-exempt bond financing ($209,550 and $208,921 related to VIEs)	$511,811	$572,156
Non-recourse property loans payable ($428,417 and $377,265 related to VIEs)	4,779,801	4,601,090
Term loan	—	90,000
Other borrowings ($15,486 and $15,665 related to VIEs)	47,018	53,057

Total indebtedness	5,338,630	5,316,303

Accounts payable	27,322	29,819
Accrued liabilities and other ($79,170 and $63,456 related to VIEs)	250,103	286,328
Deferred income	150,453	178,460
Security deposits	33,829	32,713
Liabilities related to assets held for sale	168,029	411,486

Total liabilities	5,968,366	6,255,109

Redeemable preferred units (Note 11)	103,428	116,656
Commitments and contingencies (Note 8)	—	—
Partners’ capital:
Preferred units	657,601	660,500
General Partner and Special Limited Partner	264,182	521,692
Limited Partners	158,401	95,990
High Performance Units	(44,892)	(40,313)
Investment in Aimco Class A Common Stock	(4,397)	(4,621)

Partners’ capital attributable to the Partnership	1,030,895	1,233,248

Noncontrolling interests in consolidated real estate partnerships	292,407	317,126

Total partners’ capital	1,323,302	1,550,374

Total liabilities and partners’ capital	$7,395,096	$7,922,139

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands, except per unit data)

REVENUES:
Rental and other property revenues	$1,057,053	$1,032,378	$1,029,269
Asset management and tax credit revenues	35,553	49,853	98,830

Total revenues	1,092,606	1,082,231	1,128,099

OPERATING EXPENSES:
Property operating expenses	480,727	482,490	494,063
Investment management expenses	14,487	15,779	24,784
Depreciation and amortization	408,240	412,259	361,661
Provision for operating real estate impairment losses	65	2,329	—
Provision for impairment losses on real estate development assets	—	—	91,138
General and administrative expenses	53,365	56,640	80,376
Other expenses, net	10,260	14,731	21,674
Restructuring costs	—	11,241	22,802

Total operating expenses	967,144	995,469	1,096,498

Operating income	125,462	86,762	31,601
Interest income	11,903	9,868	20,304
Provision for losses on notes receivable, net	(949)	(21,549)	(17,577)
Interest expense	(302,301)	(302,597)	(300,905)
Equity in losses of unconsolidated real estate partnerships	(23,112)	(11,401)	(4,736)
Gain on dispositions of unconsolidated real estate and other, net	10,675	21,570	97,403

Loss before income taxes and discontinued operations	(178,322)	(217,347)	(173,910)
Income tax benefit	17,456	18,487	56,953

Loss from continuing operations	(160,866)	(198,860)	(116,957)
Income from discontinued operations, net	72,101	154,880	744,745

Net (loss) income	(88,765)	(43,980)	627,788
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	13,301	(22,442)	(155,749)

Net (loss) income attributable to the Partnership	(75,464)	(66,422)	472,039
Net income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Net income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.44)	$(1.76)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.37	0.76	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Weighted average common units outstanding — basic and diluted	124,747	123,180	98,249

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
For the Years Ended December 31, 2010, 2009 and 2008

		General				Partners’
		Partner			Investment	Capital
		and Special		High	in Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	Controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Balances at December 31, 2007	$815,053	664,283	253,652	(28,740)	(6,151)	1,698,097	454,229	2,152,326
Redemption of preferred units held by Aimco	(27,000)	2,160	—	—	—	(24,840)	—	(24,840)
Common units redeemed by Limited Partners to Special Limited Partner	—	4,182	(4,182)	—	—	—	—	—
Contribution from Aimco related to employee stock purchases, net	—	1,671	—	—	—	1,671	—	1,671
Contribution from Aimco related to stock option exercises	—	481	—	—	—	481	—	481
Amortization of Aimco stock-based compensation	—	17,573	—	—	—	17,573	—	17,573
Contributions from noncontrolling interests	—	—	—	—	—	—	6,854	6,854
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	14,969	14,969
Redemption of partnership units held by non-Aimco partners	(976)	—	(2,046)	(1,146)	—	(4,168)	—	(4,168)
Repurchase of common units related to Aimco common stock repurchases	—	(473,532)	—	—	—	(473,532)	—	(473,532)
Other, net	(1,083)	(488)	(8)	388	—	(1,191)	(572)	(1,763)
Net income	61,354	370,729	30,059	9,897	—	472,039	155,749	627,788
Common units issued to Aimco pursuant to Special Distributions	—	487,477	—	—	—	487,477	—	487,477
Distributions to noncontrolling interests	—	—	—	—	—	—	(249,456)	(249,456)
Distributions to common unitholders	—	(675,416)	(50,896)	(17,662)	1,042	(742,932)	—	(742,932)
Distributions to preferred unitholders	(62,700)	—	—	—	—	(62,700)		(62,700)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(88,148)	—	—	—	—	(88,148)	—	(88,148)
Adjustment to reflect Limited Partners’ capital at redemption value	—	144,118	(144,118)	—	—	—	—	—

Balances at December 31, 2008	696,500	543,238	82,461	(37,263)	(5,109)	1,279,827	381,773	1,661,600
Redemption of preferred units held by Aimco	(6,000)	1,800	—	—	—	(4,200)	—	(4,200)
Common units redeemed by Limited Partners to Special Limited Partner	—	7,085	(7,085)	—	—	—	—	—
Amortization of Aimco stock-based compensation	—	8,007	—	—	—	8,007	—	8,007
Contributions from noncontrolling interests	—	—	—	—	—	—	5,535	5,535
Redemption of partnership units held by non-Aimco partners	—	—	(980)	—	—	(980)	—	(980)
Other, net	—	4,164	—	—	—	4,164	(720)	3,444
Net income (loss)	50,566	(114,390)	(6,539)	(2,347)	—	(72,710)	22,442	(50,268)
Common units issued to Aimco pursuant to Special Distributions	—	148,746	—	—	—	148,746	—	148,746
Distributions to noncontrolling interests	—	—	—	—	—	—	(91,904)	(91,904)

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL — (Continued)

		General				Partners’
		Partner			Investment	Capital
		and Special		High	in Aimco	Attributable	Non-	Total
	Preferred	Limited	Limited	Performance	Common	to the	Controlling	Partners’
	Units	Partner	Partners	Units	Stock	Partnership	Interests	Capital
	(In thousands)

Distributions to common unitholders	—	(46,880)	(1,945)	(703)	488	(49,040)	—	(49,040)
Distributions to preferred unitholders	(50,566)	—	—	—	—	(50,566)	—	(50,566)
Reclassification of redeemable preferred units to temporary capital (Note 11)	(30,000)	—	—	—	—	(30,000)	—	(30,000)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(30,078)	30,078	—	—	—	—	—

Balances at December 31, 2009	660,500	521,692	95,990	(40,313)	(4,621)	1,233,248	317,126	1,550,374
Issuance of preferred units to Aimco	98,101	(3,346)	—	—	—	94,755	—	94,755
Redemption of preferred units held by Aimco	(102,511)	4,511	—	—	—	(98,000)	—	(98,000)
Common units issued to Aimco	—	14,046	—	—	—	14,046	—	14,046
Common units issued in exchange for noncontrolling interests in consolidated real estate partnerships	—	—	6,854	—	—	6,854	—	6,854
Redemption of partnership units held by non-Aimco partners	—	—	(3,495)	(76)	—	(3,571)	—	(3,571)
Repayments on Aimco officer notes	—	577	—	—	—	577	—	577
Contribution from Aimco related to employee stock purchases, net	—	2,176	—	—	—	2,176	—	2,176
Amortization of Aimco stock-based compensation	—	8,182	—	—	—	8,182	—	8,182
Contributions from noncontrolling interests	—	—	—	—	—	—	7,422	7,422
Adjustment to noncontrolling interests from consolidation of entities	—	—	—	—	—	—	6,324	6,324
Adjustment to noncontrolling interests related to revision of investment balances (Note 2)	—	—	—	—	—	—	(38,718)	(38,718)
Effect of changes in ownership for consolidated entities (Note 3)	—	(25,586)	(1,291)	(514)	—	(27,391)	5,533	(21,858)
Cumulative effect of a change in accounting principle (Note 2)	—	(25,759)	(1,340)	(521)	—	(27,620)	50,775	23,155
Change in accumulated other comprehensive loss	—	(875)	(45)	(18)	—	(938)	(167)	(1,105)
Other, net	—	(472)	—	—	—	(472)	1,876	1,404
Net income (loss)	53,590	(125,018)	(6,486)	(2,514)	—	(80,428)	(13,301)	(93,729)
Distributions to noncontrolling interests	—	—	—	—	—	—	(44,463)	(44,463)
Common distributions	—	(35,304)	(2,428)	(936)	224	(38,444)	—	(38,444)
Distributions to preferred unitholders	(52,079)	—	—	—	—	(52,079)	—	(52,079)
Adjustment to reflect Limited Partners’ capital at redemption value	—	(70,642)	70,642	—	—	—	—	—

Balances at December 31, 2010	$657,601	$264,182	$158,401	$(44,892)	$(4,397)	$1,030,895	$292,407	$1,323,302

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(88,765)	$(43,980)	$627,788

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	408,240	412,259	361,661
Provision for impairment losses on real estate development assets	—	—	91,138
Provision for operating real estate impairment losses	65	2,329	—
Equity in losses of unconsolidated real estate partnerships	23,112	11,401	4,736
Gain on dispositions of unconsolidated real estate and other	(10,675)	(21,570)	(97,403)
Income tax benefit	(17,456)	(18,487)	(56,953)
Stock-based compensation expense	7,331	6,666	13,833
Amortization of deferred loan costs and other	9,742	10,399	9,432
Distributions of earnings from unconsolidated entities	1,231	4,893	14,619
Discontinued operations:
Depreciation and amortization	28,593	83,309	153,887
Gain on disposition of real estate	(94,901)	(221,770)	(800,270)
Other adjustments to income from discontinued operations	19,520	53,531	70,964
Changes in operating assets and operating liabilities:
Accounts receivable	25,561	27,067	4,848
Other assets	15,708	18,134	74,425
Accounts payable, accrued liabilities and other	(69,806)	(90,369)	(32,337)

Total adjustments	346,265	277,792	(187,420)

Net cash provided by operating activities	257,500	233,812	440,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	—	(112,655)
Capital expenditures	(178,929)	(300,344)	(665,233)
Proceeds from dispositions of real estate	218,571	875,931	2,060,344
Proceeds from sale of interests and distributions from real estate partnerships	19,707	25,067	94,277
Purchases of partnership interests and other assets	(9,399)	(6,842)	(28,121)
Originations of notes receivable	(1,190)	(5,778)	(6,911)
Proceeds from repayment of notes receivable	5,699	5,264	8,929
Net increase in cash from consolidation and deconsolidation of entities	13,128	98	241
Distributions received from Aimco	224	488	1,042
Other investing activities	18,788	36,858	(6,002)

Net cash provided by investing activities	86,599	630,742	1,345,911

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	449,384	772,443	949,549
Principal repayments on property loans	(426,662)	(1,076,318)	(1,291,543)
Proceeds from tax-exempt bond financing	—	15,727	50,100
Principal repayments on tax-exempt bond financing	(66,466)	(157,862)	(217,361)
Payments on term loans	(90,000)	(310,000)	(75,000)
(Payments on) proceeds from other borrowings	(13,469)	(40,085)	21,367
Proceeds from issuance of preferred units to Aimco	96,110	—	—

AIMCO PROPERTIES, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	2010	2009	2008
	(In thousands)

Proceeds from issuance of common units to Aimco	14,350	—	—
Repurchases and redemptions of preferred units from Aimco	(108,000)	(4,200)	(24,840)
Repurchase of common units from Aimco	—	—	(502,296)
Proceeds from Aimco Class A Common Stock option exercises	1,806	—	481
Payment of distributions to preferred units	(60,165)	(59,172)	(62,733)
Payment of distributions to General Partner and Special Limited Partner	(46,953)	(95,823)	(213,328)
Payment of distributions to Limited Partners	(2,428)	(15,403)	(55,770)
Payment of distributions to High Performance Units	(936)	(5,580)	(18,757)
Payment of distributions to noncontrolling interests	(44,463)	(92,421)	(248,537)
Other financing activities	(16,142)	(14,276)	(8,396)

Net cash used in financing activities	(314,034)	(1,082,970)	(1,697,064)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,065	(218,416)	89,215
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	81,260	299,676	210,461

CASH AND CASH EQUIVALENTS AT END OF YEAR	$111,325	$81,260	$299,676

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$311,432	$348,341	$434,645
Cash paid for income taxes	1,899	4,560	13,780
Non-cash transactions associated with the disposition of real estate:
Secured debt assumed in connection with the disposition of real estate	157,629	314,265	157,394
Issuance of notes receivable in connection with the disposition of real estate	4,544	3,605	10,372
Non-cash transactions associated with consolidation and deconsolidation of real estate partnerships:
Real estate, net	80,629	6,058	25,830
Investments in and notes receivable primarily from affiliated entities	41,903	4,326	4,497
Restricted cash and other assets	3,290	(1,682)	5,483
Non-recourse debt	61,211	2,031	22,036
Noncontrolling interests in consolidated real estate partnerships	57,099	2,225	11,896
Accounts payable, accrued and other liabilities	20,640	4,544	2,124
Other non-cash transactions:
Redemption of common OP Units for Aimco Class A Common Stock	—	7,085	4,182
Cancellation of notes receivable from officers of Aimco	(251)	(1,452)	(385)
Common OP Units issued to Aimco pursuant to special distributions (Note 11)	—	(148,746)	(487,477)
Issuance of common OP Units for acquisition of noncontrolling interests in consolidated real estate partnerships (Note 3)	6,854	—	—

See notes to consolidated financial statements.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 —	Organization

AIMCO Properties, L.P., a Delaware limited partnership, or the Partnership, and together with its consolidated subsidiaries was formed on May 16, 1994 to conduct the business of acquiring, redeveloping, leasing, and managing multifamily apartment properties. Our securities include Partnership Common Units, or common OP Units, Partnership Preferred Units, or preferred OP Units, and High Performance Partnership Units, or High Performance Units, which are collectively referred to as “OP Units.” Apartment Investment and Management Company, or Aimco, is the owner of our general partner, AIMCO-GP, Inc., or the General Partner, and special limited partner, AIMCO-LP Trust, or the Special Limited Partner. The General Partner and Special Limited Partner hold common OP Units and are the primary holders of outstanding preferred OP Units. “Limited Partners” refers to individuals or entities that are our limited partners, other than Aimco, the General Partner or the Special Limited Partner, and own common OP Units or preferred OP Units. Generally, after holding the common OP Units for one year, the Limited Partners have the right to redeem their common OP Units for cash, subject to our prior right to acquire some or all of the common OP Units tendered for redemption in exchange for shares of Aimco Class A Common Stock. Common OP Units redeemed for Aimco Class A Common Stock are generally exchanged on a one-for-one basis (subject to antidilution adjustments). Preferred OP Units and High Performance Units may or may not be redeemable based on their respective terms, as provided for in the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, or the Partnership Agreement.

We, through our operating divisions and subsidiaries, hold substantially all of Aimco’s assets and manage the daily operations of Aimco’s business and assets. Aimco is required to contribute all proceeds from offerings of its securities to us. In addition, substantially all of Aimco’s assets must be owned through the Partnership; therefore, Aimco is generally required to contribute all assets acquired to us. In exchange for the contribution of offering proceeds or assets, Aimco receives additional interests in us with similar terms (e.g., if Aimco contributes proceeds of a preferred stock offering, Aimco (through the General Partner and Special Limited Partner) receives preferred OP Units with terms substantially similar to the preferred securities issued by Aimco).

Aimco frequently consummates transactions for our benefit. For legal, tax or other business reasons, Aimco may hold title or ownership of certain assets until they can be transferred to us. However, we have a controlling financial interest in substantially all of Aimco’s assets in the process of transfer to us. Except as the context otherwise requires, “we,” “our” and “us” refer to the Partnership, and the Partnership’s consolidated entities, collectively. Except as the context otherwise requires, “Aimco” refers to Aimco and Aimco’s consolidated entities, collectively.

Our principal financial objective is to provide predictable and attractive returns to our unitholders. Our business plan to achieve this objective is to:

•	own and operate a broadly diversified portfolio of primarily class “B/B+” assets (defined below) with properties concentrated in the 20 largest markets in the United States (as measured by total apartment value, which is the estimated total market value of apartment properties in a particular market);

•	improve our portfolio by selling assets with lower projected returns and reinvesting those proceeds through the purchase of new assets or additional investment in existing assets in our portfolio, including increased ownership or redevelopment; and

•	provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity.

As of December 31, 2010, we:

•	owned an equity interest in 219 conventional real estate properties with 68,972 units;

•	owned an equity interest in 228 affordable real estate properties with 26,540 units; and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	provided services for or managed 27,182 units in 321 properties, primarily pursuant to long-term asset management agreements. In certain cases, we may indirectly own generally less than one percent of the operations of such properties through a syndication or other fund.

Of these properties, we consolidated 217 conventional properties with 67,668 units and 182 affordable properties with 22,207 units. These conventional and affordable properties generated 87% and 13%, respectively, of our proportionate property net operating income (as defined in Note 17) during the year ended December 31, 2010. Any reference to the number of properties or units is unaudited.

For conventional assets, we focus on the ownership of primarily B/B+ assets. We measure conventional property asset quality based on average rents of our units compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. We classify as B/B+ those assets earning rents ranging from 100% to 125% of local market average. Although some companies and analysts within the multifamily real estate industry use asset class ratings of A, B and C, some of which are tied to local market rent averages, the metrics used to classify asset quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring asset quality is neither broadly nor consistently used in the multifamily real estate industry.

At December 31, 2010, we had outstanding 123,772,935 common OP Units, 27,963,126 preferred OP Units and 2,339,950 High Performance Units. At December 31, 2010, Aimco owned 117,642,872 of the common OP Units and 24,900,114 of the preferred OP Units.

NOTE 2 —	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership and its consolidated entities. Pursuant to a Management and Contribution Agreement between the Partnership and Aimco, we have acquired, in exchange for interests in the Partnership, the economic benefits of subsidiaries of Aimco in which we do not have an interest, and Aimco has granted us a right of first refusal to acquire such subsidiaries’ assets for no additional consideration. Pursuant to the agreement, Aimco has also granted us certain rights with respect to assets of such subsidiaries.

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, we consolidate real estate partnerships and other entities that are not variable interest entities when we own, directly or indirectly, a majority voting interest in the entity or are otherwise able to control the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Interests held in consolidated real estate partnerships by limited partners other than us are reflected as noncontrolling interests in consolidated real estate partnerships. The assets of consolidated real estate partnerships owned or controlled by Aimco or us generally are not available to pay creditors of Aimco or the Partnership.

As used herein, and except where the context otherwise requires, “partnership” refers to a limited partnership or a limited liability company and “partner” refers to a partner in a limited partnership or a member in a limited liability company.

Variable Interest Entities

We consolidate all variable interest entities for which we are the primary beneficiary. Generally, a variable interest entity, or VIE, is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Effective January 1, 2010, we adopted the provisions of FASB Accounting Standards Update 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, or ASU 2009-17, on a prospective basis. ASU 2009-17, which modified the guidance in FASB ASC Topic 810, introduced a more qualitative approach to evaluating VIEs for consolidation and requires a company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the entity that has (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. In determining whether it has the power to direct the activities of the VIE that most significantly affect the VIE’s performance, ASU 2009-17 requires a company to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed, requires continuous reassessment of primary beneficiary status rather than periodic, event-driven assessments as previously required, and incorporates expanded disclosure requirements.

In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIEs economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to the business activities of us and the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of real estate held by these VIEs and general market conditions.

As a result of our adoption of ASU 2009-17, we concluded we are the primary beneficiary of, and therefore consolidated, 49 previously unconsolidated partnerships. Those partnerships own, or control other entities that own, 31 apartment properties. Our direct and indirect interests in the profits and losses of those partnerships range from less than 1% to 35%, and average approximately 7%. We applied the practicability exception for initial measurement of consolidated VIEs to partnerships that own 13 properties and accordingly recognized the consolidated assets, liabilities and noncontrolling interests at fair value effective January 1, 2010 (refer to the Fair Value Measurements section for further information regarding certain of the fair value amounts recognized upon consolidation). We deconsolidated partnerships that own ten apartment properties in which we hold an average interest of approximately 55%. The initial consolidation and deconsolidation of these partnerships resulted

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in increases (decreases), net of intercompany eliminations, in amounts included in our consolidated balance sheet as of January 1, 2010, as follows (in thousands):

	Consolidation	Deconsolidation

Real estate, net	$143,986	$(86,151)
Cash and cash equivalents and restricted cash	25,056	(7,425)
Accounts and notes receivable	(12,249)	6,002
Investment in unconsolidated real estate partnerships	31,579	11,302
Other assets	3,870	(1,084)

Total assets	$192,242	$(77,356)

Total indebtedness	$129,164	$(56,938)
Accrued and other liabilities	34,426	(14,921)

Total liabilities	163,590	(71,859)

Cumulative effect of a change in accounting principle:
Noncontrolling interests	59,276	(8,501)
The Partnership	(30,624)	3,004

Total partners’ capital	28,652	(5,497)

Total liabilities and partners’ capital	$192,242	$(77,356)

In periods prior to 2009, when consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge to earnings equal to the amount of such excess distribution, even though there was no economic effect or cost. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. Consolidation of a partnership does not ordinarily result in a change to the net amount of partnership income or loss that is recognized using the equity method. However, prior to 2009, when a partnership had a deficit in equity, accounting principles generally accepted in the United States of America, or GAAP, may have required the controlling partner that consolidates the partnership to recognize any losses that would otherwise be allocated to noncontrolling partners, in addition to the controlling partner’s share of losses. Certain of the partnerships that we consolidated in accordance with ASU 2009-17 had deficits in equity that resulted from losses or deficit distributions during prior periods when we accounted for our investment using the equity method. We would have been required to recognize the noncontrolling partners’ share of those losses had we consolidated those partnerships in those periods prior to 2009. In accordance with our prospective transition method for the adoption of ASU 2009-17 related to our consolidation of previously unconsolidated partnerships, we recorded a $30.6 million charge to our partners’ capital, the majority of which was attributed to the cumulative amount of additional losses that we would have recognized had we applied ASU 2009-17 in periods prior to 2009. Substantially all of those losses were attributable to real estate depreciation expense.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our consolidated statements of operations for the year ended December 31, 2010, include the following amounts for the entities and related real estate properties consolidated as of January 1, 2010 (for both continuing and discontinued operations), in accordance with ASU 2009-17 (in thousands):

2010

Rental and other property revenues	$32,216
Property operating expenses	(19,192)
Depreciation and amortization	(10,624)
Other expenses	(2,038)

Operating income	362
Interest income	33
Interest expense	(8,370)
Equity in losses of unconsolidated real estate partnerships	(17,895)
Gain on disposition of unconsolidated real estate and other	7,360

Net loss	(18,510)
Net loss attributable to noncontrolling interests in consolidated real estate partnerships	19,328

Net income attributable to the Partnership	$818

Our equity in the results of operations of the partnerships and related properties we deconsolidated in connection with our adoption of ASU 2009-17 is included in equity in earnings or losses of unconsolidated real estate partnerships in our consolidated statements of operations for the year ended December 31, 2010. The amounts related to these entities are not significant.

As of December 31, 2010, we were the primary beneficiary of, and therefore consolidated, approximately 137 VIEs, which owned 96 apartment properties with 14,054 units (inclusive of properties sold or classified as held for sale through September 30, 2011). Real estate with a carrying value of $867.1 million collateralized $654.3 million of debt of those VIEs. Any significant amounts of assets and liabilities related to our consolidated VIEs are identified parenthetically on our accompanying condensed consolidated balance sheets. The creditors of the consolidated VIEs do not have recourse to our general credit.

As of December 31, 2010, we also held variable interests in 276 VIEs for which we were not the primary beneficiary. Those VIEs consist primarily of partnerships that are engaged, directly or indirectly, in the ownership and management of 329 apartment properties with 20,570 units. We are involved with those VIEs as an equity holder, lender, management agent, or through other contractual relationships. The majority of our investments in unconsolidated VIEs, or approximately $48.9 million at December 31, 2010, are held through consolidated investment partnerships that are VIEs and in which we generally hold a 1% or less general partner or equivalent interest. Accordingly, substantially all of the investment balances related to these unconsolidated VIEs are attributed to the noncontrolling interests in the consolidated investment partnerships that hold the investments in these unconsolidated VIEs. Our maximum risk of loss related to our investment in these VIEs is generally limited to our equity interest in the consolidated investment partnerships, which is insignificant. The remainder of our investment in unconsolidated VIEs, or approximately $5.5 million at December 31, 2010, is held through consolidated investment partnerships that are VIEs and in which we hold substantially all of the economic interests. Our maximum risk of loss related to our investment in these VIEs is limited to our $5.5 million recorded investment in such entities.

In addition to our investments in unconsolidated VIEs discussed above, at December 31, 2010, we had in aggregate $101.7 million of receivables from unconsolidated VIEs and we had a contractual obligation to advance funds to certain unconsolidated VIEs totaling $3.8 million. Our maximum risk of loss associated with our lending and management activities related to these unconsolidated VIEs is limited to these amounts. We may be subject to

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

additional losses to the extent of any receivables relating to future provision of services to these entities or financial support that we voluntarily provide.

Acquisition of Real Estate Assets and Related Depreciation and Amortization

We adopted the provisions of FASB Statement of Financial Accounting Standards No. 141(R), Business Combinations — a replacement of FASB Statement No. 141, or SFAS 141(R), which are codified in FASB ASC Topic 805, effective January 1, 2009. These provisions apply to all transactions or events in which an entity obtains control of one or more businesses, including those effected without the transfer of consideration, for example, by contract or through a lapse of minority veto rights. These provisions require the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establish the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and require expensing of most transaction and restructuring costs.

We believe most operating real estate assets meet SFAS 141(R)’s revised definition of a business. Accordingly, in connection with our 2009 adoption of SFAS 141(R), we retroactively adjusted our results of operations for the year ended December 31, 2008, to expense $3.5 million of transaction costs incurred prior to December 31, 2008. This retroactive adjustment is reflected in investment management expenses in our accompanying consolidated statements of operations and reduced basic and diluted earnings per unit amounts by $0.04 for the year ended December 31, 2008.

Effective January 1, 2009, we recognize at fair value the acquisition of properties or interests in partnerships that own properties if the transaction results in consolidation and we expense as incurred most related transaction costs. We allocate the cost of acquired properties to tangible assets and identified intangible assets based on their fair values. We determine the fair value of tangible assets, such as land, building, furniture, fixtures and equipment, generally using internal valuation techniques that consider comparable market transactions, discounted cash flow techniques, replacement costs and other available information. We determine the fair value of identified intangible assets (or liabilities), which typically relate to in-place leases, using internal valuation techniques that consider the terms of the in-place leases, current market data for comparable leases, and our experience in leasing similar properties. The intangible assets or liabilities related to in-place leases are comprised of:

1. The value of the above- and below-market leases in-place. An asset or liability is recognized based on the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over the period, including estimated lease renewals for below-market leases, that the leases are expected to remain in effect.

2. The estimated unamortized portion of avoided leasing commissions and other costs that ordinarily would be incurred to acquire the in-place leases.

3. The value associated with vacant units during the absorption period (estimates of lost rental revenue during the expected lease-up periods based on current market demand and stabilized occupancy levels).

The values of the above- and below-market leases are amortized to rental revenue over the expected remaining terms of the associated leases, which include reasonably assured renewal periods. Other intangible assets related to in-place leases are amortized to depreciation and amortization over the expected remaining terms of the associated leases. Amortization is adjusted, as necessary, to reflect any early lease terminations that were not anticipated in determining amortization periods.

Depreciation for all tangible real estate assets is calculated using the straight-line method over their estimated useful lives. Acquired buildings and improvements are depreciated over a composite life of 14 to 52 years, based on the age, condition and other physical characteristics of the property. As discussed under Impairment of Long Lived Assets below, we may adjust depreciation of properties that are expected to be disposed of or demolished prior to the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

end of their useful lives. Furniture, fixtures and equipment associated with acquired properties are depreciated over five years.

At December 31, 2010 and 2009, deferred income in our consolidated balance sheets includes below-market lease amounts totaling $27.9 million and $31.8 million, respectively, which are net of accumulated amortization of $24.9 million and $21.0 million, respectively. During the years ended December 31, 2010, 2009 and 2008, we included amortization of below-market leases of $3.9 million, $4.4 million and $4.4 million, respectively, in rental and other property revenues in our consolidated statements of operations. At December 31, 2010, our below-market leases had a weighted average amortization period of 7.0 years and estimated aggregate amortization for each of the five succeeding years as follows (in millions):

	2011	2012	2013	2014	2015

Estimated amortization	$3.6	$3.2	$2.8	$2.5	$2.3

Capital Additions and Related Depreciation

We capitalize costs, including certain indirect costs, incurred in connection with our capital additions activities, including redevelopment and construction projects, other tangible property improvements, and replacements of existing property components. Included in these capitalized costs are payroll costs associated with time spent by site employees in connection with the planning, execution and control of all capital additions activities at the property level. We characterize as “indirect costs” an allocation of certain department costs, including payroll, at the area operations and corporate levels that clearly relate to capital additions activities. We capitalize interest, property taxes and insurance during periods in which redevelopment and construction projects are in progress. We charge to expense as incurred costs that do not relate to capital expenditure activities, including ordinary repairs, maintenance, resident turnover costs and general and administrative expenses.

We depreciate capitalized costs using the straight-line method over the estimated useful life of the related component or improvement, which is generally five, 15 or 30 years. All capitalized site payroll and indirect costs are allocated proportionately, based on direct costs, among capital projects and depreciated over the estimated useful lives of such projects.

Certain homogeneous items that are purchased in bulk on a recurring basis, such as carpeting and appliances, are depreciated using group methods that reflect the average estimated useful life of the items in each group. Except in the case of property casualties, where the net book value of lost property is written off in the determination of casualty gains or losses, we generally do not recognize any loss in connection with the replacement of an existing property component because normal replacements are considered in determining the estimated useful lives used in connection with our composite and group depreciation methods.

For the years ended December 31, 2010, 2009 and 2008, for continuing and discontinued operations, we capitalized $11.6 million, $9.8 million and $25.7 million of interest costs, respectively, and $25.3 million, $40.0 million and $78.1 million of site payroll and indirect costs, respectively.

Impairment of Long-Lived Assets

Real estate and other long-lived assets to be held and used are stated at cost, less accumulated depreciation and amortization, unless the carrying amount of the asset is not recoverable. If events or circumstances indicate that the carrying amount of a property may not be recoverable, we make an assessment of its recoverability by comparing the carrying amount to our estimate of the undiscounted future cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate undiscounted future cash flows, we recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property.

In connection with the preparation of our 2008 annual financial statements, we assessed the recoverability of our investment in our Lincoln Place property, located in Venice, California. Based upon the declines in land values

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in Southern California during 2008 and the expected timing of our redevelopment efforts, we determined that the total carrying amount of the property was no longer probable of full recovery and, accordingly, during the three months ended December 31, 2008, recognized an impairment loss of $85.4 million ($55.6 million net of tax).

Similarly, we assessed the recoverability of our investment in Pacific Bay Vistas (formerly Treetops), a vacant property located in San Bruno, California, and determined that the carrying amount of the property was no longer probable of full recovery and, accordingly, we recognized an impairment loss of $5.7 million for this property during the three months ended December 31, 2008.

In addition to the impairments of Lincoln Place and Pacific Bay Vistas, based on periodic tests of recoverability of long-lived assets, for the years ended December 31, 2010 and 2009, we recorded real estate impairment losses of $0.1 million and $2.3 million, respectively, related to properties classified as held for use. For the year ended December 31, 2008, we recorded no similar impairment losses related to properties classified as held for use.

We report impairment losses or recoveries related to properties sold or classified as held for sale in discontinued operations.

Our tests of recoverability address real estate assets that do not currently meet all conditions to be classified as held for sale, but are expected to be disposed of prior to the end of their estimated useful lives. If an impairment loss is not required to be recorded, the recognition of depreciation is adjusted prospectively, as necessary, to reduce the carrying amount of the real estate to its estimated disposition value over the remaining period that the real estate is expected to be held and used. We also may adjust depreciation prospectively to reduce to zero the carrying amount of buildings that we plan to demolish in connection with a redevelopment project. These depreciation adjustments decreased net income available to the Partnership’s common unitholders by $0.2 million, $19.6 million and $11.8 million, and resulted in decreases in basic and diluted earnings per unit of less than $0.01, $0.16 and $0.12, for the years ended December 31, 2010, 2009 and 2008, respectively.

Cash Equivalents

We classify highly liquid investments with an original maturity of three months or less as cash equivalents.

Restricted Cash

Restricted cash includes capital replacement reserves, completion repair reserves, bond sinking fund amounts and tax and insurance escrow accounts held by lenders.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally comprised of amounts receivable from residents, amounts receivable from non-affiliated real estate partnerships for which we provide property management and other services and other miscellaneous receivables from non-affiliated entities. We evaluate collectibility of accounts receivable from residents and establish an allowance, after the application of security deposits and other anticipated recoveries, for accounts greater than 30 days past due for current residents and all receivables due from former residents. Accounts receivable from residents are stated net of allowances for doubtful accounts of approximately $2.1 million and $1.4 million as of December 31, 2010 and 2009, respectively.

We evaluate collectibility of accounts receivable from non-affiliated entities and establish an allowance for amounts that are considered to be uncollectible. Accounts receivable relating to non-affiliated entities are stated net of allowances for doubtful accounts of approximately $1.0 million and $0.3 million as of December 31, 2010 and 2009, respectively.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable and Allowance for Doubtful Accounts from Affiliates

Accounts receivable from affiliates are generally comprised of receivables related to property management and other services provided to unconsolidated real estate partnerships in which we have an ownership interest. We evaluate collectibility of accounts receivable balances from affiliates on a periodic basis, and establish an allowance for the amounts deemed to be uncollectible. Accounts receivable from affiliates are stated net of allowances for doubtful accounts of approximately $1.5 million and $1.9 million as of December 31, 2010 and 2009, respectively.

Deferred Costs

We defer lender fees and other direct costs incurred in obtaining new financing and amortize the amounts over the terms of the related loan agreements. Amortization of these costs is included in interest expense.

We defer leasing commissions and other direct costs incurred in connection with successful leasing efforts and amortize the costs over the terms of the related leases. Amortization of these costs is included in depreciation and amortization.

Notes Receivable from Unconsolidated Real Estate Partnerships and Non-Affiliates and Related Interest Income and Provision for Losses

Notes receivable from unconsolidated real estate partnerships and from non-affiliates represent our two portfolio segments, as defined in FASB Accounting Standards Update 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, that we use to evaluate for potential loan loss. Notes receivable from unconsolidated real estate partnerships consist primarily of notes receivable from partnerships in which we are the general partner but do not consolidate the partnership. These loans are typically due on demand, have no stated maturity date and may not require current payments of principal or interest. Notes receivable from non-affiliates have stated maturity dates and may require current payments of principal and interest. Repayment of these notes is subject to a number of variables, including the performance and value of the underlying real estate properties and the claims of unaffiliated mortgage lenders, which are generally senior to our claims. Our notes receivable consist of two classes: loans extended by us that we carry at the face amount plus accrued interest, which we refer to as “par value notes;” and loans extended by predecessors whose positions we generally acquired at a discount, which we refer to as “discounted notes.”

We record interest income on par value notes as earned in accordance with the terms of the related loan agreements. We discontinue the accrual of interest on such notes when the notes are impaired, as discussed below, or when there is otherwise significant uncertainty as to the collection of interest. We record income on such nonaccrual loans using the cost recovery method, under which we apply cash receipts first to the recorded amount of the loan; thereafter, any additional receipts are recognized as income.

We recognize interest income on discounted notes receivable based upon whether the amount and timing of collections are both probable and reasonably estimable. We consider collections to be probable and reasonably estimable when the borrower has closed or entered into certain pending transactions (which include real estate sales, refinancings, foreclosures and rights offerings) that provide a reliable source of repayment. In such instances, we recognize accretion income, on a prospective basis using the effective interest method over the estimated remaining term of the loans, equal to the difference between the carrying amount of the discounted notes and the estimated collectible value. We record income on all other discounted notes using the cost recovery method.

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We update our cash flow projections of the borrowers annually, and more frequently for certain loans depending on facts and circumstances. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. Factors that affect this assessment include the fair value of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

partnership’s real estate, pending transactions to refinance the partnership’s senior obligations or sell the partnership’s real estate, and market conditions (current and forecasted) related to a particular asset. The amount of the impairment to be recognized generally is based on the fair value of the partnership’s real estate that represents the primary source of loan repayment. In certain instances where other sources of cash flow are available to repay the loan, the impairment is measured by discounting the estimated cash flows at the loan’s original effective interest rate. See Note 5 for further discussion of our notes receivable.

Investments in Unconsolidated Real Estate Partnerships

We own general and limited partner interests in partnerships that either directly, or through interests in other real estate partnerships, own apartment properties. We generally account for investments in real estate partnerships that we do not consolidate under the equity method. Under the equity method, our share of the earnings or losses of the entity for the periods being presented is included in equity in earnings (losses) from unconsolidated real estate partnerships, inclusive of our share of impairments and property disposition gains recognized by and related to such entities. Certain investments in real estate partnerships that were acquired in business combinations were determined to have insignificant value at the acquisition date and are accounted for under the cost method. Any distributions received from such partnerships are recognized as income when received.

The excess of the cost of the acquired partnership interests over the historical carrying amount of partners’ equity or deficit is ascribed generally to the fair values of land and buildings owned by the partnerships. We amortize the excess cost related to the buildings over the estimated useful lives of the buildings. Such amortization is recorded as a component of equity in earnings (losses) of unconsolidated real estate partnerships. See Note 4 for further discussion of Investments in Unconsolidated Real Estate Partnerships.

Intangible Assets

At December 31, 2010 and 2009, other assets included goodwill associated with our reportable segments of $67.1 million and $71.8 million, respectively. We perform an annual impairment test of goodwill that compares the fair value of reporting units with their carrying amounts, including goodwill. We determined that our goodwill was not impaired in 2010, 2009 or 2008.

During the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our reportable segments (conventional and affordable real estate operations) to the carrying amounts of the properties sold or classified as held for sale during those periods. The amounts of goodwill allocated to these properties were based on the relative fair values of the properties sold or classified as held for sale and the retained portions of the reporting units to which the goodwill as allocated. During 2008, we did not allocate any goodwill to properties sold or classified as held for sale as real estate properties were not considered businesses under then applicable GAAP.

Other assets also includes intangible assets for purchased management contracts with finite lives that we amortize on a straight-line basis over terms ranging from five to 20 years and intangible assets for in-place leases as discussed under Acquisition of Real Estate Assets and Related Depreciation and Amortization.

Capitalized Software Costs

Purchased software and other costs related to software developed for internal use are capitalized during the application development stage and are amortized using the straight-line method over the estimated useful life of the software, generally five years. We write-off the costs of software development projects when it is no longer probable that the software will be completed and placed in service. For the years ended December 31, 2010, 2009 and 2008, we capitalized software development costs totaling $8.7 million, $5.6 million and $20.9 million, respectively. At December 31, 2010 and 2009, other assets included $28.1 million and $29.7 million of net capitalized software, respectively. During the years ended December 31, 2010, 2009 and 2008, we recognized amortization of capitalized

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

software of $10.2 million, $11.5 million and $10.0 million, respectively, which is included in depreciation and amortization in our consolidated statements of operations.

During the year ended December 31, 2008, we reassessed our approach to communication technology needs at our properties, which resulted in the discontinuation of an infrastructure project and a $5.4 million write-off of related hardware and capitalized internal and consulting costs included in other assets. The write-off, which is net of sales proceeds, is included in other expenses, net. During the year ended December 31, 2008, we additionally recorded a $1.6 million write-off of certain software and hardware assets that are no longer consistent with our information technology strategy. This write-off is included in depreciation and amortization. There were no similar write-offs during the years ended December 31, 2010 or 2009.

Noncontrolling Interests

Effective January 1, 2009, we adopted the provisions of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, or SFAS 160, which are codified in FASB ASC Topic 810. These provisions clarified that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity, which should be reported as equity in the parent’s consolidated financial statements. These provisions require disclosure, on the face of the consolidated statements of operations, of the amounts of consolidated net income (loss) and other comprehensive income (loss) attributable to controlling and noncontrolling interests, eliminating the past practice of reporting amounts of income attributable to noncontrolling interests as an adjustment in arriving at consolidated net income. These provisions also require us to attribute to noncontrolling interests their share of losses even if such attribution results in a deficit noncontrolling interest balance within our equity accounts, and in some instances, recognize a gain or loss in net income when a subsidiary is deconsolidated.

In connection with our retrospective application of these provisions, we reclassified into our consolidated equity accounts the historical balances related to noncontrolling interests in consolidated real estate partnerships. At December 31, 2008, the carrying amount of noncontrolling interests in consolidated real estate partnerships was $381.8 million.

Noncontrolling Interests in Consolidated Real Estate Partnerships

We report the unaffiliated partners’ interests in our consolidated real estate partnerships as noncontrolling interests in consolidated real estate partnerships. Noncontrolling interests in consolidated real estate partnerships represent the noncontrolling partners’ share of the underlying net assets of our consolidated real estate partnerships. Prior to 2009, when these consolidated real estate partnerships made cash distributions to partners in excess of the carrying amount of the noncontrolling interest, we generally recorded a charge equal to the amount of such excess distribution, even though there was no economic effect or cost. These charges are reported in the consolidated statements of operations for the year ended December 31, 2008, within noncontrolling interests in consolidated real estate partnerships. Also prior to 2009, we allocated the noncontrolling partners’ share of partnership losses to noncontrolling partners to the extent of the carrying amount of the noncontrolling interest. We generally recorded a charge when the noncontrolling partners’ share of partnership losses exceeds the carrying amount of the noncontrolling interest, even though there is no economic effect or cost. These charges are reported in the consolidated statements of operations within noncontrolling interests in consolidated real estate partnerships. We did not record charges for distributions or losses in certain limited instances where the noncontrolling partner had a legal obligation and financial capacity to contribute additional capital to the partnership. For the year ended December 31, 2008, we recorded charges for partnership losses resulting from depreciation of approximately $9.0 million that were not allocated to noncontrolling partners because the losses exceeded the carrying amount of the noncontrolling interest.

Noncontrolling interests in consolidated real estate partnerships consist primarily of equity interests held by limited partners in consolidated real estate partnerships that have finite lives. The terms of the related partnership

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

agreements generally require the partnership to be liquidated following the sale of the partnership’s real estate. As the general partner in these partnerships, we ordinarily control the execution of real estate sales and other events that could lead to the liquidation, redemption or other settlement of noncontrolling interests. The aggregate carrying amount of noncontrolling interests in consolidated real estate partnerships is approximately $292.4 million at December 31, 2010. The aggregate fair value of these interests varies based on the fair value of the real estate owned by the partnerships. Based on the number of classes of finite-life noncontrolling interests, the number of properties in which there is direct or indirect noncontrolling ownership, complexities in determining the allocation of liquidation proceeds among partners and other factors, we believe it is impracticable to determine the total required payments to the noncontrolling interests in an assumed liquidation at December 31, 2010. As a result of real estate depreciation that is recognized in our financial statements and appreciation in the fair value of real estate that is not recognized in our financial statements, we believe that the aggregate fair value of our noncontrolling interests exceeds their aggregate carrying amount. As a result of our ability to control real estate sales and other events that require payment of noncontrolling interests and our expectation that proceeds from real estate sales will be sufficient to liquidate related noncontrolling interests, we anticipate that the eventual liquidation of these noncontrolling interests will not have an adverse impact on our financial condition.

Changes in our ownership interest in consolidated real estate partnerships generally consist of our purchase of an additional interest in or the sale of our entire interest in a consolidated real estate partnership. The effect on partners’ capital of our purchase of additional interests in consolidated real estate partnerships during the year ended December 31, 2010 is shown in the consolidated statement of partners’ capital and further discussed in Note 3. Our purchase of additional interests in consolidated real estate partnerships had no significant effect on our partners’ capital during the years ended December 31, 2009 and 2008. The effect on our partners’ capital of sales of our entire interest in consolidated real estate partnerships is reflected in our consolidated financial statements as sales of real estate and accordingly the effect on our partners’ capital is reflected as gains on disposition of real estate, less the amounts of such gains attributable to noncontrolling interests, within consolidated net (loss) income attributable to the Partnership’s common unitholders.

Revenue Recognition

Our properties have operating leases with apartment residents with terms averaging 12 months. We recognize rental revenue related to these leases, net of any concessions, on a straight-line basis over the term of the lease. We recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realized or realizable.

Advertising Costs

We generally expense all advertising costs as incurred to property operating expense. For the years ended December 31, 2010, 2009 and 2008, for both continuing and discontinued operations, total advertising expense was $14.2 million, $21.7 million and $31.8 million, respectively.

Insurance

We believe that our insurance coverages insure our properties adequately against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, and other perils. In addition, we have insurance coverage for substantial portions of our property, workers’ compensation, health, and general liability exposures. Losses are accrued based upon our estimates of the aggregate liability for uninsured losses incurred using certain actuarial assumptions followed in the insurance industry and based on our experience.

Stock-Based Compensation

We recognize all stock-based employee compensation, including grants of employee stock options, in the consolidated financial statements based on the grant date fair value and recognize compensation cost, which is net

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of estimates for expected forfeitures, ratably over the awards’ requisite service period. See Note 12 for further discussion of our stock-based compensation.

Tax Credit Arrangements

We sponsor certain partnerships that own and operate apartment properties that qualify for tax credits under Section 42 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and for the U.S. Department of Housing and Urban Development, or HUD, subsidized rents under HUD’s Section 8 program. These partnerships acquire, develop and operate qualifying affordable housing properties and are structured to provide for the pass-through of tax credits and deductions to their partners. The tax credits are generally realized ratably over the first ten years of the tax credit arrangement and are subject to the partnership’s compliance with applicable laws and regulations for a period of 15 years. Typically, we are the general partner with a legal ownership interest of one percent or less. We market limited partner interests of at least 99 percent to unaffiliated institutional investors (which we refer to as tax credit investors or investors) and receive a syndication fee from each investor upon such investor’s admission to the partnership. At inception, each investor agrees to fund capital contributions to the partnerships. We agree to perform various services for the partnerships in exchange for fees over the expected duration of the tax credit service period. The related partnership agreements generally require adjustment of each tax credit investor’s required capital contributions if actual tax benefits to such investor differ from projected amounts.

We have determined that the partnerships in these arrangements are variable interest entities and, where we are general partner, we are generally the primary beneficiary that is required to consolidate the partnerships. When the contractual arrangements obligate us to deliver tax benefits to the investors, and entitle us through fee arrangements to receive substantially all available cash flow from the partnerships, we account for these partnerships as wholly owned subsidiaries. Capital contributions received by the partnerships from tax credit investors represent, in substance, consideration that we receive in exchange for our obligation to deliver tax credits and other tax benefits to the investors, and the receipts are recognized as revenue in our consolidated financial statements when our obligation to the investors is relieved upon delivery of the expected tax benefits.

In summary, our accounting treatment recognizes the income or loss generated by the underlying real estate based on our economic interest in the partnerships. Proceeds received in exchange for the transfer of the tax credits are recognized as revenue proportionately as the tax benefits are delivered to the tax credit investors and our obligation is relieved. Syndication fees and related costs are recognized in income upon completion of the syndication effort. We recognize syndication fees in amounts determined based on a market rate analysis of fees for comparable services, which generally fell within a range of 10% to 15% of investor contributions during the periods presented. Other direct and incremental costs incurred in structuring these arrangements are deferred and amortized over the expected duration of the arrangement in proportion to the recognition of related income. Investor contributions in excess of recognized revenue are reported as deferred income in our consolidated balance sheets.

During the year ended December 31, 2010, we recognized a net $1.0 million reduction of syndication fees due to our determination that certain syndication fees receivable were uncollectible. We recognized no syndication fee income during the year ended December 31, 2009. During the year ended December 31, 2008, we recognized syndication fee income of $3.4 million. During the years ended December 31, 2010, 2009 and 2008 we recognized revenue associated with the delivery of tax benefits of $28.9 million, $36.6 million and $29.4 million, respectively. At December 31, 2010 and 2009, $114.7 million and $148.1 million, respectively, of investor contributions in excess of the recognized revenue were included in deferred income in our consolidated balance sheets.

Discontinued Operations

We classify certain properties and related assets and liabilities as held for sale when they meet certain criteria. The operating results of such properties as well as those properties sold during the periods presented are included in discontinued operations in both current periods and all comparable periods presented. Depreciation is not recorded

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on properties once they have been classified as held for sale; however, depreciation expense recorded prior to classification as held for sale is included in discontinued operations. The net gain on sale and any impairment losses are presented in discontinued operations when recognized. See Note 13 for additional information regarding discontinued operations.

Derivative Financial Instruments

We primarily use long-term, fixed-rate and self-amortizing non-recourse debt to avoid, among other things, risk related to fluctuating interest rates. For our variable rate debt, we are sometimes required by our lenders to limit our exposure to interest rate fluctuations by entering into interest rate swap or cap agreements. The interest rate swap agreements moderate our exposure to interest rate risk by effectively converting the interest on variable rate debt to a fixed rate. The interest rate cap agreements effectively limit our exposure to interest rate risk by providing a ceiling on the underlying variable interest rate. The fair values of the interest rate swaps are reflected as assets or liabilities in the balance sheet, and periodic changes in fair value are included in interest expense or equity, as appropriate. The interest rate caps are not material to our financial position or results of operations.

As of December 31, 2010 and 2009, we had interest rate swaps with aggregate notional amounts of $52.3 million, and recorded fair values of $2.7 million and $1.6 million, respectively, reflected in accrued liabilities and other in our consolidated balance sheets. At December 31, 2010, these interest rate swaps had a weighted average term of 10.1 years. We have designated these interest rate swaps as cash flow hedges and recognize any changes in their fair value as an adjustment of accumulated other comprehensive income (loss) within partners’ capital to the extent of their effectiveness. Changes in the fair value of these instruments and the related amounts of such changes that were reflected as an adjustment of accumulated other comprehensive loss within partners’ capital and as an adjustment of earnings (ineffectiveness) are discussed in the foregoing Fair Value Measurements section.

If the forward rates at December 31, 2010 remain constant, we estimate that during the next twelve months, we would reclassify into earnings approximately $1.6 million of the unrealized losses in accumulated other comprehensive loss. If market interest rates increase above the 3.43% weighted average fixed rate under these interest rate swaps we will benefit from net cash payments due to us from our counterparty to the interest rate swaps.

We have entered into total rate of return swaps on various fixed-rate secured tax-exempt bonds payable and fixed-rate notes payable to convert these borrowings from a fixed rate to a variable rate and provide an efficient financing product to lower our cost of borrowing. In exchange for our receipt of a fixed rate generally equal to the underlying borrowing’s interest rate, the total rate of return swaps require that we pay a variable rate, equivalent to the Securities Industry and Financial Markets Association Municipal Swap Index, or SIFMA, rate for tax-exempt bonds payable and the 30-day LIBOR rate for notes payable, plus a risk spread. These swaps generally have a second or third lien on the property collateralized by the related borrowings and the obligations under certain of these swaps are cross-collateralized with certain of the other swaps with a particular counterparty. The underlying borrowings are generally callable at our option, with no prepayment penalty, with 30 days advance notice, and the swaps generally have a term of less than five years. The total rate of return swaps have a contractually defined termination value generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings, which may require payment by us or to us for such difference. Accordingly, we believe fluctuations in the fair value of the borrowings from the inception of the hedging relationship generally will be offset by a corresponding fluctuation in the fair value of the total rate of return swaps.

We designate total rate of return swaps as hedges of the risk of overall changes in the fair value of the underlying borrowings. At each reporting period, we estimate the fair value of these borrowings and the total rate of return swaps and recognize any changes therein as an adjustment of interest expense. We evaluate the effectiveness of these fair value hedges at the end of each reporting period and recognize an adjustment of interest expense as a result of any ineffectiveness.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings payable subject to total rate of return swaps with aggregate outstanding principal balances of $276.9 million and $352.7 million at December 31, 2010 and 2009, respectively, are reflected as variable rate borrowings in Note 6. Due to changes in the estimated fair values of these debt instruments and the corresponding total rate of return swaps, we increased the carrying amount of property loans payable by $4.8 million and $5.2 million for the years ended December 31, 2010 and 2009, respectively, and reduced the carrying amount of property loans payable by $20.1 million for the year ended December 31, 2008, with offsetting adjustments to the swap values in accrued liabilities, resulting in no net effect on net income. Refer to the foregoing Fair Value Measurements section for further discussion of fair value measurements related to these arrangements. During 2010, 2009 and 2008, we determined these hedges were fully effective and accordingly we made no adjustments to interest expense for ineffectiveness.

At December 31, 2010, the weighted average fixed receive rate under the total return swaps was 6.8% and the weighted average variable pay rate was 1.6%, based on the applicable SIFMA and 30-day LIBOR rates effective as of that date. Further information related to our total return swaps as of December 31, 2010 is as follows (dollars in millions):

		Weighted			Weighted Average
	Year of	Average		Year of	Swap
	Debt	Debt Interest	Swap Notional	Swap	Variable Pay Rate at
Debt Principal	Maturity	Rate	Amount	Maturity	December 31, 2010

$29.2	2012	7.5%	$29.2	2012	1.6%
24.0	2015	6.9%	24.0	2012	1.1%
93.0	2031	7.4%	93.0	2012	1.1%
106.1	2036	6.2%	106.5	2012	2.2%
12.1	2038	5.5%	12.1	2012	1.0%
12.5	2048	6.5%	12.5	2012	1.0%

$276.9			$277.3

Fair Value Measurements

Beginning in 2008, we applied the FASB’s revised accounting provisions related to fair value measurements, which are codified in FASB ASC Topic 820. These revised provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. We adopted the revised fair value measurement provisions that apply to recurring and nonrecurring fair value measurements of financial assets and liabilities effective January 1, 2008, and the provisions that apply to the remaining fair value measurements effective January 1, 2009, and at those times determined no transition adjustments were required.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and includes three levels defined as follows:

Level 1 — Unadjusted quoted prices for identical and unrestricted assets or liabilities in active markets

Level 2 — Quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3 — Unobservable inputs that are significant to the fair value measurement

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Following are descriptions of the valuation methodologies used for our significant assets or liabilities measured at fair value on a recurring or nonrecurring basis. Although some of the valuation methodologies use observable market inputs in limited instances, the majority of inputs we use are unobservable and are therefore classified within Level 3 of the valuation hierarchy.

Real Estate

From time to time, we may be required to recognize an impairment loss to the extent the carrying amount of a property exceeds the estimated fair value, for properties classified as held for use, or the estimated fair value, less estimated selling costs, for properties classified as held for sale. Additionally, we are generally required to initially measure real estate recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of real estate using income and market valuation techniques using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations. For certain properties classified as held for sale, we may also recognize the impairment loss based on the contract sale price, which we believe is representative of fair value, less estimated selling costs.

Notes Receivable

We assess the collectibility of notes receivable on a periodic basis, which assessment consists primarily of an evaluation of cash flow projections of the borrower to determine whether estimated cash flows are sufficient to repay principal and interest in accordance with the contractual terms of the note. We recognize impairments on notes receivable when it is probable that principal and interest will not be received in accordance with the contractual terms of the loan. The amount of the impairment to be recognized generally is based on the fair value of the real estate, which represents the primary source of loan repayment. The fair value of real estate is estimated through income and market valuation approaches using information such as broker estimates, purchase prices for recent transactions on comparable assets and net operating income capitalization analyses using observable and unobservable inputs such as capitalization rates, asset quality grading, geographic location analysis, and local supply and demand observations.

Interest Rate Swaps

We recognized interest rate swaps at their estimated fair value. We estimate the fair value of interest rate swaps using an income approach with primarily observable inputs, including information regarding the hedged variable cash flows and forward yield curves relating to the variable interest rates on which the hedged cash flows are based.

Total Rate of Return Swaps

Our total rate of return swaps have contractually-defined termination values generally equal to the difference between the fair value and the counterparty’s purchased value of the underlying borrowings. Upon termination, we are required to pay the counterparty the difference if the fair value is less than the purchased value, and the counterparty is required to pay us the difference if the fair value is greater than the purchased value. The underlying borrowings are generally callable, at our option, at face value prior to maturity and with no prepayment penalty. Due to our control of the call features in the underlying borrowings, we believe the inherent value of any differential between the fixed and variable cash payments due under the swaps would be significantly discounted by a market participant willing to purchase or assume any rights and obligations under these contracts.

The swaps are generally cross-collateralized with other swap contracts with the same counterparty and do not allow transfer or assignment, thus there is no alternate or secondary market for these instruments. Accordingly, our assumptions about the fair value that a willing market participant would assign in valuing these instruments are

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on a hypothetical market in which the highest and best use of these contracts is in-use in combination with the related borrowings, similar to how we use the contracts. Based on these assumptions, we believe the termination value, or exit value, of the swaps approximates the fair value that would be assigned by a willing market participant. We calculate the termination value using a market approach by reference to estimates of the fair value of the underlying borrowings, which are discussed below, and an evaluation of potential changes in the credit quality of the counterparties to these arrangements. We compare our estimates of the fair value of the swaps and related borrowings to the valuations provided by the counterparties on a quarterly basis.

Non-recourse Property Debt

We recognize changes in the fair value of the non-recourse property debt subject to total rate of return swaps discussed above, which we have designated as fair value hedges. Additionally, we are generally required to initially measure non-recourse property debt recognized in connection with our consolidation of real estate partnerships at fair value.

We estimate the fair value of debt instruments using an income and market approach, including comparison of the contractual terms to observable and unobservable inputs such as market interest rate risk spreads, collateral quality and loan-to-value ratios on similarly encumbered assets within our portfolio. These borrowings are collateralized and non-recourse to us; therefore, we believe changes in our credit rating will not materially affect a market participant’s estimate of the borrowings’ fair value.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 31, 2010, 2009 and 2008 (and the changes in fair value between such dates) for significant items measured in our consolidated balance sheets at fair value on a recurring basis (in thousands). Certain of these fair value measurements are based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify a fair value measurement within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources;

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accordingly, the changes in fair value in the table below are due in part to observable factors that are part of the valuation methodology.

	Level 2	Level 3
			Changes in Fair
			Value of Debt
			Subject to Total
	Interest Rate	Total Rate of	Rate of Return
	Swaps	Return Swaps	Swaps	Total

Fair value at December 31, 2008	$(2,557)	$(29,495)	$29,495	$(2,557)
Unrealized gains (losses) included in earnings(1)(2)	(447)	5,188	(5,188)	(447)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	1,408	—	—	1,408

Fair value at December 31, 2009	$(1,596)	$(24,307)	$24,307	$(1,596)
Unrealized gains (losses) included in earnings(1)(2)	(45)	4,765	(4,765)	(45)
Realized gains (losses) included in earnings	—	—	—	—
Unrealized gains (losses) included in partners’ capital	(1,105)	—	—	(1,105)

Fair value at December 31, 2010	$(2,746)	$(19,542)	$19,542	$(2,746)

(1)	Unrealized gains (losses) relate to periodic revaluations of fair value and have not resulted from the settlement of a swap position.

(2)	Included in interest expense in the accompanying consolidated statements of operations.

The table below presents information regarding significant amounts measured at fair value in our consolidated financial statements on a nonrecurring basis during the years ended December 31, 2010 and 2009, all of which were based, in part, on significant unobservable inputs classified within Level 3 of the valuation hierarchy (in thousands):

	2010		2009
	Fair Value		Fair Value
	Measurement	Gain (Loss)	Measurement	Gain (Loss)

Real estate (impairment losses)(1)	$62,111	$(12,043)	$425,345	$(48,542)
Real estate (newly consolidated)(2)	117,083	1,104	10,798	—
Property debt (newly consolidated)(2)	83,890	—	2,031	—
Investment in Casden Properties LLC (Note 5)	—	—	10,000	(20,740)

(1)	During the year ended December 31, 2010 and 2009, we reduced the aggregate carrying amounts of $74.2 million and $473.9 million, respectively, for real estate assets classified as held for sale to their estimated fair value, less estimated costs to sell. These impairment losses recognized generally resulted from a reduction in the estimated holding period for these assets. In periods prior to their classification as held for sale, we evaluated the recoverability of their carrying amounts based on an analysis of the undiscounted cash flows over the then anticipated holding period.

(2)	In connection with our adoption of ASU 2009-17 (see preceding discussion of Variable Interest Entities) and reconsideration events during the year ended December 31, 2010, we consolidated 17 partnerships at fair value. With the exception of such partnerships’ investments in real estate properties and related non-recourse property debt obligations, we determined the carrying amounts of the related assets and liabilities approximated their fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

values. The difference between our recorded investments in such partnerships and the fair value of the assets and liabilities recognized in consolidation, resulted in an adjustment of consolidated partners’ capital (allocated between the Partnership and noncontrolling interests) for those partnerships consolidated in connection with our adoption of ASU 2009-17. For the partnerships we consolidated at fair value due to reconsideration events during the year ended December 31, 2010, the difference between our recorded investments in such partnerships and the fair value of the assets, liabilities and noncontrolling interests recognized upon consolidation resulted in our recognition of a gain, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2010. We recognized no similar gain as a result of our consolidation of partnerships during the year ended December 31, 2009.

Disclosures Regarding Fair Value of Financial Instruments

We believe that the aggregate fair value of our cash and cash equivalents, receivables, payables and short-term secured debt approximates their aggregate carrying value at December 31, 2010, due to their relatively short-term nature and high probability of realization. We estimate fair value for our notes receivable and debt instruments as discussed in the preceding Fair Value Measurements section The estimated aggregate fair value of our notes receivable was approximately $126.0 million and $126.1 million at December 31, 2010 and 2009, respectively, as compared to carrying amounts of $137.6 million and $139.6 million, respectively. See Note 5 for further information on notes receivable. The estimated aggregate fair value of our consolidated debt (including amounts reported in liabilities related to assets held for sale) was approximately $5.6 billion and $5.7 billion at December 31, 2010 and 2009, respectively, as compared to the carrying amounts of $5.5 billion and $5.7 billion, respectively. See Note 6 and Note 7 for further details on our consolidated debt. Refer to Derivative Financial Instruments for further discussion regarding certain of our fixed rate debt that is subject to total rate of return swap instruments.

Income Taxes

We are treated as a “pass-through” entity for United States Federal income tax purposes and are not subject to United States Federal income taxation. We are subject to tax in certain states. Each of our partners, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions and credits, or Partnership Tax Items, for each taxable year during which he is a partner, regardless of whether he receives any actual distributions of cash or other property from us during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined by us, rather than at the partner level, and the amount of a partner’s allocable share of such item is governed by the terms of the Partnership Agreement. The General Partner is our “tax matters partner” for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of us with respect to tax matters.

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and intends to continue to operate in such a manner. Aimco’s current and continuing qualification as a REIT depends on its ability to meet the various requirements imposed by the Code, which are related to organizational structure, distribution levels, diversity of stock ownership and certain restrictions with regard to owned assets and categories of income. If Aimco qualifies for taxation as a REIT, it will generally not be subject to United States Federal corporate income tax on our taxable income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation.

Even if Aimco qualifies as a REIT, it may be subject to United States Federal income and excise taxes in various situations, such as on our undistributed income. Aimco also will be required to pay a 100% tax on any net income on non-arms length transactions between it and a taxable subsidiary (described below) and on any net income from sales of property that was property held for sale to customers in the ordinary course. Aimco and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which Aimco transacts business or Aimco’s stockholders reside. In addition, Aimco could also be subject to the alternative

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

minimum tax, or AMT, on our items of tax preference. The state and local tax laws may not conform to the United States Federal income tax treatment. Any taxes imposed on Aimco reduce its and our operating cash flow and net income.

Certain of Aimco’s operations or a portion thereof, including property management, asset management and risk management, are conducted through taxable subsidiaries, which are subsidiaries of the Partnership. A taxable subsidiary is a C-corporation that has not elected REIT status and as such is subject to United States Federal corporate income tax. Aimco uses taxable subsidiaries to facilitate its ability to offer certain services and activities to its residents and investment partners that cannot be offered directly by a REIT. Aimco also uses taxable subsidiaries to hold investments in certain properties.

For Aimco’s taxable subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for Federal income tax purposes, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized. We recognize the tax consequences associated with intercompany transfers between the REIT and taxable subsidiaries when the related assets are sold to third parties, impaired or otherwise disposed of for financial reporting purposes.

In March 2008, we were notified by the Internal Revenue Service that it intended to examine our 2006 Federal tax return. During June 2008, the IRS issued AIMCO-GP, Inc., our general and tax matters partner, a summary report including the IRS’s proposed adjustments to our 2006 Federal tax return. In addition, in May 2009, we were notified by the IRS that it intended to examine our 2007 Federal tax return. During November 2009, the IRS issued AIMCO-GP, Inc. a summary report including the IRS’s proposed adjustments to our 2007 Federal tax return. The matter is currently pending administratively before IRS Appeals and the IRS has made no determination. We do not expect the 2006 or 2007 proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of operations.

Concentration of Credit Risk

Financial instruments that potentially could subject us to significant concentrations of credit risk consist principally of notes receivable and total rate of return swaps. Approximately $89.3 million of our notes receivable, or 1.2% of the carrying amount of our total assets, at December 31, 2010, are collateralized by 84 buildings with 1,596 residential units in the West Harlem area of New York City. There are no other significant concentrations of credit risk with respect to our notes receivable due to the large number of partnerships that are borrowers under the notes and the geographic diversification of the properties that serve as the primary source of repayment of the notes.

At December 31, 2010, we had total rate of return swap positions with two financial institutions totaling $277.3 million. We periodically evaluate counterparty credit risk associated with these arrangements. At the current time, we have concluded we do not have material exposure. In the event either counterparty were to default under these arrangements, loss of the net interest benefit we generally receive under these arrangements, which is equal to the difference between the fixed rate we receive and the variable rate we pay, may adversely impact our results of operations and operating cash flows.

Comprehensive Income or Loss

As discussed in the Derivative Financial Instruments section, we recognize changes in the fair value of our cash flow hedges as changes in accumulated other comprehensive loss within partners’ capital. For the years ended December 31, 2010 and 2009, before the effects of noncontrolling interests, our consolidated comprehensive loss totaled $89.9 million and $42.6 million, respectively, and for the year ended December 31, 2008, our consolidated comprehensive income totaled $625.6 million.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per Unit

We calculate earnings per unit based on the weighted average number of common partnership Units, High Performance Units, participating securities and other potentially dilutive securities outstanding during the period (see Note 14).

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ from those estimates.

Reclassifications and Adjustments

Certain items included in the 2009 and 2008 financial statements have been reclassified to conform to the current presentation, including adjustments for discontinued operations.

During the three months ended March 31, 2010, we reduced the investment and noncontrolling interest balances for certain of our consolidated partnerships by $38.7 million related to excess amounts allocated to the investments upon our consolidation of such partnerships.

NOTE 3 —	Real Estate and Partnership Acquisitions and Other Significant Transactions

Real Estate Acquisitions

During the years ended December 31, 2010 and 2009, we did not acquire any significant real estate properties.

During the year ended December 31, 2008, we acquired three conventional properties with a total of 470 units, located in San Jose, California, Brighton, Massachusetts and Seattle, Washington. The aggregate purchase price of $111.5 million, excluding transaction costs, was funded using $39.0 million in proceeds from property loans, $41.9 million in tax-free exchange proceeds (provided by 2008 real estate dispositions) and the remainder in cash.

Acquisitions of Noncontrolling Partnership Interests

During the year ended December 31, 2010, we acquired the remaining noncontrolling limited partnership interests in two consolidated partnerships, in which our affiliates serve as general partner, for total consideration of $19.9 million. This consideration consisted of $12.5 million in cash, $6.9 million in common OP Units and $0.5 million of other consideration. We also acquired for $1.8 million additional noncontrolling interests in a consolidated partnership for $1.2 million in cash and other consideration. We recognized the $27.4 million excess of the consideration paid over the carrying amount of the noncontrolling interests acquired as an adjustment of partners’ capital. During the years ended December 31, 2009 and 2008, we did not acquire any significant noncontrolling limited partnership interests.

Disposition of Unconsolidated Real Estate and Other

During the year ended December 31, 2010, we recognized $10.7 million in net gains on disposition of unconsolidated real estate and other. These gains were primarily related to sales of investments held by partnerships we consolidated in accordance with our adoption of ASU 2009-17 (see Note 2) and in which we generally hold a nominal general partner interest. Accordingly, these gains were primarily attributed to the noncontrolling interests in these partnerships.

During the year ended December 31, 2009, we recognized $21.6 million in net gains on disposition of unconsolidated real estate and other. Gains recognized in 2009 primarily consist of $8.6 million related to our receipt in 2009 of additional proceeds related to our disposition during 2008 of one of the partnership interests

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(discussed below), $4.0 million from the disposition of our interest in a group purchasing organization (discussed below), $5.5 million from our disposition of interests in unconsolidated real estate partnerships and $3.5 million of net gains related to various other transactions.

During the year ended December 31, 2008, we recognized $97.4 million in net gains on disposition of unconsolidated real estate and other, which primarily consisted of a $98.4 million gain recognized on the disposal of our interests in unconsolidated real estate partnerships that owned two properties with 671 units.

Sale of Interest in Group Purchasing Organization

During 2009, we sold our interest in an unconsolidated group purchasing organization to an unrelated entity for $5.9 million, resulting in the recognition of a gain on sale of $4.0 million, which is included in gain on disposition of unconsolidated real estate and other in our consolidated statement of operations for the year ended December 31, 2009. This gain was partially offset by a $1.0 million provision for income tax. We also had a note receivable from another principal in the group purchasing organization, which was collateralized by its equity interest in the entity. In connection with the sale of our interest, we reevaluated collectibility of the note receivable and reversed $1.4 million of previously recognized impairment losses, which is reflected in provision for losses on notes receivable, net in our consolidated statement of operations for the year ended December 31, 2009. During the year ended December 31, 2010, we received payment of the remaining outstanding $1.6 million balance on the note.

Casualty Loss Related to Tropical Storm Fay and Hurricane Ike

During 2008, Tropical Storm Fay and Hurricane Ike caused severe damage to certain of our properties located primarily in Florida and Texas, respectively. We incurred total losses of approximately $33.9 million, including property damage replacement costs and clean-up costs. After consideration of estimated third party insurance proceeds and the noncontrolling interest partners’ share of losses for consolidated real estate partnerships, the net effect of these casualties on net income available to the Partnership’s common unitholders was a loss of approximately $5.6 million.

Restructuring Costs

In connection with 2008 property sales and an expected reduction in redevelopment and transactional activities, during the three months ended December 31, 2008, we initiated an organizational restructuring program that included reductions in workforce and related costs, reductions in leased corporate facilities and abandonment of certain redevelopment projects and business pursuits. This restructuring effort resulted in a restructuring charge of $22.8 million, which consisted of: severance costs of $12.9 million; unrecoverable lease obligations of $6.4 million related to space that we will no longer use; and the write-off of deferred transaction costs totaling $3.5 million associated with certain acquisitions and redevelopment opportunities that we will no longer pursue. We completed the workforce reductions by March 31, 2009.

During 2009, in connection with continued repositioning of our portfolio, we completed additional organizational restructuring activities that included reductions in workforce and related costs and the abandonment of additional leased corporate facilities and redevelopment projects. Our 2009 restructuring activities resulted in a restructuring charge of $11.2 million, which consisted of severance costs and personnel related costs of $7.0 million; unrecoverable lease obligations of $2.6 million related to space that we will no longer use; the write-off of deferred costs totaling $0.9 million associated with certain redevelopment opportunities that we will no longer pursue; and $0.7 million in other costs.

As of December 31, 2010 and 2009, the remaining accruals associated with these restructuring activities were $4.7 million and $6.9 million, respectively, for estimated unrecoverable lease obligations, which will be paid over the remaining terms of the affected leases, and at December 31, 2009, we had $4.7 million accrued for severance and personnel related costs, which were paid during the first quarter of 2010.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	Investments in Unconsolidated Real Estate Partnerships

We owned general and limited partner interests in unconsolidated real estate partnerships owning approximately 173, 77 and 85 properties at December 31, 2010, 2009 and 2008, respectively. We acquired these interests through various transactions, including large portfolio acquisitions and offers to individual limited partners. Our total ownership interests in these unconsolidated real estate partnerships typically ranges from less than 1% to 50% and in some instances may exceed 50%.

The following table provides selected combined financial information for the unconsolidated real estate partnerships in which we had investments accounted for under the equity method as of and for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Real estate, net of accumulated depreciation	$624,913	$95,226	$122,788
Total assets	676,373	122,543	155,444
Secured and other notes payable	494,967	101,678	122,859
Total liabilities	726,480	145,637	175,681
Partners’ deficit	(50,107)	(23,094)	(20,237)
Rental and other property revenues	145,598	55,366	69,392
Property operating expenses	(93,521)	(34,497)	(42,863)
Depreciation expense	(36,650)	(10,302)	(12,640)
Interest expense	(40,433)	(11,103)	(17,182)
(Impairment losses)/Gain on sale, net	(29,316)	8,482	5,391
Net income (loss)	(58,274)	6,622	1,398

The increase in the number of partnerships we account for using the equity method and the related selected combined financial information for such partnerships is primarily attributed to our adoption of ASU 2009-17 (see Note 2), pursuant to which we consolidated 18 investment partnerships that hold investments in other unconsolidated real estate partnerships. Prior to our consolidation of these investment partnerships, we had no recognized basis in the investment partnerships’ investments in the unconsolidated real estate partnerships and accounted for our indirect interests in these partnerships using the cost method. We generally hold a nominal general partnership interest in these investment partnerships and substantially all of the assets and liabilities of these investment partnerships are attributed to the noncontrolling interests in such entities.

As a result of our acquisition of interests in unconsolidated real estate partnerships at a cost in excess of the historical carrying amount of the partnerships’ net assets and our consolidation of investment partnerships and their investments in unconsolidated real estate partnerships at fair values that may exceed the historical carrying amount of the unconsolidated partnerships’ net assets, our aggregate investment in unconsolidated partnerships at December 31, 2010 and 2009 of $58.2 million and $104.2 million, respectively, exceeds our share of the underlying historical partners’ deficit of the partnerships by approximately $61.8 million and $108.4 million, respectively.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Notes Receivable

The following table summarizes our notes receivable at December 31, 2010 and 2009 (in thousands):

	2010			2009
	Unconsolidated			Unconsolidated
	Real Estate	Non-		Real Estate	Non-
	Partnerships	Affiliates	Total	Partnerships	Affiliates	Total

Par value notes	$10,821	$17,899	$28,720	$11,353	$20,862	$32,215
Discounted notes	980	145,888	146,868	5,095	141,468	146,563
Allowance for loan losses	(905)	(37,061)	(37,966)	(2,153)	(37,061)	(39,214)

Total notes receivable	$10,896	$126,726	$137,622	$14,295	$125,269	$139,564

Face value of discounted notes	$31,755	$158,621	$190,376	$37,709	$155,848	$193,557

Included in notes receivable from unconsolidated real estate partnerships at December 31, 2010 and 2009, are $2.3 million and $2.4 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at an annual interest rate of 12.0%.

Included in the notes receivable from non-affiliates at December 31, 2010 and 2009, are $103.9 million and $102.2 million, respectively, in notes that were secured by interests in real estate or interests in real estate partnerships. We earn interest on these secured notes receivable at various annual interest rates ranging between 3.5% and 12.0% and averaging 4.1%.

Notes receivable from non-affiliates at December 31, 2010 and 2009, include notes receivable totaling $89.3 million and $87.4 million, respectively, from certain entities (the “borrowers”) that are wholly owned by a single individual. We originated these notes in November 2006 pursuant to a loan agreement that provides for total funding of approximately $110.0 million, including $16.4 million for property improvements and an interest reserve, of which $3.8 million had not been funded as of December 31, 2010. The notes mature in November 2016, bear interest at LIBOR plus 2.0%, are partially guaranteed by the owner of the borrowers, and are collateralized by second mortgages on 84 buildings containing 1,596 residential units and 43 commercial spaces in West Harlem, New York City. In conjunction with the loan agreement, we entered into a purchase option and put agreement with the borrowers under which we may purchase some or all of the buildings and, subject to achieving specified increases in rental income, the borrowers may require us to purchase the buildings (see Note 8). We determined that the stated interest rate on the notes on the date the loan was originated was a below-market interest rate and recorded a $19.4 million discount to reflect the estimated fair value of the notes based on an estimated market interest rate of LIBOR plus 4.0%. The discount was determined to be attributable to our real estate purchase option, which we recorded separately in other assets. Accretion of this discount, which is included in interest income in our consolidated statements of operations, totaled $0.9 million in 2010, $0.9 million in 2009 and $0.7 million in 2008. The value of the purchase option asset will be included in the cost of properties acquired pursuant to the option or otherwise be charged to expense. We determined that the borrowers are VIEs and, based on qualitative and quantitative analysis, determined that the individual who owns the borrowers and partially guarantees the notes is the primary beneficiary.

As part of the March 2002 acquisition of Casden Properties, Inc., we invested $50.0 million for a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. Based upon the profit allocation agreement, we account for this investment as a note receivable from a non-affiliate and through 2008 were amortizing the discounted value of the investment to the $50.0 million previously estimated to be collectible, through the initial dissolution date of the entity. As a result of a declines in land values in Southern California, we determined our recorded investment amount was not fully recoverable, and accordingly recognized impairment losses of $20.7 million ($12.4 million net of tax) during the three months ended December 31, 2009 and $16.3 million ($10.0 million net of tax) during the three months ended December 31, 2008.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity in the allowance for loan losses related to our notes receivable from unconsolidated real estate partnerships and non-affiliates, in total for both par value notes and discounted notes, for the years ended December 31, 2010 and 2009, is as follows (in thousands):

	Unconsolidated
	Real Estate
	Partnerships	Non-Affiliates

Balance at December 31, 2008	$(4,863)	$(17,743)
Provisions for losses on notes receivable	(2,231)	—
Recoveries of losses on notes receivable	—	1,422
Provisions for impairment loss on investment in Casden Properties LLC	—	(20,740)
Write offs charged against allowance	4,367	—
Net reductions due to consolidation of real estate partnerships and property dispositions	574	—

Balance at December 31, 2009	$(2,153)	$(37,061)
Provisions for losses on notes receivable	(304)	(220)
Recoveries of losses on notes receivable	116	—
Write offs charged against allowance	639	220
Net reductions due to consolidation of real estate partnerships and property dispositions	797	—

Balance at December 31, 2010	$(905)	$(37,061)

In addition to the provisions shown above, during the year ended December 31, 2010, we wrote off $0.5 million of receivables that were not reserved through the allowance.

Additional information regarding our par value notes and discounted notes impaired during the years ended December 31, 2010 and 2009 is presented in the table below (in thousands):

	2010	2009

Par value notes:
Allowance for losses recognized	$(796)	$(1,158)
Carrying amounts of loans prior to impairments	1,115	3,819
Average recorded investment in impaired loans	1,255	7,589
Interest income recognized related to impaired loans	75	84
Discounted notes:
Allowance for losses recognized	$(110)	$(996)
Carrying amounts of loans prior to impairments	110	1,580
Average recorded investment in impaired loans	538	3,503
Interest income recognized related to impaired loans	—	—

The remaining $27.0 million of our par value notes receivable at December 31, 2010, is estimated to be collectible and, therefore, interest income on these par value notes is recognized as earned. Of our total par value notes outstanding at December 31, 2010, notes with balances of $17.5 million have stated maturity dates and the remainder have no stated maturity date and are governed by the terms of the partnership agreements pursuant to which the loans were extended. At December 31, 2010, none of the par value notes with stated maturity dates were past due. The information in the table above regarding our discounted notes excludes the impairment related to our

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment in Casden Properties LLC. No interest income has been recognized on our investment in Casden Properties LLC following the initial impairment recognized during 2008.

In addition to the interest income recognized on impaired loans shown above, we recognized interest income, including accretion, of $7.7 million, $5.8 million and $9.2 million for the years ended December 31, 2010, 2009 and 2008, respectively, related to our remaining notes receivable.

NOTE 6 —	Non-Recourse Property Tax-Exempt Bond Financings, Non-Recourse Property Loans Payable and Other Borrowings

We finance our properties primarily using long-dated, fixed-rate debt that is collateralized by the underlying real estate properties and is non-recourse to us. The following table summarizes our property tax-exempt bond financings related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property tax-exempt bonds payable	5.67%	$137,416	$138,225
Variable rate property tax-exempt bonds payable	1.29%	374,395	433,931

Total		$511,811	$572,156

Fixed rate property tax-exempt bonds payable mature at various dates through January 2050. Variable rate property tax-exempt bonds payable mature at various dates through July 2033. Principal and interest on these bonds are generally payable in semi-annual installments with balloon payments due at maturity. Certain of our property tax-exempt bonds at December 31, 2010, are remarketed periodically by a remarketing agent to maintain a variable yield. If the remarketing agent is unable to remarket the bonds, then the remarketing agent can put the bonds to us. We believe that the likelihood of this occurring is remote. At December 31, 2010, our property tax-exempt bond financings related to properties classified as held for use were secured by 37 properties with a combined net book value of $718.4 million. At December 31, 2010, property tax-exempt bonds payable with a weighted average fixed rate of 6.7% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012. These property tax-exempt bonds payable are presented above as variable rate debt at their carrying amounts, or fair value, of $229.1 million. See Note 2 for further discussion of our total rate of return swap arrangements.

The following table summarizes our property loans payable related to properties classified as held for use at December 31, 2010 and 2009 (in thousands):

	Weighted Average	Principal
	Interest Rate	Outstanding
	2010	2010	2009

Fixed rate property notes payable	5.90%	$4,700,071	$4,519,527
Variable rate property notes payable	2.86%	73,852	75,685
Secured notes credit facility	1.03%	5,878	5,878

Total		$4,779,801	$4,601,090

Fixed rate property notes payable mature at various dates through December 2049. Variable rate property notes payable mature at various dates through November 2030. Principal and interest are generally payable monthly or in monthly interest-only payments with balloon payments due at maturity. At December 31, 2010, our property notes payable related to properties classified as held for use were secured by 318 properties with a combined net book value of $5,523.7 million. In connection with our 2010 adoption of ASU 2009-17 (see Note 2), we consolidated and deconsolidated various partnerships, which resulted in a net increase in property loans payable of approximately

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$61.2 million as compared to 2009. The remainder of the increase in property loans payable during the year is primarily due to refinancing activities. At December 31, 2010, property loans payable with a weighted average fixed rate of 7.5% have been converted to a weighted average variable rate of 1.6% using total rate of return swaps that mature during 2012, which is the same year the notes payable mature. These property loans payable are presented above as variable rate debt at their carrying amounts, or fair value, of $28.7 million. See Note 2 for further discussion of our total rate of return swap arrangements.

At December 31, 2009, we had a secured revolving credit facility with a major life company that provided for borrowings of up to $200.0 million. During 2010, the credit facility was modified to reduce allowed borrowings to the then outstanding borrowings and to remove the option for new loans under the facility. During 2010, we also exercised an option to extend the maturity date to October 2011 for a nominal fee. At December 31, 2010, outstanding borrowings of $5.9 million related to properties classified as held for use are included in 2012 maturities below based on a remaining one-year extension option for nominal cost.

Our consolidated debt instruments generally contain covenants common to the type of facility or borrowing, including financial covenants establishing minimum debt service coverage ratios and maximum leverage ratios. At December 31, 2010, we were in compliance with all financial covenants pertaining to our consolidated debt instruments.

Other borrowings totaled $47.0 million and $53.1 million at December 31, 2010 and 2009, respectively. We classify within other borrowings notes payable that do not have a collateral interest in real estate properties but for which real estate serves as the primary source of repayment. These borrowings are generally non-recourse to us. At December 31, 2010, other borrowings includes $38.5 million in fixed rate obligations with interest rates ranging from 4.5% to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%. The maturity dates for other borrowings range from 2011 to 2014, although certain amounts are due upon occurrence of specified events, such as property sales.

As of December 31, 2010, the scheduled principal amortization and maturity payments for our property tax-exempt bonds, property notes payable and other borrowings related to properties in continuing operations are as follows (in thousands):

	Amortization	Maturities	Total

2011	$96,823	$188,829	$285,652
2012	98,300	435,614	533,914
2013	97,193	327,190	424,383
2014	83,430	362,632	446,062
2015	79,956	370,647	450,603
Thereafter			3,198,016

			$5,338,630

Amortization for 2011, 2012 and 2013 in the table above includes $6.5 million, $5.9 million and $9.6 million, respectively, and maturities for 2011, 2012 and thereafter includes $13.3 million, $11.1 million and $0.6 million, respectively, related to other borrowings at December 31, 2010.

NOTE 7 —	Credit Agreement and Term Loan

We have an Amended and Restated Senior Secured Credit Agreement, as amended, with a syndicate of financial institutions, which we refer to as the Credit Agreement. In addition to us, Aimco and an Aimco subsidiary are also borrowers under the Credit Agreement.

As of December 31, 2010, the Credit Agreement consisted of $300.0 million of revolving loan commitments (an increase of $120.0 million from the revolving commitments at December 31, 2009). As of December 31, 2009,

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Credit Agreement consisted of aggregate commitments of $270.0 million, consisting of the $90.0 million outstanding balance on our term loan and $180.0 million of revolving commitments. During 2010, we repaid in full the remaining balance on the term loan.

Borrowings under the revolving credit facility bear interest based on a pricing grid determined by leverage (either at LIBOR plus 4.25% with a LIBOR floor of 1.50% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%). The revolving credit facility matures May 1, 2013, and may be extended for an additional year, subject to certain conditions, including payment of a 35.0 basis point fee on the total revolving commitments. As of December 31, 2010, we had the capacity to borrow $260.3 million pursuant to our credit facility (after giving effect to $39.7 million outstanding for undrawn letters of credit).

The Credit Agreement includes customary financial covenants, including the maintenance of specified ratios with respect to total indebtedness to gross asset value, total secured indebtedness to gross asset value, aggregate recourse indebtedness to gross asset value, variable rate debt to total indebtedness, debt service coverage and fixed charge coverage; the maintenance of a minimum adjusted tangible net worth; and limitations regarding the amount of cross-collateralized debt. The Credit Agreement includes other customary covenants, including a restriction on distributions and other restricted payments, but permits distributions during any four consecutive fiscal quarters in an aggregate amount of up to 95% of our funds from operations for such period, subject to certain non-cash adjustments, or such amount as may be necessary to maintain Aimco’s REIT status. We were in compliance with all such covenants as of December 31, 2010.

The lenders under the Credit Agreement may accelerate any outstanding loans if, among other things: we fail to make payments when due (subject to applicable grace periods); material defaults occur under other debt agreements; certain bankruptcy or insolvency events occur; material judgments are entered against us; we fail to comply with certain covenants, such as the requirement to deliver financial information or the requirement to provide notices regarding material events (subject to applicable grace periods in some cases); indebtedness is incurred in violation of the covenants; or prohibited liens arise.

NOTE 8 —	Commitments and Contingencies

Commitments

We did not have any significant commitments related to our redevelopment activities at December 31, 2010. We enter into certain commitments for future purchases of goods and services in connection with the operations of our properties. Those commitments generally have terms of one year or less and reflect expenditure levels comparable to our historical expenditures.

As discussed in Note 5, we have committed to fund an additional $3.8 million in loans on certain properties in West Harlem in New York City. In certain circumstances, the obligor under these notes has the ability to put properties to us, which would result in a cash payment of approximately $30.6 million and the assumption of approximately $118.6 million in property debt. The ability to exercise the put is dependent upon the achievement of specified thresholds by the current owner of the properties.

As discussed in Note 11, we have a potential obligation to repurchase from Aimco $20.0 million in liquidation preference of our Series A Community Reinvestment Act Perpetual Partnership Preferred Units for $14.0 million.

Tax Credit Arrangements

We are required to manage certain consolidated real estate partnerships in compliance with various laws, regulations and contractual provisions that apply to our historic and low-income housing tax credit syndication arrangements. In some instances, noncompliance with applicable requirements could result in projected tax benefits not being realized and require a refund or reduction of investor capital contributions, which are reported as deferred income in our consolidated balance sheet, until such time as our obligation to deliver tax benefits is relieved. The

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

remaining compliance periods for our tax credit syndication arrangements range from less than one year to 15 years. We do not anticipate that any material refunds or reductions of investor capital contributions will be required in connection with these arrangements.

Legal Matters

In addition to the matters described below, we are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which are covered by our general liability insurance program, and none of which we expect to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Limited Partnerships

In connection with our acquisitions of interests in real estate partnerships and our role as general partner in certain real estate partnerships, we are sometimes subject to legal actions, including allegations that such activities may involve breaches of fiduciary duties to the partners of such real estate partnerships or violations of the relevant partnership agreements. We may incur costs in connection with the defense or settlement of such litigation. We believe that we comply with our fiduciary obligations and relevant partnership agreements. Although the outcome of any litigation is uncertain, we do not expect any such legal actions to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials present on a property, including lead-based paint, asbestos, polychlorinated biphenyls, petroleum-based fuels, and other miscellaneous materials. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such materials. The presence of, or the failure to manage or remedy properly, these materials may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the improper management of these materials on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of these materials through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of these materials is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be responsible for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have determined that our legal obligations to remove or remediate certain potentially hazardous materials may be conditional asset retirement obligations, as defined in GAAP. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations. Asset retirement obligations that are reasonably estimable as of December 31, 2010, are immaterial to our consolidated financial condition, results of operations and cash flows.

Operating Leases

We are obligated under non-cancelable operating leases for office space and equipment. In addition, we sublease certain of our office space to tenants under non-cancelable subleases. Approximate minimum annual

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rentals under operating leases and approximate minimum payments to be received under annual subleases are as follows (in thousands):

	Operating
	Lease	Sublease
	Obligations	Receivables

2011	$6,334	$785
2012	4,399	658
2013	1,381	205
2014	925	—
2015	511	—
Thereafter	850	—

Total	$14,400	$1,648

Substantially all of the office space subject to the operating leases described above is for the use of our corporate offices and area operations. Rent expense recognized totaled $6.6 million, $7.7 million and $10.2 million for the years ended December 31, 2010, 2009 and 2008, respectively. Sublease receipts that offset rent expense totaled approximately $1.6 million, $0.7 million and $0.7 million for the years ended December 31, 2010, 2009 and 2008, respectively.

As discussed in Note 3, during the years ended December 31, 2009 and 2008, we commenced restructuring activities pursuant to which we vacated certain leased office space for which we remain obligated. In connection with the restructurings, we accrued amounts representing the estimated fair value of certain lease obligations related to space we are no longer using, reduced by estimated sublease amounts. At December 31, 2010, approximately $4.7 million related to the above operating lease obligations was included in accrued liabilities related to these estimates.

Additionally, during January 2011, we provided notice of our intent to terminate one of the leases included in the table above effective March 31, 2012, and we paid the required lease termination payment of approximately $1.3 million. Obligations shown in the table above reflect our revised obligations following the lease buyout.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 9 —	Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the taxable subsidiaries for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax liabilities and assets are as follows (in thousands):

	2010	2009

Deferred tax liabilities:
Partnership differences	$26,033	$32,565
Depreciation	1,212	2,474
Deferred revenue	11,975	14,862

Total deferred tax liabilities	$39,220	$49,901

Deferred tax assets:
Net operating, capital and other loss carryforwards	$41,511	$37,164
Provision for impairments on real estate assets	33,321	33,321
Receivables	8,752	3,094
Accrued liabilities	6,648	9,272
Accrued interest expense	2,220	—
Intangibles — management contracts	1,273	1,911
Tax credit carryforwards	7,181	6,949
Equity compensation	900	1,463
Other	159	929

Total deferred tax assets	101,965	94,103

Valuation allowance	(4,009)	(2,187)

Net deferred income tax assets	$58,736	$42,015

At December 31, 2010, we increased the valuation allowance for our deferred tax assets by $1.8 million for certain state net operating losses as well as certain low income housing credits based on a determination that it was more likely than not that such assets will not be realized prior to their expiration.

A reconciliation of the beginning and ending balance of our unrecognized tax benefits is presented below (in thousands):

	2010	2009	2008

Balance at January 1	$3,079	$3,080	$2,965
Additions based on tax positions related to prior years	992	—	115
Reductions based on tax positions related to prior years	—	(1)	—

Balance at December 31	$4,071	$3,079	$3,080

We do not anticipate any material changes in existing unrecognized tax benefits during the next 12 months. Because the statute of limitations has not yet elapsed, our Federal income tax returns for the year ended December 31, 2007, and subsequent years and certain of our State income tax returns for the year ended December 31, 2005, and subsequent years are currently subject to examination by the Internal Revenue Service or other tax authorities. Approximately $3.3 million of the unrecognized tax benefit, if recognized, would affect the effective tax rate. As discussed in Note 2, the IRS has issued us summary reports including its proposed adjustments to the Aimco Operating Partnership’s 2007 and 2006 Federal tax returns. We do not expect the proposed adjustments to have any material effect on our unrecognized tax benefits, financial condition or results of

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations. Our policy is to include interest and penalties related to income taxes in income taxes in our consolidated statements of operations.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by employees of our taxable subsidiaries and the vesting of restricted stock awards. During the years ended December 31, 2010 and 2009, we had no excess tax benefits from employee stock option exercises and vested restricted stock awards.

Significant components of the provision (benefit) for income taxes are as follows and are classified within income tax benefit in continuing operations and income from discontinued operations, net in our statements of operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Current:
Federal	$—	$(1,910)	$8,678
State	1,395	3,992	2,415

Total current	1,395	2,082	11,093

Deferred:
Federal	(10,912)	(17,320)	(22,115)
State	(1,380)	(3,988)	(2,386)

Total deferred	(12,292)	(21,308)	(24,501)

Total benefit	$(10,897)	$(19,226)	$(13,408)

Classification:
Continuing operations	$(17,456)	$(18,487)	$(56,953)
Discontinued operations	$6,559	$(739)	$43,545

Consolidated losses subject to tax, consisting of pretax income or loss of our taxable subsidiaries and gains or losses on certain property sales that are subject to income tax under section 1374 of the Internal Revenue Code, for the years ended December 31, 2010, 2009 and 2008 totaled $50.3 million, $40.6 million and $81.8 million, respectively. The reconciliation of income tax attributable to continuing and discontinued operations computed at the U.S. statutory rate to income tax benefit is shown below (dollars in thousands):

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates on consolidated loss subject to tax	$(17,622)	35.0%	$(14,221)	35.0%	$(28,632)	35.0%
State income tax, net of Federal tax benefit	14	—	(2,183)	5.4%	29	—
Effect of permanent differences	(673)	1.3%	127	(0.3)%	215	(0.3)%
Tax effect of intercompany transfers of assets between the REIT and taxable subsidiaries(1)	5,694	(11.3)%	(4,759)	11.7%	15,059	(18.4)%
Write-off of excess tax basis	(132)	0.3%	(377)	0.9%	(79)	0.1%
Increase in valuation allowance	1,822	(3.6)%	2,187	(5.4)%	—	—

	$(10,897)	21.7%	$(19,226)	47.3%	$(13,408)	16.4%

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Includes the effect of assets contributed by us to taxable subsidiaries, for which deferred tax expense or benefit was recognized upon the sale or impairment of the asset by the taxable subsidiary.

Income taxes paid totaled approximately $1.9 million, $4.6 million and $13.8 million in the years ended December 31, 2010, 2009 and 2008, respectively.

At December 31, 2010, we had net operating loss carryforwards, or NOLs, of approximately $73.7 million for income tax purposes that expire in years 2027 to 2030. Subject to certain separate return limitations, we may use these NOLs to offset all or a portion of taxable income generated by our taxable subsidiaries. We generated approximately $9.8 million of NOLs during the year ended December 31, 2010, as a result of losses from our taxable subsidiaries. The deductibility of intercompany interest expense with our taxable subsidiaries is subject to certain intercompany limitations based upon taxable income as required under Section 163(j) of the Code. As of December 31, 2010, interest carryovers of approximately $23.7 million, limited by Section 163(j) of the Code, are available against U.S. Federal tax without expiration. The deferred tax asset related to these interest carryovers is approximately $9.2 million. Additionally, our low-income housing and rehabilitation tax credit carryforwards as of December 31, 2010, were approximately $7.7 million for income tax purposes that expire in years 2012 to 2029. The net deferred tax asset related to these credits is approximately $6.0 million.

NOTE 10 —	Notes Receivable from Aimco

In exchange for the sale of certain real estate assets to Aimco in December 2000, we received notes receivable, totaling $10.1 million. The notes bear interest at the rate of 5.7% per annum. Of the $10.1 million total, $7.6 million is due upon demand, and the remainder is due in scheduled semi-annual payments with all unpaid principal and interest due on December 31, 2010. As of the date of this filing, the note has not been repaid. At December 31, 2010 and 2009, the balance of the notes totaled $17.2 million and $16.4, respectively, which includes accrued and unpaid interest.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	Partners’ Capital and Redeemable Preferred Units

Preferred OP Units Owned by Aimco

At December 31, 2010 and 2009, we had the following classes of preferred OP Units owned by Aimco outstanding (stated at their redemption values, dollars in thousands):

		Annual
		Distribution
		Rate per Unit	Balance
	Redemption	(Paid	December 31,
Perpetual:	Date(1)	Quarterly)	2010	2009

Class G Partnership Preferred Units, $0.01 par value, 4,050,000 units authorized, zero and 4,050,000 units issued and outstanding, respectively(2)	07/15/2008	9.375%	$—	$101,000
Class T Partnership Preferred Units, $0.01 par value, 6,000,000 units authorized, 6,000,000 units issued and outstanding	07/31/2008	8.000%	150,000	150,000
Class U Partnership Preferred Units, $0.01 par value, 12,000,000 and 8,000,000 units authorized, 12,000,000 and 8,000,000 units issued and outstanding, respectively	03/24/2009	7.750%	298,101	200,000
Class V Partnership Preferred Units, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	09/29/2009	8.000%	86,250	86,250
Class Y Partnership Preferred Unit, $0.01 par value, 3,450,000 units authorized, 3,450,000 units issued and outstanding	12/21/2009	7.875%	86,250	86,250
Series A Community Reinvestment Act Perpetual Partnership Preferred Units, $0.01 par value per unit, 240 units authorized, 114 and 134 units issued and outstanding, respectively(3)	06/30/2011	(3)	57,000	67,000

Total			677,601	690,500
Less preferred units subject to repurchase agreement(4)			(20,000)	(30,000)

Total			$657,601	$660,500

(1)	All classes of preferred units are redeemable by the Partnership only in connection with a concurrent redemption by Aimco of the corresponding Aimco preferred stock held by unrelated parties. All classes of Aimco’s corresponding preferred stock are redeemable at Aimco’s option on and after the dates specified.

(2)	Outstanding units at December 31, 2009, included 10,000 units held by a consolidated subsidiary that were eliminated in consolidation.

(3)	The Series A Community Reinvestment Act Perpetual Partnership Preferred Units, or the CRA Preferred Units, have substantially the same terms as Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock, or the CRA Preferred Stock. Holders of the CRA Preferred Units are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from the date of original issuance through March 31, 2015, the distribution rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at December 31, 2010 and 2009 was 1.54%. Upon liquidation, holders of the CRA Preferred Units are entitled to a preference of $500,000 per unit, plus an amount

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

equal to accumulated, accrued and unpaid distributions, whether or not earned or declared. The CRA Preferred Units rank prior to our common OP Units and on the same level as our other OP preferred Units, with respect to the payment of distributions and the distribution of amounts upon liquidation, dissolution or winding up. The CRA Preferred Units are not redeemable prior to June 30, 2011, except in limited circumstances related to Aimco’s REIT qualification. On and after June 30, 2011, the CRA Preferred Units are redeemable for cash, in whole or from time to time in part, upon the redemption, at Aimco’s option, of its CRA Preferred Stock at a price per unit equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date.

(4)	In June 2009, Aimco entered into an agreement to repurchase $36.0 million in liquidation preference of its CRA Preferred Stock at a 30% discount to the liquidation preference. Pursuant to this agreement, in May 2010 and June 2009, Aimco repurchased 20 shares and 12 shares, or $10.0 million and $6.0 million in liquidation preference, respectively, of CRA Preferred Stock for $7.0 million and $4.2 million, respectively. Concurrent with Aimco’s repurchases, we repurchased from Aimco an equivalent number of our CRA Preferred Units. The holder of the CRA Preferred Stock may require Aimco to repurchase an additional 40 shares, or $20.0 million in liquidation preference, of CRA Preferred Stock over the next two years, for $14.0 million. If required, these additional repurchases will be for up to $10.0 million in liquidation preference in May 2011 and 2012. Upon any repurchases required of Aimco under this agreement, we will repurchase from Aimco an equivalent number of our CRA Preferred Units. Based on the holder’s ability to require Aimco to repurchase shares of CRA Preferred Stock pursuant to this agreement and our obligation to purchase from Aimco a corresponding number of our CRA Preferred Units, $20.0 million and $30.0 million in liquidation preference of CRA Preferred Units, or the maximum redemption value of such preferred units, is classified as part of redeemable preferred units within temporary capital in our consolidation balance sheets at December 31, 2010 and 2009, respectively.

On September 7, 2010, Aimco issued 4,000,000 shares of its 7.75% Class U Cumulative Preferred Stock, par value $0.01 per share, or the Class U Preferred Stock, in an underwritten public offering for a price per share of $24.09 (reflecting a price to the public of $24.86 per share, less an underwriting discount and commissions of $0.77 per share). The offering generated net proceeds of $96.1 million (after deducting underwriting discounts and commissions and transaction expenses). Aimco contributed the net proceeds to us in exchange for 4,000,000 units of our 7.75% Class U Cumulative Preferred Units. We recorded issuance costs of $3.3 million, consisting primarily of underwriting commissions, as an adjustment of partners’ capital to the Partnership within our condensed consolidated balance sheet.

On October 7, 2010, using the net proceeds from the issuance of Class U Preferred Stock supplemented by corporate funds, Aimco redeemed all of the 4,050,000 outstanding shares of its 9.375% Class G Cumulative Preferred Stock, inclusive of 10,000 shares held by a consolidated subsidiary that are eliminated in consolidation. This redemption was for cash at a price equal to $25.00 per share, or $101.3 million in aggregate ($101.0 million net of eliminations), plus accumulated and unpaid dividends of $2.2 million. Concurrent with this redemption, we redeemed all of our outstanding Class G Partnership Preferred Units, 4,040,000 of which were held by Aimco and 10,000 of which were held by a consolidated subsidiary. In connection with the redemption, we reflected $4.3 million of issuance costs previously recorded as a reduction of partners’ capital attributable as an increase in net income attributable to preferred unitholders for purposes of calculating earnings per unit for the year ended December 31, 2010.

In connection with our May 2010 and June 2009 CRA Preferred Units repurchase discussed above, we reflected the $3.0 million and $1.8 million excess of the carrying value over the repurchase price, offset by $0.2 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to preferred unitholders for the years ended December 31, 2010 and 2009, respectively.

During 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of its CRA Preferred Stock for cash totaling $24.8 million. Concurrent with this redemption, we repurchased from Aimco an equivalent number of outstanding CRA Preferred Units. We reflected the $2.2 million excess of the carrying value over the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

repurchase price, offset by $0.7 million of issuance costs previously recorded as a reduction of partners’ capital, as a reduction of net income attributable to the Partnership’s preferred unitholders for the year ended December 31, 2008.

All classes of preferred OP Units are pari passu with each other and are senior to the common OP Units. None of the classes of preferred OP Units have any voting rights, except the right to approve certain changes to the Partnership Agreement that would adversely affect holders of such class of units. Distributions on all preferred OP Units are subject to being declared by the General Partner. All of the above outstanding classes of preferred units have a liquidation preference per unit of $25, with the exception of the CRA Preferred Units, which have a liquidation preference per unit of $500,000.

Redeemable Preferred OP Units

As of December 31, 2010 and 2009, the following classes of preferred OP Units (stated at their redemption values) owned by third parties were outstanding (in thousands, except unit data):

Redeemable Preferred OP Units:	2010	2009

Class One Partnership Preferred Units, 90,000 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.75% ($8.00 per annum per unit)	$8,229	$8,229
Class Two Partnership Preferred Units, 19,364 and 23,700 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 1.84% ($.46 per annum per unit)	484	593
Class Three Partnership Preferred Units, 1,366,771 and 1,371,451 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 7.88% ($1.97 per annum per unit)	34,169	34,286
Class Four Partnership Preferred Units, 755,999 units issued and outstanding, redeemable at the holders option one year following issuance, holders to receive distributions at 8.0% ($2.00 per annum per unit)	18,900	18,900
Class Five Partnership Preferred Units, zero and 68,671 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)(2)	—	2,747
Class Six Partnership Preferred Units, 796,668 and 802,453 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 8.5% ($2.125 per annum per unit)	19,917	20,061
Class Seven Partnership Preferred Units, 27,960 units issued and outstanding, redeemable at the holders option one year following issuance, holder to receive distributions at 7.87% ($1.968 per annum per unit)	699	699
Class Eight Partnership Preferred Units, 6,250 units issued and outstanding, redeemable for cash at any time at our option, holder to receive distributions equal to the per unit distribution on the common OP Units(1)	156	156

Subtotal	$82,554	$85,671

(1)	Holders of the Class Five and Class Eight Partnership Preferred Units received the per unit special distributions discussed below in addition to the regular distributions received by common OP unitholders during 2010 and 2009.

(2)	Purchased from the holder in exchange for cash and other consideration during 2010.

The Class One, Class Two, Class Three, Class Four, Class Six and Class Seven preferred OP Units are redeemable, at the holders’ option. We, at our sole discretion, may settle such redemption requests in cash or cause

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aimco to issue shares of its Class A Common Stock in a value equal to the redemption preference. In the event we require Aimco to issue shares to settle a redemption request, we would issue to Aimco a corresponding number of common OP Units. During 2008, we established a redemption policy that requires cash settlement of redemption requests for the redeemable preferred OP Units, subject to limited exceptions. Accordingly, these redeemable units are classified as redeemable preferred units within temporary capital in our consolidated balance sheets at December 31, 2010 and 2009, based on the expectation that we will cash settle these units.

Subject to certain conditions, the Class Four, Class Six and Class Eight Partnership Preferred Units are convertible into common OP Units.

During the years ended December 31, 2010 and 2009, approximately 14,800 and 68,200 preferred OP Units, respectively, were tendered for redemption in exchange for cash. During the years ended December 31, 2010 and 2009, no preferred OP Units were tendered for redemption in exchange for shares of Aimco Class A Common Stock.

The following table presents a reconciliation of redeemable preferred units (including the CRA Preferred Units subject to a repurchase agreement discussed above) classified within temporary capital for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008

Balance at January 1	$116,656	$88,148	$—
Net income attributable to redeemable preferred units	4,964	6,288	—
Distributions to preferred units	(6,730)	(6,806)	—
Purchases of preferred units	(11,462)	(1,725)	—
Reclassification of redeemable preferred units from partners’ capital	—	30,000	88,148
Other	—	751	—

Balance at December 31	$103,428	$116,656	$88,148

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The distributions paid on each class of preferred OP Units classified as partners’ capital in the years ended December 31, 2010, 2009 and 2008, and, in the case of the redeemable preferred OP Units discussed above, classified in temporary capital as of December 31, 2010 and 2009, are as follows (in thousands, except per unit data):

	2010				2009			2008
	Amount		Total		Amount		Total	Amount		Total
	per		Amount		per		Amount	per		Amount
Class of Preferred OP Units	Unit(1)		Paid		Unit(1)		Paid	Unit(1)		Paid

Class G	$2.30		$9,334		$2.34		$9,492	$2.34		$9,492
Class T	2.00		12,000		2.00		12,000	2.00		12,000
Class U	1.94		17,438	(2)	1.94		15,500	1.94		15,500
Class V	2.00		6,900		2.00		6,900	2.00		6,900
Class Y	1.97		6,792		1.97		6,792	1.97		6,792
Series A CRA	8,169.00	(3)	971		10,841.00	(4)	1,531	24,381.00	(5)	4,531
Class One	8.00		720		8.00		720	8.00		720
Class Two	0.99		19		1.80		43	1.52		67
Class Three	1.97		2,693		1.99		2,733	2.01		2,856
Class Four	2.00		1,512		2.00		1,512	2.00		1,512
Class Five	0.30		21		2.38		163	7.91		543
Class Six	2.13		1,696		2.13		1,705	2.12		1,705
Class Seven	2.38		66		2.38		66	2.36		66
Class Eight	0.40		3		2.38		15	7.91		49

Total			$60,165				$59,172			$62,733

(1)	Amounts per unit are calculated based on the number of preferred units outstanding either at the end of each year or as of conversion or redemption date, as noted.

(2)	Amount paid includes $1.3 million related to the two months prior purchase of the 4,000,000 units sold in September 2010, which amount was prepaid by the purchaser in connection with the sale.

(3)	Amount per unit based on 114 units outstanding for the entire period. 20 units were repurchased in May 2010 and the holders of these units received $1,980 per unit in dividends through the date of purchase.

(4)	Amount per unit based on 134 units outstanding for the entire period. 12 units were repurchased in June 2009 and the holders of these units received $6,509 per unit in dividends through the date of purchase.

(5)	Amount per unit based on 146 units outstanding for the entire period. 54 units were repurchased in September 2008 and the holders of these units received $17,980 per unit in dividends through the date of purchase.

Common OP Units

Common OP Units are redeemable by common OP Unitholders (other than the General Partner and Special Limited Partner) at their option, subject to certain restrictions, on the basis of one common OP Unit for either one share of Aimco Class A Common Stock or cash equal to the fair value of a share of Aimco Class A Common Stock at the time of redemption. We have the option to require Aimco to deliver shares of Aimco Class A Common Stock in exchange for all or any portion of the cash requested. When a Limited Partner redeems a common OP Unit for Aimco Class A Common Stock, Limited Partners’ Capital is reduced and Special Limited Partners’ capital is increased. Common OP Units held by Aimco are not redeemable.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The holders of the common OP Units receive distributions, prorated from the date of issuance, in an amount equivalent to the dividends paid to holders of Aimco Class A Common Stock, and may redeem such units for cash or, at our option, shares of Aimco Class A Common Stock.

In December 2008, October 2008, July 2008, and December 2007, we declared special distributions payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of common OP Units and High Performance Units on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. The special distributions were paid on common OP Units and High Performance Units in the amounts listed below. We distributed to Aimco common OP Units equal to the number of shares we issued pursuant to Aimco’s corresponding special dividends in addition to approximately $0.60 per unit in cash. Holders of common OP Units other than Aimco and holders of High Performance Units received the distribution entirely in cash.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Operating Partnership Special Distributions	Distribution	Distribution	Distribution	Distribution

Distribution per unit	$2.08	$1.80	$3.00	$2.51
Total distribution	$230.1 million	$176.6 million	$285.5 million	$257.2 million
Common OP Units and High Performance Units outstanding on record date	110,654,142	98,136,520	95,151,333	102,478,510
Common OP Units held by Aimco	101,169,951	88,650,980	85,619,144	92,795,891
Total distribution on Aimco common OP Units	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Cash distribution to Aimco	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of distribution paid to Aimco through issuance of common OP Units	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Common OP Units issued to Aimco pursuant to distributions	15,627,330	12,572,267	5,731,310	4,594,074
Cash distributed to common OP Unit and High Performance Unit holders other than Aimco	$19.7 million	$17.0 million	$28.6 million	$24.3 million

Also in December 2008, October 2008, July 2008 and December 2007, Aimco’s board of directors declared corresponding special dividends payable on January 29, 2009, December 1, 2008, August 29, 2008 and January 30, 2008, respectively, to holders of record of its Common Stock on December 29, 2008, October 27, 2008, July 28, 2008 and December 31, 2007, respectively. A portion of the special dividends in the amounts of $0.60 per share represents payment of the regular dividend for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and December 31, 2007, respectively, and the remaining amount per share represents an additional dividend associated with taxable gains from property dispositions. Portions of the special dividends were paid through the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

issuance of shares of Aimco Class A Common Stock. The table below summarizes information regarding these special dividends.

	January 2009	December 2008	August 2008	January 2008
	Special	Special	Special	Special
Aimco Special Dividends	Dividend	Dividend	Dividend	Dividend

Dividend per share	$2.08	$1.80	$3.00	$2.51
Outstanding shares of Common Stock on the record date	101,169,951	88,650,980	85,619,144	92,795,891
Total dividend	$210.4 million	$159.6 million	$256.9 million	$232.9 million
Portion of dividend paid in cash	$60.6 million	$53.2 million	$51.4 million	$55.0 million
Portion of dividend paid through issuance of shares	$149.8 million	$106.4 million	$205.5 million	$177.9 million
Shares issued pursuant to dividend	15,627,330	12,572,267	5,731,310	4,594,074
Average share price on determination date	$9.58	$8.46	$35.84	$38.71
Amounts after elimination of the effects of shares of Common Stock held by consolidated subsidiaries:
Outstanding shares of Common Stock on the record date	100,642,817	88,186,456	85,182,665	92,379,751
Total dividend	$209.3 million	$158.7 million	$255.5 million	$231.9 million
Portion of dividend paid in cash	$60.3 million	$52.9 million	$51.1 million	$54.8 million
Portion of dividend paid through issuance of shares	$149.0 million	$105.8 million	$204.4 million	$177.1 million
Shares issued pursuant to dividend	15,548,996	12,509,657	5,703,265	4,573,735

During the year ended December 31, 2010, Aimco sold 600,000 shares of Class A Common Stock pursuant to an At-The-Market, or ATM, offering program Aimco initiated during 2010, generating $14.4 million of net proceeds. Aimco contributed the net proceeds to us in exchange for an equivalent number of common OP Units.

During the year ended December 31, 2010, we acquired the noncontrolling limited partnership interests in certain of our consolidated real estate partnerships in exchange for cash and the issuance of approximately 276,000 common OP Units. We completed no similar acquisitions of noncontrolling interests during 2009 or 2008.

During the years ended December 31, 2010 and 2009, approximately 168,300 and 64,000 common OP Units, respectively, were redeemed in exchange for cash, and approximately 519,000 common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2009. No common OP Units were redeemed in exchange for shares of Aimco Class A Common Stock in 2010.

During 2008 and prior years, from time to time, Aimco issued shares of Class A Common Stock to certain non-executive officers who purchased the shares at market prices. In exchange for the shares purchased, the officers executed notes payable. These notes, which are 25% recourse to the borrowers, have a 10-year maturity and bear interest either at a fixed rate of 6% annually or a floating rate based on the 30-day LIBOR plus 3.85%, which is subject to an annual interest rate cap of typically 7.25%. The notes were contributed by Aimco to us in exchange for an equivalent number of common OP Units. Total payments in 2010 and 2009 on all notes from officers were $0.6 million and $0.8 million, respectively. In 2010 and 2009, Aimco reacquired approximately 9,000 and 94,000 shares of Class A Common Stock from officers in exchange for the cancellation of related notes totaling $0.3 million and $1.5 million, respectively. Concurrently, we reacquired from Aimco an equal number of common OP Units.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As further discussed in Note 12, during 2010, 2009 and 2008, Aimco issued shares of restricted Class A Common Stock to certain officers, employees and independent directors, and we concurrently issued a corresponding number of common OP Units to Aimco.

High Performance Units

At December 31, 2010 and 2009, we had outstanding 2,339,950 and 2,344,719, respectively, of High Performance Units. The holders of High Performance Units are generally restricted from transferring these units except upon a change of control in the Partnership. The holders of High Performance Units receive the same amount of distributions that are paid to holders of an equivalent number of our outstanding common OP Units.

Investment in Aimco

From 1998 through 2001, we completed various transactions with Aimco that resulted in our investment in 384,740 shares of Aimco Class A Common Stock. In connection with Aimco’s special dividends discussed above, Aimco paid a portion of these dividends to us through the issuance of 175,141 shares of Aimco Class A Common Stock, bringing our total investment in Aimco to 559,881 shares. Our investment in Aimco Class A Common Stock is presented in the accompanying financial statements as a reduction to partners’ capital.

Registration Statements

Pursuant to Aimco’s ATM offering program discussed above, Aimco may issue up to 6.4 million additional shares of its Class A Common Stock. Additionally, we and Aimco have a shelf registration statement that provides for the issuance of debt securities by us and debt and equity securities by Aimco.

NOTE 12 —	Share-Based Compensation and Employee Benefit Plans

Stock Award and Incentive Plan

Aimco has a stock award and incentive plan to attract and retain officers, key employees and independent directors. The plan reserves for issuance a maximum of 4.1 million shares, which may be in the form of incentive stock options, non-qualified stock options and restricted stock, or other types of awards as authorized under the plan. Pursuant to the anti-dilution provisions of the plan, the number of shares reserved for issuance has been adjusted to reflect Aimco’s special dividends discussed in Note 11. At December 31, 2010 there were approximately 1.3 million shares available to be granted under the plan. The plan is administered by the Compensation and Human Resources Committee of Aimco’s board of directors. In the case of stock options, the exercise price of the options granted may not be less than the fair market value of Aimco Class A Common Stock at the date of grant. The term of the options is generally ten years from the date of grant. The options typically vest over a period of one to four or five years from the date of grant. Aimco generally issues new shares upon exercise of options. Restricted stock awards typically vest over a period of three to five years.

When Aimco issues restricted stock and stock options to its employees, we are required to issue common OP Units to Aimco for the same number of shares of Aimco Class A Common Stock that are issued to employees under these arrangements. Upon exercise of the stock options, Aimco must contribute to us the proceeds received in connection with the exercised options. Therefore, the following disclosures pertain to Aimco’s stock options. Our obligations to issue common OP Units under Aimco’s share based compensation plans results in reciprocal accounting treatment in our financial statements.

Refer to Note 2 for discussion of our accounting policy related to stock-based compensation.

We estimated the fair value of our options using a Black-Scholes closed-form valuation model using the assumptions set forth in the table below. The expected term of the options was based on historical option exercises and post-vesting terminations. Expected volatility reflects the historical volatility of Aimco Class A Common Stock

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

during the historical period commensurate with the expected term of the options that ended on the date of grant. The expected dividend yield reflects expectations regarding cash dividend amounts per share paid on Aimco Class A Common Stock during the expected term of the option and the risk-free interest rate reflects the annualized yield of a zero coupon U.S. Treasury security with a term equal to the expected term of the option. The weighted average fair value of options and our valuation assumptions for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008

Weighted average grant-date fair value	$9.27	$2.47	$4.34
Assumptions:
Risk-free interest rate	3.14%	2.26%	3.12%
Expected dividend yield	2.90%	8.00%	6.02%
Expected volatility	52.16%	45.64%	24.02%
Weighted average expected life of options	7.8 years	6.9 years	6.5 years

The following table summarizes activity for Aimco’s outstanding stock options for the years ended December 31, 2010, 2009 and 2008 (numbers of options in thousands):

	2010		2009(1)		2008(1)
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	8,873	$28.22	10,344	$31.01	8,555	$39.57
Granted	3	21.67	965	8.92	980	39.77
Exercised	(202)	8.92	—	—	(14)	37.45
Forfeited	(1,514)	28.73	(2,436)	32.03	(1,423)	38.75
Adjustment to outstanding options pursuant to special dividends	—	n/a	—	n/a	2,246	n/a

Outstanding at end of year	7,160	$28.65	8,873	$28.22	10,344	$31.01
Exercisable at end of year	5,869	$30.18	6,840	$29.65	7,221	$29.51

(1)	In connection with Aimco’s special dividends discussed in Note 11, effective on the record date of each dividend, the number of options and exercise prices of all outstanding awards were adjusted pursuant to the anti-dilution provisions of the applicable plans based on the market price of Aimco’s stock on the ex-dividend dates of the related special dividends. The adjustment to the number of outstanding options is reflected in the table separate from the other activity during the periods at the weighted average exercise price for those outstanding options. The exercise prices for options granted, exercised and forfeited in the table above reflect the actual exercise prices at the time of the related activity. The number and weighted average exercise price for options outstanding and exercisable at the end of year reflect the adjustments for the applicable special dividends. The adjustment of the awards pursuant to Aimco’s special dividends is considered a modification of the awards, but did not result in a change in the fair value of any awards and therefore did not result in a change in total compensation to be recognized over the remaining term of the awards.

The intrinsic value of a stock option represents the amount by which the current price of the underlying stock exceeds the exercise price of the option. Options outstanding at December 31, 2010, had an aggregate intrinsic value of $12.8 million and a weighted average remaining contractual term of 3.8 years. Options exercisable at December 31, 2010, had an aggregate intrinsic value of $2.4 million and a weighted average remaining contractual term of 3.1 years. The intrinsic value of stock options exercised during the years ended December 31, 2010 and 2008, was $2.9 million and less than $0.1 million, respectively. We may realize tax benefits in connection with the

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

exercise of options by employees of Aimco’s taxable subsidiaries. During the year ended December 31, 2010, we did not recognize any significant tax benefits related to options exercised during the year, and during the year ended December 31, 2009, as no stock options were exercised we realized no related tax benefits.

The following table summarizes activity for Aimco’s restricted stock awards for the years ended December 31, 2010, 2009 and 2008 (numbers of shares in thousands):

	2010		2009		2008
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Grant-Date	Number of	Grant-Date	Number of	Grant-Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Unvested at beginning of year	458	$26.73	893	$40.33	960	$46.08
Granted	381	16.72	378	8.92	248	39.85
Vested	(261)	27.56	(418)	32.83	(377)	43.45
Forfeited	(34)	26.11	(533)	27.66	(128)	46.85
Issued pursuant to special dividends(1)	—	—	138	9.58	190	22.51

Unvested at end of year	544	$19.36	458	$26.73	893	$40.33

(1)	This represents shares of restricted stock issued to holders of restricted stock pursuant to Aimco’s special dividends discussed in Note 11. The weighted average grant-date fair value for these shares represents the price of Aimco’s Class A Common Stock on the determination date for each dividend. The issuance of the additional shares of restricted stock resulted in no incremental compensation expense.

The aggregate fair value of shares that vested during the years ended December 31, 2010, 2009 and 2008 was $4.4 million, $3.1 million and $16.5 million, respectively.

Total compensation cost recognized for restricted stock and stock option awards was $8.1 million, $8.0 million and $17.6 million for the years ended December 31, 2010, 2009 and 2008, respectively. Of these amounts, $0.8 million, $1.3 million and $3.8 million, respectively, were capitalized. At December 31, 2010, total unvested compensation cost not yet recognized was $7.8 million. We expect to recognize this compensation over a weighted average period of approximately 1.7 years.

Employee Stock Purchase Plan

Under the terms of Aimco’s employee stock purchase plan, eligible employees may authorize payroll deductions up to 15% of their base compensation to purchase shares of Common Stock at a five percent discount from its fair value on the last day of the calendar quarter during which payroll deductions are made. In 2010, 2009 and 2008, 5,662, 20,076 and 8,926 shares were purchased under this plan at an average price of $20.92, $8.82 and $23.86, respectively. No compensation cost is recognized in connection with this plan. Common OP Units we issue to Aimco in connection with shares of Aimco’s Class A Common Stock purchased under Aimco’s employee stock purchase plan are treated as issued and outstanding on the date of purchase and distributions paid on such units are recognized as a reduction of partners’ capital when such distributions are declared.

401(k) Plan

We provide a 401(k) defined-contribution employee savings plan. Employees who have completed 30 days of service and are age 18 or older are eligible to participate. For the period from January 1, 2009 through January 29, 2009, and during the year ended December 31, 2008, our matching contributions were made in the following manner: (1) a 100% match on the first 3% of the participant’s compensation; and (2) a 50% match on the next 2% of the participant’s compensation. On December 31, 2008, we suspended employer matching contributions effective

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

January 29, 2009. We may reinstate employer matching contributions at any time. We incurred costs in connection with this plan of less than $0.1 million in 2010, $0.6 million in 2009 and $5.2 million in 2008.

NOTE 13 —	Discontinued Operations and Assets Held for Sale

We report as discontinued operations real estate assets that meet the definition of a component of an entity and have been sold or meet the criteria to be classified as held for sale. We include all results of these discontinued operations, less applicable income taxes, in a separate component of income on the consolidated statements of operations under the heading “income from discontinued operations, net.” This treatment resulted in the retrospective adjustment of the 2010, 2009 and 2008 statements of operations and the 2010 and 2009 balance sheets to reflect as discontinued operations all properties sold or classified as held for sale as of September 30, 2011.

We are currently marketing for sale certain real estate properties that are inconsistent with our long-term investment strategy. At the end of each reporting period, we evaluate whether such properties meet the criteria to be classified as held for sale, including whether such properties are expected to be sold within 12 months. Additionally, certain properties that do not meet all of the criteria to be classified as held for sale at the balance sheet date may nevertheless be sold and included in discontinued operations in the subsequent 12 months; thus the number of properties that may be sold during the subsequent 12 months could exceed the number classified as held for sale. At December 31, 2010 and 2009, after adjustments for properties that were sold or classified as held for sale as of September 30, 2011, we had 39 and 90 properties with an aggregate of 6,701 and 14,890 units, respectively, classified as held for sale. Amounts classified as held for sale in the accompanying consolidated balance sheets as of December 31, 2010 and 2009 are as follows (in thousands):

	December 31,	December 31,
	2010	2009

Real estate, net	$235,696	$520,433
Other assets	3,024	7,795

Assets held for sale	$238,720	$528,228

Property debt	$166,171	$403,184
Other liabilities	1,858	8,302

Liabilities related to assets held for sale	$168,029	$411,486

During the years ended December 31, 2010, 2009 and 2008, we sold 51, 89 and 151 consolidated properties with an aggregate 8,189, 22,503 and 37,202 units, respectively. For the years ended December 31, 2010, 2009 and 2008, discontinued operations includes the results of operations for the periods prior to the date of sale for all properties sold or classified as held for sale as of September 30, 2011.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the components of income from discontinued operations for the years ended December 31, 2010, 2009 and 2008 (in thousands):

	2010	2009	2008

Rental and other property revenues	$94,929	$266,459	$578,576
Property operating and other expenses	(52,380)	(144,785)	(298,866)
Depreciation and amortization	(28,593)	(83,309)	(153,887)
Provision for operating real estate impairment losses	(12,961)	(54,530)	(27,420)

Operating income (loss)	995	(16,165)	98,403
Interest income	368	433	2,185
Interest expense	(17,604)	(52,156)	(112,568)
Gain on extinguishment of debt	—	259	—

Loss before gain on dispositions of real estate and income taxes	(16,241)	(67,629)	(11,980)
Gain on dispositions of real estate	94,901	221,770	800,270
Income tax (expense) benefit	(6,559)	739	(43,545)

Income from discontinued operations, net	$72,101	$154,880	$744,745

Income from discontinued operation attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(25,879)	$(60,758)	$(150,644)

The Partnership	$46,222	$94,122	$594,101

Gain on dispositions of real estate is reported net of incremental direct costs incurred in connection with the transactions, including any prepayment penalties incurred upon repayment of property loans collateralized by the properties being sold. Such prepayment penalties totaled $4.5 million, $29.0 million and $64.9 million for the years ended December 31, 2010, 2009 and 2008, respectively. We classify interest expense related to property debt within discontinued operations when the related real estate asset is sold or classified as held for sale. As discussed in Note 2, during the years ended December 31, 2010 and 2009, we allocated $4.7 million and $10.1 million, respectively, of goodwill related to our real estate segment to the carrying amounts of the properties sold or classified as held for sale during the applicable periods. Of these amounts, $4.1 million and $8.7 million, respectively, were reflected as a reduction of gain on dispositions of real estate and $0.6 million and $1.4 million, respectively, were reflected as an adjustment of impairment losses.

NOTE 14 —	Earnings per Unit

We calculate earnings per unit based on the weighted average number of common OP Units, participating securities, common OP Unit equivalents and dilutive convertible securities outstanding during the period. We consider both common OP Units and High Performance Units, which have identical rights to distributions and undistributed earnings, to be common units for purposes of the earnings per unit data presented below. The

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

following table illustrates the calculation of basic and diluted earnings per unit for the years ended December 31, 2010, 2009 and 2008 (in thousands, except per unit data):

	2010	2009	2008

Numerator:
Loss from continuing operations	$(160,866)	$(198,860)	$(116,957)
Loss (income) from continuing operations attributable to noncontrolling interests	39,180	38,316	(5,105)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Loss from continuing operations attributable to the Partnership’s common unitholders	$(180,240)	$(217,398)	$(190,401)

Income from discontinued operations	$72,101	$154,880	$744,745
Income from discontinued operations attributable to noncontrolling interests	(25,879)	(60,758)	(150,644)

Income from discontinued operations attributable to the Partnership’s common unitholders	$46,222	$94,122	$594,101

Net (loss) income	$(88,765)	$(43,980)	$627,788
Net loss (income) attributable to noncontrolling interests	13,301	(22,442)	(155,749)
Income attributable to the Partnership’s preferred unitholders	(58,554)	(56,854)	(61,354)
Income attributable to participating securities	—	—	(6,985)

Net (loss) income attributable to the Partnership’s common unitholders	$(134,018)	$(123,276)	$403,700

Denominator:
Denominator for basic earnings per unit — weighted average number of common units outstanding
Common OP Units	122,407	120,836	95,881
High Performance Units	2,340	2,344	2,368

Total common units	124,747	123,180	98,249
Effect of dilutive securities:
Dilutive potential common units	—	—	—

Denominator for diluted earnings per unit	124,747	123,180	98,249

Earnings (loss) per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(1.44)	$(1.76)	$(1.94)
Income from discontinued operations attributable to the Partnership’s common unitholders	0.37	0.76	6.05

Net (loss) income attributable to the Partnership’s common unitholders	$(1.07)	$(1.00)	$4.11

Distributions declared per common unit	$0.30	$0.40	$7.48

As of December 31, 2010, 2009 and 2008, the common unit equivalents that could potentially dilute basic earnings per unit in future periods totaled 7.2 million, 8.9 million and 9.2 million, respectively. These securities,

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

representing stock options to purchase shares of Aimco Class A Common Stock, have been excluded from the earnings per unit computations for the years ended December 31, 2010, 2009 and 2008, because their effect would have been anti-dilutive.

Participating securities, consisting of unvested restricted shares of Aimco stock and shares of Aimco stock purchased pursuant to officer loans, receive dividends similar to shares of Aimco Class A Common Stock and common OP Units totaled 0.6 million, 0.5 million and 1.0 million at December 31, 2010, 2009 and 2008, respectively. The effect of participating securities is reflected in basic and diluted earnings per unit computations for the periods presented above using the two-class method of allocating distributed and undistributed earnings. During the years ended December 31, 2010 and 2009, the adjustment to compensation expense recognized related to cumulative dividends on forfeited shares of restricted stock exceeded the amount of dividends declared related to participating securities. Accordingly, distributed earnings attributed to participating securities during 2010 and 2009 were reduced to zero for purposes of calculating earnings per unit using the two-class method.

As discussed in Note 11, we have various classes of preferred OP Units, which may be redeemed at the holders’ option. We may redeem these units for cash or at our option, shares of Aimco Class A Common Stock. During the periods presented, no common unit equivalents related to these preferred OP Units have been included in earnings per unit computations because their effect was antidilutive.

NOTE 15 —	Unaudited Summarized Consolidated Quarterly Information

Summarized unaudited consolidated quarterly information for 2010 and 2009 is provided below (in thousands, except per unit amounts).

	Quarter(1)
2010	First	Second	Third	Fourth

Total revenues	$266,888	$272,186	$273,192	$280,340
Total operating expenses	(244,186)	(238,222)	(237,611)	(247,125)
Operating income	22,702	33,964	35,581	33,215
Loss from continuing operations	(35,748)	(38,128)	(46,776)	(40,214)
Income from discontinued operations, net	19,200	28,172	18,510	6,219
Net loss	(16,548)	(9,956)	(28,266)	(33,995)
Loss attributable to the Partnership’s common unitholders	(43,297)	(19,093)	(30,547)	(41,125)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.42)	$(0.33)	$(0.35)	$(0.34)
Net loss attributable to the Partnership’s common unitholders	$(0.35)	$(0.15)	$(0.25)	$(0.32)
Weighted average common units outstanding — basic and diluted	124,400	124,663	124,739	125,183

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter(1)
2009	First	Second	Third	Fourth

Total revenues	$268,927	$270,780	$267,987	$274,537
Total operating expenses	(241,847)	(246,048)	(252,236)	(255,338)
Operating income	27,080	24,732	15,751	19,199
Loss from continuing operations	(33,495)	(47,759)	(54,362)	(63,244)
Income from discontinued operations, net	1,127	40,336	45,011	68,406
Net (loss) income	(32,368)	(7,423)	(9,351)	5,162
Loss attributable to the Partnership’s common unitholders	(40,320)	(32,336)	(43,510)	(7,110)
Loss per common unit — basic and diluted:
Loss from continuing operations attributable to the Partnership’s common unitholders	$(0.31)	$(0.42)	$(0.46)	$(0.57)
Net loss attributable to the Partnership’s common unitholders	$(0.34)	$(0.26)	$(0.35)	$(0.05)
Weighted average common units outstanding — basic and diluted	119,661	124,333	124,376	124,351

(1)	Certain reclassifications have been made to 2010 and 2009 quarterly amounts related to treatment of discontinued operations for properties sold or classified as held for sale through September 30, 2011.

NOTE 16 —	Transactions with Affiliates

We earn revenue from affiliated real estate partnerships. These revenues include fees for property management services, partnership and asset management services, risk management services and transactional services such as refinancing, construction supervisory and disposition (including promote income, which is income earned in connection with the disposition of properties owned by certain of our consolidated joint ventures). In addition, we are reimbursed for our costs in connection with the management of the unconsolidated real estate partnerships. These fees and reimbursements for the years ended December 31, 2010, 2009 and 2008 totaled $10.6 million, $18.5 million and $72.5 million, respectively. The total accounts receivable due from affiliates was $8.4 million, net of allowance for doubtful accounts of $1.5 million, at December 31, 2010, and $23.7 million, net of allowance for doubtful accounts of $1.9 million, at December 31, 2009.

Additionally, we earn interest income on notes from real estate partnerships in which we are the general partner and hold either par value or discounted notes. During the years ended December 31, 2010, 2009 and 2008, we did not recognize a significant amount of interest income on par value notes from unconsolidated real estate partnerships. Accretion income recognized on discounted notes from affiliated real estate partnerships totaled $0.8 million, $0.1 million and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively. See Note 5 for additional information on notes receivable from unconsolidated real estate partnerships.

NOTE 17 —	Business Segments

We have two reportable segments: conventional real estate operations and affordable real estate operations. Our conventional real estate operations consist of market-rate apartments with rents paid by the resident and included 219 properties with 68,972 units as of December 31, 2010. Our affordable real estate operations consisted of 228 properties with 26,540 units as of December 31, 2010, with rents that are generally paid, in whole or part, by a government agency. As discussed in Note 13, the results of properties sold or classified as held for sale through September 30, 2011 are included in discontinued operations in our consolidated statements of operations and are therefore not reflected in the segment results discussed below.

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Our chief operating decision maker uses various generally accepted industry financial measures to assess the performance and financial condition of the business, including: Net Asset Value, which is the estimated fair value of our assets, net of liabilities and preferred equity; Pro forma Funds From Operations, which is Funds From Operations excluding operating real estate impairment losses and preferred equity redemption related amounts; Adjusted Funds From Operations, which is Pro forma Funds From Operations less spending for Capital Replacements; property net operating income, which is rental and other property revenues less direct property operating expenses, including real estate taxes; proportionate property net operating income, which reflects our share of property net operating income of our consolidated and unconsolidated properties; same store property operating results; Free Cash Flow, which is net operating income less spending for Capital Replacements; Free Cash Flow internal rate of return; financial coverage ratios; and leverage as shown on our balance sheet. Our chief operating decision maker emphasizes proportionate property net operating income as a key measurement of segment profit or loss.

During the three months ended December 31, 2010, we revised certain of the reports our chief operating decision maker uses to assess the performance of our business to include additional information about proportionate operating results of our segments. Based on the change in our measure of segment performance, we have recast the presentation of our segment results for the years ended December 31, 2009 and 2008, to be consistent with the current presentation.

The following tables present the revenues, expenses, net operating income (loss) and income (loss) from continuing operations of our conventional and affordable real estate operations segments on a proportionate basis for the years ended December 31, 2010, 2009 and 2008 (in thousands):

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Year Ended December 31, 2010:
Rental and other property revenues(2)	$792,525	$125,974	$135,702	$2,852	$1,057,053
Asset management and tax credit revenues	—	—	—	35,553	35,553

Total revenues	792,525	125,974	135,702	38,405	1,092,606

Property operating expenses(2)	306,175	56,207	61,864	56,481	480,727
Asset management and tax credit expenses	—	—	—	14,487	14,487
Depreciation and amortization(2)	—	—	—	408,240	408,240
Provision for operating real estate impairment losses(2)	—	—	—	65	65
General and administrative expenses	—	—	—	53,365	53,365
Other expenses, net	—	—	—	10,260	10,260

Total operating expenses	306,175	56,207	61,864	542,898	967,144

Net operating income (loss)	486,350	69,767	73,838	(504,493)	125,462
Other items included in continuing operations	—	—	—	(286,328)	(286,328)

Income (loss) from continuing operations	$486,350	$69,767	$73,838	$(790,821)	$(160,866)

Year Ended December 31, 2009:
Rental and other property revenues(2)	$786,618	$122,357	$118,350	$5,053	$1,032,378
Asset management and tax credit revenues	—	—	—	49,853	49,853

Total revenues	786,618	122,357	118,350	54,906	1,082,231

Property operating expenses(2)	310,036	56,448	53,844	62,162	482,490

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Corporate and
	Conventional	Affordable		Amounts Not
	Real Estate	Real Estate	Proportionate	Allocated to
	Operations	Operations	Adjustments(1)	Segments	Consolidated

Asset management and tax credit expenses	—	—	—	15,779	15,779
Depreciation and amortization(2)	—	—	—	412,259	412,259
Provision for operating real estate impairment losses(2)	—	—	—	2,329	2,329
General and administrative expenses	—	—	—	56,640	56,640
Other expenses, net	—	—	—	14,731	14,731
Restructuring costs	—	—	—	11,241	11,241

Total operating expenses	310,036	56,448	53,844	575,141	995,469

Net operating income (loss)	476,582	65,909	64,506	(520,235)	86,762
Other items included in continuing operations	—	—	—	(285,622)	(285,622)

Income (loss) from continuing operations	$476,582	$65,909	$64,506	$(805,857)	$(198,860)

Year Ended December 31, 2008:
Rental and other property revenues(2)	787,627	$117,511	$117,828	$6,303	$1,029,269
Asset management and tax credit revenues	—	—	—	98,830	98,830

Total revenues	787,627	117,511	117,828	105,133	1,128,099

Property operating expenses(2)	306,984	56,350	53,325	77,404	494,063
Asset management and tax credit expenses	—	—	—	24,784	24,784
Depreciation and amortization(2)	—	—	—	361,661	361,661
Provision for impairment losses on real estate development assets	—	—	—	91,138	91,138
General and administrative expenses	—	—	—	80,376	80,376
Other expenses, net	—	—	—	21,674	21,674
Restructuring costs	—	—	—	22,802	22,802

Total operating expenses	306,984	56,350	53,325	679,839	1,096,498

Net operating income (loss)	480,643	61,161	64,503	(574,706)	31,601
Other items included in continuing operations	—	—	—	(148,558)	(148,558)

Income (loss) from continuing operations	480,643	$61,161	$64,503	$(723,264)	$(116,957)

(1)	Represents adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the results of our consolidated properties, which are excluded from our measurement of segment performance but included in the related consolidated amounts, and our share of the results of operations of our unconsolidated real estate partnerships, which are included in our measurement of segment performance but excluded from the related consolidated amounts.

(2)	Our chief operating decision maker assesses the performance of our conventional and affordable real estate operations using, among other measures, proportionate property net operating income, which excludes depreciation and amortization, provision for operating real estate impairment losses, property management revenues (which are included in rental and other property revenues) and property management expenses and

AIMCO PROPERTIES, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

casualty gains and losses (which are included in property operating expenses). Accordingly, we do not allocate these amounts to our segments.

During the years ended December 31, 2010, 2009 and 2008, for continuing operations, our rental revenues include $125.0 million, $121.0 million and $113.5 million, respectively, of subsidies from government agencies, which exceeded 10% of the combined revenues of our conventional and affordable segments for each of the years presented.

The assets of our reportable segments on a proportionate basis, together with the proportionate adjustments to reconcile these amounts to the consolidated assets of our segments, and the consolidated assets not allocated to our segments are as follows (in thousands):

	2010	2009

Conventional	$5,492,942	$5,647,697
Affordable	886,874	966,703
Proportionate adjustments(1)	555,079	463,767
Corporate and other assets	460,201	843,972

Total consolidated assets	$7,395,096	$7,922,139

(1)	Proportionate adjustments for the noncontrolling interests in consolidated real estate partnerships’ share of the assets of our consolidated properties, which are excluded from our measurement of segment financial condition, and our share of the assets of our unconsolidated real estate partnerships, which are included in our measure of segment financial condition.

For the years ended December 31, 2010, 2009 and 2008, capital additions related to our conventional segment totaled $140.1 million, $208.0 million and $516.6 million, respectively, and capital additions related to our affordable segment totaled $35.2 million, $67.4 million and $148.6 million, respectively.

AIMCO Properties, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2010

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Conventional Properties:
100 Forest Place	High Rise	Dec-97	Oak Park, IL	1987	234	$2,664	$18,815	$5,790	$2,664	$24,605	$27,269	$(9,484)	$17,785	$27,347
1582 First Avenue	High Rise	Mar-05	New York, NY	1900	17	4,250	752	256	4,281	977	5,258	(308)	4,950	2,639
173 E. 90th Street	High Rise	May-04	New York, NY	1910	72	11,773	4,535	2,369	12,067	6,610	18,677	(1,598)	17,079	8,481
182-188 Columbus Avenue	Mid Rise	Feb-07	New York, NY	1910	32	17,187	3,300	4,066	19,123	5,430	24,553	(1,266)	23,287	13,471
204-206 West 133rd Street	Mid Rise	Jun-07	New York, NY	1910	44	3,291	1,450	2,023	4,352	2,412	6,764	(441)	6,323	3,132
2232-2240 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	24	2,863	3,785	1,530	3,366	4,812	8,178	(743)	7,435	2,973
2247-2253 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	6,787	3,335	1,775	7,356	4,541	11,897	(848)	11,049	5,483
2252-2258 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	35	3,623	4,504	1,914	4,318	5,723	10,041	(1,027)	9,014	5,125
2300-2310 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1910	63	8,623	6,964	5,618	10,417	10,788	21,205	(2,073)	19,132	9,896
236 — 238 East 88th Street	High Rise	Jan-04	New York, NY	1900	43	8,751	2,914	1,353	8,820	4,198	13,018	(1,360)	11,658	6,736
237-239 Ninth Avenue	High Rise	Mar-05	New York, NY	1900	36	8,430	1,866	775	8,494	2,577	11,071	(775)	10,296	5,165
240 West 73rd Street, LLC	High Rise	Sep-04	New York, NY	1900	200	68,006	12,140	4,131	68,109	16,168	84,277	(3,626)	80,651	29,668
2484 Seventh Avenue	Mid Rise	Jun-07	New York, NY	1921	23	2,384	1,726	497	2,601	2,006	4,607	(340)	4,267	2,472
2900 on First Apartments	Mid Rise	Oct-08	Seattle, WA	1989	135	19,015	17,518	613	19,071	18,075	37,146	(1,546)	35,600	20,400
306 East 89th Street	High Rise	Jul-04	New York, NY	1930	20	2,659	1,006	168	2,681	1,152	3,833	(405)	3,428	1,885
311 & 313 East 73rd Street	Mid Rise	Mar-03	New York, NY	1904	34	5,635	1,609	552	5,678	2,118	7,796	(1,088)	6,708	2,703
322-324 East 61st Street	High Rise	Mar-05	New York, NY	1900	40	6,319	2,224	729	6,372	2,900	9,272	(881)	8,391	3,627
3400 Avenue of the Arts	Mid Rise	Mar-02	Costa Mesa, CA	1987	770	55,223	65,506	73,569	57,240	137,058	194,298	(43,291)	151,007	118,280
452 East 78th Street	High Rise	Jan-04	New York, NY	1900	12	1,966	608	285	1,982	877	2,859	(289)	2,570	1,567
464-466 Amsterdam & 200-210 W. 83rd Street	Mid Rise	Feb-07	New York, NY	1910	72	23,677	7,101	4,367	25,552	9,593	35,145	(1,755)	33,390	19,679
510 East 88th Street	High Rise	Jan-04	New York, NY	1900	20	3,137	1,002	287	3,163	1,263	4,426	(359)	4,067	2,579
514-516 East 88th Street	High Rise	Mar-05	New York, NY	1900	36	6,230	2,168	569	6,282	2,685	8,967	(765)	8,202	4,553
656 St. Nicholas Avenue	Mid Rise	Jun-07	New York, NY	1920	31	2,731	1,636	2,823	3,576	3,614	7,190	(739)	6,451	2,375
707 Leahy	Garden	Apr-07	Redwood City, CA	1973	111	15,352	7,909	4,407	15,444	12,224	27,668	(2,269)	25,399	14,983
759 St. Nicholas Avenue	Mid Rise	Oct-07	New York, NY	1920	9	682	535	683	1,013	887	1,900	(138)	1,762	545
865 Bellevue	Garden	Jul-00	Nashville, TN	1972	326	3,558	12,037	27,236	3,558	39,273	42,831	(15,414)	27,417	18,951
Arbors, The	Garden	Oct-97	Tempe, AZ	1967	200	1,092	6,208	3,378	1,092	9,586	10,678	(4,505)	6,173	6,655
Arbours Of Hermitage, The	Garden	Jul-00	Hermitage, TN	1972	350	3,217	12,023	7,326	3,217	19,349	22,566	(8,540)	14,026	10,059
Auburn Glen	Garden	Dec-06	Jacksonville, FL	1974	251	7,483	8,191	3,441	7,670	11,445	19,115	(2,767)	16,348	9,765
BaLaye	Garden	Apr-06	Tampa, FL	2002	324	10,329	28,800	1,261	10,608	29,782	40,390	(5,202)	35,188	22,658
Bank Lofts	High Rise	Apr-01	Denver, CO	1920	117	3,525	9,045	1,786	3,525	10,831	14,356	(5,080)	9,276	7,138
Bay Parc Plaza	High Rise	Sep-04	Miami, FL	2000	471	22,680	41,847	4,346	22,680	46,193	68,873	(8,063)	60,810	45,835
Bay Ridge at Nashua	Garden	Jan-03	Nashua, NH	1984	412	3,352	40,713	7,031	3,262	47,834	51,096	(12,617)	38,479	40,337
Bayberry Hill Estates	Garden	Aug-02	Framingham, MA	1971	424	18,915	35,945	11,382	18,916	47,326	66,242	(16,011)	50,231	34,820
Boston Lofts	High Rise	Apr-01	Denver, CO	1890	158	3,447	20,589	3,304	3,447	23,893	27,340	(10,686)	16,654	14,582
Boulder Creek	Garden	Jul-94	Boulder, CO	1973	221	755	7,730	17,237	755	24,967	25,722	(12,807)	12,915	11,311
Brandywine	Garden	Jul-94	St. Petersburg, FL	1972	477	1,437	12,725	9,193	1,437	21,918	23,355	(14,848)	8,507	20,838
Broadcast Center	Garden	Mar-02	Los Angeles, CA	1990	279	27,603	41,244	29,464	29,407	68,904	98,311	(20,934)	77,377	55,875
Buena Vista	Mid Rise	Jan-06	Pasadena, CA	1973	92	9,693	6,818	1,178	9,693	7,996	17,689	(1,207)	16,482	10,476
Burke Shire Commons	Garden	Mar-01	Burke, VA	1986	360	4,867	23,617	4,216	4,867	27,833	32,700	(11,376)	21,324	31,607
Calhoun Beach Club	High Rise	Dec-98	Minneapolis, MN	1928	332	11,708	73,334	47,028	11,708	120,362	132,070	(45,129)	86,941	48,548
Canterbury Green	Garden	Dec-99	Fort Wayne, IN	1970	1,988	13,659	73,115	27,161	13,659	100,276	113,935	(50,369)	63,566	52,666
Canyon Terrace	Garden	Mar-02	Saugus, CA	1984	130	7,300	6,602	6,192	7,508	12,586	20,094	(4,449)	15,645	10,598
Casa del Mar at Baymeadows	Garden	Oct-06	Jacksonville, FL	1984	144	4,902	10,562	1,570	5,039	11,995	17,034	(2,302)	14,732	9,294
Cedar Rim	Garden	Apr-00	Newcastle, WA	1980	104	761	5,218	17,275	761	22,493	23,254	(12,073)	11,181	7,772

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Center Square	High Rise	Oct-99	Doylestown, PA	1975	350	582	4,190	3,648	582	7,838	8,420	(3,479)	4,941	14,644
Charleston Landing	Garden	Sep-00	Brandon, FL	1985	300	7,488	8,656	7,971	7,488	16,627	24,115	(7,051)	17,064	13,057
Chesapeake Landing I	Garden	Sep-00	Aurora, IL	1986	416	15,800	16,875	5,621	15,800	22,496	38,296	(8,693)	29,603	24,331
Chesapeake Landing II	Garden	Mar-01	Aurora, IL	1987	184	1,969	7,980	3,745	1,969	11,725	13,694	(5,276)	8,418	10,099
Chestnut Hall	High Rise	Oct-06	Philadelphia, PA	1923	315	12,047	14,299	5,256	12,338	19,264	31,602	(5,490)	26,112	18,356
Chestnut Hill	Garden	Apr-00	Philadelphia, PA	1963	821	6,463	49,315	49,521	6,463	98,836	105,299	(43,941)	61,358	58,962
Chimneys of Cradle Rock	Garden	Jun-04	Columbia, MD	1979	198	2,234	8,107	911	2,040	9,212	11,252	(2,702)	8,550	16,494
Colony at Kenilworth	Garden	Oct-99	Towson, MD	1966	383	2,403	18,798	14,392	2,403	33,190	35,593	(16,540)	19,053	24,128
Columbus Avenue	Mid Rise	Sep-03	New York, NY	1880	59	35,472	9,450	3,763	35,527	13,158	48,685	(5,818)	42,867	25,324
Creekside	Garden	Jan-00	Denver, CO	1974	328	2,953	12,697	5,668	3,189	18,129	21,318	(8,709)	12,609	14,157
Creekside	Garden	Mar-02	Simi Valley, CA	1985	397	24,595	18,818	7,149	25,245	25,317	50,562	(9,342)	41,220	40,670
Crescent at West Hollywood, The	Mid Rise	Mar-02	West Hollywood, CA	1985	130	15,382	10,215	15,245	15,765	25,077	40,842	(11,723)	29,119	24,195
Douglaston Villas and Townhomes	Garden	Aug-99	Altamonte Springs, FL	1979	234	1,666	9,353	7,941	1,666	17,294	18,960	(7,378)	11,582	10,384
Elm Creek	Mid Rise	Dec-97	Elmhurst, IL	1987	372	5,534	30,830	17,543	5,635	48,272	53,907	(21,197)	32,710	34,695
Evanston Place	High Rise	Dec-97	Evanston, IL	1990	189	3,232	25,546	4,453	3,232	29,999	33,231	(11,529)	21,702	21,417
Farmingdale	Mid Rise	Oct-00	Darien, IL	1975	240	11,763	15,174	9,317	11,763	24,491	36,254	(11,145)	25,109	17,349
Fishermans Wharf	Garden	Nov-96	Clute, TX	1981	360	1,257	7,584	5,757	1,257	13,341	14,598	(6,252)	8,346	6,852
Flamingo Towers	High Rise	Sep-97	Miami Beach, FL	1960	1,127	32,191	38,399	220,608	32,239	258,959	291,198	(105,723)	185,475	117,541
Forestlake Apartments	Garden	Mar-07	Daytona Beach, FL	1982	120	3,691	4,320	610	3,860	4,761	8,621	(838)	7,783	4,658
Four Quarters Habitat	Garden	Jan-06	Miami, FL	1976	336	2,383	17,199	16,848	2,379	34,051	36,430	(13,301)	23,129	10,974
Foxchase	Garden	Dec-97	Alexandria, VA	1940	2,113	15,419	96,062	34,962	15,496	130,947	146,443	(61,112)	85,331	218,590
Georgetown	Garden	Aug-02	Framingham, MA	1964	207	12,351	13,168	2,216	12,351	15,384	27,735	(5,123)	22,612	12,070
Glen at Forestlake, The	Garden	Mar-07	Daytona Beach, FL	1982	26	897	862	209	933	1,035	1,968	(174)	1,794	1,022
Granada	Mid Rise	Aug-02	Framingham, MA	1958	72	4,577	4,058	881	4,577	4,939	9,516	(2,292)	7,224	4,040
Grand Pointe	Garden	Dec-99	Columbia, MD	1972	325	2,715	16,771	5,613	2,715	22,384	25,099	(9,121)	15,978	16,690
Greens	Garden	Jul-94	Chandler, AZ	2000	324	2,303	713	27,389	2,303	28,102	30,405	(14,494)	15,911	12,087
Greenspoint at Paradise Valley	Garden	Jan-00	Phoenix, AZ	1985	336	3,042	13,223	12,552	3,042	25,775	28,817	(13,733)	15,084	15,884
Heritage Park at Alta Loma	Garden	Jan-01	Alta Loma, CA	1986	232	1,200	6,428	3,621	1,200	10,049	11,249	(4,108)	7,141	7,264
Heritage Park Escondido	Garden	Oct-00	Escondido, CA	1986	196	1,055	7,565	1,454	1,055	9,019	10,074	(4,474)	5,600	7,299
Heritage Park Livermore	Garden	Oct-00	Livermore, CA	1988	167	1,039	9,170	1,434	1,039	10,604	11,643	(5,029)	6,614	7,532
Heritage Park Montclair	Garden	Mar-01	Montclair, CA	1985	144	690	4,149	1,279	690	5,428	6,118	(2,149)	3,969	4,620
Heritage Village Anaheim	Garden	Oct-00	Anaheim, CA	1986	196	1,832	8,541	1,821	1,832	10,362	12,194	(5,210)	6,984	8,858
Hidden Cove	Garden	Jul-98	Escondido, CA	1983	334	3,043	17,615	7,524	3,043	25,139	28,182	(11,328)	16,854	30,561
Hidden Cove II	Garden	Jul-07	Escondido, CA	1986	117	12,730	6,530	5,614	12,849	12,025	24,874	(2,919)	21,955	11,420
Highcrest Townhomes	Town Home	Jan-03	Woodridge, IL	1968	176	3,045	13,452	1,727	3,045	15,179	18,224	(6,713)	11,511	10,724
Hillcreste	Garden	Mar-02	Century City, CA	1989	315	33,755	47,216	26,126	35,862	71,235	107,097	(25,749)	81,348	56,594
Hillmeade	Garden	Nov-94	Nashville, TN	1986	288	2,872	16,069	14,093	2,872	30,162	33,034	(18,098)	14,936	18,076
Horizons West Apartments	Mid Rise	Dec-06	Pacifica, CA	1970	78	8,763	6,376	1,634	8,887	7,886	16,773	(1,548)	15,225	5,250
Hunt Club	Garden	Mar-01	Austin, TX	1987	384	10,342	11,920	8,707	10,342	20,627	30,969	(11,288)	19,681	17,143
Hunt Club	Garden	Sep-00	Gaithersburg, MD	1986	336	17,859	13,149	4,272	17,859	17,421	35,280	(7,126)	28,154	31,787
Hunter’s Chase	Garden	Jan-01	Midlothian, VA	1985	320	7,935	7,915	3,534	7,935	11,449	19,384	(4,080)	15,304	16,169
Hunter’s Crossing	Garden	Apr-01	Leesburg, VA	1967	164	2,244	7,763	4,360	2,244	12,123	14,367	(7,363)	7,004	6,845
Hunters Glen IV	Garden	Oct-99	Plainsboro, NJ	1976	264	2,709	14,420	5,028	2,709	19,448	22,157	(10,380)	11,777	19,864
Hunters Glen V	Garden	Oct-99	Plainsboro, NJ	1976	304	3,283	17,337	5,410	3,283	22,747	26,030	(12,046)	13,984	23,864
Hunters Glen VI	Garden	Oct-99	Plainsboro, NJ	1976	328	2,787	15,501	6,279	2,787	21,780	24,567	(12,372)	12,195	24,838
Hyde Park Tower	High Rise	Oct-04	Chicago, IL	1990	155	4,683	14,928	2,901	4,731	17,781	22,512	(3,462)	19,050	13,842
Independence Green	Garden	Jan-06	Farmington Hills, MI	1960	981	10,293	24,586	21,221	10,156	45,944	56,100	(15,476)	40,624	27,372
Indian Oaks	Garden	Mar-02	Simi Valley, CA	1986	254	23,927	15,801	4,086	24,523	19,291	43,814	(6,778)	37,036	32,716
Island Club	Garden	Oct-00	Daytona Beach, FL	1986	204	6,086	8,571	2,330	6,087	10,900	16,987	(4,927)	12,060	8,440
Island Club	Garden	Oct-00	Oceanside, CA	1986	592	18,027	28,654	12,050	18,027	40,704	58,731	(18,241)	40,490	64,102
Key Towers	High Rise	Apr-01	Alexandria, VA	1964	140	1,526	7,050	5,031	1,526	12,081	13,607	(5,674)	7,933	10,736

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Lakeside	Garden	Oct-99	Lisle, IL	1972	568	5,840	27,937	28,990	5,840	56,927	62,767	(26,920)	35,847	29,050
Lakeside at Vinings Mountain	Garden	Jan-00	Atlanta, GA	1983	220	2,109	11,863	15,288	2,109	27,151	29,260	(13,281)	15,979	9,297
Lakeside Place	Garden	Oct-99	Houston, TX	1976	734	6,160	34,151	15,829	6,160	49,980	56,140	(21,691)	34,449	26,670
Latrobe	High Rise	Jan-03	Washington, DC	1980	175	3,459	9,103	15,756	3,459	24,859	28,318	(12,479)	15,839	21,960
Lazy Hollow	Garden	Apr-05	Columbia, MD	1979	178	2,424	12,181	1,075	2,424	13,256	15,680	(5,985)	9,695	13,896
Lewis Park	Garden	Jan-06	Carbondale, IL	1972	269	1,407	12,193	3,403	1,404	15,599	17,003	(9,351)	7,652	3,739
Lincoln Place Garden	Garden	Oct-04	Venice, CA	1951	696	43,979	10,439	99,532	42,894	111,056	153,950	(1,943)	152,007	63,000
Lodge at Chattahoochee, The	Garden	Oct-99	Sandy Springs, GA	1970	312	2,320	16,370	22,232	2,320	38,602	40,922	(18,613)	22,309	10,974
Los Arboles	Garden	Sep-97	Chandler, AZ	1986	232	1,662	9,504	3,522	1,662	13,026	14,688	(6,226)	8,462	7,996
Malibu Canyon	Garden	Mar-02	Calabasas, CA	1986	698	66,257	53,438	35,821	69,834	85,682	155,516	(35,048)	120,468	96,233
Maple Bay	Garden	Dec-99	Virginia Beach, VA	1971	414	2,598	16,141	30,168	2,598	46,309	48,907	(20,430)	28,477	32,994
Mariners Cove	Garden	Mar-02	San Diego, CA	1984	500	—	66,861	7,555	—	74,416	74,416	(21,635)	52,781	4,915
Meadow Creek	Garden	Jul-94	Boulder, CO	1968	332	1,435	24,532	6,526	1,435	31,058	32,493	(14,418)	18,075	23,746
Merrill House	High Rise	Jan-00	Falls Church, VA	1964	159	1,836	10,831	6,423	1,836	17,254	19,090	(5,336)	13,754	15,600
Mesa Royale	Garden	Jul-94	Mesa, AZ	1985	153	832	4,569	9,675	832	14,244	15,076	(6,590)	8,486	5,093
Monterey Grove	Garden	Jun-08	San Jose, CA	1999	224	34,175	21,939	2,424	34,325	24,213	58,538	(2,999)	55,539	34,826
Oak Park Village	Garden	Oct-00	Lansing, MI	1973	618	10,048	16,771	8,035	10,048	24,806	34,854	(14,010)	20,844	23,487
Ocean Oaks	Garden	May-98	Port Orange, FL	1987	296	2,132	12,855	3,424	2,132	16,279	18,411	(7,139)	11,272	10,295
Pacific Bay Vistas	Garden	Mar-01	San Bruno, CA	1987	308	3,703	62,460	25,945	22,994	69,114	92,108	(55,442)	36,666	—
Pacifica Park	Garden	Jul-06	Pacifica, CA	1977	104	12,770	6,579	3,234	12,970	9,613	22,583	(2,801)	19,782	11,049
Palazzo at Park La Brea, The	Mid Rise	Feb-04	Los Angeles, CA	2002	521	47,822	125,464	11,001	48,362	135,925	184,287	(35,703)	148,584	123,809
Palazzo East at Park La Brea, The	Mid Rise	Mar-05	Los Angeles, CA	2005	611	61,004	136,503	22,826	72,578	147,755	220,333	(33,073)	187,260	150,000
Paradise Palms	Garden	Jul-94	Phoenix, AZ	1985	130	647	3,515	7,074	647	10,589	11,236	(6,439)	4,797	6,315
Park Towne Place	High Rise	Apr-00	Philadelphia, PA	1959	959	10,451	47,301	55,507	10,451	102,808	113,259	(29,724)	83,535	85,165
Parktown Townhouses	Garden	Oct-99	Deer Park, TX	1968	309	2,570	12,052	10,497	2,570	22,549	25,119	(8,886)	16,233	10,554
Parkway	Garden	Mar-00	Willamsburg, VA	1971	148	386	2,834	3,326	386	6,160	6,546	(3,583)	2,963	9,128
Pathfinder Village	Garden	Jan-06	Fremont, CA	1973	246	19,595	14,838	8,400	19,595	23,238	42,833	(4,555)	38,278	19,121
Peachtree Park	Garden	Jan-96	Atlanta, GA	1969	303	4,683	11,713	11,744	4,683	23,457	28,140	(10,572)	17,568	9,231
Peak at Vinings Mountain, The	Garden	Jan-00	Atlanta, GA	1980	280	2,651	13,660	17,806	2,651	31,466	34,117	(15,234)	18,883	10,002
Peakview Place	Garden	Jan-00	Englewood, CO	1975	296	3,440	18,734	4,695	3,440	23,429	26,869	(16,129)	10,740	12,567
Peppertree	Garden	Mar-02	Cypress, CA	1971	136	7,835	5,224	2,868	8,030	7,897	15,927	(3,151)	12,776	15,617
Pine Lake Terrace	Garden	Mar-02	Garden Grove, CA	1971	111	3,975	6,035	2,209	4,125	8,094	12,219	(2,929)	9,290	11,898
Pine Shadows	Garden	May-98	Tempe, AZ	1983	272	2,095	11,899	3,888	2,095	15,787	17,882	(8,163)	9,719	7,500
Plantation Gardens	Garden	Oct-99	Plantation, FL	1971	372	3,773	19,443	9,324	3,773	28,767	32,540	(12,033)	20,507	23,798
Post Ridge	Garden	Jul-00	Nashville, TN	1972	150	1,883	6,712	4,321	1,883	11,033	12,916	(5,084)	7,832	5,961
Ramblewood	Garden	Dec-99	Wyoming, MI	1973	1,704	8,607	61,082	3,863	8,661	64,891	73,552	(15,065)	58,487	34,388
Ravensworth Towers	High Rise	Jun-04	Annandale, VA	1974	219	3,455	17,157	3,018	3,455	20,175	23,630	(10,249)	13,381	20,172
Reflections	Garden	Oct-02	Casselberry, FL	1984	336	3,906	10,491	4,538	3,906	15,029	18,935	(5,493)	13,442	10,700
Reflections	Garden	Sep-00	Virginia Beach, VA	1987	480	15,988	13,684	5,591	15,988	19,275	35,263	(8,531)	26,732	39,832
Reflections	Garden	Oct-00	West Palm Beach, FL	1986	300	5,504	9,984	4,677	5,504	14,661	20,165	(5,777)	14,388	9,101
Regency Oaks	Garden	Oct-99	Fern Park, FL	1961	343	1,832	9,905	10,415	1,832	20,320	22,152	(11,054)	11,098	10,978
Remington at Ponte Vedra Lakes	Garden	Dec-06	Ponte Vedra Beach, FL	1986	344	18,576	18,650	2,468	18,795	20,899	39,694	(4,581)	35,113	24,345
River Club	Garden	Apr-05	Edgewater, NJ	1998	266	30,578	30,638	2,155	30,579	32,792	63,371	(7,544)	55,827	37,920
River Reach	Garden	Sep-00	Naples, FL	1986	556	17,728	18,337	7,378	17,728	25,715	43,443	(11,353)	32,090	23,354
Riverbend Village	Garden	Jul-01	Arlington, TX	1983	201	893	4,128	5,054	893	9,182	10,075	(4,704)	5,371	—
Riverloft	High Rise	Oct-99	Philadelphia, PA	1910	184	2,120	11,287	31,208	2,120	42,495	44,615	(16,738)	27,877	18,881
Riverside	High Rise	Apr-00	Alexandria,VA	1973	1,222	10,433	65,474	80,363	10,409	145,861	156,270	(72,434)	83,836	105,508
Rosewood	Garden	Mar-02	Camarillo, CA	1976	152	12,128	8,060	2,532	12,430	10,290	22,720	(3,749)	18,971	17,900
Royal Crest Estates	Garden	Aug-02	Fall River, MA	1974	216	5,832	12,044	2,082	5,832	14,126	19,958	(6,329)	13,629	11,686
Royal Crest Estates	Garden	Aug-02	Marlborough, MA	1970	473	25,178	28,786	4,117	25,178	32,903	58,081	(15,197)	42,884	34,969
Royal Crest Estates	Garden	Aug-02	Nashua, NH	1970	902	68,231	45,562	11,730	68,231	57,292	125,523	(28,323)	97,200	48,117

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Royal Crest Estates	Garden	Aug-02	North Andover, MA	1970	588	51,292	36,808	10,653	51,292	47,461	98,753	(21,029)	77,724	59,507
Royal Crest Estates	Garden	Aug-02	Warwick, RI	1972	492	22,433	24,095	5,605	22,433	29,700	52,133	(13,883)	38,250	37,433
Runaway Bay	Garden	Oct-00	Lantana, FL	1987	404	5,934	16,052	8,111	5,934	24,163	30,097	(9,195)	20,902	21,521
Runaway Bay	Garden	Jul-02	Pinellas Park, FL	1986	192	1,884	7,045	3,843	1,884	10,888	12,772	(2,988)	9,784	8,848
Savannah Trace	Garden	Mar-01	Shaumburg, IL	1986	368	13,960	20,731	4,369	13,960	25,100	39,060	(9,545)	29,515	22,015
Scotchollow	Garden	Jan-06	San Mateo, CA	1971	418	49,474	17,756	8,864	49,474	26,620	76,094	(5,014)	71,080	48,982
Scottsdale Gateway I	Garden	Oct-97	Tempe, AZ	1965	124	591	3,359	8,042	591	11,401	11,992	(5,172)	6,820	5,800
Scottsdale Gateway II	Garden	Oct-97	Tempe, AZ	1972	487	2,458	13,927	23,595	2,458	37,522	39,980	(18,369)	21,611	16,699
Shenandoah Crossing	Garden	Sep-00	Fairfax, VA	1984	640	18,492	57,197	8,058	18,492	65,255	83,747	(30,696)	53,051	68,604
Signal Pointe	Garden	Oct-99	Winter Park, FL	1969	368	2,382	11,359	22,094	2,382	33,453	35,835	(13,652)	22,183	18,596
Signature Point	Garden	Nov-96	League City, TX	1994	304	2,810	17,579	2,983	2,810	20,562	23,372	(7,452)	15,920	10,269
Springwoods at Lake Ridge	Garden	Jul-02	Woodbridge, VA	1984	180	5,587	7,284	1,450	5,587	8,734	14,321	(2,349)	11,972	14,250
Spyglass at Cedar Cove	Garden	Sep-00	Lexington Park, MD	1985	152	3,241	5,094	2,735	3,241	7,829	11,070	(3,595)	7,475	10,300
Stafford	High Rise	Oct-02	Baltimore, MD	1889	96	706	4,032	3,454	562	7,630	8,192	(4,261)	3,931	4,255
Steeplechase	Garden	Sep-00	Largo, MD	1986	240	3,675	16,111	3,755	3,675	19,866	23,541	(8,054)	15,487	23,326
Steeplechase	Garden	Jul-02	Plano, TX	1985	368	7,056	10,510	7,183	7,056	17,693	24,749	(6,390)	18,359	16,575
Sterling Apartment Homes, The	Garden	Oct-99	Philadelphia, PA	1961	537	8,871	55,364	21,600	8,871	76,964	85,835	(34,388)	51,447	76,778
Stone Creek Club	Garden	Sep-00	Germantown, MD	1984	240	13,593	9,347	3,381	13,593	12,728	26,321	(7,386)	18,935	24,611
Sun Lake	Garden	May-98	Lake Mary, FL	1986	600	4,551	25,543	32,151	4,551	57,694	62,245	(24,911)	37,334	35,128
Tamarac Village	Garden	Apr-00	Denver, CO	1979	564	3,928	23,491	8,715	4,223	31,911	36,134	(17,565)	18,569	18,212
Tamarind Bay	Garden	Jan-00	St. Petersburg, FL	1980	200	1,091	6,310	5,193	1,091	11,503	12,594	(6,110)	6,484	6,838
Tatum Gardens	Garden	May-98	Phoenix, AZ	1985	128	1,323	7,155	2,035	1,323	9,190	10,513	(5,152)	5,361	7,334
Bluffs at Pacifica, The	Garden	Oct-06	Pacifica, CA	1963	64	7,975	4,131	10,549	8,108	14,547	22,655	(2,601)	20,054	6,323
Towers Of Westchester Park, The	High Rise	Jan-06	College Park, MD	1972	303	15,198	22,029	4,763	15,198	26,792	41,990	(5,219)	36,771	27,272
Township At Highlands	Town Home	Nov-96	Centennial, CO	1985	161	1,615	9,773	6,227	1,536	16,079	17,615	(7,771)	9,844	16,365
Twin Lake Towers	High Rise	Oct-99	Westmont, IL	1969	399	3,268	18,763	23,912	3,268	42,675	45,943	(19,292)	26,651	26,759
Twin Lakes	Garden	Apr-00	Palm Harbor, FL	1986	262	2,062	12,850	4,809	2,062	17,659	19,721	(8,622)	11,099	10,471
Vantage Pointe	Mid Rise	Aug-02	Swampscott, MA	1987	96	4,749	10,089	1,432	4,749	11,521	16,270	(3,847)	12,423	6,978
Verandahs at Hunt Club	Garden	Jul-02	Apopka, FL	1985	210	2,271	7,724	3,346	2,271	11,070	13,341	(3,268)	10,073	10,891
Views at Vinings Mountain, The	Garden	Jan-06	Atlanta, GA	1983	180	610	5,026	12,158	610	17,184	17,794	(9,692)	8,102	13,577
Villa Del Sol	Garden	Mar-02	Norwalk, CA	1972	120	7,294	4,861	2,666	7,476	7,345	14,821	(3,122)	11,699	13,386
Village Crossing	Garden	May-98	West Palm Beach, FL	1985	189	1,618	8,188	3,040	1,618	11,228	12,846	(5,947)	6,899	7,000
Village in the Woods	Garden	Jan-00	Cypress, TX	1983	530	3,457	15,787	10,605	3,457	26,392	29,849	(14,251)	15,598	19,250
Village of Pennbrook	Garden	Oct-98	Levittown, PA	1969	722	10,229	38,222	14,189	10,229	52,411	62,640	(24,021)	38,619	47,804
Villages of Baymeadows	Garden	Oct-99	Jacksonville, FL	1972	904	4,859	33,957	55,352	4,859	89,309	94,168	(47,875)	46,293	37,113
Villas at Park La Brea, The	Garden	Mar-02	Los Angeles, CA	2002	250	8,621	48,871	3,886	8,630	52,748	61,378	(14,930)	46,448	28,949
Vista Del Lagos	Garden	Dec-97	Chandler, AZ	1986	200	804	4,952	3,646	804	8,598	9,402	(3,740)	5,662	11,618
Waterford Village	Garden	Aug-02	Bridgewater, MA	1971	588	28,585	28,102	5,896	29,110	33,473	62,583	(17,747)	44,836	40,130
Waterways Village	Garden	Jun-97	Aventura, FL	1994	180	4,504	11,064	4,062	4,504	15,126	19,630	(7,089)	12,541	6,443
Waverly Apartments	Garden	Aug-08	Brighton, MA	1970	103	7,696	11,347	1,275	7,920	12,398	20,318	(1,302)	19,016	12,000
West Winds	Garden	Oct-02	Orlando, FL	1985	272	2,324	11,481	3,319	2,324	14,800	17,124	(5,545)	11,579	12,570
Wexford Village	Garden	Aug-02	Worcester, MA	1974	264	6,339	17,939	2,203	6,339	20,142	26,481	(8,167)	18,314	13,269
Willow Bend	Garden	May-98	Rolling Meadows, IL	1969	328	2,717	15,437	26,536	2,717	41,973	44,690	(18,148)	26,542	19,595
Windrift	Garden	Mar-01	Oceanside, CA	1987	404	24,960	17,590	19,325	24,960	36,915	61,875	(18,841)	43,034	44,601
Windrift	Garden	Oct-00	Orlando, FL	1987	288	3,696	10,029	5,834	3,696	15,863	19,559	(6,451)	13,108	16,841
Windsor Crossing	Garden	Mar-00	Newport News, VA	1978	156	307	2,110	2,528	131	4,814	4,945	(2,358)	2,587	1,885
Windsor Park	Garden	Mar-01	Woodbridge, VA	1987	220	4,279	15,970	2,329	4,279	18,299	22,578	(7,179)	15,399	19,325
Woodcreek	Garden	Oct-02	Mesa, AZ	1985	432	2,426	15,886	4,767	2,426	20,653	23,079	(11,433)	11,646	19,165
Woods of Burnsville	Garden	Nov-04	Burnsville, MN	1984	400	3,954	18,125	2,890	3,954	21,015	24,969	(8,248)	16,721	16,580
Woods of Inverness	Garden	Oct-99	Houston, TX	1983	272	2,146	10,978	4,115	2,146	15,093	17,239	(7,424)	9,815	5,878
Woods Of Williamsburg	Garden	Jan-06	Williamsburg, VA	1976	125	798	3,657	1,102	798	4,759	5,557	(3,546)	2,011	1,090

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Yacht Club at Brickell	High Rise	Dec-03	Miami, FL	1998	357	31,363	32,214	5,418	31,363	37,632	68,995	(7,188)	61,807	37,289
Yorktown Apartments	High Rise	Dec-99	Lombard, IL	1971	364	2,971	18,163	17,222	3,055	35,301	38,356	(13,149)	25,207	25,469

Total Conventional Properties					63,204	1,901,647	3,578,016	2,162,281	1,957,837	5,684,107	7,641,944	(2,260,392)	5,381,552	4,565,239
Affordable Properties:
All Hallows	Garden	Jan-06	San Francisco, CA	1976	157	1,348	29,770	20,594	1,338	50,374	51,712	(18,274)	33,438	21,207
Alliance Towers	High Rise	Mar-02	Alliance, OH	1979	101	530	1,934	773	530	2,707	3,237	(838)	2,399	2,219
Antioch Towers	High Rise	Jan-10	Cleveland, OH	1976	171	720	8,802	88	720	8,890	9,610	(2,359)	7,251	5,717
Anton Square	Garden	Jan-10	Whistler, AL	1984	48	152	1,846	53	152	1,899	2,051	(393)	1,658	1,499
Arvada House	High Rise	Nov-04	Arvada, CO	1977	88	641	3,314	1,800	405	5,350	5,755	(1,520)	4,235	4,118
Bayview	Garden	Jun-05	San Francisco, CA	1976	146	1,023	15,265	16,581	582	32,287	32,869	(12,021)	20,848	10,934
Beacon Hill	High Rise	Mar-02	Hillsdale, MI	1980	198	1,380	7,044	6,650	1,093	13,981	15,074	(4,080)	10,994	4,338
Bedford House	Mid Rise	Mar-02	Falmouth, KY	1979	48	230	919	335	230	1,254	1,484	(494)	990	1,079
Benjamin Banneker Plaza	Mid Rise	Jan-06	Chester, PA	1976	70	79	3,862	810	79	4,672	4,751	(3,118)	1,633	1,497
Berger Apartments	Mid Rise	Mar-02	New Haven, CT	1981	144	1,152	4,657	2,609	1,152	7,266	8,418	(2,332)	6,086	595
Biltmore Towers	High Rise	Mar-02	Dayton, OH	1980	230	1,813	6,411	13,229	1,813	19,640	21,453	(10,325)	11,128	10,591
Birchwood	Garden	Jan-10	Dallas, TX	1963	276	975	5,525	—	975	5,525	6,500	(380)	6,120	4,240
Blakewood	Garden	Oct-05	Statesboro, GA	1973	42	316	882	402	316	1,284	1,600	(1,167)	433	676
Bolton North	High Rise	Jan-06	Baltimore, MD	1977	209	1,450	6,569	806	1,429	7,396	8,825	(2,579)	6,246	2,223
Bridge Street	Garden	Jan-10	East Stroudsburg, PA	1999	52	398	2,255	47	398	2,302	2,700	(169)	2,531	2,016
Burchwood	Garden	Oct-07	Berea, KY	1999	24	147	247	494	147	741	888	(274)	614	949
Butternut Creek	Mid Rise	Jan-06	Charlotte, MI	1980	100	505	3,617	3,785	505	7,402	7,907	(3,124)	4,783	—
California Square I	High Rise	Jan-06	Louisville, KY	1982	101	154	5,704	560	154	6,264	6,418	(3,813)	2,605	3,465
Canterbury Towers	High Rise	Jan-06	Worcester, MA	1976	156	567	4,557	1,012	567	5,569	6,136	(3,984)	2,152	3,005
Canyon Shadows	Garden	Jan-10	Riverside, CA	1971	120	488	2,763	—	488	2,763	3,251	(205)	3,046	2,547
Carriage House	Mid Rise	Dec-06	Petersburg, VA	1885	118	847	2,886	3,454	716	6,471	7,187	(1,951)	5,236	2,041
Castlewood	Garden	Mar-02	Davenport, IA	1980	96	585	2,351	1,544	585	3,895	4,480	(1,753)	2,727	3,486
City Line	Garden	Mar-02	Newport News, VA	1976	200	500	2,014	7,329	500	9,343	9,843	(1,598)	8,245	4,786
Cold Spring Homes	Garden	Oct-07	Cold Springs, KY	2000	30	118	(433)	1,129	118	696	814	(383)	431	719
Community Circle II	Garden	Jan-06	Cleveland, OH	1975	129	263	4,699	962	263	5,661	5,924	(3,517)	2,407	3,275
Copperwood I Apartments	Garden	Apr-06	The Woodlands, TX	1980	150	390	8,373	4,879	363	13,279	13,642	(9,980)	3,662	5,529
Copperwood II Apartments	Garden	Oct-05	The Woodlands, TX	1981	150	452	5,552	3,442	459	8,987	9,446	(3,917)	5,529	5,704
Country Club Heights	Garden	Mar-04	Quincy, IL	1976	200	676	5,715	4,872	675	10,588	11,263	(4,294)	6,969	7,027
Country Commons	Garden	Jan-06	Bensalem, PA	1972	352	1,853	17,657	4,493	1,853	22,150	24,003	(11,635)	12,368	12,633
Courtyard	Mid Rise	Jan-06	Cincinnati, OH	1980	137	1,362	4,876	548	1,362	5,424	6,786	(3,324)	3,462	3,787
Courtyards at Kirnwood	Garden	Jan-10	DeSoto, TX	1997	198	861	4,881	—	861	4,881	5,742	(516)	5,226	4,397
Courtyards of Arlington	Garden	Jan-10	Arlington, TX	1996	140	758	4,293	—	758	4,293	5,051	(286)	4,765	2,943
Crevenna Oaks	Town Home	Jan-06	Burke, VA	1979	50	355	4,849	247	355	5,096	5,451	(1,436)	4,015	3,197
Crockett Manor	Garden	Mar-04	Trenton, TN	1982	38	42	1,395	73	130	1,380	1,510	(115)	1,395	978
Cumberland Court	Garden	Jan-06	Harrisburg, PA	1975	108	379	4,040	863	379	4,903	5,282	(3,490)	1,792	1,228
Darby Townhouses	Town Home	Jan-10	Sharon Hill, PA	1970	172	1,298	11,115	218	1,298	11,333	12,631	(4,241)	8,390	5,504
Daugette Tower	High Rise	Mar-02	Gadsden, AL	1979	100	540	2,178	1,841	540	4,019	4,559	(1,462)	3,097	—
Day Meadows	Garden	Jan-10	Mountain Home, ID	1978	44	270	1,530	11	270	1,541	1,811	(81)	1,730	956
Denny Place	Garden	Mar-02	North Hollywood, CA	1984	17	394	1,579	146	394	1,725	2,119	(542)	1,577	1,111
Douglas Landing	Garden	Oct-07	Austin, TX	1999	96	750	4,250	95	750	4,345	5,095	(502)	4,593	3,902
Elmwood	Garden	Jan-06	Athens, AL	1981	80	346	2,643	426	346	3,069	3,415	(1,793)	1,622	1,860
Fairwood	Garden	Jan-06	Carmichael, CA	1979	86	176	5,264	460	176	5,724	5,900	(3,729)	2,171	2,364
Fountain Place	Mid Rise	Jan-06	Connersville, IN	1980	102	440	2,091	2,914	378	5,067	5,445	(751)	4,694	1,121
Fox Run	Garden	Mar-02	Orange, TX	1983	70	420	1,992	1,050	420	3,042	3,462	(1,166)	2,296	2,549
Foxfire	Garden	Jan-06	Jackson, MI	1975	160	856	6,853	2,505	856	9,358	10,214	(5,660)	4,554	1,611
Franklin Square School Apts	Mid Rise	Jan-06	Baltimore, MD	1888	65	566	3,581	259	566	3,840	4,406	(2,271)	2,135	3,898
Friendset Apartments	High Rise	Jan-06	Brooklyn, NY	1979	259	550	16,825	1,873	550	18,698	19,248	(11,001)	8,247	14,095

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Frio	Garden	Jan-06	Pearsall, TX	1980	63	327	2,207	419	327	2,626	2,953	(1,855)	1,098	1,109
Gates Manor	Garden	Mar-04	Clinton, TN	1981	80	266	2,225	927	264	3,154	3,418	(1,355)	2,063	2,381
Glens, The	Garden	Jan-06	Rock Hill, SC	1982	88	839	4,135	1,187	839	5,322	6,161	(3,939)	2,222	3,723
Gotham Apts	Garden	Jan-10	Kansas City, MO	1930	105	471	5,419	79	471	5,498	5,969	(3,334)	2,635	3,408
Greenbriar	Garden	Jan-06	Indianapolis, IN	1980	121	812	3,272	396	812	3,668	4,480	(2,583)	1,897	3,266
Hamlin Estates	Garden	Mar-02	North Hollywood, CA	1983	30	1,010	1,691	262	1,010	1,953	2,963	(754)	2,209	1,349
Hanover Square	High Rise	Jan-06	Baltimore, MD	1980	199	1,656	9,575	510	1,656	10,085	11,741	(6,567)	5,174	10,500
Harris Park Apartments	Garden	Dec-97	Rochester, NY	1968	114	475	2,786	1,321	475	4,107	4,582	(1,959)	2,623	42
Hatillo Housing	Mid Rise	Jan-06	Hatillo, PR	1982	64	202	2,875	515	202	3,390	3,592	(1,939)	1,653	1,358
Henna Townhomes	Garden	Oct-07	Round Rock, TX	1999	160	1,716	9,197	270	1,736	9,447	11,183	(1,132)	10,051	5,874
Hopkins Village	Mid Rise	Sep-03	Baltimore, MD	1979	165	438	5,973	3,593	549	9,455	10,004	(1,808)	8,196	9,100
Hudson Gardens	Garden	Mar-02	Pasadena, CA	1983	41	914	1,548	607	914	2,155	3,069	(732)	2,337	408
Ingram Square	Garden	Jan-06	San Antonio, TX	1980	120	630	3,137	5,863	630	9,000	9,630	(2,228)	7,402	3,825
James Court	Garden	Jan-10	Meridian, ID	1978	50	345	1,955	9	345	1,964	2,309	(101)	2,208	1,925
JFK Towers	Mid Rise	Jan-06	Durham, NC	1983	177	750	7,970	872	750	8,842	9,592	(5,001)	4,591	5,736
Kephart Plaza	High Rise	Jan-06	Lock Haven, PA	1978	101	609	3,796	569	609	4,365	4,974	(3,131)	1,843	1,650
King Bell Apartments	Garden	Jan-06	Milwaukie, OR	1982	62	204	2,497	205	204	2,702	2,906	(1,535)	1,371	1,599
Kirkwood House	High Rise	Sep-04	Baltimore, MD	1979	261	1,281	9,358	8,143	1,338	17,444	18,782	(3,162)	15,620	16,000
La Salle	Garden	Oct-00	San Francisco, CA	1976	145	1,841	19,568	17,382	1,866	36,925	38,791	(15,711)	23,080	16,093
La Vista	Garden	Jan-06	Concord, CA	1981	75	565	4,448	4,230	581	8,662	9,243	(1,438)	7,805	5,418
Lafayette Square	Garden	Jan-06	Camden, SC	1978	72	142	1,875	98	142	1,973	2,115	(1,664)	451	236
Lake Avenue Commons	Garden	Jan-10	Cleveland, OH	1982	79	488	2,763	—	488	2,763	3,251	(158)	3,093	3,070
Landau	Garden	Oct-05	Clinton, SC	1970	80	1,293	1,429	320	1,293	1,749	3,042	(1,770)	1,272	228
Laurelwood	Garden	Jan-06	Morristown, TN	1981	65	75	1,870	224	75	2,094	2,169	(1,350)	819	1,320
Lock Haven Gardens	Garden	Jan-06	Lock Haven, PA	1979	150	1,163	6,045	666	1,163	6,711	7,874	(4,894)	2,980	2,359
Locust House	High Rise	Mar-02	Westminster, MD	1979	99	650	2,604	851	650	3,455	4,105	(1,228)	2,877	2,084
Long Meadow	Garden	Jan-06	Cheraw, SC	1973	56	158	1,342	214	158	1,556	1,714	(1,232)	482	165
Loring Towers	High Rise	Oct-02	Minneapolis, MN	1975	230	1,297	7,445	7,643	886	15,499	16,385	(4,787)	11,598	10,501
Loring Towers Apartments	High Rise	Sep-03	Salem, MA	1973	250	129	14,050	6,599	187	20,591	20,778	(4,763)	16,015	15,786
Maunakea Tower	High Rise	Jan-10	Honolulu, HI	1976	380	7,995	45,305	3,702	7,995	49,007	57,002	(2,074)	54,928	34,957
Michigan Beach	Garden	Oct-07	Chicago, IL	1958	239	2,225	10,797	978	2,225	11,775	14,000	(4,011)	9,989	5,576
Mill Pond	Mid Rise	Jan-06	Taunton, MA	1982	49	80	2,704	319	80	3,023	3,103	(1,768)	1,335	983
Mill Run	Garden	Jan-10	Mobile, AL	1983	50	293	2,569	42	293	2,611	2,904	(818)	2,086	1,466
Miramar Housing	High Rise	Jan-06	Ponce, PR	1983	96	367	5,085	425	367	5,510	5,877	(3,099)	2,778	2,769
Montblanc Gardens	Town Home	Dec-03	Yauco, PR	1982	128	391	3,859	1,010	391	4,869	5,260	(2,645)	2,615	3,252
Monticello Manor	Garden	Jan-10	San Antonio, TX	1998	154	647	3,665	—	647	3,665	4,312	(250)	4,062	3,935
Moss Gardens	Mid Rise	Jan-06	Lafayette, LA	1980	114	524	3,818	824	524	4,642	5,166	(3,174)	1,992	1,946
New Baltimore	Mid Rise	Mar-02	New Baltimore, MI	1980	101	888	2,360	5,157	896	7,509	8,405	(1,905)	6,500	2,179
Newberry Park	Garden	Dec-97	Chicago, IL	1995	84	1,380	7,632	486	1,380	8,118	9,498	(2,972)	6,526	7,299
Nintey Five Vine Street	Garden	Jan-10	Hartford, CT	1800	31	188	1,062	626	188	1,688	1,876	(104)	1,772	1,055
Northpoint	Garden	Jan-00	Chicago, IL	1921	305	2,280	14,334	16,706	2,510	30,810	33,320	(16,997)	16,323	19,101
Northwinds, The	Garden	Mar-02	Wytheville, VA	1978	144	500	2,012	575	500	2,587	3,087	(1,466)	1,621	1,466
Oakwood Manor	Garden	Mar-04	Milan, TN	1984	34	95	498	18	103	508	611	(140)	471	316
O’Neil	High Rise	Jan-06	Troy, NY	1978	115	88	4,067	864	88	4,931	5,019	(3,452)	1,567	2,595
Overbrook Park	Garden	Jan-06	Chillicothe, OH	1981	50	136	2,282	311	136	2,593	2,729	(1,458)	1,271	1,432
Oxford House	Mid Rise	Mar-02	Deactur, IL	1979	156	993	4,164	928	993	5,092	6,085	(2,109)	3,976	2,627
Panorama Park	Garden	Mar-02	Bakersfield, CA	1982	66	621	5,520	884	619	6,406	7,025	(1,687)	5,338	2,255
Parc Chateau I	Garden	Jan-06	Lithonia, GA	1973	86	592	1,442	521	592	1,963	2,555	(1,861)	694	359
Parc Chateau II	Garden	Jan-06	Lithonia, GA	1974	88	596	2,965	497	596	3,462	4,058	(2,626)	1,432	361
Park Place	Mid Rise	Jun-05	St Louis, MO	1977	242	742	6,327	9,798	705	16,162	16,867	(10,003)	6,864	9,423
Park Vista	Garden	Oct-05	Anaheim, CA	1958	392	6,155	25,929	4,822	6,155	30,751	36,906	(7,763)	29,143	37,656

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Parkways, The	Garden	Jun-04	Chicago, IL	1925	446	3,684	23,257	18,115	3,427	41,629	45,056	(14,959)	30,097	21,209
Patman Switch	Garden	Jan-06	Hughes Springs, TX	1978	82	727	1,382	616	727	1,998	2,725	(1,589)	1,136	1,229
Pavilion	High Rise	Mar-04	Philadelphia, PA	1976	296	—	15,416	1,471	—	16,887	16,887	(4,984)	11,903	8,680
Peachwood Place	Garden	Oct-07	Waycross, GA	1999	72	390	748	82	390	830	1,220	(159)	1,061	737
Pinebluff Village	Mid Rise	Jan-06	Salisbury, MD	1980	151	1,112	7,177	758	1,112	7,935	9,047	(5,801)	3,246	1,893
Pinewood Place	Garden	Mar-02	Toledo, OH	1979	99	420	1,698	1,276	420	2,974	3,394	(1,408)	1,986	1,992
Pleasant Hills	Garden	Apr-05	Austin, TX	1982	100	1,188	2,631	3,529	1,229	6,119	7,348	(2,237)	5,111	3,171
Plummer Village	Mid Rise	Mar-02	North Hills, CA	1983	75	624	2,647	1,637	667	4,241	4,908	(1,968)	2,940	2,560
Portner Place	Town Home	Jan-06	Washington, DC	1980	48	697	3,753	142	697	3,895	4,592	(431)	4,161	6,348
Pride Gardens	Garden	Dec-97	Flora, MS	1975	76	102	1,071	1,753	102	2,824	2,926	(1,586)	1,340	1,062
Rancho California	Garden	Jan-06	Temecula, CA	1984	55	488	5,462	307	488	5,769	6,257	(3,035)	3,222	4,480
Ridgewood Towers	High Rise	Mar-02	East Moline, IL	1977	140	698	2,803	818	698	3,621	4,319	(1,418)	2,901	1,418
River Village	High Rise	Jan-06	Flint, MI	1980	340	1,756	13,877	3,599	1,756	17,476	19,232	(11,075)	8,157	6,929
River’s Edge	Town Home	Jan-06	Greenville, MI	1983	49	311	2,097	391	311	2,488	2,799	(1,731)	1,068	521
Riverwoods	High Rise	Jan-06	Kankakee, IL	1983	125	590	4,932	3,475	598	8,399	8,997	(1,678)	7,319	4,702
Round Barn	Garden	Mar-02	Champaign, IL	1979	156	947	5,134	5,764	810	11,035	11,845	(2,565)	9,280	5,078
San Jose Apartments	Garden	Sep-05	San Antonio, TX	1970	220	404	5,770	11,459	234	17,399	17,633	(4,471)	13,162	5,069
San Juan Del Centro	Mid Rise	Sep-05	Boulder, CO	1971	150	243	7,110	12,574	438	19,489	19,927	(5,060)	14,867	11,259
Sandy Hill Terrace	High Rise	Mar-02	Norristown, PA	1980	175	1,650	6,599	2,874	1,650	9,473	11,123	(3,341)	7,782	3,351
Sandy Springs	Garden	Mar-05	Macon, GA	1979	74	366	1,522	1,451	366	2,973	3,339	(1,876)	1,463	1,894
Santa Maria	Garden	Jan-10	San German, PR	1983	86	368	2,087	—	368	2,087	2,455	(390)	2,065	2,343
School Street	Mid Rise	Jan-06	Taunton, MA	1920	75	219	4,335	670	219	5,005	5,224	(2,890)	2,334	2,116
Shoreview	Garden	Oct-99	San Francisco, CA	1976	156	1,498	19,071	18,772	1,476	37,865	39,341	(16,745)	22,596	17,391
South Bay Villa	Garden	Mar-02	Los Angeles, CA	1981	80	663	2,770	4,383	1,352	6,464	7,816	(4,055)	3,761	3,018
St. George Villas	Garden	Jan-06	St. George, SC	1984	40	86	1,025	147	86	1,172	1,258	(822)	436	483
Stonegate Apts	Mid Rise	Jul-09	Indianapolis, IN	1920	52	255	3,610	353	255	3,963	4,218	(920)	3,298	1,931
Sumler Terrace	Garden	Jan-06	Norfolk, VA	1976	126	215	4,400	671	215	5,071	5,286	(3,836)	1,450	1,191
Summit Oaks	Town Home	Jan-06	Burke, VA	1980	50	382	4,930	311	382	5,241	5,623	(1,513)	4,110	3,189
Suntree	Garden	Jan-06	St. Johns, MI	1980	121	403	6,488	2,012	403	8,500	8,903	(4,744)	4,159	530
Tabor Towers	Mid Rise	Jan-06	Lewisburg, WV	1979	84	163	3,360	384	163	3,744	3,907	(2,263)	1,644	1,906
Tamarac Apartments I	Garden	Nov-04	Woodlands, TX	1980	144	140	2,775	3,650	363	6,202	6,565	(2,451)	4,114	4,117
Tamarac Apartments II	Garden	Nov-04	Woodlands, TX	1980	156	142	3,195	4,064	266	7,135	7,401	(2,786)	4,615	4,460
Terraces	Mid Rise	Jan-06	Kettering, OH	1979	102	1,561	2,815	1,126	1,561	3,941	5,502	(2,652)	2,850	2,472
Terry Manor	Mid Rise	Oct-05	Los Angeles, CA	1977	170	1,775	5,848	6,674	1,997	12,300	14,297	(5,810)	8,487	6,859
Tompkins Terrace	Garden	Oct-02	Beacon, NY	1974	193	872	6,827	13,333	872	20,160	21,032	(4,632)	16,400	8,211
Trestletree Village	Garden	Mar-02	Atlanta, GA	1981	188	1,150	4,655	1,838	1,150	6,493	7,643	(2,355)	5,288	2,793
Underwood Elderly	High Rise	Jan-10	Hartford, CT	1982	136	2,274	7,238	580	2,274	7,818	10,092	(3,380)	6,712	6,203
Underwood Family	Town Home	Jan-10	Hartford, CT	1982	25	830	1,505	44	830	1,549	2,379	(729)	1,650	1,582
University Square	High Rise	Mar-05	Philadelphia, PA	1978	442	702	12,201	12,809	702	25,010	25,712	(9,800)	15,912	18,405
Van Nuys Apartments	High Rise	Mar-02	Los Angeles, CA	1981	299	4,253	21,226	20,286	3,575	42,190	45,765	(7,748)	38,017	22,224
Verdes Del Oriente	Garden	Jan-10	San Pedro, CA	1976	113	1,100	7,044	105	1,100	7,149	8,249	(2,841)	5,408	5,471
Vicente Geigel Polanco	Garden	Jan-10	Isabela, PR	1983	80	361	2,044	—	361	2,044	2,405	(203)	2,202	2,277
Victory Square	Garden	Mar-02	Canton, OH	1975	81	215	889	719	215	1,608	1,823	(728)	1,095	833
Villa de Guadalupe	Garden	Jan-10	San Jose, CA	1982	101	1,770	8,456	31	1,770	8,487	10,257	(3,517)	6,740	6,980
Village Oaks	Mid Rise	Jan-06	Catonsville, MD	1980	181	2,127	5,188	1,895	2,127	7,083	9,210	(4,997)	4,213	4,252
Village of Kaufman	Garden	Mar-05	Kaufman, TX	1981	68	370	1,606	689	370	2,295	2,665	(846)	1,819	1,843
Villas of Mount Dora	Garden	Jan-10	Mt. Dora, FL	1979	70	323	1,828	—	323	1,828	2,151	(156)	1,995	1,704
Vista Park Chino	Garden	Mar-02	Chino, CA	1983	40	380	1,521	440	380	1,961	2,341	(776)	1,565	3,120
Wah Luck House	High Rise	Jan-06	Washington, DC	1982	153	—	8,690	553	—	9,243	9,243	(2,723)	6,520	8,613
Walnut Hills	High Rise	Jan-06	Cincinnati, OH	1983	198	888	5,608	5,176	826	10,846	11,672	(2,599)	9,073	5,600
Wasco Arms	Garden	Mar-02	Wasco, CA	1982	78	625	2,519	1,050	625	3,569	4,194	(1,564)	2,630	3,103

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Washington Square West	Mid Rise	Sep-04	Philadelphia, PA	1982	132	555	11,169	6,078	582	17,220	17,802	(9,279)	8,523	3,824
Westwood Terrace	Mid Rise	Mar-02	Moline, IL	1976	97	720	3,242	664	720	3,906	4,626	(1,356)	3,270	1,488
White Cliff	Garden	Mar-02	Lincoln Heights, OH	1977	72	215	938	446	215	1,384	1,599	(639)	960	996
Whitefield Place	Garden	Apr-05	San Antonio, TX	1980	80	223	3,151	2,570	219	5,725	5,944	(2,387)	3,557	2,226
Wilkes Towers	High Rise	Mar-02	North Wilkesboro, NC	1981	72	410	1,680	514	410	2,194	2,604	(845)	1,759	1,870
Willow Wood	Garden	Mar-02	North Hollywood, CA	1984	19	1,051	840	208	1,051	1,048	2,099	(350)	1,749	1,057
Winnsboro Arms	Garden	Jan-06	Winnsboro, SC	1978	60	272	1,697	298	272	1,995	2,267	(1,572)	695	112
Winter Gardens	High Rise	Mar-04	St Louis, MO	1920	112	300	3,072	4,489	300	7,561	7,861	(1,531)	6,330	3,732
Woodland	Garden	Jan-06	Spartanburg, SC	1972	100	182	663	1,438	182	2,101	2,283	(590)	1,693	—
Woodland Hills	Garden	Oct-05	Jackson, MI	1980	125	541	3,875	4,275	321	8,370	8,691	(3,584)	5,107	3,589
Woodlands	Garden	Jan-10	Whistler, AL	1983	50	213	2,277	29	213	2,306	2,519	(765)	1,754	1,540

Total Affordable Properties					19,970	125,826	863,887	425,593	124,808	1,290,498	1,415,306	(503,076)	912,230	726,373

Other(5)					—	1,038	2,470	3,693	2,068	5,136	7,204	(2,924)	4,280	—

Total Continuing Operations					83,174	2,028,511	4,444,373	2,591,567	2,084,713	6,979,741	9,064,454	(2,766,392)	6,298,062	5,291,612

Discontinued Operations:
Conventional Properties:
Breakers, The	Garden	Oct-98	Daytona Beach, FL	1985	208	1,008	5,507	3,349	1,008	8,856	9,864	(4,261)	5,603	6,207
Colonnade Gardens	Garden	Oct-97	Phoenix, AZ	1973	196	766	4,346	3,011	766	7,357	8,123	(4,004)	4,119	1,464
Country Lakes I	Garden	Apr-01	Naperville, IL	1982	240	8,512	10,832	3,422	8,512	14,254	22,766	(5,882)	16,884	14,367
Country Lakes II	Garden	May-97	Naperville, IL	1986	400	5,165	29,430	6,072	5,165	35,502	40,667	(15,568)	25,099	24,539
Ferntree	Garden	Mar-01	Phoenix, AZ	1968	219	2,078	13,752	3,462	2,079	17,213	19,292	(7,186)	12,106	6,977
Fisherman’s Village	Garden	Jan-06	Indianapolis, IN	1982	328	2,156	9,936	3,023	2,156	12,959	15,115	(7,618)	7,497	6,350
Hampden Heights	Garden	Jan-00	Denver, CO	1973	376	3,224	12,905	6,885	3,453	19,561	23,014	(9,518)	13,496	13,639
Harbour, The	Garden	Mar-01	Melbourne, FL	1987	162	4,108	3,563	6,360	4,108	9,923	14,031	(3,661)	10,370	—
Hidden Harbour	Garden	Oct-02	Melbourne, FL	1985	216	1,444	7,590	5,500	1,444	13,090	14,534	(4,211)	10,323	—
Lamplighter Park	Garden	Apr-00	Bellevue, WA	1967	174	2,225	9,272	4,513	2,225	13,785	16,010	(7,046)	8,964	10,444
One Lytle Place	High Rise	Jan-00	Cincinnati, OH	1980	231	2,662	21,800	12,916	2,662	34,716	37,378	(14,193)	23,185	15,450
Pines, The	Garden	Oct-98	Palm Bay, FL	1984	216	603	3,318	2,830	603	6,148	6,751	(2,701)	4,050	1,896
Shadow Creek	Garden	May-98	Mesa, AZ	1984	266	2,016	11,886	4,017	2,016	15,903	17,919	(8,416)	9,503	—
Sun River Village	Garden	Oct-99	Tempe, AZ	1981	334	2,367	13,303	4,157	2,367	17,460	19,827	(9,273)	10,554	10,467
Timbertree	Garden	Oct-97	Phoenix, AZ	1979	387	2,292	13,000	6,728	2,292	19,728	22,020	(10,752)	11,268	4,062
Westway Village	Garden	May-98	Houston, TX	1977	326	2,921	11,384	3,503	2,921	14,887	17,808	(7,395)	10,413	7,677
Willow Park on Lake Adelaide	Garden	Oct-99	Altamonte Springs, FL	1972	185	1,225	7,357	3,519	1,224	10,877	12,101	(6,063)	6,038	6,716

Total Conventional Properties:					4,464	44,772	189,181	83,267	45,001	272,219	317,220	(127,748)	189,472	130,255
Affordable Properties:
Brittany Apartments	Garden	Jan-10	Raytown, MO	1971	144	465	2,635	—	465	2,635	3,100	(194)	2,906	2,138
Calvert City	Garden	Jan-10	Calvert City, KY	1980	60	128	694	11	128	705	833	(663)	170	711
Clisby Towers	Mid Rise	Jan-06	Macon, GA	1980	52	524	1,970	272	524	2,242	2,766	(1,736)	1,030	881
Club, The	Garden	Jan-06	Lexington, NC	1972	87	498	2,128	688	498	2,816	3,314	(2,142)	1,172	235
Delhaven Manor	Mid Rise	Mar-02	Jackson, MS	1983	104	575	2,304	2,046	575	4,350	4,925	(1,923)	3,002	3,625
Fairburn and Gordon I	Garden	Jan-10	Atlanta, GA	1969	102	143	1,941	292	143	2,233	2,376	(1,509)	867	—
Fairburn and Gordon II	Garden	Jan-06	Atlanta, GA	1969	58	439	1,360	484	439	1,844	2,283	(1,568)	715	—
Georgetown Woods	Garden	Jan-10	Indianapolis, IN	1993	90	375	2,125	—	375	2,125	2,500	(175)	2,325	2,118
Kubasek Trinity Manor	High Rise	Jan-06	Yonkers, NY	1981	130	54	8,308	1,864	54	10,172	10,226	(5,341)	4,885	4,671
Madisonville	Garden	Jan-10	Madisonville, KY	1981	60	73	367	86	73	453	526	(498)	28	589
Northlake Village	Garden	Oct-00	Lima, OH	1971	150	487	1,317	1,886	487	3,203	3,690	(1,987)	1,703	—
Oakbrook	Garden	Jan-08	Topeka, KS	1979	170	550	2,915	885	550	3,800	4,350	(773)	3,577	2,636
Oswego Village	Garden	Jan-10	Columbia, PA	1979	68	392	2,221	—	392	2,221	2,613	(140)	2,473	1,395
Park — Joplin Apartments	Garden	Oct-07	Joplin, MO	1974	192	1,154	5,539	402	1,154	5,941	7,095	(924)	6,171	3,165

						(2)		(3)
		(1)				Initial Cost		Cost Capitalized	December 31, 2010
	Property	Date		Year	Number		Buildings and	Subsequent to		Buildings and	(4)	Accumulated	Total Cost
Property Name	Type	Consolidated	Location	Built	of Units	Land	Improvements	Consolidation	Land	Improvements	Total	Depreciation (AD)	Net of AD	Encumbrances
	(In thousands except unit data)

Post Street Apartments	High Rise	Jan-06	Yonkers, NY	1930	56	148	3,315	461	148	3,776	3,924	(2,407)	1,517	1,518
Rosedale Court Apartments	Garden	Mar-04	Dawson Springs, KY	1981	40	194	1,177	222	194	1,399	1,593	(612)	981	858
Sherman Hills	High Rise	Jan-06	Wilkes-Barre, PA	1976	344	2,039	15,549	1,560	2,036	17,111	19,147	(13,910)	5,237	2,686
Springfield Villas	Garden	Oct-07	Lockhart, TX	1999	32	—	1,153	86	—	1,239	1,239	(44)	1,195	828
Vintage Crossing	Town Home	Mar-04	Cuthbert, GA	1985	50	188	1,058	571	188	1,629	1,817	(1,051)	766	1,614
Wickford	Garden	Mar-04	Henderson, NC	1983	44	247	946	198	247	1,144	1,391	(493)	898	1,441
Wilderness Trail	High Rise	Mar-02	Pineville, KY	1983	124	1,010	4,048	739	1,010	4,787	5,797	(1,391)	4,406	4,377
Woodcrest	Garden	Dec-97	Odessa, TX	1972	80	41	229	718	41	945	986	(786)	200	430

Total Affordable Properties					2,237	9,724	63,299	13,471	9,721	76,770	86,491	(40,267)	46,224	35,916

Total Discontinued Operations					6,701	54,496	252,480	96,738	54,722	348,989	403,711	(168,015)	235,696	166,171

Total					89,875	$2,083,007	$4,696,853	$2,688,305	$2,139,435	$7,328,730	$9,468,165	$(2,934,407)	$6,533,758	$5,457,783

(1)	Date we acquired the property or first consolidated the partnership which owns the property.

(2)	Initial cost includes the tendering costs to acquire the minority interest share of our consolidated real estate partnerships.

(3)	Costs capitalized subsequent to consolidation includes costs capitalized since acquisition or first consolidation of the partnership/property.

(4)	The aggregate cost of land and depreciable property for federal income tax purposes was approximately $3.8 billion at December 31, 2010.

(5)	Other includes land parcels, commercial properties and other related costs. We exclude such properties from our residential unit counts.

AIMCO PROPERTIES, L.P.

SCHEDULE III: REAL ESTATE AND ACCUMULATED DEPRECIATION
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Real Estate
Balance at beginning of year	$9,718,978	$11,000,496	$12,420,200
Additions during the year:
Newly consolidated assets and acquisition of limited partnership interests(1)	69,410	19,683	31,447
Acquisitions	—	—	107,445
Capital additions	175,329	275,444	665,233
Deductions during the year:
Casualty and other write-offs(2)	(15,865)	(43,134)	(130,595)
Sales	(479,687)	(1,533,511)	(2,093,234)

Balance at end of year	$9,468,165	$9,718,978	$11,000,496

Accumulated Depreciation
Balance at beginning of year	$2,723,339	$2,814,992	$3,047,211
Additions during the year:
Depreciation	422,099	478,550	497,395
Newly consolidated assets and acquisition of limited partnership interests(1)	(12,348)	(2,763)	(22,256)
Deductions during the year:
Casualty and other write-offs	(4,831)	(5,200)	(1,838)
Sales	(193,852)	(562,240)	(705,520)

Balance at end of year	$2,934,407	$2,723,339	$2,814,992

(1)	Includes the effect of newly consolidated assets, acquisition of limited partnership interests and related activity.

(2)	Casualty and other write-offs in 2008 include impairments totaling $91.1 million related to our Lincoln Place and Pacific Bay Vistas properties.

ANNEX J

SUMMARY OF APPRAISAL — TABLE

Lazy Hollow Apartments

Appraised Value
(as of October 1,
Valuation Methodology	2011)	Material Assumptions

Income Capitalization Approach — Direct Capitalization Analysis	$27,200,000	•	potential gross income from apartment unit rentals of $239,915 per month or $2,878,980 for the appraised year;

		•	a loss to lease allowance of 3.0% of the gross rent potential;

		•	rent concessions of 1.1% of the gross rent potential;

		•	a combined vacancy and collection loss allowance of 5.0%;

		•	an administrative use cost of $1,350 per month or $16,200 per year;

		•	other income of $1,350 per unit;

		•	total expenses of $1,206,880;

		•	capitalization rate of 6.0%.

Sales Comparison Approach	$26,900,000	•	KTR examined and analyzed the sales of three low-rise garden style apartments within the Baltimore MSA as part of its analysis of regional apartment sales.

		•	The sales reflected per unit unadjusted sales prices ranging from $120,047 to $151,479. After adjustment, the comparable sales illustrated a range from $146,250 to $154,071 per unit with a median adjusted sale price of $151,101 per unit.

		•	The sale which required the least aggregate and net adjustment was accorded the most significance. The adjusted indicators exhibited by this sale was $151,101 per unit. When tempered against the indicators exhibited by the remaining sales, a value indication of approximately $151,000 per unit was indicated.

		•	KTR estimated a value of $151,000 per unit for the Lazy Hollow Apartments.

		•	Applied to the Lazy Hollow’s 178 units, this resulted in KTR’s total value estimate for the Lazy Hollow of approximately $26,900,000.

J-1